File No. 811-04347
As filed with the Securities and Exchange Commission on
June 26, 2009

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM N-1A
REGISTRATION STATEMENT UNDER THE INVESTMENT
COMPANY ACT OF 1940
Amendment No. 170                             ☑
(Check appropriate box or boxes)
GMO Trust
(Exact name of registrant as specified in charter)
c/o GMO Trust, 40 Rowes Wharf, Boston, Massachusetts 02110
(Address of principal executive offices)
(617) 330-7500
(Registrant’s Telephone Number, including Area Code)

J.B. Kittredge, Esq.
GMO Trust
40 Rowes Wharf
Boston, Massachusetts 02110
(Name and address of agent for service)

Copy to:
Thomas R. Hiller, Esq.
Ropes & Gray LLP
One International Place
Boston, Massachusetts 02110
It is intended that this filing become effective immediately upon filing in accordance with Section 8 of the Investment Company Act of 1940.

THIS FILING RELATES SOLELY TO GMO TAIWAN FUND, GMO SHORT-DURATION COLLATERAL FUND, GMO SPECIAL PURPOSE HOLDING FUND, GMO WORLD OPPORTUNITY OVERLAY FUND, GMO ALTERNATIVE ASSET OPPORTUNITY FUND, GMO FLEXIBLE EQUITIES FUND, AND GMO SPECIAL SITUATIONS FUND; IT IS INTENDED THAT NO INFORMATION RELATING TO ANY OTHER SERIES OF GMO TRUST IS AMENDED OR SUPERSEDED HEREBY.

PRIVATE PLACEMENT MEMORANDUM
June 26, 2009
GMO Alternative Asset Opportunity Fund
40 Rowes Wharf, Boston, Massachusetts 02110
          GMO Alternative Asset Opportunity Fund (the “Fund”) is a separate investment portfolio of GMO Trust (the “Trust”). The Trust is an open-end management investment company and operates as a “series investment company” that consists of separate series of investment portfolios, including the Fund. Other portfolios are described in separate prospectuses or private placement memoranda. At this time, the Fund does not intend to offer its shares publicly or to make them available other than to other funds of the Trust (“GMO Funds”) and certain other accredited investors.
Investment Manager
Grantham, Mayo, Van Otterloo & Co. LLC

          This Private Placement Memorandum concisely describes the information which you ought to know about the Fund before investing. Please read this memorandum carefully and keep it for further reference. A Statement of Additional Information dated June 26, 2009, as revised from time to time (“SAI”), is available free of charge by writing to GMO Shareholder Services, 40 Rowes Wharf, Boston, Massachusetts 02110 or by calling 1-617-346-7646. The SAI, which contains more detailed information about the Fund, has been filed with the Securities and Exchange Commission (“SEC”) and is incorporated by reference into this Private Placement Memorandum.
          THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE TRANSFERRED OR RESOLD UNLESS SO REGISTERED OR IN TRANSACTIONS EXEMPT THEREFROM. HOWEVER, THE SECURITIES ARE REDEEMABLE AS DESCRIBED IN THIS PRIVATE PLACEMENT MEMORANDUM. IN CERTAIN CASES INVESTORS MAY BE REDEEMED “IN-KIND” AND RECEIVE PORTFOLIO SECURITIES HELD BY THE FUND IN LIEU OF CASH UPON REDEMPTION.
          THIS PRIVATE PLACEMENT MEMORANDUM AND THE INFORMATION CONTAINED HEREIN ARE FOR THE EXCLUSIVE USE OF THE RECIPIENT FOR THE SOLE PURPOSE OF EVALUATING THE PRIVATE PLACEMENT OF SHARES OF THE FUND DESCRIBED HEREIN. IT MAY NOT BE REPRODUCED, PROVIDED, OR DISCLOSED TO OTHERS, OR USED FOR ANY OTHER PURPOSE, WITHOUT WRITTEN AUTHORIZATION, AND DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SHARES OF THE FUND TO ANY ENTITY OR INDIVIDUAL NOT POSSESSING THE QUALIFICATIONS DESCRIBED IN THIS MEMORANDUM.
          NO PERSON HAS BEEN AUTHORIZED TO MAKE ANY REPRESENTATIONS OR PROVIDE ANY INFORMATION WITH RESPECT TO THE SHARES EXCEPT SUCH INFORMATION AS IS CONTAINED IN THIS MEMORANDUM AND IN THE SAI OR IN OTHER MATERIALS APPROVED BY THE TRUST. NO SALES MADE IN RELIANCE ON THIS DOCUMENT SHALL UNDER ANY CIRCUMSTANCES CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN MATTERS DISCUSSED HEREIN SINCE THE DATE HEREOF.

FUND SUMMARY
          This summary is not all-inclusive, and the Fund may make investments, employ strategies, and be exposed to risks that are not described in this summary. More information about the Fund’s investments and strategies is contained in the SAI. Except for policies identified in the SAI as “fundamental,” the Fund’s Board of Trustees (“Trustees”) may change the Fund’s investment objective or policies without shareholder approval. The Fund’s investment manager is Grantham, Mayo, Van Otterloo & Co. LLC (the “Manager” or “GMO”) (see “Management of the Fund” below for a description of the Manager). The Fund’s performance may be extremely volatile, and therefore the Fund should only be considered as part of a diversified portfolio of other assets and should not be your sole or primary investment. You should be willing to assume the risk of potentially significant short-term fluctuations in the value of the Fund’s shares.
          Investment objective
          Total return greater than that of its benchmark.
          Principal investment strategies
          The Fund seeks indirect exposure to investment returns of commodities and, from time to time, other alternative asset classes (e.g., currencies). In pursuing its objective, the Fund typically has exposure to both long and short positions in commodities. “Commodities” include a range of assets with tangible properties, including oil, natural gas, agricultural products (e.g., wheat, corn, and livestock), precious metals (e.g., gold and silver), industrial metals (e.g., copper), and softs (e.g., cocoa, coffee, and sugar).
          The Fund’s investment program has two primary components. One component is intended to gain indirect exposure to the commodity markets through the Fund’s investments in a wholly owned subsidiary company (as discussed below), which, in turn, invests in various commodity-related derivatives. This first component normally has two subcomponents. One subcomponent typically consists of investments in swap contracts on broad-based commodities indices. The purpose of these investments is to gain and manage exposure to the Dow Jones-UBS Commodity Index, the commodity component of the Fund’s benchmark. The second subcomponent primarily consists of active long or short positions in commodity futures contracts to seek to add value relative to the Dow Jones-UBS Commodity Index. The Fund also may seek to add value by taking active positions in other exchange-traded and over-the-counter (“OTC”) commodity-related derivatives, including options on commodity futures. In taking these active positions, the Manager applies two basic principles: (i) commodity prices exhibit trends and (ii) commodity prices exhibit mean reversion. The Fund also may use, directly or indirectly through its wholly owned subsidiary, a wide variety of other exchange-traded and OTC derivatives that are not linked to the value of a commodity or other commodity-related instrument (including financial futures, options, and swap contracts).
          To add value relative to the Fund’s benchmark, the Manager uses proprietary models to identify trends in commodity prices. The factors considered and models used by the Manager may change over time.
          The second component of the Fund’s investment program consists of investments in U.S. and foreign fixed income securities, primarily asset-backed securities. The primary purpose of these investments is to gain exposure to the JPMorgan U.S. 3 Month Cash Index, the fixed income component of the Fund’s benchmark (and to securities with similar characteristics to those in the Index), and to generate a core return. The Fund has historically gained its investment exposure to fixed income securities through investment in GMO Short-Duration Collateral Fund (“SDCF”). As a result, the Fund has substantial holdings of SDCF. SDCF has primarily invested in asset-backed securities issued by a wide range of private and government issuers (see “Investment in Other GMO Funds” below for a more detailed description of SDCF’s investment objective and strategies and “How to Redeem Shares – Current Market Conditions” for more information on how recent changes in the credit market have affected SDCF).
          A substantial portion of the Fund’s investments (through SDCF) in fixed income securities may consist of asset-backed securities, including, but not limited to, securities backed by pools of residential and commercial mortgages, credit-card receivables, home equity loans, automobile loans, educational loans, corporate and sovereign bonds, and bank loans made to corporations. In addition, the Fund may invest (including through SDCF) in government securities, corporate debt securities, money market instruments, and commercial paper, and enter into credit default swaps, reverse repurchase agreements, and repurchase agreements. Fixed income securities in which the Fund may invest include securities issued by a wide range of private issuers and, to a lesser extent, securities issued by federal, state, local, and foreign governments (including securities neither guaranteed nor insured by the U.S. government). The Fund’s fixed income securities primarily have adjustable interest rates (or may be hedged using derivatives to convert the fixed rate interest payments into adjustable rate interest payments), but may also include all types of interest rate, payment, and reset terms, including fixed rate, zero coupon, contingent, deferred, payment-in-kind, and auction rate features. The Fund may hold directly or indirectly (through SDCF) fixed income securities whose ratings, after the securities were acquired, were reduced below investment grade.
          In addition to its commodity-related investments, from time to time, the Fund may invest (through SDCF) a portion of its assets in a range of currency-related investments, including currency futures, forwards, and options.
          The Fund does not invest directly in commodities and commodity-related derivatives. Instead, to gain exposure to commodities and certain other assets, the Fund invests in a wholly owned subsidiary company, as noted above. GMO serves as the investment manager to this company but does not receive any additional management or other fees for such services. The company invests primarily in commodity-related derivatives and fixed income securities.
          The Fund may invest in unaffiliated money market funds in reliance on Rule 12d1-1 under the Investment Company Act of 1940, as amended (the “1940 Act”). Investments by the Fund in unaffiliated money market funds may exceed the limits expressed in Section 12(d)(1)(A) of the 1940 Act. Additionally, the Fund may (but is not required to) invest in GMO U.S. Treasury Fund (“U.S. Treasury Fund”), another series of GMO Trust described in a separate prospectus (see “Investment in Other GMO Funds” below for a more detailed description of U.S. Treasury Fund’s investment objectives and strategies).
          The Fund has elected to be treated as a partnership for U.S. federal income tax purposes. Unless otherwise specified in this Private Placement Memorandum or in the SAI, the Manager is not obligated to and generally will not consider tax consequences when seeking to achieve the Fund’s investment objective (e.g., the Fund may engage in transactions that are not tax efficient for shareholders subject to U.S. federal income tax). Income from certain types of investments made by the Fund may be treated as “unrelated business taxable income” (“UBTI”) and subject to tax when allocated to tax-exempt shareholders. Portfolio turnover is not a principal consideration when the Manager makes investment decisions for the Fund. Based on its assessment of market conditions, the Manager may cause the Fund to trade more frequently at some times than at others. High turnover rates may adversely affect the Fund’s performance by generating additional transaction costs and may result in additional taxable income that is passed through by the Fund to its shareholders.

          When used in this Private Placement Memorandum, the term “invest” includes both direct investing and indirect investing and the term “investments” includes both direct investments and indirect investments. For example, the Fund may invest indirectly by investing in another Fund or by investing in derivatives and synthetic instruments. In addition, the term “fixed income securities” includes (i) obligations of an issuer to make payments of principal and/or interest on future dates and (ii) synthetic debt instruments created by the Manager by using a futures contract, swap contract, currency forward or option. For purposes of this Private Placement Memorandum, the term “bond” refers to any fixed income security, including instruments with variable interest payments.
          In addition, for purposes of this Private Placement Memorandum, the term “investment grade” refers to a rating of Baa3 or better given by Moody’s Investors Service, Inc. (“Moody’s”) or BBB – or better given by Standard & Poor’s Ratings Services (“S&P”) to a particular fixed income security, and the term “below investment grade” refers to any rating below Baa3 given by Moody’s or below BBB – given by S&P to a particular fixed income security. Fixed income securities rated below investment grade are also known as high yield or “junk” bonds. In addition, in this Private Placement Memorandum, investment-grade securities that are given a rating of Aa or better by Moody’s or AA or better by S&P are referred to as “high quality.” Securities referred to as investment grade, below investment grade, or high quality include not only securities rated by Moody’s and/or S&P, but also securities unrated by Moody’s or S&P that are determined by the Manager to have credit qualities comparable to securities rated by Moody’s or S&P as investment grade, below investment grade, or high quality, as applicable.
          As described more fully under “How to Redeem Shares – Current Market Conditions” on page 21, in light of extraordinary market conditions existing on the date of this Private Placement Memorandum, the Fund is honoring nearly all redemptions in-kind. From time to time, the Fund may establish de minimis amounts below which redemptions may be honored for cash. Amounts available for cash redemptions could be increased and/or redemption fees could be reduced if conditions in the markets improve. These amounts can and will change without prior notice. Additionally, the Fund will, if deemed prudent by the Manager, take temporary defensive measures (until the Manager has determined that normal conditions have returned or that it is otherwise prudent to resume investing in accordance with the Fund’s normal investment strategies) and may not achieve its investment objective during the period in which it is taking temporary defensive measures.
          Benchmark
          The Fund’s benchmark is a composite of the Dow Jones-UBS Commodity Index, which is composed of futures contracts on nineteen physical commodities, and the JPMorgan U.S. 3 Month Cash Index, which measures the total return performance of three-month U.S. dollar Euro-deposits. The Dow Jones-UBS Commodity Index and JPMorgan U.S. 3 Month Cash Index each represent 50% of the composite benchmark. In constructing the Fund’s portfolio, the Manager does not seek to match the Fund’s portfolio composition to that of its benchmark, and the Fund’s portfolio composition may differ significantly from that of its benchmark.
          Principal risks of investing in the Fund
          The value of the Fund’s shares changes with the value of the Fund’s investments. Many factors can affect this value, and you may lose money by investing in the Fund. Factors that may affect the Fund’s portfolio as a whole are called “principal risks” and are summarized in this section. This summary describes the nature of these principal risks and certain related risks, but is not intended to include every potential risk. Many of these risks are more pronounced as a result of current global economic conditions that began to unfold in 2008. The Fund could be subject to additional risks because the types of investments it makes may change over time. The SAI includes more information about the Fund and its investments.
          The Fund is exposed to all the risks to which its wholly owned subsidiary and SDCF are exposed. Therefore, unless otherwise noted herein, the principal risks summarized below include both direct and indirect principal risks of the Fund, and as indicated above, references in this section to investments made by the Fund include those made both directly by the Fund and indirectly by the Fund through SDCF or its subsidiary.
•	COMMODITIES RISK
          Because of the Fund’s indirect exposure to the global commodity markets, the value of its shares is affected by factors particular to the commodity markets and may fluctuate more than the value of shares of a fund with a broader range of investments. Commodity prices can be extremely volatile and are affected by a wide range of factors, including changes in overall market movements, real or perceived inflationary trends, commodity index volatility, changes in interest rates or currency exchange rates, population growth and changing demographics, nationalization, expropriation, or other confiscation, international regulatory, political, and economic developments (e.g. regime changes and changes in economic activity levels), and developments affecting a particular industry or commodity, such as drought, floods, or other weather conditions, livestock disease, trade embargoes, competition from substitute products, transportation bottlenecks or shortages, fluctuations in supply and demand, and tariffs.
          The value of the Fund’s investments in commodity-related derivatives may fluctuate more than the relevant underlying commodity or commodities or commodity index. See “Derivatives Risk” below for a discussion of certain specific risks of the Fund’s derivatives investments, including commodity-related derivatives.
•	LIQUIDITY RISK
          The Fund is exposed to liquidity risk when low trading volume, lack of a market maker, a large position, or legal restrictions limit or prevent the Fund from selling securities or closing derivative positions at desirable prices. Because the Fund’s principal investment strategies involve the use of derivatives (in particular OTC derivatives), it has increased exposure to liquidity risk. Some derivatives (in particular OTC derivatives) are more likely to be fair valued (see “Determination of Net Asset Value” below). The Fund may not be able to initiate a transaction or liquidate a position in such investments at a desirable price. In addition, the Fund’s holdings in assets for which the relevant market is or becomes less liquid are more susceptible to loss of value. Less liquid securities also may fall more in price than other securities during periods when markets decline generally.
          The Fund is also exposed to liquidity risk when it has an obligation to purchase particular securities (e.g., as a result of entering into reverse repurchase agreements, writing a put, or closing out a short position). Some of the markets, exchanges, or securities in which the Fund invests may prove to be less liquid and this would affect the price at which, and the time period in which, the Fund may liquidate positions to meet redemption requests or other funding requirements. Although U.S. Treasury securities have historically been among the most liquid fixed income investments, there can be no assurance that the market will not become less liquid in the future. As noted under “Market Risk – Fixed Income Securities” below, since the deterioration of worldwide economic and liquidity conditions that became acute in 2008, liquidity risk has been pronounced for funds that invest in fixed income securities, and particularly asset-backed securities. There can be no assurance that in the future the market for such securities will become more liquid. See “How to Redeem Shares – Current Market Conditions” below for more information on how the liquidity crisis in the global credit markets affects the Fund’s redemption policies.
•	CREDIT AND COUNTERPARTY RISK
          This is the risk that the issuer or guarantor of a fixed income security, the counterparty to a repurchase or reverse repurchase agreement or other OTC derivative contract, or a borrower of the Fund’s securities will be unable or unwilling to make timely principal, interest, or settlement payments or otherwise to honor its obligations. This risk is particularly acute in environments in which financial services firms are exposed to systemic risks of the type evidenced by the insolvency of Lehman Brothers in 2008 and subsequent market disruptions.
          Credit risk for fixed income securities is the risk that the issuer will be unable to make scheduled contractual payments of principal and interest. The value of the Fund’s investments can decline as a result of an issuer’s defaulting in its payment obligations or the market’s expectation of a default. The Fund is subject to the risk that the issuers of the fixed income securities in which it invests will have their credit ratings downgraded. Nearly all fixed income securities are subject to some credit risk. The risk varies depending upon whether the issuers of the securities are corporations or domestic or foreign governments or their sub-divisions or instrumentalities and whether the particular note or other instrument held by the Fund has priority in payment of principal and interest. U.S. government securities are subject to varying degrees of credit risk depending upon whether the securities are supported by the full faith and credit of the United States, supported by the ability to borrow from the U.S. Treasury, supported only by the credit of the issuing U.S. government agency, instrumentality, or corporation, or otherwise supported by the United States. For example, issuers of many types of U.S. government securities (e.g., the Federal Home Loan Mortgage Corporation (“Freddie Mac”), Federal National Mortgage Association (“Fannie Mae”), and Federal Home Loan Banks), although chartered or sponsored by Congress, are not funded by Congressional appropriations, and their fixed income securities, including mortgage-backed and other asset-backed securities, are neither guaranteed nor insured by the U.S. government. These securities are subject to more credit risk than U.S. government securities that are supported by the full faith and credit of the United States (e.g., U.S. Treasury bonds).
          As noted under “Market Risk – Fixed Income Securities” below, asset-backed securities may be backed by many types of assets, including pools of residential and commercial mortgages, automobile loans, educational loans, home equity loans, or credit-card receivables. Asset-backed securities also may be collateralized by the fees earned by service providers. They also may be backed by pools of corporate or sovereign bonds, bank loans made to corporations, or a combination of these bonds and loans (commonly referred to as “collateralized debt obligations”). Payment of interest on asset-backed securities and repayment of principal largely depend on the cash flows generated by the underlying assets backing the securities. The amount of market risk associated with asset-backed securities depends on many factors, including the deal structure (e.g., determination as to the amount of underlying assets or other support needed to produce the cash flows necessary to service interest and make principal payments), the quality of the underlying assets, the level of credit support, if any, provided for the securities, and the credit quality of the credit-support provider, if any. Asset-backed securities involve risk of loss of principal if obligors of the underlying obligations default in payment of the obligations and the defaulted obligations exceed the credit support. The obligations of issuers (and obligors of underlying assets) also are subject to bankruptcy, insolvency, and other laws affecting the rights and remedies of creditors.
          Credit risk is particularly pronounced for below investment grade securities (also known as “junk” bonds). During periods of economic uncertainty and change, the market price of the Fund’s investments in below investment grade securities and the Fund’s net asset value may be particularly volatile. Although offering the potential for higher investment returns, junk bonds often are less liquid than higher quality securities, their issuers’ ability to meet principal and interest payments is considered speculative, and they are more susceptible to real or perceived adverse economic and competitive industry conditions. Junk bonds often also are subject to greater risk of loss, greater sensitivity to interest rate and economic changes, valuation difficulties, and a potential lack of a market. The market price of these securities can change suddenly and unexpectedly. The Fund is subject to this risk to the extent that it directly or indirectly acquires or holds below investment grade securities. Credit risk also is particularly pronounced for the Fund, as a substantial number of securities held by SDCF have suffered credit downgrades, and some are now rated below investment grade.
          The Fund is exposed to counterparty risk to the extent it uses derivatives (such as repurchase agreements and, in particular, commodity swaps), or lends its portfolio securities. See “Derivatives Risk” above for more information. If a counterparty’s obligation to the Fund under such an arrangement is not collateralized, then the Fund is essentially an unsecured creditor of the counterparty and there can be no assurance that a counterparty will meet its obligations, especially during unusually adverse market conditions. If the counterparty defaults, the Fund will have contractual remedies, but the Fund may be unable to enforce its contractual rights. The Fund is subject in particular to the creditworthiness of counterparties because certain types of swap contracts used by the Fund may have durations longer than six months. Counterparty risk is still present even if a counterparty’s obligations are structured to be secured by collateral because the Fund’s interest in collateral may not be perfected, or the derivative may not be promptly marked-to-market and additional collateral may not be promptly posted. In addition, the Fund may have significant exposure to a single counterparty as a result of its use of swaps and other OTC derivatives.
•	LEVERAGING RISK
          The Fund’s use of reverse repurchase agreements and other derivatives and securities lending may cause its portfolio to be leveraged. Leverage increases the Fund’s portfolio losses when the value of its investments declines. The Fund’s portfolio may be leveraged temporarily if it borrows money to meet redemption requests and/or to settle investment transactions.
          Since many derivatives have a leverage component, adverse changes in the value or level of the underlying asset, rate, or index may result in a loss substantially greater than the amount invested in the derivative itself. In the case of swaps, the risk of loss generally is related to a notional principal amount, even if the parties have not made any initial investment. Some derivatives have the potential for unlimited loss, regardless of the size of the initial investment. The Fund is not limited in the extent to which it may directly or indirectly use derivatives or in the absolute face value of the derivatives positions it directly or indirectly takes. As a result, the Fund’s net long exposure may exceed 100% of its net assets.
•	DERIVATIVES RISK
          The Fund invests in derivatives, which are financial contracts whose value depends on, or is derived from, the value of underlying assets, reference rates, or indices. Derivatives may relate to commodities and commodity indices, as well as securities, interest rates, currencies or currency exchange rates, and related indices. The Fund may use derivatives for many purposes, including using commodity-related derivatives as a substitute for direct investment in commodities and also as a means to hedge other investments. The Fund also may use derivatives as a way to adjust its exposure to various securities, markets, and currencies without actually having to sell existing investments and make new investments. This generally is done when the adjustment is expected to be relatively temporary or in anticipation of selling Fund assets and making new investments over time. The SAI contains a description of the various derivatives the Fund may utilize.
          The use of derivatives involves risks different from, and potentially greater than, the risks associated with investing directly in securities and other more traditional assets. In particular, the use of derivatives exposes the Fund to the risk that the counterparty to an OTC derivative contract will be unable or unwilling to make timely settlement payments or otherwise to honor its obligations. OTC derivative contracts typically can be closed out only with the other party to the contract. If the counterparty defaults, the Fund will have contractual remedies, but there can be no assurance that the counterparty will meet its contractual obligations or that the Fund will be able to enforce its contractual rights. For example, because the contract for each OTC derivative is individually negotiated with a specific counterparty, the Fund is subject to the risk that a counterparty may interpret contractual terms (e.g., the definition of default) differently than the Fund. If that occurs, the cost and unpredictability of the legal proceedings required for the Fund to enforce its contractual rights may lead the Fund to decide not to pursue its claims against the counterparty. The Fund, therefore, assumes the risk that it may be unable to obtain payments the Manager believes are owed to it under OTC derivative contracts or that those payments may be delayed or made only after the Fund has incurred the costs of litigation. In addition, the Fund may invest in derivatives as to which the counterparty’s obligations are not secured by collateral (e.g., foreign currency forwards), that require collateral but in which the Fund’s security interest is not perfected, that require a significant upfront deposit unrelated to the derivative’s intrinsic value, or in which the derivative is not regularly marked-to-market (e.g., certain OTC derivatives). Even where obligations are collateralized, there is usually a lag between the day the collateral is called for and the day the Fund receives the collateral. When the counterparties’ obligations are not fully secured by collateral, the Fund will be exposed to the risk of having limited recourse if a counterparty defaults. Due to the nature of the Fund’s investments, the Fund may invest in derivatives with a limited number of counterparties and events that affect the creditworthiness of any of those counterparties may have a pronounced effect on the Fund. Derivatives risk is particularly acute in environments (like those prevailing recently) in which financial services firms are exposed to systemic risks of the type evidenced by the insolvency of Lehman Brothers and subsequent market disruptions.
          Derivatives also are subject to a number of risks described elsewhere in this section, including market risk, liquidity risk, and credit and counterparty risk. Many derivatives, in particular OTC derivatives, are complex and their valuation often requires judgment, which increases the risk of mispricing or improper valuation, and there can be no assurance that the pricing models employed by the Fund’s third-party valuation services and/or the Manager will produce valuations that are reflective of levels at which such swaps and other OTC derivatives may actually be closed out or sold. This valuation risk is more pronounced in cases where the Fund enters into swaps and other OTC derivatives with specialized terms because the value of those derivatives in some cases is determined in part by reference to similar derivatives with more standardized terms. As a result, improper valuations may result in increased cash payments to counterparties, undercollateralization and/or errors in the calculation of the Fund’s net asset value.
          Derivatives also involve the risk that changes in their value may not correlate perfectly with the assets, rates, or indices they are designed to hedge or closely track. The use of derivatives also may increase the taxes payable by shareholders. Suitable derivatives are not be available in all circumstances. For example, if a counterparty or its affiliate is deemed to be an affiliate of the Fund, the Fund will not be permitted to trade with that counterparty. In addition, the Manager may decide not to use derivatives to hedge or otherwise reduce the Fund’s risk exposures.
          Derivatives risk is particularly pronounced for the Fund. A basic component of the Fund’s principal investment strategies involves using derivatives, in particular commodity swap contracts,

commodity futures, and other exchange-traded and OTC commodity-related derivatives, to gain indirect exposure to the investment returns of commodities that trade in the commodity markets. Swap contracts and other OTC derivatives, in particular, are highly susceptible to liquidity risk (see “Liquidity Risk” above) and credit and counterparty risk (see “Credit and Counterparty Risk” above), and are subject to documentation risks. In addition, see “Commodities Risk” above for a discussion of certain risks specific to commodity-related derivatives. There can be no assurance that the Fund’s use of derivatives will be effective or will have the desired results.
•	MANAGEMENT RISK
          The Fund is subject to management risk because it relies on the Manager’s ability to achieve its investment objective. The Manager uses proprietary investment techniques and risk analyses in making investment decisions for the Fund, but there can be no assurance that the Manager will achieve the desired results. The Manager, for example, may fail to use derivatives effectively, taking long or short positions in a particular type of derivative at disadvantageous times. Management risk may be particularly pronounced for the Fund because the Manager does not seek to match the Fund’s portfolio composition to that of its benchmark, and the Fund’s portfolio composition may differ significantly from that of its benchmark. To the extent the Fund invests in securities and other assets not included in its benchmark and/or engages in strategies that cause the Fund’s performance to differ from that of its benchmark, its performance will depend on the ability of the Manager to choose securities and other assets that perform better than securities that are included in the benchmark and/or to utilize those other strategies in a way that adds value relative to the benchmark.
•	MARKET DISRUPTION AND GEOPOLITICAL RISK
          The Fund is subject to the risk that geopolitical events may disrupt securities markets and adversely affect global economies and markets generally. The wars in Iraq and Afghanistan have had a substantial effect on economies and securities markets in the U.S. and worldwide. Terrorism in the U.S. and around the world has had a similar global impact and has increased geopolitical risk. The terrorist attacks of September 11, 2001 resulted in the closure of some U.S. securities markets for four days, and similar future events are possible. War, terrorism, and related geopolitical events have led, and in the future may lead, to increased short-term market volatility and may have adverse long-term effects on U.S. and world economies and markets generally. Likewise, systemic market dislocations of the kind surrounding the insolvency of Lehman Brothers in 2008 may be highly disruptive to economies and markets. Those events as well as other changes in foreign and domestic economic and political conditions also could adversely affect individual issuers or related groups of issuers, securities markets, interest rates, credit ratings, inflation, investor sentiment, and other factors affecting the value of the Fund’s investments. At such times, the Fund’s exposure to the risks described elsewhere in this section, including market risk, liquidity risk, and credit and counterparty risk, can increase.
          The value of the Fund’s investments may be adversely affected by acts of terrorism and other changes in foreign and domestic economic and political conditions. The risk is particularly acute in environments (like those prevailing recently) in which financial services firms are exposed to systemic risks of the type evidenced by the insolvency of Lehman Brothers and subsequent market disruptions. Such market disruptions might prevent the Fund from implementing its investment program for a period of time and achieving its investment objectives. For example, a disruption may cause the Fund’s derivative counterparties to discontinue offering derivatives on some underlying commodities, securities, reference rates, or indices or to offer such products on a more limited basis or the current global economic crisis may strain the U.S. Treasury’s ability to satisfy its obligations.

•	MARKET RISK – FIXED INCOME SECURITIES
          The Fund is subject to market risk, which is the risk of unfavorable changes in the value of Fund holdings. The following summarizes certain general market risks associated with investments in or exposure to fixed income securities.
          A principal risk of the Fund’s investments in fixed income securities (including bonds, notes, bills, synthetic debt instruments, and asset-backed securities) is that the values of those securities typically change as interest rates fluctuate. The risk associated with fluctuating interest rates (also called “interest rate risk”) is generally greater for funds investing in fixed income securities with longer durations, although it is present, but to a lesser extent, in the Fund’s investment in SDCF.
          Interest rate risk relates to changes in a security’s value as a result of changes in interest rates. The value of fixed-rate securities generally falls when interest rates rise, since prospective interest payments on new bonds will exceed current payments on existing bonds; the opposite is true when interest rates fall, since current investments have locked in a higher interest rate. The extent to which a security’s value moves with interest rates is referred to as interest rate duration, which can be measured mathematically or empirically. Longer-maturity investments generally have longer durations, as the investment’s fixed rate is locked in for longer periods of time. Floating-rate or adjustable-rate securities, however, generally have short interest rate durations, since their interest rates are not fixed but rather float up and down with the level of prevailing interest rates. To the extent the Fund invests in fixed income securities paying no interest, such as zero coupon and principal-only and interest-only securities, the Fund will be exposed to additional interest rate risk.
          Additional market risks apply to the Fund because it may have substantial exposure to asset-backed securities. Those securities may be backed by many types of assets, including pools of residential and commercial mortgages, automobile loans, educational loans, home equity loans, or credit-card receivables. They also may be backed by pools of corporate or sovereign bonds, bank loans made to corporations, or a combination of these bonds and loans (commonly referred to as “collateralized debt obligations”). Payment of interest on asset-backed securities and repayment of principal largely depend on the cash flows generated by the underlying assets backing the securities. The amount of market risk associated with asset-backed securities depends on many factors, including the deal structure (e.g., determination as to the amount of underlying assets or other support needed to produce the cash flows necessary to service interest and make principal payments), the quality of the underlying assets, the level of credit support, if any, provided for the securities, and the credit quality of the credit-support provider, if any. Asset-backed securities involve risk of loss of principal if obligors of the underlying obligations default in payment of the obligations and the defaulted obligations exceed the credit support. The obligations of issuers (and obligors of underlying assets) also are subject to bankruptcy, insolvency, and other laws affecting the rights and remedies of creditors. Many asset-backed securities are now rated below investment grade. See “Credit and Counterparty Risk” above for more information about credit risk.
          With the deterioration of worldwide economic and liquidity conditions that became acute in 2008, the markets for asset-backed securities became fractured and uncertainty about the creditworthiness of those securities (and underlying collateral) caused credit spreads (the difference between yields on the asset-backed securities and U.S. Government securities) to widen dramatically. Concurrently, systemic risks of the type evidenced by the insolvency of Lehman Brothers and subsequent market disruptions reduced the ability of financial institutions to make markets in many fixed income securities generally. These events reduced liquidity for securitized credits and contributed to substantial declines in the value of asset-backed and other fixed income securities. There can be no assurance these conditions will not continue or that they will not deteriorate further. Also, government actions and proposals affecting the terms of underlying home and consumer loans, changes in demand for products (e.g., automobiles) financed by those loans, and the inability of borrowers to refinance existing loans (e.g., sub-prime mortgages), have had, and may continue to have, adverse valuation and liquidity effects on asset-backed securities. There can be no assurance that in the future the market for asset-backed securities will become more liquid. See “How to Redeem Shares – Current Market Conditions” below for more information on how the liquidity crisis in the global credit markets affects the Fund’s redemption policies.
          The value of an asset-backed security may depend on the servicing of its underlying asset and is, therefore, subject to risks associated with the negligence or defalcation of its servicer. In some circumstances, the mishandling of related documentation also may affect the rights of security holders in and to the underlying collateral. The insolvency of entities that generate receivables or that utilize the assets may result in a decline in the value of the underlying assets as well as costs and delays. The obligations underlying asset-backed securities, in particular securities backed by pools of residential and commercial mortgages, also are subject to unscheduled prepayment and the Fund may be unable to invest prepayments at as high a yield as the asset-backed security.
          The risks associated with asset-backed securities are particularly pronounced for the Fund because asset-backed securities representing diverse sectors (e.g., auto loans, student loans, sub-prime mortgages, and credit-card receivables) have become more highly correlated since the deterioration of worldwide economic and liquidity conditions referred to above. See “Focused Investment Risk” below for a discussion of these risks of investing in correlated sectors.
          Market risk for fixed income securities is amplified by liquidity risk which has become more pronounced since the deterioration of worldwide economic and liquidity conditions referred to above. See “Liquidity Risk” below. Even in the absence of a credit downgrade or default, the price of fixed income securities held by the Fund may decline significantly due to reduction in market demand.
•	FOCUSED INVESTMENT RISK
          Funds whose investments are focused in industries with high positive correlations to one another (e.g., different industries within broad sectors, such as technology or financial services) may be subject to greater overall risk than funds whose investments are more diversified. Therefore, those funds should only be considered as part of a diversified portfolio that includes other investments. A fund that focuses its investments in securities of companies in a particular industry may be especially vulnerable to events affecting those companies because those securities or companies may share common characteristics, are often subject to similar business risks and regulatory burdens, and often react similarly to specific economic, market, political, or other developments. As noted under “Market Risk—Fixed Income Securities” above, sectors of the securitized credit markets have become more highly correlated since the deterioration of worldwide economic and liquidity conditions that became acute in 2008. The Fund also is subject to this risk because it seeks indirect exposure to various types of commodities, which may include oil, natural gas, agriculture, precious metals, industrial metals, and softs, as an integral part of its investment program. The Fund may be further subject to these risks because of its exposure to asset-backed securities secured by different types of consumer debt (e.g., credit-card receivables, automobile loans, educational loans, and home equity loans). See “Commodities Risk” above for a discussion of the risks of commodities and related investments.
•	LARGE SHAREHOLDER RISK
          To the extent that shares of the Fund are held by large shareholders (e.g., institutional investors or asset allocation funds), the Fund is subject to the risk that these shareholders will purchase or redeem Fund shares in large amounts and/or on a frequent basis. These transactions will affect the Fund, since the Fund may have to make redemptions in-kind or sell portfolio securities to satisfy redemption requests or purchase securities to invest cash. This risk will be particularly pronounced if one shareholder owns a substantial portion of the Fund. A substantial percentage of the Fund may be held by other GMO Funds and/or separate accounts managed by the Manager for its clients. Asset allocation decisions by the Manager may result in substantial redemptions from (or investments into) the Fund. These transactions may adversely affect the Fund’s performance to the extent that the Fund is required to sell investments (or invest cash) at times when it would not otherwise do so. These transactions also may accelerate the realization of taxable income to shareholders if such sales of investments result in gains, and also may increase transaction costs. To the extent SDCF has large shareholders, the Fund is indirectly subject to this risk.
•	FUND OF FUNDS RISK AND RELATED CONSIDERATIONS
          The Fund may invest in shares of other investment companies, including other GMO Funds and money market funds (“underlying funds”), and is exposed to the risk that the underlying funds will not perform as expected. The Fund also is indirectly exposed to all of the risks applicable to an investment in the underlying funds. Because the Fund bears the fees and expenses of the underlying funds in which it invests, total Fund expenses may increase if Fund assets are invested in underlying funds with higher fees or expenses than existing investments. In addition, the fees and expenses associated with an investment in the Fund will be less predictable and may potentially be higher than fees of funds that only invest in less expensive asset classes. In addition, funds that invest in shares of other GMO Funds also are likely to be subject to Large Shareholder Risk because underlying GMO Funds are more likely to have large shareholders (e.g., other GMO Funds).
•	NON-DIVERSIFIED FUND
          The Fund is not a “diversified” investment company within the meaning of the 1940 Act. This means that the Fund is allowed to invest in the securities of a relatively small number of issuers and/or foreign currencies. As a result, the Fund may be subject to greater credit, market, and other risks than if the Fund were “diversified.” In addition, the Fund may invest a substantial portion of its assets in shares of SDCF, which also is a not a diversified investment company under the 1940 Act. Please refer to “Investment in Other GMO Funds” below for information regarding certain risks and other information relating to SDCF.

Fees and expenses
          The tables below show the expected cost of investing in the Fund.

Shareholder Fees (fees paid directly from your investment)
Redemption fee (as a percentage of amount redeemed	2.00%

Annual Fund operating expenses (expenses that are paid from Fund assets as a percentage of average daily net assets):
Management fee	0.45%
Shareholder service fee	0.15%
Other expenses	0.42%[1]
Acquired fund fees and expenses (underlying fund expenses)	0.02%[2]
Total annual fund operating expenses	1.04%
Expense reimbursement	(0.42%)[3]
Net aggregate annual expenses (Fund and underlying fund expenses)	0.62%

[1]	“Other expenses” have been restated to reflect current fees.

[2]	The amount indicated is based on the net indirect expenses associated with the Fund’s investments in SDCF, the Fund’s wholly-owned subsidiary, and certain other pooled investment vehicles (the “underlying funds”) for the fiscal year ended February 28, 2009. Amount does not include expenses associated with investments in the securities of unaffiliated issuers unless such issuers hold themselves out to be investment companies. Actual indirect expenses will vary depending on the percentage of the Fund’s portfolio invested in the underlying funds.

[3]	The Manager has contractually agreed to reimburse the Fund for expenses incurred by the Fund through at least June 30, 2010 to the extent the Fund’s total annual operating expenses (excluding shareholder service fees, expenses indirectly incurred by investment in other Funds of the Trust, fees and expenses of the independent Trustees of the Trust, fees and expenses for legal services not approved by the Manager for the Trust, compensation and expenses of the Trust’s Chief Compliance Officer (excluding any employee benefits), brokerage commissions, securities lending fees and expenses, interest expense, transfer taxes, and other investment-related costs (including expenses associated with investments in any company that is an investment company (including an exchange-traded fund) or would be an investment company under the 1940 Act, but for the exceptions to the definition of investment company provided in Section 3(c)(1) and 3(c)(7) of the 1940 Act), hedging transaction fees, extraordinary, non-recurring and certain other unusual expenses (including taxes) (collectively, “Excluded Fund Fees and Expenses”)) exceed 0.45% of the Fund’s average daily net assets. In addition, the Manager has contractually agreed to reimburse the Fund through at least June 30, 2010 to the extent that the sum of (i) the Fund’s total annual operating expenses (excluding Excluded Fund Fees and Expenses) and (ii) the amount of fees and expenses incurred indirectly by the Fund through its investment in U.S. Treasury Fund (excluding U.S. Treasury Fund’s Excluded Fund Fees and Expenses) exceeds 0.45% of the Fund’s average daily net assets, subject to a maximum total reimbursement to the Fund equal to 0.45% of the Fund’s average daily net assets.

MANAGEMENT OF THE FUND
          GMO, 40 Rowes Wharf, Boston, Massachusetts 02110, provides investment management and shareholder services to the Fund and other GMO Funds. GMO is a private company, founded in 1977. As of May 31, 2009, GMO managed on a worldwide basis more than $88.9 billion of assets for the GMO Funds and institutional investors, such as pension plans, endowments, and foundations.
          Subject to the approval of the Trustees, the Manager establishes and modifies when it deems appropriate the investment strategies of the Fund. In addition to its management of the Fund’s investment portfolio and the shareholder services it provides to the Fund, the Manager administers the Fund’s business affairs.
          The Fund pays the Manager shareholder service fees for providing client service and reporting, such as performance information reporting, client account information, personal and electronic access to Fund information, access to analysis and explanations of Fund reports, and assistance in maintaining and correcting client-related information.
          For the fiscal year ended February 28, 2009, the Manager received an investment management fee (after any applicable waivers or reimbursements) equal to 0.45% of the Fund’s average daily net assets.
          A discussion of the basis for the Trustees’ approval of the Fund’s investment management contract is included in the Fund’s shareholder report for the period during which the Trustees approved that contract.
          GMO’s Fixed Income Division is responsible for day-to-day investment management of the Fund. The Division’s investment professionals work collaboratively to manage the Fund’s portfolio, and no one person is primarily responsible for day-to-day investment management of the Fund.
          William Nemerever and Thomas Cooper are the senior members and co-directors of the Fixed Income Division. Each has been a senior member of the Division since 1993. As senior members and co-directors, Mr. Nemerever and Mr. Cooper jointly allocate responsibility for portions of the Fund’s portfolio to members of the Division, oversee the implementation of trades, review the overall composition of the portfolio, including compliance with its stated investment objective and strategies, and monitor cash.
          Mr. Nemerever and Mr. Cooper have been jointly responsible for overseeing the portfolio management of GMO’s global fixed income portfolios since 1993. In general, Mr. Nemerever focuses on investment strategy, while Mr. Cooper focuses on instrument selection.
          The SAI contains other information about how GMO determines the compensation of the senior members, other accounts they manage and related conflicts, and their ownership of the Fund.
Custodian, Fund Accounting Agent, and Transfer Agent
          State Street Bank and Trust Company, One Lincoln Street, Boston, Massachusetts 02111, serves as the Fund’s custodian, fund accounting agent, and transfer agent. State Street Bank provides similar services with respect to the Fund’s wholly owned subsidiary.

DETERMINATION OF NET ASSET VALUE
          The net asset value or “NAV” of shares of the Fund is determined as of the close of regular trading on the New York Stock Exchange (“NYSE”), generally at 4:00 p.m. Eastern time. The Fund’s NAV per share is determined by dividing the total value of the Fund’s portfolio investments and other assets, less any liabilities, by the total number of Fund shares outstanding. The Fund will not determine its NAV on any day when the NYSE is closed for business and will not be valued (and accordingly, transactions in shares of the Fund will not be processed) on days when the U.S. bond markets are closed. The Fund also may elect not to determine its NAV on days during which no share is tendered for redemption and no order to purchase or sell a share is received by the Fund.
          The value of the Fund’s investments is generally determined as follows:
Exchange-listed securities
•	Last sale price or

•	Official closing price or

•	Most recent bid price (if no reported sale or official closing price) or

•	Broker bid (if the private market is more relevant in determining market value than the exchange), based on where the securities are principally traded and their intended disposition
Unlisted securities (if market quotations are readily available)
•	Most recent quoted bid price
Note: There can be no assurance that brokers will continue to provide bid prices as the credit markets continue to experience uncertainty. If quotes are not used, the Fund would value the relevant assets at “fair value” as described below.
Certain debt obligations (if less than sixty days remain until maturity)
•	Amortized cost (unless circumstances dictate otherwise; for example, if the issuer’s creditworthiness has become impaired)
All other fixed income securities and options on those securities (except for options written by the Fund) (includes bonds, loans, structured notes)
•	Most recent bid supplied by a primary pricing source chosen by the Manager
Options written by the Fund
•	Most recent ask price
Shares of other GMO Funds and other open-end registered investment companies
•	Most recent NAV

“Fair Value” Pricing
          For all other assets and securities, including derivatives, and in cases where market prices are not readily available or circumstances render an existing methodology or procedure unreliable, the Fund’s investments will be valued at “fair value,” as determined in good faith by the Trustees or pursuant to procedures approved by the Trustees.
          With respect to the Fund’s use of “fair value” pricing, you should note the following:
▶	A significant percentage of the Fund’s assets may be “fair valued.” The value of assets that are “fair valued” is determined by the Trustees or persons acting at their direction pursuant to procedures approved by the Trustees. Some of the factors that may be considered in determining “fair value” are the value of other financial instruments traded on other markets, trading volumes, changes in interest rates, observations from financial institutions, significant events (which may be considered to include changes in the value of U.S. securities or securities indices) that occur after the close of the relevant market and before the time that the Fund’s net asset value is calculated, other news events, and significant unobservable inputs (including the Fund’s own assumptions in determining the fair value of investments). Although the goal of fair valuation is to determine the amount the owner of the securities might reasonably expect to receive upon their current sale, because of the uncertainty inherent in fair value pricing, the fair value determined for a particular security may be materially different than the value realized upon its sale.
          The values of foreign securities quoted in foreign currencies are translated into U.S. dollars generally at 4:00 p.m. Eastern time at then current exchange rates or at such other rates as the Trustees or persons acting at their direction may determine appropriate in computing net asset value.
          The Manager evaluates pricing sources on an ongoing basis, and may change a pricing source at any time. The Manager normally does not evaluate the prices supplied by pricing sources on a day-to-day basis. The Manager monitors erratic or unusual movements (including unusual inactivity) in the prices supplied for a security and has discretion to override a price supplied by a source (e.g., by taking a price supplied by another) when it believes that the price supplied is not reliable. Some securities held by the Fund may be valued on the basis of a price provided by a principal market maker. Prices provided by principal market makers may vary from the value that would be realized if the securities were sold, and the differences could be material to the Fund. In addition, because the Fund may hold portfolio securities listed on foreign exchanges that trade on days on which the NYSE or the U.S. bond markets are closed, the net asset value of the Fund’s shares may change significantly on days when shares cannot be redeemed.
DISCLOSURE OF PORTFOLIO HOLDINGS
          The Fund has established a policy with respect to disclosure of its portfolio holdings. That policy is described in the SAI. Information regarding the Fund’s portfolio holdings as of each month’s end is made available to shareholders of the Trust, qualified potential shareholders as determined by GMO (“potential shareholders”), and their consultants or agents through a secured link on GMO’s website approximately five days after month end. Shareholders, potential shareholders, and their consultants or agents also will be able to access the portfolio holdings of SDCF when that information is posted each month on GMO’s website. Periodically, in response to heightened market interest in specific issuers, a Fund’s holdings in one or more issuers may be made available on a more frequent basis to shareholders of the Trust, potential shareholders, and their consultants or agents through a secured link on GMO’s website. This information may be posted as soon as the business day following the date to which the information relates.
          To access this information on GMO’s website (http://www.gmo.com/america/strategies), shareholders, potential shareholders, and their consultants and agents must contact GMO to obtain a password and user name (to the extent they do not already have them) and enter into a confidentiality agreement with GMO and the Trust that permits the information to be used only for purposes determined by GMO to be in the best interest of the shareholders of the Fund. GMO may make portfolio holdings information available in alternate formats under the conditions described in the SAI.
          The Fund or GMO may suspend the posting of portfolio holdings, and the Fund may modify the disclosure policy, without notice to shareholders. Once posted, the Fund’s portfolio holdings will remain available on the website at least until the Fund files a Form N-CSR (annual/semiannual report) or Form N-Q (quarterly schedule of portfolio holdings) for the period that includes the date of those holdings.
HOW TO PURCHASE SHARES
          Currently, shares of the Fund are principally available for purchase by other GMO Funds and certain other accredited investors. All investors must be “accredited investors” as defined in Regulation D under the Securities Act of 1933.
          Under ordinary circumstances, you may purchase the Fund’s shares from the Trust when the NYSE is open for business. For instructions on purchasing shares, call the Trust at 1-617-346-7646 or send an e-mail to SHS@GMO.com. The Trust will not accept a purchase request until it has received a GMO Trust Application deemed to be in good order by the Trust or its agent. In addition, the Trust will not accept a purchase request unless an IRS Form W-9 (for U.S. shareholders) or the appropriate IRS Form W-8 (for foreign shareholders) with a correct taxpayer identification number (if required) is on file with GMO and such W-9 or W-8 is deemed to be in good order by the Trust’s withholding agent, State Street Bank and Trust Company. Please consult your tax adviser to ensure all tax forms provided to the Trust are completed properly and maintained, as required, and in good order. GMO has the right to make final good order assessments.
          Purchase Policies. You must submit a purchase request in good order to avoid having it rejected by the Trust. In general, a purchase request is in good order if it includes:
•	The name and/or CUSIP number of the Fund being purchased;

•	The U.S. dollar amount of the shares to be purchased;

•	The date on which the purchase is to be made (subject to receipt prior to the close of regular trading on that date);

•	The name and/or the account number (if any) set forth with sufficient clarity to avoid ambiguity;

•	The signature of an authorized signatory as identified in the GMO Trust Application; and

•	Payment in full (by check, wire, or, when approved, securities) received by an agent of the Trust by 4:00 p.m. Eastern time or the close of the NYSE, whichever is earlier.
▶	If payment is not received prior to the close of regular trading on the intended purchase date, the request may be rejected unless prior arrangements for later payment have been approved by GMO.

          If the purchase request is received in good order by the Trust prior to the close of regular trading on the NYSE (generally 4:00 p.m. Eastern time), the purchase price for the Fund shares to be purchased is the net asset value per share determined on that day. If that request is received after the close of regular trading on the NYSE, the purchase price for the Fund shares to be purchased is the net asset value per share determined on the next business day that the NYSE is open (plus any applicable purchase premium). Purchase requests that are received on days when the U.S. bond markets are closed will not be accepted until the next day on which the U.S. bond markets are open, and the purchase price for the Fund’s shares to be purchased is the net asset value per share determined on that day (plus any applicable purchase premium).
          To help the U.S. government fight the funding of terrorism and money laundering activities, federal law requires the Trust to verify identifying information provided by each investor in its GMO Trust Application. Additional identifying documentation also may be required. If the Trust is unable to verify the information shortly after your account is opened, the account may be closed and your shares redeemed at their net asset value at the time of the redemption.
          The Trust reserves the right to reject any purchase order. In addition, without notice, the Fund in its sole discretion may temporarily or permanently suspend sales of its shares to new investors and, in some circumstances, existing shareholders.
          There is no minimum initial or subsequent investment required for this Fund.
          Funds advised or sub-advised by GMO (“Top Funds”) may purchase shares of the Fund after the close of regular trading on the NYSE (the “Cut-off Time”) and receive the current day’s price if the following conditions are met: (i) the Top Fund received a purchase request prior to the Cut-off Time on that day; and (ii) the purchases by the Top Fund of shares of the Fund are executed pursuant to an allocation predetermined by GMO prior to that day’s Cut-off Time.
          Submitting Your Purchase Order Form. Completed purchase order forms can be submitted by mail or by facsimile or other form of communication pre-approved by Shareholder Services to the Trust at:
GMO Trust
c/o Grantham, Mayo, Van Otterloo & Co. LLC
40 Rowes Wharf
Boston, Massachusetts 02110
Facsimile: 1-617-439-4192
Attention: Shareholder Services
          Call the Trust at 1-617-346-7646 or send an e-mail to SHS@GMO.com to confirm that GMO received, made a good order determination regarding, and accepted your purchase order form. Do not send cash, checks, or securities directly to the Trust. A purchase request submitted by mail is “received” by the Trust when it is actually delivered to the Trust or its agent. A purchase request delivered by facsimile is “received” by the Trust when it is actually received by the Trust or its delegates.
          Funding Your Investment. You may purchase shares:
•	with cash (via wire transfer or check)

▶	By wire. Instruct your bank to wire the amount of your investment to:
State Street Bank and Trust Company, Boston, Massachusetts
ABA#: 011000028
Attn: Transfer Agent
Credit: GMO Deposit Account 00330902
Further credit: GMO Alternative Asset Opportunity Fund/Account name and number
▶	By check. All checks must be made payable to the Fund or to GMO Trust. The Trust will not accept checks payable to a third party that have been endorsed by the payee to the Trust. Mail checks to:

By U.S. Postal Service:	By Overnight Courier:
State Street Bank and Trust Company	State Street Bank and Trust Company
Transfer Agency/GMO	Attn: Transfer Agency/GMO
P.O. Box 642	200 Clarendon Street
Mail Code JHT1651	Mail Code JHT1651
Boston, MA 02117-0642	Boston, MA 02116
•	in exchange for securities acceptable to the Manager
▶	securities must be approved by the Manager prior to transfer to the Fund

▶	securities will be valued as set forth under “Determination of Net Asset Value”
•	by a combination of cash and securities
          Frequent Trading Activity. As a matter of policy, the Trust will not honor requests for purchases or exchanges by shareholders identified as engaging in frequent trading strategies, including market timing, that GMO determines could be harmful to the Fund and its shareholders. Frequent trading strategies are generally strategies that involve repeated exchanges and/or purchases and redemptions (or redemptions and purchases) within a short period of time. Frequent trading strategies may be disruptive to the efficient management of the Fund, materially increase portfolio transaction costs and taxes, dilute the value of shares held by long-term investors, or otherwise be harmful to the Fund and its shareholders. Notwithstanding the foregoing, SDCF (another GMO Fund in which the Fund may invest, which is described in a separate private placement memorandum) does not limit frequent trading.
          The Trustees have adopted procedures designed to detect and prevent frequent trading activity that is harmful to the Fund and its shareholders (the “Procedures”). The Procedures include the fair valuation of foreign securities, periodic surveillance of trading in shareholder accounts, and inquiry as to the nature of trading activity. If GMO determined that an account is engaging in frequent trading that has the potential to be harmful to the Fund or its shareholders, the Procedures include prevention measures, including suspension of the account’s exchange and purchase privileges. There is no assurance that the Procedures will be effective in all instances. The Fund will not automatically redeem shares that are the subject of a rejected exchange request. The Fund reserves the right to reject any order or terminate the sale of Fund shares at any time.
HOW TO REDEEM SHARES
          Under ordinary circumstances, you may redeem the Fund’s shares when the NYSE is open for business. Redemption requests should be submitted to the Trust. For instructions on redeeming shares,

call the Trust at 1-617-346-7646 or send an e-mail to SHS@GMO.com. The Trust may take up to seven days to remit proceeds.
          Redemption Policies. You must submit a redemption request in good order to avoid having it rejected by the Trust. In general, a redemption request is in good order if it includes:
•	The name and/or CUSIP number of the Fund being redeemed;

•	The number of shares or the dollar amount of the shares to be redeemed;

•	The date on which the redemption is to be made (subject to receipt prior to the close of regular trading on that date);

•	The name and/or the account number set forth with sufficient clarity to avoid ambiguity;

•	The signature of an authorized signatory as identified in the GMO Trust Application or subsequent authorized signers list; and

•	Wire instructions or registration address that match the wire instructions or registration address (as applicable) on file at GMO or confirmation from an authorized signatory that the wire instructions are valid.
          If a redemption request in good order is received by the Trust prior to the close of regular trading on the NYSE (generally 4:00 p.m. Eastern time), the redemption price for the Fund shares to be redeemed is the net asset value per share determined on that day. If that redemption request is received after the close of regular trading on the NYSE, the redemption price for the Fund shares to be redeemed is the net asset value per share determined on the next business day that the U.S. bond markets are open (less any applicable redemption fee) unless an authorized person on the account has instructed GMO Shareholder Services in writing to defer the redemption to another day. If you have instructed GMO Shareholder Services to defer the redemption to another day an authorized person on your account may revoke your redemption request in writing at any time prior to 4:00 p.m. Eastern time or before the close of regular trading on the NYSE (whichever is earlier) on the redemption date. Redemption fees apply to all shares of the Fund regardless of how the shares were acquired (e.g., by direct purchase or by reinvestment of dividends or other distributions). See “Purchase Premiums and Redemption Fees” for a discussion of redemption fees charged by the Fund, including circumstances under which all or a portion of the fees may be waived. In the event of a disaster affecting Boston, Massachusetts, please contact GMO to confirm receipt of your redemption request and whether it is in good order.
          Failure to provide the Trust with a properly authorized redemption request or otherwise satisfy the Trust as to the validity of any change to the wire instructions or registration address will result in a delay in processing a redemption request, delay in remittance of redemption proceeds, or a rejection of the redemption request.
          Because of current market conditions, the Fund expects to effect nearly all redemptions of its shares in-kind. Please see “How to Redeem Shares – Current Market Conditions” below for more information on redemptions in-kind.
          If a redemption is paid in cash:
•	payment generally will be made by means of federal funds transfer to the bank account designated in a recordable format by an authorized signatory in the GMO Trust Application to purchase the Fund shares being redeemed

▶	designation of one or more additional bank accounts or any change in the bank accounts originally designated in the GMO Trust Application must be made in a recordable format by an authorized signatory according to the procedures in the GMO Trust Redemption Order Form
•	upon request, payment will be made by check mailed to the registration address (unless another address is specified according to the procedures in the GMO Trust Redemption Order Form).
          If a redemption is paid with securities, it is important for you to note that:
•	the securities will be valued as set forth under “Determination of Net Asset Value”

•	the securities will be selected by the Manager in light of the Fund’s objective and may not represent a pro rata distribution of each security held in the Fund’s portfolio

•	you may incur brokerage charges on the sale of the securities

•	the securities will be transferred and delivered by the Trust as directed in writing by an authorized person on the account.
          The Fund may suspend the right of redemption and may postpone payment for more than seven days:
•	if the NYSE or U.S. bond markets are closed on days other than weekends or holidays

•	during periods when trading on the NYSE is restricted

•	during an emergency which makes it impracticable for the Fund to dispose of its securities or to fairly determine the net asset value of the Fund

•	during any other period permitted by the SEC for your protection.
          The Trust will not make payments to third-parties on behalf of a shareholder upon a redemption request and does not offer check-writing privileges.
          Pursuant to the Trust’s Amended and Restated Agreement and Declaration of Trust, the Trust has the unilateral right to redeem Fund shares held by a shareholder at any time if at that time: (i) the shares of the Fund held by the shareholder have an aggregate net asset value of less than an amount determined from time to time by the Trustees; or (ii) the shares of the Fund held by the shareholder exceed a percentage of the outstanding shares of the Fund determined from time to time by the Trustees. The Trustees have authorized GMO in its sole discretion to redeem shares to prevent a shareholder from becoming an affiliated person of the Fund.
          Top Funds may redeem shares of the Fund after the Cut-off Time and receive the current day’s price if the following conditions are met: (i) the Top Fund received a redemption request prior to the Cut-off Time on that day; and (ii) the redemption of the shares of the Fund is executed pursuant to an allocation predetermined by GMO prior to that day’s Cut-off Time.
          Submitting Your Redemption Request. Redemption requests can be submitted by mail or by facsimile to the Trust at the address/facsimile number set forth under “How to Purchase Shares - Submitting Your Purchase Order Form.” Redemption requests submitted by mail are “received” by the Trust when actually delivered to the Trust. Call the Trust at 1-617-346-7646 or send an e-mail to

SHS@GMO.com to confirm that GMO received, made a good order determination regarding, and accepted your redemption request.
          Current Market Conditions. As described elsewhere in this Private Placement Memorandum, the Fund makes extensive use of derivatives to achieve its exposures to the fixed income markets and to pursue strategies intended to obtain returns in excess of its performance benchmark. The Fund has invested or holds a substantial portion of its assets in SDCF, which has substantial investments in asset-backed securities.
          Recent changes in the credit markets have reduced the liquidity of all types of fixed income securities, including the asset-backed securities held by the Fund either directly or indirectly through SDCF. The Fund also has had a greater need for cash to provide collateral for large swings in the mark-to-market obligations arising under the derivatives used by the Fund. To deal equitably with the demands for liquidity, since the fall of 2008, SDCF has declared and paid dividends to all shareholders (including the Fund, which was invested in SDCF at the time) when it has acquired a meaningful cash position rather than reinvesting that cash in portfolio securities. SDCF intends to continue this practice, and substantially all subsequent cash received by SDCF from portfolio investments (and proceeds of dispositions by SDCF) are likewise expected to be declared and paid as dividends as and when available. All redemptions from SDCF by the Fund (and any other shareholders) will be honored in-kind until further notice, using for this purpose (and to the extent practicable) securities deemed by GMO to be representative of the portfolio of SDCF.
          The Fund uses its cash balance to meet collateral obligations and for other purposes. There is no assurance that the Fund’s cash balance will be sufficient to meet its collateral obligations arising under its derivatives. If it is not, the Fund would be required to liquidate other positions. That may include redeeming shares of SDCF, in which case, as noted above, the Fund would receive redemption proceeds in-kind from SDCF and would then be required to dispose of those assets (mostly asset-backed securities) under current adverse market conditions.
          To manage the Fund’s cash collateral needs in the current extraordinary market conditions, the Manager reserves the right to reduce or eliminate the Fund’s derivative exposures, including those that are intended to cause the Fund to track its benchmark more closely. A reduction in those exposures may tend to cause the performance of the Fund to track its benchmark less closely and make the Fund’s performance more dependent on the performance of the asset-backed securities it holds directly or indirectly.
          To address in part the cash management issues described above, the Fund expects to effect nearly all redemptions of its shares in-kind. If redeeming shareholders from the Fund choose to sell assets received in-kind immediately and current adverse market conditions continue, they may experience difficulty selling the assets at favorable prices. The Fund may establish de minimis amounts below which redemptions may be honored for cash. Amounts available for cash redemptions could be increased and/or redemption fees could be reduced if conditions in the markets improve. These amounts can and will change without prior notice. To the extent that the Fund honors redemptions in cash, redeeming shareholders will bear the applicable redemption fees described in more detail in “Purchase Premiums and Redemption Fees” below.
PURCHASE PREMIUMS AND REDEMPTION FEES
          Purchase premiums and redemption fees are paid to and retained by the Fund to help offset estimated portfolio transaction costs and other related costs (e.g., stamp duties and transfer fees) incurred by the Fund (directly or indirectly through investments in underlying funds) as a result of the purchase or redemption by allocating those estimated costs to the purchasing or redeeming shareholder. The Manager may impose a new purchase premium and/or redemption fee for the Fund or modify an existing fee at any time. Redemption fees apply to all shares of the Fund regardless of how the shares were acquired (e.g., by direct purchase or by reinvestment of dividends or other distributions).
Waiver of Redemption Fees
          If the Manager determines that any portion of a cash redemption is offset by a corresponding purchase occurring on the same day, it ordinarily will waive or reduce the redemption fee with respect to that portion. The Manager may consider known cash flows out of or into a Fund when placing orders for the redemption of Fund shares by asset allocation fund shareholders (“Asset Allocation Funds”) or other prospective or existing shareholders of the Fund for whom GMO provides asset allocation advice. Consequently, Asset Allocation Funds and those other shareholders for whom GMO provides asset allocation advice will tend to benefit from waivers of a Fund’s redemption fees to a greater extent than other prospective and existing shareholders of the Fund. All or a portion of the redemption fees for the Asset Allocation Funds may be waived at the Manager’s discretion when the Manager deems it equitable to do so, including without limitation when the weighted average of (i) the estimated transaction costs for directly held assets and (ii) the redemption fees, if any, imposed by the underlying funds are less than the redemption fee imposed by the Asset Allocation Fund. The Manager also may waive or reduce the redemption fee relating to a redemption of the Fund’s shares if the Fund will not incur transaction costs or will incur reduced transaction costs. In-kind redemptions are generally not subject to redemption fees except when they include a cash component. However, when a substantial portion of the Fund is being redeemed in-kind, the Fund may charge a redemption fee equal to known or estimated costs. Redemption fees will not be waived for redemptions of Fund shares executed through brokers or agents, including, without limitation, intermediary platforms that are allowed pursuant to agreements with GMO Trust to transmit orders for redemptions to the Manager the day after those orders are received.
Purchase Premiums/Redemption Fees Charged by SDCF
          SDCF charges a redemption fee of 2.00%. To the extent the Fund invests in SDCF, the Fund will bear the cost of these redemption fees and/or transaction costs of securities received in redemptions in-kind from SDCF.
DISTRIBUTIONS AND TAXES
          The Fund does not intend to make any distributions to its shareholders but may do so in the sole discretion of the Trustees (or their delegates). Shareholders should read the description below for information regarding the tax character of distributions, if any, and allocations from the Fund to shareholders.
          The following is a general summary of the principal U.S. federal income tax consequences to shareholders investing in the Fund. The Fund’s shareholders are expected to be principally other funds of the Trust, which are regulated investment companies (“RICs”) as defined by the Internal Revenue Code of 1986, as amended. The summary below does not address tax consequences to shareholders of those other funds. Shareholders of those other funds should refer to the prospectuses or private placement memoranda (as applicable) and statements of additional information for those funds for a summary of the tax consequences applicable to them.
•	The Fund has elected to be treated as a partnership for U.S. federal income tax purposes. As a partnership, the Fund is not itself subject to U.S. federal income tax. Instead, each shareholder will be required to take into account its distributive share of items of Fund income, gain, loss, deduction, credit, and tax preference for each taxable year substantially as though such items had been realized directly by the shareholder and without regard to whether the Fund has distributed or will distribute any amount to its shareholders. Allocations of taxable income, gain, loss, deductions, credits, and tax preference items of the Fund will be made in accordance with the economics of the Fund as determined at the Manager’s discretion.
•	The Fund will provide tax information on Schedule K-1 to each shareholder following the close of the Fund’s taxable year. Each shareholder will be responsible for keeping its own records for determining its tax basis in its shares and for the preparation and filing of its own tax returns. Shareholders should expect to file for extensions for the completion of their U.S. federal, state, local, and other tax returns.

•	Distributions will be made as determined at the discretion of the Trustees (or their delegates). Due to potential timing differences between income recognition for tax purposes and actual cash distributions, it is possible that a shareholder could recognize income from the Fund in excess of actual cash distributions made prior to the date the income must, in turn, be distributed by a RIC shareholder or the liability for the tax on the income is otherwise due. In general, distributions of money (including in satisfaction of redemption requests) by the Fund to a shareholder will represent a nontaxable return of capital to that shareholder up to the amount of the shareholder’s adjusted tax basis in its Fund shares. A distribution in partial or complete redemption of a shareholder’s shares in the Fund is taxable to that shareholder as a sale or exchange only to the extent the amount of money received by the shareholder exceeds the shareholder’s adjusted tax basis in its Fund shares. Any loss may be recognized by a shareholder only if it redeems all of its Fund shares for money. Any gain recognized may be treated by a shareholder as ordinary income to the extent of its share of the Fund’s “unrealized receivables” (such as accrued market discount) and substantially appreciated inventory, if any. A shareholder generally will not recognize gain or loss on an in-kind distribution of property from the Fund, including on an in-kind redemption of Fund shares. However, certain exceptions to this general rule may apply. See “Taxes” in the SAI for more information.

•	In general, in order to qualify as a RIC, a shareholder must, among other things, derive 90% of its gross income from certain specified sources (“good income”). Because shareholders will be required to take into account their distributive share of items of Fund income for each taxable year as though such items had been realized directly by the shareholder, special tax considerations apply to shareholders that are RICs. The Fund’s investment in a wholly owned subsidiary company is expected to generate good income for shareholders that are RICs. However, there is a risk that the Internal Revenue Service could recharacterize this investment in such a manner that it could generate “bad income” (i.e., non-qualifying income) for shareholders that are RICs. The Fund believes that the risk of such a recharacterization is remote.

•	Certain of the Fund’s investment practices, including derivative transactions and hedging activities generally, as well as the Fund’s investments in certain types of securities, including its interests in the subsidiary, debt obligations issued or purchased at a discount, asset-backed securities, assets “marked to the market” for U.S. federal income tax purposes, and, potentially, so-called “indexed securities” (such as inflation-indexed bonds), will be subject to special and complex U.S. federal income tax provisions. These special rules may increase or accelerate Fund shareholders’ recognition of ordinary income, including recognition of taxable income in excess of the cash generated by such investments, and can otherwise affect the timing, character, and/or amount of income recognized by shareholders.
•	Any investment by the Fund in foreign securities may subject the Fund and/or its shareholders, directly or indirectly, to taxation, including withholding taxes on dividends, interest, or capital gains, and/or tax-filing obligations in foreign jurisdictions. Subject to certain limitations, shareholders may be entitled to claim a credit or deduction (but not both) for their allocable share of certain foreign taxes incurred by the Fund. In addition, the Fund’s investment in foreign securities (other than equity securities) or foreign currencies may increase or accelerate Fund shareholders’ recognition of ordinary income. See “Taxes” in the SAI for more information.

•	An allocable share of a tax-exempt shareholder’s income will likely be UBTI to the extent that the Fund borrows money (including through the use of reverse repurchase agreements) to acquire investments or invests in assets that produce UBTI.

•	The subsidiary may be subject to U.S. withholding tax on certain categories of its U.S.-source income. All of the subsidiary’s net income is expected to be includible in the Fund’s income at the end of its tax year, whether or not distributed by the subsidiary to the Fund, and all such net income is expected to be treated as ordinary income.

•	The Fund’s investment in SDCF, U.S. Treasury Fund, or other investment companies treated as partnerships or RICs for U.S. federal income tax purposes could cause the recognition of income by Fund shareholders to vary in terms of its timing, character, and/or amount from that which would have been recognized had the Fund invested directly in the portfolio securities and other assets held by the underlying investment companies. See “Taxes” in the SAI for more information.
          The above is a general summary of the principal U.S. federal income tax consequences of investing in the Fund for shareholders who are U.S. citizens, residents, or domestic corporations. You should consult your own tax advisors about the precise tax consequences of an investment in the Fund in light of your particular tax situation, including possible foreign, state, local, or other applicable taxes (including the federal alternative minimum tax). See “Taxes” in the SAI for more information, including a summary of certain tax consequences of investing in the Fund for non-U.S. shareholders.

CONSOLIDATED FINANCIAL HIGHLIGHTS
(For a share outstanding throughout each period)
          The consolidated financial highlights table is intended to help you understand the Fund’s financial performance for the period of the Fund’s operations. Some information reflects financial results for a single Fund share. The total returns in the table represent the rate that an investor would have earned (or lost) on an investment in the Fund (assuming reinvestment of all dividends and distributions). Information presented in the table includes the accounts of the Fund and its wholly owned subsidiary GMO Alternative Asset SPC Ltd. The consolidated financial highlights include 100% of the assets and liabilities of GMO Alternative Asset SPC Ltd. All significant interfund accounts and transactions have been eliminated in consolidation.
          This information has been audited by PricewaterhouseCoopers LLP, an independent registered public accounting firm, whose report, along with the Fund’s financial statements, is included in the Fund’s Annual Report, which is incorporated by reference in the SAI and available upon request.
GMO ALTERNATIVE ASSET OPPORTUNITY FUND

					Period from
					April 11, 2005
					(commencement
					of operations) to
	Year Ended February 28/29,				February 28,
	2009		2008	2007	2006
Net asset value, beginning of period	$33.11		$28.54	$26.63	$25.00

Income (loss) from investment operations:
Net investment income (loss)(a)†	0.93		0.69	1.28	0.73
Net realized and unrealized gain (loss)	(12.10)		3.88 (b)	0.63	0.90

Total from investment operations	(11.17)		4.57	1.91	1.63

Net asset value, end of period	$21.94		$33.11	$28.54	$26.63

Total Return(c)	(33.74)%		16.01%	7.17%	6.52	%**
Ratios/Supplemental Data:
Net assets, end of period (000’s)	$22,389		$33,972	$174,514	$181,947
Net expenses to average daily net assets(d)	0.60	%(e)	0.60%	0.60%	0.61	%*
Net investment income to average daily net assets(a)	3.24%		2.41%	4.60%	3.12	%*
Portfolio turnover rate	89%		24%	12%	13	%**

Fees and expenses reimbursed by the Manager to average daily net assets	0.73%		0.21%	0.12%	0.15	%*
Redemption fees consisted of the following per share amounts†	$0.00	(f)	—	—	—

(a)	Net investment income is affected by the timing of the declaration of dividends by the underlying funds in which the Fund invests.

(b)	The amount shown for a share outstanding does not correspond with the aggregate net realized and unrealized gain (loss) on investments due to the timing of purchases and redemptions of Fund shares in relation to fluctuating market values of the investments of the Fund.

(c)	Total returns would have been lower had certain expenses not been reimbursed during the periods shown and assumes the effect of reinvested distributions. Calculation excludes redemption fees which are borne by the shareholder.

(d)	Net expenses exclude expenses incurred indirectly through investment in the underlying funds.

(e)	The net expense ratio does not include the effect of expense reductions.

(f)	Redemption fees were less than $0.01 per share.

†	Calculated using average shares outstanding throughout the period.

*	Annualized.

**	Not annualized.

INVESTMENT IN OTHER GMO FUNDS
          GMO Short-Duration Collateral Fund. GMO Short-Duration Collateral Fund (“SDCF”), a series of the Trust, is described in a separate private placement memorandum and its shares are principally held by other GMO Funds and certain other accredited investors. SDCF is managed by GMO, and other GMO Funds seeking exposure to asset-backed securities have invested a substantial portion of their assets in SDCF.
          SDCF does not pay any investment management or shareholder service fees to the Manager. In addition, the Manager has agreed to reimburse SDCF for expenses incurred by SDCF through at least June 30, 2010 (excluding fees and expenses of the independent trustees of the Trust, fees and expenses for legal services not approved by the Manager for the Trust, compensation and expenses of the Trust’s Chief Compliance Officer (excluding any employee benefits), brokerage commissions and other investment-related costs (including expenses associated with investments in any company that is an investment company (including an exchange-traded fund) or would be an investment company under the 1940 Act, but for the exceptions to the definition of investment company provided in Sections 3(c)(1) and 3(c)(7) of the 1940 Act), hedging transaction fees, extraordinary, non-recurring and certain other unusual expenses (including taxes), securities-lending fees and expenses, interest expense, and transfer taxes).
          SDCF’s investment objective is total return comparable to that of its benchmark, the JPMorgan U.S. 3 Month Cash Index, which is independently maintained and published by JPMorgan. The Index measures the total return performance of three-month U.S. dollar Euro-deposits. SDCF is a non-diversified investment company within the meaning of the 1940 Act.
          SDCF primarily invests in asset-backed securities including, but not limited to, securities backed by pools of residential and commercial mortgages, credit-card receivables, home equity loans, automobile loans, educational loans, corporate and sovereign bonds, and bank loans made to corporations. In addition, SDCF may invest in government securities, corporate debt securities, money market instruments, and commercial paper, and enter into credit default swaps, reverse repurchase agreements, and repurchase agreements. SDCF also may use exchange-traded and over-the-counter (“OTC”) derivatives.
          As described more fully under “How to Redeem Shares – Current Market Conditions” on page 21, since October of 2008, SDCF has declared and paid dividends when it has acquired a meaningful cash position rather than reinvesting that cash in portfolio securities. SDCF intends to continue this practice. All redemptions from SDCF by the Fund (and any other shareholders) will be honored in-kind until further notice, using for this purpose (and to the extent practicable) securities deemed by the Manager to be representative of the portfolio of SDCF. Because of the deterioration in credit markets that became acute in 2008, SDCF currently holds and may continue to hold material positions of below investment grade securities.
          In selecting fixed income securities for SDCF’s portfolio, the Manager focuses primarily on the securities’ credit quality. The Manager uses fundamental investment techniques to identify the credit risk associated with investments in fixed income securities and bases its investment decisions on that assessment.
          The Manager normally seeks to maintain an interest rate duration of 365 days or less for SDCF’s portfolio. SDCF’s dollar-weighted average portfolio maturity may be substantially longer than SDCF’s dollar-weighted average portfolio duration.

          To the extent the Fund invests in SDCF, it is subject to the risks associated with an investment in fixed income securities. The principal risks of an investment in SDCF include Market Risk—Fixed Income Securities, Liquidity Risk, Focused Investment Risk, Credit and Counterparty Risk, Derivatives Risk, Market Disruption and Geopolitical Risk, Large Shareholder Risk, and Management Risk. SDCF is a non-diversified investment company under the 1940 Act, and therefore a decline in the market value of a particular security held by SDCF may affect SDCF’s performance more than if SDCF were diversified. Shareholders of the Fund are indirectly exposed to these risks, in addition to all risks associated with their investment in the Fund.
          GMO U.S. Treasury Fund. GMO U.S. Treasury Fund (“Treasury Fund”), a series of the Trust, is described in a separate prospectus. Treasury Fund is managed by GMO.
          Treasury Fund pays an investment management fee to the Manager at the annual rate of 0.08% of Treasury Fund’s average daily net assets. The Manager has voluntarily agreed to waive Treasury Fund’s management fee. The Manager may change or terminate this waiver at any time. This waiver is in addition to the Manager’s contractual agreement to reimburse Treasury Fund for expenses incurred by Treasury Fund through at least June 30, 2010 to the extent Treasury Fund’s total annual operating expenses (without giving effect to any voluntary management fee waiver and excluding investment-related costs and Excluded Expenses) exceed 0.08% of Treasury Fund’s average daily net assets. For these purposes, “Excluded Expenses” are expenses indirectly incurred by investment in other Funds of the Trust, fees and expenses of the independent Trustees of the Trust, fees and expenses for legal services not approved by the Manager for the Trust, compensation and expenses of the Trust’s Chief Compliance Officer (excluding any employee benefits), brokerage commissions, securities-lending fees and expenses, interest expense, transfer taxes, and other investment-related costs (including expenses associated with investments in any company that is an investment company (including an exchange-traded fund) or would be an investment company under the 1940 Act, but for the exceptions to the definition of investment company provided in Sections 3(c)(1) and 3(c)(7) of the 1940 Act), hedging transaction fees, extraordinary, non-recurring and certain other unusual expenses (including taxes).
          Treasury Fund’s investment objective is liquidity and safety of principal with current income as a secondary objective.
          Treasury Fund seeks to achieve its investment objective by investing primarily in U.S. Treasury securities. Under normal circumstances, Treasury Fund invests at least 80% of its net assets, plus the amount of any borrowings for investment purposes, in Direct U.S. Treasury Obligations and repurchase agreements collateralized by these Obligations. “Direct U.S. Treasury Obligations” include U.S. Treasury bills, bonds, and notes and other securities issued by the U.S. Treasury, such as Separately Traded Registered Interest and Principal Securities (STRIPS) and other zero-coupon securities, that are backed by the full faith and credit of the U.S. government as well as repurchase agreements relating to the foregoing.
          As a principal investment strategy Treasury Fund may enter into repurchase agreements, under which Treasury Fund purchases a security backed by the full faith and credit of the U.S. government from a seller who simultaneously commits to repurchase, on an agreed upon date in the future, the security from Treasury Fund at the original purchase price plus an agreed upon amount representing the original purchase price plus interest. The counterparties in repurchase agreements are typically broker-dealers and banks, and the safety of the arrangement is dependent upon Treasury Fund having an interest in the security that can be realized in the event of the insolvency of the counterparty. In addition to Direct U.S. Treasury Obligations, Treasury Fund may also invest in other fixed-income securities that are also backed by the full faith and credit of the U.S. government, such as guaranteed securities issued by the Government National Mortgage Association (GNMA) and the Federal Deposit Insurance Corporation (FDIC). Treasury Fund may also invest in unaffiliated money market funds.

          Treasury Fund normally invests in Direct U.S. Treasury Obligations and other fixed-income securities backed by the full faith and credit of the U.S. government with a stated or remaining maturity of one year or less. This may not be true of Direct U.S. Treasury Obligations purchased pursuant to repurchase agreements, and, therefore, if the counterparty to the repurchase agreement defaults, Treasury Fund may own a security with a stated or remaining maturity of greater than one year.
          Although Treasury Fund primarily invests in short-term obligations, it is not a money market fund and is not subject to the duration, quality, diversification, and other requirements applicable to money market funds. In addition, the Manager normally seeks to maintain a duration of one year or less for Treasury Fund’s portfolio. The Manager determines Treasury Fund’s dollar-weighted average portfolio duration by aggregating the durations of Treasury Fund’s individual holdings and weighting each holding based on its market value.
          In selecting U.S. Treasury securities for Treasury Fund’s portfolio, the Manager focuses primarily on the relative attractiveness of different obligations (such as bonds, notes, or bills), which can vary depending on the general level of interest rates as well as supply/demand imbalances and other market conditions.
          Other GMO Funds may invest in Treasury Fund to achieve exposure to U.S. Treasury securities, to invest cash and/or to seek to generate a return similar to yields on U.S. Treasury securities.
          Treasury Fund’s benchmark is the Citigroup 3 Month Treasury Bill Index, an independently maintained and published short-term bill index.
          Shareholders of the GMO Funds that hold investments in Treasury Fund will be indirectly exposed to the risks associated with an investment in Treasury Fund. The principal risks of an investment in Treasury Fund include Market Risk — Fixed Income Securities, Liquidity Risk, Credit and Counterparty Risk, and Focused Investment Risk.

GMO TRUST
ADDITIONAL INFORMATION
          The Fund’s annual and semiannual reports to shareholders contain additional information about the Fund’s investments. The Fund’s annual report contains a discussion of the market conditions and investment strategies that significantly affected the Fund’s performance during its last fiscal year. The Fund’s annual and semiannual reports and the Fund’s SAI are available free of charge by writing to Shareholder Services at GMO, 40 Rowes Wharf, Boston, Massachusetts 02110 or by calling collect at 1-617-346-7646. Because the Fund does not publicly offer its shares, its shareholder reports and SAI are not available on GMO’s website. The SAI contains more detailed information about the Fund and is incorporated by reference into this Private Placement Memorandum, which means that it is legally considered to be part of this Private Placement Memorandum.
          You can review and copy the Private Placement Memorandum, SAI, and reports at the SEC’s Public Reference Room in Washington, D.C. Information regarding the operation of the Public Reference Room may be obtained by calling the SEC at 1-202-551-8090. Reports and other information about the Fund are available on the EDGAR database on the SEC’s Internet site at http://www.sec.gov. Copies of this information may be obtained, upon payment of a duplicating fee, by electronic request at the following e-mail address: publicinfo@sec.gov, or by writing the Public Reference Section of the SEC, Washington, D.C. 20549-1520.
          Shareholders who wish to communicate with the Trustees must do so by mailing a written communication, addressed as follows: To the Attention of the Board of Trustees, c/o GMO Trust Chief Compliance Officer, 40 Rowes Wharf, Boston, MA 02110.
SHAREHOLDER INQUIRIES
Shareholders may request additional
information from and direct inquiries to:
Shareholder Services at
Grantham, Mayo, Van Otterloo & Co. LLC
40 Rowes Wharf, Boston, MA 02110
1-617-346-7646 (call collect)
1-617-439-4192 (fax)
SHS@GMO.com
website: http://www.gmo.com
Investment Company Act File No. 811-04347

PRIVATE PLACEMENT MEMORANDUM
June 26, 2009
GMO Flexible Equities Fund
40 Rowes Wharf, Boston, Massachusetts 02110
          GMO Flexible Equities Fund (the “Fund”) is a separate investment portfolio of GMO Trust (the “Trust”). The Trust is an open-end management investment company and operates as a “series investment company” that consists of separate series of investment portfolios, including the Fund. Other portfolios are described in separate prospectuses or private placement memoranda. At this time, the Fund does not intend to offer its shares publicly or to make them available other than to other funds of the Trust (“GMO Funds”) and certain other accredited investors whose assets are managed in an asset allocation strategy by Grantham, Mayo, Van Otterloo & Co. LLC’s (the “Manager” or “GMO”) Asset Allocation Division.
Investment Manager
Grantham, Mayo, Van Otterloo & Co. LLC

          This Private Placement Memorandum concisely describes the information which you ought to know about the Fund before investing. Please read this memorandum carefully and keep it for further reference. A Statement of Additional Information dated June 26, 2009, as revised from time to time (“SAI”), is available free of charge by writing to GMO Shareholder Services, 40 Rowes Wharf, Boston, Massachusetts 02110 or by calling 1-617-346-7646. The SAI, which contains more detailed information about the Fund, has been filed with the Securities and Exchange Commission (“SEC”) and is incorporated by reference into this Private Placement Memorandum.
          THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE TRANSFERRED OR RESOLD UNLESS SO REGISTERED OR IN TRANSACTIONS EXEMPT THEREFROM. HOWEVER, THE SECURITIES ARE REDEEMABLE AS DESCRIBED IN THIS PRIVATE PLACEMENT MEMORANDUM. IN CERTAIN CASES INVESTORS MAY BE REDEEMED “IN-KIND” AND RECEIVE PORTFOLIO SECURITIES HELD BY THE FUND IN LIEU OF CASH UPON REDEMPTION.
          THIS PRIVATE PLACEMENT MEMORANDUM AND THE INFORMATION CONTAINED HEREIN ARE FOR THE EXCLUSIVE USE OF THE RECIPIENT FOR THE SOLE PURPOSE OF EVALUATING THE PRIVATE PLACEMENT OF SHARES OF THE FUND DESCRIBED HEREIN. IT MAY NOT BE REPRODUCED, PROVIDED, OR DISCLOSED TO OTHERS, OR USED FOR ANY OTHER PURPOSE, WITHOUT WRITTEN AUTHORIZATION, AND DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SHARES OF THE FUND TO ANY ENTITY OR INDIVIDUAL NOT POSSESSING THE QUALIFICATIONS DESCRIBED IN THIS MEMORANDUM.
          NO PERSON HAS BEEN AUTHORIZED TO MAKE ANY REPRESENTATIONS OR PROVIDE ANY INFORMATION WITH RESPECT TO THE SHARES EXCEPT SUCH INFORMATION AS IS CONTAINED IN THIS MEMORANDUM AND IN THE SAI OR IN OTHER MATERIALS APPROVED BY THE TRUST. NO SALES MADE IN RELIANCE ON THIS DOCUMENT SHALL UNDER ANY CIRCUMSTANCES CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN MATTERS DISCUSSED HEREIN SINCE THE DATE HEREOF.

FUND SUMMARY
          This summary is not all-inclusive, and the Fund may make investments, employ strategies, and be exposed to risks that are not described in this summary. More information about the Fund’s investments and strategies is contained in the SAI. Except for policies identified in the SAI as “fundamental,” the Fund’s Board of Trustees (“Trustees”) may change the Fund’s investment objective or policies without shareholder approval. The Fund’s investment manager is GMO (see “Management of the Fund” below for a description of the Manager). Consistent with the Fund’s investment objective and then-current policies, GMO may change the Fund’s strategies and/or the investments used to effect those strategies. The Fund, by itself, is not intended to provide a complete investment program, and investment in the Fund should only be considered as part of a diversified portfolio that includes other investments.
          Investment objective
          The investment objective of the Fund is total return in excess of its benchmark. There can be no assurance that the Fund will achieve its investment objective.
          Principal investment strategies
          The Manager plans to pursue the Fund’s investment objective principally by investing in equity securities traded in any of the world’s securities markets based on the Manager’s assessment of relative opportunities in those markets. When used in this Private Placement Memorandum, the term “invest” includes both direct investing and indirect investing and the term “investments” includes both direct investments and indirect investments. For example, the Fund may invest indirectly by investing in another Fund or by investing in derivatives and synthetic instruments. When used in this Private Placement Memorandum, the term “equity investments” refers to investments in common stocks and other stock-related securities, such as preferred stocks, convertible securities, and depositary receipts. The Fund may make equity investments in companies from any country, including the U.S. Under normal circumstances, the Fund invests at least 80% of its assets in equity investments (the “Name Policy”) (see “Name Policy” below for more information).
          The Fund is permitted to make equity investments of all types, including equities issued by foreign and/or U.S. companies, growth and/or value style equities, and equities of any market capitalization. In addition, the Fund is not restricted in its exposure to any market or type of equity security, and may invest all its assets in a limited number of equity securities of companies in a single country and/or capitalization range. The Fund could be subject to material losses from a single investment.
          The Manager uses proprietary quantitative models and fundamental investment techniques to select the countries and equities in which the Fund invests, to decide how much to invest in each, and to determine the Fund’s currency exposures. The Manager shifts investments among equities issued by companies in different countries in response to changes in its investment outlook and market valuations and to accommodate cash flows.
          The Fund generally seeks to be fully invested and normally does not take temporary defensive positions through investment in cash and cash equivalents. If the Fund takes temporary defensive positions, it may not achieve its investment objective. In pursuing its investment objective, the Fund is permitted to (but is not obligated to) use a wide variety of exchange-traded and over-the-counter (“OTC”) derivatives, including options, futures, and swap contracts, to (i) hedge equity exposure; (ii) replace direct investing (e.g., creating equity exposure through the use of futures contracts or other types of derivatives); (iii) manage risk by increasing or decreasing the Fund’s investment exposures; and/or (iv) adjust its foreign currency exposure. The Fund’s foreign currency exposure may differ significantly from the currency exposure represented by its equity investments. In addition, the Fund may take active overweighted and underweighted positions in particular currencies relative to its benchmark.
          The Fund may invest in unaffiliated money market funds. Additionally, the Fund may (but is not required to) invest in GMO U.S. Treasury Fund (“U.S. Treasury Fund”), another series of GMO Trust described in a separate prospectus (see “Investment in Other GMO Funds” below for a more detailed description of U.S. Treasury Fund’s investment objectives and strategies).
          Unless otherwise specified in this Private Placement Memorandum or in the SAI, the Manager is not obligated to and generally will not consider tax consequences when seeking to achieve the Fund’s investment objective (e.g., the Fund may engage in transactions that are not tax efficient for shareholders subject to U.S. federal income tax). Portfolio turnover is not a principal consideration when the Manager makes investment decisions for the Fund. Based on its assessment of market conditions, the Manager may cause the Fund to trade more frequently at some times than at others. High turnover rates may adversely affect the Fund’s performance by generating additional transaction costs and may result in additional taxable income for its shareholders.
          Benchmark
          The Fund’s primary benchmark is the MSCI World Index, a global developed markets equity index that is independently maintained and published by Morgan Stanley Capital International. The Fund also may identify and measure its performance against one or more secondary benchmarks from time to time. The Fund does not seek to control risk relative to the MSCI World Index or any other benchmark.
          Principal risks of investing in the Fund
          The value of the Fund’s shares changes with the value of the Fund’s investments. Many factors can affect this value, and you may lose money by investing in the Fund. Factors that may affect the Fund’s portfolio as a whole are called “principal risks” and are summarized in this section. This summary describes the nature of these principal risks and certain related risks, but is not intended to include every potential risk. The Fund could be subject to additional risks because the types of investments it makes may change over time. The SAI includes more information about the Fund and its investments.
•	MANAGEMENT RISK
          The Fund is subject to management risk because it relies on the Manager’s ability to achieve its investment objective. The Manager uses proprietary investment techniques and risk analyses in making investment decisions for the Fund, but there can be no assurance that the Manager will achieve the desired results. The Manager, for example, may fail to use derivatives effectively, choosing to hedge or not to hedge positions at disadvantageous times. The Fund may buy securities not included in its benchmarks, hold securities in very different proportions than its benchmarks, and/or engage in other strategies that may cause the Fund’s performance to differ dramatically from (and/or be uncorrelated with or negatively correlated with) that of its benchmarks. In those cases, the Fund’s performance will depend on the ability of the Manager to choose securities that perform better than securities that are included in the benchmarks and/or to utilize those other strategies in a way that adds value relative to the benchmarks. The nature of the risks assumed as a result of the Fund’s derivative positions and other investments may cause the Fund to incur significant losses.

•	MARKET RISK – EQUITY SECURITIES
          The Fund is subject to market risk, which is the risk of unfavorable changes in the value of Fund holdings. A principal risk of the Fund is that the equity securities in which the Fund invests will decline in value due to factors affecting the issuing companies, their industries, or the economy and equity markets generally. Equity securities may decline in value for reasons that directly relate to the issuing company, such as management performance, financial leverage and reduced demand for the issuer’s goods or services. They also may decline in value due to factors that affect a particular industry or industries, such as a decline in demand, labor or raw material shortages, increased production costs, regulation, or competitive industry conditions. In addition, they may decline in value due to general market conditions that are not specifically related to a company or industry, such as real or perceived adverse economic conditions, changes in the general outlook for corporate earnings, changes in interest or currency rates, or adverse investor sentiment generally.
          The Fund invests a substantial portion of its assets in equities. As a result, declines in stock market prices generally are likely to reduce the value of the Fund’s investments.
•	FOREIGN INVESTMENT RISK
          Because the Fund may invest in foreign (non-U.S.) securities, it is subject to additional and more varied risks because the market prices of those securities may fluctuate more than those of U.S. securities. The securities markets of many foreign countries are relatively small, involving securities of a limited number of companies in a limited number of industries. Additionally, issuers of foreign securities often are not subject to the same degree of regulation as U.S. issuers. Reporting, accounting, and auditing standards of foreign countries differ, in some cases significantly, from U.S. standards. Foreign portfolio transactions generally involve higher commission rates, transfer taxes, and custodial costs, and holders of foreign securities may be subject to foreign taxes on capital gains or on dividends and interest payable on those securities. Also, for investments in lesser developed countries, nationalization, expropriation or confiscatory taxation, adverse changes in investment, capital, or exchange control regulations (which may include suspension of the ability to transfer currency from a country), political changes, or diplomatic developments could adversely affect the Fund. In the event of a nationalization, expropriation, or other confiscation, the Fund could lose its entire investment in a foreign security.
          Some non-U.S. markets require foreign investors to obtain a license to invest directly in such markets. A license to invest in such markets may be subject to various limitations, including maximum investment amounts. Once a license is obtained, the Fund’s ability to continue to invest in such markets is subject to the risk that the license will be terminated or suspended. If the license were terminated or suspended, the Fund would be required to seek exposure to the market through the purchase of American Depositary Receipts, Global Depository Receipts, shares of other funds that are licensed to invest directly, or derivative instruments. The receipt of a foreign license by one of the Manager’s clients may preclude other clients, including the Fund, from obtaining a similar license and this could limit the Fund’s investment opportunities. In addition, the activities of another of the Manager’s clients could cause the suspension or a revocation of such a license and could thereby limit the Fund’s investment opportunities.
          In addition, because the Fund from time to time may invest a significant portion of its assets in the securities of issuers based in emerging countries, it is subject to greater foreign investment risk than funds investing primarily in more developed foreign countries. These risks include: greater fluctuations in currency exchange rates; increased risk of default (including both government and private issuers); greater social, economic, and political uncertainty and instability (including the risk of war or natural disaster); increased risk of nationalization, expropriation, or other confiscation; greater governmental involvement in the economy; less governmental supervision and regulation of the securities markets and participants in those markets; controls on foreign investment, capital controls, and limitations on repatriation of invested capital and on the Fund’s ability to exchange local currencies for U.S. dollars; unavailability of currency hedging techniques; companies that are smaller and more recently organized; differences in, or lack of, auditing and financial reporting standards and resulting unavailability of material information about issuers; slower clearance and settlement; difficulties in obtaining and/or enforcing legal judgments; and significantly smaller market capitalizations of issuers.
•	FOCUSED INVESTMENT RISK
          Funds whose investments are focused in particular countries, regions, sectors, or companies or industries with high positive correlations to one another (e.g., different industries within broad sectors, such as technology or financial services) may be subject to greater overall risk than funds whose investments are more diversified. Therefore, those funds should only be considered as part of a diversified portfolio that includes other investments.
          Because the Fund may invest a significant portion of its assets in investments tied economically to a particular geographic region or foreign country, the Fund has more exposure to regional and country economic risks than funds making foreign investments throughout the world’s economies. The political and economic prospects of one country or group of countries within the same geographic region may affect other countries in that region. In addition, a recession, debt crisis, or decline in currency valuation in one country within a region can spread to other countries in that region. Furthermore, to the extent the Fund invests in the debt or equity securities of companies located in a particular geographic region or foreign country, it may be particularly vulnerable to events affecting companies located in that region or country because those companies may share common characteristics, are often subject to similar business risks and regulatory burdens, and often react similarly to specific economic, market, political, or other developments.
          Because the Fund may focus its investments in companies in a particular industry, it may be especially vulnerable to events affecting companies in that industry because those companies may share common characteristics, are often subject to similar business risks and regulatory burdens, and often react similarly to specific economic, market, political, or other developments.
•	CURRENCY RISK
          Currency risk is the risk that fluctuations in exchange rates may adversely affect the value of the Fund’s investments. Currency risk includes both the risk that currencies in which the Fund’s investments are traded and/or in which the Fund receives income, or currencies in which the Fund has taken an active investment position, will decline in value relative to other currencies. In the case of hedging positions, currency risk includes the risk that the currency the fund is seeking exposure to will decline in value relative to the foreign currency being hedged. Currency exchange rates fluctuate significantly for many reasons, including changes in supply and demand in the currency exchange markets, actual or perceived changes in interest rates, intervention (or the failure to intervene) by U.S. or foreign governments, central banks, or supranational agencies such as the International Monetary Fund, and currency controls or other political and economic developments in the U.S. or abroad.
          The Fund may use derivatives to acquire a position in currencies whose value the Manager expects to correlate with the value of currencies the Fund owns, currencies the Manager wants the Fund to own, or currencies the Fund is exposed to through its investments. This presents the risk that the exchange rates of the currencies involved may not move in relation to one another as expected. In that case, the Fund could lose money on its holding of a particular currency and also lose money on the derivative. The Fund also may overweighted or underweighted active currency positions and/or hedge the currency exposure of the securities in which it has invested. As a result, its currency exposure may differ significantly from the currency exposure of its security investments and/or its benchmarks.
          Because the Fund may invest or trade in securities denominated in foreign currencies and may use related derivatives and have foreign currency holdings, it may be adversely affected by changes in the exchange rates of foreign currencies. Currency risk is particularly pronounced for the Fund because it may, for investment purposes, regularly acquire derivatives on foreign currencies and take active long and short currency positions through exchange-traded and OTC foreign currency derivatives. Derivative transactions in foreign currencies (such as futures, forwards, options and swaps) may involve leveraging risk, in addition to currency risk, as described below under “Leveraging Risk.” In addition, consistent with industry practice, the obligations of counterparties in currency derivatives may not be secured by collateral, which increases counterparty risk (see “Credit and Counterparty Risk” below).
•	LIQUIDITY RISK
          The Fund is exposed to liquidity risk when low trading volume, lack of a market maker, a large position, or legal restrictions limit or prevent the Fund from selling particular securities or closing derivative positions at desirable prices. Because the Fund’s principal investment strategies involve the use of derivatives (in particular OTC derivatives), it has increased exposure to liquidity risk. Some derivatives (in particular OTC derivatives) are more likely to be fair valued (see “Determination of Net Asset Value” below). The Fund may not be able to initiate a transaction or liquidate a position in such investments at a desirable price. In addition, the Fund’s holdings in assets for which the relevant market is or becomes less liquid are more susceptible to loss of value. Less liquid securities also may fall more in price than other securities during periods when markets decline generally.
          The Fund is also exposed to liquidity risk when it has an obligation to purchase particular securities (e.g., as a result of entering into reverse repurchase agreements, writing a put, or closing out a short position). Some of the markets, exchanges, or securities in which the Fund invests may prove to be less liquid and this would affect the price at which, and the time period in which, the Fund may liquidate positions to meet redemption requests or other funding requirements. Although U.S. Treasury securities have historically been among the most liquid fixed income investments, there can be no assurance that the market will not become less liquid in the future.
•	SMALLER COMPANY RISK
          The Fund may invest in equity securities of companies with smaller market capitalizations. Market risk and liquidity risk are particularly pronounced for securities of companies with smaller market capitalizations. These companies may have limited product lines, markets, or financial resources or they may depend on a few key employees. In addition, the securities of companies with smaller market capitalizations generally are less widely held than the securities of companies with larger market capitalizations. The securities of companies with smaller market capitalizations typically are less widely held, trade less frequently and in lesser quantities than securities of companies with larger market capitalizations, and have market prices that may fluctuate more than those of other securities. They also may trade in the OTC market or on a regional exchange, or may otherwise have limited liquidity. Investments in less seasoned companies with smaller market capitalizations may present greater total return opportunities but also involve greater risks than customarily are associated with investments in more established companies with larger market capitalizations.

•	LARGE SHAREHOLDER RISK
          Because shares of the Fund are expected to be held only by GMO Funds and certain other accredited investors whose assets are managed in an asset allocation strategy by the Manager’s Asset Allocation Division, the Fund is subject to the risk that these shareholders will purchase or redeem Fund shares in large amounts and/or on a frequent basis. These transactions will affect the Fund, since the Fund may have to make redemptions in-kind or sell portfolio securities to satisfy redemption requests or purchase portfolio securities to invest cash. This risk will be particularly pronounced if one shareholder owns a substantial portion of the Fund. Asset allocation decisions by the Manager may result in substantial redemptions from (or investments into) the Fund. These transactions may adversely affect the Fund’s performance to the extent that the Fund is required to sell investments (or invest cash) at times when it would not otherwise do so. These transactions also may accelerate the realization of taxable income to shareholders if such sales of investments result in gains, and also may increase transaction costs. These transactions potentially limit the use of any capital loss carry forwards to offset future net realized gains and may limit or prevent the Fund’s ability to use tax equalization.
•	MARKET DISRUPTION AND GEOPOLITICAL RISK
          The Fund is subject to the risk that geopolitical events may disrupt securities markets and adversely affect global economies and markets generally. The wars in Iraq and Afghanistan have had a substantial effect on economies and securities markets in the U.S. and worldwide. Terrorism in the U.S. and around the world has had a similar global impact and has increased geopolitical risk. The terrorist attacks of September 11, 2001 resulted in the closure of some U.S. securities markets for four days, and similar future events are possible. War, terrorism, and related geopolitical events have led, and in the future may lead, to increased short-term market volatility and may have adverse long-term effects on U.S. and world economies and markets generally. Likewise, systemic market dislocations of the kind surrounding the insolvency of Lehman Brothers in 2008 may be highly disruptive to economies and markets. Those events as well as other changes in foreign and domestic economic and political conditions also could adversely affect individual issuers or related groups of issuers, securities markets, interest rates, credit ratings, inflation, investor sentiment, and other factors affecting the value of the Fund’s investments. At such times, the Fund’s exposure to the risks described elsewhere in this section, including market risk, liquidity risk, and credit and counterparty risk, can increase.
          The value of the Fund’s investments may be adversely affected by acts of terrorism and other changes in foreign and domestic economic and political conditions. The risk is particularly acute in environments (like those prevailing recently) in which financial services firms are exposed to systemic risks of the type evidenced by the insolvency of Lehman Brothers and subsequent market disruptions. Such market disruptions might prevent the Fund from implementing its investment program for a period of time and achieving its investment objectives. For example, a disruption may cause the Fund’s derivative counterparties to discontinue offering derivatives on some underlying securities, reference rates, or indices or to offer such products on a more limited basis or the current global economic crisis may strain the U.S. Treasury’s ability to satisfy its obligations.
•	DERIVATIVES RISK
          The Fund may invest in derivatives, which are financial contracts whose value depends on, or is derived from, the value of underlying reference rates, assets or indices. Derivatives may relate to interest rates, securities, currencies or currency exchange rates, volatility, and related indices. The Fund may use derivatives for many purposes, including as a substitute for direct investment in securities or other assets and as a means to hedge other investments. The Fund also may use derivatives as a way to adjust its exposure to various securities, markets, and currencies without actually having to sell existing investments and make new investments. This generally is done when the adjustment is expected to be relatively temporary or in anticipation of selling Fund assets and making new investments over time. The SAI contains a description of the various derivatives the Fund may utilize.
          The use of derivatives involves risks different from, and potentially greater than, the risks associated with investing directly in securities and other more traditional assets. In particular, the use of derivatives exposes the Fund to the risk that the counterparty to an OTC derivative contract will be unable or unwilling to make timely settlement payments or otherwise to honor its obligations. OTC derivative contracts typically can be closed out only with the other party to the contract. If the counterparty defaults, the Fund will have contractual remedies, but there can be no assurance that the counterparty will meet its contractual obligations or that the Fund will be able to enforce its contractual rights. For example, because the contract for each OTC derivative is individually negotiated with a specific counterparty, the Fund is subject to the risk that a counterparty may interpret contractual terms (e.g., the definition of default) differently than the Fund. If that occurs, the cost and unpredictability of the legal proceedings required for the Fund to enforce its contractual rights may lead it to decide not to pursue its claims against the counterparty. The Fund, therefore, assumes the risk that it may be unable to obtain payments the Manager believes are owed to it under OTC derivative contracts or that those payments may be delayed or made only after the Fund has incurred the costs of litigation. In addition, the Fund may invest in derivatives as to which the counterparty’s obligations are not secured by collateral (e.g., foreign currency forwards; see “Currency Risk” above), that require collateral but in which the Fund’s security interest is not perfected, that require a significant upfront deposit unrelated to the derivative’s intrinsic value, or in which the derivative is not regularly marked-to-market (e.g., certain OTC derivatives). Even where obligations are collateralized, there is usually a lag between the day the collateral is called for and the day the Fund receives the collateral. When the counterparties’ obligations are not fully secured by collateral, the Fund will be exposed to the risk of having limited recourse if a counterparty defaults. Due to the nature of the Fund’s investments, the Fund may invest in derivatives with a limited number of counterparties and events that affect the creditworthiness of any of those counterparties may have a pronounced effect on the Fund. Derivatives risk is particularly acute in environments (like those prevailing recently) in which financial services firms are exposed to systemic risks of the type evidenced by the insolvency of Lehman Brothers and subsequent market disruptions.
          Derivatives also are subject to a number of risks described elsewhere in this section, including market risk, liquidity risk, currency risk, and credit and counterparty risk. Many derivatives, in particular OTC derivatives, are complex and their valuation often requires judgment, which increases the risk of mispricing or improper valuation, and there can be no assurance that the pricing models employed by the Fund’s third-party valuation services and/or the Manager will produce valuations that are reflective of levels at which such swaps and other OTC derivatives may actually be closed out or sold. This valuation risk is more pronounced in cases where the Fund enters into swaps and other OTC derivatives with specialized terms because the value of those derivatives in some cases is determined in part by reference to similar derivatives with more standardized terms. As a result, improper valuations may result in increased cash payments to counterparties, under collateralization and/or errors in the calculation of the Fund’s net asset value.
          Derivatives also involve the risk that changes in their value may not correlate perfectly with the assets, rates, or indices they are designed to hedge or closely track. The use of derivatives also may increase the taxes payable by shareholders.
          Suitable derivatives are not available in all circumstances. For example, if a counterparty or its affiliate is deemed to be an affiliate of the Fund, the Fund will not be permitted to trade with that counterparty. There can be no assurance that the Fund’s use of derivatives will be effective or will have the desired results. In addition, the Manager may decide not to use derivatives to hedge or otherwise reduce the Fund’s risk exposures.
•	LEVERAGING RISK
          The Fund’s use of reverse repurchase agreements and other derivatives and securities lending may cause its portfolio to be leveraged. Leverage increases the Fund’s portfolio losses when the value of its investments declines. The Fund’s portfolio also may be leveraged temporarily if it borrows money to meet redemption requests and/or to settle investment transactions.
          Since many derivatives have a leverage component, adverse changes in the value or level of the underlying asset, rate, or index may result in a loss substantially greater than the amount invested in the derivative itself. In the case of swaps, the risk of loss generally is related to a notional principal amount, even if the parties have not made any initial investment. Some derivatives have the potential for unlimited loss, regardless of the size of the initial investment. The Fund is not limited in the extent to which it may directly or indirectly use derivatives or in the absolute face value of its derivative positions. As a result, the Fund’s net long or short exposure may have a net notional value in excess of its net assets.
•	CREDIT AND COUNTERPARTY RISK
          This is the risk that the counterparty to a repurchase or reverse repurchase agreement or other OTC derivative contract, or a borrower of the Fund’s securities will be unable or unwilling to make timely interest or settlement payments or otherwise to honor its obligations. This risk is particularly acute in environments in which financial services firms are exposed to systemic risks of the type evidenced by the insolvency of Lehman Brothers in 2008 and subsequent market disruptions. The Fund is exposed to this risk to the extent it uses derivatives (such as forward foreign currency contracts, swap contracts and repurchase agreements) or lends its portfolio securities. See “Derivatives Risk” above for more information. If a counterparty’s obligation to the Fund under such an arrangement is not collateralized then the Fund is essentially an unsecured creditor of the counterparty and there can be no assurance that a counterparty will meet its obligations, especially during unusually adverse market conditions. If the counterparty defaults, the Fund will have contractual remedies, but the Fund may be unable to enforce its contractual rights. The Fund is subject in particular to the creditworthiness of counterparties because certain types of swap contracts used by the Fund may have durations longer than six months. Counterparty risk is still present even if a counterparty’s obligations are structured to be secured by collateral because the Fund’s interest in the collateral may not be perfected, or the derivative may not be promptly marked-to-market and additional collateral may not be promptly posted.
•	FUND OF FUNDS RISK AND RELATED CONSIDERATIONS
          The Fund may invest in shares of other investment companies, including other GMO Funds and money market funds (“underlying funds”), and is exposed to the risk that the underlying funds will not perform as expected. The Fund also is indirectly exposed to all of the risks applicable to an investment in the underlying funds. Because the Fund bears the fees and expenses of the underlying funds in which it invests, total Fund expenses may increase if Fund assets are invested in underlying funds with higher fees or expenses than existing investments. In addition, the fees and expenses associated with an investment in the Fund will be less predictable and may potentially be higher than fees of funds that only invest in less expensive asset classes. In addition, funds that invest in shares of other GMO Funds also are likely to be subject to Large Shareholder Risk because underlying GMO Funds are more likely to have large shareholders (e.g., other GMO Funds).

•	NON-DIVERSIFIED FUND
          The Fund is not a “diversified” investment company within the meaning of the1940 Act. This means it is allowed to invest in the securities of a relatively small number of issuers and/or foreign currencies. As a result, the Fund may be subject to greater credit, market, and other risks than if the Fund were “diversified.”
Fees and expenses
          The table below shows the expected cost of investing in the Fund.
Annual Fund operating expenses
(expenses that are paid from Fund assets as a percentage of average daily net assets):

	Class III	Class VI

Management fee	0.55%	0.55%
Shareholder Service Fee	0.15%	0.055%
Other expenses	0.09%[1]	0.09%[1]
Total annual fund operating expenses	0.79%	0.70%
Expense reimbursement	(0.09)%[2]	(0.09)%[2]
Net annual expenses	0.70%	0.61%

[1]	“Other expenses” have been restated to reflect current fees and do not include expenses associated with investments in the securities of unaffiliated issuers unless such issuers hold themselves out to be investment companies.

[2]	The Manager has contractually agreed to reimburse the Fund for expenses incurred by the Fund through at least June 30, 2010 to the extent the Fund’s total annual operating expenses (excluding shareholder service fees, expenses indirectly incurred by investment in other Funds of the Trust, fees and expenses of the independent Trustees of the Trust, fees and expenses for legal services not approved by the Manager for the Trust, compensation and expenses of the Trust’s Chief Compliance Officer (excluding any employee benefits), brokerage commissions, securities lending fees and expenses, interest expense, transfer taxes, and other investment-related costs (including expenses associated with investments in any company that is an investment company (including an exchange-traded fund) or would be an investment company under the 1940 Act, but for the exceptions to the definition of investment company provided in Section 3(c)(1) and 3(c)(7) of the 1940 Act), hedging transaction fees, extraordinary, non-recurring and certain other unusual expenses (including taxes) (collectively, “Excluded Fund Fees and Expenses”)) exceed 0.55% of the Fund’s average daily net assets. In addition, the Manager has contractually agreed to reimburse the Fund through at least June 30, 2010 to the extent that the sum of (i) the Fund’s total annual operating expenses (excluding Excluded Fund Fees and Expenses) and (ii) the amount of fees and expenses incurred indirectly by the Fund through its investment in U.S. Treasury Fund (excluding U.S. Treasury Fund’s Excluded Fund Fees and Expenses) exceeds 0.55% of the Fund’s average daily net assets, subject to a maximum total reimbursement to the Fund equal to 0.55% of the Fund’s average daily net assets.

MANAGEMENT OF THE FUND
          GMO, 40 Rowes Wharf, Boston, Massachusetts 02110, provides investment management and shareholder services to the Fund and other GMO Funds. GMO is a private company, founded in 1977. As of May 31, 2009, GMO managed on a worldwide basis more than $88.9 billion of assets for the GMO Funds and institutional investors, such as pension plans, endowments, and foundations.
          Subject to the approval of the Trustees, the Manager establishes and modifies when it deems appropriate the investment strategies of the Fund. In addition to its management of the Fund’s investment portfolio and the shareholder services it provides to the Fund, the Manager administers the Fund’s business affairs.
          The Fund pays the Manager shareholder service fees for providing client service and reporting, such as performance information reporting, client account information, personal and electronic access to Fund information, access to analysis and explanations of Fund reports, and assistance in maintaining and correcting client-related information.
          For the fiscal year ended February 28, 2009, the Manager received an investment management fee (after any applicable waivers or reimbursements) equal to 0.55% of the Fund’s average daily net assets for each class of shares.
          A discussion of the basis for the Trustees’ approval of the Fund’s initial investment management contract is included in the Fund’s annual or semiannual shareholder report for the period during which the Trustees approved that contract.
          GMO’s Asset Allocation Division is responsible for overall investment management of the Fund. Other investment divisions may, at the direction of the Asset Allocation Division, be responsible for selecting the Fund’s investments. Initially, the Quantitative Equity Division will be responsible for such decisions. Each Division’s investment professionals work collaboratively to manage the Fund’s portfolio, and no one person is primarily responsible for day-to-day investment management of the Fund.
          Ben Inker is the senior member and director of the Asset Allocation Division. Mr. Inker has been a senior member of the Division since 1996. As senior member and director of the Division, Mr. Inker allocates responsibility for portions of the Fund’s portfolio to members of the Division, oversees the implementation of trades, reviews the overall composition of the portfolio, including compliance with its stated investment objective and strategies, and monitors cash.
          Tom Hancock is the senior member and co-director of the Quantitative Equity Division. Dr. Hancock has been responsible for overseeing the portfolio management of GMO’s international global market and global quantitative equity portfolio since 1998. As senior member and director of the Division, Dr. Hancock allocates responsibility for portions of the Fund’s portfolio to members of the Division, oversees the implementation of trades, reviews the overall composition of the portfolio, including compliance with its stated investment objective and strategies, and monitors cash.
          Sam Wilderman is the senior member and co-director of the Quantitative Equity Division. Mr. Wilderman has been responsible for overseeing the portfolio management of GMO’s U.S. quantitative equity portfolios since 2005. As senior member and director of the Division, Mr. Wilderman allocates responsibility for portions of the Fund’s portfolio to members of the Division, oversees the implementation of trades, reviews the overall composition of the portfolio, including compliance with its stated investment objective and strategies, and monitors cash.
          The SAI contains other information about how GMO determines the compensation of the senior members, other accounts they manage and related conflicts, and their ownership of the Fund.
Custodian and Fund Accounting Agent
          Brown Brothers Harriman & Co., 40 Water Street, Boston, Massachusetts 02109, serves as the Fund’s custodian and fund accounting agent.
Transfer Agent
          State Street Bank and Trust Company, One Lincoln Street, Boston, Massachusetts 02111, serves as the Fund’s transfer agent.
DETERMINATION OF NET ASSET VALUE
          The net asset value or “NAV” of each class of shares of the Fund is determined as of the close of regular trading on the New York Stock Exchange (“NYSE”), generally at 4:00 p.m. Eastern time. The Fund’s NAV per share for a class of shares is determined by dividing the total value of the Fund’s portfolio investments and other assets, less any liabilities, allocated to that share class by the total number of Fund shares outstanding for that class. The Fund will not determine its NAV on any day when the NYSE is closed for business. The Fund also may elect not to determine its NAV on days during which no share is tendered for redemption and no order to purchase or sell a share is received by the Fund.
          The value of the Fund’s investments is generally determined as follows:
Exchange-listed securities
•	Last sale price or

•	Official closing price or

•	Most recent bid price (if no reported sale or official closing price) or

•	Broker bid (if the private market is more relevant in determining market value than the exchange), based on where the securities are principally traded and their intended disposition
Unlisted securities (if market quotations are readily available)
•	Most recent quoted bid price
Note: There can be no assurance that brokers will continue to provide bid prices as the credit markets continue to experience uncertainty. If quotes are not used, the Fund would value the relevant assets at “fair value” as described below.

Certain debt obligations (if less than sixty days remain until maturity)
•	Amortized cost (unless circumstances dictate otherwise; for example, if the issuer’s creditworthiness has become impaired)
All other fixed income securities and options on those securities (except for options written by the Fund) (includes bonds, loans, structured notes)
•	Most recent bid supplied by a primary pricing source chosen by the Manager

Options written by the Fund

•	Most recent ask price
Shares of other open-end registered investment companies
•	Most recent NAV
“Fair Value” Pricing
          For all other assets and securities, including derivatives, and in cases where market prices are not readily available or circumstances render an existing methodology or procedure unreliable, the Fund’s investments will be valued at “fair value,” as determined in good faith by the Trustees or pursuant to procedures approved by the Trustees.
          With respect to the Fund’s use of “fair value” pricing, you should note the following:
▶	A significant percentage of the Fund’s assets may be “fair valued.” The value of assets that are “fair valued” is determined by the Trustees or persons acting at their direction pursuant to procedures approved by the Trustees. Some of the factors that may be considered in determining “fair value” are the value of other financial instruments traded on other markets, trading volumes, changes in interest rates, observations from financial institutions, significant events (which may be considered to include changes in the value of U.S. securities or securities indices) that occur after the close of the relevant market and before the time that the Fund’s net asset value is calculated, other news events, and significant unobservable inputs (including the Fund’s own assumptions in determining the fair value of investments). Although the goal of fair valuation is to determine the amount the owner of the securities might reasonably expect to receive upon their current sale, because of the uncertainty inherent in fair value pricing, the fair value determined for a particular security may be materially different than the value realized upon its sale.

▶	Many foreign equity securities markets and exchanges close prior to the close of the NYSE, and, therefore, the closing prices for foreign securities in those markets or on those exchanges do not reflect events that occur after that close but before the close of the NYSE. As a result, the Fund generally values foreign equity securities as of the NYSE close using fair value prices, which are based on adjustments to closing prices supplied by a third party vendor using that vendor’s proprietary models.

          The values of foreign securities quoted in foreign currencies are translated into U.S. dollars generally at 4:00 p.m. Eastern time at then current exchange rates or at such other rates as the Trustees or persons acting at their direction may determine appropriate in computing net asset value.
          The Manager evaluates pricing sources on an ongoing basis, and may change a pricing source at any time. The Manager normally does not evaluate the prices supplied by pricing sources on a day-to-day basis. The Manager monitors erratic or unusual movements (including unusual inactivity) in the prices supplied for a security and has discretion to override a price supplied by a source (e.g., by taking a price supplied by another) when it believes that the price supplied is not reliable. Some securities held by the Fund may be valued on the basis of a price provided by a principal market maker. Prices provided by principal market makers may vary from the value that would be realized if the securities were sold, and the differences could be material to the Fund. In addition, because the Fund may hold portfolio securities listed on foreign exchanges that trade on days on which the NYSE is closed, the net asset value of the Fund’s shares may change significantly on days when shares cannot be redeemed.
NAME POLICY
          The Fund will not change its Name Policy without providing its shareholders at least 60 days’ prior written notice. When used in connection with the Fund’s Name Policy, “assets” include the Fund’s net assets plus any borrowings made for investment purposes.
DISCLOSURE OF PORTFOLIO HOLDINGS
          The Fund has established a policy with respect to disclosure of its portfolio holdings. That policy is described in the SAI. Information regarding the Fund’s portfolio holdings as of each month’s end is made available to shareholders of the Trust, qualified potential shareholders as determined by GMO (“potential shareholders”), and their consultants or agents through a secured link on GMO’s website approximately five days after month end. Periodically, in response to heightened market interest in specific issuers, a Fund’s holdings in one or more issuers may be made available on a more frequent basis to shareholders of the Trust, potential shareholders, and their consultants or agents through a secured link on GMO’s website. This information may be posted as soon as the business day following the date to which the information relates.
          To access this information on GMO’s website (http://www.gmo.com/america/strategies), shareholders, potential shareholders, and their consultants and agents must contact GMO to obtain a password and user name (to the extent they do not already have them) and enter into a confidentiality agreement with GMO and the Trust that permits the information to be used only for purposes determined by GMO to be in the best interest of the shareholders of the Fund. GMO may make portfolio holdings information available in alternate formats under the conditions described in the SAI.
          The Fund or GMO may suspend the posting of portfolio holdings, and the Fund may modify the disclosure policy, without notice to shareholders. Once posted, the Fund’s portfolio holdings will remain available on the website at least until the Fund files a Form N-CSR (annual/semiannual report) or Form N-Q (quarterly schedule of portfolio holdings) for the period that includes the date of those holdings.

HOW TO PURCHASE SHARES
          Currently, shares of the Fund are principally available for purchase by other GMO Funds and certain other accredited investors. All investors must be “accredited investors” as defined in Regulation D under the Securities Act of 1933.
          Under ordinary circumstances, you may purchase the Fund’s shares from the Trust when the NYSE is open for business. For instructions on purchasing shares, call the Trust at 1-617-346-7646 or send an e-mail to SHS@GMO.com. The Trust will not accept a purchase request until it has received a GMO Trust Application deemed to be in good order by the Trust or its agent. In addition, the Trust will not accept a purchase request unless an IRS Form W-9 (for U.S. shareholders) or the appropriate IRS Form W-8 (for foreign shareholders) with a correct taxpayer identification number (if required) is on file with GMO and such W-9 or W-8 is deemed to be in good order as determined by the Trust’s withholding agent, State Street Bank and Trust Company. Please consult your tax adviser to ensure all tax forms provided to the Trust are completed properly and maintained, as required, in good order. GMO has the right to make final good order assessments.
          Purchase Policies. You must submit a purchase request in good order to avoid having it rejected by the Trust. In general, a purchase request is in good order if it includes:
•	The name and/or CUSIP number of the Fund being purchased;

•	The U.S. dollar amount of the shares to be purchased;

•	The date on which the purchase is to be made (subject to receipt prior to the close of regular trading on that date);

•	The name and/or the account number (if any) set forth with sufficient clarity to avoid ambiguity;

•	The signature of an authorized signatory as identified in the GMO Trust Application; and

•	Payment in full (by check, wire, or, when approved, securities) received by an agent of the Trust by 4:00 p.m. Eastern time or the close of the NYSE, whichever is earlier.
▶	If payment is not received prior to the close of regular trading on the intended purchase date, the request may be rejected unless prior arrangements for later payment have been approved by GMO.
          If the purchase request is received in good order by the Trust prior to the close of regular trading on the NYSE (generally 4:00 p.m. Eastern time), the purchase price for the Fund shares to be purchased is the net asset value per share determined on that day. If that request is received after the close of regular trading on the NYSE, the purchase price for the Fund shares to be purchased is the net asset value per share determined on the next business day that the NYSE is open.
          To help the U.S. government fight the funding of terrorism and money laundering activities, federal law requires the Trust to verify identifying information provided by each investor in its GMO Trust Application. Additional identifying documentation also may be required. If the Trust is unable to verify the information shortly after your account is opened, the account may be closed and your shares redeemed at their net asset value at the time of the redemption.

          The Trust reserves the right to reject any purchase order. In addition, without notice, the Fund in its sole discretion may temporarily or permanently suspend sales of its shares to new investors and, in some circumstances, existing shareholders.
          Minimum investment amounts (by class) are set forth in the tables on pages 17 and 18 of this Private Placement Memorandum. No minimum additional investment is required to purchase additional shares of a class of the Fund. The Trust may waive initial minimums for some investors.
          Funds advised or sub-advised by GMO (“Top Funds”) may purchase shares of the Fund after the close of regular trading on the NYSE (the “Cut-off Time”) and receive the current day’s price if the following conditions are met: (i) the Top Fund received a purchase request prior to the Cut-off Time on that day; and (ii) the purchases by the Top Fund of shares of the Fund are executed pursuant to an allocation predetermined by GMO prior to that day’s Cut-off Time.
          Submitting Your Purchase Order Form. Completed purchase order forms can be submitted by mail or by facsimile or other form of communication pre-approved by Shareholder Services to the Trust at:
GMO Trust
c/o Grantham, Mayo, Van Otterloo & Co. LLC
40 Rowes Wharf
Boston, Massachusetts 02110
Facsimile: 1-617-439-4192
Attention: Shareholder Services
          Call the Trust at 1-617-346-7646 or send an e-mail to SHS@GMO.com to confirm that GMO received, made a good order determination regarding, and accepted your purchase order form. Do not send cash, checks, or securities directly to the Trust. A purchase request submitted by mail is “received” by the Trust when actually delivered to the Trust. A purchase request delivered by facsimile is “received” by the Trust when it is actually received by the Trust or its delegates.
          Funding Your Investment. You may purchase shares:
•	with cash (via wire transfer or check)
▶	By wire. Instruct your bank to wire the amount of your investment to:
State Street Bank and Trust Company, Boston, Massachusetts
ABA#: 011000028
Attn: Transfer Agent
Credit: GMO Deposit Account 00330902
Further credit: GMO Flexible Equities Fund/Account name and number
▶	By check. All checks must be made payable to the Fund or to GMO Trust. The Trust will not accept checks payable to a third party that have been endorsed by the payee to the Trust. Mail checks to:

By U.S. Postal Service:	By Overnight Courier:
State Street Bank and Trust Company Transfer Agency/GMO P.O. Box 642	State Street Bank and Trust Company Attn: Transfer Agency/GMO 200 Clarendon Street

Mail Code JHT1651 Boston, MA 02117-0642	Mail Code JHT1651 Boston, MA 02116
•	in exchange for securities acceptable to the Manager
▶	securities must be approved by the Manager prior to transfer to the Fund

▶	securities will be valued as set forth under “Determination of Net Asset Value”
•	by a combination of cash and securities
          Frequent Trading Activity. As a matter of policy, the Trust will not honor requests for purchases or exchanges by shareholders identified as engaging in frequent trading strategies, including market timing, that GMO determines could be harmful to certain other GMO Funds and their shareholders. Frequent trading strategies are generally strategies that involve repeated exchanges and/or purchases and redemptions (or redemptions and purchases) within a short period of time. Frequent trading strategies may be disruptive to the efficient management of the Funds, materially increase portfolio transaction costs and taxes, dilute the value of shares held by long-term investors, or otherwise be harmful to such Funds and their shareholders. Notwithstanding the foregoing, these policies and procedures do not limit frequent trading of the Fund.
HOW TO REDEEM SHARES
          Under ordinary circumstances, you may redeem the Fund’s shares when the NYSE is open for business. Redemption requests should be submitted to the Trust. For instructions on redeeming shares, call the Trust at 1-617-346-7646 or send an e-mail to SHS@GMO.com. The Trust may take up to seven days to remit proceeds.
          Redemption Policies. You must submit a redemption request in good order to avoid having it rejected by the Trust. In general, a redemption request is in good order if it includes:
•	The name and/or CUSIP number of the Fund being redeemed;

•	The number of shares or the dollar amount of the shares to be redeemed;

•	The date on which the redemption is to be made (subject to receipt prior to the close of regular trading on that date);

•	The name and/or the account number set forth with sufficient clarity to avoid ambiguity;

•	The signature of an authorized signatory as identified in the GMO Trust Application or subsequent authorized signers list; and

•	Wire instructions or registration address that match the wire instructions or registration address (as applicable) on file at GMO or confirmation from an authorized signatory that the wire instructions are valid.
          If a redemption request in good order is received by the Trust prior to the close of regular trading on the NYSE (generally 4:00 p.m. Eastern time), the redemption price for the Fund shares to be redeemed is the net asset value per share determined on that day. If that redemption request is received after the close of regular trading on the NYSE, the redemption price for the Fund shares to be redeemed is the net asset value per share determined on the next business day unless an authorized person on the account has instructed GMO Shareholder Services in writing to defer the redemption to another day. If you have instructed GMO Shareholder Services to defer the redemption to another day an authorized person on your account may revoke your redemption request in writing at any time prior to 4:00 p.m. Eastern time or before the close of regular trading on the NYSE (whichever is earlier) on the redemption date. In the event of a disaster affecting Boston, Massachusetts, please contact GMO to confirm receipt of your redemption request and whether it is in good order.
          Failure to provide the Trust with a properly authorized redemption request or otherwise satisfy the Trust as to the validity of any change to the wire instructions or registration address will result in a delay in processing a redemption request, delay in remittance of redemption proceeds, or a rejection of the redemption request.
          If GMO determines, in its sole discretion, that a redemption payment wholly or partly in cash would be detrimental to the best interests of the Fund’s remaining shareholders, the Fund may pay the redemption proceeds in whole or in part with securities instead of cash.
          If a redemption is paid in cash:
•	payment generally will be made by means of federal funds transfer to the bank account designated in a recordable format by an authorized signatory in the GMO Trust Application to purchase the Fund shares being redeemed
▶	designation of one or more additional bank accounts or any change in the bank accounts originally designated in the GMO Trust Application must be made in a recordable format by an authorized signatory according to the procedures in the GMO Trust Redemption Order Form
•	upon request, payment will be made by check mailed to the registration address (unless another address is specified according to the procedures in the GMO Trust Redemption Order Form).
          If a redemption is paid with securities, it is important for you to note that:
•	the securities will be valued as set forth under “Determination of Net Asset Value”

•	the securities will be selected by the Manager in light of the Fund’s objective and may not represent a pro rata distribution of each security held in the Fund’s portfolio

•	you may incur brokerage charges on the sale of the securities

•	redemptions paid in securities generally are treated by shareholders for tax purposes the same as redemptions paid in cash

•	the securities will be transferred and delivered by the Trust as directed in writing by an authorized person on the account.
          The Fund may suspend the right of redemption and may postpone payment for more than seven days:
•	if the NYSE is closed on days other than weekends or holidays

•	during periods when trading on the NYSE is restricted

•	during an emergency which makes it impracticable for the Fund to dispose of its securities or to fairly determine the net asset value of the Fund

•	during any other period permitted by the SEC for your protection.

          The Trust will not make payments to third-parties on behalf of a shareholder upon a redemption request and does not offer check-writing privileges.
          Pursuant to the Trust’s Amended and Restated Agreement and Declaration of Trust, the Trust has the unilateral right to redeem Fund shares held by a shareholder at any time if at that time: (i) the shares of the Fund or a class held by the shareholder have an aggregate net asset value of less than an amount determined from time to time by the Trustees; or (ii) the shares of the Fund or a class held by the shareholder exceed a percentage of the outstanding shares of the Fund or a class determined from time to time by the Trustees. The Trustees have authorized GMO in its sole discretion to redeem shares to prevent a shareholder from becoming an affiliated person of the Fund.
          Top Funds may redeem shares of the Fund after the Cut-off Time and receive the current day’s price if the following conditions are met: (i) the Top Fund received a redemption request prior to the Cut-off Time on that day; and (ii) the redemption of the shares of the Fund is executed pursuant to an allocation predetermined by GMO prior to that day’s Cut-off Time.
          Submitting Your Redemption Request. Redemption requests can be submitted by mail or by facsimile to the Trust at the address/facsimile number set forth under “How to Purchase Shares —Submitting Your Purchase Order Form.” Redemption requests submitted by mail are “received” by the Trust when actually delivered to the Trust. Call the Trust at 1-617-346-7646 or send an e-mail to SHS@GMO.com to confirm that GMO received, made a good order determination regarding, and accepted your redemption request.
MULTIPLE CLASSES
          The Fund offers multiple classes of shares. The sole economic difference between the Class III and Class VI shares of the Fund is the shareholder service fee they bear for client and shareholder service, reporting and other support. Differences in the fee reflect the fact that, as the size of a client relationship increases, the cost to service that client decreases as a percentage of the client’s assets. Thus, the shareholder service fee generally is lower for classes requiring a greater minimum total investment under GMO’s management.
Minimum Investment Criteria for Class III Eligibility

			Shareholder Service Fee
	Minimum Total Fund	Minimum Total	(as a % of average daily net
	Investment	Investment[1]	assets)
Class III Shares	N/A	$10 million	0.15%
Minimum Investment Criteria for Class VI Eligibility

			Shareholder Service Fee
	Minimum Total Fund	Minimum Total	(as a % of average daily net
	Investment	Investment[1]	assets)
Class VI Shares	$300 million	$750 million	0.055%

[1]	The eligibility requirements in the table above are subject to exceptions and special rules for plan investors investing through financial intermediaries. See discussion immediately following these tables for more information about these exceptions and special rules.

          Eligibility to purchase different classes of the Fund shares depends on the client’s meeting either (i) the minimum “Total Fund Investment” set forth in the above tables, which includes only a client’s total investment in the Fund, or (ii) the minimum “Total Investment” set forth in the above tables, calculated as described below.
          A client’s Total Investment equals the market value of all the client’s assets managed by GMO and its affiliates (i) at the time of initial investment, (ii) at close of business on the last business day of each calendar quarter, or (iii) at other times as determined by the Manager (each, a “Determination Date”).
          Upon request, GMO may permit a client to undertake in writing to meet the applicable Total Fund Investment or Total Investment over a specified period. If the client’s goal is not met by the time specified in the letter (the “Commitment Date”), the client will be converted on the next Determination Date to the class of shares for which the client satisfied all minimum investment requirements as of the Commitment Date.
          You should note:
•	No minimum additional investment is required to purchase additional shares of the Fund for any class of shares.

•	The Manager will make all determinations as to the aggregation of client accounts for purposes of determining eligibility. When making decisions regarding whether accounts should be aggregated because they are part of a larger client relationship, the Manager considers several factors including, but not limited to, whether: the multiple accounts are for one or more subsidiaries of the same parent company; the multiple accounts have the same beneficial owner regardless of the legal form of ownership; the investment mandate is the same or substantially similar across the relationship; the asset allocation strategies are substantially similar across the relationship; GMO reports to the same investment board; the consultant is the same for the entire relationship; GMO services the relationship through a single GMO relationship manager; the relationships have substantially similar reporting requirements; and/or the relationship can be serviced from a single geographic location.

•	Eligibility requirements for each class of shares are subject to change upon notice to shareholders.

•	The Trust may waive eligibility requirements for certain accounts or special situations (e.g., GMO Funds that invest in other GMO Funds may invest in the least expensive class of those GMO Funds offered at the time of investment).

•	In general, all investments by defined contribution plans through an intermediary are invested in Class III Shares.

Conversions between Classes
          Each client’s Total Fund Investment and Total Investment are determined by GMO on each Determination Date. Based on this determination, and subject to the following, each client’s shares of the Fund identified for conversion will be converted to the class of shares of the Fund with the lowest Shareholder Service Fee for which the client satisfies all minimum investment requirements (or, to the extent the client already holds shares of that class, the client will remain in that class). Except as noted below, with respect to the Fund:
•	To the extent a client satisfies all minimum investment requirements for a class of shares then being offered that bears a lower shareholder service fee than the class held by the client on the Determination Date, the client’s shares identified for conversion generally will be automatically converted to that class within 45 calendar days following the Determination Date on a date selected by the Manager.

•	To the extent a client no longer satisfies all minimum investment requirements for the class of shares held by the client on the last Determination Date of a calendar year, the Trust generally will convert the client’s shares to the class that is then being offered bearing the lowest shareholder service fee for which the client satisfies all minimum investment requirements (and which class will typically bear a higher shareholder service fee than the class then held by the client). To the extent the client no longer satisfies all minimum investment requirements for any class of the Fund as of the last Determination Date of a calendar year, the Trust will convert the client’s shares to the class of the Fund then being offered bearing the highest shareholder service fee unless the value has increased prior to the expiration of the notice period so as to satisfy all minimum investment requirements for the client’s current class of shares. Notwithstanding the foregoing, a client’s shares will not be converted to a class of shares bearing a higher shareholder service fee without at least 15 calendar days’ prior notice by the Trust. To the extent that the client makes an additional investment and/or the value of the client’s shares otherwise increases prior to the expiration of the notice period so as to satisfy all minimum investment requirements for the client’s current class of shares, the client will remain in the class of shares then held by the client. Solely for the purpose of determining whether a client has satisfied the additional investment requirements referenced in the preceding sentence, the value of the client’s shares shall be the greater of (i) the value of the client’s shares on the relevant Determination Date and (ii) the value of the client’s shares on the date that GMO reassesses the value of the client’s account for the purpose of sending the above referenced notice. If the client is not able to make an additional investment in the Fund solely because the Fund is closed to new investment or is capacity constrained, the client will remain in the class of shares then held by the client unless the Manager approves reopening the Fund to facilitate an additional investment. Any conversion of a client’s shares to a class of shares bearing a higher shareholder service fee generally will occur within 60 calendar days following the last Determination Date of a calendar year or, in the case of conversion due to an abusive pattern of investments and/or redemptions, on any other date pursuant to the Manager’s discretion.
          However, the Trust may at any time without notice convert a client’s shares to the class which is then offered bearing the lowest shareholder service fee for which the client satisfied all minimum investment requirements (or, if there is not such class, the class of that Fund which is then being offered bearing the highest shareholder service fee) if the client no longer satisfies all minimum investment requirements for the class of shares held by the client and either: (i) the Manager believes the client has engaged in an abusive pattern of investments and/or redemptions, or (ii) the total expense ratio borne by the client immediately following such conversion is equal to or less than the total expense ratio borne by the client immediately prior to such conversion (after giving effect to any applicable fee and expense waivers or reimbursements).
          The Trust has been advised by counsel that, for tax purposes, the conversion of a client’s investment from one class of shares of the Fund to another class of shares of the Fund should not result in the recognition of gain or loss in the shares that are converted. The client’s tax basis in the new class of shares immediately after the conversion should equal the client’s basis in the converted shares immediately before conversion, and the holding period of the new class of shares should include the holding period of the converted shares.
DISTRIBUTIONS AND TAXES
          The Fund’s policy is to declare and pay distributions of its net income, if any, semi-annually. The Fund also intends to distribute net gains, whether from the sale of securities held by the Fund for not more than one year (e.g., net short-term capital gains) or from the sale of securities held by the Fund for more than one year (e.g., net long-term capital gains), if any, at least annually. In addition, the Fund may, from time to time and at its discretion, make unscheduled distributions in advance of large redemptions by shareholders or as otherwise deemed appropriate by the Fund. Shareholders should read the description below for information regarding the tax character of distributions from the Fund to shareholders.
          All dividends and/or distributions are reinvested in additional shares of the Fund, at net asset value, unless a shareholder elects to receive cash. Shareholders may elect to receive cash by marking the appropriate boxes on the GMO Trust Application or by writing to the Trust.
          The following is a general summary of the principal U.S. federal income tax consequences to shareholders investing in the Fund. The Fund’s shareholders may include certain other GMO Funds. The summary below does not address tax consequences to shareholders of those other GMO Funds. Shareholders of those other GMO Funds should refer to the prospectuses or private placement memoranda (as applicable) and statements of additional information for those Funds for a summary of the tax consequences applicable to them. It is important for you to note:
•	The Fund is treated as a separate taxable entity for U.S. federal income tax purposes and intends to qualify each year as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended.

•	For U.S. federal income tax purposes, distributions of investment income generally are taxable as ordinary income. For U.S. federal income tax purposes, taxes on distributions of capital gains generally are determined by how long the Fund owned the investments that generated them, rather than by how long a shareholder has owned shares in the Fund. Distributions of net capital gains from the sale of investments that the Fund owned for more than one year and that are properly designated by the Fund as capital gain dividends generally are taxable to shareholders as long-term capital gains. Distributions of gains from the sale of investments that the Fund owned for one year or less generally are taxable to shareholders as ordinary income.

•	The Fund may make total distributions during a taxable year in an amount that exceeds the Fund’s net investment income and net capital gains for that year, in which case the excess generally would be treated as a return of capital, which would reduce a shareholder’s tax basis in its applicable shares, with any amounts exceeding such basis treated as gain from the sale of such shares. A return of capital is not taxable to shareholders to the extent such amount does not exceed a shareholder’s tax basis, but it reduces a shareholder’s tax basis in its shares, thus reducing any loss or increasing any gain on a subsequent taxable disposition by the shareholder of its shares.

•	If the Fund realizes capital losses in excess of capital gains for any taxable year, these excess losses will carry over and can be used to offset capital gains realized in succeeding taxable years until either (a) the end of the eighth succeeding taxable year or (b) such losses have been fully utilized to offset realized capital gains, whichever comes first. The Fund’s ability to utilize these losses to reduce distributable capital gains in succeeding taxable years may be limited by reason of direct or indirect changes in the actual or constructive ownership of the Fund.

•	For taxable years beginning before January 1, 2011, distributions of investment income properly designated by the Fund as derived from “qualified dividend income” will be taxable to shareholders taxed as individuals at the rates applicable to long-term capital gain, provided holding period and other requirements are met at both the shareholder and Fund levels. It is currently unclear whether Congress will extend this provision to tax years beginning on or after January 1, 2011. Long-term capital gain rates applicable to most individuals have been reduced to 15% (with lower rates applying to taxpayers in the 10% and 15% rate brackets) for taxable years beginning before January 1, 2011. It is currently unclear whether Congress will extend this reduction to tax years beginning on or after January 1, 2011.

•	Distributions by the Fund generally are taxable to a shareholder even if they are paid from income or gains earned by the Fund before that shareholder invested in the Fund (and accordingly the income or gains were included in the price the shareholder paid for the Fund’s shares). Distributions are taxable whether shareholders receive them in cash or reinvest them in additional shares.

•	Distributions by the Fund to retirement plans that qualify for tax-exempt treatment under U.S. federal income tax laws generally will not be taxable. Special tax rules apply to investments through such plans. You should consult your tax advisor to determine the suitability of the Fund as an investment through such a plan and the tax treatment of distributions from such a plan.

•	Any gain resulting from a shareholder’s sale, exchange, or redemption (whether effected in cash or in-kind) of Fund shares generally will be taxable to the shareholder as short-term or long-term capital gain, depending on how long the Fund shares were held by the shareholder.

•	The Fund’s investment in foreign securities may be subject to foreign withholding taxes on dividends, interest, or capital gains. Those taxes will reduce the Fund’s yield on these securities. The foreign withholding tax rates applicable to the Fund’s investments in certain foreign jurisdictions may be higher if the Fund has a significant number of non-U.S. shareholders than if it has fewer non-U.S. shareholders. In certain instances, shareholders may be entitled to claim a credit or deduction (but not both) for foreign taxes paid by the Fund. In addition, the Fund’s investment in foreign securities (other than equity securities) or foreign currencies may increase or accelerate the Fund’s recognition of ordinary income and may affect the timing, character, and/or amount of the Fund’s distributions. See “Taxes” in the SAI for more information.

•	Certain of the Fund’s investment practices, including derivative transactions and hedging activities generally, as well as the Fund’s investments in certain types of securities, including assets “marked to the market” for U.S. federal income tax purposes, will be subject to special and complex U.S. federal income tax provisions. These special rules may affect the timing, character, and/or amount of the Fund’s distributions and may cause the Fund to liquidate investments at a time when it is not advantageous to do so. See “Taxes” in the SAI for more information about the tax consequences of specific Fund investment practices and investments.

•	To the extent the Fund invests in other funds of the Trust or other investment companies treated as partnerships or RICs for U.S. federal income tax purposes, the Fund’s distributions could vary, in terms of their timing, character, and/or amount, from what the Fund’s distributions would have been had the Fund invested directly in the portfolio securities and other assets held by the underlying investment companies. See “Taxes” in the SAI for more information.
          The above is a general summary of the principal U.S. federal income tax consequences of investing in the Fund for shareholders who are U.S. citizens, residents, or domestic corporations. You should consult your own tax advisors about the precise tax consequences of an investment in the Fund in light of your particular tax situation, including possible foreign, state, local, or other applicable taxes (including the federal alternative minimum tax). See “Taxes” in the SAI for more information, including a summary of certain tax consequences of investing in the Fund for non-U.S. shareholders.

FINANCIAL HIGHLIGHTS
(For a share outstanding throughout each period)
          The financial highlights table is intended to help you understand the Fund’s financial performance for the period of the Fund’s operations. Some information reflects financial results for a single Fund share. The total returns in the table represent the rate that an investor would have earned (or lost) on an investment in the Fund (assuming reinvestment of all dividends and distributions). This information has been audited by PricewaterhouseCoopers LLP, an independent registered public accounting firm, whose report, along with the Fund’s financial statements, is included in the Fund’s Annual Report, which is incorporated by reference in the SAI and available upon request.
GMO FLEXIBLE EQUITIES FUND

	Class III Shares		Class VI Shares
	Period from		Period from
	December 12, 2008		December 12, 2008
	(commencement of		(commencement of
	operations)		operations)
	through		through
	February 28, 2009		February 28, 2009
Net asset value, beginning of period	$20.00		$20.00

Income (loss) from investment operations:
Net investment income (loss)†	0.02		0.03
Net realized and unrealized gain (loss)	(4.63)		(4.64)

Total from investment operations	(4.61)		(4.61)

Less distributions to shareholders:
From net investment income	(0.00	)(a)	(0.00	)(a)

Total distributions	(0.00)		(0.00)

Net asset value, end of period	$15.39		$15.39

Total Return(b)	(23.04	)%**	(23.04	)%**
Ratios/Supplemental Data:
Net assets, end of period (000’s)	$43,788		$310,066
Net expenses to average daily net assets	0.70	%*	0.61	%*
Net investment income to average daily net assets	0.56	%*	0.69	%*
Portfolio turnover rate	7	%**	7	%**
Fees and expenses reimbursed by the Manager to average daily net assets	0.26	%*	0.26	%*

(a)	Distributions from net investment income were less than $0.01 per share.

(b)	The total returns would have been lower had certain expenses not been reimbursed during the periods shown and assumes the effect of reinvested distributions.

†	Calculated using average shares outstanding throughout the period.

*	Annualized.

**	Not annualized.

INVESTMENT IN OTHER GMO FUNDS
          GMO U.S. Treasury Fund. GMO U.S. Treasury Fund (“Treasury Fund”), a series of the Trust, is described in a separate prospectus. Treasury Fund is managed by GMO.
          Treasury Fund pays an investment management fee to the Manager at the annual rate of 0.08% of Treasury Fund’s average daily net assets. The Manager has voluntarily agreed to waive Treasury Fund’s management fee. The Manager may change or terminate this waiver at any time. This waiver is in addition to the Manager’s contractual agreement to reimburse Treasury Fund for expenses incurred by Treasury Fund through at least June 30, 2010 to the extent Treasury Fund’s total annual operating expenses (without giving effect to any voluntary management fee waiver and excluding investment-related costs and Excluded Expenses) exceed 0.08% of Treasury Fund’s average daily net assets. For these purposes, “Excluded Expenses” are expenses indirectly incurred by investment in other Funds of the Trust, fees and expenses of the independent Trustees of the Trust, fees and expenses for legal services not approved by the Manager for the Trust, compensation and expenses of the Trust’s Chief Compliance Officer (excluding any employee benefits), brokerage commissions, securities-lending fees and expenses, interest expense, transfer taxes, and other investment-related costs (including expenses associated with investments in any company that is an investment company (including an exchange-traded fund) or would be an investment company under the 1940 Act, but for the exceptions to the definition of investment company provided in Sections 3(c)(1) and 3(c)(7) of the 1940 Act), hedging transaction fees, extraordinary, non-recurring and certain other unusual expenses (including taxes).
          Treasury Fund’s investment objective is liquidity and safety of principal with current income as a secondary objective.
          Treasury Fund seeks to achieve its investment objective by investing primarily in U.S. Treasury securities. Under normal circumstances, Treasury Fund invests at least 80% of its net assets, plus the amount of any borrowings for investment purposes, in Direct U.S. Treasury Obligations and repurchase agreements collateralized by these Obligations. “Direct U.S. Treasury Obligations” include U.S. Treasury bills, bonds, and notes and other securities issued by the U.S. Treasury, such as Separately Traded Registered Interest and Principal Securities (STRIPS) and other zero-coupon securities, that are backed by the full faith and credit of the U.S. government as well as repurchase agreements relating to the foregoing.
          As a principal investment strategy Treasury Fund may enter into repurchase agreements, under which Treasury Fund purchases a security backed by the full faith and credit of the U.S. government from a seller who simultaneously commits to repurchase, on an agreed upon date in the future, the security from Treasury Fund at the original purchase price plus an agreed upon amount representing the original purchase price plus interest. The counterparties in repurchase agreements are typically broker-dealers and banks, and the safety of the arrangement is dependent upon Treasury Fund having an interest in the security that can be realized in the event of the insolvency of the counterparty. In addition to Direct U.S. Treasury Obligations, Treasury Fund may also invest in other fixed-income securities that are also backed by the full faith and credit of the U.S. government, such as guaranteed securities issued by the Government National Mortgage Association (GNMA) and the Federal Deposit Insurance Corporation (FDIC). Treasury Fund may also invest in unaffiliated money market funds.
          Treasury Fund normally invests in Direct U.S. Treasury Obligations and other fixed-income securities backed by the full faith and credit of the U.S. government with a stated or remaining maturity of one year or less. This may not be true of Direct U.S. Treasury Obligations purchased pursuant to repurchase agreements, and, therefore, if the counterparty to the repurchase agreement defaults, Treasury Fund may own a security with a stated or remaining maturity of greater than one year.

          Although Treasury Fund primarily invests in short-term obligations, it is not a money market fund and is not subject to the duration, quality, diversification, and other requirements applicable to money market funds. In addition, the Manager normally seeks to maintain a duration of one year or less for Treasury Fund’s portfolio. The Manager determines Treasury Fund’s dollar-weighted average portfolio duration by aggregating the durations of Treasury Fund’s individual holdings and weighting each holding based on its market value.
          In selecting U.S. Treasury securities for Treasury Fund’s portfolio, the Manager focuses primarily on the relative attractiveness of different obligations (such as bonds, notes, or bills), which can vary depending on the general level of interest rates as well as supply/demand imbalances and other market conditions.
          Other GMO Funds may invest in Treasury Fund to achieve exposure to U.S. Treasury securities, to invest cash and/or to seek to generate a return similar to yields on U.S. Treasury securities.
          Treasury Fund’s benchmark is the Citigroup 3 Month Treasury Bill Index, an independently maintained and published short-term bill index.
          Shareholders of the GMO Funds that hold investments in Treasury Fund will be indirectly exposed to the risks associated with an investment in Treasury Fund. The principal risks of an investment in Treasury Fund include Market Risk — Fixed Income Securities, Liquidity Risk, Credit and Counterparty Risk, and Focused Investment Risk.

GMO TRUST
ADDITIONAL INFORMATION
          The Fund’s annual and semiannual reports to shareholders (when available) will contain additional information about the Fund’s investments. The Fund’s annual report (when available) will contain a discussion of the market conditions and investment strategies that significantly affected the Fund’s performance during its initial fiscal year. The Fund’s annual and semiannual reports (when available) will be, and the Fund’s SAI is, available free of charge by writing to Shareholder Services at GMO, 40 Rowes Wharf, Boston, Massachusetts 02110 or by calling collect at 1-617-346-7646. Because the Fund does not publicly offer its shares, its shareholder reports and SAI are not available on GMO’s website. The SAI contains more detailed information about the Fund and is incorporated by reference into this Private Placement Memorandum, which means that it is legally considered to be part of this Private Placement Memorandum.
          You can review and copy the Private Placement Memorandum, SAI, and reports (when available) at the SEC’s Public Reference Room in Washington, D.C. Information regarding the operation of the Public Reference Room may be obtained by calling the SEC at 1-202-551-8090. Reports and other information about the Fund are available on the EDGAR database on the SEC’s Internet site at http://www.sec.gov. Copies of this information may be obtained, upon payment of a duplicating fee, by electronic request at the following e-mail address: publicinfo@sec.gov, or by writing the Public Reference Section of the SEC, Washington, D.C. 20549-1520.
          Shareholders who wish to communicate with the Trustees must do so by mailing a written communication, addressed as follows: To the Attention of the Board of Trustees, c/o GMO Trust Chief Compliance Officer, 40 Rowes Wharf, Boston, MA  02110.
SHAREHOLDER INQUIRIES
Shareholders may request additional
information from and direct inquiries to:
Shareholder Services at
Grantham, Mayo, Van Otterloo & Co. LLC
40 Rowes Wharf, Boston, MA 02110
1-617-346-7646 (call collect)
1-617-439-4192 (fax)
SHS@GMO.com
website: http://www.gmo.com
Investment Company Act File No. 811-04347

PRIVATE PLACEMENT MEMORANDUM
June 26, 2009
GMO Short-Duration Collateral Fund
40 Rowes Wharf, Boston, Massachusetts 02110
          GMO Short-Duration Collateral Fund (the “Fund”) is a separate investment portfolio of GMO Trust (the “Trust”). The Trust is an open-end management investment company and operates as a “series investment company” that consists of separate series of investment portfolios, including the Fund. Other portfolios are described in separate prospectuses or private placement memoranda. At this time, the Fund does not intend to offer its shares publicly or to make them available other than to other funds of the Trust (“GMO Funds”) and certain other accredited investors.
Investment Manager
Grantham, Mayo, Van Otterloo & Co. LLC

          This Private Placement Memorandum concisely describes the information which you ought to know about the Fund before investing. Please read this memorandum carefully and keep it for further reference. A Statement of Additional Information dated June 26, 2009, as revised from time to time (“SAI”), is available free of charge by writing to GMO Shareholder Services, 40 Rowes Wharf, Boston, Massachusetts 02110 or by calling 1-617-346-7646. The SAI, which contains more detailed information about the Fund, has been filed with the Securities and Exchange Commission (“SEC”) and is incorporated by reference into this Private Placement Memorandum.
          THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE TRANSFERRED OR RESOLD UNLESS SO REGISTERED OR IN TRANSACTIONS EXEMPT THEREFROM. HOWEVER, THE SECURITIES ARE REDEEMABLE AS DESCRIBED IN THIS PRIVATE PLACEMENT MEMORANDUM. IN CERTAIN CASES INVESTORS MAY BE REDEEMED “IN-KIND” AND RECEIVE PORTFOLIO SECURITIES HELD BY THE FUND IN LIEU OF CASH UPON REDEMPTION.
          THIS PRIVATE PLACEMENT MEMORANDUM AND THE INFORMATION CONTAINED HEREIN ARE FOR THE EXCLUSIVE USE OF THE RECIPIENT FOR THE SOLE PURPOSE OF EVALUATING THE PRIVATE PLACEMENT OF SHARES OF THE FUND DESCRIBED HEREIN. IT MAY NOT BE REPRODUCED, PROVIDED, OR DISCLOSED TO OTHERS, OR USED FOR ANY OTHER PURPOSE, WITHOUT WRITTEN AUTHORIZATION, AND DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SHARES OF THE FUND TO ANY ENTITY OR INDIVIDUAL NOT POSSESSING THE QUALIFICATIONS DESCRIBED IN THIS MEMORANDUM.
          NO PERSON HAS BEEN AUTHORIZED TO MAKE ANY REPRESENTATIONS OR PROVIDE ANY INFORMATION WITH RESPECT TO THE SHARES EXCEPT SUCH INFORMATION AS IS CONTAINED IN THIS MEMORANDUM AND IN THE SAI OR IN OTHER MATERIALS APPROVED BY THE TRUST. NO SALES MADE IN RELIANCE ON THIS DOCUMENT SHALL UNDER ANY CIRCUMSTANCES CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN MATTERS DISCUSSED HEREIN SINCE THE DATE HEREOF.

FUND SUMMARY
          This summary is not all-inclusive, and the Fund may make investments, employ strategies, and be exposed to risks that are not described in this summary. More information about the Fund’s investments and strategies is contained in the SAI. Except for policies identified in the SAI as “fundamental,” the Fund’s Board of Trustees (“Trustees”) may change the Fund’s investment objective or policies without shareholder approval. The Fund’s investment manager is Grantham, Mayo, Van Otterloo & Co. LLC (the “Manager” or “GMO”) (see “Management of the Fund” below for a description of the Manager). The Fund, by itself, is not intended to provide a complete investment program, and investment in the Fund should only be considered as part of a diversified portfolio that includes other investments.
          Investment objective
          Total return comparable to that of its benchmark.
          Principal investment strategies
          The Fund primarily invests in asset-backed securities, including, but not limited to, securities backed by pools of residential and commercial mortgages, credit-card receivables, home equity loans, automobile loans, educational loans, corporate and sovereign bonds, and bank loans made to corporations. In addition, the Fund may invest in government securities, corporate debt securities, money market instruments, and commercial paper, and enter into credit default swaps, reverse repurchase agreements, and repurchase agreements. The Fund also may use exchange-traded and over-the-counter (“OTC”) derivatives. The Fund also may invest in unaffiliated money market funds. Because of the deterioration in credit markets that became acute in 2008, the Fund currently holds and may continue to hold material positions of below investment grade securities.
          In selecting fixed income securities for the Fund’s portfolio, the Manager focuses primarily on the securities’ credit quality. The Manager uses fundamental investment techniques to identify the credit risk associated with investments in fixed income securities and bases its investment decisions on that assessment.
          The Manager normally seeks to maintain an interest rate duration of 365 days or less for the Fund’s portfolio. The Fund’s dollar-weighted average portfolio maturity may be substantially longer than its dollar-weighted average portfolio duration. The Manager determines the Fund’s dollar-weighted average portfolio duration by aggregating the durations of the Fund’s individual holdings and weighting each holding based on its market value. The Manager may determine duration by traditional means or through empirical analysis, which may produce results that differ from those produced by traditional methods of calculating duration.
          Unless otherwise specified in this Private Placement Memorandum or in the SAI, the Manager is not obligated to and generally will not consider tax consequences when seeking to achieve the Fund’s investment objective (e.g., the Fund may engage in transactions that are not tax efficient for shareholders subject to U.S. federal income tax). Portfolio turnover is not a principal consideration when the Manager makes investment decisions for the Fund. Based on its assessment of market conditions, the Manager may cause the Fund to trade more frequently at some times than at others. High turnover rates may adversely affect the Fund’s performance by generating additional expenses and may result in additional taxable income for its shareholders.
          As described more fully under “How to Redeem Shares — Current Market Conditions” on page 18, since October of 2008, the Fund has declared and paid dividends when it has acquired a meaningful cash position rather than reinvesting that cash in portfolio securities. The Fund intends to continue this practice. To the extent that you invest in the Fund, your cash will be distributed to shareholders of the Fund as opposed to being invested in additional portfolio securities. This means that investments in the Fund will indirectly provide liquidity to other investors in the Fund and will not augment diversification or otherwise affect current portfolio holdings of the Fund. Additionally, as described in “How to Redeem Shares — Current Market Conditions” on page 18, the Fund is honoring nearly all redemptions in-kind. From time to time, the Fund may establish de minimis amounts below which redemptions may be honored for cash. Amounts available for cash redemptions could be increased and/or redemption fees could be reduced if conditions in the markets improve. These amounts can and will change without prior notice.
          When used in this Private Placement Memorandum, the term “invest” includes both direct investing and indirect investing and the term “investments” includes both direct investments and indirect investments. For example, the Fund may invest indirectly by investing in another Fund or by investing in derivatives and synthetic instruments. In addition, the term “fixed income securities” includes (i) obligations of an issuer to make payments of principal and/or interest on future dates and (ii) synthetic debt instruments created by the Manager by using a futures contract, swap contract, currency forward or option. For purposes of this Private Placement Memorandum, the term “bond” refers to any fixed income security, including instruments with variable interest payments.
          In addition, for purposes of this Private Placement Memorandum, the term “investment grade” refers to a rating of Baa3 or better given by Moody’s Investors Service, Inc. (“Moody’s”) or BBB- or better given by Standard & Poor’s Ratings Services (“S&P”) to a particular fixed income security, and the term “below investment grade” refers to any rating below Baa3 given by Moody’s or below BBB- given by S&P to a particular fixed income security. Fixed income securities rated below investment grade are also known as high yield or “junk” bonds. In addition, in this Private Placement Memorandum, investment-grade securities that are given a rating of Aa or better by Moody’s or AA or better by S&P are referred to as “high quality.” Securities referred to as investment grade, below investment grade, or high quality include not only securities rated by Moody’s and/or S&P, but also securities unrated by Moody’s or S&P that are determined by the Manager to have credit qualities comparable to securities rated by Moody’s or S&P as investment grade, below investment grade, or high quality, as applicable.
          Benchmark
          The Fund’s benchmark is the JPMorgan U.S. 3 Month Cash Index, which is independently maintained and published by JPMorgan. The Index measures the total return performance of three-month U.S. dollar Euro-deposits.
          Principal risks of investing in the Fund
          The value of the Fund’s shares changes with the value of the Fund’s investments. Many factors can affect this value, and you may lose money by investing in the Fund. Factors that may affect the Fund’s portfolio as a whole are called “principal risks” and are summarized in this section. This summary describes the nature of these principal risks and certain related risks, but is not intended to include every potential risk. Many of these risks are more pronounced as a result of current global economic conditions that began to unfold in 2008. The Fund could be subject to additional risks because the types of investments it makes may change over time. The SAI includes more information about the Fund and its investments. The Fund, by itself, is not intended to provide a complete investment program, and an investment in the Fund should only be considered as part of a diversified portfolio that includes other investments.

•	MARKET RISK—FIXED INCOME SECURITIES
          The Fund is subject to market risk, which is the risk of unfavorable changes in the value of Fund holdings. The following summarizes certain general market risks associated with investments in or exposure to fixed income securities.
          A principal risk of the Fund’s investments in fixed income securities (including bonds, notes, bills, synthetic debt instruments, and asset-backed securities) is that the values of those securities typically change as interest rates fluctuate. The risk associated with fluctuating interest rates (also called “interest rate risk”) is generally greater for funds investing in fixed income securities with longer durations.
          Interest rate risk relates to changes in a security’s value as a result of changes in interest rates. The value of fixed-rate securities generally falls when interest rates rise, since prospective interest payments on new bonds will exceed current payments on existing bonds; the opposite is true when interest rates fall, since current investments have locked in a higher interest rate. The extent to which a security’s value moves with interest rates is referred to as interest rate duration, which can be measured mathematically or empirically. Longer-maturity investments generally have longer durations, as the investment’s fixed rate is locked in for longer periods of time. Floating-rate or adjustable-rate securities, however, generally have short interest rate durations, since their interest rates are not fixed but rather float up and down with the level of prevailing interest rates.
          Additional market risks apply for the Fund by virtue of its investments in asset-backed securities. Asset-backed securities may be backed by many types of assets, including pools of residential and commercial mortgages, automobile loans, educational loans, home equity loans, or credit-card receivables. They also may be backed by pools of corporate or sovereign bonds, bank loans made to corporations, or a combination of these bonds and loans (commonly referred to as “collateralized debt obligations”). Payment of interest on asset-backed securities and repayment of principal largely depend on the cash flows generated by the underlying assets backing the securities. The amount of market risk associated with asset-backed securities depends on many factors, including the deal structure (e.g., determination as to the amount of underlying assets or other support needed to produce the cash flows necessary to service interest and make principal payments), the quality of the underlying assets, the level of credit support, if any, provided for the securities, and the credit quality of the credit-support provider, if any. Asset-backed securities involve risk of loss of principal if obligors of the underlying obligations default in payment of the obligations and the defaulted obligations exceed the credit support. The obligations of issuers (and obligors of underlying assets) also are subject to bankruptcy, insolvency, and other laws affecting the rights and remedies of creditors. Many asset-backed securities are now rated below investment grade. See “Credit and Counterparty Risk” below for more information about credit risk.
          With the deterioration of worldwide economic and liquidity conditions that became acute in 2008, the markets for asset-backed securities became fractured and uncertainty about the creditworthiness of those securities (and underlying collateral) caused credit spreads (the difference between yields on the asset-backed securities and U.S. Government securities) to widen dramatically. Concurrently, systemic risks of the type evidenced by the insolvency of Lehman Brothers and subsequent market disruptions reduced the ability of financial institutions to make markets in many fixed income securities generally. These events reduced liquidity for securitized credits and contributed to substantial declines in the value of asset-backed and other fixed income securities. There can be no assurance these conditions will not continue or that they will not deteriorate further. Also, government actions and proposals affecting the terms of underlying home and consumer loans, changes in demand for products (e.g., automobiles) financed by those loans, and the inability of borrowers to refinance existing loans (e.g., sub-prime mortgages), have had, and may continue to have, adverse valuation and liquidity effects on asset-backed securities. There can be no assurance that in the future the market for asset-backed securities will become more liquid. See “How to Redeem Shares — Current Market Conditions” below for more information on how the liquidity crisis in the global credit markets affects the Fund’s redemption policies.
          The value of an asset-backed security may depend on the servicing of its underlying asset and is, therefore, subject to risks associated with the negligence or defalcation of its servicer. In some circumstances, the mishandling of related documentation also may affect the rights of security holders in and to the underlying collateral. The insolvency of entities that generate receivables or that utilize the assets may result in a decline in the value of the underlying assets, as well as costs and delays. The obligations underlying asset-backed securities, in particular securities backed by pools of residential and commercial mortgages, also are subject to unscheduled prepayment and the Fund may be unable to invest prepayments at as high a yield as the asset-backed security.
          The risks associated with asset-backed securities are particularly pronounced for the Fund. The Fund also may be subject to greater risk because asset-backed securities representing diverse sectors (e.g., auto loans, student loans, sub-prime mortgages, and credit-card receivables) have become more highly correlated since the deterioration of worldwide economic and liquidity conditions referred to above. See “Focused Investment Risk” below for a discussion of these risks of investing in correlated sectors.
          Market risk for fixed income securities is amplified by liquidity risk which has become more pronounced since the deterioration of worldwide economic and liquidity conditions referred to above. See “Liquidity Risk” below. Even in the absence of a credit downgrade or default, the price of fixed income securities held by the Fund may decline significantly due to reduction in market demand.
•	LIQUIDITY RISK
          The Fund is exposed to liquidity risk when low trading volume, lack of a market maker, a large position, or legal restrictions limit or prevent the Fund from selling securities or closing derivative positions at desirable prices. Because the Fund’s principal investment strategies involve investing in fixed income securities, in particular asset-backed securities, that may be less liquid than the securities in the Fund’s benchmark, its investments may not be as liquid as those of other fixed income funds. The Fund also will have increased exposure to liquidity risk to the extent it uses derivatives (in particular OTC derivatives) as part of its principal investment strategies. Some derivatives (in particular OTC derivatives) are more likely to be fair valued (see “Determination of Net Asset Value”). The Fund may not be able to initiate a transaction or liquidate a position in such investments at a desirable price. In addition, the Fund’s holdings in assets for which the relevant market is or becomes less liquid are more susceptible to loss of value. Less liquid securities also may fall more in price than other securities during periods when markets decline generally.
          The Fund is also exposed to liquidity risk when it has an obligation to purchase particular securities (e.g., as a result of entering into reverse repurchase agreements, writing a put, or closing out a short position). Some of the markets, exchanges, or securities in which the Fund invests may prove to be less liquid and this would affect the price at which, and the time period in which, the Fund may liquidate positions to meet redemption requests or other funding requirements. As noted under “Market Risk — Fixed Income Securities” above, since the deterioration of worldwide economic and liquidity conditions that became acute in 2008, liquidity risk as been pronounced for funds that invest in fixed income securities, and particularly asset-backed securities. There can be no assurance that in the future the market for such securities will become more liquid. See “How to Redeem Shares — Current Market Conditions” below for more information on how the liquidity crisis in the global credit markets affects the Fund’s redemption policies.

•	FOCUSED INVESTMENT RISK
          Funds whose investments are focused in industries with high positive correlations to one another (e.g., different industries within broad sectors, such as technology or financial services) may be subject to greater overall risk than funds whose investments are more diversified. Therefore, those funds should only be considered as part of a diversified portfolio that includes other investments. A fund that focuses its investments in a particular type of security or in securities of companies in a particular industry may be especially vulnerable to events affecting those securities or companies because those securities or companies may share common characteristics, are often subject to similar business risks and regulatory burdens, and often react similarly to specific economic, market, political, or other developments. This risk is particularly pronounced for the Fund because of its significant exposure to asset-backed securities. As noted under “Market Risk—Fixed Income Securities” above, sectors of the securitized credit markets have become more highly correlated since the deterioration of worldwide economic and liquidity conditions that became acute in 2008.
•	CREDIT AND COUNTERPARTY RISK
          This is the risk that the issuer or guarantor of a fixed income security, the counterparty to a repurchase agreement or other OTC derivative contract, or a borrower of the Fund’s securities will be unable or unwilling to make timely principal, interest, or settlement payments or otherwise to honor its obligations. This risk is particularly acute in environments in which financial services firms are exposed to systemic risks of the type evidenced by the insolvency of Lehman Brothers in 2008 and subsequent market disruptions.
          Credit risk for fixed income securities is the risk that the issuer will be unable to make scheduled contractual payments of principal and interest. The value of the Fund’s investments can decline as a result of an issuer’s defaulting in its payment obligations or the market’s expectation of a default. The Fund is subject to the risk that the issuers of the fixed income securities in which it invests will have their credit ratings downgraded. Nearly all fixed income securities are subject to some credit risk. The risk varies depending upon whether the issuers of the securities are corporations or domestic or foreign governments or their sub-divisions or instrumentalities and whether the particular note or other instrument held by the Fund has priority in payment of principal and interest. U.S. government securities are subject to varying degrees of credit risk depending upon whether the securities are supported by the full faith and credit of the United States, supported by the ability to borrow from the U.S. Treasury, supported only by the credit of the issuing U.S. government agency, instrumentality, or corporation, or otherwise supported by the United States. For example, issuers of many types of U.S. government securities (e.g., the Federal Home Loan Mortgage Corporation (“Freddie Mac”), Federal National Mortgage Association (“Fannie Mae”), and Federal Home Loan Banks), although chartered or sponsored by Congress, are not funded by Congressional appropriations, and their fixed income securities, including mortgage-backed and other asset-backed securities, are neither guaranteed nor insured by the U.S. government. These securities are subject to more credit risk than U.S. government securities that are supported by the full faith and credit of the United States (e.g., U.S. Treasury bonds).
          As noted under “Market Risk — Fixed Income Securities” below, asset-backed securities may be backed by many types of assets, including pools of residential and commercial mortgages, automobile loans, educational loans, home equity loans, or credit-card receivables. Asset-backed securities also may be collateralized by the fees earned by service providers. They also may be backed by pools of corporate or sovereign bonds, bank loans made to corporations, or a combination of these bonds and loans (commonly referred to as “collateralized debt obligations”). Payment of interest on asset-backed securities and repayment of principal largely depend on the cash flows generated by the underlying assets backing the securities. The amount of market risk associated with asset-backed securities depends on many factors, including the deal structure (e.g., determination as to the amount of underlying assets or other support needed to produce the cash flows necessary to service interest and make principal payments), the quality of the underlying assets, the level of credit support, if any, provided for the securities, and the credit quality of the credit-support provider, if any. Asset-backed securities involve risk of loss of principal if obligors of the underlying obligations default in payment of the obligations and the defaulted obligations exceed the credit support. The obligations of issuers (and obligors of underlying assets) also are subject to bankruptcy, insolvency, and other laws affecting the rights and remedies of creditors.
          The obligations of issuers also are subject to bankruptcy, insolvency, and other laws affecting the rights and remedies of creditors. The Fund also will be exposed to credit risk on the reference security to the extent it writes protection under credit default swaps. See “Derivatives Risk” below for more information regarding risks associated with the use of credit default swaps.
          Credit risk is particularly pronounced for below investment grade securities (also known as “junk” bonds). During periods of economic uncertainty and change, the market price of the Fund’s investments in below investment grade securities and the Fund’s net asset value may be particularly volatile. Although offering the potential for higher investment returns, junk bonds often are less liquid than higher quality securities, their issuers’ ability to meet principal and interest payments is considered speculative, and they are more susceptible to real or perceived adverse economic and competitive industry conditions. Junk bonds often also are subject to greater risk of loss, greater sensitivity to interest rate and economic changes, valuation difficulties, and a potential lack of a market. The market price of these securities can change suddenly and unexpectedly. The Fund is subject to this risk to the extent that it directly or indirectly acquires or holds below investment grade securities. Credit risk also is particularly pronounced for the Fund, as a substantial number of securities held by the Fund have suffered credit downgrades, and some are now rated below investment grade.
          In addition, the Fund is exposed to counterparty risk to the extent it uses OTC derivatives (such as repurchase agreements) or it lends its portfolio securities. See “Derivatives Risk” above for more information. If a counterparty’s obligation to the Fund under such an arrangement is not collateralized, then the Fund is essentially an unsecured creditor of the counterparty and there can be no assurance that a counterparty will meet its obligations, especially during unusually adverse market conditions. If the counterparty defaults, the Fund will have contractual remedies, but the Fund may be unable to enforce its contractual rights. The Fund is subject in particular to the creditworthiness of counterparties because certain types of swap contracts used by the Fund may have durations longer than six months. Counterparty risk is still present even if a counterparty’s obligations are structured to be secured by collateral because the Fund’s interest in the collateral may not be perfected, or the derivative may not be promptly marked-to-market and additional collateral may not be promptly posted. In addition, the Fund may have significant exposure to a single counterparty as a result of its use of swaps and other OTC derivatives.
•	DERIVATIVES RISK
          The Fund may invest in derivatives, which are financial contracts whose value depends on, or is derived from, the value of underlying assets, reference rates, or indices. Derivatives may relate to securities, interest rates, currencies or currency exchange rates, and related indices. The Fund may use derivatives for many purposes, including as a substitute for direct investment in securities and as a means to hedge other investments. The Fund also may use derivatives as a way to adjust its exposure to various securities, markets, and currencies without actually having to sell existing investments and make new investments. This generally is done when the adjustment is expected to be relatively temporary or in anticipation of selling Fund assets and making new investments over time. The SAI contains a description of the various derivatives that the Fund may utilize.

          The use of derivatives involves risks different from, and potentially greater than, the risks associated with investing directly in securities and other more traditional assets. In particular, the use of derivatives exposes the Fund to the risk that the counterparty to an OTC derivative contract will be unable or unwilling to make timely settlement payments or otherwise to honor its obligations. OTC derivative contracts typically can be closed out only with the other party to the contract. If the counterparty defaults, the Fund will have contractual remedies, but there can be no assurance that the counterparty will meet its contractual obligations or that the Fund will be able to enforce its contractual rights. For example, because the contract for each OTC derivative is individually negotiated with a specific counterparty, the Fund is subject to the risk that a counterparty may interpret contractual terms (e.g., the definition of default) differently than the Fund. If that occurs, the cost and unpredictability of the legal proceedings required for the Fund to enforce its contractual rights may lead the Fund to decide not to pursue its claims against the counterparty. The Fund, therefore, assumes the risk that it may be unable to obtain payments the Manager believes are owed to it under OTC derivative contracts or that those payments may be delayed or made only after the Fund has incurred the costs of litigation. In addition, the Fund may invest in derivatives as to which the counterparty’s obligations are not secured by collateral (e.g., foreign currency forwards), that require collateral but in which the Fund’s security interest is not perfected, that require a significant upfront deposit unrelated to the derivative’s intrinsic value, or in which the derivative is not regularly marked-to-market (e.g., certain OTC derivatives). Even where obligations are collateralized, there is usually a lag between the day the collateral is called for and the day the Fund receives the collateral. When the counterparties’ obligations are not fully secured by collateral, the Fund will be exposed to the risk of having limited recourse if a counterparty defaults. Due to the nature of the Fund’s investments, the Fund may invest in derivatives with a limited number of counterparties and events that affect the creditworthiness of any of those counterparties may have a pronounced effect on the Fund. Derivatives risk is particularly acute in environments (like those prevailing recently) in which financial services firms are exposed to systemic risks of the type evidenced by the insolvency of Lehman Brothers and subsequent market disruptions.
          Derivatives also are subject to a number of risks described elsewhere in this section, including market risk, liquidity risk, currency risk, and credit and counterparty risk. Many derivatives, in particular OTC derivatives, are complex and their value because their valuation often requires judgment, which increases the risk of mispricing or improper valuation, and there can be no assurance that the pricing models employed by the Fund’s third-party valuation services and/or the Manager will produce valuations that are reflective of levels at which such swaps and other OTC derivatives may actually be closed out or sold. This valuation risk is more pronounced in cases where the Fund enters into swaps and other OTC derivatives with specialized terms because the value of those derivatives in some cases is determined in part by reference to similar derivatives with more standardized terms. As a result, improper valuations may result in increased cash payments to counterparties, undercollateralization and/or errors in the calculation of the Fund’s net asset value.
          Derivatives also involve the risk that changes in their value may not correlate perfectly with the assets, rates, or indices they are designed to hedge or closely track. The use of derivatives also may increase the taxes payable by shareholders. Suitable derivatives are not available in all circumstances. For example, if a counterparty or its affiliate is deemed to be an affiliate of the Fund, the Fund will not be permitted to trade with that counterparty. There can be no assurance that the Fund’s use of derivatives will be effective or will have the desired results. In addition, the Manager may decide not to use derivatives to hedge or otherwise reduce the Fund’s risk exposures.

•	MARKET DISRUPTION AND GEOPOLITICAL RISK
          The Fund is subject to the risk that geopolitical events may disrupt securities markets and adversely affect global economies and markets generally. The wars in Iraq and Afghanistan have had a substantial effect on economies and securities markets in the U.S. and worldwide. Terrorism in the U.S. and around the world has had a similar global impact and has increased geopolitical risk. The terrorist attacks of September 11, 2001 resulted in the closure of some U.S. securities markets for four days, and similar future events are possible. War, terrorism, and related geopolitical events have led, and in the future may lead, to increased short-term market volatility and may have adverse long-term effects on U.S. and world economies and markets generally. Likewise, systemic market dislocations of the kind surrounding the insolvency of Lehman Brothers in 2008 may be highly disruptive to economies and markets. Those events as well as other changes in foreign and domestic economic and political conditions also could adversely affect individual issuers or related groups of issuers, securities markets, interest rates, credit ratings, inflation, investor sentiment, and other factors affecting the value of the Fund’s investments. At such times, the Fund’s exposure to the risks described elsewhere in this section, including market risk, liquidity risk, and credit and counterparty risk, can increase.
          The value of the Fund’s investments may be adversely affected by acts of terrorism and other changes in foreign and domestic economic and political conditions. The risk is particularly acute in environments (like those prevailing recently) in which financial services firms are exposed to systemic risks of the type evidenced by the insolvency of Lehman Brothers and subsequent market disruptions. Such market disruptions might prevent the Fund from implementing its investment program for a period of time and achieving its investment objectives. For example, a disruption may cause the Fund’s derivative counterparties to discontinue offering derivatives on some underlying commodities, securities, reference rates, or indices or to offer such products on a more limited basis, or the current global economic crisis may strain the U.S. Treasury’s ability to satisfy its obligations.
•	LARGE SHAREHOLDER RISK
          To the extent that shares of the Fund are held by large shareholders (e.g., institutional investors or asset allocation funds), the Fund is subject to the risk that these shareholders will purchase or redeem Fund shares in large amounts and/or on a frequent basis. These transactions will affect the Fund, since the Fund may have to make redemptions in-kind or sell portfolio securities to satisfy redemption requests or purchase portfolio securities to invest cash. This risk will be particularly pronounced if one shareholder owns a substantial portion of the Fund. A substantial percentage of the Fund may be held by other GMO Funds and/or separate accounts managed by the Manager for its clients. Asset allocation decisions by the Manager may result in substantial redemptions from (or investments into) the Fund. These transactions may adversely affect the Fund’s performance to the extent that the Fund is required to sell investments (or invest cash) at times when it would not otherwise do so. These transactions also may accelerate the realization of taxable income to shareholders if such sales of investments result in gains, and also may increase transaction costs. These transactions potentially limit the use of any capital loss carry forwards to offset future net realized gains and may limit or prevent the Fund’s ability to use tax equalization.
•	MANAGEMENT RISK
          The Fund is subject to management risk because it relies on the Manager’s ability to achieve its investment objective. The Manager uses proprietary investment techniques and risk analyses in making investment decisions for the Fund, but there can be no assurance that the Manager will achieve the desired results. The Manager, for example, may fail to use derivatives effectively, choosing to hedge or not to hedge positions at disadvantageous times. The Fund generally does not take temporary defensive positions and instead generally stays fully invested in fixed income securities and related derivative instruments. The Fund may buy securities not included in its benchmark, hold securities in very different proportions than its benchmark, and/or engage in other strategies that cause its performance to differ from that of its benchmark. In those cases, the Fund’s performance will depend on the ability of the Manager to choose securities that perform better than securities that are included in the benchmark and/or to utilize those other strategies in a way that adds value relative to the benchmark.
•	NON-DIVERSIFIED FUND
          The Fund is not a “diversified” investment company within the meaning of the 1940 Act. This means that the Fund is allowed to invest in the securities of a relatively small number of issuers and/or foreign currencies. As a result, the Fund may be subject to greater credit, market, and other risks than if the Fund were “diversified.”

Fees and expenses
          The tables below show the expected cost of investing in the Fund.

Shareholder Fees (fees paid directly from your investment)
Redemption fee (as a percentage of amount redeemed	2.00%

Annual Fund operating expenses
(expenses that are paid from Fund assets as a percentage of average daily net assets):
Management fee	0.00%
Other expenses	0.03%[1]
Total annual fund operating expenses	0.03%
Expense reimbursement	(0.02%)[2]
Net annual expenses	0.01%

[1]	“Other expenses” reflect the aggregate of direct expenses associated with an investment in the Fund and the indirect net expenses associated with the Fund’s investment in certain other pooled investment vehicles (the “underlying funds”) for the fiscal year ended February 28, 2009. Amount does not include expenses associated with investments in the securities of unaffiliated issuers unless such issuers hold themselves out to be investment companies. Net fees and expenses of underlying funds were less than 0.01%.

[2]	The Manager has contractually agreed to reimburse the Fund for expenses incurred by the Fund through at least June 30, 2010 (excluding fees and expenses of the independent Trustees of the Trust, fees and expenses for legal services not approved by the Manager for the Trust, compensation and expenses of the Trust’s Chief Compliance Officer (excluding any employee benefits), brokerage commissions, securities lending fees and expenses, interest expense, transfer taxes, and other investment-related costs (including expenses associated with investments in any company that is an investment company (including an exchange-traded fund) or would be an investment company under the 1940 Act, but for the exceptions to the definition of investment company provided in Section 3(c)(1) and 3(c)(7) of the 1940 Act), hedging transaction fees, extraordinary, non-recurring and certain other unusual expenses (including taxes)).

MANAGEMENT OF THE FUND
          GMO, 40 Rowes Wharf, Boston, Massachusetts 02110, provides investment management and shareholder services to the Fund and other GMO Funds. GMO is a private company, founded in 1977. As of May 31, 2009, GMO managed on a worldwide basis more than $88.9 billion of assets for the GMO Funds and institutional investors, such as pension plans, endowments, and foundations.
          • Subject to the approval of the Trustees, the Manager establishes and modifies when it deems appropriate the investment strategies of the Fund. In addition to its management of the Fund’s investment portfolio and the shareholder services it provides to the Fund, the Manager administers the Fund’s business affairs. The Manager does not charge the Fund a management fee for management and administrative services provided to the Fund.
          A discussion of the basis for the Trustees’ approval of the Fund’s investment management contract is included in the Fund’s shareholder report for the period during which the Trustees approved that contract.
          GMO’s Fixed Income Division is responsible for day-to-day investment management of the Fund. The Division’s investment professionals work collaboratively to manage the Fund’s portfolio, and no one person is primarily responsible for day-to-day investment management of the Fund.
          William Nemerever and Thomas Cooper are the senior members and co-directors of the Fixed Income Division. Each has been a senior member of the Division since 1993. As senior members and co-directors, Mr. Nemerever and Mr. Cooper jointly allocate responsibility for portions of the Fund’s portfolio to members of the Division, oversee the implementation of trades, review the overall composition of the portfolio, including compliance with its stated investment objective and strategies, and monitor cash.
          Mr. Nemerever and Mr. Cooper have been jointly responsible for overseeing the portfolio management of GMO’s global fixed income portfolios since 1993. In general, Mr. Nemerever focuses on investment strategy, while Mr. Cooper focuses on instrument selection.
          The SAI contains other information about how GMO determines the compensation of the senior members, other accounts they manage and related conflicts, and their ownership of the Fund.
Custodian, Fund Accounting Agent, and Transfer Agent
          State Street Bank and Trust Company, One Lincoln Street, Boston, Massachusetts 02111, serves as the Fund’s custodian, fund accounting agent, and transfer agent.
DETERMINATION OF NET ASSET VALUE
          The net asset value or “NAV” of shares of the Fund is determined as of the close of regular trading on the New York Stock Exchange (“NYSE”), generally at 4:00 p.m. Eastern time. The Fund’s NAV per share is determined by dividing the total value of the Fund’s portfolio investments and other assets, less any liabilities, by the total number of Fund shares outstanding. The Fund will not determine its NAV on any day when the NYSE is closed for business and will not be valued (and accordingly, transactions in shares of the Fund will not be processed) on days when the U.S. bond markets are closed. The Fund also may elect not to determine its NAV on days during which no share is tendered for redemption and no order to purchase or sell a share is received by the Fund.

          The value of the Fund’s investments is generally determined as follows:
Exchange-listed securities
•	Last sale price or

•	Official closing price or

•	Most recent bid price (if no reported sale or official closing price) or

•	Broker bid (if the private market is more relevant in determining market value than the exchange), based on where the securities are principally traded and their intended disposition
Unlisted securities (if market quotations are readily available)
•	Most recent quoted bid price
Note: There can be no assurance that brokers will continue to provide bid prices as the credit markets continue to experience uncertainty. If quotes are not used, the Fund would value the relevant assets at “fair value” as described below.
Certain debt obligations (if less than sixty days remain until maturity)
•	Amortized cost (unless circumstances dictate otherwise; for example, if the issuer’s creditworthiness has become impaired)
All other fixed income securities and options on those securities (except for options written by the Fund) (includes bonds, loans, structured notes)
•	Most recent bid supplied by a primary pricing source chosen by the Manager
Options written by the Fund
•	Most recent ask price
Shares of other open-end registered investment companies
•	Most recent NAV
“Fair Value” Pricing
          For all other assets and securities, including derivatives, and in cases where market prices are not readily available or circumstances render an existing methodology or procedure unreliable, the Fund’s investments will be valued at “fair value,” as determined in good faith by the Trustees or pursuant to procedures approved by the Trustees.
          With respect to the Fund’s use of “fair value” pricing, you should note the following:
▶	A significant percentage of the Fund’s assets may be “fair valued.” The value of assets that are “fair valued” is determined by the Trustees or persons acting at their direction pursuant to procedures approved by the Trustees. Some of the factors that may be considered in determining “fair value” are the value of other financial instruments traded on other markets, trading volumes, changes in interest rates, observations from financial institutions, significant events (which may be considered to include changes in the value of U.S. securities or securities indices) that occur after the close of the relevant market and before the time that the Fund’s net asset value is calculated, other news events, and significant unobservable inputs (including the Fund’s own assumptions in determining the fair value of investments). Although the goal of fair valuation is to determine the amount the owner of the securities might reasonably expect to receive upon their current sale, because of the uncertainty inherent in fair value pricing, the fair value determined for a particular security may be materially different than the value realized upon its sale.
          • The values of foreign securities quoted in foreign currencies are translated into U.S. dollars generally at 4:00 p.m. Eastern time at then current exchange rates or at such other rates as the Trustees or persons acting at their direction may determine appropriate in computing net asset value.
          • The Manager evaluates pricing sources on an ongoing basis, and may change a pricing source at any time. The Manager normally does not evaluate the prices supplied by pricing sources on a day-to-day basis. The Manager monitors erratic or unusual movements (including unusual inactivity) in the prices supplied for a security and has discretion to override a price supplied by a source (e.g., by taking a price supplied by another) when it believes that the price supplied is not reliable. Some securities held by the Fund may be valued on the basis of a price provided by a principal market maker. Prices provided by principal market makers may vary from the value that would be realized if the securities were sold, and the differences could be material to the Fund. In addition, because the Fund may hold portfolio securities listed on foreign exchanges that trade on days on which the NYSE or the U.S. bond markets are closed, the net asset value of the Fund’s shares may change significantly on days when shares cannot be redeemed.
DISCLOSURE OF PORTFOLIO HOLDINGS
          The Fund has established a policy with respect to disclosure of its portfolio holdings. That policy is described in the SAI. Information regarding the Fund’s portfolio holdings as of each month’s end is made available to shareholders of the Trust, qualified potential shareholders as determined by GMO (“potential shareholders”), and their consultants or agents through a secured link on GMO’s website approximately five days after month end. Periodically, in response to heightened market interest in specific issuers, a Fund’s holdings in one or more issuers may be made available on a more frequent basis to shareholders of the Trust, potential shareholders, and their consultants or agents through a secured link on GMO’s website. This information may be posted as soon as the business day following the date to which the information relates.
          To access this information on GMO’s website (http://www.gmo.com/america/strategies), shareholders, potential shareholders, and their consultants and agents must contact GMO to obtain a password and user name (to the extent they do not already have them) and enter into a confidentiality agreement with GMO and the Trust that permits the information to be used only for purposes determined by GMO to be in the best interest of the shareholders of the Fund. GMO may make portfolio holdings information available in alternate formats under the conditions described in the SAI.
               The Fund or GMO may suspend the posting of portfolio holdings, and the Fund may modify the disclosure policy, without notice to shareholders. Once posted, the Fund’s portfolio holdings will remain available on the website at least until the Fund files a Form N-CSR (annual/semiannual report) or Form N-Q (quarterly schedule of portfolio holdings) for the period that includes the date of those holdings.
HOW TO PURCHASE SHARES
          Currently, shares of the Fund are principally available for purchase by other GMO Funds and certain other accredited investors. All investors must be “accredited investors” as defined in Regulation D under the Securities Act of 1933.
          Under ordinary circumstances, you may purchase the Fund’s shares from the Trust when the NYSE is open for business. For instructions on purchasing shares, call the Trust at 1-617-346-7646 or send an e-mail to SHS@GMO.com. The Trust will not accept a purchase request until it has received a GMO Trust Application deemed to be in good order by the Trust or its agent. In addition, the Trust will not accept a purchase request unless an IRS Form W-9 (for U.S. shareholders) or the appropriate IRS Form W-8 (for foreign shareholders) with a correct taxpayer identification number (if required) is on file with GMO and such W-9 or W-8 is deemed to be in good order as determined by the Trust’s withholding agent, State Street Bank and Trust Company. Please consult your tax adviser to ensure all tax forms provided to the Trust are completed properly and maintained, as required, in good order. GMO has the right to make final good order assessments.
          Purchase Policies. You must submit a purchase request in good order to avoid having it rejected by the Trust. In general, a purchase request is in good order if it includes:
•	The name and/or CUSIP number of the Fund being purchased;

•	The U.S. dollar amount of the shares to be purchased;

•	The date on which the purchase is to be made (subject to receipt prior to the close of regular trading on that date);

•	The name and/or the account number (if any) set forth with sufficient clarity to avoid ambiguity;

•	The signature of an authorized signatory as identified in the GMO Trust Application; and

•	Payment in full (by check, wire, or, when approved, securities) received by an agent of the Trust by 4:00 p.m. Eastern time or the close of the NYSE, whichever is earlier.
▶	If payment is not received prior to the close of regular trading on the intended purchase date, the request may be rejected unless prior arrangements for later payment have been approved by GMO.
          If the purchase request is received in good order by the Trust prior to the close of regular trading on the NYSE (generally 4:00 p.m. Eastern time), the purchase price for the Fund shares to be purchased is the net asset value per share determined on that day. If that request is received after the close of regular trading on the NYSE, the purchase price for the Fund shares to be purchased is the net asset value per share determined on the next business day that the NYSE is open (plus any applicable purchase premium). Purchase requests that are received on days when the U.S. bond markets are closed will not be accepted until the next day on which the U.S. bond markets are open, and the purchase price for the Fund’s shares to be purchased is the net asset value per share determined on that day (plus any applicable purchase premium).
          To help the U.S. government fight the funding of terrorism and money laundering activities, federal law requires the Trust to verify identifying information provided by each investor in its GMO

Trust Application. Additional identifying documentation also may be required. If the Trust is unable to verify the information shortly after your account is opened, the account may be closed and your shares redeemed at their net asset value at the time of the redemption.
          The Trust reserves the right to reject any purchase order. In addition, without notice, the Fund in its sole discretion may temporarily or permanently suspend sales of its shares to new investors and, in some circumstances, existing shareholders.
          There is no minimum initial or subsequent investment required for this Fund.
          Funds advised or sub-advised by GMO (“Top Funds”) may purchase shares of the Fund after the close of regular trading on the NYSE (the “Cut-off Time”) and receive the current day’s price if the following conditions are met: (i) the Top Fund received a purchase request prior to the Cut-off Time on that day; and (ii) the purchases by the Top Fund of shares of the Fund are executed pursuant to an allocation predetermined by GMO prior to that day’s Cut-off Time.
          Submitting Your Purchase Order Form. Completed purchase order forms can be submitted by mail or by facsimile or other form of communication pre-approved by Shareholder Services to the Trust at:
GMO Trust
c/o Grantham, Mayo, Van Otterloo & Co. LLC
40 Rowes Wharf
Boston, Massachusetts 02110
Facsimile: 1-617-439-4192
Attention: Shareholder Services
          Call the Trust at 1-617-346-7646 or send an e-mail to SHS@GMO.com to confirm that GMO received, made a good order determination regarding, and accepted your purchase order form. Do not send cash, checks, or securities directly to the Trust. A purchase request submitted by mail is “received” by the Trust when it is actually delivered to the Trust or its agent. A purchase request delivered by facsimile is “received” by the Trust when it is actually received by the Trust or its delegates.
          Funding Your Investment. You may purchase shares:
•	with cash (via wire transfer or check)
▶	By wire. Instruct your bank to wire the amount of your investment to:
State Street Bank and Trust Company, Boston, Massachusetts
ABA#: 011000028
Attn: Transfer Agent
Credit: GMO Deposit Account 00330902
Further credit: GMO Short-Duration Collateral Fund/Account name and number
▶	By check. All checks must be made payable to the Fund or to GMO Trust. The Trust will not accept checks payable to a third party that have been endorsed by the payee to the Trust. Mail checks to:

By U.S. Postal Service:	By Overnight Courier:
State Street Bank and Trust Company	State Street Bank and Trust Company

Transfer Agency/GMO P.O. Box 642 Mail Code JHT1651 Boston, MA 02117-0642	Attn: Transfer Agency/GMO 200 Clarendon Street Mail Code JHT1651 Boston, MA 02116
•	in exchange for securities acceptable to the Manager
▶	securities must be approved by the Manager prior to transfer to the Fund.

▶	securities will be valued as set forth under “Determination of Net Asset Value”
•	by a combination of cash and securities
          Frequent Trading Activity. As a matter of policy, the Trust will not honor requests for purchases or exchanges by shareholders identified as engaging in frequent trading strategies, including market timing, that GMO determines could be harmful to certain other Funds and their shareholders. Frequent trading strategies are generally strategies that involve repeated exchanges and/or purchases and redemptions (or redemptions and purchases) within a short period of time. Frequent trading strategies may be disruptive to the efficient management of such Funds, materially increase portfolio transaction costs and taxes, dilute the value of shares held by long-term investors, or otherwise be harmful to such Funds and their shareholders. Notwithstanding the foregoing, these policies and procedures do not limit frequent trading of the Fund.
HOW TO REDEEM SHARES
          Under ordinary circumstances, you may redeem the Fund’s shares when the NYSE is open for business. Redemption requests should be submitted to the Trust. For instructions on redeeming shares, call the Trust at 1-617-346-7646 or send an e-mail to SHS@GMO.com. The Trust may take up to seven days to remit proceeds.
          Redemption Policies. You must submit a redemption request in good order to avoid having it rejected by the Trust. In general, a redemption request is in good order if it includes:
•	The name and/or CUSIP number of the Fund being redeemed;

•	The number of shares or the dollar amount of the shares to be redeemed;

•	The date on which the redemption is to be made (subject to receipt prior to the close of regular trading on that date);

•	The name and/or the account number set forth with sufficient clarity to avoid ambiguity;

•	The signature of an authorized signatory as identified in the GMO Trust Application or subsequent authorized signers list; and

•	Wire instructions or registration address that match the wire instructions or registration address (as applicable) on file at GMO or confirmation from an authorized signatory that the wire instructions are valid.
          If a redemption request in good order is received by the Trust prior to the close of regular trading on the NYSE (generally 4:00 p.m. Eastern time), the redemption price for the Fund shares to be redeemed is the net asset value per share determined on that day. If that redemption request is received after the close of regular trading on the NYSE, the redemption price for the Fund shares to be redeemed is the net asset value per share determined on the next business day that the U.S. bond markets are open (less any applicable redemption fee) unless an authorized person on the account has instructed GMO Shareholder Services in writing to defer the redemption to another day. If you have instructed GMO Shareholder Services to defer the redemption to another day an authorized person on your account may revoke your redemption request in writing at any time prior to 4:00 p.m. Eastern time or before the close of regular trading on the NYSE (whichever is earlier) on the redemption date. Redemption fees apply to all shares of the Fund regardless of how the shares were acquired (e.g., by direct purchase or by reinvestment of dividends or other distributions). See “Purchase Premiums and Redemption Fees” for a discussion of redemption fees charged by the Fund, including circumstances under which all or a portion of the fees may be waived. In the event of a disaster affecting Boston, Massachusetts, please contact GMO to confirm receipt of your redemption request and whether it is in good order.
          Failure to provide the Trust with a properly authorized redemption request or otherwise satisfy the Trust as to the validity of any change to the wire instructions or registration address will result in a delay in processing a redemption request, delay in remittance of redemption proceeds, or a rejection of the redemption request.
          Because of current market conditions, the Fund expects to effect nearly all redemptions of its shares in-kind. Please see “How to Redeem Shares — Current Market Conditions” below for more information on redemptions in-kind.
          If a redemption is paid in cash:
•	payment generally will be made by means of federal funds transfer to the bank account designated in a recordable format by an authorized signatory in the GMO Trust Application to purchase the Fund shares being redeemed
▶	designation of one or more additional bank accounts or any change in the bank accounts originally designated in the GMO Trust Application must be made in a recordable format by an authorized signatory according to the procedures in the GMO Trust Redemption Order Form
•	upon request, payment will be made by check mailed to the registration address (unless another address is specified according to the procedures in the GMO Trust Redemption Order Form).
          If a redemption is paid with securities, it is important for you to note:
•	the securities will be valued as set forth under “Determination of Net Asset Value”

•	the securities will be selected by the Manager in light of the Fund’s objective and may not represent a pro rata distribution of each security held in the Fund’s portfolio

•	you may incur brokerage charges on the sale of the securities

•	redemptions paid in securities generally are treated by shareholders for tax purposes the same as redemptions paid in cash

•	the securities will be transferred and delivered by the Trust as directed in writing by an authorized person on the account.
          The Fund may suspend the right of redemption and may postpone payment for more than seven days:
•	if the NYSE or U.S. bond markets are closed on days other than weekends or holidays

•	during periods when trading on the NYSE is restricted

•	during an emergency which makes it impracticable for the Fund to dispose of its securities or to fairly determine the net asset value of the Fund

•	during any other period permitted by the SEC for your protection.
          The Trust will not make payments to third-parties on behalf of a shareholder upon a redemption request and does not offer check-writing privileges.
          Pursuant to the Trust’s Amended and Restated Agreement and Declaration of Trust, the Trust has the unilateral right to redeem Fund shares held by a shareholder at any time if at that time: (i) the shares of the Fund held by the shareholder have an aggregate net asset value of less than an amount determined from time to time by the Trustees; or (ii) the shares of the Fund held by the shareholder exceed a percentage of the outstanding shares of the Fund determined from time to time by the Trustees. The Trustees have authorized GMO in its sole discretion to redeem shares to prevent a shareholder from becoming an affiliated person of the Fund.
          Top Funds may redeem shares of the Fund after the Cut-off Time and receive the current day’s price if the following conditions are met: (i) the Top Fund received a redemption request prior to the Cut-off Time on that day; and (ii) the redemption of the shares of the Fund is executed pursuant to an allocation predetermined by GMO prior to that day’s Cut-off Time.
          Submitting Your Redemption Request. Redemption requests can be submitted by mail or by facsimile to the Trust at the address/facsimile number set forth under “How to Purchase Shares — Submitting Your Purchase Order Form.” Redemption requests submitted by mail are “received” by the Trust when actually delivered to the Trust. Call the Trust at 1-617-346-7646 or send an e-mail to SHS@GMO.com to confirm that GMO received, made a good order determination regarding, and accepted your redemption request.
          Current Market Conditions. Recent changes in the credit markets have reduced the liquidity of all types of fixed income securities, including the asset-backed securities held by the Fund. To deal equitably with the demands for liquidity, since October of 2008, the Fund has declared and paid dividends to all shareholders when it has acquired a meaningful cash position rather than reinvesting that cash in portfolio securities. The Fund intends to continue this practice, and substantially all subsequent cash received by the Fund from portfolio investments (and proceeds of dispositions by the Fund) are likewise expected to be declared and paid as dividends as and when available. All redemptions from the Fund will be honored in-kind until further notice, using for this purpose (and to the extent practicable) securities deemed by GMO to be representative of the portfolio of the Fund.
           If redeeming shareholders from the Fund choose to sell assets received in-kind immediately and current adverse market conditions continue, they may experience difficulty selling the assets at favorable prices. From time to time, the Fund may establish de minimis amounts below which redemptions may be honored for cash. Amounts available for cash redemptions could be increased and/or redemption fees could be reduced if conditions in the markets improve. These amounts can and will change without prior notice. To the extent that the Fund honors redemptions in cash, redeeming shareholders will bear the applicable redemption fees described in more detail in “Purchase Premiums and Redemption Fees” below.

PURCHASE PREMIUMS AND REDEMPTION FEES
          Purchase premiums and redemption fees are paid to and retained by a Fund to help offset estimated portfolio transaction costs and other related costs (e.g., stamp duties and transfer fees) incurred by the Fund (directly or indirectly through investments in underlying funds) as a result of the purchase or redemption by allocating those estimated costs to the purchasing or redeeming shareholder. The Manager may impose a new purchase premium and/or redemption fee for the Fund or modify an existing fee at any time. Redemption fees apply to all shares of the Fund regardless of how the shares were acquired (e.g., by direct purchase or by reinvestment of dividends or other distributions).
Waiver of Redemption Fees
          If the Manager determines that any portion of a cash redemption is offset by a corresponding purchase occurring on the same day, it ordinarily will waive or reduce the redemption fee with respect to that portion. The Manager may consider known cash flows out of or into a Fund when placing orders for the redemption of Fund shares by asset allocation fund shareholders (“Asset Allocation Funds”) or other prospective or existing shareholders of the Fund for whom GMO provides asset allocation advice. Consequently, Asset Allocation Funds and those other shareholders for whom GMO provides asset allocation advice will tend to benefit from waivers of a Fund’s redemption fees to a greater extent than other prospective and existing shareholders of the Fund. All or a portion of the redemption fees for the Asset Allocation Funds may be waived at the Manager’s discretion when the Manager deems it equitable to do so, including without limitation when the weighted average of (i) the estimated transaction costs for directly held assets and (ii) the redemption fees, if any, imposed by the underlying funds are less than the redemption fee imposed by the Asset Allocation Fund. The Manager also may waive or reduce the redemption fee relating to a redemption of the Fund’s shares if the Fund will not incur transaction costs or will incur reduced transaction costs. In-kind redemptions are generally not subject to redemption fees except when they include a cash component. However, when a substantial portion of the Fund is being redeemed in-kind, the Fund may charge a redemption fee equal to known or estimated costs. Redemption fees will not be waived for redemptions of Fund shares executed through brokers or agents, including, without limitation, intermediary platforms that are allowed pursuant to agreements with GMO Trust to transmit orders for redemptions to the Manager the day after those orders are received.
DISTRIBUTIONS AND TAXES
          The Fund’s policy is to declare and pay distributions of its net income, if any, semi-annually, although it is permitted to, and will from time to time, declare and pay distributions of its net income, if any, more frequently (e.g., monthly). The Fund also intends to distribute net gains, whether from the sale of securities held by the Fund for not more than one year (e.g., net short-term capital gains) or from the sale of securities held by the Fund for more than one year (e.g., net long-term capital gains), if any, at least annually. In addition, the Fund may, from time to time and at its discretion, make unscheduled distributions in advance of large redemptions by shareholders or as otherwise deemed appropriate by the Fund. From time to time, distributions by a Fund could constitute, for U.S. federal income tax purposes, a return of capital to shareholders. Shareholders should read the description below for information regarding the tax character of distributions from the Fund to shareholders.
          All dividends and/or distributions are reinvested in additional shares of the Fund, at net asset value, unless a shareholder elects to receive cash. Shareholders may elect to receive cash by marking the appropriate boxes on the GMO Trust Application or by writing to the Trust.

          The following is a general summary of the principal U.S. federal income tax consequences to shareholders investing in the Fund. The Fund’s shareholders may include certain other GMO Funds. The summary below does not address tax consequences to shareholders of those other GMO Funds. Shareholders of those other GMO Funds should refer to the prospectuses or private placement memoranda (as applicable) and statements of additional information for those Funds for a summary of the tax consequences applicable to them.
•	The Fund is treated as a separate taxable entity for U.S. federal income tax purposes and intends to qualify each year as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended.

•	For U.S. federal income tax purposes, distributions of investment income generally are taxable as ordinary income. For U.S. federal income tax purposes, taxes on distributions of capital gains generally are determined by how long the Fund owned the investments that generated them, rather than by how long a shareholder has owned shares in the Fund. Distributions of net capital gains from the sale of investments that the Fund owned for more than one year and that are properly designated by the Fund as capital gain dividends generally are taxable to shareholders as long-term capital gains. Distributions of gains from the sale of investments that the Fund owned for one year or less generally are taxable to shareholders as ordinary income.

•	The Fund may make total distributions during a taxable year in an amount that exceeds the Fund’s net investment income and net capital gains for that year, in which case the excess generally would be treated as a return of capital, which would reduce a shareholder’s tax basis in its applicable shares, with any amounts exceeding such basis treated as gain from the sale of such shares. A return of capital is not taxable to shareholders to the extent such amount does not exceed a shareholder’s tax basis, but it reduces a shareholder’s tax basis in its shares, thus reducing any loss or increasing any gain on a subsequent taxable disposition by the shareholder of its shares.

•	If the Fund realizes capital losses in excess of capital gains for any taxable year, these excess losses will carry over and can be used to offset capital gains realized in succeeding taxable years until either (a) the end of the eighth succeeding taxable year or (b) such losses have been fully utilized to offset realized capital gains, whichever comes first. The Fund’s ability to utilize these losses to reduce distributable capital gains in succeeding taxable years may be limited by reason of direct or indirect changes in the actual or constructive ownership of the Fund.

•	For taxable years beginning before January 1, 2011, distributions of investment income properly designated by the Fund as derived from “qualified dividend income” will be taxable to shareholders taxed as individuals at the rates applicable to long-term capital gain, provided holding period and other requirements are met at both the shareholder and Fund levels. It is currently unclear whether Congress will extend this provision to tax years beginning on or after January 1, 2011. The Fund does not expect a significant portion of its distributions to be derived from qualified dividend income. Long-term capital gain rates applicable to most individuals have been reduced to 15% (with lower rates applying to taxpayers in the 10% and 15% rate brackets) for taxable years beginning before January 1, 2011. It is currently unclear whether Congress will extend this reduction to tax years beginning on or after January 1, 2011.

•	Distributions by the Fund generally are taxable to a shareholder even if they are paid from income or gains earned by the Fund before that shareholder invested in the Fund (and accordingly the income or gains were included in the price the shareholder paid for the Fund’s shares). Distributions are taxable whether shareholders receive them in cash or reinvest them in additional shares.

•	Distributions by the Fund to retirement plans that qualify for tax-exempt treatment under U.S. federal income tax laws generally will not be taxable. Special tax rules apply to investments through such plans. You should consult your tax advisor to determine the suitability of the Fund as an investment through such a plan and the tax treatment of distributions from such a plan.

•	Any gain resulting from a shareholder’s sale, exchange, or redemption (whether effected in cash or in-kind) of Fund shares generally will be taxable to the shareholder as short-term or long-term capital gain, depending on how long the Fund shares were held by the shareholder.

•	Any investment by the Fund in foreign securities may be subject to foreign withholding taxes on dividends, interest, or capital gains. Those taxes will reduce the Fund’s yield on these securities. The foreign withholding tax rates applicable to the Fund’s investments in certain foreign jurisdictions may be higher if the Fund has a significant number of non-U.S. shareholders than if it has fewer non-U.S. shareholders. In addition, the Fund’s investment in foreign securities (other than equity securities) or foreign currencies may increase or accelerate the Fund’s recognition of ordinary income and may affect the timing, character, and/or amount of the Fund’s distributions. See “Taxes” in the SAI for more information.

•	Certain of the Fund’s investment practices, including derivative transactions and hedging activities generally, as well as the Fund’s investments in certain types of securities, including debt obligations issued or purchased at a discount, asset-backed securities, assets “marked to the market” for U.S. federal income tax purposes, and, potentially, so-called “indexed securities” (such as inflation-indexed bonds), will be subject to special and complex U.S. federal income tax provisions. These special rules may affect the timing, character, and/or amount of the Fund’s distributions and may cause the Fund to liquidate investments at a time when it is not advantageous to do so. See “Taxes” in the SAI for more information about the tax consequences of specific Fund investment practices and investments.

•	To the extent the Fund invests in other funds of the Trust or other investment companies treated as partnerships or RICs for U.S. federal income tax purposes, the Fund’s distributions could vary, in terms of their timing, character, and/or amount, from what the Fund’s distributions would have been had the Fund invested directly in the portfolio securities and other assets held by the underlying investment companies. See “Taxes” in the SAI for more information.
          The above is a general summary of the principal U.S. federal income tax consequences of investing in the Fund for shareholders who are U.S. citizens, residents, or domestic corporations. You should consult your own tax advisors about the precise tax consequences of an investment in the Fund in light of your particular tax situation, including possible foreign, state, local, or other applicable taxes (including the federal alternative minimum tax). See “Taxes” in the SAI for more information, including a summary of certain tax consequences of investing in the Fund for non-U.S. shareholders.

FINANCIAL HIGHLIGHTS
(For a share outstanding throughout each period)
          The financial highlights table is intended to help you understand the Fund’s financial performance for the past five years. Some information reflects financial results for a single Fund share. The total returns in the table represent the rate that an investor would have earned (or lost) on an investment in the Fund (assuming reinvestment of all dividends and distributions). This information has been audited by PricewaterhouseCoopers LLP, an independent registered public accounting firm, whose report, along with the Fund’s financial statements, is included in the Fund’s Annual Report, which is incorporated by reference in the SAI and available upon request.
GMO SHORT-DURATION COLLATERAL FUND

	Year Ended February 28/29,
	2009		2008		2007	2006	2005
Net asset value, beginning of period	$24.03		$25.66		$25.60	$25.33	$25.18

Income (loss) from investment operations:
Net investment income (loss)†	0.76		1.38		1.43	1.01	0.59
Net realized and unrealized gain (loss)	(4.41)		(1.64)		0.00 (a)	(0.03)	(0.09)

Total from investment operations	(3.65)		(0.26)		1.43	0.98	0.50

Less distributions to shareholders:
From net investment income	(1.06)		(1.37)		(1.37)	(0.71)	(0.34)
From net realized gains	—		—		—	—	(0.01)
From return of capital	(2.22)		—		—	—	—

Total distributions	(3.28)		(1.37)		(1.37)	(0.71)	(0.35)

Net asset value, end of period	$17.10		$24.03		$25.66	$25.60	$25.33

Total Return(b)	(15.97)%		(1.14)%		5.68%	3.89%	2.01%
Ratios/Supplemental Data:
Net assets, end of period (000’s)	$3,676,748		$7,671,415		$6,603,600	$4,480,312	$3,483,889
Net operating expenses to average daily net assets(c)	0.00	%(d)	0.00	%(d)	0.00%	0.00%	0.00%
Interest expense to average daily net assets	—		—		0.01%	0.02%	—
Total net expenses to average daily net assets	0.00	%(d)(e)	0.00	%(d)(e)	0.01%	0.02%	0.00	%(e)
Net investment income to average daily net assets	3.46%		5.41%		5.50%	3.96%	2.31%
Portfolio turnover rate	16%		27%		68%	45%	34%
Fees and expenses reimbursed by the Manager to average daily net assets	0.02%		0.01%		0.02%	0.02%	0.02%
Redemption fees consisted of the following per share amounts†	$0.02		—		—	—	—

(a)	Net realized and unrealized gain (loss) was less than $0.01 per share.

(b)	The total returns would have been lower had certain expenses not been reimbursed during the periods shown and assumes the effect of reinvested distributions. Calculation excludes redemption fees which are borne by the shareholder.

(c)	Net operating expenses were less than 0.01% to average daily net assets.

(d)	The net expense ratio does not include the effect of expense reductions.

(e)	Total net expenses were less than 0.01% to average daily net assets.

†	Calculated using average shares outstanding throughout the period.

GMO TRUST
ADDITIONAL INFORMATION
          The Fund’s annual and semiannual reports to shareholders contain additional information about the Fund’s investments. The Fund’s annual report contains a discussion of the market conditions and investment strategies that significantly affected the Fund’s performance during its last fiscal year. The Fund’s annual and semiannual reports and the Fund’s SAI are available free of charge by writing to Shareholder Services at GMO, 40 Rowes Wharf, Boston, Massachusetts 02110 or by calling collect at 1-617-346-7646. Because the Fund does not publicly offer its shares, its shareholder reports and SAI are not available on GMO’s website. The SAI contains more detailed information about the Fund and is incorporated by reference into this Private Placement Memorandum, which means that it is legally considered to be part of this Private Placement Memorandum.
          You can review and copy the Private Placement Memorandum, SAI, and reports at the SEC’s Public Reference Room in Washington, D.C. Information regarding the operation of the Public Reference Room may be obtained by calling the SEC at 1-202-551-8090. Reports and other information about the Fund are available on the EDGAR database on the SEC’s Internet site at http://www.sec.gov. Copies of this information may be obtained, upon payment of a duplicating fee, by electronic request at the following e-mail address: publicinfo@sec.gov, or by writing the Public Reference Section of the SEC, Washington, D.C. 20549-1520.
          Shareholders who wish to communicate with the Trustees must do so by mailing a written communication, addressed as follows: To the Attention of the Board of Trustees, c/o GMO Trust Chief Compliance Officer, 40 Rowes Wharf, Boston, MA 02110.
SHAREHOLDER INQUIRIES
Shareholders may request additional
information from and direct inquiries to:
Shareholder Services at
Grantham, Mayo, Van Otterloo & Co. LLC
40 Rowes Wharf, Boston, MA 02110
1-617-346-7646 (call collect)
1-617-439-4192 (fax)
SHS@GMO.com
website: http://www.gmo.com
Investment Company Act File No. 811-04347

PRIVATE PLACEMENT MEMORANDUM
June 26, 2009
GMO Special Purpose Holding Fund
40 Rowes Wharf, Boston, Massachusetts 02110
          GMO Special Purpose Holding Fund (the “Fund”) is a separate investment portfolio of GMO Trust (the “Trust”). The Trust is an open-end management investment company and operates as a “series investment company” that consists of separate series of investment portfolios, including the Fund. Other portfolios are described in separate prospectuses or private placement memoranda. The Fund is presently closed to new subscriptions and additional investments from existing shareholders. The Fund’s shares are held by other funds of GMO Trust (“GMO Funds”) and certain other accredited investors.
Investment Manager
Grantham, Mayo, Van Otterloo & Co. LLC

          This Private Placement Memorandum concisely describes the information which you ought to know about the Fund before investing. Please read this memorandum carefully and keep it for further reference. A Statement of Additional Information dated June 26, 2009, as revised from time to time (“SAI”), is available free of charge by writing to GMO Shareholder Services, 40 Rowes Wharf, Boston, Massachusetts 02110 or by calling 1-617-346-7646. The SAI, which contains more detailed information about the Fund, has been filed with the Securities and Exchange Commission (“SEC”) and is incorporated by reference into this Private Placement Memorandum.
          THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE TRANSFERRED OR RESOLD UNLESS SO REGISTERED OR IN TRANSACTIONS EXEMPT THEREFROM. HOWEVER, THE SECURITIES ARE REDEEMABLE AS DESCRIBED IN THIS PRIVATE PLACEMENT MEMORANDUM. IN CERTAIN CASES INVESTORS MAY BE REDEEMED “IN KIND” AND RECEIVE PORTFOLIO SECURITIES HELD BY THE FUND IN LIEU OF CASH UPON REDEMPTION.
          THIS PRIVATE PLACEMENT MEMORANDUM AND THE INFORMATION CONTAINED HEREIN ARE FOR THE EXCLUSIVE USE OF THE RECIPIENT FOR THE SOLE PURPOSE OF EVALUATING THE PRIVATE PLACEMENT OF SHARES OF THE FUND DESCRIBED HEREIN. IT MAY NOT BE REPRODUCED, PROVIDED, OR DISCLOSED TO OTHERS, OR USED FOR ANY OTHER PURPOSE, WITHOUT WRITTEN AUTHORIZATION, AND DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SHARES OF THE FUND TO ANY ENTITY OR INDIVIDUAL NOT POSSESSING THE QUALIFICATIONS DESCRIBED IN THIS MEMORANDUM.
          NO PERSON HAS BEEN AUTHORIZED TO MAKE ANY REPRESENTATIONS OR PROVIDE ANY INFORMATION WITH RESPECT TO THE SHARES EXCEPT SUCH INFORMATION AS IS CONTAINED IN THIS MEMORANDUM AND IN THE SAI OR IN OTHER MATERIALS APPROVED BY THE TRUST. NO SALES MADE IN RELIANCE ON THIS DOCUMENT SHALL UNDER ANY CIRCUMSTANCES CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN MATTERS DISCUSSED HEREIN SINCE THE DATE HEREOF.

FUND SUMMARY
          This summary is not all-inclusive, and the Fund may make investments, employ strategies, and be exposed to risks that are not described in this summary. More information about the Fund’s investments and strategies is contained in the SAI. Except for policies identified in the SAI as “fundamental,” the Fund’s Board of Trustees (“Trustees”) may change the Fund’s investment objective or policies without shareholder approval. The Fund’s investment manager is Grantham, Mayo, Van Otterloo & Co. LLC (the “Manager” or “GMO”) (see “Management of the Fund” below for a description of the Manager). The Fund, by itself, is not intended to provide a complete investment program, and investment in the Fund should only be considered as part of a diversified portfolio that includes other investments.
          Investment objective
          Total return.
          Principal investment strategies
          As of the date of this Private Placement Memorandum, the Fund’s investments consist primarily of: (i) units of GMO SPV I, LLC (“SPV”), a special purpose vehicle that holds an interest in liquidating trusts (described below) related to certain defaulted asset-backed securities (the “NPF Securities”) issued by NPF VI, Inc. and NPF XII, Inc. (the “Issuers”), and (ii) cash and cash items. The Fund expects that any new investments will be made primarily in cash, cash items, and high quality debt securities.
          As noted above, one of the Fund’s principal investments is units of SPV, which in turn holds an interest in liquidating trusts related to the NPF Securities. In November 2002, National Century Financial Enterprises (“NCFE”), which organized and administered the Issuers and the NPF Securities, defaulted on its obligations with respect to the NPF Securities (health care asset-backed receivables). The NPF Securities had been acquired by the Fund prior to this default. NCFE and its affiliates are alleged to have violated the terms of the bonds’ indentures by, among other things, purportedly spending cash collateral, accepting collateral other than permitted receivables, moving receivables between trusts to meet compliance tests and reimbursing health care providers for more than the value of receivables purchased. NCFE, its affiliated operations (including the Issuers), and many of the health care providers declared bankruptcy.
          In November 2002, the NPF Securities were transferred to SPV to facilitate the redemption of the NPF Securities in-kind, if necessary, to protect the interests of non-redeeming shareholders. In connection with the Fund’s placement of the NPF Securities in SPV, the Fund assigned to SPV the right to any proceeds received in connection with any claims or actions against various parties arising out of the Fund’s purchase of the NPF Securities (including those described below). The Fund’s pro rata portion of the costs associated with the Fund’s attempted recovery of losses associated with the NPF Securities will be borne by the Fund, subject to a priority reimbursement of such costs by SPV in the event SPV receives any proceeds in connection with any claims or actions.
          In 2003, the Fund joined with certain other holders of the NPF Securities in filing a lawsuit against certain parties related to the NCFE offerings, including the indenture trustees, underwriters, and certain other parties. In April 2004, a plan of liquidation was approved by the bankruptcy court with respect to NCFE and its affiliated operations (including the Issuers). Pursuant to such plan, SPV received cash distributions, which were distributed, less expenses, to holders of SPV, including the Fund. SPV also received interests in liquidating trusts, which it continues to hold. In July 2005 and April 2006, the Fund entered into settlement agreements with two of the defendants in the lawsuit and received (through its investment in SPV) cash settlements in connection therewith. Litigation against the remaining defendants continues at this time.
          As of June 1, 2009, the Fund’s investment in the SPV represented approximately 74.91% of the Fund’s net assets.
          The cash items and high quality debt securities in which the Fund may invest may include securities issued by the U.S. government and agencies thereof (including securities neither guaranteed nor insured by the U.S. government), bankers’ acceptances, commercial paper, bank certificates of deposit, and money market mutual funds. The Fund is also permitted to invest in debt securities of any quality or type, including governmental and corporate and other private issuers.
          For purposes of this Private Placement Memorandum, the term “investment grade” refers to a rating of Baa3 or better given by Moody’s Investors Services, Inc. (“Moody’s”) or BBB- or better given by Standard & Poor’s (“S&P”) to a particular fixed income security, and the term “below investment grade” refers to any rating below Baa3 given by Moody’s or below BBB- given by S&P to a particular income security. In addition, in this Private Placement Memorandum, investment-grade fixed income securities that are given a rating of Aa or better by Moody’s or AA or better by S&P are referred to as “high quality.” Securities referred to as investment grade, below investment grade, or high quality include not only securities rated by Moody’s and/or S&P, but also securities unrated by Moody’s or S&P that are determined by the Manager to have credit qualities comparable to securities rated by Moody’s or S&P as investment grade, below investment grade, or high quality, as applicable. In addition, the term “fixed income securities” includes (i) obligations of an issuer to make payments of principal and/or interest on future dates and (ii) synthetic debt instruments created by the Manager by combining a futures contract, swap contract, or option on a non-synthetic fixed income security with cash, a cash equivalent, or a non-synthetic fixed income security. Additionally, for purposes of this Private Placement Memorandum, the term “bond” refers to any fixed income security.
          The Fund has elected to be treated as a partnership for U.S. federal income tax purposes. Unless otherwise specified in this Private Placement Memorandum or in the SAI, the Manager is not obligated to and generally will not consider tax consequences when seeking to achieve the Fund’s investment objective (e.g., the Fund may engage in transactions that are not tax efficient for shareholders subject to U.S. federal income tax). Income from certain types of investments made by the Fund may be treated as “unrelated business taxable income” (“UBTI”) and subject to tax when allocated to tax-exempt shareholders.
          Principal risks of investing in the Fund
          The value of the Fund’s shares changes with the value of the Fund’s investments. Many factors can affect this value, and you may lose money by investing in the Fund. Factors that may affect the Fund’s portfolio as a whole are called “principal risks” and are summarized in this section. This summary describes the nature of these principal risks and certain related risks, but is not intended to include every potential risk. Many of these risks are more pronounced as a result of current global economic conditions that began to unfold in 2008. The Fund could be subject to additional risks because the types of investments it makes may change over time. The SAI includes more information about the Fund and its investments.
•	LITIGATION-RELATED RISK
          The ultimate amount of the Fund’s recovery (through its investment in SPV) of losses on the defaulted NPF Securities and the total costs the Fund may incur with respect to its funding of litigation related to the NPF Securities is unknown at this time. Therefore, the Fund is subject to the risk that SPV may ultimately be unable to recover certain losses related to the NPF Securities. This could occur because an insufficient amount of money or other assets is (or has been) paid to SPV out of the bankruptcy estates of NCFE, its affiliated operations, and certain other related entities and/or is (or has been) paid to the Fund in connection with litigation related to the NPF Securities. In addition, any cash reserves of the Fund and any recovery by the Fund as a result of the litigation or bankruptcy claims may be used to offset costs with respect to the litigation rather than to recover losses on the defaulted NPF Securities. The Fund (through its investment in SPV) has received distributions out of the bankruptcy estate of NCFE and its affiliated operations, but it is uncertain whether or not more distributions may follow. In addition, the Fund (through its investment in SPV) has received cash settlements against certain defendants related to the NCFE offerings, but the litigation against the remaining defendants is not predictable, and the amount of time it may take to settle the remaining litigation is unknown at this time.
•	LIQUIDITY RISK
          The Fund is exposed to liquidity risk when low trading volume, lack of a market maker, a large position, or legal restrictions limit or prevent the Fund from selling securities at desirable prices. Liquidity risk is particularly pronounced for the Fund due to the nature and size of its investment in the NPF Securities (through the SPV). The Fund may be exposed (through the SPV) to the NPF Securities for an indefinite period of time and may experience a substantial loss in the event the SPV sells the NPF Securities.
•	MARKET RISK – FIXED INCOME SECURITIES
          The Fund is subject to market risk, which is the risk of unfavorable changes in the value of Fund holdings. The following summarizes certain general market risks associated with investments in fixed income securities.
          A principal risk of the Fund’s investments in fixed income securities (including bonds, notes, and asset-backed securities) is that the values of those securities typically change as interest rates fluctuate. The risk associated with fluctuating interest rates (also called “interest rate risk”) is generally greater for fixed income securities with longer durations although it is present, but to a lesser extent, in securities with shorter durations.
          Interest rate risk relates to changes in a security’s value as a result of changes in interest rates. The value of fixed-rate securities generally falls when interest rates rise, since prospective interest payments on new bonds will exceed current payments on existing bonds; the opposite is true when interest rates fall, since current investments have locked in a higher interest rate. The extent to which a security’s value moves with interest rates is referred to as interest rate duration, which can be measured mathematically or empirically. Longer-maturity investments generally have longer durations, as the investment’s fixed rate is locked in for longer periods of time. Floating-rate or adjustable-rate securities, however, generally have short interest rate durations, since their interest rates are not fixed but rather float up and down with the level of prevailing interest rates.
•	CREDIT RISK
          This is the risk that the issuer or guarantor of a fixed income security will be unable or unwilling to make timely principal, interest, or settlement payments or otherwise to honor its obligations. This risk is particularly acute in environments in which financial services firms are exposed to systemic risks of the type evidenced by the insolvency of Lehman Brothers in 2008 and subsequent market disruptions.

          Credit risk for fixed income securities is the risk that the issuer will be unable to make scheduled contractual payments of principal and interest. The value of the Fund’s investments can decline as a result of an issuer’s defaulting in its payment obligations or the market’s expectation of a default. The Fund is subject to the risk that the issuers of the fixed income securities in which its invests will have their credit ratings downgraded. Nearly all fixed income securities are subject to some credit risk. The risk varies depending upon whether the issuers of the securities are corporations or domestic or foreign governments or their sub-divisions or instrumentalities and whether the particular note or other instrument held by the Fund has priority in payment of principal and interest. U.S. government securities are subject to varying degrees of credit risk depending upon whether the securities are supported by the full faith and credit of the United States, supported by the ability to borrow from the U.S. Treasury, supported only by the credit of the issuing U.S. government agency, instrumentality, or corporation, or otherwise supported by the United States. For example, issuers of many types of U.S. government securities (e.g., the Federal Home Loan Mortgage Corporation (“Freddie Mac”), Federal National Mortgage Association (“Fannie Mae”), and Federal Home Loan Banks), although chartered or sponsored by Congress, are not funded by Congressional appropriations, and their fixed income securities are neither guaranteed nor insured by the U.S. government. These securities are subject to more credit risk than U.S. government securities that are supported by the full faith and credit of the United States (e.g., U.S. Treasury bonds).
          Credit risk is particularly pronounced for below investment grade securities (also known as high yield or “junk” bonds). Junk bonds are considered predominantly speculative with regard to the ability of the issuer to make principal and interest payments. During periods of economic uncertainty and change, the market price of the Fund’s investments in below investment grade securities and the Fund’s net asset value may be particularly volatile. Although offering the potential for higher investment returns, junk bonds often are less liquid than higher quality securities, their issuers’ ability to meet principal and interest payments is considered speculative, and they are more susceptible to real or perceived adverse economic and competitive industry conditions. Junk bonds often also are subject to greater risk of loss, greater sensitivity to interest rate and economic changes, valuation difficulties, and a potential lack of a market. The market price for these securities can change suddenly and unexpectedly. From time to time, the Fund may acquire or hold below investment grade securities. At such times, it will be subject to these risks.
•	MARKET DISRUPTION AND GEOPOLITICAL RISK
          The Fund is subject to the risk that geopolitical events may disrupt securities markets and adversely affect global economies and markets generally. The wars in Iraq and Afghanistan have had a substantial effect on economies and securities markets in the U.S. and worldwide. Terrorism in the U.S. and around the world has had a similar global impact and has increased geopolitical risk. The terrorist attacks of September 11, 2001 resulted in the closure of some U.S. securities markets for four days, and similar future events are possible. War, terrorism, and related geopolitical events have led, and in the future may lead, to increased short-term market volatility and may have adverse long-term effects on U.S. and world economies and markets generally. Likewise, systemic market dislocations of the kind surrounding the insolvency of Lehman Brothers in 2008 may be highly disruptive to economies and markets. Those events as well as other changes in foreign and domestic economic and political conditions also could adversely affect individual issuers or related groups of issuers, securities markets, interest rates, credit ratings, inflation, investor sentiment, and other factors affecting the value of the Fund’s investments. At such times, the Fund’s exposure to the risks described elsewhere in this section, including market risk, liquidity risk, and credit risk, can increase.
          The value of the Fund’s investments may be adversely affected by acts of terrorism and other changes in foreign and domestic economic and political conditions. The risk is particularly acute in environments (like those prevailing recently) in which financial services firms are exposed to systemic risks of the type evidenced by the insolvency of Lehman Brothers and subsequent market disruptions. Such market disruptions might prevent the Fund from implementing its investment program for a period of time and achieving its investment objectives.
•	MANAGEMENT RISK
          The Fund is subject to management risk because it relies on the Manager’s ability to achieve its investment objective. The Manager uses proprietary investment techniques and risk analyses in making investment decisions for the Fund, but there can be no assurance that the Manager will achieve the desired results.
•	NON-DIVERSIFIED FUND
          The Fund is not a “diversified” investment company within the meaning of the 1940 Act. This means it is allowed to invest in the securities of a relatively small number of issuers and/or foreign currencies. As a result, the Fund may be subject to greater credit, market, and other risks than if the Fund were “diversified.”

Fees and expenses
          The table below shows the expected cost of investing in the Fund.
Annual Fund operating expenses
(expenses that are paid from Fund assets as a percentage of average daily net assets):

Management fee	0.00%
Other expenses	14.12%[1]
Acquired fund fees and expenses (underlying fund expenses)	9.25%[2]
Total annual fund operating expenses	23.37%
Expense reimbursement	(14.12%)[3]
Net aggregate annual expenses (Fund and underlying fund expenses)	9.25%

[1]	“Other expenses” have been restated to reflect current fees.

[2]	The amount indicated is based on the indirect net expenses associated with an investment in the Fund and the indirect net expenses associated with the Fund’s investment in SPV and certain other pooled investment vehicles (the “underlying funds”) for the fiscal year ended February 28, 2009, which have been restated to reflect current fees of the certain of the underlying funds. Amount does not include expenses associated with investments in the securities of unaffiliated issuers unless such issuers hold themselves out to be investment companies.

[3]	The Manager has contractually agreed to reimburse the Fund for expenses incurred by the Fund through at least June 30, 2010 (excluding fees and expenses of the independent Trustees of the Trust, fees and expenses for legal services not approved by the Manager for the Trust, compensation and expenses of the Trust’s Chief Compliance Officer (excluding any employee benefits), brokerage commissions, securities lending fees and expenses, interest expense, transfer taxes, and other investment-related costs (including expenses associated with investments in any company that is an investment company (including an exchange-traded fund) or would be an investment company under the 1940 Act, but for the exceptions to the definition of investment company provided in Section 3(c)(1) and 3(c)(7) of the 1940 Act), hedging transaction fees, extraordinary, non-recurring and certain other unusual expenses (including taxes)).

MANAGEMENT OF THE FUND
          GMO, 40 Rowes Wharf, Boston, Massachusetts 02110, provides investment management and shareholder services to the Fund and other GMO Funds. GMO is a private company, founded in 1977. As of May 31, 2009, GMO managed on a worldwide basis more than $88.9 billion of assets for the GMO Funds and institutional investors, such as pension plans, endowments, and foundations.
          • Subject to the approval of the Trustees, the Manager establishes and modifies when it deems appropriate the investment strategies of the Fund. In addition to its management of the Fund’s investment portfolio and the shareholder services it provides to the Fund, the Manager administers the Fund’s business affairs. The Manager does not charge the Fund a management fee for management and administrative services provided to the Fund.
          A discussion of the basis for the Trustees’ approval of the Fund’s investment management contract is included in the Fund’s shareholder report for the period during which the Trustees approved that contract.
          • GMO’s Fixed Income Division is responsible for day-to-day investment management of the Fund. The Division’s investment professionals work collaboratively to manage the Fund’s portfolio, and no one person is primarily responsible for day-to-day investment management of the Fund.
          William Nemerever and Thomas Cooper are the senior members and co-directors of the Fixed Income Division. Each has been a senior member of the Division since 1993. As senior members and co-directors, Mr. Nemerever and Mr. Cooper jointly allocate responsibility for portions of the Fund’s portfolio to members of the Division, oversee the implementation of trades, review the overall composition of the portfolio, including compliance with its stated investment objective and strategies, and monitor cash.
          Mr. Nemerever and Mr. Cooper have been jointly responsible for overseeing the portfolio management of GMO’s global fixed income portfolios since 1993. In general, Mr. Nemerever focuses on investment strategy, while Mr. Cooper focuses on instrument selection.
          • The SAI contains other information about how GMO determines the compensation of the senior members, other accounts they manage and related conflicts, and their ownership of the Fund.
Custodian, Fund Accounting Agent, and Transfer Agent
          State Street Bank and Trust Company, One Lincoln Street, Boston, Massachusetts 02111, serves as the Fund’s custodian, fund accounting agent, and transfer agent.
DETERMINATION OF NET ASSET VALUE
          The net asset value or “NAV” of shares of the Fund is determined as of the close of regular trading on the New York Stock Exchange (“NYSE”), generally at 4:00 p.m. Eastern time. The Fund’s NAV per share is determined by dividing the total value of the Fund’s portfolio investments and other assets, less any liabilities, by the total number of Fund shares outstanding. The Fund will not determine its NAV on any day when the NYSE is closed for business and will not be valued (and accordingly, transactions in shares of the Fund will not be processed) on days when the U.S. bond markets are closed. The Fund also may elect not to determine its NAV on days during which no share is tendered for redemption and no order to purchase or sell a share is received by the Fund.

          The value of the Fund’s investments is generally determined as follows:
Exchange-listed securities
•	Last sale price or

•	Official closing price or

•	Most recent bid price (if no reported sale or official closing price) or

•	Broker bid (if the private market is more relevant in determining market value than the exchange), based on where the securities are principally traded and their intended disposition.
Unlisted securities (if market quotations are readily available)
•	Most recent quoted bid price
Note: There can be no assurance that brokers will continue to provide bid prices as the credit markets continue to experience uncertainty. If quotes are not used, the Fund would value the relevant assets at “fair value” as described below.
Certain debt obligations (if less than sixty days remain until maturity)
•	Amortized cost (unless circumstances dictate otherwise; for example, if the issuer’s creditworthiness has become impaired)
All other fixed income securities and options on those securities (except for options written by the Fund) (includes bonds, loans, structured notes)
•	Most recent bid supplied by a primary pricing source chosen by the Manager
Options written by the Fund
•	Most recent ask price
Shares of other open-end registered investment companies
•	Most recent NAV
“Fair Value” Pricing
          For all other assets and securities, including derivatives, and in cases where market prices are not readily available or circumstances render an existing methodology or procedure unreliable, the Fund’s investments will be valued at “fair value,” as determined in good faith by the Trustees or pursuant to procedures approved by the Trustees.
          With respect to the Fund’s use of “fair value” pricing, you should note the following:
▶	A significant percentage of the Fund’s assets are “fair valued.” The value of assets that are “fair valued” is determined by the Trustees or persons acting at their direction pursuant to procedures approved by the Trustees. Some of the factors that may be considered in determining “fair value” are the value of other financial instruments traded on other markets, trading volumes, changes in interest rates, observations from financial institutions, significant events (which may be considered to include changes in the value of U.S. securities or securities indices) that occur after the close of the relevant market and before the time that the Fund’s net asset value is calculated, other news events, and significant unobservable inputs (including the Fund’s own assumptions in determining the fair value of investments). Although the goal of fair valuation is to determine the amount the owner of the securities might reasonably expect to receive upon their current sale, because of the uncertainty inherent in fair value pricing, the fair value determined for a particular security may be materially different than the value realized upon its sale.
          In addition, as noted above in “Principal investment strategies,” the Fund has certain remaining lawsuits outstanding related to the defaulted NPF Securities. The outcome of such lawsuits is not predictable and any potential recoveries are not currently reflected in the net asset value of the Fund. To the extent additional recoveries are realized, such recoveries may be material to the net asset value of the Fund.
          The Manager evaluates pricing sources on an ongoing basis, and may change a pricing source at any time. The Manager normally does not evaluate the prices supplied by pricing sources on a day-to-day basis. The Manager monitors erratic or unusual movements (including unusual inactivity) in the prices supplied for a security and has discretion to override a price supplied by a source (e.g., by taking a price supplied by another) when it believes that the price supplied is not reliable. Some securities held by the Fund may be valued on the basis of a price provided by a principal market maker. Prices provided by principal market makers may vary from the value that would be realized if the securities were sold, and the differences could be material to the Fund. In addition, because the Fund may hold portfolio securities listed on foreign exchanges that trade on days on which the NYSE or the U.S. bond markets are closed, the net asset value of the Fund’s shares may change significantly on days when shares cannot be redeemed.
DISCLOSURE OF PORTFOLIO HOLDINGS
          The Fund has established a policy with respect to disclosure of its portfolio holdings. That policy is described in the SAI. Information regarding the Fund’s portfolio holdings as of each month’s end is made available to shareholders of the Trust, qualified potential shareholders as determined by GMO (“potential shareholders”), and their consultants or agents through a secured link on GMO’s website approximately five days after month end. Periodically, in response to heightened market interest in specific issuers, a Fund’s holdings in one or more issuers may be made available on a more frequent basis to shareholders of the Trust, potential shareholders, and their consultants or agents through a secured link on GMO’s website. This information may be posted as soon as the business day following the date to which the information relates.
          To access this information on GMO’s website (http://www.gmo.com/america/strategies), shareholders, potential shareholders, and their consultants and agents must contact GMO to obtain a password and user name (to the extent they do not already have them) and enter into a confidentiality agreement with GMO and the Trust that permits the information to be used only for purposes determined by GMO to be in the best interest of the shareholders of the Fund. GMO may make portfolio holdings information available in alternate formats under the conditions described in the SAI.
          The Fund or GMO may suspend the posting of portfolio holdings and the Fund may modify the disclosure policy, without notice to shareholders. Once posted, the Fund’s portfolio holdings will remain available on the website at least until the Fund files a Form N-CSR (annual/semiannual report) or Form N-Q (quarterly schedule of portfolio holdings) for the period that includes the date of those holdings.
HOW TO PURCHASE SHARES
          The Fund is generally closed to all new subscriptions and additional investments from existing shareholders. To the extent the Fund determines to accept new or additional subscriptions, it will do so only from “accredited investors” as defined in Regulation D under the Securities Act of 1933.
          To the extent the Fund determines to accept new or additional subscriptions, you may purchase the Fund’s shares from the Trust when the NYSE is open for business. For instructions on purchasing shares, call the Trust at 1-617-346-7646 or send an e-mail to SHS@GMO.com. The Trust will not accept a purchase request until it has received a GMO Trust Application deemed to be in good order by the Trust or its agent. In addition, the Trust will not accept a purchase request unless an IRS Form W-9 (for U.S. shareholders) or the appropriate IRS Form W-8 (for foreign shareholders) with a correct taxpayer identification number (if required) is on file with GMO and such W-9 or W-8 is deemed to be in good order by the Trust’s withholding agent, State Street Bank and Trust Company. Please consult your tax adviser to ensure all tax forms provided to the Trust are completed properly and maintained, as required, and in good order. GMO has the right to make final good order assessments.
          If the purchase request is received in good order by the Trust prior to the close of regular trading on the NYSE (generally 4:00 p.m. Eastern time), the purchase price for the Fund shares to be purchased is the net asset value per share determined on that day. If that request is received after the close of regular trading on the NYSE, the purchase price for the Fund shares to be purchased is the net asset value per share determined on the next business day that the NYSE is open (plus any applicable purchase premium). Purchase requests that are received on days when the U.S. bond markets are closed will not be accepted until the next day on which the U.S. bond markets are open, and the purchase price for the Fund’s shares to be purchased is the net asset value per share determined on that day (plus any applicable purchase premium).
          There is no minimum initial or subsequent investment in the Fund. The Fund reserves the right to cease accepting investments in the Fund at any time or to reject any investment order. In addition, without notice, the Fund may temporarily or permanently suspend sales of its shares to new investors and, in some circumstances, existing shareholders.
          Shares may be purchased (i) in cash; (ii) in exchange for securities subject to the determination by the Manager that the securities to be exchanged are acceptable; or (iii) by a combination of such securities and cash. Securities acceptable to the Manager as consideration for Fund shares will be valued as set forth under “Determination of Net Asset Value” as of the time of the next determination of net asset value after such acceptance. All dividends, subscription or other rights that are reflected in the market price of accepted securities at the time of valuation become the property of the Fund and must be delivered to the Trust upon receipt by you from the issuer. Upon the exchange, you may realize a gain or loss for federal income tax purposes, depending upon your basis in the securities tendered. The Manager will not approve securities as acceptable consideration for Fund shares unless (1) the Manager, in its sole discretion, believes the securities are appropriate investments for the Fund; (2) you represent and agree that all securities offered to the Fund are not subject to any restrictions upon their sale by the Fund under the Securities Act of 1933, or otherwise; and (3) the securities may be acquired under the investment restrictions applicable to the Fund.
          To help the U.S. government fight the funding of terrorism and money laundering activities, federal law requires the Trust to verify identifying information provided by each investor in its GMO

Trust Application. Additional identifying documentation also may be required. If the Fund is unable to verify the information shortly after your account is opened, the account may be closed and your shares redeemed at their net asset value at the time of the redemption.
          Funds advised or sub-advised by GMO (“Top Funds”) may purchase shares of the Fund after the close of regular trading on the NYSE (the “Cut-off Time”) and receive the current day’s price if the following conditions are met: (i) the Top Fund received a purchase request prior to the Cut-off Time on that day; and (ii) the purchases by the Top Fund of shares of the Fund are executed pursuant to an allocation predetermined by GMO prior to that day’s Cut-off Time.
          Frequent Trading Activity. As a matter of policy, the Trust will not honor requests for purchases or exchanges by shareholders identified as engaging in frequent trading strategies, including market timing, that GMO determines could be harmful to the Fund and its shareholders. Frequent trading strategies are generally strategies that involve repeated exchanges and/or purchases and redemptions (or redemptions and purchases) within a short period of time. Frequent trading strategies may be disruptive to the efficient management of the Fund, materially increase portfolio transaction costs and taxes, dilute the value of shares held by long-term investors, or otherwise be harmful to the Fund and its shareholders.
          The Trustees have adopted procedures designed to detect and prevent frequent trading activity that is harmful to the Fund and its shareholders (the “Procedures”). The Procedures include the fair valuation of foreign securities, periodic surveillance of trading in shareholder accounts, and inquiry as to the nature of trading activity. If GMO determines that an account is engaging in frequent trading that has the potential to be harmful to the Fund or its shareholders, the Procedures include prevention measures, including suspension of the account’s exchange and purchase privileges. There is no assurance that the Procedures will be effective in all instances. The Fund will not automatically redeem shares that are the subject of a rejected exchange request. The Fund reserves the right to reject any order or terminate the sale of Fund shares at any time.
HOW TO REDEEM SHARES
          Under ordinary circumstances, you may redeem all or a portion of your investment when the NYSE is open for business. The redemption price of a share of the Fund is the net asset value per share next determined after the redemption request is received in proper form. In other words, if a redemption request in good order is received by the Trust prior to the close of regular trading on the NYSE (generally 4:00 p.m. Eastern time), the redemption price for the Fund shares to be redeemed is the net asset value per share determined on that day. If that redemption request is received after the close of regular trading on the NYSE, the redemption price for the Fund shares to be redeemed is the net asset value per share determined on the next business day that the U.S. bond markets are open (less any applicable redemption fee). The Trust may take up to seven days to remit proceeds. Failure to provide the Trust with a properly authorized redemption request or otherwise satisfy the Trust as to the validity of any change to the wire instructions or registration address will result in a delay in processing a redemption request, delay in remittance of redemption proceeds, or a rejection of the redemption request. In the event of a disaster affecting Boston, Massachusetts, please contact GMO to confirm receipt of your redemption request and whether it is in good order.
          If GMO determines, in its sole discretion, that a redemption payment wholly or partly in cash would be detrimental to the best interests of the Fund’s remaining shareholders, the Fund may pay the redemption proceeds in whole or in part with securities instead of cash.
          The Fund may suspend the right of redemption and may postpone payment for more than seven days:

•	if the NYSE or U.S. bond markets are closed on days other than weekends or holidays

•	during periods when trading on the NYSE is restricted

•	during an emergency which makes it impracticable for the Fund to dispose of its securities or to fairly determine the net asset value of the Fund

•	during any other period permitted by the SEC for your protection.
          The Trust will not make payments to third-parties on behalf of a shareholder upon a redemption request and does not offer check-writing privileges.
          Pursuant to the Trust’s Amended and Restated Agreement and Declaration of Trust, the Trust has the unilateral right to redeem Fund shares held by a shareholder at any time if at that time: (i) the shares of the Fund held by the shareholder have an aggregate net asset value of less than an amount determined from time to time by the Trustees; or (ii) the shares of the Fund held by the shareholder exceed a percentage of the outstanding shares of the Fund determined from time to time by the Trustees. The Trustees have authorized GMO in its sole discretion to redeem shares to prevent a shareholder from becoming an affiliated person of the Fund.
          Top Funds may redeem shares in the Fund after the Cut-off Time and receive the current day’s price if the following conditions are met: (i) the Top Fund received a redemption request prior to the Cut-off Time on that day; and (ii) the redemption of the shares of the Fund is executed pursuant to an allocation predetermined by GMO prior to that day’s Cut-off Time.
DISTRIBUTIONS AND TAXES
          The Fund will generally distribute proceeds and other cash receipts received from its underlying investments as soon as practicable after any such proceeds are received, subject to the discretion of the Trustees (or their delegates). Shareholders should read the description below for information regarding the tax character of distributions, if any, and allocations from the Fund to shareholders.
          The following is a general summary of the principal U.S. federal income tax consequences to shareholders investing in the Fund.
•	The Fund has elected to be treated as a partnership for U.S. federal income tax purposes. As a partnership, the Fund is not itself subject to U.S. federal income tax. Instead, each shareholder will be required to take into account its distributive share of items of Fund income, gain, loss, deduction, credit, and tax preference for each taxable year substantially as though such items had been realized directly by the shareholder and without regard to whether the Fund has distributed or will distribute any amount to its shareholders. Allocations of taxable income, gain, loss, deductions, credits, and tax preference items of the Fund will be made in accordance with the economics of the Fund as determined at the Manager’s discretion.

•	The Fund will provide tax information on Schedule K-1 to each shareholder following the close of the Fund’s taxable year. Each shareholder will be responsible for keeping its own records for determining its tax basis in its shares and for the preparation and filing of its own tax returns. Shareholders should expect to file for extensions for the completion of their U.S. federal, state, local, and other tax returns.

•	Distributions will be made as determined at the discretion of the Trustees (or their delegates). Due to potential timing differences between income recognition for tax purposes and actual cash distributions, it is possible that a shareholder could recognize income from the Fund in excess of actual cash distributions made prior to the date the income must, in turn, be distributed by a shareholder that is a regulated investment company (“RIC”) as defined by the Internal Revenue Code of 1986, as amended, or the liability for the tax on the income is otherwise due. In general, distributions of money (including in satisfaction of redemption requests) by the Fund to a shareholder will represent a nontaxable return of capital to that shareholder up to the amount of the shareholder’s adjusted tax basis in its Fund shares. A distribution in partial or complete redemption of a shareholder’s shares in the Fund is taxable to that shareholder as a sale or exchange only to the extent the amount of money received by the shareholder exceeds the shareholder’s adjusted tax basis in its Fund shares. Any loss may be recognized by a shareholder only if it redeems all of its Fund shares for money. Any gain recognized may be treated by a shareholder as ordinary income to the extent of its share of the Fund’s “unrealized receivables” (such as accrued market discount) and substantially appreciated inventory, if any. A shareholder generally will not recognize gain or loss on an in-kind distribution of property from the Fund, including on an in-kind redemption of Fund shares. However, certain exceptions to this general rule may apply. See “Taxes” in the SAI for more information.

•	The Fund’s investment in certain types of securities, including debt obligations issued or purchased at a discount and asset-backed securities, will be subject to special and complex U.S. federal income tax provisions. These special rules may increase or accelerate Fund shareholders’ recognition of ordinary income, including recognition of taxable income in excess of the cash generated by such investments, and can otherwise affect the timing, character, and/or amount of income recognized by shareholders.

•	To the extent the Fund invests in other investment companies treated as partnerships or RICs for U.S. federal income tax purposes, the recognition of income by Fund shareholders could vary in terms of its timing, character, and/or amount from that which would have been recognized had the Fund invested directly in the portfolio securities and other assets held by the underlying investment companies. See “Taxes” in the SAI for more information.
          The above is a general summary of the principal U.S. federal income tax consequences of investing in the Fund for shareholders who are U.S. citizens, residents, or domestic corporations. You should consult your own tax advisors about the precise tax consequences of an investment in the Fund in light of your particular tax situation, including possible foreign, state, local, or other applicable taxes (including the federal alternative minimum tax). See “Taxes” in the SAI for more information, including a summary of certain tax consequences of investing in the Fund for non-U.S. shareholders.

CONSOLIDATED FINANCIAL HIGHLIGHTS
(For a share outstanding throughout each period)
          The financial highlights table is intended to help you understand the Fund’s financial performance for the past five years. Some information reflects financial results for a single Fund share. The total returns in the table represent the rate that you would have earned (or lost) on an investment in the Fund (assuming reinvestment of all dividends and distributions). Information presented in the table includes the accounts of the Fund and its majority-owned investment in GMO SPV I, LLC. The consolidated financial statements include 100% of the assets and liabilities of GMO SPV I, LLC. All significant inter-fund accounts and transactions have been eliminated in consolidation.
          This information has been audited by PricewaterhouseCoopers LLP, an independent registered public accounting firm, whose report, along with the Fund’s financial statements, is included in the Fund’s Annual Report, which is incorporated by reference in the SAI and available upon request.
GMO SPECIAL PURPOSE HOLDING FUND

	Year Ended February 28/29,
	2009	2008		2007	2006	2005
Net asset value, beginning of period	$1.26	$1.41		$8.22	$15.51	$24.11

Income from investment operations:
Net investment income (loss)†	0.00 (a)	0.06		0.02	(0.08)	0.41
Net realized and unrealized gain (loss)	1.73	6.28		41.16	8.57	9.08

Total from investment operations	1.73	6.34		41.18	8.49	9.49

Less distributions to shareholders:
From net investment income	—	—		—	—	(0.74)
From cash distributions	(2.26)	(6.49)		(47.99)	(15.78)	(17.29)
From return of capital	—	—		—	—	(0.06)

Total distributions	(2.26)	(6.49)		(47.99)	(15.78)	(18.09)

Net asset value, end of period	$0.73	$1.26		$1.41	$8.22	$15.51

Total Return(b)(c)	137.67%	517.54%		3613.95%	124.75%	36.35%
Ratios/Supplemental Data:
Net assets, end of period (000’s)	$407	$697		$780	$4,553	$8,595
Net expenses to average daily net assets	0.81%	0.00	%(d)	0.85%	1.26%	(0.01)%
Net investment income to average daily net assets	0.25%	3.91%		1.05%	(0.65%)	1.83%
Portfolio turnover rate	0%	0%		0%	0%	0%
Fees and expenses reimbursed by the Manager to average daily net assets	15.56%	8.84%		3.74%	1.39%	0.67%

(a)	Net investment income (loss) was less than $0.01 per share.

(b)	The total returns would have been lower had certain expenses not been reimbursed during the periods shown and assumes the effect of reinvested distributions.

(c)	Had the effect of reinvested distributions not been assumed and income from investment operations been retained, the total returns would have been 1.93%, 7.61%, 97.84%, 25.27%, and 39.36% for the fiscal years ended 2009, 2008, 2007, 2006, and 2005, respectively.

(d)	Net expenses as a percentage of average daily net assets was less than 0.01%.

†	Calculated using average shares outstanding throughout the period.

GMO TRUST
ADDITIONAL INFORMATION
          The Fund’s annual and semiannual reports to shareholders contain additional information about the Fund’s investments. The Fund’s annual report contains a discussion of the market conditions and investment strategies that significantly affected the Fund’s performance during its last fiscal year. The Fund’s annual and semiannual reports and the Fund’s SAI are available free of charge by writing to Shareholder Services at GMO, 40 Rowes Wharf, Boston, Massachusetts 02110 or by calling collect at 1-617-346-7646. Because the Fund does not publicly offer its shares, its shareholder reports and SAI are not available on GMO’s website. The SAI contains more detailed information about the Fund and is incorporated by reference into this Private Placement Memorandum, which means that it is legally considered to be part of this Private Placement Memorandum.
          You can review and copy the Private Placement Memorandum, SAI, and reports at the SEC’s Public Reference Room in Washington, D.C. Information regarding the operation of the Public Reference Room may be obtained by calling the SEC at 1-202-551-8090. Reports and other information about the Fund are available on the EDGAR database on the SEC’s Internet site at http://www.sec.gov. Copies of this information may be obtained, upon payment of a duplicating fee, by electronic request at the following e-mail address: publicinfo@sec.gov, or by writing the Public Reference Section of the SEC, Washington, D.C. 20549-1520.
          Shareholders who wish to communicate with the Trustees must do so by mailing a written communication, addressed as follows: To the Attention of the Board of Trustees, c/o GMO Trust Chief Compliance Officer, 40 Rowes Wharf, Boston, MA 02110.
SHAREHOLDER INQUIRIES
Shareholders may request additional
information from and direct inquiries to:
Shareholder Services at
Grantham, Mayo, Van Otterloo & Co. LLC
40 Rowes Wharf, Boston, MA 02110
1-617-346-7646 (call collect)
1-617-439-4192 (fax)
SHS@GMO.com
website: http://www.gmo.com
Investment Company Act File No. 811-04347

PRIVATE PLACEMENT MEMORANDUM
June 26, 2009
GMO Special Situations Fund
40 Rowes Wharf, Boston, Massachusetts 02110
          GMO Special Situations Fund (the “Fund”) is a separate investment portfolio of GMO Trust (the “Trust”). The Trust is an open-end management investment company and operates as a “series investment company” that consists of separate series of investment portfolios, including the Fund. Other portfolios are described in separate prospectuses or private placement memoranda. At this time, the Fund does not intend to offer its shares publicly or to make them available other than to other funds of the Trust (“GMO Funds”) and certain other accredited investors whose assets are managed in an asset allocation strategy by Grantham, Mayo, Van Otterloo & Co. LLC’s (the “Manager” or “GMO”) Asset Allocation Division.
Investment Manager
Grantham, Mayo, Van Otterloo & Co. LLC

          This Private Placement Memorandum concisely describes the information which you ought to know about the Fund before investing. Please read this memorandum carefully and keep it for further reference. A Statement of Additional Information dated June 26, 2009, as revised from time to time (“SAI”), is available free of charge by writing to GMO Shareholder Services, 40 Rowes Wharf, Boston, Massachusetts 02110 or by calling 1-617-346-7646. The SAI, which contains more detailed information about the Fund, has been filed with the Securities and Exchange Commission (“SEC”) and is incorporated by reference into this Private Placement Memorandum.
          THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE TRANSFERRED OR RESOLD UNLESS SO REGISTERED OR IN TRANSACTIONS EXEMPT THEREFROM. HOWEVER, THE SECURITIES ARE REDEEMABLE AS DESCRIBED IN THIS PRIVATE PLACEMENT MEMORANDUM. IN CERTAIN CASES INVESTORS MAY BE REDEEMED “IN KIND” AND RECEIVE PORTFOLIO SECURITIES HELD BY THE FUND IN LIEU OF CASH UPON REDEMPTION.
          THIS PRIVATE PLACEMENT MEMORANDUM AND THE INFORMATION CONTAINED HEREIN ARE FOR THE EXCLUSIVE USE OF THE RECIPIENT FOR THE SOLE PURPOSE OF EVALUATING THE PRIVATE PLACEMENT OF SHARES OF THE FUND DESCRIBED HEREIN. IT MAY NOT BE REPRODUCED, PROVIDED, OR DISCLOSED TO OTHERS, OR USED FOR ANY OTHER PURPOSE, WITHOUT WRITTEN AUTHORIZATION, AND DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SHARES OF THE FUND TO ANY ENTITY OR INDIVIDUAL NOT POSSESSING THE QUALIFICATIONS DESCRIBED IN THIS MEMORANDUM.
          NO PERSON HAS BEEN AUTHORIZED TO MAKE ANY REPRESENTATIONS OR PROVIDE ANY INFORMATION WITH RESPECT TO THE SHARES EXCEPT SUCH INFORMATION AS IS CONTAINED IN THIS MEMORANDUM AND IN THE SAI OR IN OTHER MATERIALS APPROVED BY THE TRUST. NO SALES MADE IN RELIANCE ON THIS DOCUMENT SHALL UNDER ANY CIRCUMSTANCES CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN MATTERS DISCUSSED HEREIN SINCE THE DATE HEREOF.

FUND SUMMARY
          This summary is not all-inclusive, and the Fund may make investments, employ strategies, and be exposed to risks that are not described in this summary. More information about the Fund’s investments and strategies is contained in the SAI. Except for policies identified in the SAI as “fundamental,” the Fund’s Board of Trustees (“Trustees”) may change the Fund’s investment objectives or policies without shareholder approval. The Fund’s investment manager is GMO (see “Management of the Fund” below for a description of the Manager). Consistent with the Fund’s investment objectives and then-current policies, GMO may change the Fund’s strategies and/or the investments used to effect those strategies. The Fund, by itself, is not intended to provide a complete investment program, and investment in the Fund should only be considered as part of a diversified portfolio that includes other investments.
          Investment objectives
          The investment objectives of the Fund are capital appreciation and capital preservation. There can be no assurance that the Fund will achieve its investment objectives.
          Principal investment strategies
          The Manager plans to pursue the Fund’s investment objectives by implementing investment strategies that complement long-only investments in global equities and fixed income instruments.
          The Fund may have long or short exposure to foreign and U.S. equity securities (including both growth and value style equities and equities of any market capitalization), foreign and U.S. fixed income securities (including fixed income securities of any credit quality and having any maturity or duration), currencies, and, from time to time, other alternative asset classes (e.g., instruments that seek exposure to or hedge risks of market volatility). The Fund is not restricted in its exposure to any particular asset class, and at times may be substantially exposed (long or short) to a single asset class (e.g., equity securities or fixed income securities). In addition, the Fund is not restricted in its exposure (long or short) to any particular market. The Fund may have substantial exposure (long or short) to a particular country or type of country (e.g., emerging countries). The Fund could be subject to material losses from a single investment.
          In managing the Fund’s strategy, the Manager employs proprietary quantitative investment models and fundamental judgment for the selection of derivatives and other investments and portfolio construction. The models use one or more independent, though possibly concentrated or focused, strategies for selection of investments. The Manager also may eliminate strategies or add new strategies in response to additional research, changing market conditions, or other factors.
          In pursuing its investment objectives, the Fund is permitted to use a wide variety of exchange-traded and over-the-counter (“OTC”) derivatives, including options, futures, swap contracts, swaptions and foreign currency derivative transactions. For example, in circumstances that the Manager deems appropriate, the Fund intends to use credit default swaps to a significant extent to take an active long or short position with respect to the likelihood of default by special purpose, corporate, or sovereign issuers. Additionally, in circumstances that the Manager deems appropriate, the Fund intends to take significant active long and short currency positions in a particular currency through exchange-traded and OTC foreign currency derivatives as well as hedge its currency exposure through the use of currency forwards and other derivatives. Except for margin or other applicable regulatory requirements, there are no limitations on the extent of the Fund’s net long or net short positions.

          The Fund may elect to make some or all of its investments through one or more wholly-owned, non-U.S. subsidiaries. GMO may serve as the investment manager to these companies but will not receive any additional management or other fees for such services.
           The Fund may invest in unaffiliated money market funds in reliance on Rule 12d1-1 under the Investment Company Act of 1940, as amended (the “1940 Act”). Investments by the Fund in unaffiliated money market funds may exceed the limits expressed in Section 12(d)(1)(A) of the 1940 Act. Additionally, the Fund may (but is not required to) invest in GMO U.S. Treasury Fund (“U.S. Treasury Fund”), another series of GMO Trust described in a separate prospectus (see “Investment in Other GMO Funds” below for a more detailed description of U.S. Treasury Fund’s investment objectives and strategies).
          The Fund does not seek to control risk relative to a particular securities market index or benchmark. In addition, the Fund does not seek to outperform a particular securities market index or blend of market indices (i.e., the Fund does not seek “relative” return).
          When used in this Private Placement Memorandum, the term “invest” includes both direct investing and indirect investing and the term “investments” includes both direct investments and indirect investments. For example, the Fund may invest indirectly by investing in another Fund or by investing in derivatives and synthetic instruments. In addition, the term “fixed income securities” includes (i) obligations of an issuer to make payments of principal and/or interest on future dates and (ii) synthetic debt instruments created by the Manager by combining a futures contract, swap contract, or option on a non-synthetic fixed income security with cash, a cash equivalent, or a non-synthetic fixed income security. For purposes of this Private Placement Memorandum, the term “bond” refers to any fixed income security.
          In addition, for purposes of this Private Placement Memorandum, the term “investment grade” refers to a rating of Baa3 or better given by Moody’s Investors Service, Inc. (“Moody’s”) or BBB- or better given by Standard & Poor’s Ratings Services (“S&P”) to a particular fixed income security, and the term “below investment grade” refers to any rating below Baa3 given by Moody’s or below BBB- given by S&P to a particular fixed income security. Securities rated below investment grade are also known as high yield or “junk” bonds. In addition, in this Private Placement Memorandum, investment grade securities that are given a rating of Aa or better by Moody’s or AA or better given by S&P are referred to as “high quality.” Securities referred to as investment grade, below investment grade, or high quality include not only securities rated by Moody’s and/or S&P, but also securities unrated by Moody’s or S&P that are determined by the Manager to have credit qualities comparable to securities rated by Moody’s or S&P as investment grade, below investment grade, or high quality, as applicable.
          The Fund generally seeks to be fully invested and normally does not take temporary defensive positions through investment in cash and cash equivalents. If the Fund takes temporary defensive positions, it may not achieve its investment objective.
          The Fund has elected to be treated as a partnership for U.S. federal income tax purposes. Unless otherwise specified in this Private Placement Memorandum or in the SAI, the Manager is not obligated to and generally will not consider tax consequences when seeking to achieve the Fund’s investment objective (e.g., the Fund may engage in transactions that are not tax efficient for shareholders subject to U.S. federal income tax). Income from certain types of investments made by the Fund may be treated as “unrelated business taxable income” (“UBTI”) and subject to tax when allocated to tax-exempt shareholders. Portfolio turnover is not a principal consideration when the Manager makes investment decisions for the Fund. Based on its assessment of market conditions, the Manager may cause the Fund to trade more frequently at some times than at others. High turnover rates may adversely affect the

Fund’s performance by generating additional transaction costs and may result in additional taxable income that is passed through by the Fund to its shareholders.
          Principal risks of investing in the Fund
          The value of the Fund’s shares changes with the value of the Fund’s investments. Many factors can affect this value, and you may lose money by investing in the Fund. Factors that may affect the Fund’s portfolio as a whole are called “principal risks” and are summarized in this section. This summary describes the nature of these principal risks and certain related risks, but is not intended to include every potential risk. The Fund could be subject to additional risks because the types of investments it makes and market conditions may change over time. The SAI includes more information about the Fund and its investments.
          To the extent that the Fund invests in wholly-owned subsidiaries, the Fund is exposed to all the risks to which its wholly-owned subsidiaries are exposed, as well as the risk that investments made through its wholly-owned subsidiaries will not perform as expected. Therefore, unless otherwise noted herein, the principal risks summarized below include both direct and indirect principal risks of the Fund, and as indicated above, references in this section to investments made by the Fund include those made both directly by the Fund and indirectly by the Fund through its wholly-owned subsidiaries.
•	CUSTOMIZED INVESTMENT PROGRAM RISK
          The Fund is not intended to provide a complete investment program and is intended generally to complement the long-only investments in global equities and fixed income instruments utilized in the Manager’s asset allocation strategies. As a result, the risks associated with the Fund’s investments often will be far greater (and the Fund’s investment returns may be far more volatile) than if the Fund served as a stand-alone investment vehicle.
•	MANAGEMENT RISK
          The Fund is subject to management risk because it relies on the Manager’s ability to achieve its investment objective. The Manager uses proprietary investment techniques and risk analyses in making investment decisions for the Fund, but there can be no assurance that the Manager will achieve the desired results. The Manager, for example, may fail to use derivatives effectively, choosing to hedge or not to hedge positions at disadvantageous times. The nature of the risks assumed as a result of the Fund’s derivative positions and other investments may cause the Fund to incur significant losses.
•	DERIVATIVES RISK
          The Fund may invest in derivatives, which are financial contracts whose value depends on, or is derived from, the value of underlying reference rates, assets or indices. Derivatives may relate to interest rates, securities, currencies or currency exchange rates, volatility, and related indices. The Fund may use derivatives for many purposes, including as a substitute for direct investment in securities or other assets and as a means to hedge other investments. The Fund also may use derivatives as a way to adjust its exposure to various securities, markets, and currencies without actually having to sell existing investments and make new investments. This generally is done when the adjustment is expected to be relatively temporary or in anticipation of selling Fund assets and making new investments over time. The SAI contains a description of the various derivatives the Fund may utilize.
          The use of derivatives involves risks different from, and potentially greater than, the risks associated with investing directly in securities and other more traditional assets. In particular, the use of derivatives exposes the Fund to the risk that the counterparty to an OTC derivative contract will be unable or unwilling to make timely settlement payments or otherwise to honor its obligations. OTC derivative contracts typically can be closed out only with the other party to the contract. If the counterparty defaults, the Fund will have contractual remedies, but there can be no assurance that the counterparty will meet its contractual obligations or that the Fund will be able to enforce its contractual rights. For example, because the contract for each OTC derivative is individually negotiated with a specific counterparty, the Fund is subject to the risk that a counterparty may interpret contractual terms (e.g., the definition of default) differently than the Fund. If that occurs, the cost and unpredictability of the legal proceedings required for the Fund to enforce its contractual rights may lead it to decide not to pursue its claims against the counterparty. The Fund, therefore, assumes the risk that it may be unable to obtain payments the Manager believes are owed to it under OTC derivative contracts or that those payments may be delayed or made only after the Fund has incurred the costs of litigation. In addition, the Fund may invest in derivatives as to which the counterparty’s obligations are not secured by collateral (e.g., foreign currency forwards; see “Currency Risk” below), that require collateral but in which the Fund’s security interest is not perfected, that require a significant upfront deposit unrelated to the derivative’s intrinsic value, or in which the derivative is not regularly marked-to-market (e.g., certain OTC derivatives). Even where obligations are collateralized, there is usually a lag between the day the collateral is called for and the day the Fund receives the collateral. When the counterparties’ obligations are not fully secured by collateral, the Fund will be exposed to the risk of having limited recourse if a counterparty defaults. Due to the nature of the Fund’s investments, the Fund may invest in derivatives with a limited number of counterparties and events that affect the creditworthiness of any of those counterparties may have a pronounced effect on the Fund. Derivatives risk is particularly acute in environments (like those prevailing recently) in which financial services firms are exposed to systemic risks of the type evidenced by the insolvency of Lehman Brothers and subsequent market disruptions.
          Derivatives also are subject to a number of risks described elsewhere in this section, including market risk, liquidity risk, currency risk, and credit and counterparty risk. Many derivatives, in particular OTC derivatives, are complex and their valuation often requires judgment, which increases the risk of mispricing or improper valuation, and there can be no assurance that the pricing models employed by the Fund’s third-party valuation services and/or the Manager will produce valuations that are reflective of levels at which such swaps and other OTC derivatives may actually be closed out or sold. This valuation risk is more pronounced in cases where the Fund enters into swaps and other OTC derivatives with specialized terms because the value of those derivatives in some cases is determined in part by reference to similar derivatives with more standardized terms. As a result, improper valuations may result in increased cash payments to counterparties, under collateralization and/or errors in the calculation of the Fund’s net asset value.
          Derivatives also involve the risk that changes in their value may not correlate perfectly with the assets, rates, or indices they are designed to hedge or closely track. The use of derivatives also may increase the taxes payable by shareholders.
          Suitable derivatives are not available in all circumstances. For example, if a counterparty or its affiliate is deemed to be an affiliate of the Fund, the Fund will not be permitted to trade with that counterparty. In addition, the Manager may decide not to use derivatives to hedge or otherwise reduce the Fund’s risk exposures.
          Derivatives risk is particularly pronounced for the Fund because it makes substantial use of derivatives to implement its investment program. Credit default swaps involve one party paying another party for the right to receive a specified return in the event of a default by a third party (e.g., a corporate (including asset-backed security) or sovereign issuer) on a particular obligation. If the Fund uses credit default swaps to obtain synthetic long exposure to a debt instrument or index of debt instruments, the

Fund is exposed to the risk that it will be required to pay the notional value of the swap contract in the event of default. There can be no assurance that the Fund’s use of derivatives will be effective or will have the desired results.
          Swap contracts and other OTC derivatives, in particular, are highly susceptible to liquidity risk (see “Liquidity Risk” below) and credit and counterparty risk (see “Credit and Counterparty Risk” below) and are subject to documentation risks.
•	CURRENCY RISK
          Currency risk is the risk that fluctuations in exchange rates may adversely affect the value of the Fund’s investments. Currency risk includes both the risk that currencies in which the Fund’s investments are traded and/or in which the Fund receives income, or currencies in which the Fund has taken an active investment position, will decline in value relative to other currencies. In the case of hedging positions, currency risk includes the risk that the currency the Fund is seeking exposure to will decline in value relative to the foreign currency being hedged. Currency exchange rates fluctuate significantly for many reasons, including changes in supply and demand in the currency exchange markets, actual or perceived changes in interest rates, intervention (or the failure to intervene) by U.S. or foreign governments, central banks, or supranational agencies such as the International Monetary Fund, and currency controls or other political and economic developments in the U.S. or abroad.
          The Fund may use derivatives to acquire a position in currencies whose value the Manager expects to correlate with the value of currencies the Fund owns, currencies the Manager wants the Fund to own, or currencies the Fund is exposed to through its investments. This presents the risk that the exchange rates of the currencies involved may not move in relation to one another as expected. In that case, the Fund could lose money on its holding of a particular currency and also lose money on the derivative. The Fund also may take overweighted or underweighted currency positions and/or hedge the currency exposure of the securities in which it has invested. As a result, its currency exposure may differ significantly from the currency exposure of its security investments.
          Because the Fund may invest or trade in securities denominated in foreign currencies and may use related derivatives and have foreign currency holdings, it may be adversely affected by changes in the exchange rates of foreign currencies. Currency risk is particularly pronounced for the Fund because it may, for investment purposes, regularly acquire derivatives on foreign currencies and take active long and short currency positions through exchange-traded and OTC foreign currency derivatives. Derivative transactions in foreign currencies (such as futures, forwards, options and swaps) may involve leveraging risk, in addition to currency risk, as described below under “Leveraging Risk.” In addition, consistent with industry practice, the obligations of counterparties in currency derivatives may not be secured by collateral, which increases counterparty risk (see “Credit and Counterparty Risk” below).
•	LEVERAGING RISK
          The Fund’s use of reverse repurchase agreements and other derivatives and securities lending may cause its portfolio to be leveraged. Leverage increases the Fund’s portfolio losses when the value of its investments declines. The Fund’s portfolio also may be leveraged temporarily if it borrows money to meet redemption requests and/or to settle investment transactions.
          Since many derivatives have a leverage component, adverse changes in the value or level of the underlying asset, rate, or index may result in a loss substantially greater than the amount invested in the derivative itself. In the case of swaps, the risk of loss generally is related to a notional principal amount, even if the parties have not made any initial investment. Some derivatives have the potential for unlimited loss, regardless of the size of the initial investment. The Fund is not limited in the extent to which it may directly or indirectly use derivatives or in the absolute face value of its derivative positions. As a result, the Fund’s net long or short exposure may have a net notional value in excess of its net assets.
•	LIQUIDITY RISK
          The Fund is exposed to liquidity risk when low trading volume, lack of a market maker, a large position, or legal restrictions limit or prevent the Fund from selling securities or closing derivative positions at desirable prices. Because the Fund’s principal investment strategies involve the use of derivatives (in particular OTC derivatives), it has increased exposure to liquidity risk. Some derivatives (in particular OTC derivatives) are more likely to be fair valued (see “Determination of Net Asset Value” below). The Fund may not be able to initiate a transaction or liquidate a position in such investments at a desirable price. In addition, the Fund’s holdings in assets for which the relevant market is or becomes less liquid are more susceptible to loss of value. Less liquid securities also may fall more in price than other securities during periods when markets decline generally.
          The Fund is also exposed to liquidity risk when it has an obligation to purchase particular securities (e.g., as a result of entering into reverse repurchase agreements, writing a put, or closing out a short position). Some of the markets, exchanges, or securities in which the Fund invests may prove to be less liquid and this would affect the price at which, and the time period in which, the Fund may liquidate positions to meet redemption requests or other funding requirements. Although U.S. Treasury securities have historically been among the most liquid fixed income investments, there can be no assurance that the market will not become less liquid in the future. Furthermore, since 2007, liquidity has been limited for mortgage-backed and other asset-backed securities. There can be no assurance that in the future the market for such securities will become more liquid, and it may well continue to be volatile for the foreseeable future.
          As noted under “Market Risk – Fixed Income Securities” above, since the deterioration of worldwide economic and liquidity conditions that became acute in 2008, liquidity risk has been pronounced for funds that invest in fixed income securities, and particularly asset-backed securities. There can be no assurance that in the future the market for such securities will become more liquid.
•	CREDIT AND COUNTERPARTY RISK
          This is the risk that the issuer or guarantor of a fixed income security, the counterparty to a repurchase or reverse repurchase agreement or other OTC derivative contract, or a borrower of the Fund’s securities will be unable or unwilling to make timely principal, interest, or settlement payments or otherwise to honor its obligations. This risk is particularly acute in environments in which financial services firms are exposed to systemic risks of the type evidenced by the insolvency of Lehman Brothers in 2008 and subsequent market disruptions.
          Credit risk for fixed income securities is the risk that the issuer will be unable to make scheduled payments of principal and interest. The value of the Fund’s investments can decline as a result of an issuer’s defaulting in its payment obligations or the market’s expectation of a default. The Fund is subject to the risk that the issuers of the fixed income securities in which it invests will have their credit ratings downgraded.
          Nearly all fixed income securities are subject to some credit risk. The risk varies depending upon whether the issuers of the securities are corporations or domestic or foreign governments or their sub-

divisions or instrumentalities and whether the particular note or other instrument held by the Fund has priority in payment of principal and interest. U.S. government securities are subject to varying degrees of credit risk depending upon whether the securities are supported by the full faith and credit of the United States, supported by the ability to borrow from the U.S. Treasury, supported only by the credit of the issuing U.S. government agency, instrumentality, or corporation, or otherwise supported by the United States. For example, issuers of many types of U.S. government securities (e.g., the Federal Home Loan Mortgage Corporation (“Freddie Mac”), Federal National Mortgage Association (“Fannie Mae”), and Federal Home Loan Banks), although chartered or sponsored by Congress, are not funded by Congressional appropriations, and their fixed income securities, including mortgage-backed and other asset-backed securities, are neither guaranteed nor insured by the U.S. government. These securities, as well as municipal securities, are subject to more credit risk than U.S. government securities that are supported by the full faith and credit of the United States (e.g., U.S. Treasury bonds).
          As noted under “Market Risk–Fixed Income Securities” below, asset-backed securities may be backed by many types of assets, including pools of residential and commercial mortgages, automobile loans, educational loans, home equity loans, or credit-card receivables. Asset-backed securities also may be collateralized by the fees earned by service providers. They also may be backed by pools of corporate or sovereign bonds, bank loans made to corporations, or a combination of these bonds and loans (commonly referred to as “collateralized debt obligations”). Payment of interest on asset-backed securities and repayment of principal largely depend on the cash flows generated by the underlying assets backing the securities. The amount of market risk associated with asset-backed securities depends on many factors, including the deal structure (e.g., determination as to the amount of underlying assets or other support needed to produce the cash flows necessary to service interest and make principal payments), the quality of the underlying assets, the level of credit support, if any, provided for the securities, and the credit quality of the credit-support provider, if any. Asset-backed securities involve risk of loss of principal if obligors of the underlying obligations default in payment of the obligations and the defaulted obligations exceed the credit support. The obligations of issuers (and obligors of underlying assets) also are subject to bankruptcy, insolvency, and other laws affecting the rights and remedies of creditors.
          Credit risk is particularly pronounced for below investment grade securities (also known as “junk” bonds). During periods of economic uncertainty and change, the market price of the Fund’s investments in below investment grade securities and the Fund’s net asset value may be particularly volatile. Although offering the potential for higher investment returns, junk bonds often are less liquid than higher quality securities, their issuers’ ability to meet principal and interest payments is considered speculative, and they are more susceptible to real or perceived adverse economic and competitive industry conditions. Junk bonds often also are subject to greater risk of loss, greater sensitivity to interest rate and economic changes, valuation difficulties, and a potential lack of a market. The market price of these securities can change suddenly and unexpectedly. From time to time, the Fund may directly or indirectly acquire or hold below investment grade securities. At such times, it will be subject to these risks.
          In addition, the Fund is exposed to counterparty risk to the extent it uses derivatives, or lends its portfolio securities. See “Derivatives Risk” above for more information. If a counterparty’s obligations to the Fund under such arrangement is not collateralized, then the Fund is essentially an unsecured creditor of the counterparty and there can be no assurance that a counterparty will meet its obligations, especially during unusually adverse market conditions. If the counterparty defaults, the Fund will have contractual remedies, but the Fund may be unable to enforce its contractual rights. The Fund is subject in particular to the creditworthiness of counterparties because certain types of swap contracts used by the Fund frequently have durations longer than six months (and, in many cases, a number of decades). Counterparty risk is still present even if a counterparty’s obligations are structured to be secured by collateral because the Fund’s interest in the collateral may not be perfected, or the derivative may not be promptly marked-to-market and additional collateral may not be promptly posted. In addition, the Fund may have significant exposure to a single counterparty as a result of its use of swaps and other OTC derivatives (see also “Focused Investment Risk” below).
•	FOCUSED INVESTMENT RISK
          A fund that focuses its investments in a particular sector, or in securities of companies in a particular industry may be especially vulnerable to events affecting those sectors or companies because those securities, sectors, or companies may share common characteristics, are often subject to similar business risks and regulatory burdens, and often react similarly to specific economic, market, political, or other developments. As noted under “Market Risk – Fixed Income Securities” below, sectors of the securitized credit markets have become more highly correlated since the deterioration of worldwide economic and liquidity conditions that became acute in 2008. This risk also is pronounced for the Fund because it makes significant use of swap contracts and other OTC derivative instruments. Because a swap contract and other types of OTC derivative instruments involve an agreement between two parties, the Fund is exposed to the credit of the contract counterparties, many of which will be part of the banking, brokerage, or financial services sector or related industries. Therefore, events that affect the banking, brokerage, or financial services sector or related industries generally may affect the counterparties with whom the Fund has derivative contracts, and may have a significant adverse effect on the Fund.
•	FOREIGN INVESTMENT RISK
          Because the Fund may invest in foreign (non-U.S.) securities, it is subject to additional and more varied risks because the market prices of those securities may fluctuate more than those of U.S. securities. The securities markets of many foreign countries are relatively small, involving securities of a limited number of companies in a limited number of industries. Additionally, issuers of foreign securities often are not subject to the same degree of regulation as U.S. issuers. Reporting, accounting, and auditing standards of foreign countries differ, in some cases significantly, from U.S. standards. Foreign portfolio transactions generally involve higher commission rates, transfer taxes, and custodial costs, and holders of foreign securities may be subject to foreign taxes on capital gains or on dividends and interest payable on those securities. Also, for investments in lesser developed countries, nationalization, expropriation or confiscatory taxation, adverse changes in investment, capital, or exchange control regulations (which may include suspension of the ability to transfer currency from a country), political changes, or diplomatic developments could adversely affect the Fund. In the event of a nationalization, expropriation, or other confiscation, the Fund could lose its entire investment in a foreign security.
          Some non-U.S. markets require foreign investors to obtain a license to invest directly in such markets. A license to invest in such markets may be subject to various limitations, including maximum investment amounts. Once a license is obtained, the Fund’s ability to continue to invest in such markets is subject to the risk that the license will be terminated or suspended. If the license were terminated or suspended, the Fund would be required to seek exposure to the market through the purchase of American Depositary Receipts, Global Depository Receipts, shares of other funds that are licensed to invest directly, or derivative instruments. The receipt of a foreign license by one of the Manager’s clients may preclude other clients, including the Fund, from a similar license and this could limit the Fund’s investment opportunities. In addition, the activities of another of the Manager’s clients could cause the suspension or a revocation of such a license and could thereby limit the Fund’s investment opportunities.
          In addition, because the Fund may invest a significant portion of its assets in the securities of issuers based in emerging countries, it is subject to greater foreign investment risk than funds investing primarily in more developed foreign countries. These risks include: greater fluctuations in currency exchange rates; increased risk of default (including both government and private issuers); greater social, economic, and political uncertainty and instability (including the risk of war or natural disaster); increased risk of nationalization, expropriation, or other confiscation; greater governmental involvement in the economy; less governmental supervision and regulation of the securities markets and participants in those markets; controls on foreign investment, capital controls, and limitations on repatriation of invested capital and on the Fund’s ability to exchange local currencies for U.S. dollars; unavailability of currency hedging techniques; companies that are smaller and more recently organized; differences in, or lack of, auditing and financial reporting standards and resulting unavailability of material information about issuers; slower clearance and settlement; difficulties in obtaining and/or enforcing legal judgments; and significantly smaller market capitalizations of issuers. These risks may be particularly pronounced the Fund to the extent it invests in investments tied economically to emerging markets or invests in sovereign debt of emerging countries.
•	MARKET RISK – FIXED INCOME SECURITIES
          The Fund is subject to market risk, which is the risk of unfavorable changes in the value of Fund holdings. The following summarizes certain general market risks associated with investments in or exposure to fixed income securities.
          A principal risk of the Fund’s investments in fixed income securities (including bonds, notes, bills, synthetic debt instruments, and asset-backed securities) is that the values of those securities typically change as interest rates fluctuate. The risk associated with fluctuating interest rates (also called “interest rate risk”) is generally greater for funds investing in fixed income securities with longer durations, although it is present, to a lesser extent, in the Fund’s investments in shorter duration fixed income securities.
          Interest rate risk relates to changes in a security’s value as a result of changes in interest rates. The value of fixed-rate securities generally falls when interest rates rise, since prospective interest payments on new bonds will exceed current payments on existing bonds; the opposite is true when interest rates fall, since current investments have locked in a higher interest rate. The extent to which a security’s value moves with interest rates is referred to as interest rate duration, which can be measured mathematically or empirically. Longer-maturity investments generally have longer durations, as the investment’s fixed rate is locked in for longer periods of time. Floating-rate or adjustable-rate securities, however, generally have short interest rate durations, since their interest rates are not fixed but rather float up and down with the level of prevailing interest rates. To the extent the Fund invests in fixed income securities paying no interest, such as zero coupon and principal-only and interest-only securities, it will be exposed to additional interest rate risk. Generally when interest rates on short term U.S. Treasury obligations equal or approach zero, a fund that invests a substantial portion of its assets in U.S. Treasury obligations will have a negative return unless it waives or reduces its management fees. Fixed income securities also are subject to credit risk (see “Credit and Counterparty Risk” above) and, for foreign-currency denominated instruments, currency risk (see “Currency Risk” above).
          Additional market risks apply for the Fund by virtue of its investment in asset-backed securities. Those securities may be backed by many types of assets, including pools of residential and commercial mortgages, automobile loans, educational loans, home equity loans, or credit-card receivables. They also may be backed by pools of corporate or sovereign bonds, bank loans made to corporations, or a combination of these bonds and loans (commonly referred to as “collateralized debt obligations”). Payment of interest on asset-backed securities and repayment of principal largely depend on the cash flows generated by the underlying assets backing the securities. The amount of market risk associated with asset-backed securities depends on many factors, including the deal structure (e.g., determination as to the amount of underlying assets or other support needed to produce the cash flows necessary to service interest and make principal payments), the quality of the underlying assets, the level of credit support, if any, provided for the securities, and the credit quality of the credit-support provider, if any. Asset-backed securities involve risk of loss of principal if obligors of the underlying obligations default in payment of the obligations and the defaulted obligations exceed the credit support. The obligations of issuers (and obligors of underlying assets) also are subject to bankruptcy, insolvency, and other laws affecting the rights and remedies of creditors. Many asset-backed securities are now rated below investment grade. See “Credit and Counterparty Risk” above for more information about credit risk.
          With the deterioration of worldwide economic and liquidity conditions that became acute in 2008, the markets for asset-backed securities became fractured and uncertainty about the creditworthiness of those securities (and underlying collateral) caused credit spreads (the difference between yields on the asset-backed securities and U.S. Government securities) to widen dramatically. Concurrently, systemic risks of the type evidenced by the insolvency of Lehman Brothers and subsequent market disruptions reduced the ability of financial institutions to make markets in many fixed income securities generally. These events reduced liquidity for securitized credits and contributed to substantial declines in the value of asset-backed and other fixed income securities. There can be no assurance these conditions will not continue or that they will not deteriorate further. Also, government actions and proposals affecting the terms of underlying home and consumer loans, changes in demand for products (e.g., automobiles) financed by those loans, and the inability of borrowers to refinance existing loans (e.g., sub-prime mortgages), have had, and may continue to have, adverse valuation and liquidity effects on asset-backed securities. There can be no assurance that in the future the market for asset-backed securities will become more liquid. See “How to Redeem Shares – Current Market Conditions” below for more information on how the liquidity crisis in the global credit markets affects the Fund’s redemption policies.
          The value of an asset-backed security may depend on the servicing of its underlying asset and is, therefore, subject to risks associated with the negligence or defalcation of its servicer. In some circumstances, the mishandling of related documentation also may affect the rights of security holders in and to the underlying collateral. The insolvency of entities that generate receivables or that utilize the assets may result in a decline in the value of the underlying assets, as well as costs and delays. The obligations underlying asset-backed securities, in particular securities backed by pools of residential and commercial mortgages, also are subject to unscheduled prepayment and the Fund may be unable to invest prepayments at as high a yield as the asset-backed security.
          Funds investing in asset-backed securities are subject to greater risk because asset-backed securities representing diverse sectors (e.g., auto loans, student loans, sub-prime mortgages, and credit card receivables) have become more highly correlated since the deterioration of worldwide economic and liquidity conditions referred to above. See “Focused Investment Risk” below for more information about risks of investing in correlated sectors.
          Market risk for fixed income securities is amplified by liquidity risk which has become more pronounced since the deterioration of worldwide economic and liquidity conditions referred to above. See “Liquidity Risk” below. Even in the absence of a credit downgrade or default, the price of fixed income securities held by the Fund may decline significantly due to reduction in market demand. Market risk for fixed income securities denominated in foreign securities is also amplified by currency risk. See “Currency Risk” above.
•	MARKET RISK – EQUITY SECURITIES
          The Fund is subject to market risk, which is the risk of unfavorable changes in the value of the equity securities owned by the Fund. A principal risk of the Fund is that the equity securities in which the Fund invests will decline in value due to factors affecting the issuing companies, their industries, or the economy and equity markets generally. Equity securities may decline in value for reasons that directly relate to the issuing company, such as management performance, financial leverage and reduced demand for the issuer’s goods or services. They also may decline in value due to factors that affect a particular industry or industries, such as a decline in demand, labor or raw material shortages, increased production costs, regulation, or competitive industry conditions. In addition, they may decline in value due to general market conditions that are not specifically related to a company or industry, such as real or perceived adverse economic conditions, changes in the general outlook for corporate earnings, changes in interest or currency rates, or adverse investor sentiment generally.
•	MARKET DISRUPTION AND GEOPOLITICAL RISK
          The Fund is subject to the risk that geopolitical events may disrupt securities markets and adversely affect global economies and markets generally. The wars in Iraq and Afghanistan have had a substantial effect on economies and securities markets in the U.S. and worldwide. Terrorism in the U.S. and around the world has had a similar global impact and has increased geopolitical risk. The terrorist attacks of September 11, 2001 resulted in the closure of some U.S. securities markets for four days, and similar future events are possible. War, terrorism, and related geopolitical events have led, and in the future may lead, to increased short-term market volatility and may have adverse long-term effects on U.S. and world economies and markets generally. Likewise, systemic market dislocations of the kind surrounding the insolvency of Lehman Brothers in 2008 may be highly disruptive to economies and markets. Those events as well as other changes in foreign and domestic economic and political conditions also could adversely affect individual issuers or related groups of issuers, securities markets, interest rates, credit ratings, inflation, investor sentiment, and other factors affecting the value of the Fund’s investments. At such times, the Fund’s exposure to the risks described elsewhere in this section, including market risk, liquidity risk, and credit and counterparty risk, can increase.
          The value of the Fund’s investments may be adversely affected by acts of terrorism and other changes in foreign and domestic economic and political conditions. The risk is particularly acute in environments (like those prevailing recently) in which financial services firms are exposed to systemic risks of the type evidenced by the insolvency of Lehman Brothers and subsequent market disruptions. Such market disruptions might prevent the Fund from implementing its investment program for a period of time and achieving its investment objectives. For example, a disruption may cause the Fund’s derivative counterparties to discontinue offering derivatives on some underlying commodities, securities, reference rates, or indices or to offer such products on a more limited basis or the current global economic crisis may strain the U.S. Treasury’s ability to satisfy its obligations.
•	LARGE SHAREHOLDER RISK
          Because shares of the Fund are expected to be held only by GMO Funds and certain other accredited investors whose assets are managed in an asset allocation strategy by the Manager’s Asset Allocation Division, the Fund is subject to the risk that these shareholders will purchase or redeem Fund shares in large amounts and/or on a frequent basis. These transactions will affect the Fund, since the Fund may have to make redemptions in-kind or sell portfolio securities to satisfy redemption requests or purchase portfolio securities to invest cash. This risk will be particularly pronounced if one shareholder owns a substantial portion of the Fund. Asset allocation decisions by the Manager may result in substantial redemptions from (or investments into) the Fund. These transactions may adversely affect the Fund’s performance to the extent that the Fund is required to sell investments (or invest cash) at times when it would not otherwise do so. These transactions also may accelerate the realization of taxable income to shareholders if such sales of investments result in gains, and also may increase transaction costs.

•	FUND OF FUNDS RISK AND RELATED CONSIDERATIONS
          The Fund may invest in shares of other investment companies, including other GMO Funds and money market funds (“underlying funds”), and is exposed to the risk that the underlying funds will not perform as expected. The Fund also is indirectly exposed to all of the risks applicable to an investment in the underlying funds. Because the Fund bears the fees and expenses of the underlying funds in which it invests, total Fund expenses may increase if Fund assets are invested in underlying funds with higher fees or expenses than existing investments. In addition, the fees and expenses associated with an investment in the Fund will be less predictable and may potentially be higher than fees of funds that only invest in less expensive asset classes. In addition, funds that invest in shares of other GMO Funds also are likely to be subject to Large Shareholder Risk because underlying GMO Funds are more likely to have large shareholders (e.g., other GMO Funds).
•	NON-DIVERSIFIED FUND
          The Fund is not a “diversified” investment company within the meaning of the1940 Act. This means it is allowed to invest in the securities of a relatively small number of issuers and/or foreign currencies. As a result, the Fund may be subject to greater credit, market, and other risks than if the Fund were “diversified.”

Fees and expenses
          The table below shows the expected cost of investing in the Fund.
Annual Fund operating expenses
(expenses that are paid from Fund assets as a percentage of average daily net assets):

	Class III	Class VI

Management fee	0.37%	0.37%
Shareholder service fee	0.15%	0.055%
Other expenses	0.04%[1]	0.04%[1]
Total annual fund operating expenses	0.56%	0.47%
Expense reimbursement	(0.04%)[2]	(0.04%)[2]
Net annual expenses	0.52%	0.43%

[1]	“Other expenses” have been restated to reflect current fees and reflect the aggregate of direct expenses associated with an investment in the Fund and the indirect net expenses associated with the Fund’s investment in certain other pooled investment vehicles (the “underlying funds”) for the fiscal year ended February 28, 2009. Amounts do not include expenses associated with investments in the securities of unaffiliated issuers unless such issuers hold themselves out to be investment companies. Net fees and expenses of underlying funds were less than 0.01%.

[2]	The Manager has contractually agreed to reimburse the Fund for expenses incurred by the Fund through at least June 30, 2010 to the extent the Fund’s total annual operating expenses (excluding shareholder service fees, expenses indirectly incurred by investment in other Funds of the Trust, fees and expenses of the independent Trustees of the Trust, fees and expenses for legal services not approved by the Manager for the Trust, compensation and expenses of the Trust’s Chief Compliance Officer (excluding any employee benefits), brokerage commissions, securities lending fees and expenses, interest expense, transfer taxes, and other investment-related costs (including expenses associated with investments in any company that is an investment company (including an exchange-traded fund) or would be an investment company under the 1940 Act, but for the exceptions to the definition of investment company provided in Section 3(c)(1) and 3(c)(7) of the 1940 Act), hedging transaction fees, extraordinary, non-recurring and certain other unusual expenses (including taxes) (collectively, “Excluded Fund Fees and Expenses”)) exceed 0.37% of the Fund’s average daily net assets. In addition, the Manager has contractually agreed to reimburse the Fund through at least June 30, 2010 to the extent that the sum of (i) the Fund’s total annual operating expenses (excluding Excluded Fund Fees and Expenses) and (ii) the amount of fees and expenses incurred indirectly by the Fund through its investment in U.S. Treasury Fund (excluding U.S. Treasury Fund’s Excluded Fund Fees and Expenses) exceeds 0.37% of the Fund’s average daily net assets, subject to a maximum total reimbursement to the Fund equal to 0.37% of the Fund’s average daily net assets.

MANAGEMENT OF THE FUND
          GMO, 40 Rowes Wharf, Boston, Massachusetts 02110, provides investment management and shareholder services to the Fund and other GMO Funds. GMO is a private company, founded in 1977. As of May 31, 2009, GMO managed on a worldwide basis more than $88.9 billion of assets for the GMO Funds and institutional investors, such as pension plans, endowments, and foundations.
          Subject to the approval of the Trustees, the Manager establishes and modifies when it deems appropriate the investment strategies of the Fund. In addition to its management of the Fund’s investment portfolio and the shareholder services it provides to the Fund, the Manager administers the Fund’s business affairs.
          The Fund pays the Manager shareholder service fees for providing client service and reporting, such as performance information reporting, client account information, personal and electronic access to Fund information, access to analysis and explanations of Fund reports, and assistance in maintaining and correcting client-related information.
          For the fiscal year ended February 28, 2009, the Manager received an investment management fee (after applicable waivers or reimbursements) equal to 0.37% of the Fund’s average daily net assets for each class of shares.
          A discussion of the basis for the Trustees’ approval of the Fund’s initial investment management contract is included in the Fund’s annual or semiannual shareholder report for the period during which the Trustees approved that contract.
          GMO’s Asset Allocation Division is responsible for day-to-day investment management of the Fund. The Division’s investment professionals work collaboratively to manage the Fund’s portfolio, and no one person is primarily responsible for day-to-day investment management of the Fund.
          Ben Inker is the senior member and director of the Asset Allocation Division. Mr. Inker has been a senior member of the Division since 1996. As senior member and director of the Division, Mr. Inker allocates responsibility for portions of the Fund’s portfolio to members of the Division, oversees the implementation of trades, reviews the overall composition of the portfolio, including compliance with its stated investment objective and strategies, and monitors cash.
          The SAI contains other information about how GMO determines the compensation of the senior member, other accounts he manages and related conflicts, and his ownership of the Fund.
Custodian, Fund Accounting Agent, and Transfer Agent
          State Street Bank and Trust Company, One Lincoln Street, Boston, Massachusetts 02111, serves as the Fund’s custodian, fund accounting agent, and transfer agent.
DETERMINATION OF NET ASSET VALUE
          The net asset value or “NAV” of each class of shares of the Fund is determined as of the close of regular trading on the New York Stock Exchange (“NYSE”), generally at 4:00 p.m. Eastern time. The Fund’s NAV per share for a class of shares is determined by dividing the total value of the Fund’s portfolio investments and other assets, less any liabilities, allocated to that share class by the total number of Fund shares outstanding for that class. The Fund will not determine its NAV on any day when the

NYSE is closed for business. The Fund also may elect not to determine its NAV on days during which no share is tendered for redemption and no order to purchase or sell a share is received by the Fund.
          The value of the Fund’s investments is generally determined as follows:
Exchange-listed securities
•	Last sale price or

•	Official closing price or

•	Most recent bid price (if no reported sale or official closing price) or

•	Broker bid (if the private market is more relevant in determining market value than the exchange), based on where the securities are principally traded and their intended disposition
Unlisted securities (if market quotations are readily available)
•	Most recent quoted bid price
Note: There can be no assurance that brokers will continue to provide bid prices as the credit markets continue to experience uncertainty. If quotes are not used, the Fund would value the relevant assets at “fair value” as described below.
Certain debt obligations (if less than sixty days remain until maturity)
•	Amortized cost (unless circumstances dictate otherwise; for example, if the issuer’s creditworthiness has become impaired)
All other fixed income securities and options on those securities (except for options written by the Fund) (includes bonds, loans, structured notes)
•	Most recent bid supplied by a primary pricing source chosen by the Manager
Options written by the Fund
•	Most recent ask price
Shares of other open-end registered investment companies
•	Most recent NAV
“Fair Value” Pricing
          For all other assets and securities, including derivatives, and in cases where market prices are not readily available or circumstances render an existing methodology or procedure unreliable, the Fund’s investments will be valued at “fair value,” as determined in good faith by the Trustees or pursuant to procedures approved by the Trustees.
          With respect to the Fund’s use of “fair value” pricing, you should note the following:

▶	A significant percentage of the Fund’s assets may be “fair valued.” The value of assets that are “fair valued” is determined by the Trustees or persons acting at their direction pursuant to procedures approved by the Trustees. Some of the factors that may be considered in determining “fair value” are the value of other financial instruments traded on other markets, trading volumes, changes in interest rates, observations from financial institutions, significant events (which may be considered to include changes in the value of U.S. securities or securities indices) that occur after the close of the relevant market and before the time that the Fund’s net asset value is calculated, other news events, and significant unobservable inputs (including the Fund’s own assumptions in determining the fair value of investments). Although the goal of fair valuation is to determine the amount the owner of the securities might reasonably expect to receive upon their current sale, because of the uncertainty inherent in fair value pricing, the fair value determined for a particular security may be materially different than the value realized upon its sale.
          The values of foreign securities quoted in foreign currencies are translated into U.S. dollars generally at 4:00 p.m. Eastern time at then current exchange rates or at such other rates as the Trustees or persons acting at their direction may determine appropriate in computing net asset value.
          The Manager evaluates pricing sources on an ongoing basis, and may change a pricing source at any time. The Manager normally does not evaluate the prices supplied by pricing sources on a day-to-day basis. The Manager monitors erratic or unusual movements (including unusual inactivity) in the prices supplied for a security and has discretion to override a price supplied by a source (e.g., by taking a price supplied by another) when it believes that the price supplied is not reliable. Some securities held by the Fund may be valued on the basis of a price provided by a principal market maker. Prices provided by principal market makers may vary from the value that would be realized if the securities were sold, and the differences could be material to the Fund. In addition, because the Fund may hold portfolio securities listed on foreign exchanges that trade on days on which the NYSE is closed, the net asset value of the Fund’s shares may change significantly on days when shares cannot be redeemed.
DISCLOSURE OF PORTFOLIO HOLDINGS
          The Fund has established a policy with respect to disclosure of its portfolio holdings. That policy is described in the SAI. Information regarding the Fund’s portfolio holdings as of each month’s end is made available to shareholders of the Trust, qualified potential shareholders as determined by GMO (“potential shareholders”), and their consultants or agents through a secured link on GMO’s website approximately five days after month end. Periodically, in response to heightened market interest in specific issuers, a Fund’s holdings in one or more issuers may be made available on a more frequent basis to shareholders of the Trust, potential shareholders, and their consultants or agents through a secured link on GMO’s website. This information may be posted as soon as the business day following the date to which the information relates.
          To access this information on GMO’s website (http://www.gmo.com/america/strategies), shareholders, potential shareholders, and their consultants and agents must contact GMO to obtain a password and user name (to the extent they do not already have them) and enter into a confidentiality agreement with GMO and the Trust that permits the information to be used only for purposes determined of GMO to be in the best interest of the shareholders of the Fund. GMO may make portfolio holdings information available in alternate formats under the conditions described in the SAI.
          The Fund or GMO may suspend the posting of portfolio holdings, and the Fund may modify the disclosure policy, without notice to shareholders. Once posted, the Fund’s portfolio holdings will remain available on the website at least until the Fund files a Form N-CSR (annual/semiannual report) or Form N-Q (quarterly schedule of portfolio holdings) for the period that includes the date of those holdings.
HOW TO PURCHASE SHARES
          Currently, shares of the Fund are principally available for purchase by other GMO funds and certain other accredited investors. All investors must be “accredited investors” as defined in Regulation D under the Securities Act of 1933.
          Under ordinary circumstances, you may purchase the Fund’s shares from the Trust when the NYSE is open for business. For instructions on purchasing shares, call the Trust at 1-617-346-7646 or send an e-mail to SHS@GMO.com. The Trust will not accept a purchase request until it has received a GMO Trust Application deemed to be in good order by the Trust or its agent. In addition, the Trust will not accept a purchase request unless an IRS Form W-9 (for U.S. shareholders) or the appropriate IRS Form W-8 (for foreign shareholders) with a correct taxpayer identification number (if required) is on file with GMO and such W-9 or W-8 is deemed to be in good order as determined by the Trust’s withholding agent, State Street Bank and Trust Company. Please consult your tax adviser to ensure all tax forms provided to the Trust are completed properly and maintained, as required, in good order. GMO has the right to make final good order assessments.
          Purchase Policies. You must submit a purchase request in good order to avoid having it rejected by the Trust. In general, a purchase request is in good order if it includes:
•	The name and/or CUSIP number of the Fund being purchased;

•	The U.S. dollar amount of the shares to be purchased;

•	The date on which the purchase is to be made (subject to receipt prior to the close of regular trading on that date);

•	The name and/or the account number (if any) set forth with sufficient clarity to avoid ambiguity;

•	The signature of an authorized signatory as identified in the GMO Trust Application; and

•	Payment in full (by check, wire, or, when approved, securities) received by an agent of the Trust by 4:00 p.m. Eastern time or the close of the NYSE, whichever is earlier.
▶	If payment is not received prior to the close of regular trading on the intended purchase date, the request may be rejected unless prior arrangements for later payment have been approved by GMO.
          If the purchase request is received in good order by the Trust prior to the close of regular trading on the NYSE (generally 4:00 p.m. Eastern time), the purchase price for the Fund shares to be purchased is the net asset value per share determined on that day. If that request is received after the close of regular trading on the NYSE, the purchase price for the Fund shares to be purchased is the net asset value per share determined on the next business day that the NYSE is open.
          To help the U.S. government fight the funding of terrorism and money laundering activities, federal law requires the Trust to verify identifying information provided by each investor in its GMO Trust Application. Additional identifying documentation also may be required. If the Trust is unable to verify the information shortly after your account is opened, the account may be closed and your shares redeemed at their net asset value at the time of the redemption.

          The Trust reserves the right to reject any purchase order. In addition, without notice, the Fund in its sole discretion may temporarily or permanently suspend sales of its shares to new investors and, in some circumstances, existing shareholders.
          Minimum investment amounts (by class) are set forth in the tables on pages 17 and 18 of this Private Placement Memorandum. No minimum additional investment is required to purchase additional shares of a class of the Fund. The Trust may waive initial minimums for some investors.
          Funds advised or sub-advised by GMO (“Top Funds”) may purchase shares of the Fund after the close of regular trading on the NYSE (the “Cut-off Time”) and receive the current day’s price if the following conditions are met: (i) the Top Fund received a purchase request prior to the Cut-off Time on that day; and (ii) the purchases by the Top Fund of shares of the Fund are executed pursuant to an allocation predetermined by GMO prior to that day’s Cut-off Time.
          Submitting Your Purchase Order Form. Completed purchase order forms can be submitted by mail or by facsimile or other form of communication pre-approved by Shareholder Services to the Trust at:
GMO Trust
c/o Grantham, Mayo, Van Otterloo & Co. LLC
40 Rowes Wharf
Boston, Massachusetts 02110
Facsimile: 1-617-439-4192
Attention: Shareholder Services
          Call the Trust at 1-617-346-7646 or send an e-mail to SHS@GMO.com to confirm that GMO received, made a good order determination regarding, and accepted your purchase order form. Do not send cash, checks, or securities directly to the Trust. A purchase request submitted by mail is “received” by the Trust when actually delivered to the Trust. A purchase request delivered by facsimile is “received” by the Trust when it is actually received by the Trust or its delegates.
          Funding Your Investment. You may purchase shares:
•	with cash (via wire transfer or check)
▶	By wire. Instruct your bank to wire the amount of your investment to:
State Street Bank and Trust Company, Boston, Massachusetts
ABA#: 011000028
Attn: Transfer Agent
Credit: GMO Deposit Account 00330902
Further credit: GMO Special Situations Fund/Account name and number
▶	By check. All checks must be made payable to the Fund or to GMO Trust. The Trust will not accept checks payable to a third party that have been endorsed by the payee to the Trust. Mail checks to:

By U.S. Postal Service:	By Overnight Courier:
State Street Bank and Trust Company	State Street Bank and Trust Company

Transfer Agency/GMO	Attn: Transfer Agency/GMO
P.O. Box 642	200 Clarendon Street
Mail Code JHT1651	Mail Code JHT1651
Boston, MA 02117-0642	Boston, MA 02116
•	in exchange for securities acceptable to the Manager
▶	securities must be approved by the Manager prior to transfer to the Fund

▶	securities will be valued as set forth under “Determination of Net Asset Value”
•	by a combination of cash and securities
          Frequent Trading Activity. As a matter of policy, the Trust will not honor requests for purchases or exchanges by shareholders identified as engaging in frequent trading strategies, including market timing, that GMO determines could be harmful to certain other GMO Funds and their shareholders. Frequent trading strategies are generally strategies that involve repeated exchanges and/or purchases and redemptions (or redemptions and purchases) within a short period of time. Frequent trading strategies may be disruptive to the efficient management of such Funds, materially increase portfolio transaction costs and taxes, dilute the value of shares held by long-term investors, or otherwise be harmful to such Funds and their shareholders. Notwithstanding the foregoing, these policies and procedures do not limit frequent trading of the Fund.
HOW TO REDEEM SHARES
          Under ordinary circumstances, you may redeem the Fund’s shares when the NYSE is open for business. Redemption requests should be submitted to the Trust. For instructions on redeeming shares, call the Trust at 1-617-346-7646 or send an e-mail to SHS@GMO.com. The Trust may take up to seven days to remit proceeds.
          Redemption Policies. You must submit a redemption request in good order to avoid having it rejected by the Trust. In general, a redemption request is in good order if it includes:
•	The name and/or CUSIP number of the Fund being redeemed;

•	The number of shares or the dollar amount of the shares to be redeemed;

•	The date on which the redemption is to be made (subject to receipt prior to the close of regular trading on that date);

•	The name and/or the account number set forth with sufficient clarity to avoid ambiguity;

•	The signature of an authorized signatory as identified in the GMO Trust Application or subsequent authorized signers list; and

•	Wire instructions or registration address that match the wire instructions or registration address (as applicable) on file at GMO or confirmation from an authorized signatory that the wire instructions are valid.
          If a redemption request in good order is received by the Trust prior to the close of regular trading on the NYSE (generally 4:00 p.m. Eastern time), the redemption price for the Fund shares to be redeemed is the net asset value per share determined on that day. If that redemption request is received after the close of regular trading on the NYSE, the redemption price for the Fund shares to be redeemed is the net asset value per share determined on the next business day unless an authorized person on the account has instructed GMO Shareholder Services in writing to defer the redemption to another day. If you have instructed GMO Shareholder Services to defer the redemption to another day an authorized person on your account may revoke your redemption request in writing at any time prior to 4:00 p.m. Eastern time or before the close of regular trading on the NYSE (whichever is earlier) on the redemption date. In the event of a disaster affecting Boston, Massachusetts, please contact GMO to confirm receipt of your redemption request and whether it is in good order.
          Failure to provide the Trust with a properly authorized redemption request or otherwise satisfy the Trust as to the validity of any change to the wire instructions or registration address will result in a delay in processing a redemption request, delay in remittance of redemption proceeds, or a rejection of the redemption request.
          If GMO determines, in its sole discretion, that a redemption payment wholly or partly in cash would be detrimental to the best interests of the Fund’s remaining shareholders, the Fund may pay the redemption proceeds in whole or in part with securities instead of cash.
          If a redemption is paid in cash:
•	payment generally will be made by means of federal funds transfer to the bank account designated in a recordable format by an authorized signatory in the GMO Trust Application to purchase the Fund shares being redeemed
▶	designation of one or more additional bank accounts or any change in the bank accounts originally designated in the GMO Trust Application must be made in a recordable format by an authorized signatory according to the procedures in the GMO Trust Redemption Order Form
•	upon request, payment will be made by check mailed to the registration address (unless another address is specified according to the procedures in the GMO Trust Redemption Order Form).
          If a redemption is paid with securities, it is important for you to note that:
•	the securities will be valued as set forth under “Determination of Net Asset Value”

•	the securities will be selected by the Manager in light of the Fund’s objective and may not represent a pro rata distribution of each security held in the Fund’s portfolio

•	you may incur brokerage charges on the sale of the securities

•	the securities will be transferred and delivered by the Trust as directed in writing by an authorized person on the account.
          The Fund may suspend the right of redemption and may postpone payment for more than seven days:
•	if the NYSE is closed on days other than weekends or holidays

•	during periods when trading on the NYSE is restricted

•	during an emergency which makes it impracticable for the Fund to dispose of its securities or to fairly determine the net asset value of the Fund

•	during any other period permitted by the SEC for your protection.

          The Trust will not make payments to third-parties on behalf of a shareholder upon a redemption request and does not offer check-writing privileges.
          Pursuant to the Trust’s Amended and Restated Agreement and Declaration of Trust, the Trust has the unilateral right to redeem Fund shares held by a shareholder at any time if at that time: (i) the shares of the Fund or a class held by the shareholder have an aggregate net asset value of less than an amount determined from time to time by the Trustees; or (ii) the shares of the Fund or a class held by the shareholder exceed a percentage of the outstanding shares of the Fund or a class determined from time to time by the Trustees. The Trustees have authorized GMO in its sole discretion to redeem shares to prevent a shareholder from becoming an affiliated person of the Fund.
          Top Funds may redeem shares of the Fund after the Cut-off Time and receive the current day’s price if the following conditions are met: (i) the Top Fund received a redemption request prior to the Cut-off Time on that day; and (ii) the redemption of the shares of the Fund is executed pursuant to an allocation predetermined by GMO prior to that day’s Cut-off Time.
          Submitting Your Redemption Request. Redemption requests can be submitted by mail or by facsimile to the Trust at the address/facsimile number set forth under “How to Purchase Shares —Submitting Your Purchase Order Form.” Redemption requests submitted by mail are “received” by the Trust when actually delivered to the Trust. Call the Trust at 1-617-346-7646 or send an e-mail to SHS@GMO.com to confirm that GMO received, made a good order determination regarding, and accepted your redemption request.
MULTIPLE CLASSES
          The Fund offers multiple classes of shares. The sole economic difference between the Class III and Class VI shares of the Fund is the shareholder service fee they bear for client and shareholder service, reporting and other support. Differences in the fee reflect the fact that, as the size of a client relationship increases, the cost to service that client decreases as a percentage of the client’s assets. Thus, the shareholder service fee generally is lower for classes requiring a greater minimum total investment under GMO’s management.
Minimum Investment Criteria for Class III Eligibility

			Shareholder Service Fee
	Minimum Total Fund	Minimum Total	(as a % of average daily net
	Investment	Investment[1]	assets)
Class III Shares	N/A	$10 million	0.15%

[1]	The eligibility requirements in the table above are subject to exceptions and special rules for plan investors investing through financial intermediaries and for certain clients with continuous client relationships with GMO since May 31, 1996. See discussion immediately following these tables for more information about these exceptions and special rules.
Minimum Investment Criteria for Class VI Eligibility

			Shareholder Service Fee
	Minimum Total Fund	Minimum Total	(as a % of average daily net
	Investment	Investment	assets)
Class VI Shares	$300 million	$750 million	0.055%

          Eligibility to purchase different classes of the Fund shares depends on the client’s meeting either (i) the minimum “Total Fund Investment” set forth in the above tables, which includes only a client’s total investment in the Fund, or (ii) the minimum “Total Investment” set forth in the above tables, calculated as described below.
          A client’s Total Investment equals the market value of all the client’s assets managed by GMO and its affiliates (i) at the time of initial investment, (ii) at close of business on the last business day of each calendar quarter, or (iii) at other times as determined by the Manager (each, a “Determination Date”).
          Upon request, GMO may permit a client to undertake in writing to meet the applicable Total Fund Investment or Total Investment over a specified period. If the client’s goal is not met by the time specified in the letter (the “Commitment Date”), the client will be converted on the next Determination Date to the class of shares for which the client satisfied all minimum investment requirements as of the Commitment Date.
          You should note:
•	No minimum additional investment is required to purchase additional shares of the Fund for any class of shares.

•	The Manager will make all determinations as to the aggregation of client accounts for purposes of determining eligibility. When making decisions regarding whether accounts should be aggregated because they are part of a larger client relationship, the Manager considers several factors including, but not limited to, whether: the multiple accounts are for one or more subsidiaries of the same parent company; the multiple accounts have the same beneficial owner regardless of the legal form of ownership; the investment mandate is the same or substantially similar across the relationship; the asset allocation strategies are substantially similar across the relationship; GMO reports to the same investment board; the consultant is the same for the entire relationship; GMO services the relationship through a single GMO relationship manager; the relationships have substantially similar reporting requirements; and/or the relationship can be serviced from a single geographic location.

•	Eligibility requirements for each class of shares are subject to change upon notice to shareholders.

•	The Trust may waive eligibility requirements for certain accounts or special situations (e.g., GMO Funds that invest in other GMO Funds may invest in the least expensive class of those GMO Funds offered at the time of investment).

•	In general, all investments by defined contribution plans through an intermediary are invested in Class III Shares.
Conversions between Classes
          Each client’s Total Fund Investment and Total Investment are determined by GMO on each Determination Date. Based on this determination, and subject to the following, each client’s shares of the

Fund identified for conversion will be converted to the class of shares of the Fund with the lowest Shareholder Service Fee for which the client satisfies all minimum investment requirements (or, to the extent the client already holds shares of that class, the client will remain in that class). Except as noted below, with respect to the Fund:
•	To the extent a client satisfies all minimum investment requirements for a class of shares then being offered that bears a lower shareholder service fee than the class held by the client on the Determination Date, the client’s shares identified for conversion generally will be automatically converted to that class within 45 calendar days following the Determination Date on a date selected by the Manager.

•	To the extent a client no longer satisfies all minimum investment requirements for the class of shares held by the client on the last Determination Date of a calendar year, the Trust generally will convert the client’s shares to the class that is then being offered bearing the lowest shareholder service fee for which the client satisfies all minimum investment requirements (and which class will typically bear a higher shareholder service fee than the class then held by the client). To the extent the client no longer satisfies all minimum investment requirements for any class of the Fund as of the last Determination Date of a calendar year, the Trust will convert the client’s shares to the class of the Fund then being offered bearing the highest shareholder service fee unless the value has increased prior to the expiration of the notice period so as to satisfy all minimum investment requirements for the client’s current class of shares. Notwithstanding the foregoing, a client’s shares will not be converted to a class of shares bearing a higher shareholder service fee without at least 15 calendar days’ prior notice by the Trust. To the extent that the client makes an additional investment and/or the value of the client’s shares otherwise increases prior to the expiration of the notice period so as to satisfy all minimum investment requirements for the client’s current class of shares, the client will remain in the class of shares then held by the client. Solely for the purpose of determining whether a client has satisfied the additional investment requirements referenced in the preceding sentence, the value of the client’s shares shall be the greater of (i) the value of the client’s shares on the relevant Determination Date and (ii) the value of the client’s shares on the date that GMO reassesses the value of the client’s account for the purpose of sending the above referenced notice. If the client is not able to make an additional investment in the Fund solely because the Fund is closed to new investment or is capacity constrained, the client will remain in the class of shares then held by the client unless the Manager approves reopening the Fund to facilitate an additional investment. Any conversion of a client’s shares to a class of shares bearing a higher shareholder service fee generally will occur within 60 calendar days following the last Determination Date of a calendar year or, in the case of conversion due to an abusive pattern of investments and/or redemptions, on any other date pursuant to the Manager’s discretion.
          However, the Trust may at any time without notice convert a client’s shares to the class which is then offered bearing the lowest shareholder service fee for which the client satisfied all minimum investment requirements (or, if there is not such class, the class of that Fund which is then being offered bearing the highest shareholder service fee) if the client no longer satisfies all minimum investment requirements for the class of shares held by the client and either: (i) the Manager believes the client has engaged in an abusive pattern of investments and/or redemptions, or (ii) the total expense ratio borne by the client immediately following such conversion is equal to or less than the total expense ratio borne by the client immediately prior to such conversion (after giving effect to any applicable fee and expense waivers or reimbursements).

          The Trust has been advised by counsel that, for tax purposes, the conversion of a client’s investment from one class of shares of the Fund to another class of shares of the Fund should not result in the recognition of gain or loss in the shares that are converted. The client’s tax basis in the new class of shares immediately after the conversion should equal the client’s basis in the converted shares immediately before conversion, and the holding period of the new class of shares should include the holding period of the converted shares.
DISTRIBUTIONS AND TAXES
          The Fund does not intend to make any distributions to its shareholders but may do so in the sole discretion of the Trustees (or their delegates). Shareholders should read the description below for information regarding the tax character of distributions, if any, and allocations from the Fund to shareholders.
          The following is a general summary of the principal U.S. federal income tax consequences to shareholders investing in the Fund. The Fund’s shareholders are expected to be principally other funds of the Trust, which are regulated investment companies (“RICs”) as defined by the Internal Revenue Code of 1986, as amended. The summary below does not address tax consequences to shareholders of those other funds. Shareholders of those other funds should refer to the prospectuses or private placement memoranda (as applicable) and statements of additional information for those funds for a summary of the tax consequences applicable to them.
•	The Fund has elected to be treated as a partnership for U.S. federal income tax purposes. As a partnership, the Fund is not itself subject to U.S. federal income tax. Instead, each shareholder will be required to take into account its distributive share of items of Fund income, gain, loss, deduction, credit, and tax preference for each taxable year substantially as though such items had been realized directly by the shareholder and without regard to whether the Fund has distributed or will distribute any amount to its shareholders. Allocations of taxable income, gain, loss, deductions, credits, and tax preference items of the Fund will be made in accordance with the economics of the Fund as determined at the Manager’s discretion.

•	The Fund will provide tax information on Schedule K-1 to each shareholder following the close of the Fund’s taxable year. Each shareholder will be responsible for keeping its own records for determining its tax basis in its shares and for the preparation and filing of its own tax returns. Shareholders should expect to file for extensions for the completion of their U.S. federal, state, local, and other tax returns.

•	Distributions will be made as determined at the discretion of the Trustees (or their delegates). Due to potential timing differences between income recognition for tax purposes and actual cash distributions, it is possible that a shareholder could recognize income from the Fund in excess of actual cash distributions made prior to the date the income must, in turn, be distributed by a RIC shareholder or the liability for the tax on the income is otherwise due. In general, distributions of money (including in satisfaction of redemption requests) by the Fund to a shareholder will represent a nontaxable return of capital to that shareholder up to the amount of the shareholder’s adjusted tax basis in its Fund shares. A distribution in partial or complete redemption of a shareholder’s shares in the Fund is taxable to that shareholder as a sale or exchange only to the extent the amount of money received by the shareholder exceeds the shareholder’s adjusted tax basis in its Fund shares. Any loss may be recognized by a shareholder only if it redeems all of its Fund shares for money. Any gain recognized may be treated by a shareholder as ordinary income to the extent of its share of the Fund’s

“unrealized receivables” (such as accrued market discount) and substantially appreciated inventory, if any. A shareholder generally will not recognize gain or loss on an in-kind distribution of property from the Fund, including on an in-kind redemption of Fund shares. However, certain exceptions to this general rule may apply. See “Taxes” in the SAI for more information.

•	In general, in order to qualify as a RIC, a shareholder must, among other things, derive 90% of its gross income from certain specified sources (“good income”). Because shareholders will be required to take into account their distributive share of items of Fund income for each taxable year as though such items had been realized directly by the shareholder, special tax considerations apply to Fund shareholders that are RICs. In particular, income generated from certain of the Fund’s investments and taken into account by shareholders that are RICs may not qualify as good income for those RICs. Any investment by the Fund in a wholly owned subsidiary company is expected to generate good income for shareholders that are RICs. However, there is a risk that the Internal Revenue Service could recharacterize this investment in such a manner that it could generate “bad income” (i.e., non-qualifying income) for shareholders that are RICs. The Fund believes that the risk of such a recharacterization is remote.

•	Certain of the Fund’s investment practices, including derivative transactions and hedging activities generally, as well as the Fund’s investments in certain types of securities, including any interest in a subsidiary, debt obligations issued or purchased at a discount, asset-backed securities, assets “marked to the market” for U.S. federal income tax purposes, and, potentially, so-called “indexed securities” (such as inflation-indexed bonds), will be subject to special and complex U.S. federal income tax provisions. These special rules may increase or accelerate Fund shareholders’ recognition of ordinary income, including recognition of taxable income in excess of the cash generated by such investments, and can otherwise affect the timing, character, and/or amount of income recognized by shareholders.

•	The Fund’s investment in foreign securities may subject the Fund and/or its shareholders, directly or indirectly, to taxation, including withholding taxes on dividends, interest, or capital gains, and/or tax-filing obligations in foreign jurisdictions. Subject to certain limitations, shareholders may be entitled to claim a credit or deduction (but not both) for their allocable share of certain foreign taxes incurred by the Fund. In addition, the Fund’s investment in foreign securities (other than equity securities) or foreign currencies may increase or accelerate Fund shareholders’ recognition of ordinary income. See “Taxes” in the SAI for more information.

•	An allocable share of a tax-exempt shareholder’s income will likely be UBTI to the extent that the Fund borrows money (including through the use of reverse repurchase agreements) to acquire investments or invests in assets that produce UBTI.

•	Any foreign subsidiary in which the Fund may invest may be subject to U.S. withholding tax on certain categories of its U.S.-source income. All of any such subsidiary’s net taxable income is expected to be includible in the Fund’s income at the end of its tax year, whether or not distributed by the subsidiary to the Fund, and all such net income is expected to be treated as ordinary income.

•	To the extent the Fund invests in other funds of the Trust or other investment companies treated as partnerships or RICs for U.S. federal income tax purposes, the recognition of income by Fund shareholders could vary in terms of its timing, character, and/or amount from that which would have been recognized had the Fund invested directly in the portfolio securities and other assets held by the underlying investment companies. See “Taxes” in the SAI for more information.
          The above is a general summary of the principal U.S. federal income tax consequences of investing in the Fund for shareholders who are U.S. citizens, residents, or domestic corporations. You should consult your own tax advisors about the precise tax consequences of an investment in the Fund in light of your particular tax situation, including possible foreign, state, local, or other applicable taxes (including the federal alternative minimum tax). See “Taxes” in the SAI for more information, including a summary of certain tax consequences of investing in the Fund for non-U.S. shareholders.

FINANCIAL HIGHLIGHTS
(For a share outstanding throughout each period)
          The financial highlights table is intended to help you understand the Fund’s financial performance for the period of the Fund’s operations. Some information reflects financial results for a single Fund share. The total returns in the table represent the rate that an investor would have earned (or lost) on an investment in the Fund (assuming reinvestment of all dividends and distributions). This information has been audited by PricewaterhouseCoopers LLP, an independent registered public accounting firm, whose report, along with the Fund’s financial statements, is included in the Fund’s Annual Report, which is incorporated by reference in the SAI and available upon request.
GMO SPECIAL SITUATIONS FUND

	Class III Shares			Class VI Shares
		Period from			Period from
		August 13, 2007			July 31, 2007
		(commencement			(commencement
		of operations)			of operations)
	Year Ended	through		Year Ended	through
	February 28,	February 29,		February 28,	February 29,
	2009	2008		2009	2008
Net asset value, beginning of period	$21.32	$20.09		$21.33	$20.00

Income (loss) from investment operations:
Net investment income (loss)†	0.26	0.31		0.23	0.34
Net realized and unrealized gain (loss)	3.89	0.92		3.95	0.99

Total from investment operations	4.15	1.23		4.18	1.33

Net asset value, end of period	$25.47	$21.32		$25.51	$21.33

Total Return(a)	19.47%	6.12	%**	19.60%	6.65	%**
Ratios/Supplemental Data:
Net assets, end of period (000’s)	$20,366	$88,204		$326,148	$593,131
Net expenses to average daily net assets	0.52%	0.53	%*	0.43%	0.43	%*
Net investment income to average daily net assets	1.20%	2.71	%*	1.03%	2.84	%*
Portfolio turnover rate	62%	0	%††**	62%	0	%††**
Fees and expenses reimbursed by the Manager to average daily net assets	0.03%	0.05	%*	0.03%	0.05	%*

(a)	The total returns would have been lower had certain expenses not been reimbursed during the periods shown.

†	Calculated using average shares outstanding throughout the period.

††	Calculation represents portfolio turnover rate of the Fund for the period from July 31, 2007 (commencement of operations) through February 29, 2008.

*	Annualized.

**	Not annualized.

INVESTMENT IN OTHER GMO FUNDS
          GMO U.S. Treasury Fund. GMO U.S. Treasury Fund (“Treasury Fund”), a series of the Trust, is described in a separate prospectus. Treasury Fund is managed by GMO.
          Treasury Fund pays an investment management fee to the Manager at the annual rate of 0.08% of Treasury Fund’s average daily net assets. The Manager has voluntarily agreed to waive Treasury Fund’s management fee. The Manager may change or terminate this waiver at any time. This waiver is in addition to the Manager’s contractual agreement to reimburse Treasury Fund for expenses incurred by Treasury Fund through at least June 30, 2010 to the extent Treasury Fund’s total annual operating expenses (without giving effect to any voluntary management fee waiver and excluding investment-related costs and Excluded Expenses) exceed 0.08% of Treasury Fund’s average daily net assets. For these purposes, “Excluded Expenses” are expenses indirectly incurred by investment in other Funds of the Trust, fees and expenses of the independent Trustees of the Trust, fees and expenses for legal services not approved by the Manager for the Trust, compensation and expenses of the Trust’s Chief Compliance Officer (excluding any employee benefits), brokerage commissions, securities-lending fees and expenses, interest expense, transfer taxes, and other investment-related costs (including expenses associated with investments in any company that is an investment company (including an exchange-traded fund) or would be an investment company under the 1940 Act, but for the exceptions to the definition of investment company provided in Sections 3(c)(1) and 3(c)(7) of the 1940 Act), hedging transaction fees, extraordinary, non-recurring and certain other unusual expenses (including taxes).
          Treasury Fund’s investment objective is liquidity and safety of principal with current income as a secondary objective.
          Treasury Fund seeks to achieve its investment objective by investing primarily in U.S. Treasury securities. Under normal circumstances, Treasury Fund invests at least 80% of its net assets, plus the amount of any borrowings for investment purposes, in Direct U.S. Treasury Obligations and repurchase agreements collateralized by these Obligations. “Direct U.S. Treasury Obligations” include U.S. Treasury bills, bonds, and notes and other securities issued by the U.S. Treasury, such as Separately Traded Registered Interest and Principal Securities (STRIPS) and other zero-coupon securities, that are backed by the full faith and credit of the U.S. government as well as repurchase agreements relating to the foregoing.
          As a principal investment strategy Treasury Fund may enter into repurchase agreements, under which Treasury Fund purchases a security backed by the full faith and credit of the U.S. government from a seller who simultaneously commits to repurchase, on an agreed upon date in the future, the security from Treasury Fund at the original purchase price plus an agreed upon amount representing the original purchase price plus interest. The counterparties in repurchase agreements are typically broker-dealers and banks, and the safety of the arrangement is dependent upon Treasury Fund having an interest in the security that can be realized in the event of the insolvency of the counterparty. In addition to Direct U.S. Treasury Obligations, Treasury Fund may also invest in other fixed-income securities that are also backed by the full faith and credit of the U.S. government, such as guaranteed securities issued by the Government National Mortgage Association (GNMA) and the Federal Deposit Insurance Corporation (FDIC). Treasury Fund may also invest in unaffiliated money market funds.
          Treasury Fund normally invests in Direct U.S. Treasury Obligations and other fixed-income securities backed by the full faith and credit of the U.S. government with a stated or remaining maturity of one year or less. This may not be true of Direct U.S. Treasury Obligations purchased pursuant to repurchase agreements, and, therefore, if the counterparty to the repurchase agreement defaults, Treasury Fund may own a security with a stated or remaining maturity of greater than one year.

          Although Treasury Fund primarily invests in short-term obligations, it is not a money market fund and is not subject to the duration, quality, diversification, and other requirements applicable to money market funds. In addition, the Manager normally seeks to maintain a duration of one year or less for Treasury Fund’s portfolio. The Manager determines Treasury Fund’s dollar-weighted average portfolio duration by aggregating the durations of Treasury Fund’s individual holdings and weighting each holding based on its market value.
          In selecting U.S. Treasury securities for Treasury Fund’s portfolio, the Manager focuses primarily on the relative attractiveness of different obligations (such as bonds, notes, or bills), which can vary depending on the general level of interest rates as well as supply/demand imbalances and other market conditions.
          Other GMO Funds may invest in Treasury Fund to achieve exposure to U.S. Treasury securities, to invest cash and/or to seek to generate a return similar to yields on U.S. Treasury securities.
          Treasury Fund’s benchmark is the Citigroup 3 Month Treasury Bill Index, an independently maintained and published short-term bill index.
          Shareholders of the GMO Funds that hold investments in Treasury Fund will be indirectly exposed to the risks associated with an investment in Treasury Fund. The principal risks of an investment in Treasury Fund include Market Risk — Fixed Income Securities, Liquidity Risk, Credit and Counterparty Risk, and Focused Investment Risk.

GMO TRUST
ADDITIONAL INFORMATION
          The Fund’s annual and semiannual reports to shareholders contain additional information about the Fund’s investments. The Fund’s annual report contains a discussion of the market conditions and investment strategies that significantly affected the Fund’s performance during its initial fiscal year. The Fund’s annual and semiannual reports and the Fund’s SAI are available free of charge by writing to Shareholder Services at GMO, 40 Rowes Wharf, Boston, Massachusetts 02110 or by calling collect at 1-617-346-7646. Because the Fund does not publicly offer its shares, its shareholder reports and SAI are not available on GMO’s website. The SAI contains more detailed information about the Fund and is incorporated by reference into this Private Placement Memorandum, which means that it is legally considered to be part of this Private Placement Memorandum.
          You can review and copy the Private Placement Memorandum, SAI, and reports at the SEC’s Public Reference Room in Washington, D.C. Information regarding the operation of the Public Reference Room may be obtained by calling the SEC at 1-202-551-8090. Reports and other information about the Fund are available on the EDGAR database on the SEC’s Internet site at http://www.sec.gov. Copies of this information may be obtained, upon payment of a duplicating fee, by electronic request at the following e-mail address: publicinfo@sec.gov, or by writing the Public Reference Section of the SEC, Washington, D.C. 20549-1520.
          Shareholders who wish to communicate with the Trustees must do so by mailing a written communication, addressed as follows: To the Attention of the Board of Trustees, c/o GMO Trust Chief Compliance Officer, 40 Rowes Wharf, Boston, MA  02110.
SHAREHOLDER INQUIRIES
Shareholders may request additional
information from and direct inquiries to:
Shareholder Services at
Grantham, Mayo, Van Otterloo & Co. LLC
40 Rowes Wharf, Boston, MA 02110
1-617-346-7646 (call collect)
1-617-439-4192 (fax)
SHS@GMO.com
website: http://www.gmo.com
Investment Company Act File No. 811-04347

PRIVATE PLACEMENT MEMORANDUM
June 26, 2009
GMO Taiwan Fund
40 Rowes Wharf, Boston, Massachusetts 02110
     GMO Taiwan Fund (the “Fund”) is a separate investment portfolio of GMO Trust (the “Trust”). The Trust is an open-end management investment company and operates as a “series investment company” that consists of separate series of investment portfolios, including the Fund. Other portfolios are described in separate prospectuses or private placement memoranda. At this time, the Fund does not intend to offer its shares publicly or to make them available other than to other funds of the Trust (“GMO Funds”) and certain other accredited investors.
Investment Manager
Grantham, Mayo, Van Otterloo & Co. LLC

     This Private Placement Memorandum concisely describes the information which you ought to know about the Fund before investing. Please read this memorandum carefully and keep it for further reference. A Statement of Additional Information dated June 26, 2009, as revised from time to time, (“SAI”) is available free of charge by writing to GMO Shareholder Services, 40 Rowes Wharf, Boston, Massachusetts 02110 or by calling 1-617-346-7646. The SAI, which contains more detailed information about the Fund, has been filed with the Securities and Exchange Commission (“SEC”) and is incorporated by reference into this Private Placement Memorandum.
     THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE TRANSFERRED OR RESOLD UNLESS SO REGISTERED OR IN TRANSACTIONS EXEMPT THEREFROM. HOWEVER, THE SECURITIES ARE REDEEMABLE AS DESCRIBED IN THIS PRIVATE PLACEMENT MEMORANDUM. IN CERTAIN CASES INVESTORS MAY BE REDEEMED “IN KIND” AND RECEIVE PORTFOLIO SECURITIES HELD BY THE FUND IN LIEU OF CASH UPON REDEMPTION.
     THIS PRIVATE PLACEMENT MEMORANDUM AND THE INFORMATION CONTAINED HEREIN ARE FOR THE EXCLUSIVE USE OF THE RECIPIENT FOR THE SOLE PURPOSE OF EVALUATING THE PRIVATE PLACEMENT OF SHARES OF THE FUND DESCRIBED HEREIN. IT MAY NOT BE REPRODUCED, PROVIDED, OR DISCLOSED TO OTHERS, OR USED FOR ANY OTHER PURPOSE, WITHOUT WRITTEN AUTHORIZATION, AND DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SHARES OF THE FUND TO ANY ENTITY OR INDIVIDUAL NOT POSSESSING THE QUALIFICATIONS DESCRIBED IN THIS MEMORANDUM.
     NO PERSON HAS BEEN AUTHORIZED TO MAKE ANY REPRESENTATIONS OR PROVIDE ANY INFORMATION WITH RESPECT TO THE SHARES EXCEPT SUCH INFORMATION AS IS CONTAINED IN THIS MEMORANDUM AND IN THE SAI OR IN OTHER MATERIALS APPROVED BY THE TRUST. NO SALES MADE IN RELIANCE ON THIS DOCUMENT SHALL UNDER ANY CIRCUMSTANCES CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN MATTERS DISCUSSED HEREIN SINCE THE DATE HEREOF.

FUND SUMMARY
     This summary is not all-inclusive, and the Fund may make investments, employ strategies, and be exposed to risks that are not described in this summary. More information about the Fund’s investments and strategies is contained in the SAI. Except for policies identified in the SAI as “fundamental,” the Fund’s Board of Trustees (“Trustees”) may change the Fund’s investment objective or policies without shareholder approval. The Fund’s investment manager is Grantham, Mayo, Van Otterloo & Co. LLC (the “Manager” or “GMO”) (see “Management of the Fund” below for a description of the Manager). The Fund, by itself, is not intended to provide a complete investment program, and investment in the Fund should only be considered as part of a diversified portfolio that includes other investments.
     Investment objective
     Total return in excess of that of its benchmark.
     Principal investment strategies
     The Fund typically makes equity investments in companies doing business in, or otherwise tied economically to, Taiwan. When used in this Private Placement Memorandum, the term “invest” includes both direct investing and indirect investing and the term “investments” includes both direct investments and indirect investments. For example, the Fund may invest indirectly by investing in another Fund or by investing in derivatives and synthetic instruments. When used in this Private Placement Memorandum, the term “equity investments” refers to investments in common stocks and other stock-related securities, such as preferred stocks, convertible securities, and depository receipts.
     Under normal circumstances, the Fund invests at least 80% of its assets in investments tied economically to Taiwan (the “Name Policy”) (see “Name Policy” below for more information). An investment is “tied economically” to Taiwan if it is an investment in (i) an issuer that is organized under the laws of Taiwan or that maintains its principal place of business in Taiwan; (ii) securities that are traded principally in Taiwan; or (iii) an issuer that derived at least 50% of its revenues or profits from goods produced or sold, investments made, or services performed in Taiwan, or has at least 50% of its assets in Taiwan. This exposure may be achieved directly or indirectly, as described above.
     The Manager uses proprietary quantitative models and fundamental analysis to evaluate and select stocks. The Manager’s evaluation and selection decisions for stocks are based on several factors, including earnings and price momentum, price to earnings ratios, price to book ratios, and quality. The factors considered and the models used by the Manager may change over time.
     From time to time, the Fund may invest a significant portion of its assets in securities of issuers in industries with high positive correlations to one another (e.g., different industries within broad sectors, such as technology or financial services). (See “Principal risks of investing in the Fund—Focused Investment Risk.”)
     The Fund generally seeks to be fully invested, and normally does not take temporary defensive positions through investment in cash and cash equivalents. If the Fund takes temporary defensive positions, it may not achieve its investment objective. In pursuing its investment objective, the Fund is permitted to (but is not obligated to) use a wide variety of exchange-traded and over-the-counter (“OTC”) derivatives, including options, futures, warrants, and swap contracts, to (i) hedge equity exposure; (ii) replace direct investing (e.g., creating exposure through the use of futures contracts or other types of derivatives); (iii) manage risk by increasing or decreasing investment exposures; and/or (iv) adjust its foreign currency exposure. The Fund’s foreign currency exposure may differ significantly from the currency exposure represented by its equity investments. In addition, the Fund may take active overweighted or underweighted positions in particular currencies relative to its benchmark.
     The Fund may invest in unaffiliated money market funds in reliance on Rule 12d1-1 under the Investment Company Act of 1940, as amended (the “1940 Act”). Investments by the Fund in unaffiliated money market funds may exceed the limits expressed in Section 12(d)(1)(A) of the 1940 Act. Additionally, the Fund may (but is not required to) invest in GMO U.S. Treasury Fund (“U.S. Treasury Fund”), another series of GMO Trust described in a separate prospectus (see “Investment in Other GMO Funds” below for a more detailed description of U.S. Treasury Fund’s investment objectives and strategies).
     Unless otherwise specified in this Private Placement Memorandum or in the SAI, the Manager is not obligated to and generally will not consider tax consequences when seeking to achieve the Fund’s investment objective (e.g., the Fund may engage in transactions that are not tax efficient for shareholders subject to U.S. federal income tax). Portfolio turnover is not a principal consideration when the Manager makes investment decisions for the Fund. Based on its assessment of market conditions, the Manager may cause the Fund to trade more frequently at some times than at others. High turnover rates may adversely affect the Fund’s performance by generating additional transaction costs and may result in additional taxable income for its shareholders.
     Benchmark
     The Fund’s benchmark is the MSCI Taiwan Index, an index of equity securities issued by Taiwanese companies that is independently maintained and published by Morgan Stanley Capital International.
     Principal risks of investing in the Fund
     The value of the Fund’s shares changes with the value of the Fund’s investments. Many factors can affect this value, and you may lose money by investing in the Fund. Factors that may affect the Fund’s portfolio as a whole are called “principal risks” and are summarized in this section. This summary describes the nature of these principal risks and certain related risks, but is not intended to include every potential risk. The Fund could be subject to additional risks because the types of investments it makes and market conditions may change over time. The SAI includes more information about the Fund and its investments.
•	MARKET RISK — EQUITY SECURITIES
     The Fund is subject to market risk, which is the risk of unfavorable changes in the value of Fund holdings. A principal risk of the Fund is that the equity securities in which the Fund invests will decline in value due to factors affecting the issuing companies, their industries, or the economy and equity markets generally. Equity securities may decline in value for reasons that directly relate to the issuing company, such as management performance, financial leverage and reduced demand for the issuer’s goods or services. They also may decline in value due to factors that affect a particular industry or industries, such as a decline in demand, labor or raw material shortages, increased production costs, regulation, or competitive industry conditions. In addition, they may decline in value due to general market conditions that are not specifically related to a company or industry, such as real or perceived adverse economic conditions, changes in the general outlook for corporate earnings, changes in interest or currency rates, or adverse investor sentiment generally.

     The Fund invests a substantial portion of its assets in equities and generally does not take temporary defensive positions. As a result, declines in stock market prices generally are likely to reduce the value of the Fund’s investments.
•	FOREIGN INVESTMENT RISK
     Because the Fund invests in foreign (non-U.S.) securities, it is subject to additional and more varied risks, because the market prices of those securities may fluctuate more than those of U.S. securities. The securities markets of many foreign countries, including Taiwan, are relatively small, involving securities of a limited number of companies in a limited number of industries. Additionally, issuers of foreign securities, including Taiwanese issuers, often are not subject to the same degree of regulation as U.S. issuers. Reporting, accounting, and auditing standards of Taiwan and other foreign countries, differ, in some cases significantly, from U.S. standards. Foreign portfolio transactions generally involve higher commission rates, transfer taxes, and custodial costs, and holders of foreign securities may be subject to foreign taxes on capital gains or on dividends and interest payable on those securities. For example, the Fund is currently subject to a Taiwanese security transaction tax of 0.30% of the transaction amount on equities and 0.10% of the transaction amount on corporate bonds and mutual fund shares, which must be paid by the Fund upon the sale or transfer of any portfolio securities subject to such tax. Also, nationalization, expropriation or confiscatory taxation, adverse changes in investment, capital, or exchange control regulations (which may include suspension of the ability to transfer currency from a country), political changes, or diplomatic developments could adversely affect the Fund. In the event of a nationalization, expropriation, or other confiscation, the Fund would lose its entire investment in a foreign security.
     In addition, because the Fund invests a significant portion of its assets in the securities of issuers doing business in, or otherwise tied economically to, Taiwan, a country with an “emerging market” economy, the Fund is subject to greater foreign investment risk than funds investing primarily in more developed foreign countries. Taiwanese and other emerging market securities may present market, credit, currency, liquidity, legal, political, and other risks greater than, or in addition to, risks of investing in more developed foreign countries. These risks include: greater fluctuations in currency exchange rates; increased risk of default (including both government and private issuers); greater social, economic, and political uncertainty and instability (including the risk of war or natural disaster); increased risk of nationalization, expropriation, or other confiscation; greater governmental involvement in the economy; less governmental supervision and regulation of the securities markets and participants in those markets; controls on foreign investment, capital controls, and limitations on repatriation of invested capital and on the Fund’s ability to exchange local currencies for U.S. dollars; unavailability of currency hedging techniques; companies that are smaller and more recently organized, such as Taiwan; differences in, or lack of, auditing and financial reporting standards and resulting unavailability of material information about issuers; slower clearance and settlement; difficulties in obtaining and/or enforcing legal judgments; and significantly smaller market capitalizations of issuers.
•	FOREIGN INVESTOR LICENSING RISK
     The Manager is registered with the Securities and Futures Commission of Taiwan as a Qualified Foreign Institutional Investor (“QFII”) in Taiwan and is therefore authorized to invest directly in the Taiwanese securities market, subject to certain limitations including a maximum investment amount. The Fund is listed as a sub-account under the Manager’s QFII license and is authorized to invest directly in the Taiwanese securities market. The Fund’s ability to continue to invest directly in Taiwan is subject to the risk that the Manager’s QFII license or the Fund’s sub-account under the Manager’s QFII license may be terminated or suspended by the Securities and Futures Commission. If the license were terminated or suspended, the Fund could be required to liquidate or seek exposure to the Taiwanese market through the purchase of American Depositary Receipts (“ADRs”) and Global Depository Receipts (“GDRs”), shares of other funds which are licensed to invest directly, or derivative instruments. In addition, the maximum investment amount permitted under the Manager’s QFII license applies to investments by the Manager, the Fund, and any other entities listed as sub-accounts under the Manager’s license. Investments by the Manager and any other sub-accounts may limit the amount which the Fund can invest, and the activities of the other entities listed as sub-accounts could cause the termination or suspension of the Manager’s QFII license.
•	CURRENCY RISK
     Currency risk is the risk that fluctuations in exchange rates may adversely affect the value of the Fund’s investments. Currency risk includes both the risk that currencies in which the Fund’s investments are traded and/or in which the Fund receives income, or currencies in which the Fund has taken an active investment position, will decline in value relative to other currencies. In the case of hedging positions, currency risk includes the risk that the currency the Fund is seeking to hedge will decline in value relative to the foreign currency being hedged. Currency exchange rates fluctuate significantly for many reasons, including changes in supply and demand in the currency exchange markets, actual or perceived changes in interest rates, intervention (or the failure to intervene) by U.S. or foreign governments, central banks, or supranational agencies such as the International Monetary Fund, and currency controls or other political and economic developments in the U.S. or abroad.
     The Fund may use derivatives to acquire a position in currencies whose value the Manager expects to correlate with the value of currencies the Fund owns, currencies the Manager wants the Fund to own, or currencies the Fund is exposed to through its investments. This presents the risk that the exchange rates of the currencies involved may not move in relation to one another as expected. In that case, the Fund could lose money on its holding of a particular currency and also lose money on the derivative. The Fund also may take overweighted or underweighted currency positions and/or hedge the currency exposure of the securities in which it has invested. As a result, its currency exposure may differ significantly from the currency exposure of its security investments and/or its benchmark.
     Because the Fund invests or trades in securities denominated in foreign currencies and may use related derivatives and have foreign currency holdings, it may be adversely affected by changes in the exchange rates of foreign currencies. Currency risk is particularly pronounced for the Fund because it may, for investment purposes, regularly acquire derivatives on foreign currencies and take active long and short currency positions through exchange-traded and OTC foreign currency derivatives. Derivative transactions in foreign currencies (such as futures, forwards, options and swaps) may involve leveraging risk, in addition to currency risk, as described below under “Leveraging Risk.” In addition, consistent with industry practice, the obligations of counterparties in currency derivatives may not be secured by collateral, which increases counterparty risk (see “Credit and Counterparty Risk” below).
•	FOCUSED INVESTMENT RISK
     Funds whose investments are focused in particular countries, regions, or industries with high positive correlations to one another (e.g., different industries within broad sectors, such as technology or financial services) may be subject to greater overall risk than funds whose investments may be more diversified. Therefore, those funds should only be considered as part of a diversified portfolio that includes other investments.
     Because the Fund principally invests in investments tied economically to a single country, the Fund has more exposure to country and regional economic risks than funds making foreign investments throughout the world’s economies. The political and economic prospects of one country or group of countries within the same geographic region as Taiwan may affect other countries in the region, including Taiwan. In addition, a recession, debt crisis, or decline in currency valuation in one country within the same region as Taiwan can spread to other countries in that region, including Taiwan. Furthermore, the Fund may be particularly vulnerable to events affecting companies located in Taiwan or other countries within the same region as Taiwan because those companies may share common characteristics, are often subject to similar business risks and regulatory burdens, and often react similarly to specific economic, market, political, or other developments.
     Similarly, because the Fund may focus its investments in securities of companies in a particular industry, it may be especially vulnerable to events affecting those companies because those companies may share common characteristics, are often subject to similar business risks and regulatory burdens, and often react similarly to specific economic, market, political, or other developments.
•	LARGE SHAREHOLDER RISK
     To the extent that shares of the Fund are held by large shareholders (e.g., institutional investors or asset allocation funds), the Fund is subject to the risk that these shareholders will purchase or redeem Fund shares in large amounts and/or on a frequent basis. These transactions will affect the Fund, since the Fund may have to make redemptions in-kind or sell portfolio securities to satisfy redemption requests or purchase portfolio securities to invest cash. This risk will be particularly pronounced if one shareholder owns a substantial portion of the Fund. A substantial percentage of the Fund may be held by separate accounts managed by the Manager for its clients and/or GMO Funds. Asset allocation decisions by the Manager may result in substantial redemptions from (or investments into) the Fund. These transactions may adversely affect the Fund’s performance to the extent that the Fund is required to sell investments (or invest cash) at times when it would not otherwise do so. These transactions also may accelerate the realization of taxable income to shareholders if such sales of investments result in gains, and also may increase transaction costs. These transactions potentially limit the use of any capital loss carry forwards to offset future net realized gains and may limit or prevent the Fund’s ability to use tax equalization.
•	LIQUIDITY RISK
     The Fund is exposed to liquidity risk when low trading volume, lack of a market maker, a large position, or legal restrictions limit or prevent the Fund from selling securities or closing derivative positions at desirable prices. Investment in securities of companies with smaller market capitalizations, investment in foreign securities (in particular emerging market securities), and the use of derivatives (in particular OTC derivatives) tend to provide the greatest exposure to liquidity risk. These types of investments are more likely to be fair valued (see “Determination of Net Asset Value”). The Fund may not be able to initiate a transaction or liquidate a position in such investments at a desirable price. In addition, the Fund’s holdings in assets for which the relevant market is or becomes less liquid are more susceptible to loss of value. Less liquid securities also may fall more in price than other securities during periods when markets decline generally. The Fund is also exposed to liquidity risk when it has an obligation to purchase particular securities (e.g., as a result of closing out a short position). Additionally, although U.S. Treasury securities have historically been among the most liquid fixed income investments, there can be no assurance that the market will not become less liquid in the future. Liquidity risk is particularly pronounced for the Fund because it invests a substantial portion of its assets in equity investments in companies tied economically to Taiwan that are not widely traded and that may be subject to purchase and sale restrictions, and may make investments in securities of companies with smaller market capitalizations that are not widely held and trade less frequently and in lesser quantities than securities of companies with larger market capitalizations. See “Smaller Company Risk” below and

“Foreign Investment Risk” above for more information on risks associated with securities of companies with smaller market capitalizations and emerging market securities, respectively.
•	SMALLER COMPANY RISK
     The Fund may invest in equity securities of companies with smaller market capitalizations. Market risk and liquidity risk are particularly pronounced for securities of companies with smaller market capitalizations. These companies may have limited product lines, markets, or financial resources or they may depend on a few key employees. In addition, the securities of companies with smaller market capitalizations are less widely held than the securities of companies with larger market capitalizations. The securities of companies with smaller market capitalizations typically are less widely held, trade less frequently and in lesser quantities than securities of companies with larger market capitalizations, and have market prices that may fluctuate more than those of other securities. They also may trade in the OTC market or on a regional exchange, or may otherwise have limited liquidity. Investments in less seasoned companies with smaller market capitalizations may present greater total return opportunities but also involve greater risks than customarily are associated with investments in more established companies with larger market capitalizations.
•	CREDIT AND COUNTERPARTY RISK
     This is the risk that the counterparty to a repurchase agreement or other OTC derivative contract or a borrower of the Fund’s securities will be unable or unwilling to make timely interest or settlement payments or otherwise to honor its obligations. This risk is particularly acute in environments in which financial services firms are exposed to systemic risks of the type evidenced by the insolvency of Lehman Brothers in 2008 and subsequent market disruptions.
     The Fund is exposed to counterparty risk to the extent it uses derivatives (such as repurchase agreements and, in particular, commodity swaps), or lends its portfolio securities. See “Derivatives Risk” below for more information. If a counterparty’s obligation to the Fund under such an arrangement is not collateralized, then the Fund is essentially an unsecured creditor of the counterparty and there can be no assurance that a counterparty will meet its obligations, especially during unusually adverse market conditions. If the counterparty defaults, the Fund will have contractual remedies, but the Fund may be unable to enforce its contractual rights. Counterparty risk is still present even if a counterparty’s obligations are structured to be secured by collateral because the Fund’s interest in collateral may not be perfected, or the derivative may not be promptly marked-to-market and additional collateral may not be promptly posted.
•	DERIVATIVES RISK
     The Fund may invest in derivatives, which are financial contracts whose value depends on, or is derived from, the value of underlying assets, reference rates, or indices. Derivatives may relate to securities, interest rates, currencies or currency exchange rates, and related indices. The Fund may use derivatives for many purposes, including as a substitute for direct investment in securities or other assets and as a means to hedge other investments. The Fund also may use derivatives as a way to adjust its exposure to various securities, markets, and currencies without actually having to sell existing investments and make new investments. This generally is done when the adjustment is expected to be relatively temporary or in anticipation of selling Fund assets and making new investments over time. The SAI contains a description of the various derivatives the Fund may utilize.
     The use of derivatives involves risks different from, and potentially greater than, the risks associated with investing directly in securities and other more traditional assets. In particular, the use of derivatives exposes the Fund to the risk that the counterparty to an OTC derivative contract will be unable or unwilling to make timely settlement payments or otherwise to honor its obligations. OTC derivative contracts typically can be closed out only with the other party to the contract. If the counterparty defaults, the Fund will have contractual remedies, but there can be no assurance that the counterparty will meet its contractual obligations or that the Fund will be able to enforce its contractual rights. For example, because the contract for each OTC derivative is individually negotiated with a specific counterparty, the Fund is subject to the risk that a counterparty may interpret contractual terms (e.g., the definition of default) differently than the Fund. If that occurs, the cost and unpredictability of the legal proceedings required for the Fund to enforce its contractual rights may lead the Fund to decide not to pursue its claims against the counterparty. The Fund, therefore, assumes the risk that it may be unable to obtain payments the Manager believes are owed to it under OTC derivative contracts or that those payments may be delayed or made only after the Fund has incurred the costs of litigation. In addition, the Fund may invest in derivatives as to which the counterparty’s obligations are not secured by collateral (e.g., foreign currency forwards; see “Currency Risk” above), that require collateral but in which the Fund’s security interest is not perfected, that require a significant upfront deposit unrelated to the derivative’s intrinsic value, or in which the derivative is not regularly marked-to-market (e.g., certain OTC derivatives). Even where obligations are collateralized, there is usually a lag between the day the collateral is called for and the day the Fund receives the collateral. When the counterparties’ obligations are not fully secured by collateral, the Fund will be exposed to the risk of having limited recourse if a counterparty defaults. Due to the nature of the Fund’s investments, the Fund may invest in derivatives with a limited number of counterparties and events that affect the creditworthiness of any of those counterparties may have a pronounced effect on the Fund. Derivatives risk is particularly acute in environments (like those prevailing recently) in which financial services firms are exposed to systemic risks of the type evidenced by the insolvency of Lehman Brothers and subsequent market disruptions.
     Derivatives also are subject to a number of risks described elsewhere in this section, including market risk, liquidity risk, currency risk, and credit and counterparty risk. Many derivatives, in particular OTC derivatives, are complex and their valuation often requires judgment, which increases the risk of mispricing or improper valuation, and there can be no assurance that the pricing models employed by the Fund’s third-party valuation services and/or the Manager will produce valuations that are reflective of levels at which such swaps and other OTC derivatives may actually be closed out or sold. This valuation risk is more pronounced in cases where the Fund enters into swaps and other OTC derivatives with specialized terms because the value of those derivatives in some cases is determined in part by reference to similar derivatives with more standardized terms. As a result, improper valuations may result in increased cash payments to counterparties, undercollateralization and/or errors in the calculation of the Fund’s net asset value. Derivatives also involve the risk that changes in their value may not correlate perfectly with the assets, rates, or indices they are designed to hedge or closely track. The use of derivatives also may increase the taxes payable by shareholders.
     Suitable derivatives are not available in all circumstances. For example, if a counterparty or its affiliate is deemed to be an affiliate of the Fund, the Fund will not be permitted to trade with that counterparty. There can be no assurance that the Fund’s use of derivatives will be effective or will have the desired results. In addition, the Manager may decide not to use derivatives to hedge or otherwise reduce the Fund’s risk exposures.
•	LEVERAGING RISK
     The Fund’s use of derivatives and securities lending may cause its portfolio to be leveraged. Leverage increases the Fund’s portfolio losses when the value of its investments declines. The Fund’s portfolio also may be leveraged temporarily if it borrows money to meet redemption requests and/or to settle investment transactions. Since many derivatives have a leverage component, adverse changes in the value or level of the underlying asset, rate, or index may result in a loss substantially greater than the amount invested in the derivative itself. In the case of swaps, the risk of loss generally is related to a notional principal amount, even if the parties have not made any initial investment. Some derivatives have the potential for unlimited loss, regardless of the size of the initial investment.
     The Fund may have temporary net long exposure in excess of its net assets as a result of futures and swap positions taken in connection with rebalancing of the Fund’s portfolios or in anticipation of cash flows (redemptions, subscriptions, payments of fees, etc.). The Fund may manage some of its derivative positions by maintaining cash or liquid securities with a value equal to the face value of those positions or by offsetting derivatives positions against one another or against other assets. To the extent offsetting positions do not behave in relation to one another as expected, the Fund may perform as if it were leveraged.
•	MARKET DISRUPTION AND GEOPOLITICAL RISK
     The Fund is subject to the risk that geopolitical events may disrupt securities markets and adversely affect global economies and markets generally. The wars in Iraq and Afghanistan have had a substantial effect on economies and securities markets in the U.S. and worldwide. Terrorism in the U.S. and around the world has had a similar global impact and has increased geopolitical risk. The terrorist attacks of September 11, 2001 resulted in the closure of some U.S. securities markets for four days, and similar future events are possible. War, terrorism, and related geopolitical events have led, and in the future may lead, to increased short-term market volatility and may have adverse long-term effects on U.S. and world economies and markets generally. Likewise, systemic market dislocations of the kind surrounding the insolvency of Lehman Brothers in 2008 may be highly disruptive to economies and markets. Those events as well as other changes in foreign and domestic economic and political conditions also could adversely affect individual issuers or related groups of issuers, securities markets, interest rates, credit ratings, inflation, investor sentiment, and other factors affecting the value of the Fund’s investments. At such times, the Fund’s exposure to the risks described elsewhere in this section, including market risk, liquidity risk, and credit and counterparty risk, can increase.
     The value of the Fund’s investments may be adversely affected by acts of terrorism and other changes in foreign and domestic economic and political conditions. The risk is particularly acute in environments (like those prevailing recently) in which financial services firms are exposed to systemic risks of the type evidenced by the insolvency of Lehman Brothers and subsequent market disruptions. Such market disruptions might prevent the Fund from implementing its investment program and achieving its investment objectives. For example, a disruption may cause the Fund’s derivative counterparties to discontinue offering derivatives on some underlying commodities, securities, reference rates, or indices or to offer such products on a more limited basis or the current global economic crisis may strain the U.S. Treasury’s ability to satisfy its obligations.
•	MANAGEMENT RISK
     The Fund is subject to management risk because it relies on the Manager’s ability to achieve its investment objective. The Manager uses proprietary investment techniques and risk analyses in making investment decisions for the Fund, but there can be no assurance that the Manager will achieve the desired results. The Manager, for example, may fail to use derivatives effectively, choosing to hedge or not to hedge positions at disadvantageous times. The Fund generally does not take temporary defensive positions and instead generally stays fully invested in foreign equity securities. The Fund may buy securities not included in its benchmark, hold securities in very different proportions than its benchmark, and/or engage in other strategies that may cause the Fund’s performance to differ from that of its benchmark. In those cases, the Fund’s performance will depend on the ability of the Manager to choose securities that perform better than securities that are included in the benchmark and/or to utilize those other strategies in a way that adds value relative to the benchmark.
•	FUND OF FUNDS RISK AND RELATED CONSIDERATIONS
     The Fund may invest in shares of other investment companies, including other GMO Funds and money market funds (“underlying funds”), and is exposed to the risk that the underlying funds will not perform as expected. The Fund also is indirectly exposed to all of the risks applicable to an investment in the underlying funds. Because the Fund bears the fees and expenses of the underlying funds in which it invests, total Fund expenses may increase if Fund assets are invested in underlying funds with higher fees or expenses than existing investments. In addition, the fees and expenses associated with an investment in the Fund will be less predictable and may potentially be higher than fees of funds that only invest in less expensive asset classes. In addition, funds that invest in shares of other GMO Funds also are likely to be subject to Large Shareholder Risk because underlying GMO Funds are more likely to have large shareholders (e.g., other GMO Funds).
•	NON-DIVERSIFIED FUND
     The Fund is not a “diversified” investment company within the meaning of the 1940 Act. This means that the Fund is allowed to invest in the securities of a relatively small number of issuers and/or foreign currencies. As a result, the Fund may be subject to greater credit, market, and other risks than if the Fund were “diversified.”

Fees and expenses
     The tables below show the expected cost of investing in the Fund.

Shareholder fees (fees paid directly from your investment)
Purchase premium (as a percentage of amount invested)	0.15%[1]
Redemption fee (as a percentage of amount redeemed)	0.45%[1]

Annual Fund operating expenses
(expenses that are paid from Fund assets as a percentage of average daily net assets):
Management fee	0.81%
Shareholder service fee	0.15%
Other expenses	0.35%[2]
Total annual fund operating expenses	1.31%[3]

[1]	See “Purchase Premium and Redemption Fee” for a more detailed discussion of the Fund’s purchase premium and redemption fee, including the circumstances under which the Manager may waive all or a portion of the purchase premium or redemption fee.

[2]	“Other expenses” have been restated to reflect current fees and do not include expenses associated with investments in the securities of unaffiliated issuers unless such issuers hold themselves out to be investment companies.

[3]	The Manager has contractually agreed to reimburse the Fund through at least June 30, 2010 for an amount equal to the fees and expenses incurred indirectly by the Fund through its investment in U.S. Treasury Fund (excluding U.S. Treasury Fund’s Excluded Expenses). Please see “Investment in Other GMO Funds” for more information on U.S. Treasury Fund’s Excluded Expenses.

MANAGEMENT OF THE FUND
     GMO, 40 Rowes Wharf, Boston, Massachusetts 02110, provides investment management and shareholder services to the Fund and other GMO Funds. GMO is a private company, founded in 1977. As of May 31, 2009, GMO managed on a worldwide basis more than $88.9 billion of assets for the GMO Funds and institutional investors, such as pension plans, endowments, and foundations.
     Subject to the approval of the Trustees, the Manager establishes and modifies when it deems appropriate the investment strategies of the Fund. In addition to its management of the Fund’s investment portfolio and the shareholder services it provides to the Fund, the Manager administers the Fund’s business affairs.
     The Fund pays the Manager shareholder service fees for providing client service and reporting, such as performance information reporting, client account information, personal and electronic access to Fund information, access to analysis and explanations of Fund reports, and assistance in maintaining and correcting client-related information.
     For the fiscal year ended February 28, 2009, the Manager received an investment management fee (after any applicable waivers) equal to 0.81% of the Fund’s average daily net assets.
     The Fund’s ability to invest directly in the Taiwanese securities market is a result of its being registered as a sub-account under the Manager’s Qualified Foreign Institutional Investor license. If the license were terminated or suspended, the Fund could be required to liquidate or seek exposure to the Taiwanese market through the purchase of ADRs and GDRs, shares of other funds which are licensed to invest directly, or derivative instruments.
     A discussion of the basis for the Trustees’ approval of the Fund’s investment management contract is included in the Fund’s shareholder report for the period during which the Trustees approved that contract.
     GMO’s Emerging Markets Division is responsible for day-to-day investment management of the Fund. The Division’s investment professionals work collaboratively to manage the Fund’s portfolio, and no one person is primarily responsible for day-to-day investment management of the Fund.
     Arjun Divecha is the senior member and director of the Emerging Markets Division. He has been a senior member of the Division since 1993. As senior member and director of the Division, Mr. Divecha allocates responsibility for portions of the Fund’s portfolio to members of the Division, oversees the implementation of trades, reviews the overall composition of the portfolio, including compliance with its stated investment objective and strategies, and monitors cash.
     Mr. Divecha has been responsible for overseeing the portfolio management of GMO’s emerging markets equity portfolios since 1993.
     The SAI contains other information about how GMO determines the compensation of the senior member, other accounts he manages and related conflicts, and his ownership of the Fund.
Custodian and Fund Accounting Agent
     Brown Brothers Harriman & Co., 40 Water Street, Boston, Massachusetts 02109, serves as the Fund’s custodian and fund accounting agent.

Transfer Agent
     State Street Bank and Trust Company, One Lincoln Street, Boston, Massachusetts 02111, serves as the Fund’s transfer agent.
DETERMINATION OF NET ASSET VALUE
     The net asset value or “NAV” of shares of the Fund is determined as of the close of regular trading on the New York Stock Exchange (“NYSE”), generally at 4:00 p.m. Eastern time. The Fund’s NAV per share is determined by dividing the total value of the Fund’s portfolio investments and other assets, less any liabilities, by the total number of Fund shares outstanding. The Fund will not determine its NAV on any day when the NYSE or the Taiwan Stock Exchange (“TSE”) is closed for trading. As a result, from time to time, the Fund may not determine its NAV for several consecutive weekdays (e.g., during the Chinese Lunar New Year), during which time investors will have no ability to redeem their shares in the Fund. The Fund also may elect not to determine its NAV on days during which no share is tendered for redemption and no order to purchase or sell a share is received by the Fund.
     The value of the Fund’s investments is generally determined as follows:
Exchange-listed securities
•	Last sale price or

•	Official closing price or

•	Most recent bid price (if no reported sale or official closing price) or

•	Broker bid (if the private market is more relevant in determining market value than the exchange), based on where the securities are principally traded and their intended disposition
     (Also, see discussion in “Fair Value Pricing” below regarding foreign equity securities.)
Unlisted securities (if market quotations are readily available)
•	Most recent quoted bid price
Note: There can be no assurance that brokers will continue to provide bid prices as the credit markets continue to experience uncertainty. If quotes are not used, the Fund would value the relevant assets at “fair value” as described below.
Certain debt obligations (if less than sixty days remain until maturity)
•	Amortized cost (unless circumstances dictate otherwise; for example, if the issuer’s creditworthiness has become impaired)
All other fixed income securities and options on those securities (except for options written by the Fund) (includes bonds, loans, structured notes)
•	Most recent bid supplied by a primary pricing source chosen by the Manager

Options written by the Fund
•	Most recent ask price
Shares of other open-end registered investment companies
•	Most recent NAV
“Fair Value” Pricing
     For all other assets and securities, including derivatives, and in cases where market prices are not readily available or circumstances render an existing methodology or procedure unreliable, the Fund’s investments will be valued at “fair value,” as determined in good faith by the Trustees or pursuant to procedures approved by the Trustees.
     With respect to the Fund’s use of “fair value” pricing, you should note the following:
➢	A significant percentage of the Fund’s assets are “fair valued.” The value of assets that are “fair valued” is determined by the Trustees or persons acting at their direction pursuant to procedures approved by the Trustees. Some of the factors that may be considered in determining “fair value” are the value of other financial instruments traded on other markets, trading volumes, changes in interest rates, observations from financial institutions, significant events (which may be considered to include changes in the value of U.S. securities or securities indices) that occur after the close of the relevant market and before the time that the Fund’s net asset value is calculated, other news events, and significant unobservable inputs (including the Fund’s own assumptions in determining the fair value of investments). Although the goal of fair valuation is to determine the amount the owner of the securities might reasonably expect to receive upon their current sale, because of the uncertainty inherent in fair value pricing, the fair value determined for a particular security may be materially different than the value realized upon its sale.

➢	Many foreign equity securities markets and exchanges close prior to the close of the NYSE, and, therefore, the closing prices for foreign securities in those markets or on those exchanges do not reflect events that occur after that close but before the close of the NYSE. As a result, the Fund generally values foreign equity securities as of the NYSE close using fair value prices, which are based on adjustments to closing prices supplied by a third party vendor using that vendor’s proprietary models.
     The values of foreign securities quoted in foreign currencies are translated into U.S. dollars generally at 4:00 p.m. Eastern time at then current exchange rates or at such other rates as the Trustees or persons acting at their direction may determine appropriate in computing net asset value.
     The Manager evaluates pricing sources on an ongoing basis, and may change a pricing source at any time. The Manager normally does not evaluate the prices supplied by pricing sources on a day-to-day basis. The Manager monitors erratic or unusual movements (including unusual inactivity) in the prices supplied for a security and has discretion to override a price supplied by a source (e.g., by taking a price supplied by another) when it believes that the price supplied is not reliable. Some securities held by the Fund may be valued on the basis of a price provided by a principal market maker. Prices provided by principal market makers may vary from the value that would be realized if the securities were sold, and the differences could be material to the Fund. In addition, because the Fund may hold portfolio securities listed on foreign exchanges that trade on days on which the NYSE is closed, the net asset value of the Fund’s shares may change significantly on days when shares cannot be redeemed.
NAME POLICY
     The Fund will not change its Name Policy without providing its shareholders at least 60 days’ prior written notice. When used in connection with the Fund’s Name Policy, “assets” include the Fund’s net assets plus any borrowings made for investment purposes.
DISCLOSURE OF PORTFOLIO HOLDINGS
     The Fund has established a policy with respect to disclosure of its portfolio holdings. That policy is described in the SAI. Information regarding the Fund’s portfolio holdings as of each month’s end is made available to shareholders of the Trust, qualified potential shareholders as determined by GMO (“potential shareholders”), and their consultants or agents through a secured link on GMO’s website approximately five days after month end. Periodically, in response to heightened market interest in specific issuers, a Fund’s holdings in one or more issuers may be made available on a more frequent basis to shareholders of the Trust, potential shareholders, and their consultants or agents through a secured link on GMO’s website. This information may be posted as soon as the business day following the date to which the information relates.
     To access this information on GMO’s website (http://www.gmo.com/america/strategies), shareholders, potential shareholders, and their consultants and agents must contact GMO to obtain a password and user name (to the extent they do not already have them) and enter into a confidentiality agreement with GMO and the Trust that permits the information to be used only for purposes determined by GMO to be in the best interest of the shareholders of the Fund. GMO may make portfolio holdings information available in alternate formats under the conditions described in the SAI.
     The Fund or GMO may suspend the posting of portfolio holdings, and the Fund may modify the disclosure policy, without notice to shareholders. Once posted, the Fund’s portfolio holdings will remain available on the website at least until the Fund files a Form N-CSR (annual/semiannual report) or Form N-Q (quarterly schedule of portfolio holdings) for the period that includes the date of those holdings.
HOW TO PURCHASE SHARES
     Currently, shares of the Fund are principally available for purchase by other GMO Funds and certain other accredited investors. All investors must be “accredited investors” as defined in Regulation D under the Securities Act of 1933.
     Under ordinary circumstances, you may purchase the Fund’s shares from the Trust when the NYSE is open for business. For instructions on purchasing shares, call the Trust at 1-617-346-7646 or send an e-mail to SHS@GMO.com. The Trust will not accept a purchase request until it has received a GMO Trust Application deemed to be in good order by the Trust or its agent. In addition, the Trust will not accept a purchase request unless an IRS Form W-9 (for U.S. shareholders) or the appropriate IRS Form W-8 (for foreign shareholders) with a correct taxpayer identification number (if required) is on file with GMO and such W-9 or W-8 is deemed to be in good order as determined by the Trust’s withholding agent, State Street Bank and Trust Company. Please consult your tax adviser to ensure all tax forms provided to the Trust are completed properly and maintained, as required, in good order. GMO has the right to make final good order assessments.

     Purchase Policies. You must submit a purchase request in good order to avoid having it rejected by the Trust. In general, a purchase request is in good order if it includes:
•	The name and/or CUSIP number of the Fund being purchased;

•	The U.S. dollar amount of the shares to be purchased;

•	The date on which the purchase is to be made (subject to receipt prior to the close of regular trading on that date);

•	The name and/or the account number (if any) set forth with sufficient clarity to avoid ambiguity;

•	The signature of an authorized signatory as identified in the GMO Trust Application; and

•	Payment in full (by check, wire, or, when approved, securities) received by an agent of the Trust by 4:00 p.m. Eastern time or the close of the NYSE, whichever is earlier.
▶	If payment is not received prior to the close of regular trading on the intended purchase date, the request may be rejected unless prior arrangements have been approved by GMO for later payment.
     If the purchase request is received in good order by the Trust prior to the close of regular trading on the NYSE (generally 4:00 p.m. Eastern time), the purchase price for the Fund shares to be purchased is the net asset value per share determined on that day (plus any applicable purchase premium). If that request is received after the close of regular trading on the NYSE, the purchase price for the Fund shares to be purchased is the net asset value per share determined on the next business day that the NYSE is open (plus any applicable purchase premium). See “Purchase Premium and Redemption Fee” for a discussion of the purchase premium charged by the Fund, including circumstances under which all or a portion of the purchase premium may be waived.
     To help the U.S. government fight the funding of terrorism and money laundering activities, federal law requires the Trust to verify identifying information provided by each investor in its GMO Trust Application. Additional identifying documentation also may be required. If the Trust is unable to verify the information shortly after your account is opened, the account may be closed and your shares redeemed at their net asset value at the time of the redemption.
     The Trust reserves the right to reject any purchase order. In addition, without notice, the Fund in its sole discretion may temporarily or permanently suspend sales of its shares to new investors and, in some circumstances, existing shareholders.
     There is no minimum initial or subsequent investment required for this Fund.
     Funds advised or sub-advised by GMO (“Top Funds”) may purchase shares of the Fund after the close of regular trading on the NYSE (the “Cut-off Time”) and receive the current day’s price if the following conditions are met: (i) the Top Fund received a purchase request prior to the Cut-off Time on that day; and (ii) the purchases by the Top Fund of shares of the Fund are executed pursuant to an allocation predetermined by GMO prior to that day’s Cut-off Time.
     Submitting Your Purchase Order Form. Completed purchase order forms can be submitted by mail or by facsimile or other form of communication pre-approved by Shareholder Services to the Trust at:

GMO Trust
c/o Grantham, Mayo, Van Otterloo & Co. LLC
40 Rowes Wharf
Boston, Massachusetts 02110
Facsimile: 1-617-439-4192
Attention: Shareholder Services
     Call the Trust at 1-617-346-7646 or send an e-mail to SHS@GMO.com to confirm that GMO received, made a good order determination regarding, and accepted your purchase order form. Do not send cash, checks, or securities directly to the Trust. A purchase request submitted by mail is “received” by the Trust when actually delivered to the Trust. A purchase request delivered by facsimile is “received” by the Trust when it is actually received by the Trust or its delegates.
     Funding Your Investment. You may purchase shares:
•	with cash (via wire transfer or check)
▶	By wire. Instruct your bank to wire the amount of your investment to:
State Street Bank and Trust Company, Boston, Massachusetts
ABA#: 011000028
Attn: Transfer Agent
Credit: GMO Deposit Account 00330902
Further credit: GMO Taiwan Fund/Account name and number
▶	By check. All checks must be made payable to the Fund or to GMO Trust. The Trust will not accept checks payable to a third party that have been endorsed by the payee to the Trust. Mail checks to:

By U.S. Postal Service:	By Overnight Courier:
State Street Bank and Trust Company Transfer Agency/GMO P.O. Box 642 Mail Code JHT1651 Boston, MA 02117-0642	State Street Bank and Trust Company Attn: Transfer Agency/GMO 200 Clarendon Street Mail Code JHT1651 Boston, MA 02116
•	in exchange for securities acceptable to the Manager
▶	securities must be approved by the Manager prior to transfer to the Fund

▶	securities will be valued as set forth under “Determination of Net Asset Value”
•	by a combination of cash and securities
     Frequent Trading Activity. As a matter of policy, the Trust will not honor requests for purchases or exchanges by shareholders identified as engaging in frequent trading strategies, including market timing, that GMO determines could be harmful to the Fund and its shareholders. Frequent trading strategies are generally strategies that involve repeated exchanges and/or purchases and redemptions (or redemptions and purchases) within a short period of time. Frequent trading strategies may be disruptive to the efficient management of the Fund, materially increase portfolio transaction costs and taxes, dilute the value of shares held by long-term investors, or otherwise be harmful to the Fund and its shareholders.

     The Trustees have adopted procedures designed to detect and prevent frequent trading activity that is harmful to the Fund and its shareholders (the “Procedures”). The Procedures include the fair valuation of foreign securities, periodic surveillance of trading in shareholder accounts, and inquiry as to the nature of trading activity. If GMO determines that an account is engaging in frequent trading that has the potential to be harmful to the Fund or its shareholders, the Procedures include prevention measures, including suspension of the account’s exchange and purchase privileges. There is no assurance that the Procedures will be effective in all instances. The Fund will not automatically redeem shares that are the subject of a rejected exchange request. The Fund reserves the right to reject any order or terminate the sale of Fund shares at any time.
     In addition to the policies and procedures with respect to frequent trading, the Trustees have adopted pricing policies that generally provide for the fair valuation of foreign equity securities on a daily basis, as described in “Determination of Net Asset Value.” The fair value pricing of foreign equity securities reduces the profit potential of frequent trading strategies.
HOW TO REDEEM SHARES
     Under ordinary circumstances, you may redeem the Fund’s shares when both the NYSE and the TSE are open for business. Redemption requests should be submitted to the Trust. For instructions on redeeming shares, call the Trust at 1-617-346-7646 or send an e-mail to SHS@GMO.com. The Trust may take up to seven days to remit proceeds.
     Redemption Policies. You must submit a redemption request in good order to avoid having it rejected by the Trust. In general, a redemption request is in good order if it includes:
•	The name and/or CUSIP number of the Fund being redeemed;

•	The number of shares or the dollar amount of the shares to be redeemed;

•	The date on which the redemption is to be made (subject to receipt prior to the close of regular trading on that date);

•	The name and/or the account number set forth with sufficient clarity to avoid ambiguity;

•	The signature of an authorized signatory as identified in the GMO Trust Application or subsequent authorized signers list; and

•	Wire instructions or registration address that match the wire instructions or registration address (as applicable) on file at GMO or confirmation from an authorized signatory that the wire instructions are valid.
     If a redemption request in good order is received by the Trust prior to the close of regular trading on the NYSE (generally 4:00 p.m. Eastern time), the redemption price for the Fund shares to be redeemed is the net asset value per share determined on that day. If that redemption request is received after the close of regular trading on the NYSE, the redemption price for the Fund shares to be redeemed is the net asset value per share determined on the next business day unless an authorized person on the account has instructed GMO Shareholder Services in writing to defer the redemption to another day. If you have instructed GMO Shareholder Services to defer the redemption to another day an authorized person on your account may revoke your redemption request in writing at any time prior to 4:00 p.m. Eastern time or before the close of regular trading on the NYSE (whichever is earlier) on the redemption date. In the event of a disaster affecting Boston, Massachusetts, please contact GMO to confirm receipt of your redemption request and whether it is in good order. If you have instructed GMO Shareholder Services to defer the redemption to another day an authorized person on the account may revoke your redemption request in writing at any time prior to 4:00 p.m. Eastern time or before the close of regular trading on the NYSE (whichever is earlier) on the redemption date. See “Purchase Premium and Redemption Fee” for a discussion of the redemption fee charged by the Fund, including circumstances under which all or a portion of the fee may be waived.
     Failure to provide the Trust with a properly authorized redemption request or otherwise satisfy the Trust as to the validity of any change to the wire instructions or registration address will result in a delay in processing a redemption request, delay in remittance of redemption proceeds, or a rejection of the redemption request.
     If GMO determines, in its sole discretion, that a redemption payment wholly or partly in cash would be detrimental to the best interests of the Fund’s remaining shareholders, the Fund may pay the redemption proceeds in whole or in part with securities instead of cash.
     If a redemption is paid in cash:
•	payment generally will be made by means of federal funds transfer to the bank account designated in a recordable format by an authorized signatory in the GMO Trust Application to purchase the Fund shares being redeemed
▶	designation of one or more additional bank accounts or any change in the bank accounts originally designated in the GMO Trust Application must be made in a recordable format by an authorized signatory according to the procedures in the GMO Trust Redemption Order Form
•	upon request, payment will be made by check mailed to the registration address (unless another address is specified according to the procedures in the GMO Trust Redemption Order Form).
     If a redemption is paid with securities, it is important for you to note that:
•	the securities will be valued as set forth under “Determination of Net Asset Value”

•	the securities will be selected by the Manager in light of the Fund’s objective and may not represent a pro rata distribution of each security held in the Fund’s portfolio

•	you may incur brokerage charges on the sale of the securities

•	redemptions paid in securities generally are treated by shareholders for tax purposes the same as redemptions paid in cash

•	the securities will be transferred and delivered by the Trust as directed in writing by an authorized person on the account.
     The Fund may suspend the right of redemption and may postpone payment for more than seven days:
•	if the NYSE is closed on days other than weekends or holidays

•	during periods when trading on the NYSE is restricted

•	during an emergency which makes it impracticable for the Fund to dispose of its securities or to fairly determine the net asset value of the Fund

•	during any other period permitted by the SEC for your protection.

     The Trust will not make payments to third-parties on behalf of a shareholder upon a redemption request and does not offer check-writing privileges.
     Pursuant to the Trust’s Amended and Restated Agreement and Declaration of Trust, the Trust has the unilateral right to redeem Fund shares held by a shareholder at any time if at that time: (i) the shares of the Fund held by the shareholder have an aggregate net asset value of less than an amount determined from time to time by the Trustees; or (ii) the shares of the Fund held by the shareholder exceed a percentage of the outstanding shares of the Fund determined from time to time by the Trustees. The Trustees have authorized GMO in its sole discretion to redeem shares to prevent a shareholder from becoming an affiliated person of the Fund.
     Top Funds may redeem shares of the Fund after the Cut-off Time and receive the current day’s price if the following conditions are met: (i) the Top Fund received a redemption request prior to the Cut-off Time on that day; and (ii) the redemption of the shares of the Fund is executed pursuant to an allocation predetermined by GMO prior to that day’s Cut-off Time.
     Submitting Your Redemption Request. Redemption requests can be submitted by mail or by facsimile to the Trust at the address/facsimile number set forth under “How to Purchase Shares — Submitting Your Purchase Order Form.” Redemption requests submitted by mail are “received” by the Trust when actually delivered to the Trust. Call the Trust at 1-617-346-7646 or send an e-mail to SHS@GMO.com to confirm that GMO received, made a good order determination regarding, and accepted your redemption request.
PURCHASE PREMIUM AND REDEMPTION FEE
     The Fund charges a purchase premium and redemption fee to shareholders purchasing or redeeming shares. Please refer to the “Shareholder Fees” table under the caption “Fees and expenses” for details regarding the purchase premium and redemption fee charged by the Fund. The Fund’s purchase premium and/or redemption fee may change from time to time, as authorized by the Trustees. The purchase premiums and redemption fees are paid to and retained by the Fund to help offset portfolio transaction costs and other related costs (e.g., stamp duties and transfer fees) incurred by the Fund (directly or indirectly through investments in underlying funds) as a result of the purchase or redemption by allocating those estimated costs to the purchasing or redeeming shareholder. Redemption fees apply to all shares of the Fund regardless of how the shares were acquired (e.g., by direct purchase or by reinvestment of dividends or other distributions).
     Waiver of Purchase Premium/Redemption Fee
     If the Manager determines that any portion of a cash purchase or redemption is offset by a corresponding cash redemption or purchase occurring on the same day, it will waive or reduce the purchase premium or redemption fee with respect to that portion. The Manager may consider known cash flows out of or into the Fund when placing orders for the cash purchase or redemption of Fund shares by asset allocation fund shareholders (“Asset Allocation Funds”) or other prospective or existing shareholders of the Fund for whom GMO provides asset allocation advice. Consequently, Asset Allocation Funds and those other shareholders for whom GMO provides asset allocation advice may benefit from waivers of the Fund’s purchase premium and redemption fee to a greater extent than other prospective and existing shareholders of the Fund. The Manager may also waive or reduce the purchase premium or redemption fee relating to a cash purchase or redemption of the Fund’s shares if the Fund will not incur transaction costs or will incur reduced transaction costs. The Manager will waive or reduce the purchase premium relating to the in-kind portion of a purchase transaction except to the extent of any costs (e.g., stamp duties or transfer fees) incurred by the Fund in connection with the transfer of the purchasing shareholder’s securities to the Fund.
DISTRIBUTIONS AND TAXES
     The Fund’s policy is to declare and pay distributions of its net income, if any, semi-annually. The Fund also intends to distribute net gains, whether from the sale of securities held by the Fund for not more than one year (i.e., net short-term capital gains) or from the sale of securities held by the Fund for more than one year (i.e., net long-term capital gains), if any, at least annually. In addition, the Fund may, from time to time and at its discretion, make unscheduled distributions in advance of large redemptions by shareholders or as otherwise deemed appropriate by the Fund. Shareholders should read the description below for information regarding the tax character of distributions from the Fund to shareholders.
     All dividends and/or distributions are reinvested in additional shares of the Fund, at net asset value, unless a shareholder elects to receive cash. Shareholders may elect to receive cash by marking the appropriate boxes on the GMO Trust Application or by writing to the Trust. No purchase premium is charged on reinvested dividends or distributions.
     The following is a general summary of the principal U.S. federal income tax consequences to shareholders investing in the Fund. It is important for you to note:
•	The Fund is treated as a separate taxable entity for U.S. federal income tax purposes and intends to qualify each year as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended.

•	For U.S. federal income tax purposes, distributions of investment income generally are taxable as ordinary income. For U.S. federal income tax purposes, taxes on distributions of capital gains generally are determined by how long the Fund owned the investments that generated them, rather than by how long a shareholder has owned shares in the Fund. Distributions of net capital gains from the sale of investments that the Fund owned for more than one year and that are properly designated by the Fund as capital gain dividends generally are taxable to shareholders as long-term capital gains. Distributions of gains from the sale of investments that the Fund owned for one year or less generally are taxable to shareholders as ordinary income.

•	The Fund may make total distributions during a taxable year in an amount that exceeds the Fund’s net investment income and net capital gains for that year, in which case the excess generally would be treated as a return of capital, which would reduce a shareholder’s tax basis in its applicable shares, with any amounts exceeding such basis treated as gain from the sale of such shares. A return of capital is not taxable to shareholders to the extent such amount does not exceed a shareholder’s tax basis, but it reduces a shareholder’s tax basis in its shares, thus reducing any loss or increasing any gain on a subsequent taxable disposition by the shareholder of its shares.

•	If the Fund realizes capital losses in excess of capital gains for any taxable year, these excess losses will carry over and can be used to offset capital gains realized in succeeding taxable years until either (a) the end of the eighth succeeding taxable year or (b) such losses have been fully utilized to offset capital gains, whichever comes first. The Fund’s ability to utilize these losses to reduce distributable capital gains in succeeding taxable years may be limited by reason of direct or indirect changes in the actual or constructive ownership of the Fund.

•	For taxable years beginning before January 1, 2011, distributions of investment income properly designated by the Fund as derived from “qualified dividend income” will be taxable to shareholders taxed as individuals at the rates applicable to long-term capital gain, provided holding period and other requirements are met at both the shareholder and Fund levels. It is currently unclear whether Congress will extend this provision to tax years beginning on or after January 1, 2011. The Fund does not expect a significant portion of its distributions to be derived from qualified dividend income. Long-term capital gain rates applicable to most individuals have been reduced to 15% (with lower rates applying to taxpayers in the 10% and 15% rate brackets) for taxable years beginning before January 1, 2011. It is currently unclear whether Congress will extend this reduction to tax years beginning on or after January 1, 2011.

•	Distributions by the Fund generally are taxable to a shareholder even if they are paid from income or gains earned by the Fund before that shareholder invested in the Fund (and accordingly the income or gains were included in the price the shareholder paid for the Fund’s shares). Distributions are taxable whether shareholders receive them in cash or reinvest them in additional shares.

•	Distributions by the Fund to retirement plans that qualify for tax-exempt treatment under U.S. federal income tax laws generally will not be taxable. Special tax rules apply to investments through such plans. You should consult your tax advisor to determine the suitability of the Fund as an investment through such a plan and the tax treatment of distributions from such a plan.

•	Any gain resulting from a shareholder’s sale, exchange, or redemption (whether effected in cash or in kind) of Fund shares generally will be taxable to the shareholder as short-term or long-term capital gain, depending on how long the Fund shares were held by the shareholder.

•	The Fund’s investment in Taiwanese and other foreign securities may be subject to foreign withholding taxes on dividends, interest, or capital gains. Those taxes will reduce the Fund’s yield on these securities. In certain instances, shareholders may be entitled to claim a credit or deduction (but not both) for foreign taxes paid by the Fund. In addition, the Fund’s investment in foreign securities (other than equity securities) or foreign currencies may increase or accelerate the Fund’s recognition of ordinary income and may affect the timing, character, and/or amount of the Fund’s distributions. See “Taxes” in the SAI for more information.

•	Certain of the Fund’s investment practices, including derivative transactions and hedging activities generally, as well as the Fund’s investments in certain types of securities, including assets “marked to the market” for U.S. federal income tax purposes, will be subject to special and complex U.S. federal income tax provisions. These special rules may affect the timing, character, and/or amount of the Fund’s distributions and may cause the Fund to liquidate investments at a time when it is not advantageous to do so. See “Taxes” in the SAI for more information about the tax consequences of specific Fund investment practices and investments.

•	To the extent the Fund invests in other funds of the Trust or other investment companies treated as partnerships or RICs for U.S. federal income tax purposes, the Fund’s distributions could vary, in terms of their timing, character, and/or amount, from what the Fund’s distributions would have been had the Fund invested directly in the portfolio securities and other assets held by the underlying investment companies. See “Taxes” in the SAI for more information.

     The above is a general summary of the principal U.S. federal income tax consequences of investing in the Fund for shareholders who are U.S. citizens, residents, or domestic corporations. You should consult your own tax advisors about the precise tax consequences of an investment in the Fund in light of your particular tax situation, including possible foreign, state, local, or other applicable taxes (including the federal alternative minimum tax). See “Taxes” in the SAI for more information, including a summary of certain tax consequences of investing in the Fund for non-U.S. shareholders.

FINANCIAL HIGHLIGHTS
(For a share outstanding throughout each period)
     The financial highlights table is intended to help you understand the Fund’s financial performance for the past five years. Some information reflects financial results for a single Fund share. The total returns in the table represent the rate that an investor would have earned (or lost) on an investment in the Fund (assuming reinvestment of all dividends and distributions). This information has been audited by PricewaterhouseCoopers LLP, an independent registered public accounting firm, whose report, along with the Fund’s financial statements, is included in the Fund’s Annual Report, which is incorporated by reference in the SAI and available upon request.
GMO TAIWAN FUND

	Year Ended February 28/29,
	2009		2008		2007	2006	2005
Net asset value, beginning of period	$22.42		$30.98		$28.34	$26.79	$29.67

Income (loss) from investment operations:
Net investment income (loss)†	0.59		0.61		0.46	0.52	0.13
Net realized and unrealized gain (loss)	(10.80)		1.50		4.32	1.91	(1.45)

Total from investment operations	(10.21)		2.11		4.78	2.43	(1.32)

Less distributions to shareholders:
From net investment income	(0.30)		(0.85)		(0.39)	(0.59)	—
From net realized gains	(0.85)		(9.82)		(1.75)	(0.29)	(1.56)

Total distributions	(1.15)		(10.67)		(2.14)	(0.88)	(1.56)

Net asset value, end of period	$11.06		$22.42		$30.98	$28.34	$26.79

Total Return(a)	(47.14)%		6.97	%(b)	17.12%	9.13%	(3.82)%
Ratios/Supplemental Data:
Net assets, end of period (000’s)	$100,176		$220,359		$316,887	$291,250	$224,466
Net expenses to average daily net assets	1.32	%(c)	1.29	%(c)	1.26%	1.28%	1.34%
Net investment income to average daily net assets	3.42%		1.98%		1.56%	1.95%	0.53%
Portfolio turnover rate	88%		94%		41%	31%	88%
Purchase premiums and redemption fees consisted of the following per share amounts†	$0.03		$0.06		$0.03	$0.04	$0.05

(a)	Calculation excludes purchase premiums and redemption fees which are borne by the shareholders and assumes the effect of reinvested distributions.

(b)	The effect of losses in the amount of $56,687, resulting from compliance violations and the Manager’s reimbursement of such losses, had no effect on the total return.

(c)	The net expense ratio does not include the effect of expense reductions.

†	Calculated using average shares outstanding throughout the period.

INVESTMENT IN OTHER GMO FUNDS
     GMO U.S. Treasury Fund. GMO U.S. Treasury Fund (“Treasury Fund”), a series of the Trust, is described in a separate prospectus. Treasury Fund is managed by GMO.
     Treasury Fund pays an investment management fee to the Manager at the annual rate of 0.08% of Treasury Fund’s average daily net assets. The Manager has voluntarily agreed to waive Treasury Fund’s management fee. The Manager may change or terminate this waiver at any time. This waiver is in addition to the Manager’s contractual agreement to reimburse Treasury Fund for expenses incurred by Treasury Fund through at least June 30, 2010 to the extent Treasury Fund’s total annual operating expenses (without giving effect to any voluntary management fee waiver and excluding investment-related costs and Excluded Expenses) exceed 0.08% of Treasury Fund’s average daily net assets. For these purposes, “Excluded Expenses” are expenses indirectly incurred by investment in other Funds of the Trust, fees and expenses of the independent Trustees of the Trust, fees and expenses for legal services not approved by the Manager for the Trust, compensation and expenses of the Trust’s Chief Compliance Officer (excluding any employee benefits), brokerage commissions, securities-lending fees and expenses, interest expense, transfer taxes, and other investment-related costs (including expenses associated with investments in any company that is an investment company (including an exchange-traded fund) or would be an investment company under the 1940 Act, but for the exceptions to the definition of investment company provided in Sections 3(c)(1) and 3(c)(7) of the 1940 Act), hedging transaction fees, extraordinary, non-recurring and certain other unusual expenses (including taxes).
     Treasury Fund’s investment objective is liquidity and safety of principal with current income as a secondary objective.
     Treasury Fund seeks to achieve its investment objective by investing primarily in U.S. Treasury securities. Under normal circumstances, Treasury Fund invests at least 80% of its net assets, plus the amount of any borrowings for investment purposes, in Direct U.S. Treasury Obligations and repurchase agreements collateralized by these Obligations. “Direct U.S. Treasury Obligations” include U.S. Treasury bills, bonds, and notes and other securities issued by the U.S. Treasury, such as Separately Traded Registered Interest and Principal Securities (STRIPS) and other zero-coupon securities, that are backed by the full faith and credit of the U.S. government as well as repurchase agreements relating to the foregoing.
     As a principal investment strategy Treasury Fund may enter into repurchase agreements, under which Treasury Fund purchases a security backed by the full faith and credit of the U.S. government from a seller who simultaneously commits to repurchase, on an agreed upon date in the future, the security from Treasury Fund at the original purchase price plus an agreed upon amount representing the original purchase price plus interest. The counterparties in repurchase agreements are typically broker-dealers and banks, and the safety of the arrangement is dependent upon Treasury Fund having an interest in the security that can be realized in the event of the insolvency of the counterparty. In addition to Direct U.S. Treasury Obligations, Treasury Fund may also invest in other fixed-income securities that are also backed by the full faith and credit of the U.S. government, such as guaranteed securities issued by the Government National Mortgage Association (GNMA) and the Federal Deposit Insurance Corporation (FDIC). Treasury Fund may also invest in unaffiliated money market funds.
     Treasury Fund normally invests in Direct U.S. Treasury Obligations and other fixed-income securities backed by the full faith and credit of the U.S. government with a stated or remaining maturity of one year or less. This may not be true of Direct U.S. Treasury Obligations purchased pursuant to repurchase agreements, and, therefore, if the counterparty to the repurchase agreement defaults, Treasury Fund may own a security with a stated or remaining maturity of greater than one year.

     Although Treasury Fund primarily invests in short-term obligations, it is not a money market fund and is not subject to the duration, quality, diversification, and other requirements applicable to money market funds. In addition, the Manager normally seeks to maintain a duration of one year or less for Treasury Fund’s portfolio. The Manager determines Treasury Fund’s dollar-weighted average portfolio duration by aggregating the durations of Treasury Fund’s individual holdings and weighting each holding based on its market value.
     In selecting U.S. Treasury securities for Treasury Fund’s portfolio, the Manager focuses primarily on the relative attractiveness of different obligations (such as bonds, notes, or bills), which can vary depending on the general level of interest rates as well as supply/demand imbalances and other market conditions.
     Other GMO Funds may invest in Treasury Fund to achieve exposure to U.S. Treasury securities, to invest cash and/or to seek to generate a return similar to yields on U.S. Treasury securities.
     Treasury Fund’s benchmark is the Citigroup 3 Month Treasury Bill Index, an independently maintained and published short-term bill index.
     Shareholders of the GMO Funds that hold investments in Treasury Fund will be indirectly exposed to the risks associated with an investment in Treasury Fund. The principal risks of an investment in Treasury Fund include Market Risk — Fixed Income Securities, Liquidity Risk, Credit and Counterparty Risk, and Focused Investment Risk.

GMO TRUST
ADDITIONAL INFORMATION
     The Fund’s annual and semiannual reports to shareholders contain additional information about the Fund’s investments. The Fund’s annual report contains a discussion of the market conditions and investment strategies that significantly affected the Fund’s performance during its last fiscal year. The Fund’s annual and semiannual reports and the Fund’s SAI are available free of charge by writing to Shareholder Services at GMO, 40 Rowes Wharf, Boston, Massachusetts 02110 or by calling collect at 1-617-346-7646. Because the Fund does not publicly offer its shares, its shareholder reports and SAI are not available on GMO’s website. The SAI contains more detailed information about the Fund and is incorporated by reference into this Private Placement Memorandum, which means that it is legally considered to be part of this Private Placement Memorandum.
     You can review and copy the Private Placement Memorandum, SAI, and reports at the SEC’s Public Reference Room in Washington, D.C. Information regarding the operation of the Public Reference Room may be obtained by calling the SEC at 1-202-551-8090. Reports and other information about the Fund are available on the EDGAR database on the SEC’s Internet site at http://www.sec.gov. Copies of this information may be obtained, upon payment of a duplicating fee, by electronic request at the following e-mail address: publicinfo@sec.gov, or by writing the Public Reference Section of the SEC, Washington, D.C. 20549-1520.
     Shareholders who wish to communicate with the Trustees must do so by mailing a written communication, addressed as follows: To the Attention of the Board of Trustees, c/o GMO Trust Chief Compliance Officer, 40 Rowes Wharf, Boston, MA 02110.
SHAREHOLDER INQUIRIES
Shareholders may request additional
information from and direct inquiries to:
Shareholder Services at
Grantham, Mayo, Van Otterloo & Co. LLC
40 Rowes Wharf, Boston, MA 02110
1-617-346-7646 (call collect)
1-617-439-4192 (fax)
SHS@GMO.com
website: http://www.gmo.com
Investment Company Act File No. 811-04347

PRIVATE PLACEMENT MEMORANDUM
June 26, 2009
GMO World Opportunity Overlay Fund
40 Rowes Wharf, Boston, Massachusetts 02110
          GMO World Opportunity Overlay Fund (the “Fund”) is a separate investment portfolio of GMO Trust (the “Trust”). The Trust is an open-end management investment company and operates as a “series investment company” that consists of separate series of investment portfolios, including the Fund. Other portfolios are described in separate prospectuses or private placement memoranda. At this time, the Fund does not intend to offer its shares publicly or to make them available other than to other funds of the Trust (“GMO Funds”) and certain other accredited investors.
Investment Manager
Grantham, Mayo, Van Otterloo & Co. LLC

          This Private Placement Memorandum concisely describes the information which you ought to know about the Fund before investing. Please read this memorandum carefully and keep it for further reference. A Statement of Additional Information dated June 26, 2009, as revised from time to time (“SAI”), is available free of charge by writing to GMO Shareholder Services, 40 Rowes Wharf, Boston, Massachusetts 02110 or by calling 1-617-346-7646. The SAI, which contains more detailed information about the Fund, has been filed with the Securities and Exchange Commission (“SEC”) and is incorporated by reference into this Private Placement Memorandum.
          THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE TRANSFERRED OR RESOLD UNLESS SO REGISTERED OR IN TRANSACTIONS EXEMPT THEREFROM. HOWEVER, THE SECURITIES ARE REDEEMABLE AS DESCRIBED IN THIS PRIVATE PLACEMENT MEMORANDUM. IN CERTAIN CASES INVESTORS MAY BE REDEEMED “IN KIND” AND RECEIVE PORTFOLIO SECURITIES HELD BY THE FUND IN LIEU OF CASH UPON REDEMPTION.
          THIS PRIVATE PLACEMENT MEMORANDUM AND THE INFORMATION CONTAINED HEREIN ARE FOR THE EXCLUSIVE USE OF THE RECIPIENT FOR THE SOLE PURPOSE OF EVALUATING THE PRIVATE PLACEMENT OF SHARES OF THE FUND DESCRIBED HEREIN. IT MAY NOT BE REPRODUCED, PROVIDED, OR DISCLOSED TO OTHERS, OR USED FOR ANY OTHER PURPOSE, WITHOUT WRITTEN AUTHORIZATION, AND DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SHARES OF THE FUND TO ANY ENTITY OR INDIVIDUAL NOT POSSESSING THE QUALIFICATIONS DESCRIBED IN THIS MEMORANDUM.
          NO PERSON HAS BEEN AUTHORIZED TO MAKE ANY REPRESENTATIONS OR PROVIDE ANY INFORMATION WITH RESPECT TO THE SHARES EXCEPT SUCH INFORMATION AS IS CONTAINED IN THIS MEMORANDUM AND IN THE SAI OR IN OTHER MATERIALS APPROVED BY THE TRUST. NO SALES MADE IN RELIANCE ON THIS DOCUMENT SHALL UNDER ANY CIRCUMSTANCES CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN MATTERS DISCUSSED HEREIN SINCE THE DATE HEREOF.

FUND SUMMARY
          This summary is not all-inclusive, and the Fund may make investments, employ strategies, and be exposed to risks that are not described in this summary. More information about the Fund’s investments and strategies is contained in the SAI. Except for policies identified in the SAI as “fundamental,” the Fund’s Board of Trustees (“Trustees”) may change the Fund’s investment objective or policies without shareholder approval. The Fund’s investment manager is Grantham, Mayo, Van Otterloo & Co. LLC (the “Manager” or “GMO”) (see “Management of the Fund” below for a description of the Manager). The Fund, by itself, is not intended to provide a complete investment program, and investment in the Fund should only be considered as part of a diversified portfolio that includes other investments.
          Investment objective
          Total return greater than that of its benchmark.
          Principal investment strategies
          The Fund’s investment program has two principal components. One component of the Fund’s investment program involves the use of derivatives to seek to exploit misvaluations in world interest rates, currencies and credit markets, and to add value relative to the Fund’s benchmark. The other component of the Fund’s investment program involves direct investments, primarily in asset-backed securities and other adjustable rate fixed income securities.
          To add value relative to the Fund’s benchmark, the Manager employs proprietary quantitative and other models to seek to identify and estimate the relative misvaluation of interest rate, currency, and credit markets. Based on such estimates, the Fund establishes its positions, mainly through derivatives, across global interest rate, currency, and credit markets.
          Derivative positions taken by the Fund are implemented primarily through interest rate swaps and/or futures contracts, currency forwards and/or options, and credit default swaps on single-issuers or indexes. As a result of its derivative positions, the Fund typically will have a net notational value in excess of its net assets and will have a higher tracking error, along with concomitant volatility, relative to its benchmark.
          The Fund has a substantial investment in asset-backed securities, including, but not limited to, securities backed by pools of residential and commercial mortgages, credit-card receivables, home equity loans, automobile loans, educational loans, corporate and sovereign bonds, and bank loans made to corporations. In addition, the Fund may invest in government securities, corporate debt securities, money market instruments, and commercial paper, and enter into credit default swaps, reverse repurchase agreements, and repurchase agreements. The Fund’s fixed income securities primarily have adjustable interest rates (or may be hedged using derivatives to convert the fixed rate interest payments into adjustable rate interest payments), but may also include all types of interest rate, payment, and reset terms, including fixed rate, zero coupon, contingent, deferred, payment-in-kind, and auction rate features. The Fund also may invest in unaffiliated money market funds. Because of the deterioration in credit markets that became acute in October of 2008, the Fund currently holds and may continue to hold material positions of below investment grade securities.
          When used in this Private Placement Memorandum, the term “invest” includes both direct investing and indirect investing and the term “investments” includes both direct investments and indirect investments. For example, the Fund may invest indirectly by investing in another Fund or by investing in derivatives and synthetic instruments. In addition, the term “fixed income securities”

includes (i) obligations of an issuer to make payments of principal and/or interest on future dates and (ii) synthetic debt instruments created by the Manager by using a futures contract, swap contract, currency forward or option. For purposes of this Private Placement Memorandum, the term “bond” refers to any fixed income security, including instruments with variable interest payments.
          In addition, for purposes of this Private Placement Memorandum, the term “investment grade” refers to a rating of Baa3 or better given by Moody’s Investors Service, Inc. (“Moody’s”) or BBB – or better given by Standard & Poor’s Ratings Services (“S&P”) to a particular fixed income security, and the term “below investment grade” refers to any rating below Baa3 given by Moody’s or below BBB – given by S&P to a particular fixed income security. Fixed income securities rated below investment grade are also known as high yield or “junk” bonds. In addition, in this Private Placement Memorandum, investment-grade securities that are given a rating of Aa or better by Moody’s or AA or better by S&P are referred to as “high quality.” Securities referred to as investment grade, below investment grade, or high quality include not only securities rated by Moody’s and/or S&P, but also securities unrated by Moody’s or S&P that are determined by the Manager to have credit qualities comparable to securities rated by Moody’s or S&P as investment grade, below investment grade, or high quality, as applicable.
          As described more fully under “How to Redeem Shares – Current Market Conditions” on page 19, in light of extraordinary market conditions existing on the date of this Private Placement Memorandum, the Fund is honoring nearly all redemptions in-kind. From time to time, the Fund may establish de minimis amounts below which redemptions may be honored for cash. Amounts available for cash redemptions could be increased and/or redemption fees could be reduced if conditions in the markets improve. These amounts can and will change without prior notice.
          The Fund has elected to be treated as a partnership for U.S. federal income tax purposes. Unless otherwise specified in this Private Placement Memorandum or in the SAI, the Manager is not obligated to and generally will not consider tax consequences when seeking to achieve the Fund’s investment objective (e.g., the Fund may engage in transactions that are not tax efficient for shareholders subject to U.S. federal income tax). Income from certain types of investments made by the Fund may be treated as “unrelated business taxable income” (“UBTI”) and subject to tax when allocated to tax-exempt shareholders. Portfolio turnover is not a principal consideration when the Manager makes investment decisions for the Fund. Based on its assessment of market conditions, the Manager may cause the Fund to trade more frequently at some times than at others. High turnover rates may adversely affect the Fund’s performance by generating additional transaction costs and may result in additional taxable income that is passed through by the Fund to its shareholders.
          Benchmark
          The Fund’s benchmark is the JPMorgan U.S. 3 Month Cash Index, which is independently maintained and published by JPMorgan. The Index measures the total return performance of three-month U.S. dollar Euro-deposits.
          Principal risks of investing in the Fund
          The value of the Fund’s shares changes with the value of the Fund’s investments. Many factors can affect this value, and you may lose money by investing in the Fund. Factors that may affect the Fund’s portfolio as a whole are called “principal risks” and are summarized in this section. This summary describes the nature of these principal risks and certain related risks, but is not intended to include every potential risk. Many of these risks are more pronounced as a result of current global economic conditions that began to unfold in 2008. The Fund could be subject to additional risks because the types of investments it makes may change over time. The SAI includes more information about the Fund and its investments.

•	MARKET RISK – FIXED INCOME SECURITIES
          The Fund is subject to market risk, which is the risk of unfavorable changes in the value of Fund holdings. The following summarizes certain general market risks associated with investments in or exposure to fixed income securities.
          A principal risk of the Fund’s investments in fixed income securities (including bonds, notes, bills, synthetic debt instruments, and asset-backed securities) is that the values of those securities typically change as interest rates fluctuate. The risk associated with fluctuating interest rates (also called “interest rate risk”) is generally greater for funds investing in fixed income securities with longer durations.
          Interest rate risk relates to changes in a security’s value as a result of changes in interest rates. The value of fixed-rate securities generally falls when interest rates rise, since prospective interest payments on new bonds will exceed current payments on existing bonds; the opposite is true when interest rates fall, since current investments have locked in a higher interest rate. The extent to which a security’s value moves with interest rates is referred to as interest rate duration, which can be measured mathematically or empirically. Longer-maturity investments generally have longer durations, as the investment’s fixed rate is locked in for longer periods of time. Floating-rate or adjustable-rate securities, however, generally have short interest rate durations, since their interest rates are not fixed but rather float up and down with the level of prevailing interest rates. To the extent the Fund invests in fixed income securities paying no interest, such as zero coupon and principal-only and interest-only securities, it will be exposed to additional interest rate risk.
          Additional market risks apply for the Fund by virtue of its investments in asset-backed securities. Asset-backed securities may be backed by many types of assets, including pools of residential and commercial mortgages, automobile loans, educational loans, home equity loans, or credit-card receivables. They also may be backed by pools of corporate or sovereign bonds, bank loans made to corporations, or a combination of these bonds and loans (commonly referred to as “collateralized debt obligations”). Payment of interest on asset-backed securities and repayment of principal largely depend on the cash flows generated by the underlying assets backing the securities. The amount of market risk associated with asset-backed securities depends on many factors, including the deal structure (e.g., determination as to the amount of underlying assets or other support needed to produce the cash flows necessary to service interest and make principal payments), the quality of the underlying assets, the level of credit support, if any, provided for the securities, and the credit quality of the credit-support provider, if any. Asset-backed securities involve risk of loss of principal if obligors of the underlying obligations default in payment of the obligations and the defaulted obligations exceed the credit support. The obligations of issuers (and obligors of underlying assets) also are subject to bankruptcy, insolvency, and other laws affecting the rights and remedies of creditors. Many asset-backed securities are now rated below investment grade. See “Credit and Counterparty Risk” below for more information about credit risk.
          With the deterioration of worldwide economic and liquidity conditions that became acute in 2008, the markets for asset-backed securities became fractured and uncertainty about the creditworthiness of those securities (and underlying collateral) caused credit spreads (the difference between yields on the asset-backed securities and U.S. Government securities) to widen dramatically. Concurrently, systemic risks of the type evidenced by the insolvency of Lehman Brothers and subsequent market disruptions reduced the ability of financial institutions to make markets in many fixed income securities generally. These events reduced liquidity for securitized credits and contributed to substantial declines in the value of asset-backed and other fixed income securities. There can be no assurance these conditions will not continue or that they will not deteriorate further. Also, government actions and proposals affecting the terms of underlying home and consumer loans, changes in demand for products (e.g., automobiles) financed by those loans, and the inability of borrowers to refinance existing loans (e.g., sub-prime mortgages), have had, and may continue to have, adverse valuation and liquidity effects on asset-backed securities. There can be no assurance that in the future the market for asset-backed securities will become more liquid. See “How to Redeem Shares – Current Market Conditions” below for more information on how the liquidity crisis in the global credit markets affects the Fund’s redemption policies.
          The value of an asset-backed security may depend on the servicing of its underlying asset and is, therefore, subject to risks associated with the negligence or defalcation of its servicer. In some circumstances, the mishandling of related documentation also may affect the rights of security holders in and to the underlying collateral. The insolvency of entities that generate receivables or that utilize the assets may result in a decline in the value of the underlying assets, as well as costs and delays. The obligations underlying asset-backed securities, in particular securities backed by pools of residential and commercial mortgages, also are subject to unscheduled prepayment and the Fund may be unable to invest prepayments at as high a yield as the asset-backed security.
          The risks associated with asset-backed securities are particularly pronounced for the Fund. The Fund also may be subject to greater risk because asset-backed securities representing diverse sectors (e.g., auto loans, student loans, sub-prime mortgages, and credit-card receivables) have become more highly correlated since the deterioration of worldwide economic and liquidity conditions referred to above. See “Focused Investment Risk” below for more information about risks of investing in correlated sectors.
          Market risk for fixed income securities is amplified by liquidity risk which has become more pronounced since the deterioration of worldwide economic and liquidity conditions referred to above. See “Liquidity Risk” below. Even in the absence of a credit downgrade or default, the price of fixed income securities held by the Fund may decline significantly due to reduction in market demand. Market risk for fixed income securities denominated in foreign securities is also amplified by currency risk. See “Currency Risk” below.
•	LEVERAGING RISK
          The Fund’s use of reverse repurchase agreements and other derivatives and securities lending may cause its portfolio to be leveraged. Leverage increases the Fund’s portfolio losses when the value of its investments declines. The Fund’s portfolio may be leveraged temporarily if it borrows money to meet redemption requests and/or to settle investment transactions. Since many derivatives have a leverage component, adverse changes in the value or level of the underlying asset, rate, or index may result in a loss substantially greater than the amount invested in the derivative itself. In the case of swaps, the risk of loss generally is related to a notional principal amount, even if the parties have not made any initial investment. Some derivatives have the potential for unlimited loss, regardless of the size of the initial investment. The Fund is not limited in the extent to which it may directly or indirectly use derivatives or in the absolute face value of the derivatives positions it directly or indirectly takes. As a result, the Fund’s net long exposure may exceed 100% of its net assets.
•	CREDIT AND COUNTERPARTY RISK
          This is the risk that the issuer or guarantor of a fixed income security, the counterparty to a repurchase agreement or other OTC derivative contract, or a borrower of the Fund’s securities will be unable or unwilling to make timely principal, interest, or settlement payments or otherwise to honor its obligations. This risk is particularly acute in environments in which financial services firms are exposed to systemic risks of the type evidenced by the insolvency of Lehman Brothers in 2008 and subsequent market disruptions.
          Credit risk for fixed income securities is the risk that the issuer will be unable to make scheduled contractual payments of principal and interest. The value of the Fund’s investments can decline as a result of an issuer’s defaulting in its payment obligations or the market’s expectation of a default. The Fund is subject to the risk that the issuers of the fixed income securities in which it invests will have their credit ratings downgraded. Nearly all fixed income securities are subject to some credit risk. The risk varies depending upon whether the issuers of the securities are corporations or domestic or foreign governments or their sub-divisions or instrumentalities and whether the particular note or other instrument held by the Fund has priority in payment of principal and interest. U.S. government securities are subject to varying degrees of credit risk depending upon whether the securities are supported by the full faith and credit of the United States, supported by the ability to borrow from the U.S. Treasury, supported only by the credit of the issuing U.S. government agency, instrumentality, or corporation, or otherwise supported by the United States. For example, issuers of many types of U.S. government securities (e.g., the Federal Home Loan Mortgage Corporation (“Freddie Mac”), Federal National Mortgage Association (“Fannie Mae”), and Federal Home Loan Banks), although chartered or sponsored by Congress, are not funded by Congressional appropriations, and their fixed income securities, including mortgage-backed and other asset-backed securities, are neither guaranteed nor insured by the U.S. government. These securities are subject to more credit risk than U.S. government securities that are supported by the full faith and credit of the United States (e.g., U.S. Treasury bonds).
          As noted under “Market Risk – Fixed Income Securities” below, asset-backed securities may be backed by many types of assets, including pools of residential and commercial mortgages, automobile loans, educational loans, home equity loans, or credit-card receivables. Asset-backed securities also may be collateralized by the fees earned by service providers. They also may be backed by pools of corporate or sovereign bonds, bank loans made to corporations, or a combination of these bonds and loans (commonly referred to as “collateralized debt obligations”). Payment of interest on asset-backed securities and repayment of principal largely depend on the cash flows generated by the underlying assets backing the securities. The amount of market risk associated with asset-backed securities depends on many factors, including the deal structure (e.g., determination as to the amount of underlying assets or other support needed to produce the cash flows necessary to service interest and make principal payments), the quality of the underlying assets, the level of credit support, if any, provided for the securities, and the credit quality of the credit-support provider, if any. Asset-backed securities involve risk of loss of principal if obligors of the underlying obligations default in payment of the obligations and the defaulted obligations exceed the credit support. The obligations of issuers (and obligors of underlying assets) also are subject to bankruptcy, insolvency, and other laws affecting the rights and remedies of creditors.
          Credit risk is particularly pronounced for below investment grade securities (also known as “junk” bonds). During periods of economic uncertainty and change, the market price of the Fund’s investments in below investment grade securities and the Fund’s net asset value may be particularly volatile. Although offering the potential for higher investment returns, junk bonds often are less liquid than higher quality securities, their issuers’ ability to meet principal and interest payments is considered speculative, and they are more susceptible to real or perceived adverse economic and competitive industry conditions. Junk bonds often also are subject to greater risk of loss, greater sensitivity to interest rate and economic changes, valuation difficulties, and a potential lack of a market. The market price of these securities can change suddenly and unexpectedly. The Fund is subject to this risk to the extent that it directly or indirectly acquires or holds below investment grade securities. Credit risk also is particularly pronounced for the Fund, as a substantial number of securities held by the Fund have suffered credit downgrades, and some are now rated below investment grade.

          In addition, the Fund is exposed to counterparty risk to the extent it uses derivatives (such as repurchase agreements and, in particular, commodity swaps), or lends its portfolio securities. See “Derivatives Risk” above for more information. If a counterparty’s obligation to the Fund under such an arrangement is not collateralized, then the Fund is essentially an unsecured creditor of the counterparty and there can be no assurance that a counterparty will meet its obligations, especially during unusually adverse market conditions. If the counterparty defaults, the Fund will have contractual remedies, but the Fund may be unable to enforce its contractual rights. The Fund is subject in particular to the creditworthiness of counterparties because certain types of swap contracts used by the Fund may have durations longer than six months.
          Counterparty risk is still present even if a counterparty’s obligations are structured to be secured by collateral because the Fund’s interest in the collateral may not be perfected, or the derivative may not be promptly marked-to-market and additional collateral may not be promptly posted. In addition, the Fund may have significant exposure to a single counterparty as a result of its use of swaps and other OTC derivatives.
•	LIQUIDITY RISK
          The Fund is exposed to liquidity risk when low trading volume, lack of a market maker, a large position, or legal restrictions limit or prevent the Fund from selling securities or closing derivative positions at desirable prices. Because the Fund’s principal investment strategies involve the use of derivatives (in particular OTC derivatives), it has increased exposure to liquidity risk. Some derivatives (in particular OTC derivatives) are more likely to be fair valued (see “Determination of Net Asset Value” below). The Fund may not be able to initiate a transaction or liquidate a position in such investments at a desirable price. In addition, the Fund’s holdings in assets for which the relevant market is or becomes less liquid are more susceptible to loss of value. Less liquid securities also may fall more in price than other securities during periods when markets decline generally.
          The Fund is also exposed to liquidity risk when it has an obligation to purchase particular securities (e.g., as a result of entering into reverse repurchase agreements, writing a put, or closing out a short position). Some of the markets, exchanges, or securities in which the Fund invests may prove to be less liquid and this would affect the price at which, and the time period in which, the Fund may liquidate positions to meet redemption requests or other funding requirements. As noted under “Market Risk – Fixed Income Securities” above, since the deterioration of worldwide economic and liquidity conditions that became acute in 2008, liquidity risk as been pronounced for funds that invest in fixed income securities, and particularly asset-backed securities. There can be no assurance that in the future the market for such securities will become more liquid. See “How to Redeem Shares – Current Market Conditions” below for more information on how the liquidity crisis in the global credit markets affects the Fund’s redemption policies.
•	DERIVATIVES RISK
          The Fund invests in derivatives, which are financial contracts whose value depends on, or is derived from, the value of underlying reference rates, assets or indices. Derivatives may relate to interest rates, securities, currencies or currency exchange rates, and related indices. The Fund may use derivatives for many purposes, including, in particular, using derivatives related to interest rates as a substitute for direct investment in bonds and also as a means to hedge other investments. The Fund also may use derivatives as a way to adjust its exposure to various markets and currencies without actually having to sell existing investments and make new investments. This generally is done when the adjustment is expected to be relatively temporary or in anticipation of selling Fund assets and making new investments over time. The SAI contains a description of the various derivatives the Fund may utilize.
          The use of derivatives involves risks different from, and potentially greater than, the risks associated with investing directly in securities and other more traditional assets. In particular, the use of derivatives exposes the Fund to the risk that the counterparty to an OTC derivative contract will be unable or unwilling to make timely settlement payments or otherwise to honor its obligations. OTC derivative contracts typically can be closed out only with the other party to the contract. If the counterparty defaults, the Fund will have contractual remedies, but there can be no assurance that the counterparty will meet its contractual obligations or that the Fund will be able to enforce its contractual rights. For example, because the contract for each OTC derivative is individually negotiated with a specific counterparty, the Fund is subject to the risk that a counterparty may interpret contractual terms (e.g., the definition of default) differently than the Fund. If that occurs, the cost and unpredictability of the legal proceedings required for the Fund to enforce its contractual rights may lead the Fund to decide not to pursue its claims against the counterparty. The Fund, therefore, assumes the risk that it may be unable to obtain payments the Manager believes are owed to it under OTC derivative contracts or that those payments may be delayed or made only after the Fund has incurred the costs of litigation. In addition, the Fund may invest in derivatives as to which the counterparty’s obligations are not secured by collateral (e.g., foreign currency forwards), that require collateral but in which the Fund’s security interest is not perfected, that require a significant upfront deposit unrelated to the derivative’s intrinsic value, or in which the derivative is not regularly marked-to-market (e.g., certain OTC derivatives). Even where obligations are collateralized, there is usually a lag between the day the collateral is called for and the day the Fund receives the collateral. When the counterparties’ obligations are not fully secured by collateral, the Fund will be exposed to the risk of having limited recourse if a counterparty defaults. Due to the nature of the Fund’s investments, the Fund may invest in derivatives with a limited number of counterparties and events that affect the creditworthiness of any of those counterparties may have a pronounced effect on the Fund. Derivatives risk is particularly acute in environments (like those prevailing recently) in which financial services firms are exposed to systemic risks of the type evidenced by the insolvency of Lehman Brothers and subsequent market disruptions.
          Derivatives also are subject to a number of risks described elsewhere in this section, including market risk, liquidity risk, currency risk, and credit and counterparty risk. Many derivatives, in particular OTC derivatives, are complex and their value because their valuation often requires judgment, which increases the risk of mispricing or improper valuation, and there can be no assurance that the pricing models employed by the Fund’s third-party valuation services and/or the Manager will produce valuations that are reflective of levels at which such swaps and other OTC derivatives may actually be closed out or sold. This valuation risk is more pronounced in cases where the Fund enters into swaps and other OTC derivatives with specialized terms because the value of those derivatives in some cases is determined in part by reference to similar derivatives with more standardized terms. As a result, improper valuations may result in increased cash payments to counterparties, undercollateralization and/or errors in the calculation of the Fund’s net asset value.
          Suitable derivatives are not available in all circumstances. For example, if a counterparty or its affiliate is deemed to be an affiliate of the Fund, the Fund will not be permitted to trade with that counterparty. In addition, the Manager may decide not to use derivatives to hedge or otherwise reduce the Fund’s risk exposures.
          Derivatives risk is particularly pronounced for the Fund because it makes substantial use of derivatives, in particular interest rate swaps, to implement its investment program. Swap contracts and other OTC derivatives, in particular, are highly susceptible to liquidity risk (see “Liquidity Risk” above) and credit and counterparty risk (see “Credit and Counterparty Risk” above), and are subject to documentation risks. From time to time, the Fund may invest in credit default swaps, which involve one party paying another party for the right to receive a specified return in the event of a default by a third party (e.g., a corporate (including asset-backed security) or sovereign issuer) on a particular obligation. In addition, when as an alternative to purchasing bonds directly, the Fund uses credit default swaps to obtain synthetic long exposure to a debt instrument or index of debt instruments, the Fund is exposed to the risk that it will be required to pay the notional value of the swap contract in the event of default. There can be no assurance that the Fund’s use of derivatives will be effective or will have the desired results.
          Swap contracts and other OTC derivatives are highly susceptible to liquidity risk (see “Liquidity Risk” above) and credit and counterparty risk (see “Credit and Counterparty Risk” above), and are subject to documentation risks.
•	FOCUSED INVESTMENT RISK
          Funds whose investments are focused in particular industries with high positive correlations to one another (e.g., different industries within broad sectors, such as technology or financial services) may be subject to greater overall risk than funds whose investments are more diversified. Therefore, those funds should only be considered as part of a diversified portfolio that includes other investments. A fund that focuses its investments in securities of companies in a particular industry may be especially vulnerable to events affecting those securities or companies because those securities or companies may share common characteristics, are often subject to similar business risks and regulatory burdens, and often react similarly to specific economic, market, political, or other developments. As noted under “Market Risk—Fixed Income Securities” above sectors of the securitized credit markets have become more highly correlated since the deterioration of worldwide economic and liquidity conditions that became acute in 2008.
•	FOREIGN INVESTMENT RISK
          Because the Fund may invest in foreign (non-U.S.) securities, it is subject to additional and more varied risks because the market prices of those securities may fluctuate more than those of U.S. securities. The securities markets of many foreign countries are relatively small, involving securities of a limited number of companies in a limited number of industries. Additionally, issuers of foreign securities often are not subject to the same degree of regulation as U.S. issuers. Reporting, accounting, and auditing standards of foreign countries differ, in some cases significantly, from U.S. standards. Foreign portfolio transactions generally involve higher commission rates, transfer taxes, and custodial costs, and holders of foreign securities may be subject to foreign taxes on capital gains or on dividends and interest payable on those securities. Also, for investments in lesser developed countries, nationalization, expropriation or confiscatory taxation, adverse changes in investment, capital, or exchange control regulations (which may include suspension of the ability to transfer currency from a country), political changes, or diplomatic developments could adversely affect the Fund. In the event of a nationalization, expropriation, or other confiscation, the Fund could lose its entire investment in a foreign security.
•	CURRENCY RISK
          Currency risk is the risk that fluctuations in exchange rates may adversely affect the value of the Fund’s investments. Currency risk includes both the risk that currencies in which the Fund’s investments are traded and/or in which the Fund receives income, or currencies in which the Fund has taken an active investment position, will decline in value relative to other currencies. In the case of hedging positions, currency risk includes the risk that the currency the Fund is seeking exposure to will decline in value relative to the foreign currency being hedged. Currency exchange rates fluctuate significantly for many reasons, including changes in supply and demand in the currency exchange markets, actual or perceived changes in interest rates, intervention (or the failure to intervene) by U.S. or foreign governments, central banks, or supranational agencies such as the International Monetary Fund, and currency controls or other political and economic developments in the U.S. or abroad.
          The Fund may use derivatives to acquire a position in currencies whose value the Manager expects to correlate with the value of currencies the Fund owns, currencies the Manager wants the Fund to own, or currencies the Fund is exposed to through its investments. This presents the risk that the exchange rates of the currencies involved may not move in relation to one another as expected. In that case, the Fund could lose money on its holding of a particular currency and also lose money on the derivative. The Fund also may take overweighted or underweighted currency positions and hedge the currency exposure of the securities in which it has invested. As a result, its currency exposure may differ significantly from the currency exposure of their security investments and/or their benchmarks.
          Because the Fund may invest or trade in securities denominated in foreign currencies and may use related derivatives and have foreign currency holdings, it may be adversely affected by changes in the exchange rates of foreign currencies. Currency risk is particularly pronounced for the Fund because it may, for investment purposes, regularly acquire derivatives on foreign currencies and take active long and short currency positions through exchange-traded and OTC foreign currency derivatives. Derivative transactions in foreign currencies (such as futures, forwards, options and swaps) may involve leveraging risk, in addition to currency risk, as described above under “Leveraging Risk.” In addition, consistent with industry practice, the obligations of counterparties in currency derivatives may not be secured by collateral, which increases counterparty risk (see “Credit and Counterparty Risk” above).
•	MARKET DISRUPTION AND GEOPOLITICAL RISK
          The Fund is subject to the risk that geopolitical events may disrupt securities markets and adversely affect global economies and markets generally. The wars in Iraq and Afghanistan have had a substantial effect on economies and securities markets in the U.S. and worldwide. Terrorism in the U.S. and around the world has had a similar global impact and has increased geopolitical risk. The terrorist attacks of September 11, 2001 resulted in the closure of some U.S. securities markets for four days, and similar future events are possible. War, terrorism, and related geopolitical events have led, and in the future may lead, to increased short-term market volatility and may have adverse long-term effects on U.S. and world economies and markets generally. Likewise, systemic market dislocations of the kind surrounding the insolvency of Lehman Brothers in 2008 may be highly disruptive to economies and markets. Those events as well as other changes in foreign and domestic economic and political conditions also could adversely affect individual issuers or related groups of issuers, securities markets, interest rates, credit ratings, inflation, investor sentiment, and other factors affecting the value of the Fund’s investments. At such times, the Fund’s exposure to the risks described elsewhere in this section, including market risk, liquidity risk, and credit and counterparty risk, can increase.
          The value of the Fund’s investments may be adversely affected by acts of terrorism and other changes in foreign and domestic economic and political conditions. The risk is particularly acute in environments (like those prevailing recently) in which financial services firms are exposed to systemic risks of the type evidenced by the insolvency of Lehman Brothers and subsequent market disruptions. Such market disruptions might prevent the Fund from implementing its investment program for a period of time and achieving its investment objectives. For example, a disruption may cause the Fund’s derivative counterparties to discontinue offering derivatives on some underlying securities, reference rates, or indices or to offer such products on a more limited basis.

•	LARGE SHAREHOLDER RISK
          To the extent that shares of the Fund are held by large shareholders (e.g., institutional investors or asset allocation funds), the Fund is subject to the risk that these shareholders will purchase or redeem Fund shares in large amounts and/or on a frequent basis. These transactions will affect the Fund, since the Fund may have to make redemptions in-kind or sell portfolio securities to satisfy redemption requests or purchase portfolio securities to invest in cash. This risk will be particularly pronounced if one shareholder owns a substantial portion of the Fund. A substantial percentage of the Fund may be held by other GMO Funds and/or separate accounts managed by the Manager for its clients. Asset allocation decisions by the Manager may result in substantial redemptions from (or investments into) the Fund. These transactions may adversely affect the Fund’s performance to the extent that the Fund is required to sell investments (or invest cash) at times when it would not otherwise do so. These transactions also may accelerate the realization of taxable income to shareholders if such sales of investments result in gains, and also may increase transaction costs.
•	MANAGEMENT RISK
          The Fund is subject to management risk because it relies on the Manager’s ability to achieve its investment objective. The Manager uses proprietary models and strategies to identify and exploit differences in relative interest rates in various markets around the world. However, there can be no assurance that the Manager will achieve the desired results (e.g., the Manager may not be successful in identifying misvaluations in world interest rates) and the nature of the risks assumed as a result of the Fund’s derivative positions and other investments may cause the Fund to incur significant losses. In addition, the Fund may buy securities not included in its benchmark, hold securities in very different proportions than its benchmark, and/or engage in other strategies that cause its performance to differ from that of its benchmark. In those cases, the Fund’s performance will depend on the ability of the Manager to choose securities and other assets that perform better than securities that are included in the benchmark and/or to utilize those other strategies in a way that adds value relative to the benchmark.
•	NON-DIVERSIFIED FUND
          The Fund is not a “diversified” investment company within the meaning of the 1940 Act. This means that the Fund is allowed to invest in the securities of a relatively small number of issuers and/or foreign currencies. As a result, the Fund may be subject to greater credit, market, and other risks than if the Fund were “diversified.”

Fees and expenses
          The tables below show the expected cost of investing in the Fund.

Shareholder Fees (fees paid directly from your investment)
Redemption fee (as a percentage of amount redeemed)	2.00%

Annual Fund operating expenses (expenses that are paid from Fund assets as a percentage of average daily net assets):

Management fee	0.00%
Other expenses	0.05%[1]
Total annual fund operating expenses	0.05%
Expense reimbursement	(0.04%)[2]
Net annual expenses	0.01%

[1]	“Other expenses” reflect the aggregate of direct expenses associated with an investment in the Fund and the indirect net expenses associated with the Fund’s investment in certain other pooled investment vehicles (the “underlying funds”) for the fiscal year ended February 28, 2009. Amount does not include expenses associated with investments in the securities of unaffiliated issuers unless such issuers hold themselves out to be investment companies. Net fees and expenses of underlying funds were less than 0.01%.

[2]	The Manager has contractually agreed to reimburse the Fund for expenses incurred by the Fund through at least June 30, 2010 (excluding fees and expenses of the independent Trustees of the Trust, fees and expenses for legal services not approved by the Manager for the Trust, compensation and expenses of the Trust’s Chief Compliance Officer (excluding any employee benefits), brokerage commissions, securities lending fees and expenses, interest expense, transfer taxes, and other investment-related costs (including expenses associated with investments in any company that is an investment company (including an exchange-traded fund) or would be an investment company under the 1940 Act, but for the exceptions to the definition of investment company provided in Section 3(c)(1) and 3(c)(7) of the 1940 Act), hedging transaction fees, extraordinary, non-recurring and certain other unusual expenses (including taxes)).

MANAGEMENT OF THE FUND
          GMO, 40 Rowes Wharf, Boston, Massachusetts 02110, provides investment management and shareholder services to the Fund and other GMO Funds. GMO is a private company, founded in 1977. As of May 31, 2009, GMO managed on a worldwide basis more than $88.9 billion of assets for the GMO Funds and institutional investors, such as pension plans, endowments, and foundations.
          Subject to the approval of the Trustees, the Manager establishes and modifies when it deems appropriate the investment strategies of the Fund. In addition to its management of the Fund’s investment portfolio and the shareholder services it provides to the Fund, the Manager administers the Fund’s business affairs. The Manager does not charge the Fund a management fee for management and administrative services provided to the Fund.
          A discussion of the basis for the Trustees’ approval of the Fund’s investment management contract is included in the Fund’s shareholder report for the period during which the Trustees approved that contract.
          GMO’s Fixed Income Division is responsible for day-to-day investment management of the Fund. The Division’s investment professionals work collaboratively to manage the Fund’s portfolio, and no one person is primarily responsible for day-to-day investment management of the Fund.
          William Nemerever and Thomas Cooper are the senior members and co-directors of the Fixed Income Division. Each has been a senior member of the Division since 1993. As senior members and co-directors, Mr. Nemerever and Mr. Cooper jointly allocate responsibility for portions of the Fund’s portfolio to members of the Division, oversee the implementation of trades, review the overall composition of the portfolio, including compliance with its stated investment objective and strategies, and monitor cash.
          Mr. Nemerever and Mr. Cooper have been jointly responsible for overseeing the portfolio management of GMO’s global fixed income portfolios since 1993. In general, Mr. Nemerever focuses on investment strategy, while Mr. Cooper focuses on instrument selection.
          The SAI contains other information about how GMO determines the compensation of the senior members, other accounts they manage and related conflicts, and their ownership of the Fund.
Custodian, Fund Accounting Agent, and Transfer Agent
          State Street Bank and Trust Company, One Lincoln Street, Boston, Massachusetts 02111, serves as the Fund’s custodian, fund accounting agent, and transfer agent.
DETERMINATION OF NET ASSET VALUE
          The net asset value or “NAV” of shares of the Fund is determined as of the close of regular trading on the New York Stock Exchange (“NYSE”), generally at 4:00 p.m. Eastern time. The Fund’s NAV per share is determined by dividing the total value of the Fund’s portfolio investments and other assets, less any liabilities, by the total number of Fund shares outstanding. The Fund will not determine its NAV on any day when the NYSE is closed for business and will not be valued (and accordingly, transactions in shares of the Fund will not be processed) on days when the U.S. bond markets are closed. The Fund also may elect not to determine its NAV on days during which no share is tendered for redemption and no order to purchase or sell a share is received by the Fund.

          The value of the Fund’s investments is generally determined as follows:
Exchange-listed securities
•	Last sale price or

•	Official closing price or

•	Most recent bid price (if no reported sale or official closing price) or

•	Broker bid (if the private market is more relevant in determining market value than the exchange), based on where the securities are principally traded and their intended disposition
Unlisted securities (if market quotations are readily available)
•	Most recent quoted bid price
Note: There can be no assurance that brokers will continue to provide bid prices as the credit markets continue to experience uncertainty. If quotes are not used, the Fund would value the relevant assets at “fair value” as described below.
Certain debt obligations (if less than sixty days remain until maturity)
•	Amortized cost (unless circumstances dictate otherwise; for example, if the issuer’s creditworthiness has become impaired)
All other fixed income securities and options on those securities (except for options written by the Fund) (includes bonds, loans, structured notes)
•	Most recent bid supplied by a primary pricing source chosen by the Manager
Options written by the Fund
•	Most recent ask price
Shares of other open-end registered investment companies
•	Most recent NAV
“Fair Value” Pricing
          For all other assets and securities, including derivatives, and in cases where market prices are not readily available or circumstances render an existing methodology or procedure unreliable, the Fund’s investments will be valued at “fair value,” as determined in good faith by the Trustees or pursuant to procedures approved by the Trustees.
          With respect to the Fund’s use of “fair value” pricing, you should note the following:
▶	A significant percentage of the Fund’s assets are “fair valued.” The value of assets that are “fair valued” is determined by the Trustees or persons acting at their direction pursuant to procedures approved by the Trustees. Some of the factors that may be considered in determining “fair value” are the value of other financial instruments traded on other markets, trading volumes, changes in interest rates, observations from financial institutions, significant events (which may be considered to include changes in the value of U.S. securities or securities indices) that occur after the close of the relevant market and before the time that the Fund’s net asset value is calculated, other news events, and significant unobservable inputs (including the Fund’s own assumptions in determining the fair value of investments). Although the goal of fair valuation is to determine the amount the owner of the securities might reasonably expect to receive upon their current sale, because of the uncertainty inherent in fair value pricing, the fair value determined for a particular security may be materially different than the value realized upon its sale.
          The values of foreign securities quoted in foreign currencies are translated into U.S. dollars generally at 4:00 p.m. Eastern time at then current exchange rates or at such other rates as the Trustees or persons acting at their direction may determine appropriate in computing net asset value.
          The Manager evaluates pricing sources on an ongoing basis, and may change a pricing source at any time. The Manager normally does not evaluate the prices supplied by pricing sources on a day-to-day basis. The Manager monitors erratic or unusual movements (including unusual inactivity) in the prices supplied for a security and has discretion to override a price supplied by a source (e.g., by taking a price supplied by another) when it believes that the price supplied is not reliable. Some securities held by the Fund may be valued on the basis of a price provided by a principal market maker. Prices provided by principal market makers may vary from the value that would be realized if the securities were sold, and the differences could be material to the Fund. In addition, because the Fund may hold portfolio securities listed on foreign exchanges that trade on days on which the NYSE or the U.S. bond markets are closed, the net asset value of the Fund’s shares may change significantly on days when shares cannot be redeemed.
DISCLOSURE OF PORTFOLIO HOLDINGS
          The Fund has established a policy with respect to disclosure of its portfolio holdings. That policy is described in the SAI. Information regarding the Fund’s portfolio holdings as of each month’s end is made available to shareholders of the Trust, qualified potential shareholders as determined by GMO (“potential shareholders”), and their consultants or agents through a secured link on GMO’s website approximately five days after month end. Periodically, in response to heightened market interest in specific issuers, a Fund’s holdings in one or more issuers may be made available on a more frequent basis to shareholders of the Trust, potential shareholders, and their consultants or agents through a secured link on GMO’s website. This information may be posted as soon as the business day following the date to which the information relates.
          To access this information on GMO’s website (http://www.gmo.com/america/strategies), shareholders, potential shareholders, and their consultants and agents must contact GMO to obtain a password and user name (to the extent they do not already have them) and enter into a confidentiality agreement with GMO and the Trust that permits the information to be used only for purposes determined by GMO to be in the best interest of the shareholders of the Fund. GMO may make portfolio holdings information available in alternate formats under the conditions described in the SAI.
          The Fund or GMO may suspend the posting of portfolio holdings, and the Fund may modify the disclosure policy, without notice to shareholders. Once posted, the Fund’s portfolio holdings will remain available on the website at least until the Fund files a Form N-CSR (annual/semiannual report) or Form N-Q (quarterly schedule of portfolio holdings) for the period that includes the date of those holdings.

HOW TO PURCHASE SHARES
          Currently, shares of the Fund are principally available for purchase by other GMO Funds and certain other accredited investors. All investors must be “accredited investors” as defined in Regulation D under the Securities Act of 1933.
          Under ordinary circumstances, you may purchase the Fund’s shares from the Trust when the NYSE is open for business. For instructions on purchasing shares, call the Trust at 1-617-346-7646 or send an e-mail to SHS@GMO.com. The Trust will not accept a purchase request until it has received a GMO Trust Application deemed to be in good order by the Trust or its agent. In addition, the Trust will not accept a purchase request unless an IRS Form W-9 (for U.S. shareholders) or the appropriate IRS Form W-8 (for foreign shareholders) with a correct taxpayer identification number (if required) is on file with GMO and such W-9 or W-8 is deemed to be in good order by the Trust’s withholding agent, State Street Bank and Trust Company. Please consult your tax adviser to ensure all tax forms provided to the Trust are completed properly and maintained, as required, and in good order. GMO has the right to make final good order assessments.
          Purchase Policies. You must submit a purchase request in good order to avoid having it rejected by the Trust. In general, a purchase request is in good order if it includes:
•	The name and/or CUSIP number of the Fund being purchased;

•	The U.S. dollar amount of the shares to be purchased;

•	The date on which the purchase is to be made (subject to receipt prior to the close of regular trading on that date);

•	The name and/or the account number (if any) set forth with sufficient clarity to avoid ambiguity;

•	The signature of an authorized signatory as identified in the GMO Trust Application; and

•	Payment in full (by check, wire, or, when approved, securities) received by an agent of the Trust by 4:00 p.m. Eastern time or the close of the NYSE, whichever is earlier.
▶	If payment is not received prior to the close of regular trading on the intended purchase date, the request may be rejected unless prior arrangements for later payment have been approved by GMO.
          If the purchase request is received in good order by the Trust prior to the close of regular trading on the NYSE (generally 4:00 p.m. Eastern time), the purchase price for the Fund shares to be purchased is the net asset value per share determined on that day. If that request is received after the close of regular trading on the NYSE, the purchase price for the Fund shares to be purchased is the net asset value per share determined on the next business day that the NYSE is open (plus any applicable purchase premium). Purchase requests that are received on days when the U.S. bond markets are closed will not be accepted until the next day on which the U.S. bond markets are open, and the purchase price for the Fund’s shares to be purchased is the net asset value per share determined on that day (plus any applicable purchase premium).
          To help the U.S. government fight the funding of terrorism and money laundering activities, federal law requires the Trust to verify identifying information provided by each investor in its GMO Trust Application. Additional identifying documentation also may be required. If the Trust is unable to verify the information shortly after your account is opened, the account may be closed and your shares redeemed at their net asset value at the time of the redemption.
          The Trust reserves the right to reject any purchase order. In addition, without notice, the Fund in its sole discretion may temporarily or permanently suspend sales of its shares to new investors and, in some circumstances, existing shareholders.
          There is no minimum initial or subsequent investment required for this Fund.
          Funds advised or sub-advised by GMO (“Top Funds”) may purchase shares of the Fund after the close of regular trading on the NYSE (the “Cut-off Time”) and receive the current day’s price if the following conditions are met: (i) the Top Fund received a purchase request prior to the Cut-off Time on that day; and (ii) the purchases by the Top Fund of shares of the Fund are executed pursuant to an allocation predetermined by GMO prior to that day’s Cut-off Time.
          Submitting Your Purchase Order Form. Completed purchase order forms can be submitted by mail or by facsimile or other form of communication pre-approved by Shareholder Services to the Trust at:
GMO Trust
c/o Grantham, Mayo, Van Otterloo & Co. LLC
40 Rowes Wharf
Boston, Massachusetts 02110
Facsimile: 1-617-439-4192
Attention: Shareholder Services
          Call the Trust at 1-617-346-7646 or send an e-mail to SHS@GMO.com to confirm that GMO received, made a good order determination regarding, and accepted your purchase order form. Do not send cash, checks, or securities directly to the Trust. A purchase request submitted by mail is “received” by the Trust when it is actually delivered to the Trust or its agent. A purchase request delivered by facsimile is “received” by the Trust when it is actually received by the Trust or its delegates.
          Funding Your Investment. You may purchase shares:
•	with cash (via wire transfer or check)
▶	By wire. Instruct your bank to wire the amount of your investment to:
State Street Bank and Trust Company, Boston, Massachusetts
ABA#: 011000028
Attn: Transfer Agent
Credit: GMO Deposit Account 00330902
Further credit: GMO World Opportunity Overlay Fund/Account name and number
▶	By check. All checks must be made payable to the Fund or to GMO Trust. The Trust will not accept checks payable to a third party that have been endorsed by the payee to the Trust. Mail checks to:

By U.S. Postal Service:	By Overnight Courier:
State Street Bank and Trust Company Transfer Agency/GMO P.O. Box 642 Mail Code JHT1651 Boston, MA 02117-0642	State Street Bank and Trust Company Attn: Transfer Agency/GMO 200 Clarendon Street Mail Code JHT1651 Boston, MA 02116
•	in exchange for securities acceptable to the Manager
▶	securities must be approved by the Manager prior to transfer to the Fund
▶	securities will be valued as set forth under “Determination of Net Asset Value”
•	by a combination of cash and securities
          Frequent Trading Activity. As a matter of policy, the Trust will not honor requests for purchases or exchanges by shareholders identified as engaging in frequent trading strategies, including market timing, that GMO determines could be harmful to certain other GMO Funds and their shareholders. Frequent trading strategies are generally strategies that involve repeated exchanges and/or purchases and redemptions (or redemptions and purchases) within a short period of time. Frequent trading strategies may be disruptive to the efficient management of such Funds, materially increase portfolio transaction costs and taxes, dilute the value of shares held by long-term investors, or otherwise be harmful to such Funds and their shareholders. Notwithstanding the foregoing, these policies and procedures do not limit frequent trading of the Fund.
HOW TO REDEEM SHARES
          Under ordinary circumstances, you may redeem the Fund’s shares when the NYSE is open for business. Redemption requests should be submitted to the Trust. For instructions on redeeming shares, call the Trust at 1-617-346-7646 or send an e-mail to SHS@GMO.com. The Trust may take up to seven days to remit proceeds.
          Redemption Policies. You must submit a redemption request in good order to avoid having it rejected by the Trust. In general, a redemption request is in good order if it includes:
•	The name and/or CUSIP number of the Fund being redeemed;

•	The number of shares or the dollar amount of the shares to be redeemed;

•	The date on which the redemption is to be made (subject to receipt prior to the close of regular trading on that date);

•	The name and/or the account number set forth with sufficient clarity to avoid ambiguity;

•	The signature of an authorized signatory as identified in the GMO Trust Application or subsequent authorized signers list; and

•	Wire instructions or registration address that match the wire instructions or registration address (as applicable) on file at GMO or confirmation from an authorized signatory that the wire instructions are valid.

          If a redemption request in good order is received by the Trust prior to the close of regular trading on the NYSE (generally 4:00 p.m. Eastern time), the redemption price for the Fund shares to be redeemed is the net asset value per share determined on that day. If that redemption request is received after the close of regular trading on the NYSE, the redemption price for the Fund shares to be redeemed is the net asset value per share determined on the next business day that the U.S. bond markets are open (less any applicable redemption fee) unless an authorized person on the account has instructed GMO Shareholder Services in writing to defer the redemption to another day. If you have instructed GMO Shareholder Services to defer the redemption to another day an authorized person on your account may revoke your redemption request in writing at any time prior to 4:00 p.m. Eastern time or before the close of regular trading on the NYSE (whichever is earlier) on the redemption date. Redemption fees apply to all shares of the Fund regardless of how the shares were acquired (e.g., by direct purchase or by reinvestment of dividends or other distributions). See “Purchase Premiums and Redemption Fees” for a discussion of redemption fees charged by the Fund, including circumstances under which all or a portion of the fees may be waived. In the event of a disaster affecting Boston, Massachusetts, please contact GMO to confirm receipt of your redemption request and whether it is in good order.
          Failure to provide the Trust with a properly authorized redemption request or otherwise satisfy the Trust as to the validity of any change to the wire instructions or registration address will result in a delay in processing a redemption request, delay in remittance of redemption proceeds, or a rejection of the redemption request.
          Because of current market conditions, the Fund expects to effect nearly all redemptions of its shares in-kind. Please see “How to Redeem Shares – Current Market Conditions” below for more information on redemptions in-kind.
          If a redemption is paid in cash:
•	payment generally will be made by means of federal funds transfer to the bank account designated in a recordable format by an authorized signatory in the GMO Trust Application to purchase the Fund shares being redeemed
▶	designation of one or more additional bank accounts or any change in the bank accounts originally designated in the GMO Trust Application must be made in a recordable format by an authorized signatory according to the procedures in the GMO Trust Redemption Order Form
•	upon request, payment will be made by check mailed to the registration address (unless another address is specified according to the procedures in the GMO Trust Redemption Order Form).
          If a redemption is paid with securities, it is important for you to note that:
•	the securities will be valued as set forth under “Determination of Net Asset Value”

•	the securities will be selected by the Manager in light of the Fund’s objective and may not represent a pro rata distribution of each security held in the Fund’s portfolio

•	you may incur brokerage charges on the sale of the securities

•	the securities will be transferred and delivered by the Trust as directed in writing by an authorized person on the account.

          The Fund may suspend the right of redemption and may postpone payment for more than seven days:
•	if the NYSE or U.S. bond markets are closed on days other than weekends or holidays

•	during periods when trading on the NYSE is restricted

•	during an emergency which makes it impracticable for the Fund to dispose of its securities or to fairly determine the net asset value of the Fund

•	during any other period permitted by the SEC for your protection.
          The Trust will not make payments to third-parties on behalf of a shareholder upon a redemption request and does not offer check-writing privileges.
          Pursuant to the Trust’s Amended and Restated Agreement and Declaration of Trust, the Trust has the unilateral right to redeem Fund shares held by a shareholder at any time if at that time: (i) the shares of the Fund held by the shareholder have an aggregate net asset value of less than an amount determined from time to time by the Trustees; or (ii) the shares of the Fund held by the shareholder exceed a percentage of the outstanding shares of the Fund determined from time to time by the Trustees. The Trustees have authorized GMO in its sole discretion to redeem shares to prevent a shareholder from becoming an affiliated person of the Fund.
          Top Funds may redeem shares of the Fund after the Cut-off Time and receive the current day’s price if the following conditions are met: (i) the Top Fund received a redemption request prior to the Cut-off Time on that day; and (ii) the redemption of the shares of the Fund is executed pursuant to an allocation predetermined by GMO prior to that day’s Cut-off Time.
          Submitting Your Redemption Request. Redemption requests can be submitted by mail or by facsimile to the Trust at the address/facsimile number set forth under “How to Purchase Shares —Submitting Your Purchase Order Form.” Redemption requests submitted by mail are “received” by the Trust when actually delivered to the Trust. Call the Trust at 1-617-346-7646 or send an e-mail to SHS@GMO.com to confirm that GMO received, made a good order determination regarding, and accepted your redemption request.
          Current Market Conditions. As described elsewhere in this Private Placement Memorandum, the Fund makes extensive use of derivatives to achieve its exposures to the fixed income markets and to pursue strategies intended to obtain returns in excess of its performance benchmark. Recent changes in the credit markets have reduced the liquidity of all types of fixed income securities, including the asset-backed securities held by the Fund. All redemptions from the Fund will be honored in-kind until further notice, using for this purpose (and to the extent practicable) securities deemed by GMO to be representative of the portfolio of the Fund.
          If redeeming shareholders from the Fund choose to sell assets received in-kind immediately and current adverse market conditions continue, they may experience difficulty selling the assets at favorable prices. The Fund may establish de minimis amounts below which redemptions may be honored for cash. Amounts available for cash redemptions could be increased and/or redemption fees could be reduced if conditions in the markets improve. These amounts can and will change without prior notice. To the extent that the Fund honors redemptions in cash, redeeming shareholders will bear the applicable redemption fees described in more detail in “Purchase Premiums and Redemption Fees” below.

PURCHASE PREMIUMS AND REDEMPTION FEES
          Purchase premiums and redemption fees are paid to and retained by a Fund to help offset estimated portfolio transaction costs and other related costs (e.g., stamp duties and transfer fees) incurred by the Fund (directly or indirectly through investments in underlying funds) as a result of the purchase or redemption by allocating those estimated costs to the purchasing or redeeming shareholder. The Manager may impose a new purchase premium and/or redemption fee for the Fund or modify an existing fee at any time. Redemption fees apply to all shares of the Fund regardless of how the shares were acquired (e.g., by direct purchase or by reinvestment of dividends or other distributions).
Waiver of Redemption Fees
          If the Manager determines that any portion of a cash redemption is offset by a corresponding purchase occurring on the same day, it ordinarily will waive or reduce the redemption fee with respect to that portion. The Manager may consider known cash flows out of or into a Fund when placing orders for the redemption of Fund shares by asset allocation fund shareholders (“Asset Allocation Funds”) or other prospective or existing shareholders of the Fund for whom GMO provides asset allocation advice. Consequently, Asset Allocation Funds and those other shareholders for whom GMO provides asset allocation advice will tend to benefit from waivers of a Fund’s redemption fees to a greater extent than other prospective and existing shareholders of the Fund. All or a portion of the redemption fees for the Asset Allocation Funds may be waived at the Manager’s discretion when the Manager deems it equitable to do so, including without limitation when the weighted average of (i) the estimated transaction costs for directly held assets and (ii) the redemption fees, if any, imposed by the underlying funds are less than the redemption fee imposed by the Asset Allocation Fund. The Manager also may waive or reduce the redemption fee relating to a redemption of the Fund’s shares if the Fund will not incur transaction costs or will incur reduced transaction costs. In-kind redemptions are generally not subject to redemption fees except when they include a cash component. However, when a substantial portion of the Fund is being redeemed in-kind, the Fund may charge a redemption fee equal to known or estimated costs. Redemption fees will not be waived for redemptions of Fund shares executed through brokers or agents, including, without limitation, intermediary platforms that are allowed pursuant to agreements with GMO Trust to transmit orders for redemptions to the Manager the day after those orders are received.
DISTRIBUTIONS AND TAXES
          The Fund’s policy is to declare and pay distributions to its shareholders as determined by the Trustees (or their delegates). Shareholders should read the description below for information regarding the tax character of distributions, if any, and allocations from the Fund to shareholders.
          The following is a general summary of the principal U.S. federal income tax consequences to shareholders investing in the Fund. The Fund’s shareholders are expected to be principally other funds of the Trust, which are regulated investment companies (“RICs”) as defined by the Internal Revenue Code of 1986, as amended. The summary below does not address tax consequences to shareholders of those other funds. Shareholders of those other funds should refer to the prospectuses or private placement memoranda (as applicable) and statements of additional information for those funds for a summary of the tax consequences applicable to them.
•	The Fund has elected to be treated as a partnership for U.S. federal income tax purposes. As a partnership, the Fund is not itself subject to U.S. federal income tax. Instead, each shareholder will be required to take into account its distributive share of items of Fund income, gain, loss, deduction, credit, and tax preference for each taxable year substantially as though such items had been realized directly by the shareholder and without regard to whether the Fund has distributed or will distribute any amount to its shareholders. Allocations of taxable income, gain, loss, deductions, credits, and tax preference items of the Fund will be made in accordance with the economics of the Fund as determined at the Manager’s discretion.

•	The Fund will provide tax information on Schedule K-1 to each shareholder following the close of the Fund’s taxable year. Each shareholder will be responsible for keeping its own records for determining its tax basis in its shares and for the preparation and filing of its own tax returns. Shareholders should expect to file for extensions for the completion of their U.S. federal, state, local, and other tax returns.

•	Distributions will be made as determined at the discretion of the Trustees (or their delegates). Due to potential timing differences between income recognition for tax purposes and actual cash distributions, it is possible that a shareholder could recognize income from the Fund in excess of actual cash distributions made prior to the date the income must be, in turn, distributed by a RIC shareholder or the liability for the tax on the income is otherwise due. In general, distributions of money (including in satisfaction of redemption requests) by the Fund to a shareholder will represent a nontaxable return of capital to that shareholder up to the amount of the shareholder’s adjusted tax basis in its Fund shares. A distribution in partial or complete redemption of a shareholder’s shares in the Fund is taxable to that shareholder as a sale or exchange only to the extent the amount of money received by the shareholder exceeds the shareholder’s adjusted tax basis in its Fund shares. Any loss may be recognized by a shareholder only if it redeems all of its Fund shares for money. Any gain recognized may be treated by a shareholder as ordinary income to the extent of its share of the Fund’s “unrealized receivables” (such as accrued market discount) and substantially appreciated inventory, if any. A shareholder generally will not recognize gain or loss on an in-kind distribution of property from the Fund, including on an in-kind redemption of Fund shares. However, certain exceptions to this general rule may apply. See “Taxes” in the SAI for more information.

•	Certain of the Fund’s investment practices, including derivative transactions and hedging activities generally, as well as the Fund’s investments in certain types of securities, including debt obligations issued or purchased at a discount, asset-backed securities, assets “marked to the market” for U.S. federal income tax purposes, and, potentially, so-called “indexed securities” (such as inflation-indexed bonds), will be subject to special and complex U.S. federal income tax provisions. These special rules may increase or accelerate Fund shareholders’ recognition of ordinary income, including recognition of taxable income in excess of the cash generated by such investments, and can otherwise affect the timing, character, and/or amount of income recognized by shareholders.

•	The Fund’s investment in foreign securities may subject the Fund and/or its shareholders, directly or indirectly, to taxation, including withholding taxes on dividends, interest, or capital gains, and/or tax-filing obligations in foreign jurisdictions. Subject to certain limitations, shareholders may be entitled to claim a credit or deduction (but not both) for their allocable share of certain foreign taxes incurred by the Fund. In addition, the Fund’s investment in foreign securities (other than equity securities) or foreign currencies may increase or accelerate Fund shareholders’ recognition of ordinary income. See “Taxes” in the SAI for more information.

•	An allocable share of a tax-exempt shareholder’s income will likely be UBTI to the extent that the Fund borrows money (including through the use of reverse repurchase agreements) to acquire investments or invests in assets that produce UBTI.

•	To the extent the Fund invests in other investment companies treated as partnerships or RICs for U.S. federal income tax purposes, the recognition of income by Fund shareholders could vary in terms of its timing, character, and/or amount from that which would have been recognized had the Fund invested directly in the portfolio securities and other assets held by the underlying investment companies. See “Taxes” in the SAI for more information.
          The above is a general summary of the principal U.S. federal income tax consequences of investing in the Fund for shareholders who are U.S. citizens, residents, or domestic corporations. You should consult your own tax advisors about the precise tax consequences of an investment in the Fund in light of your particular tax situation, including possible foreign, state, local, or other applicable taxes (including the federal alternative minimum tax). See “Taxes” in the SAI for more information, including a summary of certain tax consequences of investing in the Fund for non-U.S. shareholders.

FINANCIAL HIGHLIGHTS
(For a share outstanding throughout each period)
          The financial highlights table is intended to help you understand the Fund’s financial performance for the period of the Fund’s operations. Some information reflects financial results for a single Fund share. The total returns in the table represent the rate that an investor would have earned (or lost) on an investment in the Fund (assuming reinvestment of all dividends and distributions). This information has been audited by PricewaterhouseCoopers LLP, an independent registered public accounting firm, whose report, along with the Fund’s financial statements, is included in the Fund’s Annual Report, which is incorporated by reference in the SAI and available upon request.
GMO WORLD OPPORTUNITY OVERLAY FUND

									Period from
									November 22,
									2004
									(commencement
									of operations)
									through
	Year Ended February 28/29,								February 28,
	2009		2008		2007		2006		2005
Net asset value, beginning of period	$25.68		$25.99		$25.23		$25.17		$25.00

Income (loss) from investment operations:
Net investment income (loss)†	0.76		1.41		1.36		0.96		0.15
Net realized and unrealized gain (loss)	(8.09)		(1.72)		(0.60)		(0.90)		0.02

Total from investment operations	(7.33)		(0.31)		0.76		0.06		0.17

Net asset value, end of period	$18.35		$25.68		$25.99		$25.23		$25.17

Total Return(a)	(28.54)%		(1.19)%		3.01%		0.24%		0.68	%**
Ratios/Supplemental Data:
Net assets, end of period (000’s)	$790,480		$1,478,176		$1,750,067		$1,012,277		$582,279
Net operating expenses to average daily net assets	0.00	%(b)	0.00	%(b)	0.00	%(b)	0.00	%(b)	0.01	%*
Interest expense to average daily net assets	—		0.07%		0.00	%(b)	—		—
Total net expenses to average daily net assets	0.00	%(b)	0.07%		0.00	%(b)	0.00	%(b)	0.01	%*
Net investment income to average daily net assets	3.19%		5.38%		5.36%		3.84%		2.21	%*
Portfolio turnover rate	59%		41%		93%		31%		8	%**
Fees and expenses reimbursed by the Manager to average daily net assets	0.04%		0.02%		0.03%		0.03%		0.06	%*
Redemption fees consisted of the following per share amounts†	$0.01		—		—		—		—

(a)	The total returns would have been lower had certain expenses not been reimbursed during the periods shown. Calculation excludes redemption fees which are borne by the shareholder.

(b)	Ratio is less than 0.01%.

†	Calculated using average shares outstanding throughout the period.

*	Annualized.

**	Not annualized.

GMO TRUST
ADDITIONAL INFORMATION
          The Fund’s annual and semiannual reports to shareholders contain additional information about the Fund’s investments. The Fund’s annual report contains a discussion of the market conditions and investment strategies that significantly affected the Fund’s performance during its last fiscal year. The Fund’s annual and semiannual reports and the Fund’s SAI are available free of charge by writing to Shareholder Services at GMO, 40 Rowes Wharf, Boston, Massachusetts 02110 or by calling collect at 1-617-346-7646. Because the Fund does not publicly offer its shares, its shareholder reports and SAI are not available on GMO’s website. The SAI contains more detailed information about the Fund and is incorporated by reference into this Private Placement Memorandum, which means that it is legally considered to be part of this Private Placement Memorandum.
          You can review and copy the Private Placement Memorandum, SAI, and reports at the SEC’s Public Reference Room in Washington, D.C. Information regarding the operation of the Public Reference Room may be obtained by calling the SEC at 1-202-551-8090. Reports and other information about the Fund are available on the EDGAR database on the SEC’s Internet site at http://www.sec.gov. Copies of this information may be obtained, upon payment of a duplicating fee, by electronic request at the following e-mail address: publicinfo@sec.gov, or by writing the Public Reference Section of the SEC, Washington, D.C. 20549-1520.
          Shareholders who wish to communicate with the Trustees must do so by mailing a written communication, addressed as follows: To the Attention of the Board of Trustees, c/o GMO Trust Chief Compliance Officer, 40 Rowes Wharf, Boston, MA  02110.
SHAREHOLDER INQUIRIES
Shareholders may request additional
information from and direct inquiries to:
Shareholder Services at
Grantham, Mayo, Van Otterloo & Co. LLC
40 Rowes Wharf, Boston, MA 02110
1-617-346-7646 (call collect)
1-617-439-4192 (fax)
SHS@GMO.com
website: http://www.gmo.com
Investment Company Act File No. 811-04347

GMO TRUST
GMO Alternative Asset Opportunity Fund
GMO Flexible Equities Fund
GMO Short-Duration Collateral Fund
GMO Special Purpose Holding Fund
GMO Special Situations Fund
GMO Taiwan Fund
GMO World Opportunity Overlay Fund
STATEMENT OF ADDITIONAL INFORMATION
June 26, 2009
This Statement of Additional Information is not a prospectus. It relates to the Private Placement Memorandum for each of GMO Alternative Asset Opportunity Fund, GMO Flexible Equities Fund, GMO Short-Duration Collateral Fund, GMO Special Purpose Holding Fund, GMO Special Situations Fund, GMO Taiwan Fund, and GMO World Opportunity Overlay Fund, each dated June 26, 2009, as amended and revised from time to time thereafter (collectively, the “Private Placement Memoranda”), and should be read in conjunction therewith. GMO Alternative Asset Opportunity Fund, GMO Flexible Equities Fund, GMO Short-Duration Collateral Fund, GMO Special Purpose Holding Fund, GMO Special Situations Fund, GMO Taiwan Fund and GMO World Opportunity Overlay Fund (the “Funds”) are each a series of GMO Trust (the “Trust”). Information from the Private Placement Memorandum and the annual report to shareholders of each Fund is incorporated by reference into this Statement of Additional Information. The Private Placement Memorandum and the annual report to shareholders of each Fund may be obtained free of charge from GMO Trust, 40 Rowes Wharf, Boston, Massachusetts 02110, or by calling the Trust collect at 1-617-346-7646.

-i-

Each Fund is a series of the Trust. The Trust is a “series investment company” that consists of separate series of investment portfolios (the “Series”), each of which is represented by a separate series of shares of beneficial interest. Each Series’ manager is Grantham, Mayo, Van Otterloo & Co. LLC (the “Manager” or “GMO”). Shares of the other Series of the Trust are offered pursuant to separate prospectuses or private placement memoranda, as applicable, and statements of additional information.
INVESTMENT OBJECTIVES AND POLICIES
The investment objective and principal strategies of, and risks of investing in, each Fund are described in each Fund’s Private Placement Memorandum. Unless otherwise indicated in a Private Placement Memorandum or this Statement of Additional Information, the investment objective and policies of the Funds may be changed without shareholder approval.
FUND INVESTMENTS
The chart on the following page indicates the types of investments that each Fund is generally permitted (but not required) to make. A Fund may, however, make other types of investments provided the investments are consistent with the Fund’s investment objective and policies and the Fund’s investment restrictions do not expressly prohibit it from so doing. With respect to Special Purpose Holding Fund, as discussed in “Fund Summary—Principal Investment Strategies” in the Private Placement Memorandum, the Fund currently expects that any new Fund investments will be made primarily in cash, cash items, and high quality debt securities.
Investors should note that, when used in this Statement of Additional Information, the term “invest” includes both direct investing and indirect investing and the term “investments” includes both direct investments and indirect investments. For instance, a Fund may invest indirectly or make indirect investments by investing in another Fund or in derivatives and synthetic instruments with economic characteristics similar to the underlying asset or, with respect to Alternative Asset Opportunity Fund, the Fund may invest indirectly or make indirect investments by investing in Short-Duration Collateral Fund. Accordingly, the following chart indicates the types of investments that a Fund is directly or indirectly permitted to make.

	Alternative		Short-	Special			World
	Asset	Flexible	Duration	Purpose	Special		Opportunity
	Opportunity	Equities	Collateral	Holding	Situations	Taiwan	Overlay
	Fund	Fund	Fund	Fund	Fund	Fund	Fund
U.S. Equity Securities	X	X	X		X	X	X
Foreign Investments—Foreign Issuers[1]	X	X	X		X	X	X
Foreign Investments—Foreign Issuers (Traded on U.S. Exchanges) [1]	X	X	X		X	X	X
Foreign Investments—Emerging Countries[1]	X	X	X		X	X	X
Securities Lending	X	X	X		X	X	X
Depository Receipts	X	X			X	X
Convertible Securities	X	X	X		X	X	X
Preferred Stocks		X			X	X
Warrants and Rights	X	X	X		X	X	X
Non-Standard Warrants (LEPOs and P-Notes)						X
Options and Futures	X	X	X		X	X	X
Swap Contracts and Other Two-Party Contracts	X	X	X		X	X	X
Foreign Currency Transactions	X	X	X		X	X	X
Repurchase Agreements	X	X	X		X	X	X
Debt and Other Fixed Income Securities	X	X	X	X	X	X	X
Debt and Other Fixed Income Securities—Long and Medium Term Corporate & Government Bonds[2]	X	X	X	X	X	X	X
Debt and Other Fixed Income Securities—Short-Term Corporate & Government Bonds[2]	X	X	X	X	X	X	X
Debt and Other Fixed Income Securities—Municipal Securities[3]		X			X
Cash and Other High Quality Investments	X	X	X	X	X	X	X
U.S. Government Securities and Foreign Government Securities	X	X	X	X	X	X	X
Real Estate Investment Trusts and other Real Estate-Related Investments	X	X			X	X
Asset-Backed and Related Securities	X		X	X	X		X
Adjustable Rate Securities	X		X	X	X		X
Below Investment Grade Securities	X	X	X	X	X		X
Brady Bonds					X
Euro Bonds					X
Zero Coupon Securities	X		X		X		X
Indexed Securities	X	X	X		X	X	X
Structured Notes	X	X	X		X	X	X
Firm Commitments and When-Issued Securities	X	X	X		X	X
Loans, Loan Participations, and Assignments					X
Reverse Repurchase Agreements and Dollar Roll Agreements	X		X		X		X
Commodity-Related Investments	X
Illiquid Securities, Private Placements, Restricted Securities, and IPOs and Other Limited Opportunities	X	X	X		X	X	X
Investments in Other Investment Companies or Other Pooled Investments	X	X	X	X	X	X	X
Investments in Other Investment Companies—Shares of Other GMO Trust Funds	X				X	X
Units of GMO SPV I, LLC[4]				X
Investments in Subsidiary Companies – Shares of Wholly-Owned Subsidiary[5]	X				X

[1]	For more information, see, among other sections, “Fund Summary—Principal Risks of Investing in the Fund—Foreign Investment Risk” in the relevant Private Placement Memorandum and “Descriptions and Risks of Fund Investments—Risks of Foreign Investments” herein.

[2]	For more information, see, among other sections, “Descriptions and Risks of Fund Investments—U.S. Government Securities and Foreign Government Securities” herein.

[3]	For more information, see, among other sections, “Descriptions and Risks of Fund Investments—Municipal Securities” herein.

[4]	For more information, see, among other sections, “Fund Summary—Principal Investment Strategies” and “—Principal Risks of Investing in the Fund—Litigation-Related Risk” in the Special Purpose Holding Fund Private Placement Memorandum.

[5]	For more information, see, among other sections, “Descriptions and Risks of Fund Investment—Investments in Wholly-Owned Subsidiary” herein.
(Note: Some of the footnotes to the above chart refer investors to various risks described in the “Fund Summary—Principal Risks of Investing in the Fund” section of the Private Placement Memoranda for more information relating to a particular type of investment listed in the chart. The presence of such a risk cross reference for a particular Fund investment is not intended to indicate that such risk is a principal risk of that Fund, and instead is intended to provide more information regarding the risks associated with the particular investment. Please refer to the “Fund Summary—Principal Risks of Investing in the Fund” sections of each Private Placement Memorandum for a list of each Fund’s principal risks.)
DESCRIPTIONS AND RISKS OF FUND INVESTMENTS
The following is a description of investment practices in which the Funds may engage and the risks associated with their use. As discussed above, however, Special Purpose Holding Fund currently expects that any new Fund investments will be made primarily in cash, cash items, and high quality debt securities. In addition, Alternative Asset Opportunity Fund may invest in other Funds of the Trust as disclosed in its Private Placement Memorandum, and is indirectly exposed to the investment practices of the Funds in which it invests (the “underlying Funds”), and is therefore subject to all risks associated with the practices of the underlying Funds. UNLESS OTHERWISE NOTED HEREIN, THE INVESTMENT PRACTICES AND ASSOCIATED RISKS DETAILED BELOW ALSO INCLUDE THOSE TO WHICH A FUND INDIRECTLY MAY BE EXPOSED THROUGH ITS INVESTMENT IN THE UNDERLYING FUNDS. ANY REFERENCES TO INVESTMENTS MADE BY A FUND INCLUDE THOSE THAT MAY BE MADE BOTH DIRECTLY BY THE FUND AND INDIRECTLY BY THE FUND (E.G., THROUGH ITS INVESTMENTS IN DERIVATIVES OR SYNTHETIC INSTRUMENTS OR THROUGH ITS INVESTMENTS IN THE UNDERLYING FUNDS).
Not all Funds may engage in all practices described below. Please refer to “Fund Summary” in each Private Placement Memorandum and “Fund Investments” in this Statement of Additional Information for additional information regarding the practices in which each Fund may engage.
Portfolio Turnover
Based on the Manager’s assessment of market conditions, the Manager may trade each Fund’s investments more frequently at some times than at others, resulting in a higher portfolio turnover rate. Increased portfolio turnover involves correspondingly greater brokerage commissions and other transaction costs, which will be borne directly by a Fund, and may involve realization of capital gains or other types of income that are taxable when distributed to shareholders of the Fund unless those shareholders are themselves exempt. If portfolio turnover results in the recognition of short-term capital gains, those gains typically are taxed to shareholders at ordinary income tax rates. High turnover rates may adversely affect a Fund’s performance by generating additional expenses and may result in additional taxable income for its shareholders. The after-tax impact of portfolio turnover is not considered when making investment decisions for a Fund. See “Distributions and Taxes” in the Private Placement Memoranda and “Distributions” and “Taxes” in this Statement of Additional Information for more information.
The historical portfolio turnover rate for each Fund is shown under the heading “Financial Highlights” in the Private Placement Memoranda. Changes in portfolio turnover rates for Alternative Asset Opportunity Fund and Special Situations Fund were generally the result of active trading strategies employed by such Funds’ portfolio managers in response to market conditions, and not reflective of a material change in investment strategy.
Non-Diversified Portfolios
As stated in the Private Placement Memoranda, each Fund is a “non-diversified” fund under the Investment Company Act of 1940, as amended (the “1940 Act”), and as such is not required to satisfy the requirements for “diversified” funds, which require that at least 75% of the value of a diversified fund’s total assets must be represented by cash and cash items (including receivables), government securities, securities of other investment companies, and other securities that for the purposes of this calculation are limited in respect of any one issuer to not greater than 5% of the value of a fund’s total assets and not more than 10% of the outstanding voting securities of any single issuer. As a non-diversified fund, a Fund is permitted (but is not required) to invest a higher percentage of its assets in the securities of fewer issuers. That concentration could increase the risk of loss to a Fund resulting from a decline in the market value of particular portfolio securities. Investment in a non-diversified fund may entail greater risks than investment in a diversified fund.
Flexible Equities Fund, Short-Duration Collateral Fund, and Taiwan Fund each must meet certain diversification standards to qualify as a “regulated investment company” under the Internal Revenue Code of 1986, as amended (the “Code”). See “Taxes” below for a description of these diversification standards.
Risks of Foreign Investments
General. Investment in foreign issuers or securities principally traded outside the United States may involve special risks due to foreign economic, political, and legal developments, including favorable or unfavorable changes in currency exchange rates, exchange control regulations (including currency blockage), expropriation or nationalization of assets, imposition of withholding taxes on dividend or interest payments, and possible difficulty in obtaining and enforcing judgments against foreign entities. Issuers of foreign securities are subject to different, often less comprehensive, accounting, reporting, and disclosure requirements than U.S. issuers. The securities of some foreign governments, companies, and securities markets are less liquid, and at times more volatile, than comparable U.S. securities and securities markets. Foreign brokerage commissions and related fees also are generally higher than in the United States. Funds that invest in foreign securities also may be affected by different settlement practices or delayed settlements in some markets. The laws of some foreign countries may limit a Fund’s ability to invest in securities of certain issuers located in those countries. Special tax considerations also apply to investments in securities of foreign issuers and securities principally traded outside the United States.

Foreign countries may have reporting requirements with respect to the ownership of securities, and those reporting requirements may be subject to interpretation or change without prior notice to investors. While the Funds make reasonable efforts to stay informed of foreign reporting requirements relating to the Funds’ foreign portfolio securities (e.g., through the Funds’ brokerage contacts, publications of the Investment Company Institute, which is the national association of U.S. investment companies, the Funds’ custodial network, and, to the extent deemed appropriate by the Funds under the circumstances, local counsel in the relevant foreign country), no assurance can be given that the Funds will satisfy applicable foreign reporting requirements at all times.
Emerging Countries. The risks described above apply to an even greater extent to investments in emerging countries. Taiwan is considered by the Manager to be an emerging country. The securities markets of emerging countries are generally smaller, less developed, less liquid, and more volatile than the securities markets of the United States and developed foreign countries, and disclosure and regulatory standards in many respects are less stringent. In addition, the securities markets of emerging countries are typically subject to a lower level of monitoring and regulation. Government enforcement of existing securities regulations is limited, and any such enforcement may be arbitrary and the results may be difficult to predict. In addition, reporting requirements of emerging countries with respect to the ownership of securities are more likely to be subject to interpretation or changes without prior notice to investors than more developed countries.
Many emerging countries have experienced substantial, and in some periods extremely high, rates of inflation for many years. Inflation and rapid fluctuations in inflation rates have had and may continue to have negative effects on their economies and securities markets.
Economies of emerging countries generally are heavily dependent on international trade and, accordingly, have been and may continue to be affected adversely by trade barriers, exchange controls, managed adjustments in relative currency values, and other protectionist measures imposed or negotiated by the countries with which they trade. Economies of emerging countries also have been and may continue to be adversely affected by economic conditions in the countries with which they trade. The economies of emerging countries may be predominantly based on only a few industries or dependent on revenues from particular commodities. In many cases, governments of emerging countries continue to exercise significant control over their economies, and government actions relative to the economy, as well as economic developments generally, may affect the capacity of creditors in those countries to make payments on their debt obligations, regardless of their financial condition.
Custodial services are often more expensive and other investment-related costs higher in emerging countries than in developed countries, which could reduce a Fund’s income from investments in securities or debt instruments of emerging country issuers.
Emerging countries are more likely than developed countries to experience political uncertainty and instability, including the risk of war, terrorism, nationalization, limitations on the removal of funds or other assets, or diplomatic developments that affect U.S. investments in these countries. No assurance can be given that adverse political changes will not cause a Fund to suffer a loss of any or all of its investments (or, in the case of fixed-income securities, interest) in emerging countries.
Investments in Asia. In addition to the risks of foreign investments and emerging countries investments described above, investments by Flexible Equities Fund and Taiwan Fund in Asia are subject to other risks. The economies of Asian countries are at varying levels of development. Markets of countries whose economies are in the early stages of development typically exhibit a high concentration of market capitalization and have less trading volume, lower liquidity, and more volatility that more developed markets. Some Asian countries depend heavily on foreign trade. The economies of some Asian countries are not diversified and are based on only a few commodities or industries.
Investments in Asia also are susceptible to social, political, legal, and operational risks. Some countries have authoritarian or relatively unstable governments. Some governments in the region provide less supervision and regulation of their financial markets and in some countries less financial information is available than is typical of more developed markets. Some Asian countries restrict direct foreign investment in securities markets, and investments in securities traded on those markets may be made, if at all, only indirectly (e.g., American Depositary Receipts(“ADRs”), Global Depository Receipts(“GDRs”), derivatives, etc.). For example, Taiwan permits foreign investment only through authorized qualified foreign institutional investors (“QFII”). Taiwan Fund’s ability to continue to invest directly in Taiwan is subject to the risk that the Manager’s QFII license or Taiwan Fund’s sub-account under the Manager’s QFII license may be terminated or suspended by Taiwan’s Securities and Futures Commission. If the license were terminated or suspended, Taiwan Fund could be required to liquidate or seek exposure to the Taiwanese market through the purchase of ADRs and GDRs, shares of other funds which are licensed to invest directly, or derivatives. In addition, the maximum investment amount permitted under the Manager’s QFII license applies to investments by the Manager, Taiwan Fund, and any other entities listed as sub-accounts under the Manager’s license. Investments by the Manager and any other sub-accounts may limit the amount which Taiwan Fund can invest.
Asian countries periodically experience increases in market volatility and declines in foreign currency exchange rates. Currency fluctuations affect the value of securities because the prices of these securities are generally denominated or quoted in currencies other than the U.S. dollar. Fluctuations in currency exchange rates can also affect a country’s or company’s ability to service its debt.
Investment in particular Asian countries is subject to unique risks, yet the political and economic prospects of one country or group of countries can affect other countries in the region. For example, the economies of some Asian countries are directly affected by Japanese capital investment in the region and by Japanese consumer demands. In addition, a recession, a debt crisis, or a decline in currency valuation in one Asian country may spread to other Asian countries. The risks of investing in Asian countries are particularly pronounced for Taiwan Fund, which invests primarily in Taiwan, and Flexible Equities Fund, which currently invests primarily in Japan.

Securities Lending
A Fund may make secured loans of its portfolio securities amounting to not more than one-third of its total assets. For these purposes, total assets include the proceeds of such loans. Securities loans are made to broker-dealers that the Manager believes to be of relatively high credit standing pursuant to agreements requiring that the loans continuously be collateralized by cash, liquid securities, or shares of other investment companies with a value at least equal to the market value of the loaned securities. If a loan is collateralized by U.S. government securities, the Fund receives a fee from the borrower. If a loan is collateralized by cash, the Fund typically invests the cash collateral for its own account in interest-bearing, short-term securities and pays a fee to the borrower that normally represents a portion of the Fund’s earnings on the collateral. As with other extensions of credit, the Fund bears the risk of delay in the recovery of the securities and of loss of rights in the collateral should the borrower fail financially. The Fund also bears the risk that the value of investments made with collateral may decline.
Voting rights or rights to consent with respect to the loaned securities pass to the borrower. The Fund has the right to call loans at any time on reasonable notice and will do so if holders of a loaned security are asked to take action on a material matter. However, the Fund bears the risk of delay in the return of the security, impairing the Fund’s ability to vote on such matters. The Manager has retained lending agents on behalf of several of the Funds that are compensated based on a percentage of the Fund’s return on its securities lending. The Fund may also pay various fees in connection with securities loans, including shipping fees and custodian fees.
A Fund’s securities loans may or may not be structured to preserve qualified dividend income treatment or the corporate dividends-received deduction on dividends paid on the loaned securities. A Fund may receive substitute payments under its loans (instead of dividends on the loaned securities) that are not eligible for treatment as qualified dividend income and the long-term capital gain tax rates applicable thereto, or as dividends eligible for the corporate dividends-received deduction. See “Taxes” below for further discussion of qualified dividend income and the corporate dividends-received deduction.
Depository Receipts
Certain Funds may invest in American Depositary Receipts (ADRs), Global Depository Receipts (GDRs), and European Depository Receipts (EDRs) (collectively, “Depository Receipts”). Depository Receipts generally evidence an ownership interest in a foreign security on deposit with a financial institution. Transactions in Depository Receipts usually do not settle in the same currency in which the underlying foreign securities are denominated or traded. Generally, ADRs are designed for use in the U.S. securities markets and EDRs are designed for use in European securities markets. GDRs may be traded in any public or private securities market and may represent securities held by institutions located anywhere in the world.
Convertible Securities
A convertible security is a security (a bond or preferred stock) that may be converted at a stated price within a specified period into a specified number of shares of common stock of the same or a different issuer. Convertible securities are senior to common stock in a corporation’s capital structure, but are usually subordinated to senior debt obligations of the issuer. Convertible securities provide holders, through their conversion feature, an opportunity to participate in increases in the market price of their underlying securities. The price of a convertible security is influenced by the market price of the underlying security, and tends to increase as the market price rises and decrease as the market price declines. The Manager regards convertible securities as a form of equity security.
Equity Securities
Equity securities, including convertible securities, can decline in value due to factors affecting the issuing companies, their industries, or the economy and equity markets generally. Equity securities may decline in value for a number of reasons that directly relate to the issuing company, such as management performance, financial leverage, and reduced demand for the issuer’s goods or services. They also may decline in value due to factors that affect a particular industry or industries, such as labor shortages, increased production costs, or competitive conditions within an industry. In addition, they may decline in value due to general market conditions that are not specifically related to a company or industry, such as real or perceived adverse economic conditions, changes in the general outlook for corporate earnings, changes in interest or currency rates, or adverse investor sentiment generally.
Preferred Stocks
Preferred stocks include convertible and non-convertible preferred and preference stocks that are senior to common stock. Preferred stocks are equity securities that are senior to common stock with respect to the right to receive dividends and a fixed share of the proceeds resulting from the issuer’s liquidation. Some preferred stocks also entitle their holders to receive additional liquidation proceeds on the same basis as holders of the issuer’s common stock, and thus represent an ownership interest in the issuer. Depending on the features of the particular security, holders of preferred stock may bear the risks disclosed in the relevant Private Placement Memoranda or this Statement of Additional Information regarding equity or fixed income securities.
Warrants and Rights
A Fund may purchase or otherwise receive warrants or rights. Warrants and rights generally give the holder the right to receive, upon exercise, a security of the issuer at a stated price. Funds typically use warrants and rights in a manner similar to their use of options on securities, as described in “Options and Futures” below. Risks associated with the use of warrants and rights are generally similar to risks associated with the use of options. Unlike most options, however, warrants and rights are issued in specific amounts, and warrants generally have longer terms than options. Warrants and rights are not likely to be as liquid as exchange-traded options backed by a recognized clearing agency. In addition, the terms of warrants or rights may limit a Fund’s ability to exercise the warrants or rights at such time, or in such quantities, as the Fund would otherwise wish.
Non-Standard Warrants. From time to time, Taiwan Fund may use non-standard warrants, including low exercise price warrants or low exercise price options (“LEPOs”) and participatory notes (“P-Notes”), to gain indirect exposure to issuers in certain countries. LEPOs are different from standard warrants in that they do not give their holders the right to receive a security of the issuer upon exercise. Rather, LEPOs pay the holder the difference in price of the underlying security between the date the LEPO was purchased and the date it is sold. P-Notes are a type of equity-linked derivative that generally are traded over-the-counter and constitute general unsecured contractual obligations of the banks or broker-dealers that issue them. Generally, banks and broker-dealers associated with non-U.S.-based brokerage firms buy securities listed on certain foreign exchanges and then issue P-Notes which are designed to replicate the performance of certain issuers and markets. The performance results of P-Notes will not replicate exactly the performance of the issuers or markets that the notes seek to replicate due to transaction costs and other expenses. The return on a P-Note that is linked to a particular underlying security generally is increased to the extent of any dividends paid in connection with the underlying security. However, the holder of a P-Note typically does not receive voting or other rights as it would if it directly owned the underlying security, and P-Notes present similar risks to investing directly in the underlying security. Additionally, LEPOs and P-Notes entail the same risks as other over-the-counter derivatives. These include the risk that the counterparty or issuer of the LEPO or P-Note may not be able to fulfill its obligations, that the holder and counterparty or issuer may disagree as to the meaning or application of contractual terms, or that the instrument may not perform as expected. See “Description of Principal Risks—Derivatives Risk” and “—Credit and Counterparty Risk” in Taiwan Fund’s Private Placement Memorandum and “Uses of Derivatives” below. Additionally, while LEPOs or P-Notes may be listed on an exchange, there is no guarantee that a liquid market will exist or that the counterparty or issuer of a LEPO or P-Note will be willing to repurchase such instrument when the Fund wishes to sell it.
Options and Futures
Certain Funds may use options and futures for various purposes, including for investment purposes and as a means to hedge other investments. (See “Uses of Derivatives” below for more information regarding the various derivatives strategies those Funds may employ using options and futures.) The use of options contracts, futures contracts, and options on futures contracts involves risk. Thus, while a Fund may benefit from the use of options, futures, and options on futures, unanticipated changes in interest rates, securities prices, currency exchange rates, or other underlying assets or reference rates may adversely affect a Fund’s performance.
Alternative Asset Opportunity Fund uses commodity futures contracts to implement its investment program, including for investment and hedging purposes. As described in “Commodity-Related Investments” below, the Fund uses commodity futures contracts and other related commodity-related derivatives indirectly through its wholly-owned subsidiary. In addition, certain of the Fund’s exposure to financial options and futures may be obtained indirectly through its investment in Short-Duration Collateral Fund.
Options on Securities and Indices. Certain Funds may purchase and sell put and call options on equity, fixed income, or other securities or indices in standardized exchange-traded contracts. An option on a security or index is a contract that gives the holder of the option, in return for a premium, the right (but not the obligation) to buy from (in the case of a call) or sell to (in the case of a put) the writer of the option the security underlying the option (or the cash value of the index underlying the option) at a specified price. Upon exercise, the writer of an option on a security has the obligation to deliver the underlying security upon payment of the exercise price or to pay the exercise price upon delivery of the underlying security. Upon exercise, the writer of an option on an index is required to pay the difference between the cash value of the index and the exercise price multiplied by the specified multiplier for the index option.
Purchasing Options on Securities and Indices. Among other reasons, a Fund may purchase a put option to hedge against a decline in the value of a portfolio security. If such a decline occurs, the put option will permit the Fund to sell the security at the higher exercise price or to close out the option at a profit. By using put options in this manner, the Fund will reduce any profit it might otherwise have realized in the underlying security by the amount of the premium paid for the put option and by its transaction costs. In order for a put option purchased by a Fund to be profitable, the market price of the underlying security must decline sufficiently below the exercise price to cover the premium paid by the Fund and transaction costs.
Among other reasons, a Fund may purchase call options to hedge against an increase in the price of securities the Fund anticipates purchasing in the future. If such a price increase occurs, a call option will permit the Fund to purchase the securities at the exercise price or to close out the option at a profit. The premium paid for the call option, plus any transaction costs, will reduce the benefit, if any, that the Fund realizes upon exercise of the option and, unless the price of the underlying security rises sufficiently, the option may expire worthless to the Fund. Thus, for a call option purchased by a Fund to be profitable, the market price of the underlying security must rise sufficiently above the exercise price to cover the premium paid by the Fund to the writer and transaction costs.
In the case of both call and put options, the purchaser of an option risks losing the premium paid for the option plus related transaction costs if the option expires worthless.
Writing Options on Securities and Indices. Because a Fund receives a premium for writing a put or call option, a Fund may seek to increase its return by writing call or put options on securities or indices. The premium a Fund receives for writing an option will increase the Fund’s return in the event the option expires unexercised or is closed out at a profit. The size of the premium a Fund receives reflects, among other things, the relationship of the market price and volatility of the underlying security or index to the exercise price of the option, the remaining term of the option, supply and demand, and interest rates.
A Fund may write a call option on a security or other instrument held by the Fund (commonly known as “writing a covered call option”). In such case, the Fund limits its opportunity to profit from an increase in the market price of the underlying security above the exercise price of the option. Alternatively, a Fund may write a call option on securities in which it may invest but that are not currently held by the Fund. During periods of declining securities prices or when prices are stable, writing these types of call options can be a profitable strategy to increase a Fund’s income with minimal capital risk. However, when securities prices increase, the Fund is exposed to an increased risk of loss, because if the price of the underlying security or instrument exceeds the option’s exercise price, the Fund will suffer a loss equal to the amount by which the market price exceeds the exercise price at the time the call option is exercised, minus the premium received. Calls written on securities that the Fund does not own are riskier than calls written on securities owned by the Fund because there is no underlying security held by the Fund that can act as a partial hedge. When such a call is exercised, the Fund must purchase the underlying security to meet its call obligation or make a payment equal to the value of its obligation in order to close out the option. Calls written on securities that the Fund does not own have speculative characteristics and the potential for loss is unlimited. There is also a risk, especially with less liquid preferred and debt securities, that the securities may not be available for purchase.
A Fund also may write a put option on a security. In so doing, the Fund assumes the risk that it may be required to purchase the underlying security for an exercise price higher than its then-current market price, resulting in a loss on exercise equal to the amount by which the market price of the security is below the exercise price minus the premium received.
OTC Options. A Fund may also invest in over-the-counter (“OTC”) options. OTC options differ from exchange-traded options in that they are two-party contracts, with price and other terms negotiated between the buyer and seller, and generally do not have as much market liquidity as exchange-traded options.
Closing Options Transactions. The holder of an option may terminate its position in a put or call option it has purchased by allowing it to expire or by exercising the option. If an option is
American style, it may be exercised on any day up to its expiration date. In contrast, a European style option may be exercised only on its expiration date.
In addition, a holder of an option may terminate its obligation prior to the option’s expiration by effecting an offsetting closing transaction. In the case of exchange-traded options, a Fund, as a holder of an option, may effect an offsetting closing sale transaction by selling an option of the same series as the option previously purchased. A Fund realizes a loss from a closing sale transaction if the premium received from the sale of the option is less than the premium paid to purchase the option (plus transaction costs). Similarly, a Fund that has written an option may effect an offsetting closing purchase transaction by buying an option of the same series as the option previously written. A Fund realizes a loss from a closing purchase transaction if the cost of the closing purchase transaction (option premium plus transaction costs) is greater than the premium received from writing the option. If a Fund desires to sell a security on which it has written a call option, it will effect a closing purchase prior to or concurrently with the sale of the security. There can be no assurance, however, that a closing purchase or sale can be effected when a Fund desires to do so.
An OTC option may be closed out only with the counterparty, although either party may engage in an offsetting transaction that puts that party in the same economic position as if it had closed out the option with the counterparty.
No guarantee exists that a Fund will be able to effect a closing purchase or a closing sale with respect to a specific option at any particular time.
Risk Factors in Options Transactions. There are various risks associated with transactions in exchange-traded and OTC options. The value of options written by a Fund, which will be priced daily, will be affected by, among other factors, changes in the value of underlying securities

(including those comprising an index), changes in the dividend rates of underlying securities (including those comprising an index), changes in interest rates, changes in the actual or perceived volatility of the stock market and underlying securities, and the remaining time to an option’s expiration. The value of an option also may be adversely affected if the market for the option is reduced or becomes less liquid. In addition, since an American style option allows the holder to exercise its rights any time prior to expiration of the option, the writer of an American style option has no control over the time when it may be required to fulfill its obligations as a writer of the option. This risk is not present when writing a European style option since the holder may only exercise the option on its expiration date.
The Funds’ ability to use options as part of their investment programs depends on the liquidity of the markets in those instruments. In addition, there can be no assurance that a liquid market will exist when a Fund seeks to close out an option position. If a Fund were unable to close out an option that it had purchased on a security, it would have to exercise the option in order to realize any profit or the option may expire worthless. If a Fund were unable to close out a call option that it had written on a portfolio security owned by the Fund, it would not be able to sell the underlying security unless the option expired without exercise. As the writer of a call option on a portfolio security, during the option’s life, the Fund foregoes the opportunity to profit from increases in the market value of the security underlying the call option above the sum of the premium and the strike price of the call, but retains the risk of loss (net of premiums received) should the price of the underlying security decline. Similarly, as the writer of a call option on a securities index, a Fund foregoes the opportunity to profit from increases in the index over the strike price of the option, though it retains the risk of loss (net of premiums received) should the price of the Fund’s portfolio securities decline.
An exchange-traded option may be closed out by means of an offsetting transaction only on a national securities exchange (“Exchange”), which generally provides a liquid secondary market for an option of the same series. If a liquid secondary market for an exchange-traded option does not exist, a Fund might not be able to effect an offsetting closing transaction for a particular option as described above. Reasons for the absence of a liquid secondary market on an Exchange include the following: (i) insufficient trading interest in some options; (ii) restrictions by an Exchange on opening or closing transactions, or both; (iii) trading halts, suspensions, or other restrictions on particular classes or series of options or underlying securities; (iv) unusual or unforeseen interruptions in normal operations on an Exchange; (v) inability to handle current trading volume; or (vi) discontinuance of options trading (or trading in a particular class or series of options) (although outstanding options on an Exchange that were issued by the Options Clearing Corporation should continue to be exercisable in accordance with their terms). In addition, the hours of trading for options on an Exchange may not conform to the hours during which the securities held by a Fund are traded. To the extent that the options markets close before the markets for the underlying securities, significant price and rate movements can take place in the underlying markets that may not be reflected in the options markets.
The Exchanges have established limits on the maximum number of options an investor or group of investors acting in concert may write. The Funds, the Manager, and other clients of the Manager constitute such a group. These limits restrict a Fund’s ability to purchase or sell options on a particular security.

An OTC option may be closed out only with the counterparty, although either party may engage in an offsetting transaction that puts that party in the same economic position as if it had closed out the option with the counterparty. See “Swap Contracts and Other Two-Party Contracts — Risk Factors in Swap Contracts, OTC Options, and Other Two-Party Contracts” below for a discussion of counterparty risk and other risks associated with investing in OTC options.
Each Fund’s ability to engage in options transactions may be limited by tax considerations.
Currency Options. Certain Funds may purchase and sell options on currencies. Options on currencies possess many of the same characteristics as options on securities and generally operate in a similar manner. Funds that are permitted to invest in securities denominated in foreign currencies may purchase or sell options on currencies. (See “Foreign Currency Transactions” below for more information on those Funds’ use of currency options.)
Futures. To the extent consistent with applicable law, a Fund permitted to invest in futures contracts may invest in futures contracts on, among other things, financial instruments (such as a U.S. government security or other fixed income security), individual equity securities (“single stock futures”), securities indices, interest rates, currencies, inflation indices, and (to the extent a Fund is permitted to invest in commodities and commodity-related derivatives (as defined in “Commodity-Related Investments” below) commodities or commodities indices. Futures contracts on securities indices are referred to herein as “Index Futures.”
In particular, Alternative Asset Opportunity Fund gains indirect exposure to futures contracts on various commodities or commodity indices (“commodity futures”) and options on commodity futures through its wholly-owned subsidiary’s investments in commodity futures contracts.
Commodity futures and certain other types of futures contracts are physically settled (i.e., involve the making and taking of delivery of a specified amount of an underlying security or other asset). For instance, the sale of futures contracts on foreign currencies or financial instruments creates an obligation of the seller to deliver a specified quantity of an underlying foreign currency or financial instrument called for in the contract for a stated price at a specified time. Conversely, the purchase of such futures contracts creates an obligation of the purchaser to pay for and take delivery of the underlying foreign currency or financial instrument called for in the contract for a stated price at a specified time. In some cases, the specific instruments delivered or taken, respectively, on the settlement date are not determined until on or near that date. That determination is made in accordance with the rules of the exchange on which the sale or purchase was made.
Some futures contracts are cash settled (rather than physically settled), which means that the purchase price is subtracted from the current market value of the instrument and the net amount, if positive, is paid to the purchaser by the seller of the futures contract and, if negative, is paid by the purchaser to the seller of the futures contract. In particular, Index Futures are agreements pursuant to which two parties agree to take or make delivery of an amount of cash equal to the difference between the value of a securities index at the close of the last trading day of the contract and the price at which the index contract was originally written. Although the value of a securities index might be a function of the value of certain specified securities, no physical delivery of these securities is made.
The purchase or sale of a futures contract differs from the purchase or sale of a security or option in that no price or premium is paid or received. Instead, an amount of cash, U.S. government securities, or other liquid assets equal in value to a percentage of the face amount of the futures contract must be deposited with the broker. This amount is known as initial margin. The amount of the initial margin is generally set by the market on which the contract is traded (margin requirements on foreign exchanges may be different than those on U.S. exchanges). Subsequent payments to and from the broker, known as variation margin, are made on a daily basis as the price of the underlying futures contract fluctuates, making the long and short positions in the futures contract more or less valuable, a process known as “marking to the market.” For futures contracts which are cash settled, a Fund may designate or segregate liquid assets in an amount equal to the Fund’s daily marked-to-market value of such contract. Prior to the settlement date of the futures contract, the position may be closed by taking an opposite position. A final determination of variation margin is then made, additional cash is required to be paid to or released by the broker, and the purchaser realizes a loss or gain. In addition, a commission is paid to the broker on each completed purchase and sale.
Although some futures contracts call for making or taking delivery of the underlying securities, currencies, commodities or other underlying instrument, in most cases, futures contracts are closed before the settlement date without the making or taking of delivery by offsetting purchases or sales of matching futures contracts (i.e., with the same exchange, underlying financial instrument, currency, commodity, or index, and delivery month). If the price of the initial sale exceeds the price of the offsetting purchase, the seller is paid the difference and realizes a gain. Conversely, if the price of the offsetting purchase exceeds the price of the initial sale, the seller realizes a loss. Similarly, a purchase of a futures contract is closed out by selling a corresponding futures contract. If the offsetting sale price exceeds the original purchase price, the purchaser realizes a gain, and, if the original purchase price exceeds the offsetting sale price, the purchaser realizes a loss. Any transaction costs must also be included in these calculations.
In the United States, futures contracts are traded only on commodity exchanges or boards of trade – known as “contract markets” – approved by the Commodity Futures Trading Commission (“CFTC”), and must be executed through a futures commission merchant or brokerage firm that is a member of the relevant market. Certain Funds may also purchase futures contracts on foreign exchanges or similar entities, which are not regulated by the CFTC and may not be subject to the same degree of regulation as the U.S. contract markets. (See “Additional Risks of Options on Securities, Futures Contracts, and Options on Futures Contracts Traded on Foreign Exchanges” below.)
Index Futures. A Fund’s purchase and sale of Index Futures is limited to contracts and exchanges approved by the CFTC. A Fund may close open positions on an exchange on which Index Futures are traded at any time up to and including the expiration day. In general, all positions that remain open at the close of business on that day must be settled on the next business day (based on the value of the relevant index on the expiration day). Additional or different margin requirements as well as settlement procedures may apply to foreign stock Index Futures.
Interest Rate Futures. Some Funds may engage in transactions involving the use of futures on interest rates. These transactions may be in connection with investments in U.S. government securities and other fixed income securities.
Currency Futures. Funds that are permitted to invest in securities denominated in foreign currencies may buy and sell futures contracts on currencies. (See “Foreign Currency Transactions” below for a description of those Funds’ use of currency futures.)
Options on Futures Contracts. Options on futures contracts give the purchaser the right in return for the premium paid to assume a long position (in the case of a call option) or a short position (in the case of a put option) in a futures contract at the option exercise price at any time during the period of the option (in the case of an American style option) or on the expiration date (in the case of European style option). Upon exercise of a call option, the holder acquires a long position in the futures contract and the writer is assigned the opposite short position. In the case of a put option, the holder acquires a short position and the writer is assigned the opposite long position in the futures contract. Accordingly, in the event that an option is exercised, the parties will be subject to all the risks associated with the trading of futures contracts, such as payment of initial and variation margin deposits.
Funds may use options on futures contracts in lieu of writing or buying options directly on the underlying securities or purchasing and selling the underlying futures contracts. For example, to hedge against a possible decrease in the value of its portfolio securities, a Fund may purchase put options or write call options on futures contracts rather than selling futures contracts. Similarly, a Fund may hedge against a possible increase in the price of securities the Fund expects to purchase by purchasing call options or writing put options on futures contracts rather than purchasing futures contracts. Options on futures contracts generally operate in the same manner as options purchased or written directly on the underlying investments. (See “Foreign Currency Transactions” below for a description of some Funds’ use of options on currency futures.)
A Fund is also required to deposit and maintain margin with respect to put and call options on futures contracts written by it. Such margin deposits may vary depending on the nature of the underlying futures contract (and the related initial margin requirements), the current market value of the option, and other futures positions held by the Fund.
A position in an option on a futures contract may be terminated by the purchaser or seller prior to expiration by effecting a closing purchase or sale transaction, subject to the availability of a liquid secondary market, which is the purchase or sale of an option of the same type (i.e., the same exercise price and expiration date) as the option previously purchased or sold. The difference between the premiums paid and received represents the Fund’s profit or loss on the transaction.
Commodity Futures and Options on Commodity Futures. Alternative Asset Opportunity Fund may have exposure to futures contracts on various commodities or commodities indices and options on commodity futures. A futures contract on a commodity is an agreement between two parties in which one party agrees to purchase a commodity, such as an energy, agricultural, or metal commodity, from the other party at a later date at a price and quantity agreed upon when the contract is made. Futures contracts on commodities indices operate in a manner similar to Index Futures. While commodity futures on individual commodities are physically settled, the Manager intends to close out those futures contracts before the settlement date without the making or taking of delivery.
Risk Factors in Futures and Futures Options Transactions. Investment in futures contracts involves risk. A purchase or sale of futures contracts may result in losses in excess of the amount invested in the futures contract. If a futures contract is used for hedging, an imperfect correlation between movements in the price of the futures contract and the price of the security, currency, or other investment being hedged creates risk. Correlation is higher when the investment being hedged underlies the futures contract. Correlation is lower when the investment being hedged is different than the instrument underlying the futures contract, such as when a futures contract on an index of securities or commodities is used to hedge a single security or commodity, a futures contract on one security (e.g., U.S. Treasury bonds) or commodity (e.g., gold) is used to hedge a different security (e.g., a mortgage-backed security) or commodity (e.g., copper), or when a futures contract in one currency is used to hedge a security denominated in another currency. In the event of an imperfect correlation between a futures position and the portfolio position (or anticipated position) intended to be protected, the Fund may realize a loss on the futures contract and/or on the portfolio position intended to be protected. The risk of imperfect correlation generally tends to diminish as the maturity date of the futures contract approaches. To compensate for imperfect correlations, a Fund may purchase or sell futures contracts in a greater amount than the hedged investments if the volatility of the price of the hedged investments is historically greater than the volatility of the futures contracts. Conversely, a Fund may purchase or sell fewer futures contracts if the volatility of the price of the hedged investments is historically less than that of the futures contract.
In the case of Index Futures and commodity futures on commodity indices, changes in the price of those futures contracts may not correlate perfectly with price movements in the relevant index due to market distortions. First, all participants in the futures market are subject to margin deposit and maintenance requirements. Rather than meeting margin calls, investors may close futures contracts through offsetting transactions which could distort normal correlations. Second, the margin deposit requirements in the futures market are less onerous than margin requirements in the securities market, resulting in more speculators who may cause temporary price distortions. Third, trading hours for foreign stock Index Futures may not correspond perfectly to the trading hours of the foreign exchange to which a particular foreign stock Index Future relates. As a result, the lack of continuous arbitrage may cause a disparity between the price of foreign stock Index Futures and the value of the relevant index.
A Fund also may purchase futures contracts (or options on them) as an anticipatory hedge against a possible increase in the price of a currency in which securities the Fund anticipates purchasing is denominated. In such instances, the currency may instead decline. If the Fund does not then invest in those securities, the Fund may realize a loss on the futures contract that is not offset by a reduction in the price of the securities purchased.

The Funds’ ability to engage in the futures and options on futures strategies described above depends on the liquidity of the markets in those instruments. Trading interest in various types of futures and options on futures cannot be predicted. Therefore, no assurance can be given that a Fund will be able to utilize these instruments effectively. In addition, there can be no assurance that a liquid market will exist at a time when a Fund seeks to close out a futures or option on a futures contract position, and that Fund would remain obligated to meet margin requirements until the position is closed. The liquidity of a secondary market in a futures contract may be adversely affected by “daily price fluctuation limits” established by commodity exchanges to limit the amount of fluctuation in a futures contract price during a single trading day. Once the daily limit has been reached, no trades of the contract may be entered at a price beyond the limit, thus preventing the liquidation of open futures positions. In the past, prices have exceeded the daily limit on several consecutive trading days. Short positions in Index Futures or commodity futures on commodities indices may be closed out only by purchasing a futures contract on the exchange on which the Index Futures or commodity futures, as applicable, are traded.
As discussed above, a Fund that purchases or sells a futures contract is only required to deposit initial and variation margin as required by relevant CFTC regulations and the rules of the contract market. Because the purchase of a futures contract obligates the Fund to purchase the underlying security or other instrument at a set price on a future date, the Fund’s net asset value will fluctuate with the value of the security or other instrument as if it were already in the Fund’s portfolio. Futures transactions have the effect of investment leverage to the extent the Fund does not maintain liquid assets equal to the face amount of the contract. If a Fund combines short and long positions, in addition to possible declines in the values of its investment securities, the Fund will incur losses if the index underlying the long futures position underperforms the index underlying the short futures position.
Each Fund’s ability to engage in futures and options on futures transactions may be limited by tax considerations.
Additional Risk Associated with Commodity Futures Transactions. Several additional risks are associated with transactions in commodity futures contracts.
Storage Costs. The price of a commodity futures contract reflects the storage costs of purchasing the underlying commodity, including the time value of money invested in the commodity. To the extent that the storage costs change, the value of the futures contracts may change correspondingly.
Reinvestment Risk. In the commodity futures markets, producers of an underlying commodity may sell futures contracts to lock in the price of the commodity at delivery. To induce speculators to purchase the other side (the long side) of the contract, the commodity producer generally must sell the contract at a lower price than the expected futures spot price. Conversely, if most purchasers of the underlying commodity purchase futures contracts to hedge against a rise in commodity prices, then speculators will only sell the contract at a higher price than the expected future spot price of the commodity. The changing nature of the hedgers and speculators in the commodity markets will influence whether futures prices are above or below the expected futures spot price. As a result, when the Manager reinvests the proceeds from a maturing contract, it may purchase a new futures contract at a higher or lower price than the expected futures spot prices of the maturing contract or choose to pursue other investments.
Additional Economic Factors. The value of the commodities underlying commodity futures contracts may be subject to additional economic and non-economic factors, such as drought, floods or other weather conditions, livestock disease, trade embargoes, competition from substitute products, transportation bottlenecks or shortages, fluctuations in supply and demand, tariffs, and international economic, political, and regulatory developments. Thus, Alternative Asset Opportunity Fund’s wholly-owned subsidiary’s investments may be subject to greater volatility than those of a fund with a broad range of investment alternatives.
See also “Commodity-Related Investments” below for more discussion of the special risks of investing in commodity futures, options on commodity futures, and related types of derivatives.
Additional Risks of Options on Securities, Futures Contracts, and Options on Futures Contracts Traded on Foreign Exchanges. Options on securities, futures contracts, options on futures contracts, and options on currencies may be traded on foreign exchanges. Such transactions may not be regulated as effectively as similar transactions in the United States (which are regulated by the CFTC) and may be subject to greater risks than trading on domestic exchanges. For example, some foreign exchanges may be principal markets so that no common clearing facility exists and a trader may look only to the broker for performance of the contract. The lack of a common clearing facility creates counterparty risk. If a counterparty defaults, a Fund normally will have contractual remedies against that counterparty, but may be unsuccessful in enforcing those remedies. When seeking to enforce a contractual remedy, a Fund also is subject to the risk that the parties may interpret contractual terms (e.g., the definition of default) differently. If a dispute occurs, the cost and unpredictability of the legal proceedings required for the Fund to enforce its contractual rights may lead the Fund to decide not to pursue its claims against the counterparty. A Fund thus assumes the risk that it may be unable to obtain payments owed to it under foreign futures contracts or that those payments may be delayed or made only after the Fund has incurred the costs of litigation. In addition, unless a Fund hedges against fluctuations in the exchange rate between the currencies in which trading is done on foreign exchanges and other currencies, any profits that a Fund might realize in trading could be offset (or worse) by adverse changes in the exchange rate. The value of foreign options and futures may also be adversely affected by other factors unique to foreign investing (see “Risks of Foreign Investments” above).
Swap Contracts and Other Two-Party Contracts
Certain Funds may use swap contracts (or “swaps”) and other two-party contracts for the same or similar purposes as options and futures. In addition, Alternative Asset Opportunity Fund uses swap contracts (or “swaps”) on broad-based commodity indices (“commodity swaps”) and other related two-party contracts to implement its investment program, including for investment and hedging purposes. As described in “Commodity-Related Investments” below, Alternative Asset Opportunity Fund uses commodity swaps and other commodity-related two-party contracts indirectly through its wholly-owned subsidiary. In addition, certain of Alternative Asset Opportunity Fund’s exposure to financial swap contracts and other related two-party contracts may be obtained indirectly through its investment in Short-Duration Collateral Fund. (See “Uses of Derivatives” below for more information regarding the various derivatives strategies those Funds may employ using swap contracts and other two-party contracts.)
Swap Contracts. As described in “Uses of Derivatives” below, the Funds may directly or indirectly use various different types of swaps, such as swaps on securities and securities indices, total return swaps, interest rate swaps, currency swaps, credit default swaps, commodity swaps, inflation swaps, and other types of available swap agreements, depending on a Fund’s investment objective and policies. Swap contracts are two-party contracts entered into primarily by institutional investors for periods ranging from a few weeks to a number of years. Under a typical swap, one party may agree to pay a fixed rate or a floating rate determined by reference to a specified instrument, rate, or index, multiplied in each case by a specified amount (“notional amount”), while the other party agrees to pay an amount equal to a different floating rate multiplied by the same notional amount. On each payment date, the parties’ obligations are netted, with only the net amount paid by one party to the other.
Swap contracts are typically individually negotiated and structured to provide exposure to a variety of different types of investments or market factors. Swap contracts may be entered into for hedging or non-hedging purposes and therefore may increase or decrease a Fund’s exposure to the underlying instrument, rate, asset or index. Swaps can take many different forms and are known by a variety of names. A Fund is not limited to any particular form or variety of swap agreement if the Manager determines it is consistent with the Fund’s investment objective and policies.
World Opportunity Overlay Fund and Special Situations Fund may enter into interest rate swaps to exploit misvaluations in world interest rates and, in the case of World Opportunity Overlay Fund, to add value relative to the Fund’s benchmark. In the case of an interest rate swap, the Fund may agree with a counterparty to pay a fixed rate (multiplied by a notional amount) and the counterparty pay a floating rate multiplied by the same notional amount. To the extent the floating rate exceeds or falls short of the offsetting fixed rate obligation of the Fund, the Fund will receive a payment from or make a payment to the counterparty, respectively.
Alternative Asset Opportunity Fund indirectly (through its wholly-owned subsidiary) enters into commodity swaps on one or more broad-based commodities indices (e.g., the Dow Jones-UBS Commodity Index). In addition, the Fund may indirectly enter into commodity swaps on individual commodities or baskets of commodities. If the Fund indirectly enters into a commodity swap contract through its wholly-owned subsidiary (long or short), the Fund’s net asset value will fluctuate with changes in the value of the commodity index, basket of commodities, or individual commodity on which the commodity swap is based. The fluctuation will be the same as if the Fund had purchased the notional amount of commodities comprising the index, commodities comprising the basket, or individual commodity, as the case may be.
A Fund may enter into swaps on securities or securities indices. For example, the parties to a swap contract may agree to exchange returns calculated on a notional amount of a security, basket of securities, or securities index (e.g., S&P 500 Index). Additionally, a Fund may use total return swaps, which typically involve commitments to pay amounts computed in the same manner as interest in exchange for a market-linked return, both based on notional amounts. A Fund may use such swaps to gain investment exposure to the underlying security or securities where direct ownership is either not legally possible or is economically unattractive. To the extent the total return of the security, basket of securities, or index underlying the transaction exceeds or falls short of the offsetting interest rate obligation, a Fund will receive a payment from or make a payment to the counterparty, respectively.
In addition, a Fund may enter into an interest rate swap in order to protect against declines in the value of fixed income securities held by the Fund. In such an instance, the Fund may agree with a counterparty to pay a fixed rate (multiplied by a notional amount) and the counterparty pay a floating rate multiplied by the same notional amount. If interest rates rise, resulting in a diminution in the value of the Fund’s portfolio, the Fund would receive payments under the swap that would offset, in whole or in part, such diminution in value. A Fund may also enter into swaps to modify its exposure to particular currencies using currency swaps. For instance, a Fund may enter into a currency swap between the U.S. dollar and the Japanese Yen in order to increase or decrease its exposure to each such currency.
A Fund may use inflation swaps, which involve commitments to pay a regular stream of inflation indexed cash payments in exchange for receiving a stream of nominal interest payments (or vice versa), where both payment streams are based on a notional amount. The nominal interest payments may be based on either a fixed interest rate or variable interest rate, such as LIBOR. Inflation swaps may be used to hedge the inflation risk in nominal bonds (i.e., non-inflation indexed bonds), thereby creating synthetic inflation indexed bonds, or combined with U.S. Treasury futures contracts to create synthetic inflation indexed bonds issued by the U.S. Treasury. See “Indexed Securities – Inflation Indexed Bonds” below.
In addition, a Fund may directly or, in the case of Alternative Asset Opportunity Fund, indirectly (through Short-Duration Collateral Fund) use credit default swaps to take an active long or short position with respect to the likelihood of default by a corporate (including asset-backed security) or sovereign issuer of fixed income securities. In a credit default swap, one party pays, in effect, an insurance premium through a stream of payments to another party in exchange for the right to receive a specified return in the event of default (or similar events) by one or more third parties on their obligations. For example, in purchasing a credit default swap, a Fund may pay a premium in return for the right to put specified bonds or loans to the counterparty, such as a U.S. or foreign issuer or basket of such issuers, upon issuer default (or similar events) at their par (or other agreed-upon) value. A Fund, as the purchaser in a credit default swap, bears the risk that the investment might expire worthless. It also would be subject to counterparty risk – the risk that the counterparty may fail to satisfy its payment obligations to the Fund in the event of a default (or similar event) (see “Risk Factors in Swap Contracts, OTC Options, and Other Two-Party Contracts” below). In addition, as a purchaser in a credit default swap, the Fund’s investment would only generate income in the event of an actual default (or similar event) by the issuer of the underlying obligation.
A Fund also may use credit default swaps for investment purposes by selling a credit default swap, in which case the Fund will receive a premium from its counterparty in return for the Fund’s taking on the obligation to pay the par (or other agreed-upon) value to the counterparty upon issuer default (or similar events). As the seller in a credit default swap, a Fund effectively adds economic leverage to its portfolio because, in addition to its total net assets, the Fund is subject to investment exposure on the notional amount of the swap. If no event of default (or similar event) occurs, the Fund would keep the premium received from the counterparty and would have no payment obligations.
Contracts for Differences. Contracts for differences are swap arrangements in which the parties agree that their return (or loss) will be based on the relative performance of two different groups or baskets of securities. Often, one or both baskets will be an established securities index. The Fund’s return will be based on changes in value of theoretical long futures positions in the securities comprising one basket (with an aggregate face value equal to the notional amount of the contract for differences) and theoretical short futures positions in the securities comprising the other basket. A Fund also may use actual long and short futures positions and achieve similar market exposure by netting the payment obligations of the two contracts. A Fund will only enter into contracts for differences (and analogous futures positions) when the Manager believes that the basket of securities constituting the long position will outperform the basket constituting the short position. If the short basket outperforms the long basket, the Fund will realize a loss — even in circumstances when the securities in both the long and short baskets appreciate in value. In addition, Alternative Asset Opportunity Fund may use contracts for differences that are based on the relative performance of two different groups or baskets of commodities. Often, one or both baskets is a commodities index. Contracts for differences on commodities operate in a similar manner to contracts for differences on securities described above.
Interest Rate Caps, Floors, and Collars. The Funds may use interest rate caps, floors, and collars for the same or similar purposes as they use interest rate futures contracts and related options and, as a result, will be subject to similar risks. See “Options and Futures – Risk Factors in Options Transactions” and “– Risk Factors in Futures and Futures Options Transactions” above. Like interest rate swap contracts, interest rate caps, floors, and collars are two-party agreements in which the parties agree to pay or receive interest on a notional principal amount. The purchaser of an interest rate cap receives interest payments from the seller to the extent that the return on a specified index exceeds a specified interest rate. The purchaser of an interest rate floor receives interest payments from the seller to the extent that the return on a specified index falls below a specified interest rate. The purchaser of an interest rate collar receives interest payments from the seller to the extent that the return on a specified index falls outside the range of two specified interest rates.
Swaptions. An option on a swap agreement, also called a “swaption,” is an OTC option that gives the buyer the right, but not the obligation, to enter into a swap on a specified future date in exchange for paying a market-based premium. A receiver swaption gives the owner the right to receive the total return of a specified asset, reference rate, or index (such as a call option on a bond). A payer swaption gives the owner the right to pay the total return of a specified asset, reference rate, or index (such as a put option on a bond). Swaptions also include options that allow one of the counterparties to terminate or extend an existing swap.

Risk Factors in Swap Contracts, OTC Options, and Other Two-Party Contracts. A Fund may only close out a swap, contract for differences, cap, floor, collar, or OTC option (including swaption) with its particular counterparty, and may only transfer a position with the consent of that counterparty. If the counterparty defaults, a Fund will have contractual remedies, but there can be no assurance that the counterparty will be able to meet its contractual obligations or that the Fund will be able to enforce its rights. For example, because the contract for each OTC derivatives transaction is individually negotiated with a specific counterparty, a Fund is subject to the risk that a counterparty may interpret contractual terms (e.g., the definition of default) differently than the Fund. The cost and unpredictability of the legal proceedings required for the Fund to enforce its contractual rights may lead it to decide not to pursue its claims against the counterparty. The Fund, therefore, assumes the risk that it may be unable to obtain payments the Manager believes are owed to it under an OTC derivatives contract or that those payments may be delayed or made only after the Fund has incurred the costs of litigation.
The Manager evaluates the creditworthiness of the counterparties to these transactions or their guarantors at the time a Fund enters into a transaction. The credit rating of a counterparty may be adversely affected by larger-than-average volatility in the markets, even if the counterparty’s net market exposure is small relative to its capital.
Each Fund’s ability to enter into these transactions may be affected by tax considerations.
Additional Regulatory Limitations on the Use of Futures and Related Options, Interest Rate Floors, Caps and Collars, Certain Types of Swap Contracts and Related Instruments. Each Fund has claimed an exclusion from the definition of “commodity pool operator” under the Commodity Exchange Act and, therefore, is not subject to registration or regulation as a commodity pool operator under that Act.
With respect to Alternative Asset Opportunity Fund, the Manager, who is registered with the CFTC as a “commodity pool operator” and a “commodity trading adviser,” has advised the Fund and its wholly-owned subsidiary that the Manager has claimed an exemption with respect to the subsidiary from certain requirements of Part 4 of the Commodity Exchange Act with respect to offerings to “qualified eligible persons,” as that term is defined in Rule 4.7 of that Act. Pursuant to the exemption under Rule 4.7 in connection with accounts of qualified eligible persons, no brochure or account document relating to the subsidiary is required to be, nor has been, filed with the CFTC. The CFTC does not pass upon the merits of participating in a trading program or upon the adequacy or accuracy of commodity trading adviser disclosure. Consequently, the CFTC has not reviewed or approved the subsidiary’s trading program or this or any other brochure or account document.
Foreign Currency Transactions
Currency exchange rates may fluctuate significantly over short periods of time. They generally are determined by the forces of supply and demand in the currency exchange markets, the relative merits of investments in different countries, actual or perceived changes in interest rates, and other complex factors. Currency exchange rates also can be affected unpredictably as a result of intervention (or the failure to intervene) by the U.S. or foreign governments or central banks, or by currency controls or political and economic developments in the U.S. or abroad.

Currencies in which a Fund’s assets are denominated may be devalued against other currencies, resulting in a loss to the Fund.
Funds that are permitted to invest in securities denominated in foreign currencies may buy or sell foreign currencies or deal in forward foreign currency contracts, currency futures contracts and related options, and options on currencies. Those Funds may use such currency instruments for hedging, investment, and/or currency risk management. Currency risk management may include taking overweighted or underweighted currency positions relative to both the securities portfolio of a Fund and the Fund’s performance benchmark. Those Funds also may purchase forward foreign exchange contracts in conjunction with U.S. dollar-denominated securities in order to create a synthetic foreign currency-denominated security that approximates desired risk and return characteristics when the non-synthetic securities either are not available in foreign markets or possess undesirable characteristics.
Forward foreign currency contracts are contracts between two parties to purchase and sell a specified quantity of a particular currency at a specified price, with delivery and settlement to take place on a specified future date. A forward foreign currency contract can reduce a Fund’s exposure to changes in the value of the currency it will deliver and can increase its exposure to changes in the value of the currency it will receive for the duration of the contract. The effect on the value of a Fund is similar to the effect of selling securities denominated in one currency and purchasing securities denominated in another currency. Contracts to sell a particular foreign currency would limit any potential gain that might be realized by a Fund if the value of the hedged currency increases.
A Fund also may purchase or sell currency futures contracts and related options. Currency futures contracts are contracts to buy or sell a standard quantity of a particular currency at a specified future date and price. However, currency futures can be and often are closed out prior to delivery and settlement. In addition, a Fund may use options on currency futures contracts, which give their holders the right, but not the obligation, to buy (in the case of a call option) or sell (in the case of a put option) a specified currency futures contract at a fixed price during a specified period. (See “Options and Futures—Futures” above for more information on futures contracts and options on futures contracts).
A Fund also may purchase or sell options on currencies. These give their holders the right, but not the obligation, to buy (in the case of a call option) or sell (in the case of a put option) a specified quantity of a particular currency at a fixed price during a specified period. Options on currencies possess many of the same characteristics as options on securities and generally operate in a similar manner. They may be traded on an exchange or in the OTC markets. Options on currencies traded on U.S. or other exchanges may be subject to position limits, which may limit the ability of a Fund to reduce foreign currency risk using options. (See “Options and Futures—Currency Options” above for more information on currency options).
Repurchase Agreements
A Fund may enter into repurchase agreements with banks and broker-dealers. A repurchase agreement is a contract under which the Fund acquires a security (usually an obligation of the government in the jurisdiction where the transaction is initiated or in whose currency the agreement is denominated) for a relatively short period (usually less than a week) for cash and subject to the commitment of the seller to repurchase the security for an agreed-upon price on a specified date. The repurchase price exceeds the acquisition price and reflects an agreed-upon market rate unrelated to the coupon rate on the purchased security. Repurchase agreements afford a Fund the opportunity to earn a return on temporarily available cash without market risk, although the Fund does run the risk of a seller’s defaulting on its obligation to pay the repurchase price when it is required to do so. Such a default may subject the Fund to expenses, delays, and risks of loss including: (i) possible declines in the value of the underlying security while the Fund seeks to enforce its rights, (ii) possible reduced levels of income and lack of access to income during this period, and (iii) the inability to enforce its rights and the expenses involved in attempted enforcement.
Debt and Other Fixed Income Securities Generally
Debt and other fixed income securities include fixed and floating rate securities of any maturity. Fixed rate securities pay a specified rate of interest or dividends. Floating rate securities pay a rate that is adjusted periodically by reference to a specified index or market rate. Fixed and floating rate securities include securities issued by federal, state, local, and foreign governments and related agencies, and by a wide range of private issuers, and generally are referred to in this Statement of Additional Information as “fixed income securities.” Indexed bonds are a type of fixed income security whose principal value and/or interest rate is adjusted periodically according to a specified instrument, index, or other statistic (e.g., another security, inflation index, currency, or commodity). See “Adjustable Rate Securities” and “Indexed Securities” below.
Holders of fixed income securities are exposed to both market and credit risk. Market risk (or “interest rate risk”) relates to changes in a security’s value as a result of changes in interest rates. In general, the values of fixed income securities increase when interest rates fall and decrease when interest rates rise. Credit risk relates to the ability of an issuer to make payments of principal and interest. Obligations of issuers are subject to bankruptcy, insolvency and other laws that affect the rights and remedies of creditors. Fixed income securities denominated in foreign currencies also are subject to the risk of a decline in the value of the denominating currency.
Because interest rates vary, the future income of a Fund that invests in fixed income securities cannot be predicted with certainty. The future income of a Fund that invests in indexed securities also will be affected by changes in those securities’ indices over time (e.g., changes in inflation rates, currency rates, or commodity prices).
Cash and Other High Quality Investments
Certain Funds may temporarily invest a portion of their assets in cash or cash items pending other investments or to maintain liquid assets required in connection with some of the Funds’ investments. These cash items and other high quality debt securities may include money market instruments, such as securities issued by the United States Government and its agencies, bankers’ acceptances, commercial paper, and bank certificates of deposit.

Special Purpose Holding Fund expects that any new Fund investments will be made primarily in cash, cash items, and high quality debt securities, as described in “Fund Summary—Principal investment strategies” in the Private Placement Memorandum.
U.S. Government Securities and Foreign Government Securities
U.S. government securities include securities issued or guaranteed by the U.S. government or its authorities, agencies, or instrumentalities. Foreign government securities include securities issued or guaranteed by foreign governments (including political subdivisions) or their authorities, agencies, or instrumentalities or by supra-national agencies. Different kinds of U.S. government securities and foreign government securities have different kinds of government support. For example, some U.S. government securities (e.g., U.S. Treasury bonds) are supported by the full faith and credit of the United States. Other U.S. government securities are issued or guaranteed by federal agencies or government-chartered or -sponsored enterprises but are neither guaranteed nor insured by the U.S. government (e.g., debt securities issued by the Federal Home Loan Mortgage Corporation (“Freddie Mac”), Federal National Mortgage Association (“Fannie Mae”), and Federal Home Loan Banks (“FHLBs”)). Similarly, some foreign government securities are supported by the full faith and credit of a foreign national government or political subdivision and some are not. Foreign government securities of some countries may involve varying degrees of credit risk as a result of financial or political instability in those countries or the possible inability of a Fund to enforce its rights against the foreign government. As with issuers of other fixed income securities, sovereign issuers may be unable or unwilling to make timely principal or interest payments.
Supra-national agencies are agencies whose member nations make capital contributions to support the agencies’ activities. Examples include the International Bank for Reconstruction and Development (the World Bank), the Asian Development Bank, the European Coal and Steel Community, and the Inter-American Development Bank.
As with other fixed income securities, U.S. government securities and foreign government securities expose their holders to market risk because their values typically change as interest rates fluctuate. For example, the value of U.S. government securities or foreign government securities may fall during times of rising interest rates. Yields on U.S. government securities and foreign government securities tend to be lower than those of corporate securities of comparable maturities. Generally, when interest rates on short term U.S. Treasury obligations equal or approach zero, a Fund that invests a substantial portion of its assets in U.S. Treasury obligations will have a negative return unless the Manager waives or reduces its management fees.
In addition to investing directly in U.S. government securities and foreign government securities, a Fund may purchase certificates of accrual or similar instruments evidencing undivided ownership interests in interest payments and/or principal payments of U.S. government securities and foreign government securities. A Fund may also invest in Separately Traded Registered Interest and Principal Securities (“STRIPS”), which are interests in separately traded interest and principal component parts of U.S. Treasury obligations that represent future interest payments, principal payments, or both, are direct obligations of the U.S. government, and are transferable through the federal reserve book-entry system. Certificates of accrual and similar instruments may be more volatile than other government securities.

Municipal Securities
Municipal obligations are issued by or on behalf of states, territories and possessions of the United States and their political subdivisions, agencies and instrumentalities and the District of Columbia to obtain funds for various public purposes. Municipal obligations are subject to more credit risk than U.S. government securities that are supported by the full faith and credit of the United States. As with other fixed income securities, municipal securities also expose their holders to market risk because their values typically change as interest rates fluctuate. The two principal classifications of municipal obligations are “notes” and “bonds.”
Municipal notes are generally used to provide for short-term capital needs, such as to finance working capital needs of municipalities or to provide various interim or construction financing, and generally have maturities of one year or less. They are generally payable from specific revenues expected to be received at a future date or are issued in anticipation of long-term financing to be obtained in the market to provide for the repayment of the note.
Municipal bonds, which meet longer-term capital needs and generally have maturities of more than one year when issued, have two principal classifications: “general obligation” bonds and “revenue” bonds. Issuers of general obligation bonds, the proceeds of which are used to fund a wide range of public projects including the construction or improvement of schools, highways and roads, water and sewer systems and a variety of other public purposes, include states, counties, cities, towns and regional districts. The basic security behind general obligation bonds is the issuer’s pledge of its full faith, credit, and taxing power for the payment of principal and interest.
Revenue bonds have been issued to fund a wide variety of capital projects including: electric, gas, water and sewer systems; highways, bridges and tunnels; port and airport facilities; colleges and universities; and hospitals. The principal security for a revenue bond is generally the net revenues derived from a particular facility or group of facilities or, in some cases, from the proceeds of a special excise or other specific revenue source. Although the principal security behind these bonds varies widely, many provide additional security in the form of a debt service reserve fund whose monies may also be used to make principal and interest payments on the issuer’s obligations. In addition to a debt service reserve fund, some authorities provide further security in the form of a state’s ability (without obligation) to make up deficiencies in the debt reserve fund.
Securities purchased for a Fund may include variable/floating rate instruments, variable mode instruments, put bonds, and other obligations that have a specified maturity date but also are payable before maturity after notice by the holder. There are, in addition, a variety of hybrid and special types of municipal obligations as well as numerous differences in the security of municipal obligations both within and between the two principal classifications (i.e., notes and bonds).
See “Taxes” below for a discussion of the tax treatment of municipal obligations for Special Situations Fund shareholders.

Real Estate Investment Trusts and other Real Estate-Related Investments
Certain Funds may invest in pooled real estate investment vehicles (so-called “real estate investment trusts” or “REITs”) and other real estate-related investments such as securities of companies principally engaged in the real estate industry. In addition to REITs, companies in the real estate industry and real estate-related investments may include, for example, entities that either own properties or make construction or mortgage loans, real estate developers, and companies with substantial real estate holdings. Each of these types of investments is subject to risks similar to those associated with direct ownership of real estate. Factors affecting real estate values include the supply of real property in certain markets, changes in zoning laws, delays in completion of construction, environmental liability risks, changes in real estate values, changes in property taxes and operating expenses, levels of occupancy, adequacy of rent to cover operating expenses, and local and regional market conditions. The value of real estate also may be affected by changes in interest rates and social and economic trends.
REITs are pooled investment vehicles that invest in real estate or real estate-related companies. The Funds may invest in different types of REITs, including equity REITs, which own real estate directly; mortgage REITs, which make construction, development, or long-term mortgage loans; and hybrid REITs, which share characteristics of equity REITs and mortgage REITs. In general, the value of a REIT’s shares changes in light of factors affecting the real estate industry. REITs are also subject to the risk of poor performance by the REIT’s manager, defaults by borrowers, self-liquidation, adverse changes in the tax laws, and, with regard to U.S. REITs (as defined in “Taxes” below), the risk of failing to qualify for tax-free pass-through of income under the Code and/or to maintain exempt status under the 1940 Act. See “Taxes” below for a discussion of special tax considerations relating to a Fund’s investment in U.S. REITs.
Asset-Backed and Related Securities
An asset-backed security is a fixed income security that predominantly derives its creditworthiness from cash flows relating to a pool of assets. There are a number of different types of asset-backed and related securities, including mortgage-backed securities, securities backed by other pools of collateral (such as automobile loans, student loans, sub-prime mortgages, and credit- card receivables), collateralized mortgage obligations, and collateralized debt obligations, each of which is described in more detail below.
Mortgage-Backed Securities. Mortgage-backed securities are asset-backed securities backed by pools of residential and commercial mortgages, which may include sub-prime mortgages. Mortgage-backed securities may be issued by agencies or instrumentalities of the U.S. government (including those whose securities are neither guaranteed nor insured by the U.S. government, such as Freddie Mac, Fannie Mae, and FHLBs), foreign governments (or their agencies or instrumentalities), or non-governmental issuers. Interest and principal payments (including prepayments) on the mortgage loans underlying mortgage-backed securities pass through to the holders of the mortgage-backed securities. Prepayments occur when the mortgagor on an individual mortgage loan prepays the remaining principal before the loan’s scheduled maturity date. Unscheduled prepayments of the underlying mortgage loans may result in early payment of the applicable mortgage-backed securities held by a Fund. The Fund may be unable to invest prepayments in an investment that provides as high a yield as the mortgage-

backed securities. Consequently, early payment associated with mortgage-backed securities may cause these securities to experience significantly greater price and yield volatility than traditional fixed income securities. Many factors affect the rate of mortgage loan prepayments, including changes in interest rates, general economic conditions, the location of the property underlying the mortgage, the age of the mortgage loan, and social and demographic conditions.
Mortgage-backed securities are subject to varying degrees of credit risk, depending on whether they are issued by agencies or instrumentalities of the U.S. government (including those whose securities are neither guaranteed nor insured by the U.S. government) or by non-governmental issuers. Securities issued by private organizations may not be readily marketable, and since the deterioration of worldwide economic and liquidity conditions that became acute in 2008, mortgage-backed securities have been subject to greater liquidity risk. In addition, mortgage-backed securities are subject to the risk of loss of principal if the obligors of the underlying obligations default in their payment obligations, and to certain other risks described in “Other Asset-Backed Securities” below. The risk of defaults associated with mortgage-backed securities is generally higher in the case of mortgage-backed investments that include sub-prime mortgages.
Mortgage-backed securities may include Adjustable Rate Securities as such term is defined in “Adjustable Rate Securities” below.
Other Asset-Backed Securities. Similar to mortgage-backed securities, other types of asset-backed securities may be issued by agencies or instrumentalities of the U.S. government (including those whose securities are neither guaranteed nor insured by the U.S. government), foreign governments (or their agencies or instrumentalities), or non-governmental issuers. These securities include securities backed by pools of automobile loans, educational loans, home equity loans, and credit-card receivables. The underlying pools of assets are securitized through the use of trusts and special purpose entities. These securities may be subject to risks associated with changes in interest rates and prepayment of underlying obligations similar to the risks of investment in mortgage-backed securities described immediately above. Additionally, since the deterioration of worldwide economic and liquidity conditions that became acute in 2008, asset-backed securities have been subject to greater liquidity risk.
Payment of interest on asset-backed securities and repayment of principal largely depends on the cash flows generated by the underlying assets backing the securities and, in certain cases, may be supported by letters of credit, surety bonds, or other credit enhancements. The amount of market risk associated with asset-backed securities depends on many factors, including the deal structure (i.e., determinations as to the amount of underlying assets or other support needed to produce the cash flows necessary to service interest and make principal payments), the quality of the underlying assets, the level of credit support, if any, provided for the securities, and the credit quality of the credit-support provider, if any. Asset-backed securities involve risk of loss of principal if obligors of the underlying obligations default in payment of the obligations and the defaulted obligations exceed the securities’ credit support.
The value of an asset-backed security may be affected by the factors described above and other factors, such as the availability of information concerning the pool and its structure, the creditworthiness of the servicing agent for the pool, the originator of the underlying assets, or the entities providing the credit enhancement. The value of asset-backed securities also can depend on the ability of their servicers to service the underlying collateral and is, therefore, subject to risks associated with servicers’ performance. In some circumstances, a servicer’s or originator’s mishandling of documentation related to the underlying collateral (e.g., failure to properly document a security interest in the underlying collateral) may affect the rights of the security holders in and to the underlying collateral. In addition, the insolvency of entities that generate receivables or that utilize the underlying assets may result in a decline in the value of the underlying assets as well as costs and delays.
Certain types of asset-backed securities present additional risks that are not presented by mortgage-backed securities. In particular, certain types of asset-backed securities may not have the benefit of a security interest in the related assets. For example, many securities backed by credit-card receivables are unsecured. In addition, a Fund may invest in securities backed by unsecured commercial or industrial loans or unsecured corporate or sovereign debt (see “Collateralized Debt Obligations” (“CDOs”) below). Even when security interests are present, the ability of an issuer of certain types of asset-backed securities to enforce those interests may be more limited than that of an issuer of mortgage-backed securities. For instance, automobile receivables generally are secured, but by automobiles rather than by real property. Most issuers of automobile receivables permit loan servicers to retain possession of the underlying assets. In addition, because of the large number of underlying vehicles involved in a typical issue of asset-backed securities and technical requirements under state law, the trustee for the holders of the automobile receivables may not have a proper security interest in all of the automobiles. Therefore, recoveries on repossessed automobiles may not be available to support payments on these securities.
In addition, certain types of asset-backed securities may experience losses on the underlying assets as a result of certain rights provided to consumer debtors under federal and state law. In the case of certain consumer debt, such as credit-card debt, debtors are entitled to the protection of a number of state and federal consumer credit laws, many of which give such debtors the right to set off certain amounts owed on their credit-cards (or other debt), thereby reducing their balances due. For instance, a debtor may be able to offset certain damages for which a court has determined that the creditor is liable to the debtor against amounts owed to the creditor by the debtor on his or her credit-card.
Collateralized Mortgage Obligations (“CMOs”); Strips and Residuals. A CMO is a debt obligation backed by a portfolio of mortgages or mortgage-backed securities held under an indenture. The issuer of a CMO generally pays interest and prepaid principal on a monthly basis. These payments are secured by the underlying portfolio, which typically includes mortgage pass-through securities guaranteed by Freddie Mac, Fannie Mae, or the Government National

Mortgage Association (“Ginnie Mae”) and their income streams, and which also may include whole mortgage loans and private mortgage bonds.
CMOs are issued in multiple classes, often referred to as “tranches.” Each class has a different maturity and is entitled to a different schedule for payments of principal and interest, including pre-payments.
In a typical CMO transaction, the issuer of the CMO bonds uses proceeds from the CMO offering to buy mortgages or mortgage pass-through certificates (the “Collateral”). The issuer then pledges the Collateral to a third party trustee as security for the CMOs. The issuer uses principal and interest payments from the Collateral to pay principal on the CMOs, paying the tranche with the earliest maturity first. Thus, the issuer pays no principal on a tranche until all other tranches with earlier maturities are paid in full. The early retirement of a particular class or series has the same effect as the prepayment of mortgage loans underlying a mortgage-backed pass-through security.
CMOs may be less liquid and may exhibit greater price volatility than other types of mortgage- or other asset-backed securities.
The Funds also may invest in CMO residuals, which are issued by agencies or instrumentalities of the U.S. government or by private lenders of, or investors in, mortgage loans, including savings and loan associations, homebuilders, mortgage banks, commercial banks, and investment banks. A CMO residual represents excess cash flow generated by the Collateral after the issuer of the CMO makes all required principal and interest payments and after the issuer’s management fees and administrative expenses have been paid. Thus, CMO residuals have value only to the extent income from the Collateral exceeds the amount necessary to satisfy the issuer’s debt obligations on all other outstanding CMOs. The amount of residual cash flow resulting from a CMO will depend on, among other things, the characterization of the mortgage assets, the coupon rate of each class of CMO, prevailing interest rates, the amount of administrative expenses, and the pre-payment experience on the mortgage assets.
CMOs also include certificates representing undivided interests in payments of interest-only or principal-only (“IO/PO Strips”) on the underlying mortgages.
IO/PO Strips and CMO residuals tend to be more volatile than other types of securities. If the underlying securities are prepaid, holders of IO/PO Strips and CMO residuals may lose a substantial portion or the entire value of their investment. In addition, if a CMO pays interest at an adjustable rate, the cash flows on the related CMO residual will be extremely sensitive to rate adjustments.
Collateralized Debt Obligations (“CDOs”). A Fund may invest in CDOs, which include collateralized bond obligations (“CBOs”), collateralized loan obligations (“CLOs”), and other similarly structured securities. CBOs and CLOs are asset-backed securities. A CBO is a trust or other special purpose vehicle backed by a pool of fixed income securities. A CLO is an obligation of a trust typically collateralized by a pool of loans, which may include domestic and foreign senior secured and unsecured loans, and subordinate corporate loans, including loans that may be rated below investment-grade, or equivalent unrated loans.
For both CBOs and CLOs, the cash flows from the trust are split into two or more portions, called tranches, which vary in risk and yield. The riskier portions are the residual, equity, and subordinate tranches, which bear some or all of the risk of default by the bonds or loans in the trust, and therefore protects the other, more senior tranches from default in all but the most severe circumstances. Since it is partially protected from defaults, a senior tranche of a CBO trust or CLO trust typically has higher ratings and lower yields than its underlying securities, and can be rated investment grade. Despite the protection provided by the riskier tranches, senior CBO or CLO tranches can experience substantial losses due to actual defaults, increased sensitivity to defaults due to collateral default, the total loss of the riskier tranches due to losses in the collateral, market anticipation of defaults, fraud by the trust, and the illiquidity of CBO or CLO securities.
The risks of an investment in a CDO largely depend on the type of underlying collateral securities and the tranche in which a Fund invests. Typically, CBOs, CLOs and other CDOs are privately offered and sold, and thus, are not registered under the securities laws. As a result, a Fund may characterize its investments in CDOs as illiquid, unless an active dealer market for a particular CDO allows the CDO to be purchased and sold in Rule 144A transactions. CDOs are subject to the typical risks associated with debt instruments discussed elsewhere in this Statement of Additional Information and the relevant Private Placement Memoranda (e.g., interest rate risk and default risk). Additional risks of CDOs include: (i) the possibility that distributions from collateral securities will be insufficient to make interest or other payments, (ii) a decline in the quality of the collateral, and (iii) the possibility that a Fund may invest in a subordinate tranche of a CDO. In addition, due to the complex nature of a CDO, an investment in a CDO may not perform as expected. An investment in a CDO also is subject to the risk that the issuer and the investors may interpret the terms of the instrument differently, giving rise to disputes.
Adjustable Rate Securities
Adjustable rate securities are securities with interest rates that reset at periodic intervals, usually by reference to an interest rate index or market interest rate. Adjustable rate securities include U.S. government securities and securities of other issuers. Some adjustable rate securities are backed by pools of mortgage loans. Although the rate adjustment feature may act as a buffer to reduce sharp changes in the value of adjustable rate securities, changes in market interest rates or changes in the issuer’s creditworthiness may still affect their value. Because the interest rate is reset only periodically, changes in the interest rates on adjustable rate securities may lag changes in prevailing market interest rates. Also, some adjustable rate securities (or, in the case of securities backed by mortgage loans, the underlying mortgages) are subject to caps or floors that limit the maximum change in interest rate during a specified period or over the life of the security. Because of the rate adjustments, adjustable rate securities are less likely than non-adjustable rate securities of comparable quality and maturity to increase significantly in value when market interest rates fall.

Below Investment Grade Securities
Some Funds may invest some or all of their assets in securities rated below investment grade (that is, rated below Baa3 by Moody’s Investors Service, Inc. (“Moody’s”) or below BBB- by Standard & Poor’s (“S&P”), or securities unrated by Moody’s or S&P that are determined by the Manager to be of comparable quality to securities so rated) at the time of purchase, including securities in the lowest rating categories and comparable unrated securities (“Below Investment Grade Securities”) (commonly referred to as “junk bonds”). In addition, some Funds may hold securities that are downgraded to below-investment-grade status after the time of purchase by the Funds. Compared to higher quality fixed income securities, Below Investment Grade Securities offer the potential for higher investment returns but subject holders to greater credit and market risk. The ability of an issuer of Below Investment Grade Securities to meet principal and interest payments is considered speculative. A Fund’s investments in Below Investment Grade Securities are more dependent on the Manager’s own credit analysis than its investments in higher quality bonds. The market for Below Investment Grade Securities may be more severely affected than other financial markets by economic recession or substantial interest rate increases, changing public perceptions, or legislation that limits the ability of certain categories of financial institutions to invest in Below Investment Grade Securities. In addition, the market may be less liquid for Below Investment Grade Securities than for other types of securities. Reduced liquidity can affect the values of Below Investment Grade Securities, make their valuation and sale more difficult, and result in greater volatility. Because Below Investment Grade Securities are difficult to value, particularly during erratic markets, the values realized on their sale may differ from the values at which they are carried by a Fund. Some Below Investment Grade Securities in which a Fund invests may be in poor standing or in default.
Securities in the lowest investment-grade category (BBB or Baa) also have some speculative characteristics. See “Appendix B—Commercial Paper and Corporate Debt Ratings” for more information concerning commercial paper and corporate debt ratings.
Brady Bonds
Brady Bonds are securities created through the restructuring of commercial bank loans to public and private entities under a debt restructuring plan introduced by former U.S. Secretary of the Treasury Nicholas F. Brady (the “Brady Plan”). Brady Plan debt restructurings have been implemented in Mexico, Uruguay, Venezuela, Costa Rica, Argentina, Nigeria, the Philippines, and other emerging countries.
Brady Bonds may be collateralized, are issued in various currencies (but primarily the U.S. dollar), and are actively traded in OTC secondary markets. U.S. dollar-denominated, collateralized Brady Bonds, which may be fixed-rate bonds or floating-rate bonds, are generally collateralized in full as to principal by U.S. Treasury zero coupon bonds having the same maturity as the bonds.
The valuation of a Brady Bond typically depends on an evaluation of: (i) any collateralized repayments of principal at final maturity; (ii) any collateralized interest payments; (iii) the uncollateralized interest payments; and (iv) any uncollateralized repayments of principal at maturity (the uncollateralized amounts constitute the “residual risk”). In light of the residual risk of Brady Bonds and the history of prior defaults by the issuers of Brady Bonds, investments in Brady Bonds may be viewed as speculative.
Euro Bonds
Euro bonds are securities denominated in U.S. dollars or another currency and sold to investors outside of the country whose currency is used. Euro bonds may be issued by government or corporate issuers, and are typically underwritten by banks and brokerage firms in numerous countries. While Euro bonds often pay principal and interest in Eurodollars (i.e., U.S. dollars held in banks outside of the United States), some Euro bonds may pay principal and interest in other currencies. Euro bonds are subject to the same risks as other fixed income securities. See “Debt and Other Fixed Income Securities Generally” above.
Zero Coupon Securities
A Fund investing in “zero coupon” fixed income securities accrues interest income at a fixed rate based on initial purchase price and length to maturity, but the securities do not pay interest in cash on a current basis. The Fund is required to distribute the accrued income to its shareholders, even though the Fund is not receiving the income in cash on a current basis. Thus, a Fund may have to sell other investments to obtain cash to make income distributions (including at a time when it may not be advantageous to do so). The market value of zero coupon securities is often more volatile than that of non-zero coupon fixed income securities of comparable quality and maturity. Zero coupon securities include IO/PO Strips and STRIPS.
Indexed Securities
Indexed securities are securities the redemption values and/or coupons of which are indexed to a specific instrument, index, or other statistic. Indexed securities typically, but not always, are debt securities or deposits whose value at maturity or coupon rate is determined by reference to other securities, securities or inflation indices, currencies, precious metals or other commodities, or other financial indicators. For example, the maturity value of gold-indexed securities depends on the price of gold and, therefore, their price tends to rise and fall with gold prices.
The performance of indexed securities depends on the performance of the security, security index, inflation index, currency, or other instrument to which they are indexed. Interest rate changes in the U.S. and abroad also may influence performance. Indexed securities also are subject to the credit risks of the issuer, and their values are adversely affected by declines in the issuer’s creditworthiness.
A Fund’s investments in certain indexed securities, including inflation indexed bonds, may generate taxable income in excess of the interest they pay to the Fund, which, in the case of a Fund treated as a regulated investment company under Subchapter M of the Code, may cause the Fund to sell investments to obtain cash to make income distributions to shareholders (including at a time when it may not be advantageous to do so). See “Distributions and Taxes” in the Private Placement Memoranda and “Distributions” and “Taxes” in this Statement of Additional Information.

Currency-Indexed Securities. Currency-indexed securities have maturity values or interest rates determined by reference to the values of one or more foreign currencies. Currency-indexed securities also may have maturity values or interest rates that depend on the values of a number of different foreign currencies relative to each other.
Inverse Floating Obligations. Indexed securities in which a Fund may invest include so-called “inverse floating obligations” or “residual interest bonds” on which the interest rates typically decline as the index or reference rates, typically short-term interest rates, increase and increase as index or reference rates decline. An inverse floating obligation may have the effect of investment leverage to the extent that its interest rate varies by a magnitude that exceeds the magnitude of the change in the index or reference rate of interest. Generally, leverage will result in greater price volatility.
Inflation-Indexed Bonds. Some Funds may invest in inflation-indexed bonds. Inflation-indexed bonds are fixed income securities whose principal value is adjusted periodically according to the rate of inflation. Two structures are common. The U.S. Treasury and some other issuers use a structure that accrues inflation into the principal value of the bond. Most other issuers pay out the Consumer Price Index (“CPI”) accruals as part of a semiannual coupon.
Inflation-indexed securities issued by the U.S. Treasury (or “TIPS”) have maturities of approximately five, ten or twenty years (thirty year TIPS are no longer offered), although it is possible that securities with other maturities will be issued in the future. U.S. Treasury securities pay interest on a semi-annual basis equal to a fixed percentage of the inflation-adjusted principal amount. For example, if a Fund purchased an inflation-indexed bond with a par value of $1,000 and a 3% real rate of return coupon (payable 1.5% semi-annually), and the rate of inflation over the first six months was 1%, the mid-year par value of the bond would be $1,010 and the first semi-annual interest payment would be $15.15 ($1,010 times 1.5%). If inflation during the second half of the year resulted in the whole year’s inflation equaling 3%, the end-of-year par value of the bond would be $1,030 and the second semi-annual interest payment would be $15.45 ($1,030 times 1.5%).
If the periodic adjustment rate measuring inflation falls, the principal value of inflation-indexed bonds will be adjusted downward and, consequently, the interest payable on these securities (calculated with respect to a smaller principal amount) will be reduced. Repayment of the original bond principal upon maturity (as adjusted for inflation) is guaranteed in the case of a TIPS, even during a period of deflation, although the inflation-adjusted principal received could be less than the inflation-adjusted principal that had accrued to the bond at the time of purchase. However, the current market value of the bonds is not guaranteed and will fluctuate. A Fund also may invest in other inflation-related bonds which may or may not provide a similar guarantee. If a guarantee of principal is not provided, the adjusted principal value of the bond repaid at maturity may be less than the original principal.
The value of inflation-indexed bonds is expected to change in response to changes in real interest rates. Real interest rates, in turn, are tied to the relationship between nominal interest rates (i.e., stated interest rates) and the rate of inflation. Therefore, if the rate of inflation rises at a faster rate than nominal interest rates, real interest rates (i.e. nominal interest rate minus inflation)

might decline, leading to an increase in value of inflation-indexed bonds. In contrast, if nominal interest rates increase at a faster rate than inflation, real interest rates might rise, leading to a decrease in value of inflation-indexed bonds. There can be no assurance, however, that the value of inflation-indexed bonds will be directly correlated to changes in nominal interest rates, and short-term increases in inflation may lead to a decline in their value.
Although inflation-indexed bonds protect their holders from long-term inflationary trends, short-term increases in inflation may result in a decline in value. In addition, inflation-indexed bonds do not protect holders from increases in interest rates due to reasons other than inflation (such as changes in currency exchange rates).
The periodic adjustment of U.S. inflation-indexed bonds is tied to the Consumer Price Index for Urban Consumers (“CPI-U”), which is calculated monthly by the U.S. Bureau of Labor Statistics. The CPI-U is a measurement of changes in the cost of living, made up of components such as housing, food, transportation, and energy. Inflation-indexed bonds issued by a foreign government are generally adjusted to reflect changes in a comparable inflation index calculated by the foreign government. No assurance can be given that the CPI-U or any foreign inflation index will accurately measure the real rate of inflation in the prices of goods and services. In addition, no assurance can be given that the rate of inflation in a foreign country will correlate to the rate of inflation in the United States.
Coupon payments received by a Fund from inflation-indexed bonds are included in the Fund’s gross income for the period in which they accrue. In addition, any increase in the principal amount of an inflation indexed bond constitutes taxable ordinary income to investors in the Fund, even though principal is not paid until maturity.
Structured Notes
Similar to indexed securities, structured notes are derivative debt securities, the interest rate or principal of which is determined by reference to changes in the value of a specific asset, reference rate, or index (the “reference”) or the relative change in two or more references. The interest rate or the principal amount payable upon maturity or redemption may increase or decrease, depending upon changes in the reference. The terms of a structured note may provide that, in certain circumstances, no principal is due at maturity and, therefore, may result in a loss of invested capital. Structured notes may be indexed positively or negatively, so that appreciation of the reference may produce an increase or decrease in the interest rate or value of the principal at maturity. In addition, changes in the interest rate or the value of the principal at maturity may be fixed at a specified multiple of the change in the value of the reference, making the value of the note particularly volatile.
Structured notes may entail a greater degree of market risk than other types of debt securities because the investor bears the risk of the reference. Structured notes also may be more volatile, less liquid, and more difficult to price accurately than less complex securities or more traditional debt securities.

Firm Commitments and When-Issued Securities
Some Funds may enter into firm commitments and similar agreements with banks or broker-dealers for the purchase or sale of securities at an agreed-upon price on a specified future date. For example, a Fund that invests in fixed-income securities may enter into a firm commitment agreement if the Manager anticipates a decline in interest rates and believes it is able to obtain a more advantageous future yield by committing currently to purchase securities to be issued later. When a Fund purchases securities on a when-issued or delayed-delivery basis, it is required to maintain cash, U.S. government securities, or other liquid securities in an amount equal to or greater than, on a daily basis, the amount of the Fund’s when-issued or delayed-delivery commitments. A Fund generally does not earn income on the securities it has committed to purchase until after delivery. A Fund may take delivery of the securities or, if deemed advisable as a matter of investment strategy, may sell the securities before the settlement date. When payment is due on when-issued or delayed-delivery securities, the Fund makes payment from then-available cash flow or the sale of securities, or from the sale of the when-issued or delayed-delivery securities themselves (which may have a value greater or less than what the Fund paid for them).
Loans, Loan Participations, and Assignments
Special Situations Fund may invest in direct debt instruments, which are interests in amounts owed by a corporate, governmental, or other borrower to lenders or lending syndicates (loans, promissory notes, and loan participations), to suppliers of goods or services (trade claims or other receivables), or to other parties. Investments in direct debt instruments are subject to the Fund’s policies regarding the quality of debt investments generally.
Purchasers of loans and other forms of direct indebtedness, including promissory notes, depend primarily on the borrower for payment of principal and interest, and adverse changes in the creditworthiness of the borrower may affect its ability to pay principal and interest. Direct debt instruments may not be rated by a nationally recognized rating agency. In the event of non-payment of interest or principal, loans that are secured offer Special Situations Fund more protection than comparable unsecured loans. However, no assurance can be given that the collateral for a secured loan can be liquidated or that the proceeds will satisfy the borrower’s obligation. Investment in the indebtedness of borrowers with low creditworthiness involves substantially greater risks, and may be highly speculative. Borrowers that are in bankruptcy or restructuring may never pay off their indebtedness, or may pay only a small fraction of the amount owed. Investments in sovereign debt similarly involve the risk that the governmental entities responsible for repayment of the debt may be unable or unwilling to pay interest and repay principal when due.
When investing in a loan participation, Special Situations Fund typically purchases a portion of a lender’s or participant’s interest in a loan but has no direct contractual relationship with the borrower. The Fund must rely on the seller of the participation interest not only for the enforcement of the Fund’s rights against the borrower but also for the receipt and processing of principal, interest, or other payments due under the loan. This may subject the Fund to greater delays, expenses, and risks than if the Fund could enforce its rights directly against the borrower. In addition, under the terms of a participation agreement, the Fund may be treated as a creditor of the seller of the participation interest (rather than of the borrower), thus exposing the Fund to the credit risk of the seller in addition to the credit risk of the borrower. A participation agreement also may limit the rights of the Fund to vote on changes that may be made to the underlying loan agreement, such as waiving a breach of a covenant.
Investments in loans through direct assignment of a lender’s interests may involve additional risks to Special Situations Fund. For example, if a secured loan is foreclosed, the Fund could become part owner of any collateral, and would bear the costs and liabilities associated with owning and disposing of the collateral. In addition, under legal theories of lender liability, the Fund potentially might be held liable as a co-lender.
A loan is often administered by a bank or other financial institution that acts as agent for all holders. The agent administers the terms of the loan, as specified in the loan agreement. Unless, under the terms of the loan or other indebtedness Special Situations Fund has direct recourse against the borrower, it may have to rely on the agent to enforce its rights against the borrower.
Direct indebtedness purchased by Special Situations Fund may include letters of credit, revolving credit facilities, or other standby financing commitments obligating the Fund to pay additional cash on demand. These commitments may have the effect of requiring the Fund to increase its investment in a borrower at a time when it would not otherwise have done so. The Fund is required to maintain liquid assets to cover the Fund’s potential obligations under standby financing commitments.
Reverse Repurchase Agreements and Dollar Roll Agreements
Some Funds may enter into reverse repurchase agreements and dollar roll agreements with banks and brokers to enhance return. Reverse repurchase agreements involve sales by a Fund of portfolio securities concurrently with an agreement by the Fund to repurchase the same securities at a later date at a fixed price. During the reverse repurchase agreement period, the Fund continues to receive principal and interest payments on the securities and also has the opportunity to earn a return on the collateral furnished by the counterparty to secure its obligation to redeliver the securities.
Dollar rolls are transactions in which a Fund sells securities for delivery in the current month and simultaneously contracts to repurchase substantially similar (same type and coupon) securities on a specified future date. During the roll period, the Fund foregoes principal and interest paid on the securities. The Fund is compensated by the difference between the current sales price and the forward price for the future purchase (often referred to as the “drop”) as well as by the interest earned on the cash proceeds of the initial sale.
A Fund that enters into reverse repurchase agreements and dollar roll agreements maintains cash, U.S. government securities, or other liquid assets equal in value to its obligations under those agreements. If the buyer in a reverse repurchase agreement or dollar roll agreement files for bankruptcy or becomes insolvent, a Fund’s use of proceeds from the sale of its securities may be restricted while the other party or its trustee or receiver determines whether to honor the Fund’s right to repurchase the securities. Furthermore, in that situation a Fund may be unable to recover the securities it sold in connection with a reverse repurchase agreement and as a result would realize a loss equal to the difference between the value of the securities and the payment it received for them. This loss would be greater to the extent the buyer paid less than the value of the securities the Fund sold to it (e.g., a buyer may only be willing to pay $95 for a bond with a market value of $100). Reverse repurchase agreements and dollar rolls are not considered borrowings by a Fund for purposes of a Fund’s fundamental investment restriction on borrowings.
Commodity-Related Investments
As noted in the “Principal investment strategies” section of Alternative Asset Opportunity Fund’s Private Placement Memorandum, the Fund seeks indirect exposure to investment returns of commodities, including a range of assets with tangible properties, such as oil, natural gas, agricultural products (e.g., wheat, corn, and livestock), precious metals (e.g., gold and silver), industrial metals (e.g., copper), and softs (e.g., cocoa, coffee, and sugar). Alternative Asset Opportunity Fund obtains such exposure by investing in shares of a wholly-owned subsidiary company, which, in turn, primarily invests in commodity-related derivatives (as defined below). GMO serves as the investment manager to the subsidiary but does not receive any additional management or other fees for such services.
Commodity prices can be extremely volatile and may be directly or indirectly affected by many factors, including changes in overall market movements, real or perceived inflationary trends, commodity index volatility, changes in interest rates or currency exchange rates, population growth and changing demographics, and factors affecting a particular industry or commodity, such as drought, floods, or other weather conditions, livestock disease, trade embargoes, competition from substitute products, transportation bottlenecks or shortages, fluctuations in supply and demand, tariffs, and international regulatory, political, and economic developments (e.g., regime changes and changes in economic activity levels). In addition, some commodities are subject to limited pricing flexibility because of supply and demand factors, and others are subject to broad price fluctuations as a result of the volatility of prices for certain raw materials and the instability of supplies of other materials.
Actions of and changes in governments, and political and economic instability, in commodity-producing and -exporting countries may affect the production and marketing of commodities. In addition, commodity-related industries throughout the world are subject to greater political, environmental, and other governmental regulation than many other industries. Changes in government policies and the need for regulatory approvals may adversely affect the products and services of companies in the commodities industries. For example, the exploration, development, and distribution of coal, oil, and gas in the United States are subject to significant federal and state regulation, which may affect rates of return on coal, oil, and gas and the kinds of services that the federal and state governments may offer to companies in those industries. In addition, compliance with environmental and other safety regulations has caused many companies in commodity-related industries to incur production delays and significant costs. Government regulation may also impede the development of new technologies. The effect of future regulations affecting commodity-related industries cannot be predicted.
As noted below, Alternative Asset Opportunity Fund achieves indirect exposure to commodities through its wholly-owned subsidiary, which, in turn, invests in derivatives whose values are based on the value of a commodity, commodity index, or other readily-measurable economic variables dependent upon changes in the value of commodities or the commodities markets (“commodity-related derivatives”). The value of commodity-related derivatives fluctuates based on changes in the values of the underlying commodity, commodity index, futures contract, or other economic variable to which they are related. Additionally, economic leverage will increase the volatility of these instruments as they may increase or decrease in value more quickly than the underlying commodity or other relevant economic variable. See “Options and Futures,” “Structured Notes,” “Swap Contracts and Other Two-Party Contracts,” and “Uses of Derivatives” herein for more information on the Fund’s investments in commodity-related derivatives, including commodity swap agreements, commodity futures contracts, and options on commodity futures contracts.
Illiquid Securities, Private Placements, Restricted Securities, and IPOs and Other Limited Opportunities
Each Fund may invest up to 15% of its net assets in illiquid securities. For this purpose, “illiquid securities” are securities that the Fund may not sell or dispose of within seven days in the ordinary course of business at approximately the amount at which the Fund has valued the securities.
A repurchase agreement maturing in more than seven days is considered illiquid, unless it can be terminated after a notice period of seven days or less.
The Manager also may deem certain securities to be illiquid as a result of the Manager’s receipt from time to time of material, non-public information about an issuer, which may limit the Manager’s ability to trade such securities for the account of any of its clients, including the Funds. In some instances, these trading restrictions could continue in effect for a substantial period of time.
Private Placements and Restricted Investments. Illiquid securities include securities of private issuers, securities traded in unregulated or shallow markets, and securities that are purchased in private placements and are subject to legal or contractual restrictions on resale. Because relatively few purchasers of these securities may exist, especially in the event of adverse economic and liquidity conditions or adverse changes in the issuer’s financial condition, a Fund may not be able to initiate a transaction or liquidate a position in such investments at a desirable price. Disposing of illiquid securities may involve time-consuming negotiation and legal expenses, and selling them promptly at an acceptable price may be difficult or impossible.
While private placements may offer attractive opportunities not otherwise available in the open market, the securities purchased are usually “restricted securities” or are “not readily marketable.” Restricted securities cannot be sold without being registered under the Securities Act of 1933, as amended (the “1933 Act”), unless they are sold pursuant to an exemption from registration (such as Rules 144 or 144A). Securities that are not readily marketable are subject to other legal or contractual restrictions on resale. A Fund may have to bear the expense of registering restricted securities for resale and the risk of substantial delay in effecting registration. A Fund selling its securities in a registered offering may be deemed to be an “underwriter” for purposes of Section 11 of the 1933 Act. In such event, the Fund may be liable to purchasers of the securities under Section 11 if the registration statement prepared by the issuer, or the prospectus forming a part of it, is materially inaccurate or misleading, although the Fund may have a due diligence defense.
At times, the inability to sell illiquid securities can make it more difficult to determine their fair value for purposes of computing a Fund’s net asset value. The judgment of the Manager normally plays a greater role in valuing these securities than in valuing publicly traded securities.
IPOs and Other Limited Opportunities. Certain Funds may purchase securities of companies that are offered pursuant to an initial public offering (“IPO”) or other similar limited opportunities. Although companies can be any age or size at the time of their IPO, they are often smaller and have a limited operating history, which involves a greater potential for the value of their securities to be impaired following the IPO. The price of a company’s securities may be highly unstable at the time of its IPO and for a period thereafter due to factors such as market psychology prevailing at the time of the IPO, the absence of a prior public market, the small number of shares available, and limited availability of investor information. Securities purchased in IPOs have a tendency to fluctuate in value significantly shortly after the IPO relative to the price at which they were purchased. These fluctuations could impact the net asset value and return earned on a Fund’s shares. Investors in IPOs can be adversely affected by substantial dilution in the value of their shares, by sales of additional shares, and by concentration of control in existing management and principal shareholders. In addition, all of the factors that affect the performance of an economy or equity markets may have a greater impact on the shares of IPO companies. IPO securities tend to involve greater risk due, in part, to public perception and the lack of publicly available information and trading history.
Investments in Other Investment Companies or Other Pooled Investments
Subject to applicable regulatory requirements, a Fund may invest in shares of both open- and closed-end investment companies (including exchange-traded funds (“ETFs”) and money market funds, particularly with respect to Special Purpose Holding Fund). Investing in another investment company exposes a Fund to all the risks of that investment company and, in general, subjects it to a pro rata portion of the other investment company’s fees and expenses. Many of the Funds also may invest in private investment funds, vehicles, or structures.
ETFs are hybrid investment companies that are registered as open-end investment companies or unit investment trusts (“UITs”) but possess some of the characteristics of closed-end funds. ETFs typically hold a portfolio of common stocks that is intended to track the price and dividend performance of a particular index. Common examples of ETFs include S&P Depositary Receipts (“SPDRs”) and iShares, which may be purchased from the UIT or investment company issuing the securities or in the secondary market (SPDRs are listed on the American Stock Exchange and iShares are listed on the New York Stock Exchange). The market price for ETF shares may be higher or lower than the ETF’s net asset value. The sale and redemption prices of ETF shares purchased from the issuer are based on the issuer’s net asset value.
Because ETFs are investment companies, investments in ETFs would, absent exemptive relief, be limited under applicable statutory limitations. Those limitations restrict a Fund’s investment in the shares of an ETF or other investment company to up to 5% of the Fund’s assets (which may represent no more than 3% of the securities of such ETF or other investment company) and limit aggregate investments in all ETFs and other investment companies to 10% of the Fund’s assets. Certain Funds may invest in one or more ETFs beyond the statutory limitations if the Fund enters into an agreement with the ETF and complies with the terms and conditions of the agreement and the conditions of the ETF’s exemptive order.
Alternative Asset Opportunity Fund also may invest without limitation in Short-Duration Collateral Fund. These investments are not made in reliance on the fund of funds exemption provided in Section 12(d)(1)(G) of the 1940 Act, but instead are made in reliance on a Securities and Exchange Commission (“SEC”) exemptive order obtained by the Manager and the Trust permitting Funds of the Trust to operate as funds of funds. To the extent Alternative Asset Opportunity Fund invests in Short-Duration Collateral Fund, shareholders of Alternative Asset Opportunity Fund will not bear directly any of the operating fees and expenses of Short-Duration Collateral Fund, but indirectly will bear a proportionate share of this Fund’s operating fees and expenses.
Short Sales
Some Funds may seek to hedge investments or realize additional gains through short sales. A Fund may make short sales “against the box,” meaning the Fund may make short sales where the Fund owns, or has the right to acquire at no added cost, securities identical to those sold short. If a Fund makes a short sale against the box, the Fund will not immediately deliver the securities sold and will not immediately receive the proceeds from the sale. However, the Fund is required to hold securities equivalent in kind and amount to the securities sold short (or securities convertible or exchangeable into such securities) while the short sale is outstanding. Once the Fund closes out its short position by delivering the securities sold short, it will receive the proceeds of the sale. A Fund will incur transaction costs, including interest, in connection with opening, maintaining, and closing short sales against the box.
In addition, Special Situations Fund is permitted to make short sales of securities it does not own (i.e., short sales that are not against the box) in anticipation of a decline in the market value of that security. To complete such a transaction, the Fund must borrow the security (ordinarily shares of an ETF) to make delivery to the buyer. The Fund then is obligated to replace the security borrowed by purchasing it at the market price at the time of replacement. The price at such time may be more or less than the price at which the security was sold by the Fund. Until the security is replaced, the Fund is required to repay the lender any dividends or interest which accrue during the period of the loan. To borrow the security, the Fund also may be required to pay a premium, which would increase the cost of the security sold. The net proceeds of the short sale will be retained by the broker, to the extent necessary to meet margin requirements, until the short position is closed out. The Fund also will incur transaction costs in effecting short sales that are not against the box.
Special Situations Fund will incur a loss as a result of a short sale if the price of the security or index increases between the date of the short sale and the date on which the Fund replaces the borrowed security. The Fund will realize a gain if the price of the security declines between those dates. The amount of any gain will be decreased, and the amount of any loss increased, by the amount of the premium, dividends or interest the Fund may be required to pay in connection with a short sale. Short sales that are not against the box involve a form of investment leverage, and the amount of the Fund’s loss on such a short sale is theoretically unlimited. Under adverse market conditions, the Fund may have difficulty purchasing securities to meet its short sale delivery obligations, and may have to sell portfolio securities to raise the capital necessary to meet its short sale obligations at a time when it would be unfavorable to do so. In addition, the Fund may have difficulty purchasing securities to meet its delivery obligations in the case of less liquid securities sold short by the Fund such as certain emerging market securities or securities of companies with smaller market capitalizations.
Investments in Wholly-Owned Subsidiaries
Alternative Asset Opportunity Fund invests in GMO Alternative Asset Opportunity SPC Ltd., a wholly-owned subsidiary company. As described in Alternative Asset Opportunity Fund’s Private Placement Memorandum, the company invests primarily in swap contracts on commodities indices, commodities futures contracts, and other commodity-related derivatives, and in high quality fixed income securities. The Alternative Asset Opportunity Fund is indirectly exposed to the risks of its subsidiary’s investments. See “Options and Futures” above and “Uses of Derivatives” below.
Special Situations Fund may invest in one or more wholly-owned, foreign subsidiary companies, and, if so, will be indirectly exposed to the risks of any such subsidiary’s investments.
GMO serves as the investment manager to Alternative Asset Opportunity Fund’s and Special Situations Fund’s subsidiaries, but does not receive any additional management or other fees in respect of such services. In addition, State Street Bank and Trust Company, One Lincoln Street, Boston, Massachusetts 02111, serves as each subsidiary’s custodian, transfer agent, and fund accounting agent. Pursuant to each subsidiary’s organizational documents, in certain circumstances, the subsidiary has an obligation to indemnify its officers, directors, and certain other parties.
USES OF DERIVATIVES
Introduction and Overview
This overview outlines various ways in which Alternative Asset Opportunity Fund, Flexible Equities Fund, Short-Duration Collateral Fund, Special Situations Fund, Taiwan Fund and World Opportunity Overlay Fund may use different types of exchange-traded and OTC derivatives in implementing their investment programs. It is intended to supplement the information included in the Private Placement Memoranda and the information provided in the “Fund Investments” and “Descriptions and Risks of Fund Investments” sections of this Statement of Additional Information. As indicated in its Private Placement Memorandum and in this Statement of Additional Information, Alternative Asset Opportunity Fund and Special Situations Fund may use the derivatives and engage in the derivatives strategies described below directly and/or indirectly through their investments in wholly-owned subsidiary companies or, in the case of

Alternative Asset Opportunity Fund, in Short-Duration Collateral Fund. In particular, as described above, Alternative Asset Opportunity Fund seeks exposure to commodities-related derivatives indirectly through investments in its wholly-owned subsidiary. This overview, however, is not intended to be exhaustive and a Fund may use types of derivatives and/or employ derivatives strategies not otherwise described in this Statement of Additional Information or the Private Placement Memoranda.
In addition, a Fund may decide not to employ any of the strategies described below, and no assurance can be given that any strategy used will succeed. Also, suitable derivatives transactions may not be available in all circumstances and there can be no assurance that a Fund will be able to identify or employ a desirable derivatives transaction at any time or from time to time, or that any such transactions will be successful.
Note: Unless otherwise noted below in this section, the uses of derivatives discussed herein with respect to a particular Fund only refer to the Fund’s direct use of such derivatives. As indicated in the Private Placement Memoranda and in the “Fund Investments” section of this Statement of Additional Information, certain Funds may invest in other Funds of the Trust, which, in turn, may use types of derivatives and/or employ derivatives strategies that differ from those described in this Statement of Additional Information or the Private Placement Memoranda.
Function of Derivatives in the Funds. The types of derivatives used and derivatives strategies employed by a Fund and the extent a Fund uses derivatives varies from Fund to Fund depending on the Fund’s specific investment objective and strategies. A fund may use exchange-traded and OTC financial derivatives, in particular interest rate swaps with respect to World Opportunity Overlay Fund, as an integral part of its investment program. Alternative Asset Opportunity Fund uses exchange-traded and OTC commodity-related and financial derivatives, in particular commodity swaps and commodity future contracts, as an integral part of its investment program. To a significant extent, specific market conditions may influence the Manager’s choice of derivatives and derivatives strategies for a particular Fund.
Counterparty Creditworthiness. The Manager evaluates the creditworthiness of the counterparties to these transactions or their guarantors at the time a Fund enters into a transaction.
Use of Derivatives (other than Foreign Currency Derivative Transactions) by
Alternative Asset Opportunity Fund
Types of Derivatives (other than Foreign Currency Derivative Transactions) That May Be Used by the Fund
Swap contracts, including commodity swaps, interest rate swaps, swaps on an index, a single fixed income security, or a basket of fixed income securities, credit default swaps, and contracts for differences
Futures contracts and related options on commodities as well as baskets or indices of commodities
Financial futures contracts and related options on bonds as well as baskets or indices of securities

Options on bonds and other securities
Swaptions
Structured notes
Warrants and rights
Uses of Derivatives (other than Foreign Currency Derivative Transactions) by the Fund
Investment
In particular, the Fund uses commodity swaps and commodity futures contracts for investment purposes, instead of investing directly in the commodity markets. The Fund uses swaps on broad-based commodity indices, in particular the Dow Jones-UBS Commodity Index, to gain and manage exposure to the commodity component of the Fund’s benchmark. The Fund also takes active long or short positions primarily in commodity futures contracts to add value relative to the commodity component of the Fund’s benchmark. The Fund also may take active long or short positions in other exchange-traded and OTC commodity-related derivatives, including options on commodity futures.
The Fund may use long or short derivatives (including futures contracts, related options, swap contracts, and swaptions) instead of investing directly in securities. In particular, the Fund may use swaps or other derivatives on an index, a single security, or a basket of securities to gain investment exposure to securities in situations where direct ownership is not possible or is economically unattractive. In addition, if a derivative position is non-U.S. dollar denominated, a foreign currency forward may be used in conjunction with a long derivative position to achieve the effect of investing directly.
The Fund also may indirectly use (through the Short-Duration Collateral Fund) credit default swaps for investment purposes, in which case the Fund will receive the premium from its counterparty but would be obligated to pay the par (or other agreed-upon) value of the defaulted bonds or loans upon issuer default to the counterparty.
Risk Management
The Fund may use commodity futures, related options, and commodity swap contracts to achieve what the Manager believes to be the optimal exposure to individual commodities. From time to time, derivatives may be used prior to actual sales and purchases. For example, if the Fund holds a large proportion of a certain type of commodity and the Manager believes that another commodity will outperform such commodity, the Fund might use a short futures contract on an appropriate index (to synthetically “sell” a portion of the Fund’s portfolio) in combination with a long futures contract on another index (to synthetically “buy” exposure to that index). Long and short commodity swap contracts and contracts for differences also may be used for these purposes. Commodities derivatives used to effect synthetic sales and purchases will generally be unwound as actual portfolio securities are sold and purchased.

The Fund is not limited in the extent to which it uses derivatives or in the absolute face value of its derivative positions. As a result, the Fund may be leveraged in terms of aggregate exposure of its assets, and its net long exposure may exceed 100% of its net assets.
Hedging
The Fund may use futures, options, swap contracts, and swaptions in an attempt to manage against a market or credit risk perceived by the Manager to be present in the Fund. For instance, the Fund may take an active long or short position in a particular commodity to hedge against the Fund’s short or long exposure to such commodity. In addition, the Fund may indirectly use (through the Short-Duration Collateral Fund) credit default swaps to take an active long or short position with respect to the likelihood of default by a corporate (including asset-backed security) or sovereign issuer of fixed income securities. In anticipation of significant purchases of securities, a Fund may attempt to manage market risk (the risk of not being invested in the securities) by purchasing long futures contracts or entering into long swap contracts to obtain market exposure until the purchase is completed. Conversely, in anticipation of significant redemptions, a Fund may sell futures contracts or enter into short swap contracts to help it dispose of securities in an orderly fashion.
Other Uses
The Fund may employ additional derivatives strategies to help implement its investment strategies. For instance, the Manager may decide to alter the interest rate exposure of debt instruments by employing interest rate swaps. This strategy enables the Fund to maintain its investment in the credit of an issuer through the debt instrument but adjust its interest rate exposure through the swap. With these swaps, the Fund and its counterparties exchange interest rate exposure, such as fixed vs. variable and shorter duration vs. longer duration.
In addition, the Fund may employ the foreign currency derivative transactions described below.
Use of Foreign Currency Derivative Transactions by
Alternative Asset Opportunity Fund
Foreign Currency Derivative Transactions That May Be Employed by the Fund
Buying and selling spot currencies
Forward foreign currency contracts
Currency futures contracts and related options (both cash and physically settled)
Options on currencies
Currency swap contracts

Uses of Foreign Currency Derivative Transactions by the Fund
Hedging
Traditional Hedging: The Fund may use derivatives — generally short forward or futures contracts – in an attempt to hedge back into the U.S. dollar the foreign currency exposure in its portfolio. The Fund is not required to hedge any of its currency risk.
Anticipatory Hedging: When the Fund enters into a contract for the purchase of, or anticipates the need to purchase, a security denominated in a foreign currency, it may “lock in” the U.S. dollar price of the security by buying the foreign currency or using currency forwards or futures.
Cross Hedging: The Fund may attempt to adjust exposure to a foreign currency by using derivatives that hedge that exposure to a third currency, not necessarily the U.S. dollar. For example, if the Fund holds Japanese bonds, but the Manager believes the Yen is likely to decline against the Euro (but not necessarily the U.S. dollar), the Manager may implement a cross hedge to take a short position in the Yen and take a long position in the Euro.  This may be implemented with a traditional hedge of the Yen to U.S. dollars in addition to a purchase of Euros using those U.S. dollars.
Proxy Hedging: The Fund may attempt to adjust the exposure of a given foreign currency by using an instrument denominated in a different currency that the Manager believes is highly correlated with the subject currency.
Investment
The Fund may enter into currency forwards or futures contracts in conjunction with entering into a futures contract on a foreign index to create synthetic foreign currency-denominated securities.
Use of Derivatives (other than Foreign Currency Derivative Transactions) by
Flexible Equities Fund
Types of Derivatives (other than Foreign Currency Derivative Transactions) That May Be Used by the Fund
Options, futures contracts, and related options on securities indices
Long swap contracts in which the Fund pays a fixed rate plus the negative performance, if any, and receives the positive performance, if any, of an index, a single equity security, or a basket of equity securities
Short swap contracts in which the Fund receives a fixed rate plus the negative performance, if any, and pays the positive performance of an index, a single equity security, or a basket of equity securities
Contracts for differences, i.e., swaps on an index, a single equity security, or a basket of equity securities that contain both long and short equity components
Structured or indexed notes
Warrants and rights

Uses of Derivatives (other than foreign currency derivative transactions) by the Fund
Hedging
Traditional Hedging: The Fund may use short equity futures, related options and short swap contracts in an attempt to manage against an equity risk perceived by the Manager to be present in the Fund.
Anticipatory Hedging: In anticipation of significant purchases of securities, the Fund may attempt to manage market risk (the risk of not being invested in the securities) by purchasing long futures contracts or entering into long swap contracts to obtain market exposure until the purchase is completed. Conversely, in anticipation of significant redemptions, the Fund may sell futures contracts or enter into short swap contracts to help it dispose of securities in a more orderly fashion.
The Fund is not subject to any limit on the absolute face value of derivatives used for hedging purposes.
Investment
The Fund may use derivatives (particularly long futures contracts, related options, and long swap contracts) instead of investing directly in equity securities, including using equity derivatives to “equitize” cash balances held by the Fund (e.g., creating equity exposure through the use of futures contracts or other types of derivatives). The Fund also may use long derivatives in conjunction with short hedging transactions to seek to adjust the weights of the Fund’s underlying equity portfolio to a level the Manager believes is the optimal exposure to individual countries, markets, sectors, and equities. In particular, the Fund may use swaps or other derivatives on an index, a single security, or a basket of securities to gain investment exposure to securities in situations where direct ownership is not possible or is economically unattractive. In addition, if a foreign equity derivative provides a return in a local currency, the Fund may purchase a foreign currency forward in conjunction with foreign equity derivatives to achieve the effect of investing directly.
Risk Management — Synthetic Sales and Purchases
The Fund may use equity futures, related options, and swap contracts to achieve what the Manager believes to be the optimal exposure to individual sectors, indices, countries, and/or stocks. From time to time, derivatives may be used prior to actual sales and purchases.
For example, if the Fund holds a large proportion of stocks of companies in a particular industry or stocks in a particular market and the Manager believes that stocks of companies in another industry or stocks of another market, as applicable, will outperform those stocks, the Fund might use a short futures contract on an appropriate index (to synthetically “sell” a portion of the Fund’s portfolio) in combination with a long futures contract on another index (to synthetically “buy” exposure to that index). Long and short swap contracts and contracts for differences also may be used for these purposes. In addition, if a derivative position is non-U.S. dollar denominated, a foreign currency forward may be used by the Fund in conjunction with a long derivative position to achieve the effect of investing directly. Equity derivatives (as well as any corresponding currency forwards) used to effect synthetic sales and purchases generally will be unwound as actual portfolio securities are sold and purchased.
The Fund may have temporary net long exposure in excess of its net assets as a result of futures and swap positions taken in connection with rebalancing of the Fund’s portfolio or in anticipation of cash flows (redemptions, subscriptions, payments of fees, etc.).
Other Uses
The Fund may employ additional derivatives strategies, including the foreign currency transactions as described below, to help implement its investment strategies.
Use of Foreign Currency Derivative Transactions by
Flexible Equities Fund
Foreign Currency Derivative Transactions That May Be Employed by the Fund
Buying and selling spot currencies
Forward foreign currency contracts
Currency futures contracts and related options (both cash and physically settled)
Options on currencies
Currency swap contracts
Uses of Foreign Currency Derivative Transactions by the Fund
Hedging
Traditional Hedging: The Fund may use derivatives – generally short forward or futures contracts – in an attempt to hedge back into the U.S. dollar the foreign currency exposure in its portfolio. The Fund is not required to hedge any of its currency risk.
Anticipatory Hedging: When the Fund enters into a contract for the purchase of, or anticipates the need to purchase, a security denominated in a foreign currency, it may “lock in” the U.S. dollar price of the security by buying the foreign currency or using currency forwards or futures.
Cross Hedging: The Fund may attempt to adjust exposure to a foreign currency by using derivatives that hedge that exposure to a third currency, not necessarily the U.S. dollar. For example, if the Manager believes the Japanese Yen is likely to decline against the Euro (but not necessarily the U.S. dollar), the Manager may implement a cross hedge to take a short position in the Yen and take a long position in the Euro.  This may be implemented with a traditional hedge of the Yen to U.S. dollars in addition to a purchase of Euros using those U.S. dollars.

Proxy Hedging: The Fund may attempt to adjust the exposure of a given foreign currency by using an instrument denominated in a different currency that the Manager believes is highly correlated with the subject currency.
Investment
The Fund may enter into currency forwards or futures contracts in conjunction with entering into a futures contract on a foreign index to create synthetic foreign currency-denominated securities.
Risk Management
Subject to the limitations described below, the Fund may use foreign currency derivatives for risk management. Thus, the Fund may have foreign currency exposure that is different (in some cases, significantly different) than the currency exposure represented by its portfolio investments. That exposure may include long and short exposure to particular currencies beyond the exposure represented by the Fund’s investment in securities denominated in that currency.
The Fund’s net aggregate foreign currency exposure typically will not exceed 100% of its net assets. However, the Fund’s foreign currency exposure may differ significantly from the currency exposure represented by its equity investments.
Use of Derivatives (other than Foreign Currency Derivative Transactions) by
Short-Duration Collateral Fund
Types of Derivatives (other than Foreign Currency Derivative Transactions) That May Be Used by the Fund
Swap contracts, including interest rate swaps, swaps on an index, a single fixed income security, or a basket of fixed income securities, and credit default swaps
Futures contracts and related options on bonds as well as baskets or indices of securities
Options on bonds and other securities
Swaptions
Structured notes
Uses of Derivatives (other than Foreign Currency Derivative Transactions) by the Fund
Hedging
Traditional Hedging: The Fund may use futures, options, swap contracts, and swaptions in an attempt to manage against a market or credit risk already perceived by the Manager to be present in the Fund. For instance, the Fund may use credit default swaps to take an active long or short position with respect to the likelihood of default by a corporate (including asset-backed security) or sovereign issuer of fixed income securities.
Anticipatory Hedging: In anticipation of significant purchases of a security or securities, the Fund may attempt to manage market risk (the risk of not being invested in the securities) by purchasing long futures contracts or entering into long swap contracts to obtain market exposure until the purchase is completed. Conversely, in anticipation of significant redemptions, the Fund may sell futures contracts or enter into short swap contracts in an attempt to help it dispose of securities in an orderly fashion.
Investment
The Fund may use long or short derivatives (including futures contracts, related options, swap contracts, and swaptions) instead of investing directly in securities. In particular, the Fund may use swaps or other derivatives on an index, a single security, or a basket of securities to gain investment exposure to securities in situations where direct ownership is not possible or is economically unattractive. In addition, if a derivative position is non-U.S. dollar denominated, a foreign currency forward may be used in conjunction with a long derivative position to achieve the effect of investing directly.
The Fund also may use credit default swaps for investment purposes, in which case the Fund will receive the premium from its counterparty but would be obligated to pay the par (or other agreed-upon) value of the defaulted bonds or loans upon issuer default to the counterparty.
Risk Management
The Fund may use options, futures, and related options as well as swap contracts to achieve what the Manager believes to be the optimal exposure to particular interest rate markets or individual countries or issuers. From time to time, derivatives may be used prior to actual sales and purchases.
The Fund is not limited in the extent to which it uses derivatives or in the absolute face value of its derivative positions. As a result, the Fund may be leveraged in terms of aggregate exposure of its assets.
Other Uses
The Fund may employ additional derivatives strategies to help implement its investment strategies. For instance, the Manager may decide to alter the interest rate exposure of debt instruments by employing interest rate swaps. This strategy enables the Fund to maintain its investment in the credit of an issuer through the debt instrument but adjust its interest rate exposure through the swap. With these swaps, the Fund and its counterparties exchange interest rate exposure, such as fixed vs. variable and shorter duration vs. longer duration.
In addition, the Fund may employ the foreign currency derivative transactions described below.

Use of Foreign Currency Derivative Transactions by
Short-Duration Collateral Fund
Foreign Currency Derivative Transactions That May Be Employed by the Fund
Buying and selling spot currencies
Forward foreign currency contracts
Currency futures contracts and related options (both cash and physically settled)
Options on currencies
Currency swap contracts
Uses of Foreign Currency Derivative Transactions by the Fund
Hedging
Traditional Hedging: The Fund may use derivatives – generally short forward or futures contracts – in an attempt to hedge back into the U.S. dollar the foreign currency exposure inherent in its portfolio. The Fund is not required to hedge any of its currency risk.
Anticipatory Hedging: When the Fund enters into a contract for the purchase of, or anticipates the need to purchase, a security denominated in a foreign currency, it may “lock in” the U.S. dollar price of the security by buying the foreign currency or using currency forwards or futures.
Cross Hedging: The Fund may attempt to adjust exposure to a foreign currency by using derivatives that hedge that exposure to a third currency, not necessarily the U.S. dollar. For example, if the Fund holds Japanese bonds, but the Manager believes the Yen is likely to decline against the Euro (but not necessarily the U.S. dollar), the Manager may implement a cross hedge to take a short position in the Yen and take a long position in the Euro.  This may be implemented with a traditional hedge of the Yen to U.S. dollars in addition to a purchase of Euros using those U.S. dollars.
Proxy Hedging: The Fund may attempt to adjust the exposure of a given foreign currency by using an instrument denominated in a different currency that the Manager believes is highly correlated with the subject currency.
Investment
The Fund may enter into currency forwards or futures contracts in conjunction with entering into a futures contract on a foreign index to create synthetic foreign currency-denominated securities.

Risk Management
Subject to certain limitations, the Fund may use foreign currency derivatives for risk management. Thus, the Fund may have foreign currency exposure that is different than the currency exposure represented by its portfolio investments. That exposure may include long and short exposure to particular currencies beyond the exposure represented by the Fund’s investment in securities denominated in that currency.
Use of Derivatives (other than Foreign Currency Derivative Transactions) by
Special Situations Fund
Types of Derivatives (other than Foreign Currency Derivative Transactions) That May Be Used by the Fund
Options, futures contracts, and related options on bonds or other securities as well as baskets or indices of securities
Swap contracts, including interest rate swaps, swaps on an index, a single fixed income security, or a basket of fixed income securities, credit default swaps, inflation swaps, and contracts for differences
Swaptions
Contracts for differences, i.e., swaps on an index, a single equity security, or a basket of equity securities that contain both long and short equity components
Structured or indexed notes
Warrants and rights
Futures contracts and related options on bonds as well as baskets or indices of securities
Uses of Derivatives (other than Foreign Currency Derivative Transactions) by the Fund
Hedging
Traditional Hedging: The Fund may use futures, options, swap contracts, and swaptions in an attempt to manage against a market or credit risk perceived by the Manager to be present in the Fund. For instance, the Fund may use credit default swaps to take an active long or short position with respect to the likelihood of default by a corporate (including asset-backed security) or sovereign issuer of fixed income securities. The Fund also may use short equity futures, related options, and short swap contracts to hedge against an equity risk already generally present in the Fund.
Anticipatory Hedging: In anticipation of significant purchases of a security or securities, the Fund may attempt to manage market risk (the risk of not being invested in the securities) by purchasing long futures contracts or entering into long swap contracts to obtain market exposure until the purchase is completed. Conversely, in anticipation of significant redemptions, the Fund may sell futures contracts or enter into short swap contracts in attempt to help it dispose of securities in a more orderly fashion.

The Fund is not subject to any limit on the absolute face value of derivatives used for hedging purposes.
Investment
The Fund may use long or short derivatives (including futures contracts, related options, swap contracts, and swaptions) instead of investing directly in securities. In particular, the Fund may use swaps or other derivatives on an index, a single security, or a basket of securities to gain investment exposure to securities in situations where direct ownership is not possible or is economically unattractive. In addition, if a derivative position is non-U.S. dollar denominated, the Fund may use a foreign currency forward in conjunction with a long derivative position to achieve the effect of investing directly.
The Fund also may use credit default swaps for investment purposes, in which case the Fund will receive the premium from its counterparty but would be obligated to pay the par (or other agreed-upon) value of the defaulted bonds or loans upon issuer default to the counterparty.
Risk Management
The Fund may use swaps as well as options, futures, and related options to achieve what the Manager believes to be the optimal exposure to particular interest rate markets or individual countries, indices, sectors or issuers. From time to time, derivatives may be used prior to actual sales and purchases.
The Fund is not limited in the extent to which it uses derivatives or in the absolute face value of its derivative positions. As a result, the Fund may be leveraged in terms of aggregate exposure of its assets, and its net long exposure may exceed 100% of its net assets.
Other Uses
The Fund may employ additional derivatives strategies to help implement its investment strategies. For instance, the Manager may decide to alter the interest rate exposure of debt instruments by employing interest rate swaps. This strategy enables the Fund to maintain its investment in the credit of an issuer through the debt instrument but adjust its interest rate exposure through the swap. With these swaps, the Fund and its counterparties exchange interest rate exposure, such as fixed vs. variable and shorter duration vs. longer duration.
In addition, the Fund may employ the foreign currency derivative transactions described below.
Use of Foreign Currency Derivative Transactions by Special Situations Fund
Foreign Currency Derivative Transactions That May Be Employed by the Fund
Buying and selling spot currencies
Forward foreign currency contracts
Currency futures contracts and related options (both cash and physically settled)

Options on currencies
Currency swap contracts
Uses of Foreign Currency Derivative Transactions by the Fund
Hedging
Traditional Hedging: The Fund may use derivatives — generally short forward or futures contracts – in an attempt to hedge back into the U.S. dollar the foreign currency exposure inherent in its portfolio. The Fund is not required to hedge any of its currency risk.
Anticipatory Hedging: When the Fund enters into a contract for the purchase of, or anticipates the need to purchase, a security denominated in a foreign currency, it may “lock in” the U.S. dollar price of the security by buying the foreign currency or using currency forwards or futures.
Cross Hedging: The Fund may attempt to adjust exposure to a foreign currency by using derivatives that hedge that exposure to a third currency, not necessarily the U.S. dollar. For example, if the Fund holds Japanese bonds, but the Manager believes the Yen is likely to decline against the Euro (but not necessarily the U.S. dollar), the Manager may implement a cross hedge to take a short position in the Yen and take a long position in the Euro.  This may be implemented with a traditional hedge of the Yen to U.S. dollars in addition to a purchase of Euros using those U.S. dollars.
Proxy Hedging: The Fund may attempt to adjust the exposure of a given foreign currency by using an instrument denominated in a different currency that the Manager believes is highly correlated with the subject currency.
Investment
The Fund may enter into currency forwards or futures contracts in conjunction with entering into a futures contract on a foreign index to create synthetic foreign currency-denominated securities.
Risk Management
Subject to certain limitations, the Fund may use foreign currency derivatives for risk management. Thus, the Fund may have foreign currency exposure that is different than the currency exposure represented by its portfolio investments. That exposure may include long and short exposure to particular currencies beyond the exposure represented by the Fund’s investment in securities denominated in that currency.

Use of Derivatives (other than Foreign Currency Derivative Transactions) by
Taiwan Fund
Types of Derivatives (other than Foreign Currency Derivative Transactions) That May Be Used by the Fund
Options, futures contracts, and related options on securities indices
Long swap contracts in which the Fund pays a fixed rate plus the negative performance, if any, and receives the positive performance, if any, of an index, a single equity security, or a basket of equity securities
Short swap contracts in which the Fund receives a fixed rate plus the negative performance, if any, and pays the positive performance of an index, a single equity security, or a basket of equity securities
Contracts for differences, i.e., swaps on an index, a single equity security, or a basket of equity securities that contain both long and short equity components
Structured or indexed notes
Warrants and rights
Non-Standard Warrants (including LEPOs and P-Notes)
Uses of Derivatives (other than foreign currency derivative transactions) by the Fund
Hedging
Traditional Hedging: The Fund may use short equity futures, related options and short swap contracts in an attempt to manage against an equity risk perceived by the Manager to be present in the Fund.
Anticipatory Hedging: In anticipation of significant purchases of securities, the Fund may attempt to manage market risk (the risk of not being invested in the securities) by purchasing long futures contracts or entering into long swap contracts to obtain market exposure until the purchase is completed. Conversely, in anticipation of significant redemptions, the Fund may sell futures contracts or enter into short swap contracts to help it dispose of securities in a more orderly fashion.
The Fund is not subject to any limit on the absolute face value of derivatives used for hedging purposes.
Investment
The Fund may use derivatives (particularly long futures contracts, related options, and long swap contracts) instead of investing directly in equity securities, including using equity derivatives to “equitize” cash balances held by the Fund (e.g., creating equity exposure through the use of futures contracts or other types of derivatives). The Fund also may use long derivatives in conjunction with short hedging transactions to seek to adjust the weights of the Fund’s underlying equity portfolio to a level the Manager believes is the optimal exposure to individual countries, markets, sectors, and equities. In particular, the Fund may use swaps or other derivatives on an index, a single security, or a basket of securities to gain investment exposure to securities in situations where direct ownership is not possible or is economically unattractive. In addition, if a foreign equity derivative provides a return in a local currency, the Fund may purchase a foreign currency forward in conjunction with foreign equity derivatives to achieve the effect of investing directly.
Risk Management — Synthetic Sales and Purchases
The Fund may use equity futures, related options, and swap contracts to achieve what the Manager believes to be the optimal exposure to individual sectors, indices, countries, and/or stocks. From time to time, derivatives may be used prior to actual sales and purchases.
For example, if the Fund holds a large proportion of stocks of companies in a particular industry or stocks in a particular market and the Manager believes that stocks of companies in another industry or stocks of another market, as applicable, will outperform those stocks, the Fund might use a short futures contract on an appropriate index (to synthetically “sell” a portion of the Fund’s portfolio) in combination with a long futures contract on another index (to synthetically “buy” exposure to that index). Long and short swap contracts and contracts for differences also may be used for these purposes. In addition, if a derivative position is non-U.S. dollar denominated, a foreign currency forward may be used by the Fund in conjunction with a long derivative position to achieve the effect of investing directly. Equity derivatives (as well as any corresponding currency forwards) used to effect synthetic sales and purchases generally will be unwound as actual portfolio securities are sold and purchased.
The Fund may have temporary net long exposure in excess of its net assets as a result of futures and swap positions taken in connection with rebalancing of the Fund’s portfolio or in anticipation of cash flows (redemptions, subscriptions, payments of fees, etc.).
Other Uses
The Fund may employ additional derivatives strategies, including the foreign currency transactions as described below, to help implement its investment strategies.
Use of Foreign Currency Derivative Transactions by
Taiwan Fund
Foreign Currency Derivative Transactions That May Be Employed by the Fund
Buying and selling spot currencies
Forward foreign currency contracts
Currency futures contracts and related options (both cash and physically settled)
Options on currencies
Currency swap contracts

Uses of Foreign Currency Derivative Transactions by the Fund
Hedging
Traditional Hedging: The Fund may use derivatives – generally short forward or futures contracts – in an attempt to hedge back into the U.S. dollar the foreign currency exposure inherent in its portfolio. The Fund is not required to hedge any of its currency risk.
Anticipatory Hedging: When the Fund enters into a contract for the purchase of, or anticipates the need to purchase, a security denominated in a foreign currency, it may “lock in” the U.S. dollar price of the security by buying the foreign currency or using currency forwards or futures.
Cross Hedging: The Fund may attempt to adjust exposure to a foreign currency by using derivatives that hedge that exposure to a third currency, not necessarily the U.S. dollar. For example, if the Manager believes the Taiwanese Dollar is likely to decline against the Euro (but not necessarily the U.S. dollar), the Manager may implement a cross hedge to take a short position in the Taiwanese Dollar and take a long position in the Euro.  This may be implemented with a traditional hedge of the Taiwanese Dollar to U.S. dollars in addition to a purchase of Euros using those U.S. dollars.
Proxy Hedging: The Fund may attempt to adjust the exposure of a given foreign currency by using an instrument denominated in a different currency that the Manager believes is highly correlated with the subject currency.
Investment
The Fund may enter into currency forwards or futures contracts in conjunction with entering into a futures contract on a foreign index to create synthetic foreign currency-denominated securities.
Risk Management
Subject to the limitations described below, the Fund may use foreign currency derivatives for risk management. Thus, the Fund may have foreign currency exposure that is different (in some cases, significantly different) than the currency exposure represented by its portfolio investments. That exposure may include long and short exposure to particular currencies beyond the exposure represented by the Fund’s investment in securities denominated in that currency.
The Fund’s net aggregate foreign currency exposure typically will not exceed 100% of its net assets. However, the Fund’s foreign currency exposure may differ significantly from the currency exposure represented by its equity investments.

Use of Derivatives (other than Foreign Currency Derivative Transactions) by
World Opportunity Overlay Fund
Types of Derivatives (other than Foreign Currency Derivative Transactions) That May Be Used by the Fund
Swap contracts, including interest rate swaps, swaps on an index, a single fixed income security, or a basket of fixed income securities, and credit default swaps
Swaptions
Futures contracts and related options on bonds as well as baskets or indices of securities
Options on bonds and other securities
Structured notes
Uses of Derivatives (other than foreign currency derivative transactions) by the Fund
Investment
Instead of investing directly in fixed income securities, the Fund uses derivatives, primarily interest rate swaps, to seek to exploit misvaluations in world interest rates and to add value relative to the Fund’s benchmark. The Fund also may use other types of derivatives for investment purposes, including other types of swap contracts, futures contracts, related options, and swaptions, instead of investing directly in securities. In particular, the Fund may use swaps or other derivatives on an index, a single security, or a basket of securities to gain investment exposure to securities in situations where direct ownership is not possible or is economically unattractive. In addition, the Fund may use credit default swaps for investment purposes. In those cases, it will receive the premium from its counterparty but would be obligated to pay the par (or other agreed-upon) value of the defaulted bonds or loans upon issuer default to the counterparty.
If a derivative position is non-U.S. dollar denominated, the Fund may use a foreign currency forward in conjunction with a long derivative position to achieve the effect of investing directly.
Hedging
Traditional Hedging: The Fund may use futures, options, swap contracts, and swaptions in an attempt to manage against a market or credit risk perceived by the Manager to be present in the Fund. For instance, the Fund may use credit default swaps to take an active long or short position with respect to the likelihood of default by a corporate (including asset-backed security) or sovereign issuer of fixed income securities.
Anticipatory Hedging: In anticipation of significant purchases of a security or securities, the Fund may attempt to manage market risk (the risk of not being invested in the securities) by purchasing long futures contracts or entering into long swap contracts to obtain market exposure until the purchase is completed. Conversely, in anticipation of significant redemptions, the Fund may sell futures contracts or enter into short swap contracts in an attempt to help it dispose of securities in an orderly fashion.
Risk Management
The Fund may use swaps as well as options, futures, and related options to achieve what the Manager believes to be the optimal exposure to particular interest rate markets or individual countries or issuers. From time to time, derivatives may be used prior to actual sales and purchases.
The Fund is not limited in the extent to which it uses derivatives or in the absolute face value of its derivative positions. As a result, the Fund may be leveraged in terms of aggregate exposure of its assets, and its net long exposure may exceed 100% of its net assets.
Other Uses
The Fund may employ additional derivatives strategies to help implement its investment strategies. For instance, the Manager may decide to alter the interest rate exposure of debt instruments by employing interest rate swaps. This strategy enables the Fund to maintain its investment in the credit of an issuer through the debt instrument but adjust its interest rate exposure through the swap. With these swaps, the Fund and its counterparties exchange interest rate exposure, such as fixed vs. variable and shorter duration vs. longer duration.
In addition, the Fund may employ the foreign currency derivative transactions described below.
Use of Foreign Currency Derivative Transactions by
World Opportunity Overlay Fund
Foreign Currency Derivative Transactions That May Be Employed by the Fund
Buying and selling spot currencies
Forward foreign currency contracts
Currency futures contracts and related options (both cash and physically settled)
Options on currencies
Currency swap contracts
Uses of Foreign Currency Derivative Transactions by the Fund
Hedging
Traditional Hedging: The Fund may use derivatives — generally short forward or futures contracts – in an attempt to hedge back into the U.S. dollar the foreign currency exposure inherent in its portfolio. The Fund is not required to hedge any of its currency risk.
Anticipatory Hedging: When the Fund enters into a contract for the purchase of, or anticipates the need to purchase, a security denominated in a foreign currency, it may “lock in” the U.S. dollar price of the security by buying the foreign currency or using currency forwards or futures.

Cross Hedging: The Fund may attempt to adjust exposure to a foreign currency by using derivatives that hedge that exposure to a third currency, not necessarily the U.S. dollar. For example, if the Fund holds Japanese bonds, but the Manager believes the Yen is likely to decline against the Euro (but not necessarily the U.S. dollar), the Manager may implement a cross hedge to take a short position in the Yen and take a long position in the Euro.  This may be implemented with a traditional hedge of the Yen to U.S. dollars in addition to a purchase of Euros using those U.S. dollars.
Proxy Hedging: The Fund may attempt to adjust the exposure of a given foreign currency by using an instrument denominated in a different currency that the Manager believes is highly correlated with the subject currency.
Investment
The Fund may enter into currency forwards or futures contracts in conjunction with entering into a futures contract on a foreign index to create synthetic foreign currency-denominated securities.
Risk Management
Subject to certain limitations, the Fund may use foreign currency derivatives for risk management. Thus, the Fund may have foreign currency exposure that is different than the currency exposure represented by its portfolio investments. That exposure may include long and short exposure to particular currencies beyond the exposure represented by the Fund’s investment in securities denominated in that currency.
INVESTMENT RESTRICTIONS
Fundamental Restrictions:
The following are Fundamental Investment Restrictions of the Funds, which may not be changed without shareholder approval:
(1) Each Fund may not borrow money except under the following circumstances: (i) Each Fund may borrow money from banks so long as after such a transaction, the total assets (including the amount borrowed) less liabilities other than debt obligations, represent at least 300% of outstanding debt obligations; (ii) Each Fund may also borrow amounts equal to an additional 5% of its total assets without regard to the foregoing limitation for temporary purposes, such as for the clearance and settlement of portfolio transactions and to meet shareholder redemption requests; and (iii) Each Fund may enter into transactions that are technically borrowings under the 1940 Act because they involve the sale of a security coupled with an agreement to repurchase that security (e.g., reverse repurchase agreements, dollar rolls, and other similar investment techniques) without regard to the asset coverage restriction described in (i) above, so long as and to the extent that a Fund’s custodian earmarks and maintains cash and/or high-grade debt securities equal in value to its obligations in respect of these transactions.

Under current pronouncements of the SEC staff, the above types of transactions are not treated as involving senior securities so long as and to the extent that the Fund maintains liquid assets equal in value to its obligations in respect of these transactions.
(2) With respect to Short-Duration Collateral Fund, Special Purpose Holding Fund and Taiwan Fund, each Fund may not purchase securities on margin except such short-term credits as may be necessary for the clearance of purchases and sales of securities. (For this purpose, the deposit or payment of initial or variation margin in connection with futures contracts or related options transactions is not considered the purchase of a security on margin.)
(3) With respect to Short-Duration Collateral Fund, Special Purpose Holding Fund and Taiwan Fund, each Fund may not make short sales of securities or maintain a short position for the Fund’s account unless at all times when a short position is open the Fund owns an equal amount of such securities or owns securities which, without payment of any further consideration, are convertible into or exchangeable for securities of the same issue as, and equal in amount to, the securities sold short.
(4) Each Fund may not underwrite securities issued by other persons except to the extent that, in connection with the disposition of its portfolio investments, it may be deemed to be an underwriter under federal securities laws.
(5) Each Fund may not purchase or sell real estate, although it may purchase securities of issuers which deal in real estate, including securities of real estate investment trusts, and may purchase securities which are secured by interests in real estate.
(6) Each Fund may not make loans, except by purchase of debt obligations or by entering into repurchase agreements or through the lending of the Fund’s portfolio securities. Loans of portfolio securities may be made with respect to up to 100% of a Fund’s total assets in the case of Flexible Equities Fund, Short-Duration Collateral Fund, Special Purpose Holding Fund and Taiwan Fund, and up to 33 1/3% of the Fund’s total assets in the case of each of Alternative Asset Opportunity Fund, Special Situations Fund and World Opportunity Overlay Fund.
(7) Each Fund may not concentrate more than 25% of the value of its total assets in any one industry.
(8) With respect to Flexible Equities Fund, Short-Duration Collateral Fund, Special Purpose Holding Fund, Special Situations Fund, Taiwan Fund and World Opportunity Overlay Fund, each Fund may not purchase or sell commodities or commodity contracts, except that the Fund may purchase and sell financial futures contracts and options thereon.
With respect to Alternative Asset Opportunity Fund, the Fund may not purchase commodities, except that the Fund may purchase and sell commodity contracts or any type of commodity-related derivatives (including, without limitation, all types of commodity-related swaps, futures contracts, forward contracts and options contracts).

(9) Each Fund may not issue senior securities, as defined in the 1940 Act and as amplified by rules, regulations and pronouncements of the SEC.
The SEC has concluded that even though reverse repurchase agreements, firm commitment agreements, and standby commitment agreements fall within the functional meaning of the term “evidence of indebtedness,” the issue of compliance with Section 18 of the 1940 Act will not be raised with the SEC by the Division of Investment Management if a Fund covers such obligations or maintains liquid assets equal in value to its obligations with respect to these transactions. Similarly, so long as such assets are maintained, the issue of compliance with Section 18 will not be raised with respect to any of the following: any swap contract or contract for differences; any pledge or encumbrance of assets permitted by Non-Fundamental Restriction (4) below; any borrowing permitted by Fundamental Restriction (1) above; any collateral arrangements with respect to initial and variation margin; and the purchase or sale of options, forward contracts, futures contracts or options on futures contracts.
Non-Fundamental Restrictions:
The following are Non-Fundamental Investment Restrictions of the Funds, which may be changed by the Trustees without shareholder approval:
(1) With respect to Flexible Equities Fund, Short-Duration Collateral Fund, Special Purpose Holding Fund, Taiwan Fund and World Opportunity Overlay Fund, each Fund may not buy or sell oil, gas, or other mineral leases, rights or royalty contracts, although it may purchase securities of issuers that deal in oil, gas, or other mineral leases, rights or royalty contracts, including securities of royalty trusts, and may purchase securities which are secured by, or otherwise hold or represent interests in, oil, gas, or other mineral leases, rights or royalty contracts.
(2) Each Fund may not make investments for the purpose of gaining control of a company’s management.
With respect to Alternative Asset Opportunity Fund and Special Situations Fund, this restriction shall not apply with respect to the Fund’s investments in one or more wholly-owned subsidiaries.
(3) With respect to Alternative Asset Opportunity Fund, Flexible Equities Fund, Short-Duration Collateral Fund, Special Situations Fund, Taiwan Fund and World Opportunity Overlay Fund, each Fund may not invest more than 15% of its net assets in illiquid securities.
(4) With respect to Short-Duration Collateral Fund, Special Purpose Holding Fund and Taiwan Fund, each Fund may not pledge, hypothecate, mortgage, or otherwise encumber its assets in excess of 33 1/3% of the Fund’s total assets (taken at cost). (For the purposes of this restriction, collateral arrangements with respect to swap agreements, the writing of options, stock index, interest rate, currency or other futures, options on futures contracts and collateral arrangements with respect to initial and variation margin are not deemed to be a pledge or other encumbrance of assets. The deposit of securities or cash or cash equivalents in escrow in connection with the writing of covered call or put options, respectively, is not deemed to be a pledge or encumbrance.)

(5) With respect to each Fund which has adopted a non-fundamental investment policy pursuant to Rule 35d-1 under the 1940 Act (each, a “Name Policy”), the Fund may not change its Name Policy as set forth under the Fund’s “Principal investment strategies” in the Fund’s Private Placement Memorandum without providing the Fund’s shareholders with a notice meeting the requirement of Rule 35d-1(c) at least 60 days prior to such change.
For purposes of each Name Policy, each Fund considers the term “invest” to include both direct investing and indirect investing and the term “investments” to include both direct investments and indirect investments (for instance, a Fund may invest indirectly or make indirect investments by investing in derivatives and synthetic instruments with economic characteristics similar to the underlying asset), and a Fund may achieve exposure to a particular investment, industry, country, or geographic region through direct investing or indirect investing and/or direct investments or indirect investments.
Additionally, for purposes of its Name Policy, Flexible Equities Fund considers the term “equity investments” to refer to investments in common stocks and other stock-related securities, such as preferred stocks, convertible securities, and depositary receipts.
Except as indicated above in Fundamental Restriction (1), all percentage limitations on investments set forth herein and in each Private Placement Memorandum will apply at the time of the making of an investment and shall not be considered violated unless an excess or deficiency occurs or exists immediately after and as a result of such investment.
With respect to Alternative Asset Opportunity Fund, for purposes of determining compliance with the Fund’s policy not to concentrate investments in a particular industry, futures contracts will be valued at current market value (not notional value).
The phrase “shareholder approval,” as used in each Private Placement Memorandum and in this Statement of Additional Information, and the phrases “vote of a majority of the outstanding voting securities” and “the approval of shareholders,” as used herein with respect to a Fund, mean the affirmative vote of the lesser of (1) more than 50% of the outstanding shares of that Fund, or (2) 67% or more of the shares of that Fund present at a meeting if more than 50% of the outstanding shares are represented at the meeting in person or by proxy. Except for policies and restrictions that are explicitly described as fundamental in a Private Placement Memorandum or this Statement of Additional Information, the investment policies and restrictions of each Fund may be changed by the Trust’s Trustees without the approval of shareholders of that Fund. Policies and restrictions of a Fund that are explicitly described as fundamental in the Private Placement Memorandum or this Statement of Additional Information cannot be changed without the approval of shareholders of that Fund.
World Opportunity Overlay Fund typically will have exposure to a number of countries throughout the world, including exposure to the interest rate markets of those countries through the use of futures contracts, swap contracts, and other types of derivatives.

DETERMINATION OF NET ASSET VALUE
The net asset value (“NAV”) of each Fund or each class of shares of each Fund, as applicable, will be determined as of the close of regular trading on the New York Stock Exchange (“NYSE”), generally at 4:00 p.m. Eastern time. A Fund will not determine its NAV on any day when the NYSE is closed for business. Also, Taiwan Fund will not determine its NAV on days the Taiwan Stock Exchange is closed for trading. As a result, from time to time, Taiwan Fund may not determine its NAV for several consecutive weekdays (e.g., during the Chinese Lunar New Year), during which time investors will have no ability to redeem their shares in the Fund. Additionally, each of Alternative Asset Opportunity Fund, Short-Duration Collateral Fund, Special Purpose Holding Fund, and World Opportunity Overlay Fund will not be valued (and, accordingly, transactions in shares of the Fund will not be processed) on days when the U.S. bond markets are closed. A Fund also may elect not to determine its NAV on days during which no share is tendered for redemption and no order to purchase or sell a share is received by that Fund. Please refer to “Determination of Net Asset Value” in the Private Placement Memorandum for additional information.
DISTRIBUTIONS
Each Private Placement Memorandum describes the distribution policies of that Fund under the heading “Distributions and Taxes.”
Because each of Alternative Asset Opportunity Fund, Special Situations Fund, and World Opportunity Overlay Fund has elected to be treated as a partnership for tax purposes, it is not required to make distributions to its shareholders. It is the policy of each of Alternative Asset Opportunity Fund, Special Situations Fund, and World Opportunity Overlay Fund to declare and pay distributions as determined by the Trustees (or their delegates).
Flexible Equities Fund, Short-Duration Collateral Fund, and Taiwan Fund each generally maintain a policy to pay their respective shareholders, as dividends, substantially all net investment income, if any, and to distribute annually all net realized capital gains, if any, after offsetting any available capital loss carryovers. Each such Fund generally maintains a policy to make distributions at least annually, sufficient to avoid the imposition of a nondeductible 4% excise tax on certain undistributed amounts of ordinary income and capital gain net income. Each such Fund, from time to time and at the Fund’s discretion, also may make unscheduled distributions of net income, short-term capital gains, and/or long-term capital gains prior to large redemptions by shareholders from the Fund or as otherwise deemed appropriate by the Fund. From time to time, distributions by a Fund could constitute, for U.S. federal income tax purposes, a return of capital to shareholders (see discussion in “Taxes” below).
Special Purpose Holding Fund will generally distribute any proceeds and other cash receipts received from its underlying investments as soon as practicable after such proceeds are received, subject to the discretion of the Trustees (or their delegates).

TAXES: FLEXIBLE EQUITIES FUND, SHORT-DURATION COLLATERAL FUND, TAIWAN FUND
The following tax section applies only to Flexible Equities Fund, Short-Duration Collateral Fund, and Taiwan Fund and their shareholders.
The Funds’ shareholders are other Funds of the Trust and certain accredited investors. The following summary does not discuss the tax consequences to the shareholders of those other Funds of the Trust, of distributions by those other Funds to their shareholders, or of the sale of shares of those other Funds by their shareholders. Shareholders of such Funds should consult the prospectuses (or private placement memoranda) and statements of additional information of those other Funds for a discussion of the tax consequences to them.
Tax Status and Taxation of Each Fund
Each Fund is treated as a separate taxable entity for U.S. federal income tax purposes. Each Fund intends to qualify each year as a regulated investment company (“RIC”) under Subchapter M of the Internal Revenue Code of 1986, as amended (previously defined above as the “Code”). In order to qualify for the special tax treatment accorded RICs and their shareholders, each Fund must, among other things:
(a)	derive at least 90% of its gross income from (i) dividends, interest, payments with respect to certain securities loans, and gains from the sale or other disposition of stock, securities, or foreign currencies, or other income (including but not limited to gains from options, futures, or forward contracts) derived with respect to its business of investing in such stock, securities, or currencies and (ii) net income derived from interests in “qualified publicly traded partnerships” (as defined below);
(b)	diversify its holdings so that, at the end of each quarter of the Fund’s taxable year, (i) at least 50% of the market value of the Fund’s total assets is represented by cash and cash items, U.S. government securities, securities of other RICs, and other securities limited in respect of any one issuer to a value not greater than 5% of the value of the Fund’s total assets and not more than 10% of the outstanding voting securities of such issuer, and (ii) not more than 25% of the value of the Fund’s total assets is invested in the securities (other than those of the U.S. government or RICs) of any one issuer or of two or more issuers which the Fund controls and which are engaged in the same, similar, or related trades or businesses, or in the securities of one or more qualified publicly traded partnerships (as defined below); and
(c)	distribute with respect to each taxable year at least 90% of the sum of its investment company taxable income (as that term is defined in the Code without regard to the deduction for dividends paid—generally, taxable ordinary income and the excess, if any, of net short-term capital gains over net long-term capital losses) and any net tax-exempt interest income, for such year.
In general, for purposes of the 90% gross income requirement described in paragraph (a) above, income derived from a partnership will be treated as qualifying income only to the extent such income is attributable to items of income of the partnership which would be qualifying income if realized directly by the RIC. However, 100% of the net income derived from an interest in a qualified publicly traded partnership (defined generally as a partnership (i) interests in which are traded on an established securities market or readily tradable on a secondary market or the substantial equivalent thereof, (ii) that derives at least 90% of its income from passive income sources defined in Section 7704(d) of the Code, and (iii) that derives less than 90% of its income from the qualifying income described in paragraph (a)(i) above) will be treated as qualifying income. In addition, although in general the passive loss rules of the Code do not apply to RICs, such rules do apply to a RIC with respect to items attributable to an interest in a qualified publicly traded partnership. Further, for the purposes of paragraph (b) above: (i) the term “outstanding voting securities of such issuer” will include the equity securities of a qualified publicly traded partnership, and (ii) identification of the issuer (or, in some cases, issuers) of a particular Fund investment can depend on the terms and conditions of that investment. In some cases, identification of the issuer (or issuers) is uncertain under current law, and an adverse determination or future guidance by the Internal Revenue Service (“IRS”) with respect to issuer identification for a particular type of investment may adversely affect the Fund’s ability to meet the diversification test.
If a Fund qualifies as a RIC that is accorded special tax treatment, the Fund will not be subject to U.S. federal income tax on income distributed in a timely manner to its shareholders in the form of dividends (including Capital Gain Dividends, as defined below).
As described above, each Fund intends generally to distribute at least annually to its shareholders substantially all of its net investment income (including any net tax-exempt income) and all of its net capital gain. Any net taxable investment income retained by a Fund will be subject to tax at the Fund level at regular corporate rates. Although each Fund intends generally to distribute all of its net capital gain each year, each Fund reserves the right to retain for investment all or a portion of its net capital gain. If a Fund retains any net capital gain, it will be subject to tax at the Fund level at regular corporate rates on the amount retained. In that case, a Fund is permitted to designate the retained amount as undistributed capital gains in a timely notice to its shareholders, who would then, in turn, be (i) required to include in income for U.S. federal income tax purposes, as long-term capital gain, their shares of such undistributed amount, and (ii) entitled to credit their proportionate shares of the tax paid by the Fund on such undistributed amount against their U.S. federal income tax liabilities, if any, and to claim refunds on a properly filed U.S. tax return to the extent the credit exceeds such liabilities. If a Fund properly makes this designation, for U.S. federal income tax purposes, the tax basis of shares owned by a shareholder of a Fund would be increased by an amount equal under current law to the difference between the amount of undistributed capital gains included in the shareholder’s gross income under clause (i) of the preceding sentence and the tax deemed paid by the shareholder under clause (ii) of the preceding sentence. A Fund is not required to, and there can be no assurance that a Fund will, make this designation if it retains all or a portion of its net capital gain in a taxable year.
In determining its net capital gain for purposes of Capital Gain Dividends, as defined below, a Fund generally must treat any net capital loss or any net long-term capital loss incurred after October 31 as if it had been incurred in the succeeding year. In addition, in determining its taxable income, a Fund is permitted to elect to treat all or part of any net capital loss, any net long-term capital loss, or any foreign currency loss incurred after October 31 as if it had been incurred in the succeeding year.
If a Fund were to fail to distribute in a calendar year substantially all of its ordinary income for such year and substantially all of its capital gain net income for the one-year period ending October 31, plus any retained amount from the prior year, such Fund would be subject to a nondeductible 4% excise tax on the undistributed amounts. Each Fund intends generally to make distributions sufficient to avoid imposition of the 4% excise tax, although each Fund reserves the right to pay an excise tax rather than make an additional distribution when circumstances warrant (e.g., the payment of the excise tax amount is deemed by the Fund to be de minimis). Where a Fund has a taxable year that begins in one calendar year and ends in the next calendar year, the Fund will be required to make this excise tax distribution during its taxable year. There is a risk that a Fund could recognize income prior to making this excise tax distribution and could recognize losses after making this distribution. As a result, all or a portion of a Fund’s excise tax distribution could constitute a return of capital (see discussion below).
Realized capital losses in excess of realized capital gains (“Net Capital Losses”) are not permitted to be deducted against net investment income. A Fund may carry Net Capital Losses forward for eight years. However, a Fund will not be able to use any Net Capital Losses remaining at the conclusion of the eighth taxable year succeeding the taxable year in which such Net Capital Loss arose. All Net Capital Losses carried forward are treated as short-term and will offset short-term capital gain before offsetting long-term capital gain in the year in which they are used. See each Fund’s most recent annual shareholder report for more information concerning the Fund’s Net Capital Losses available to be carried forward (if any) as of the end of its most recently ended fiscal year.
However, a Fund’s ability to use Net Capital Losses may be limited following the occurrence of certain (i) acquisitive reorganizations and (ii) shifts in the ownership of the Fund by a shareholder owning or treated as owning 5% or more of the stock of the Fund (each, an “ownership change”). The Code may similarly limit a Fund’s ability to use any of its other capital losses, or ordinary losses, that have accrued but have not been recognized (i.e., “built-in” losses) at the time of an ownership change to the extent they are realized within the five-year period following the ownership change.
Each Fund will be considered to be a “nonpublicly offered RIC” if it does not have at least 500 shareholders at all times during a taxable year. Very generally, pursuant to Treasury regulations, expenses of nonpublicly offered RICs, except those specific to their status as a RIC or separate entity (e.g., registration fees or transfer agency fees), are subject to special pass-through rules. The affected expenses (which include Management Fees) are treated as additional dividends to certain Fund shareholders (generally including individuals and entities that compute their taxable income in the same manner as individuals) and are deductible by those shareholders, subject to the 2% floor on miscellaneous itemized deductions and other significant limitations on itemized deductions set forth in the Code.
Transactions in Fund Shares
The sale, exchange, or redemption of Fund shares may give rise to a gain or loss. In general, any gain or loss realized upon a taxable disposition of shares will be treated as long-term capital gain if the shares have been held for more than one year and as short-term capital gain if the shares have been held for not more than one year. However, depending on a shareholder’s percentage ownership in a Fund, a partial redemption of Fund shares could cause the shareholder to be treated as receiving a dividend, taxable under the rules applicable to dividends and distributions described below, rather than capital gain income received in exchange for Fund shares.
Any loss realized upon a taxable disposition of Fund shares held by a shareholder for six months or less will be treated as long-term capital loss to the extent of any Capital Gain Dividends, as defined below, received or deemed received by a shareholder with respect to those shares. Further, all or a portion of any loss realized upon a taxable disposition of Fund shares will be disallowed under the Code’s “wash-sale” rules if other shares of the same Fund are purchased within 30 days before or after the disposition. In such a case, the basis of the newly purchased shares will be adjusted to reflect the disallowed loss.
Taxation of Fund Distributions
Fund distributions are taxable to shareholders under the rules described below whether received in cash or reinvested in additional Fund shares.
Dividends and distributions on each Fund’s shares are generally subject to U.S. federal income tax as described below to the extent they do not exceed the Fund’s realized income and gains, even though such dividends and distributions may economically represent a return of a particular shareholder’s investment. Such dividends and distributions are likely to occur in respect of shares purchased at a time when the Fund’s net asset value reflects unrealized gains, or realized but undistributed income or gains, that were therefore included in the price the shareholder paid for its shares. Such realized income and gains may be required to be distributed even when the Fund’s net asset value also reflects unrealized losses.
For U.S. federal income tax purposes, distributions of investment income are generally taxable as ordinary income. Taxes on distributions of capital gains are determined by how long a Fund owned the investments that generated them, rather than how long a shareholder may have owned shares in the Fund. In general, the Fund will recognize long-term capital gain or loss on assets it has owned (or is deemed to have owned) for more than one year, and short-term capital gain or loss on investments it has owned (or is deemed to have owned) for one year or less. Distributions of net long-term capital gains (that is, the excess of net long-term capital gain over net short-term capital loss) that are properly designated by a Fund as capital gain dividends (“Capital Gain Dividends”) will be taxable to shareholders as long-term capital gains. Long-term capital gain rates applicable to most individuals have been temporarily reduced to 15% (with lower rates applying to taxpayers in the 10% and 15% rate brackets) for taxable years beginning before January 1, 2011. It is currently unclear whether Congress will extend this reduction to tax years beginning on or after January 1, 2011. Distributions attributable to net short-term capital gain (as reduced by any net long-term capital loss for the taxable year) will be taxable to shareholders as ordinary income. Distributions from capital gains are generally made after applying any available Net Capital Losses that have been carried forward.
For taxable years beginning before January 1, 2011, distributions of investment income designated by a Fund as derived from “qualified dividend income” will be taxed in the hands of individuals at the rates applicable to long-term capital gain, provided holding period and other requirements are met at both the shareholder and Fund levels. It is currently unclear whether Congress will extend this provision to tax years beginning on or after January 1, 2011.
In order for some portion of the dividends received by a Fund shareholder to be qualified dividend income, a Fund must meet holding period and other requirements with respect to some portion of the dividend-paying stocks in its portfolio and the shareholder must meet holding period and other requirements with respect to the Fund’s shares. A dividend will not be treated as qualified dividend income (at either the Fund or shareholder level) (i) if the dividend is received with respect to any share of stock held for fewer than 61 days during the 121-day period beginning on the date which is 60 days before the date on which such share becomes ex-dividend with respect to such dividend (or, in the case of certain preferred stock, 91 days during the 181-day period beginning 90 days before such date), (ii) to the extent that the recipient is under an obligation (whether pursuant to a short sale or otherwise) to make related payments with respect to positions in substantially similar or related property, (iii) if the recipient elects to have the dividend income treated as investment income for purposes of the limitation on deductibility of investment interest, or (iv) if the dividend is received from a foreign corporation that is (A) not eligible for the benefits of a comprehensive income tax treaty with the United States (with the exception of dividends paid on stock of such a foreign corporation readily tradable on an established securities market in the United States) or (B) treated as a “passive foreign investment company” (as defined below).
In general, distributions of investment income designated by a Fund as derived from qualified dividend income will be treated as qualified dividend income in the hands of a shareholder taxed as an individual, provided the shareholder meets the holding period and other requirements described above with respect to the Fund’s shares. In any event, if the qualified dividend income received by a Fund during any taxable year is 95% or more of its “gross income,” then 100% of the Fund’s dividends (other than Capital Gain Dividends) will be eligible to be treated as qualified dividend income. For this purpose, the only gain included in the term “gross income” is the excess of net short-term capital gain over net long-term capital loss. Neither Short-Duration Collateral Fund nor Taiwan Fund anticipates that a significant percentage of the dividends received by it will qualify as qualified dividend income.
If a Fund receives dividends from an underlying fund that is treated as a RIC for U.S. federal income tax purposes (“Underlying RIC”), and the Underlying RIC designates such dividends as qualified dividend income, then the Fund is permitted, in turn, to designate a portion of its distributions as qualified dividend income, provided that the Fund meets the holding period and other requirements with respect to shares of the Underlying RIC.
For corporate shareholders (other than S corporations), the dividends-received deduction will generally apply (subject to holding period and other requirements imposed by the Code) to a Fund’s dividends paid from investment income to the extent derived from dividends received from U.S. corporations. No Fund expects that a significant portion of its distributions will be eligible for the corporate dividends-received deduction. If a Fund receives dividends from an Underlying RIC that qualifies as a RIC, and the Underlying RIC designates such dividends as eligible for the dividends-received deduction, then the Fund is permitted, in turn, to designate a portion of its distributions as eligible for the dividends-received deduction, provided that the Fund meets the holding period and other requirements with respect to shares of the Underlying RIC.
A portion of the original issue discount (“OID”) accrued on certain high yield discount obligations may not be deductible to the issuer. If a portion of the OID on certain high yield discount obligations is not deductible, that portion will be treated as a dividend for purposes of the corporate dividends-received deduction. In such cases, if the issuer of the high yield discount obligations is a domestic corporation, dividend payments by the Fund may be eligible for the dividends-received deduction to the extent attributable to the deemed dividend portion of such OID. See “Tax Implications of Certain Investments” below for more discussion of OID.
To the extent that a Fund makes a distribution of income that is attributable to (i) income received by the Fund in lieu of dividends with respect to securities on loan pursuant to a securities lending transaction or (ii) dividend income received by the Fund on securities it temporarily purchased from a counterparty pursuant to a repurchase agreement treated for U.S. federal income tax purposes as a loan, such distribution may not constitute qualified dividend income to individual shareholders and may not be eligible for the dividends-received deduction for corporate shareholders.
A Fund may make a distribution to its shareholders in excess of its current and accumulated “earnings and profits” in any taxable year (a “Return of Capital Distribution”), in which case the excess distribution will be treated as a return of capital to the extent of each shareholder’s tax basis in its shares, and thereafter as capital gain. A return of capital is not taxable to the extent such an amount does not exceed a shareholder’s tax basis, but it reduces the shareholder’s tax basis in its shares, thus reducing any loss or increasing any gain on a subsequent taxable disposition by such shareholder of the shares.
A distribution paid to shareholders by a Fund in January of a year generally is deemed to have been received by shareholders on December 31 of the preceding year, if the distribution was declared and payable to shareholders of record on a date in October, November, or December of that preceding year. The Trust will provide U.S. federal tax information annually, including information about dividends and distributions paid during the preceding year, to taxable investors and others requesting such information.
Each Fund generally intends to mail required information returns to shareholders prior to January 31 of each year. However, a Fund may apply with the IRS for an extension of the time in which the Fund is permitted to provide shareholders with information returns. As a result, a shareholder may receive an information return from a Fund after January 31.
Backup Withholding
Each Fund (or in the case of shares held through an intermediary, the intermediary) generally is required to withhold and remit to the U.S. Treasury a percentage of the taxable distributions and redemption proceeds paid to any individual shareholder who fails to properly furnish the Fund (or the intermediary) with a correct taxpayer identification number, who has under-reported dividend or interest income, or who fails to certify that he or she is not subject to such withholding. The backup withholding tax rate is 28% for amounts paid through 2010. This rate will expire and the backup withholding rate will be 31% for amounts paid after December 31, 2010, unless Congress enacts tax legislation providing otherwise. Any tax withheld as a result of backup withholding does not constitute an additional tax imposed on the record owner of the account, and may be claimed as a credit on the record owner’s U.S. federal income tax return, provided the appropriate information is furnished to the IRS.
Distributions to Foreign Investors
In general, a Fund’s dividend distributions (other than Capital Gain Dividends, as described more fully below) are subject to a U.S. withholding tax of 30% when paid to a shareholder that is not a “U.S. person” within the meaning of the Code (a “foreign shareholder”). In addition, subject to certain exceptions, a Fund is generally not required and currently does not expect to withhold on the amount of a non-dividend distribution (i.e., a Return of Capital Distribution) paid to its foreign shareholders; a Fund, however, may determine to withhold on any such distribution in its discretion to the extent permissible under applicable law. To the extent withholding is made, persons who are resident in a country, such as the United Kingdom, that has an income tax treaty with the United States may be eligible for a reduced withholding rate (upon filing of appropriate forms), and are urged to consult their tax advisors regarding the applicability and effect of such a treaty.
However, effective for taxable years of a Fund beginning before January 1, 2010, a Fund is not required to withhold any amounts (i) with respect to distributions (other than distributions to a foreign shareholder (A) that has not provided a satisfactory statement that the beneficial owner is not a U.S. person, (B) to the extent that the dividend is attributable to certain interest on an obligation if the foreign shareholder is the issuer or is a 10% shareholder of the issuer, (C) that is within certain foreign countries that have inadequate information exchange with the United States, or (D) to the extent the dividend is attributable to interest paid by a person that is a related person of the foreign shareholder and the foreign shareholder is a controlled foreign corporation) from U.S.-source interest income of types similar to those not subject to U.S. federal income tax if earned directly by an individual foreign shareholder, to the extent such distributions are properly designated by the Fund (“interest-related dividends”), and (ii) with respect to distributions (other than (A) distributions to an individual foreign shareholder who is present in the United States for a period or periods aggregating 183 days or more during the year of the distribution and (B) distributions subject to special rules regarding the disposition of “U.S. real property interests” (“USRPIs”) as described below) of net short-term capital gains in excess of net long-term capital losses, to the extent such distributions are properly designated by the Fund (“short-term capital gain dividends”). Depending on the circumstances, a Fund may make designations of interest-related and/or short-term capital gain dividends with respect to all, some, or none of its potentially eligible dividends and/or treat such dividends, in whole or in part, as ineligible for these exemptions from withholding. Absent legislation extending these exemptions for taxable years beginning on or after January 1, 2010, these special withholding exemptions for interest-related and short-term capital gain dividends will expire and these dividends generally will be subject to withholding as described above. It is currently unclear whether Congress will extend the exemptions for tax years beginning on or after January 1, 2010.

In the case of shares held through an intermediary, the intermediary could determine to withhold even if a Fund makes a designation with respect to a payment. Foreign shareholders should contact their intermediaries regarding the application of these rules to their accounts.
Under U.S. federal tax law, a foreign shareholder is not, in general, subject to U.S. federal income tax on gains (and is not allowed a deduction for losses) realized on the sale of shares of a Fund or on Capital Gain Dividends unless (i) such gain or Capital Gain Dividend is effectively connected with the conduct by the foreign shareholder of a trade or business within the United States, (ii) in the case of a foreign shareholder that is an individual, the shareholder is present in the United States for a period or periods aggregating 183 days or more during the year of the sale or the receipt of the Capital Gain Dividend and certain other conditions are met, or (iii) the special rules relating to gain attributable to the sale or exchange of USRPIs apply to the foreign shareholder’s sale of shares of a Fund or to the Capital Gain Dividend received (as described below).
Also, foreign shareholders with respect to whom income from a Fund is “effectively connected” with a U.S. trade or business carried on by such shareholder will in general be subject to U.S. federal income tax on the income derived from the Fund at the graduated rates applicable to U.S. citizens, residents, or domestic corporations, whether such income is received in cash or reinvested in shares, and, in the case of a foreign corporation, may also be subject to a branch profits tax. If a foreign shareholder is eligible for the benefits of a tax treaty, any effectively connected income or gain will generally be subject to U.S. federal income tax on a net basis only if it is also attributable to a permanent establishment maintained by the shareholder in the United States. Again, foreign shareholders who are residents in a country with an income tax treaty with the United States may obtain different tax results, and are urged to consult their tax advisors.
Special withholding and other rules apply to distributions to foreign shareholders from a Fund that is either a “U.S. real property holding corporation” (“USRPHC”) or would be a USRPHC but for the operation of the exceptions to the definition thereof described below. Additionally, special withholding and other rules apply to the redemption of shares in a Fund that is a USRPHC or former USRPHC. Very generally, a USRPHC is a domestic corporation that holds USRPIs—USRPIs are defined as any interest in U.S. real property or any equity interest in a USRPHC or former USRPHC—the fair market value of which equals or exceeds 50% of the sum of the fair market values of the corporation’s USRPIs, interests in real property located outside the United States, and other assets. A Fund that holds (directly or indirectly) significant interests in real estate investment trusts (as defined in Section 856 of the Code) qualifying for the special tax treatment under Subchapter M of the Code (“U.S. REITs”) may be a USRPHC. The special rules discussed in the next paragraph will also apply to distributions from a Fund that would be a USRPHC absent exclusions from USRPI treatment for interests in domestically controlled U.S. REITs or RICs and not-greater-than-5% interests in publicly traded classes of stock in U.S. REITs or RICs.
In the case of a Fund that is a USRPHC or would be a USRPHC but for the exceptions from the definition of USRPI (described immediately above), any dividend distributions by the Fund and certain distributions made by the Fund in redemption of its shares that are attributable to (i) gains realized on the disposition of USRPIs by the Fund and (ii) distributions received by the Fund from a lower-tier RIC or U.S. REIT that the Fund is required to treat as USRPI gain in its hands will retain their character as gains realized from USRPIs in the hands of the Fund’s foreign shareholders. (However, absent legislation, after December 31, 2009, this “look-through” treatment for distributions by a fund to foreign shareholders will apply only to such distributions that, in turn, are attributable to distributions received by the fund from a lower-tier U.S. REIT and required to be treated as USRPI gain in the fund’s hands.) If a foreign shareholder holds (or has held in the prior year) more than a 5% interest in any class of a Fund, such distributions generally will be treated as gains “effectively connected” with the conduct of a “U.S. trade or business,” and subject to tax at graduated rates. Moreover, such shareholders generally will be required to file a U.S. income tax return for the year in which the gain was recognized and the Fund generally will be required to withhold 35% of the amount of such distribution. In the case of all other foreign shareholders (i.e., those whose interest in the Fund did not exceed 5% in any class of the Fund at any time during the prior year), the USRPI distribution generally will be treated as ordinary income (regardless of any designation by the Fund that such distribution is a short-term capital gain dividend or a Capital Gain Dividend), and the Fund generally must withhold 30% (or a lower applicable treaty rate) of the amount of the distribution paid to such foreign shareholder. Foreign shareholders of a Fund may also be subject to “wash-sale” rules to prevent the avoidance of the tax-filing and -payment obligations discussed above through the sale and repurchase of Fund shares.
In addition, a Fund that is a USRPHC or former USRPHC must typically withhold 10% of the amount realized in a redemption by a greater-than-5% foreign shareholder, and that shareholder typically must file a U.S. income tax return for the year of the disposition of the USRPI and pay any additional tax due on the sale. A similar withholding obligation may apply to Return of Capital Distributions by a Fund that is a USRPHC or former USRPHC to a greater-than-5% foreign shareholder, even if all or a portion of such distribution would be treated as a return of capital to the foreign shareholder. On or before December 31, 2009, such withholding on these redemptions and distributions is generally not required if the Fund is a domestically controlled USRPHC or, in certain limited cases, if the Fund (whether or not domestically controlled) holds substantial investments in RICs that are domestically controlled USRPHCs. Absent legislation extending this exemption from withholding beyond December 31, 2009, it will expire at that time and any previously exempt fund will be required to withhold with respect to amounts paid in redemption of its shares as described above. It is currently unclear whether Congress will extend this exemption from withholding beyond December 31, 2009. Foreign shareholders should consult their tax advisors concerning the application of these rules to their investment in a Fund.
In order to qualify for any exemptions from withholding described above or for lower withholding tax rates under income tax treaties, or to establish an exemption from backup withholding, a foreign shareholder must comply with special certification and filing requirements relating to its non-U.S. status (including, in general, furnishing an IRS Form W-BEN or substitute form). Foreign shareholders in a Fund should consult their tax advisors and, if holding shares through intermediaries, their intermediaries, in this regard.
Special rules (including withholding and reporting requirements) apply to foreign partnerships and those holding Fund shares through foreign partnerships. Also, additional considerations may apply to foreign trusts and estates. Investors holding Fund shares through foreign entities should consult their tax advisors about their particular situation.
A foreign shareholder may be subject to state and local taxes and to the U.S. federal estate tax in addition to the U.S. federal income tax referred to above.
Foreign Taxes
A Fund’s investments in foreign securities may be subject to foreign withholding and other taxes on dividends, interest, or capital gains which will decrease a Fund’s yield. Such foreign withholding taxes and other taxes may be reduced or eliminated under income tax treaties between the United States and certain foreign jurisdictions. Depending on the number of foreign shareholders in a Fund, however, such reduced foreign withholding tax rates may not be available for investments in certain jurisdictions.
If, at the end of a Fund’s taxable year, more than 50% of the value of the total assets of the Fund is represented by direct investments in stock or other securities of foreign corporations, the Fund may make an election that allows shareholders to claim a foreign tax credit or deduction (but not both) on their U.S. income tax return in respect of foreign taxes paid by or withheld from the Fund on one or more of its foreign portfolio securities. Only foreign taxes that meet certain qualifications are eligible for this pass-through treatment. If a Fund is eligible for and makes such an election, its shareholders will include in gross income from foreign sources their pro rata shares of such taxes paid by the Fund. Shareholders who do not itemize deductions on their U.S. federal income tax returns may claim a credit (but not a deduction) for such foreign taxes. Even if a Fund is eligible to make this election, it may determine not to do so in its sole discretion, in which case any such qualified foreign taxes paid by the Fund cannot be given this special “pass-through” treatment by the Fund or its shareholders. Investors should consult their tax advisors for further information relating to the foreign tax credit and deduction, which are subject to certain restrictions and limitations (including a holding period requirement applied at both the Fund and shareholder levels imposed by the Code). To the extent a Fund is eligible for and makes this election, its shareholders whose income from the Fund is not subject to U.S. taxation at the graduated rates applicable to U.S. citizens, residents, or domestic corporations may receive substantially different tax treatment of distributions by the Fund, and may be disadvantaged as a result of the Fund making this election. Flexible Equities Fund and Taiwan Fund are eligible for and expect to make this election.
Under current law, a Fund cannot pass through to shareholders foreign tax credits borne in respect of foreign securities income earned by Underlying RICs. In general, a Fund may only elect to pass through to its shareholders foreign income taxes it pays provided that it directly holds more than 50% of its assets in foreign stock and other securities at the close of its taxable year. Foreign securities held indirectly through an Underlying RIC do not contribute to this 50% threshold.
Withholding taxes that are accrued on dividends in respect of (i) securities on loan pursuant to a securities lending transaction during the period that any such security was not directly held by a Fund or (ii) securities the Fund temporarily purchased from a counterparty pursuant to a repurchase agreement that is treated as a loan for U.S. federal income tax purposes may not qualify as a foreign tax paid by the Fund and therefore cannot be passed through to shareholders even if the Fund meets the other requirements described above.
Tax Implications of Certain Investments
In general, option premiums received by a Fund are not immediately included in the income of the Fund. Instead, the premiums are recognized when the option contract expires, the option is exercised by the holder, or the Fund transfers or otherwise terminates the option (e.g., through a closing transaction). If an option written by a Fund is exercised and the Fund sells or delivers the underlying securities or other assets, the Fund generally will recognize capital gain or loss equal to (i) the sum of the strike price and the option premium received by the Fund minus (ii) the Fund’s basis in the underlying securities or other assets. Such gain or loss generally will be short-term or long-term depending upon the holding period of the underlying securities or other assets. If securities or other assets are purchased by a Fund pursuant to the exercise of a put option written by it, the Fund generally will subtract the premium received from its cost basis in the securities or other assets purchased. The gain or loss with respect to any termination of a Fund’s obligation under an option other than through the exercise of the option and related sale or delivery of the underlying securities or other assets generally will be short-term gain or loss depending on whether the premium income received by the Fund is greater or less than the amount paid by the Fund (if any) in terminating the transaction. Thus, for example, if an option written by a Fund expires unexercised, the Fund generally will recognize short-term gain equal to the premium received.
Certain covered call writing activities of a Fund may trigger the U.S. federal income tax straddle rules of Section 1092 of the Code, requiring that losses be deferred and holding periods be tolled on offsetting positions in options and stocks deemed to constitute substantially similar or related property. Options on stocks that are not “deep in the money” may give rise to qualified covered calls, which generally are not subject to the straddle rules; the holding period on stock underlying qualified covered calls that are “in the money” although not “deep in the money” will be suspended during the period that such calls are outstanding. Thus, the straddle rules and the rules governing qualified covered calls could cause gains that would otherwise constitute long-term capital gains to be treated as short-term capital gains, and distributions that would otherwise constitute qualified dividend income or qualify for the corporate dividends-received deduction to fail to satisfy the holding period requirements and therefore to be taxed as ordinary income or to fail to qualify for the dividends-received deduction, as the case may be.
The tax treatment of certain futures contracts entered into by a Fund as well as listed non-equity options written or purchased by a Fund on U.S. exchanges (including options on futures contracts, equity indices, and debt securities) will be governed by Section 1256 of the Code (“Section 1256 contracts”). Gains or losses on Section 1256 contracts generally are considered 60% long-term and 40% short-term capital gains or losses (“60/40”), although certain foreign currency gains and losses from such contracts may be treated as ordinary in character. Also, Section 1256 contracts held by a Fund at the end of each taxable year (and, for purposes of the 4% excise tax, on certain other dates as prescribed under the Code) are “marked to market,” with the result that unrealized gains or losses are treated as though they were realized and the resulting gain or loss is treated as ordinary or 60/40 gain or loss, as applicable.

In addition to the special rules described above in respect of futures and options transactions, a Fund’s transactions in other derivative instruments (e.g., forward contracts and swap agreements), as well as any of its other hedging, short sales, or similar transactions, may be subject to one or more special tax rules (e.g., notional principal contract, straddle, constructive sale, wash-sale, and short-sale rules). These rules may affect whether gains and losses recognized by a Fund are treated as ordinary or capital and/or as short-term or long-term, accelerate the recognition of income or gains to a Fund, defer losses, and cause adjustments in the holding periods of a Fund’s securities. The rules could therefore affect the amount, timing, and/or character of distributions to shareholders.
A Fund may make extensive use of various types of derivative financial instruments to the extent permitted by its investment policies and restrictions. The tax rules applicable to derivative financial instruments are in some cases uncertain under current law, including under Subchapter M of the Code. Accordingly, while the Funds intend to account for such transactions in a manner they deem to be appropriate, an adverse determination or future guidance by the IRS with respect to one or more of these rules (which determination or guidance could be retroactive) may adversely affect a Fund’s ability to meet one or more of the relevant requirements to maintain its qualification as a RIC, as well as to avoid a fund-level tax. See “Loss of RIC Status” below.
Certain investments made and investment practices engaged in by a Fund can produce a difference between its book income and its taxable income. These can include, but are not limited to, certain hedging activities, as well as investments in foreign currencies, foreign currency-denominated debt securities, Section 1256 contracts, passive foreign investment companies (as defined below), and debt obligations with discount or purchased at a premium. If a Fund’s book income exceeds its taxable income, the distribution (if any) of such excess generally will be treated as (i) a dividend to the extent of the Fund’s remaining earnings and profits (including earnings and profits arising from tax-exempt income (if any)), (ii) thereafter, as a return of capital to the extent of the recipient’s basis in its shares, and (iii) thereafter, as gain from the sale or exchange of a capital asset. If a Fund’s book income is less than its taxable income, the Fund could be required to make distributions exceeding book income to qualify as a RIC that is accorded special tax treatment.
Any investment by a Fund in U.S. REIT equity securities may result in the Fund’s receipt of cash in excess of the U.S. REIT’s earnings; if the Fund distributes these amounts, these distributions could constitute a return of capital to Fund shareholders for U.S. federal income tax purposes. Investments in U.S. REIT equity securities may also require a Fund to accrue and distribute income not yet received. To generate sufficient cash to make the requisite distributions, a Fund may be required to sell securities in its portfolio (including when it is not advantageous to do so) that it otherwise would have continued to hold. Dividends received by a Fund from a U.S. REIT will not qualify for the corporate dividends-received deduction and generally will not constitute qualified dividend income.
Under a notice issued by the IRS in October 2006 and Treasury regulations that have not yet been issued, but may apply retroactively, a portion of a Fund’s income (including income allocated to the Fund from a U.S. REIT or other pass-through entity) that is attributable to a residual interest in a real estate mortgage investment conduit (“REMIC”) or an equity interest in a taxable mortgage pool (“TMP”) (referred to in the Code as an “excess inclusion”) will be subject to U.S. federal income tax in all events. This notice also provides and the regulations are expected to provide that excess inclusion income of RICs, such as the Funds, will be allocated to shareholders of RICs in proportion to the dividends received by such shareholders, with the same consequences as if the shareholders held the related interest directly. As a result, a Fund investing in any such interests may not be suitable investments for charitable remainder trusts, as noted below.
In general, excess inclusion income allocated to shareholders (i) cannot be offset by net operating losses (subject to a limited exception for certain thrift institutions), (ii) will constitute unrelated business taxable income (“UBTI”) to entities (including a qualified pension plan, an individual retirement account, a 401(k) plan, a Keogh plan, or other tax-exempt entity) subject to tax on UBTI, thereby potentially requiring such an entity that is allocated excess inclusion income, and otherwise might not be required to file a tax return, to file a tax return and pay tax on such income, and (iii) in the case of a foreign shareholder, will not qualify for any reduction in U.S. federal withholding tax.
Under current law, income of a Fund that would be treated as UBTI if earned directly by a tax-exempt entity generally will not be attributed and taxed as UBTI when distributed to tax-exempt shareholders (that is, the Fund “blocks” this income with respect to such shareholders). Notwithstanding this “blocking” effect, a tax-exempt shareholder could realize UBTI by virtue of its investment in a Fund if shares in the Fund constitute debt-financed property in the hands of the tax-exempt shareholder within the meaning of Section 514(b) of the Code. A tax-exempt shareholder may also recognize UBTI if a Fund recognizes excess inclusion income derived from direct or indirect investments in residual interests in REMICs or equity interests in TMPs as described above, if the amount of such income recognized by the Fund exceeds the Fund’s investment company taxable income (after taking into account deductions for dividends paid by the Fund). Furthermore, any investment in residual interests of a CMO with respect to which an election is in effect to be treated as a REMIC can create complex tax consequences, especially if a Fund has state or local governments or other tax-exempt organizations as shareholders.
In addition, special tax consequences apply to charitable remainder trusts (“CRTs”) that invest in RICs that invest directly or indirectly in residual interests in REMICs or equity interests in TMPs. Under legislation enacted in December 2006, a CRT (as defined in Section 664 of the Code) that realizes any UBTI for a taxable year must pay an excise tax annually of an amount equal to such UBTI. Under IRS guidance issued in October 2006, a CRT will not recognize UBTI as a result of investing in a Fund that recognizes excess inclusion income. Rather, if at any time during any taxable year a CRT (or one of certain other tax-exempt shareholders, such as the United States, a state or political subdivision, or an agency or instrumentality thereof, and certain energy cooperatives) is a record holder of a share in a Fund that recognizes excess inclusion income, then the Fund will be subject to a tax on that portion of its excess inclusion income for the taxable year that is allocable to such shareholders at the highest U.S. federal corporate income tax rate. The extent to which this IRS guidance remains applicable in light of the December 2006 legislation is unclear. To the extent permitted under the 1940 Act, each Fund may elect to specially allocate any such tax to the applicable CRT, or other shareholder, and thus reduce such shareholder’s distributions for the year by the amount of the tax that relates to such shareholder’s interest in the Fund. CRTs and other tax-exempt investors are urged to consult their tax advisors concerning the consequences of investing in the Funds.
Some debt obligations with a fixed maturity date of more than one year from the date of issuance (and zero-coupon debt obligations with a fixed maturity date of more than one year from the date of issuance) that are acquired by a Fund will be treated as debt obligations that are issued originally at a discount. Generally, the amount of the OID is treated as interest income and is included in a Fund’s taxable income (and required to be distributed by the Fund) over the term of the debt security, even though payment of that amount is not received until a later time, usually when the debt security matures. In addition, payment-in-kind securities will give rise to income which is required to be distributed and is taxable even though the Fund holding the security receives no interest payment in cash on the security during the year.
Some debt obligations with a fixed maturity date of more than one year from the date of issuance that are acquired by a Fund in the secondary market may be treated as having market discount. Generally, any gain recognized on the disposition of, and any partial payment of principal on, a debt security having market discount is treated as ordinary income to the extent the gain, or principal payment, does not exceed the “accrued market discount” on such debt security. Alternatively, the Fund may elect to accrue market discount currently, in which case the discount accrues (as ordinary income) ratably in equal daily installments or, if the Fund so elects, at a constant (compound) interest rate. Either election will affect the character and timing of recognition of income. by the Fund.
Some debt obligations with a fixed maturity date of one year or less from the date of issuance that are acquired by a Fund may be treated as having OID or, in certain cases, acquisition discount. Generally, a Fund will be required to include the OID or acquisition discount in income (as ordinary income) over the term of the debt security, even though payment of that amount is not received until a later time, usually when the debt security matures. The OID or acquisition discount accrues ratably in equal daily installments or, if the Fund so elects, at a constant (compound) interest rate. If the Fund elects the constant interest rate method, the character and timing of recognition of income by the Fund will differ from what they would have been under the default pro rata method.
Increases in the principal amount of an inflation indexed bond will be treated as OID. Decreases in the principal amount of an inflation indexed bond will reduce the amount of interest from the debt instrument that would otherwise be includible in income by a Fund. In addition, if the negative inflation adjustment exceeds the income includible by a Fund with respect to the debt instrument (including any OID) for the taxable year, such excess will be an ordinary loss to the extent a Fund’s total interest inclusions on the debt instrument in prior taxable years exceed the total amount treated by the Fund as an ordinary loss on the debt instrument in prior taxable years. Any remaining excess may be carried forward to reduce taxable income from the instrument in subsequent years.
If a Fund holds the foregoing kinds of debt instruments, it may be required to pay out as an income distribution each year an amount which is greater than the total amount of cash interest the Fund actually received. Such distributions may be made from the cash assets of the Fund or, if necessary, by liquidation of portfolio securities including at a time when it may not be advantageous to do so. A Fund may realize gains or losses from such liquidations. In the event a Fund realizes net capital gains from such transactions, its shareholders may receive a larger Capital Gain Dividend than they would in the absence of such transactions.
Investments in debt obligations that are at risk of or in default present special tax issues for a Fund. Tax rules are not entirely clear about issues such as whether and to what extent the Fund should recognize market discount on a debt obligation; when the Fund may cease to accrue interest, OID, or market discount; when and to what extent the Fund may take deductions for bad debts or worthless securities; and how the Fund should allocate payments received on obligations in default between principal and income. These and other related issues will be addressed by a Fund when, as, and if it invests in such securities, in order to seek to ensure that it distributes sufficient income to preserve its status as a RIC and does not become subject to U.S. federal income or excise tax.
If a Fund invests in shares of Underlying RICs, its distributable income and gains will normally consist, in part, of distributions from Underlying RICs and gains and losses on the disposition of shares of Underlying RICs. To the extent that an Underlying RIC realizes net losses on its investments for a given taxable year, the Fund will not be able to recognize its share of those losses (so as to offset income or capital gain generated from other Fund investments, including from distributions of net income or capital gains from other Underlying RICs) until it disposes of shares of the Underlying RIC. Moreover, even when the Fund does make such a disposition, a portion of its loss may be recognized as a long-term capital loss, which will not be treated as favorably for U.S. federal income tax purposes as a short-term capital loss or an ordinary deduction. In particular, the Fund will not be able to offset any capital losses from its dispositions of Underlying RIC shares against its ordinary income (including distributions of any net short-term capital gains realized by an Underlying RIC).
In addition, in certain circumstances, the “wash-sale” rules under Section 1091 of the Code may apply to a Fund’s sales of Underlying RIC shares that have generated losses. A wash sale occurs if shares of an Underlying RIC are sold by the Fund at a loss and the Fund acquires additional shares of that same Underlying RIC 30 days before or after the date of the sale. The wash-sale rules could defer losses in the Fund’s hands on sales of Underlying RIC shares (to the extent such sales are wash sales) for extended periods of time.
As a result of the foregoing rules, and certain other special rules, the amounts of net investment income and net capital gains that a Fund will be required to distribute to shareholders may be greater than such amounts would have been had the Fund invested directly in the securities held by the Underlying RICs, rather than investing in shares of the Underlying RICs. For similar reasons, the character of distributions from the Fund (e.g., long-term capital gain, eligibility for dividends-received deduction, etc.) will not necessarily be the same as it would have been had the Fund invested directly in the securities held by the Underlying RICs.
Depending on a Fund’s percentage ownership in an Underlying RIC both before and after a redemption of Underlying RIC shares, the Fund’s redemption of shares of such Underlying RIC may cause the Fund to be treated as receiving a dividend taxable as ordinary income on the full amount of the distribution instead of being treated as realizing capital gain (or loss) on the redemption of the shares of the Underlying RIC. This generally would be the case where the Fund holds a significant interest in an Underlying RIC and redeems only a small portion of such interest. It is possible that any such dividend would qualify as qualified dividend income taxable at long-term capital gain rates; otherwise, it would be taxable as ordinary income.
Special tax considerations apply if a Fund invests in investment companies treated as partnerships for U.S. federal income tax purposes. For U.S. federal income tax purposes, a Fund investing in such a partnership generally will be allocated its share of the income, gains, losses, deductions, credits, and tax preference items of the partnership so as to reflect the Fund’s interests in the partnership. A partnership in which a Fund invests may modify its partner allocations to comply with applicable tax regulations, including, without limitation, the income tax regulations under Sections 704, 734, 743, 754, and 755 of the Code, and make special allocations of specific tax items, including gross income, gain, deduction, or loss, which could result in the Fund, as a partner, receiving more or less items of income, gain, deduction, or loss (and/or income, gain, deduction, or loss of a different character) than it would in the absence of such modified or special allocations. A Fund will be required to include in its income its share of a partnership’s tax items, including gross income, gain, deduction, or loss, for any partnership taxable year ending within or with the Fund’s taxable year, regardless of whether or not the partnership distributes any cash to the Fund in such year.
In general, a Fund will not recognize its share of these tax items until the close of the partnership’s taxable year. However, absent the availability of an exception, a Fund will recognize its share of these tax items as they are recognized by the partnership for purposes of determining the Fund’s liability for the 4% excise tax (described above). Therefore, if a Fund and a partnership have different taxable years, the Fund may be obligated to make distributions in excess of the net income and gains recognized from that partnership and yet be unable to avoid the 4% excise tax because it is without sufficient earnings and profits at the end of its taxable year to make a dividend. In some cases, however, a Fund can take advantage of certain safe harbors which would allow it to include its share of a partnership’s income, gain, loss, and certain other tax items at the close of the partnership’s taxable year for both excise tax purposes and general Subchapter M purposes, thus avoiding the problems arising from different taxable years. A Fund’s receipt of a non-liquidating cash distribution from a partnership generally will result in recognized gain (but not loss) only to the extent that the amount of the distribution exceeds the Fund’s adjusted basis in shares of such partnership before the distribution. A Fund that receives a liquidating cash distribution from a partnership will recognize capital gain or loss to the extent of the difference between the proceeds received by the Fund and the Fund’s adjusted tax basis in shares of such partnership; however, the Fund generally will recognize ordinary income, rather than capital gain, to the extent that the Fund’s allocable share of “unrealized receivables” (including any accrued but untaxed market discount) and substantially appreciated inventory, if any, exceeds the Fund’s share of the basis in those unrealized receivables and substantially appreciated inventory.
In addition, any transactions by a Fund in foreign currencies, foreign currency-denominated debt obligations, or certain foreign currency options, futures contracts, or forward contracts (or similar instruments) may give rise to ordinary income or loss to the extent such income or loss results from fluctuations in the value of the foreign currency concerned and, as described earlier, can give rise to differences in the Fund’s book and taxable income.
A Fund’s investments in certain passive foreign investment companies (“PFICs”), as defined below, could subject the Fund to U.S. federal income tax (including interest charges) on distributions received from a PFIC or on proceeds received from the disposition of shares in a PFIC, which tax cannot be eliminated by making distributions to Fund shareholders. However, a Fund may make certain elections to avoid the imposition of that tax. For example, a Fund may elect to treat a PFIC as a “qualified electing fund” (“QEF”) (i.e., make a “QEF election”), in which case the Fund will be required to include its share of the PFIC’s income and net capital gain annually, regardless of whether it receives any distribution from the PFIC. Alternately, a Fund may make an election to mark the gains (and to a limited extent the losses) in such holdings “to the market” as though it had sold (and, solely for purposes of this mark-to-market election, repurchased) its holdings in those PFICs on the last day of the Fund’s taxable year. Such gains and losses are treated as ordinary income and loss. The QEF and mark-to-market elections may have the effect of accelerating the recognition of income (without the receipt of cash) and increasing the amount required to be distributed for the Fund to avoid taxation. Making either of these elections therefore may require the Fund to liquidate other investments (including when it is not advantageous to do so) to meet its distribution requirement, which also may accelerate the recognition of gain and affect the Fund’s total return. A Fund that indirectly invests in PFICs by virtue of the Fund’s investment in other investment companies may not make such elections; rather, the underlying investment companies directly investing in PFICs would decide whether to make such elections.
A PFIC is any foreign corporation in which (i) 75% or more of the gross income for the taxable year is passive income, or (ii) the average percentage of the assets (generally by value, but by adjusted tax basis in certain cases) that produce, or are held for the production of, passive income is at least 50%. Generally, passive income for this purpose means dividends, interest (including income equivalent to interest), royalties, rents, annuities, the excess of gains over losses from certain property transactions and commodities transactions, income from certain notional principal contracts, and foreign currency gains. Passive income for this purpose does not include rents and royalties received by the foreign corporation from active business and certain income received from related persons.
Dividends paid by PFICs will not be eligible to be treated as qualified dividend income.
A U.S. person, including a Fund, who owns (directly or indirectly) 10% or more of the total combined voting power of all classes of stock of a foreign corporation is a “U.S. Shareholder” for purposes of the controlled foreign corporation (“CFC”) provisions of the Code. A CFC is a foreign corporation that, on any day of its taxable year, is owned (directly, indirectly, or constructively) more than 50% (measured by voting power or value) by U.S. Shareholders. From time to time, a Fund may be a U.S. Shareholder in a CFC. As a U.S. Shareholder, a Fund is required to include in gross income for U.S. federal income tax purposes all of a CFC’s “subpart F income,” whether or not such income is actually distributed by the CFC, provided that the foreign corporation has been a CFC for at least 30 uninterrupted days in the taxable year.

Subpart F income generally includes interest, OID, dividends, net gains from the disposition of stocks or securities, receipts with respect to securities loans, and net payments received with respect to equity swaps and similar derivatives. Subpart F income is treated as ordinary income, regardless of the character of the CFC’s underlying income. Net losses incurred by a CFC during a tax year do not flow through to an investing Fund and thus will not be available to offset income or capital gain generated from that Fund’s other investments. To the extent a Fund invests in a CFC and recognizes subpart F income in excess of actual distributions from the CFC, it may be required to sell assets (including when it is not advantageous to do so) to generate the cash necessary to distribute as dividends to its shareholders all of its income and gains and therefore to eliminate any tax liability at the Fund level.
To the extent a Fund invests in municipal obligations, the interest on such municipal obligations is generally exempt from U.S. federal income tax. However, the interest on municipal obligations may be subject to the federal alternative minimum tax both for individuals and corporations (e.g., in the case of interest earned on certain “private activity bonds”) and may be subject to state and local taxes. No Fund expects to invest 50% or more of its assets in municipal obligations on which the interest is exempt from U.S. federal income tax. As a result, no Fund expects to be eligible to pay “exempt-interest dividends” to its shareholders under the applicable tax rules. As a result, interest on municipal obligations is taxable to shareholders of a Fund when received as a distribution from the Fund. In addition, gains realized by a Fund on the sale or exchange of municipal obligations are taxable to shareholders of the Fund.
Loss of RIC Status
A Fund may experience particular difficulty qualifying as a RIC, for example, in the case of highly unusual market movements, or in the case of high redemption levels, and/or during the first year of its operations. If a Fund were to not qualify for taxation as a RIC for any taxable year, the Fund’s income would be taxed at the Fund level at regular corporate rates, and all distributions from earnings and profits, including distributions of net long-term capital gains and net tax-exempt income (if any), generally would be taxable to shareholders as ordinary income. Such distributions generally would be eligible (i) to be treated as qualified dividend income in the case of shareholders taxed as individuals and (ii) for the dividends-received deduction in the case of corporate shareholders, provided, in both cases, the shareholder meets certain holding period and other requirements in respect of the Fund’s shares. In addition, in order to re-qualify for taxation as a RIC that is accorded special tax treatment, a Fund may be required to recognize unrealized gains, pay substantial taxes and interest on such gains, and make certain substantial distributions.
Tax Shelter Reporting Regulations
Under Treasury regulations, if a shareholder recognizes a loss on disposition of a Fund’s shares of $2 million or more for an individual shareholder or $10 million or more for a corporate shareholder, the shareholder must file with the IRS a disclosure statement on Form 8886. Direct shareholders of portfolio securities are in many cases excepted from this reporting requirement, but under current guidance, shareholders of a RIC are not excepted. Future guidance may extend the current exception from this reporting requirement to shareholders of most or all RICs. The fact that a loss is reportable under these regulations does not affect the legal determination of whether the taxpayer’s treatment of the loss is proper. Shareholders should consult their tax advisors to determine the applicability of these regulations in light of their individual circumstances.
State, Local, and Other Tax Matters
The foregoing discussion relates only to the U.S. federal income tax consequences of investing in the Funds for shareholders who are U.S. citizens, residents, or domestic corporations. The consequences under other tax laws may differ. This discussion has not addressed all aspects of taxation that may be relevant to particular shareholders in light of their own investment or tax circumstances, or to particular types of shareholders (including insurance companies, financial institutions or broker-dealers, tax-exempt entities, foreign corporations, and persons who are not citizens or residents of the United States) subject to special treatment under the U.S. federal income tax laws. This summary is based on the Code, the regulations thereunder, published rulings, and court decisions, all as currently in effect. These laws are subject to change, possibly on a retroactive basis. Shareholders should consult their tax advisors about the precise tax consequences of an investment in a Fund in light of their particular tax situation, including possible foreign, state, local, or other applicable tax laws.
Special tax rules apply to investments through defined contribution plans and other tax-qualified plans. Shareholders should consult their tax advisors to determine the suitability of shares of a Fund as an investment through such plans.
Additionally, most states permit mutual funds, such as the Funds, to “pass through” to their shareholders the state tax exemption on income earned from investments in certain direct U.S. Treasury obligations, as well as some limited types of U.S. government agency securities (such as Federal Farm Credit Bank and Federal Home Loan Bank securities), so long as a Fund meets all applicable state requirements. Therefore, shareholders in a Fund may be allowed to exclude from their state income tax returns distributions made to them by the Fund to the extent attributable to interest the Fund earned on such investments. The availability of these exemptions varies by state. Investments in securities of certain U.S. government agencies, including securities issued by Ginnie Mae, Fannie Mae, and Freddie Mac, and repurchase agreements collateralized by U.S. government securities generally do not qualify for these exemptions. Moreover, these exemptions may not be available to corporate shareholders. All shareholders should consult their tax advisors regarding the applicability of these exemptions to their situation.
TAXES: ALTERNATIVE ASSET OPPORTUNITY FUND, SPECIAL PURPOSE
HOLDING FUND, SPECIAL SITUATIONS FUND, WORLD OPPORTUNITY
OVERLAY FUND
The following tax section applies only with respect to Alternative Asset Opportunity Fund, Special Purpose Holding Fund, Special Situations Fund, and World Opportunity Overlay Fund.
The Funds’ shareholders are other Funds of the Trust and certain accredited investors. The following summary does not discuss the tax consequences to the shareholders of those other

Funds of the Trust, of distributions by those other Funds to their shareholders, or of the sale of shares of those other Funds by their shareholders. Shareholders of such Funds should consult the prospectuses (or private placement memoranda) and statements of additional information of those other Funds for a discussion of the tax consequences to them.
Fund Status
For U.S. federal income tax purposes, each Fund has elected to be treated as a partnership rather than as an association taxable as a corporation or a publicly traded partnership (as defined in Section 7704 of the Code) that is taxable as a corporation. In this regard, consistent with the treatment of its assets and liabilities under the Trust’s Amended and Restated Declaration of Trust and Massachusetts law regarding business trusts, each Fund considers itself to be a separate business entity from the other series of the Trust that should not be required to take into account the assets, operations, or shareholders of other series of the Trust for U.S. federal income tax purposes (e.g., for purposes of determining possible characterization as a publicly traded partnership). To each Fund’s knowledge, the IRS has not taken a position with respect to the separate tax treatment of series of Massachusetts series trusts that are treated as partnerships. The remainder of this discussion assumes that each Fund will be classified as a partnership for U.S. federal income tax purposes that is separate from each other series of the Trust. As a partnership, each Fund will not be subject to U.S. federal income tax. Instead, shareholders will be subject to tax on their distributive shares of each Fund’s taxable income. Each Fund intends to monitor the number of its shareholders so as not to be treated as a publicly traded partnership.
Tax Determinations, Requests for Information, Elections, and Tax Matters Partner
The Manager will have considerable authority to make decisions affecting the tax treatment and procedural rights of shareholders. The Manager, at its option, will make all tax determinations and oversee elections for each Fund, including, pursuant to Section 754 of the Code (as described more fully below), an election to adjust the basis of Fund property in the case of a distribution of Fund property or a transfer of an interest in a Fund. The Manager will decide how to report Fund items on the tax returns of each Fund, and all shareholders are required under the Code to treat the items consistently on their own returns, unless they file a statement with the IRS disclosing the inconsistency.
At the request of a Fund, shareholders may be required to provide the Fund with information about the tax basis of their interest in the Fund upon a redemption or transfer of Fund shares.
The Manager, or, in the event that the Manager is not a shareholder of a Fund, such other shareholder of the Fund as may be designated from time to time by the Manager, will be the “Tax Matters Partner,” as defined in Section 6231 of the Code, for the Fund. In the event the income tax return of a Fund is audited by the IRS, the tax treatment of a Fund’s income and deductions generally is determined at the Fund level in unified proceedings before the IRS and the courts, rather than in separate proceedings involving each shareholder. The Tax Matters Partner generally will have the authority to negotiate, settle, or contest any proposed adjustments. An audit at the Fund level may result in an extension of the three-year statute of limitations on assessments of deficiencies with respect to Fund items included in shareholders’ returns. There can be no assurance that the Fund will not be audited and that adjustments will not be made.

Taxation of Shareholders
Each shareholder will be required to take into account in computing its U.S. federal income tax liability its allocable share of a Fund’s income, gains, losses, deductions, credits, and tax preference items for any taxable year of the Fund ending with or within the taxable year of the shareholder, without regard to whether it has received or will receive a cash distribution from the Fund. In general, any cash distributions by the Fund to a shareholder will represent a nontaxable return of capital up to the amount of the shareholder’s adjusted tax basis in its Fund shares. See “Distributions and Adjusted Basis” below.
The amount of tax due, if any, with respect to gains and income of a Fund is determined separately for each shareholder. Each Fund will be required to file an information return on IRS Form 1065 and, following the close of the Fund’s taxable year, to provide each shareholder with a Schedule K-l indicating the shareholder’s allocable share of the Fund’s income, gain, losses, deductions, credits, and items of tax preference. Each shareholder, however, is responsible for keeping its own records for determining its tax basis in its Fund shares and calculating and reporting any gain or loss resulting from a Fund distribution or redemption or other disposition of Fund shares.
Each Fund will use the accrual method of accounting to determine its net profits or net losses for U.S. federal income tax purposes. To the extent consistent with applicable law, each Fund will adopt a taxable year ending on the 28th day (or 29th day, as applicable) of February as its taxable year for accounting and U.S. federal income tax purposes. In the event, however, that one or more shareholders having an aggregate interest in Fund profits and capital of more than 50%, or all shareholders having a 5% or greater interest in Fund profits or capital, have a different taxable year, a Fund may be required to adopt the taxable year of those shareholders or otherwise change its taxable year. Such an event may accelerate a shareholder’s recognition of its allocable share of a Fund’s income, gains, loss, deduction, credits, and tax preference items.
Fund Allocations
For U.S. federal income tax purposes, the income, gains, losses, deductions, credits, and tax preference items of each Fund are allocated among the shareholders so as to reflect, in the judgment of the Manager, the interests of the shareholders in the Fund. The Manager, in consultation with each Fund’s tax advisor, is authorized to select and modify allocations to comply with applicable tax regulations, including, without limitation, the income tax regulations under Sections 704, 734, 743, 754, and 755 of the Code, to make all tax elections and determinations, to oversee all tax elections, and to make special allocations of specific items, including items of gross income, gain, deduction, or loss. In addition, allocations of income, gains, deduction, or loss to or from redeeming shareholders could result in shareholders (including the redeeming shareholder) receiving more or less items of income, gain, deduction, or loss (and/or income, gain, deduction, or loss of a different character) than they would in the absence of such allocations. Some or all of the Fund’s allocations may not (and allocations described in the prior sentence likely may not) have economic effect under Treasury Regulations, and a successful challenge by the IRS of such allocations may result in the shareholders

(including, in the case of redemptions, redeeming shareholders and/or the remaining shareholders) recognizing currently greater income for tax purposes.
In addition, each Fund expects to use an aggregate method to account for its so-called “reverse 704(c)” allocations. In general, Treasury Regulations permit such aggregate method to be used only by certain “securities partnerships” and only with respect to “qualified financial assets.” A Fund may fail to qualify to use the aggregate method, which could result in incremental administrative expenses for the Fund, possible challenges by the IRS, and the possibility of some shareholders recognizing more income and/or gain for U.S. federal income tax purposes than would otherwise be the case.
By purchasing shares of a Fund, shareholders agree to be bound by these allocations, elections, and determinations. The IRS may successfully challenge any of the foregoing, in which case a shareholder may be allocated more or less of any tax item.
Distributions and Adjusted Basis
In general, a shareholder’s adjusted basis in its interest will initially equal the amount of cash and, if any, the adjusted basis in other property the shareholder has contributed for the shares, and will be increased by the shareholder’s proportionate share of Fund income and gains and decreased (but not below zero) by the amount of cash distributions and the adjusted basis of any property distributed from a Fund to the shareholder and the shareholder’s distributive share of certain Fund expenses and losses. In addition, a shareholder’s basis includes the shareholder’s share of a Fund’s liabilities, and decreases in the shareholder’s share of liabilities are treated as cash distributions.
In general, a shareholder that receives cash in connection with the shareholder’s complete withdrawal from a Fund will recognize capital gain or loss to the extent of the difference between the proceeds received by the shareholder and the shareholder’s adjusted tax basis in its shares immediately before the distribution. Gain or loss recognized as a result of a complete withdrawal from a Fund generally will be short-term or long-term capital gain or loss depending on the shareholder’s holding period for its shares in the Fund, except that a shareholder will generally recognize ordinary income (regardless of whether there would be net gain on the transaction and possibly in excess of net gain otherwise recognized) to the extent that the shareholder receives a cash distribution for the shareholder’s allocable share of (i) previously untaxed “unrealized receivables” (including any accrued but untaxed market discount) and (ii) substantially appreciated inventory, if any. The basis attributable to any unrealized receivables or substantially appreciated inventory might also affect the calculation of gain or loss from the other assets held by the Fund. A shareholder’s receipt of a non-liquidating cash distribution from a Fund generally will result in recognized gain (but not loss) only to the extent that the amount of the distribution exceeds the shareholder’s adjusted basis in its Fund interest before the distribution. If a shareholder acquired portions of its interest at different times or acquired its entire interest in a single transaction subject to different holding periods, the shareholder’s interest generally will have a divided holding period, which could cause the shareholder to recognize more or less short-term and long-term capital gain than it would have with a single holding period.

A shareholder generally will not recognize gain or loss on an in-kind distribution of property from a Fund. If the distribution does not represent a complete liquidation of the shareholder’s shares, the shareholder’s basis in the distributed property generally will equal the Fund’s adjusted tax basis in the property, or, if less, the shareholder’s basis in its Fund shares before the distribution. If the distribution is made in complete liquidation of the shareholder’s Fund shares, the shareholder generally will take the assets with a tax basis equal to its adjusted tax basis in its shares. Special rules apply to the distribution of property to a shareholder who contributed other property to a Fund and to the distribution of such contributed property to another shareholder. The tax laws generally require a partner in a partnership to recognize gain on a distribution by the partnership of marketable securities to the extent that the value of such securities exceeds the partner’s adjusted basis in its partnership interest. This requirement does not apply, however, to distributions to “eligible partners” of an “investment partnership,” as those terms are defined in the Code. It is intended that each Fund be operated so as to qualify as an “investment partnership,” although there can be no assurance that it will so qualify. If a Fund qualifies as an investment partnership, each shareholder should qualify as an “eligible partner,” provided that such investor contributes only cash and certain other liquid property to the Fund.
A shareholder cannot deduct losses from a Fund in an amount greater than the shareholder’s adjusted tax basis in its Fund shares as of the end of the Fund’s tax year. A shareholder may be able to deduct such excess losses in subsequent tax years to the extent that the shareholder’s adjusted tax basis for its shares exceeds zero in such years. See “‘At Risk’ Rules,” “Limitation on Shareholder’s Deduction of Investment Expenses – 2% Floor,” “Limitations on Shareholder’s Deduction of Interest,” “Effect of Ownership of Tax-Exempt Obligations on Interest Deductions,” and “Organizational Expenses” below for other limitations on the deductibility of Fund losses and certain expenses.
There can be no assurance that Fund losses will produce a tax benefit in the year incurred or that such losses will be available to offset a shareholder’s share of income in subsequent years.
Redemption Fees
The tax treatment of any redemption fee assessed by a Fund in connection with the redemption of shares is unclear. There is a risk that the IRS will assert that all or a portion of such charge constitutes taxable income to the Fund or to other shareholders. There can be no assurance that the IRS would not prevail if it asserts such a position. See each Fund’s “Fees and expenses” table in its Private Placement Memorandum for information concerning the redemption fees it charges (if any).
Reimbursement of Fund Expenses
The Manager has contractually agreed to reimburse each Fund for specified Fund expenses (as described in each Private Placement Memorandum under the heading “Fees and expenses”). Although each Fund expects to take the position that the reimbursement of Fund expenses by the Manager does not result in income to the Fund, or indirectly to its shareholders, the IRS could challenge this position and prevail, with the result that shareholders would recognize more income for U.S. federal income tax purposes than would otherwise be the case.

Character and Timing of Income and Tax Implications of Certain Investments
A Fund’s income and gains, if any, may consist of ordinary income, short-term capital gains, and/or long-term capital gains. Accordingly, shareholders should not expect that any portion of any taxable income of a Fund will necessarily consist of long-term capital gains taxable at reduced rates or qualified dividend income taxable to individuals at long-term capital gain rates. Further, some or all of the taxable losses (if any) realized by the Fund in a taxable year may consist of long-term or short-term capital losses, the deductibility of which is subject to certain limitations.
In general, option premiums received by a Fund are not immediately included in the income of the Fund. Instead, the premiums are recognized when the option contract expires, the option is exercised by the holder, or the Fund transfers or otherwise terminates the option (e.g., through a closing transaction). If an option written by a Fund is exercised and the Fund sells or delivers the underlying securities or other property, Fund shareholders generally will recognize capital gain or loss equal to (i) the sum of the strike price and the option premium received by the Fund minus (ii) the Fund’s basis in the securities or other property. Such gain or loss generally will be short-term or long-term depending upon the holding period of the underlying securities or other property. If securities or other property are purchased by a Fund pursuant to the exercise of a put option written by it, the Fund generally will subtract the premium received from its cost basis in the securities or other property purchased. The gain or loss with respect to any termination of a Fund’s obligation under an option other than through the exercise of the option and related sale or delivery of the underlying securities or other property generally will be short-term gain or loss depending on whether the premium income received by the Fund is greater or less than the amount paid by the Fund (if any) in terminating the transaction. Thus, for example, if an option written by a Fund expires unexercised, Fund shareholders generally will recognize short-term gain equal to the premium received.
Certain covered call writing activities of a Fund may trigger the U.S. federal income tax straddle rules of Section 1092 of the Code, requiring that losses be deferred and holding periods be tolled on offsetting positions in options and stocks deemed to constitute substantially similar or related property. Thus, the straddle rules could cause gains that would otherwise constitute long-term capital gains to be treated as short-term capital gains, and distributions that would otherwise constitute qualified dividend income or qualify for the corporate dividends-received deduction to fail to satisfy the holding period requirements and therefore to be taxed as ordinary income or to fail to qualify for the dividends-received deduction, as the case may be.
The tax treatment of certain futures contracts entered into by a Fund as well as listed non-equity options written or purchased by a Fund on U.S. exchanges (including options on futures contracts, equity indices, and debt securities) will be governed by Section 1256 of the Code (“Section 1256 contracts”). Gains or losses on Section 1256 contracts generally are considered 60% long-term and 40% short-term capital gains or losses (“60/40”), although certain foreign currency gains and losses from such contracts may be treated as ordinary in character. Also, Section 1256 contracts held by a Fund at the end of each taxable year are “marked to market,” with the result that unrealized gains or losses are treated as though they were realized and the resulting gain or loss is treated as ordinary or 60/40 gain or loss, as applicable.

In addition to the special rules described above in respect of futures and options transactions, a Fund’s transactions in other derivative instruments (e.g., forward contracts and swap agreements), as well as any of its other hedging, short sales, or similar transactions, may be subject to one or more special tax rules (e.g., notional principal contract, straddle, constructive sale, wash-sale, short-sale, and partner-to-partnership and partner-to-partner disguised sale rules). These rules may affect whether gains and losses recognized by Fund shareholders are treated as ordinary or capital and/or as short-term or long-term, accelerate the recognition of income or gains to a Fund, defer losses, and cause adjustments in the holding periods of the Fund’s securities. The rules could therefore affect the amount, timing, and/or character of income, gains, losses, and other tax items that are allocable to shareholders and could cause shareholders to be taxed on amounts not representing economic income. In addition, because the tax rules applicable to derivative financial instruments are in some cases uncertain under current law, an adverse determination or future guidance by the IRS with respect to these rules (which determination or guidance could be retroactive) may cause changes in a shareholder’s allocation of any tax item, possibly for prior tax years.
Under a notice issued by the IRS in October 2006 and Treasury regulations that have not yet been issued, but may apply retroactively, a portion of a Fund’s income (including income allocated to the Fund from a U.S. REIT or other pass-through entity) that is attributable to a residual interest in a REMIC or an equity interest in a TMP (referred to in the Code as an “excess inclusion”) will be subject to federal income tax in all events. This notice also provides, and the regulations are expected to provide, that excess inclusion income of a partnership, such as the Funds, will be allocated to shareholders of the partnership consistent with their allocation of other items of income, with the same consequences as if the shareholders held the related interest directly.
In general, excess inclusion income allocated to shareholders (i) cannot be offset by net operating losses (subject to a limited exception for certain thrift institutions), (ii) will constitute UBTI to entities (including a qualified pension plan, an individual retirement account, a 401(k) plan, a Keogh plan, or other tax-exempt entity) subject to tax on UBTI, thereby potentially requiring such an entity that is allocated excess inclusion income to file a tax return and pay tax on such income, and (iii) in the case of a foreign shareholder, will not qualify for any reduction in U.S. federal withholding tax. See “Tax-Exempt Shareholders” below.
Some debt obligations with a fixed maturity date of more than one year from the date of issuance (and zero-coupon debt obligations with a fixed maturity date of more than one year from the date of issuance) that are acquired by a Fund will be treated as debt obligations that are issued originally at a discount. Generally, the amount of the OID is treated as interest income and is included in a Fund’s taxable income and thus allocated to Fund shareholders over the term of the debt security, even though payment of that amount is not received until a later time, usually when the debt security matures. In addition, payment-in-kind securities will give rise to income which is taxable even though the Fund holding the security receives no interest payment in cash on the security during the year.
Some debt obligations with a fixed maturity date of more than one year from the date of issuance that are acquired by a Fund in the secondary market may be treated as having market discount.

Generally, any gain recognized on the disposition of, and any partial payment of principal on, a debt security having market discount is treated as ordinary income to the extent the gain, or principal payment, does not exceed the “accrued market discount” on such debt security. Alternatively, the Fund may elect to accrue market discount currently, in which case the discount accrues (as ordinary income) ratably in equal daily installments or, if the Fund so elects, at a constant (compound) interest rate. Either election will affect the character and timing of recognition of income.
Some debt obligations with a fixed maturity date of one year or less from the date of issuance that are acquired by a Fund may be treated as having acquisition discount or OID. Generally, a Fund will be required to include the acquisition discount or OID in income (as ordinary income) and thus allocate such income to Fund shareholders over the term of the debt security, even though payment of that amount is not received until a later time, usually when the debt security matures. The OID or acquisition discount accrues ratably in equal daily installments or, if the Fund so elects, at a constant (compound) interest rate. If the Fund elects the constant interest rate method, the character and timing of recognition of income will differ from what they would have been under the default pro rata method.
Increases in the principal amount of an inflation indexed bond will be treated as OID. Decreases in the principal amount of an inflation indexed bond will reduce the amount of interest from the debt instrument that would otherwise be includible in income. In addition, if the negative inflation adjustment exceeds the income includible by a Fund with respect to the debt instrument (including any OID) for the taxable year, such excess will be an ordinary loss to the extent a Fund’s total interest inclusions on the debt instrument in prior taxable years exceed the total amount treated by the Fund as an ordinary loss on the debt instrument in prior taxable years. Any remaining excess may be carried forward to reduce taxable income from the instrument in subsequent years.
If a Fund holds the foregoing kinds of debt instruments, shareholders may recognize taxable income in excess of the cash the investments generate.
Investments in debt obligations that are at risk of or in default present special tax issues for a Fund. Tax rules are not entirely clear about issues such as whether and to what extent the Fund should recognize market discount on a debt obligation; when the Fund may cease to accrue interest, OID, or market discount; when and to what extent the Fund may take deductions for bad debts or worthless securities; and how the Fund should allocate payments received on obligations in default between principal and income. These and other related issues will be addressed by a Fund when, as, and if it invests in such securities.
If a Fund invests in shares of Underlying RICs, its income and gains will normally consist, in part, of distributions from Underlying RICs and gains and losses on the disposition of shares of Underlying RICs. The amount of income and capital gains realized by a Fund’s shareholders in respect of the Fund’s investments in Underlying RICs may be greater than such amounts would have been had the Fund invested directly in the securities held by the Underlying RICs, rather than investing in shares of the Underlying RICs. Similarly, the character of such income and gains (e.g., long-term capital gain, eligibility for dividends-received deduction, etc.) will not necessarily be the same as it would have been had the Fund invested directly in the securities held by the Underlying RICs.
Depending on a Fund’s percentage ownership in an Underlying RIC both before and after a redemption of Underlying RIC shares, the Fund’s redemption of shares of such Underlying RIC may cause the Fund to be treated as receiving a dividend taxable as ordinary income on the full amount of the distribution instead of being treated as realizing capital gain (or loss) on the redemption of the shares of the Underlying RIC. This generally would be the case where the Fund holds a significant interest in an Underlying RIC and redeems only a small portion of such interest. It is possible that any such dividend would qualify as qualified dividend income taxable at long-term capital gain rates; otherwise, it would be taxable as ordinary income.
Furthermore, certain of the Fund’s investments may be in entities that are treated as partnerships for U.S. federal income tax purposes, and as such, the Fund would be required to take into account its distributive share of such entities’ income, gain, losses, deductions, credits, and items of tax preference. Consequently, the nature of the Fund’s income, gains, losses, deductions, and credits will largely depend on the activities and holdings of such partnerships and references to the Fund’s tax items, activities, and holdings in this section generally include the tax items, investments, and activities realized, held, or conducted, as applicable, by the Fund directly or through such partnerships.
Due to potential timing differences between income recognition for tax purposes and actual cash distributions, it is possible that a shareholder could incur tax liabilities in excess of actual cash distributions made prior to the date the liability arises or the tax is due. To the extent a Fund does not generally make distributions to its shareholders (see “Distributions” above), a shareholder’s tax liability relating to the Fund is expected to exceed amounts distributed to the shareholder in a particular year.
If eligible, a Fund may, in the discretion of the Manager (in consultation with its tax advisors), make the election described in Section 475(f) of the Code (the “mark-to-market election”). If a Fund makes the mark-to-market election, the rules described in this section will generally not apply to the Fund’s transactions and the Fund instead will generally be required to recognize ordinary gain or loss on many (or all) of its securities at the end of each taxable year as if the Fund had sold such securities for their fair market value on the last business day of such taxable year. The Manager currently does not expect to make the mark-to-market election, but may determine to do so in the future.
Effect of Straddle and Wash Sale Rules on Shareholders’ Securities Positions
The IRS may treat certain positions in securities held (directly or indirectly) by a shareholder and its indirect interest in similar securities held by reason of its investment in a Fund as “straddles” for U.S. federal income tax purposes. The application of the straddle rules in such a case could affect a shareholder’s holding period for the securities involved and may defer the recognition of losses with respect to such securities. A loss a shareholder otherwise would realize upon a disposition of securities held either directly or indirectly (including through a Fund) may be disallowed in part or in whole if substantially identical securities were purchased either directly by the shareholder or indirectly (including through the Fund) within 30 days before or after the disposition. In such a case, the basis of the newly purchased securities will be adjusted to reflect the loss.
“At Risk” Rules
The Code further limits the deductibility of losses by certain taxpayers (such as individuals and certain closely held corporations) from a given activity to the amount which the taxpayer is “at risk” in the activity. Losses which cannot be deducted by a shareholder because of the “at risk” rules may be carried over to subsequent years until such time as they are allowable. The amount which a shareholder will be considered to have at risk generally will be the purchase price of its interest plus the shareholder’s cumulative share of Fund income and gains, and certain liabilities that are recourse to the shareholder, minus the shareholder’s cumulative share of Fund expenses, losses, and distributions. The “at risk” limitations may be applied on an activity by activity basis with limited or no aggregation. There can be no assurance that a Fund’s losses allocable to a shareholder which are suspended by the “at risk” rules will be available to offset a shareholder’s income and gains in subsequent years.
Passive Activity Loss Limitations
The Code further limits the deductibility of losses and expenses by non-corporate taxpayers from activities in which the taxpayer does not materially participate. Generally, loss from such passive activities may not be deducted from non-passive income. To the extent that the total deductions from passive activities exceed the total income from passive activities for a tax year, the excess (the passive activity loss) is not allowed for that year and is carried forward as a deduction from income from passive activities in subsequent years. No Fund expects to generate a significant amount of income from activities that constitute passive activities subject to these rules. However, there can be no assurance in this regard.
Limitations on Dividends-Received Deduction and Qualified Dividend Income
For corporate shareholders (other than S corporations), the corporate dividends-received deduction will generally apply (subject to holding period and other requirements imposed by the Code) to their proportionate share of dividend income received by a Fund from its investments in U.S. corporations. No Fund anticipates that a significant percentage of the dividends received by the Fund will qualify for the dividends-received deduction.
A portion of the original issue discount accrued (“OID”) on certain high yield discount obligations may not be deductible to the issuer. If a portion of the OID on certain high yield discount obligations is not deductible, that portion will be treated as a dividend for purposes of the corporate dividends-received deduction. In such cases, if the issuer of the high yield discount obligations is a domestic corporation, the deemed dividend portion of such OID may be eligible for the dividends-received deduction when allocated to a corporate shareholder.
For taxable years beginning before January 1, 2011, qualified dividend income received by an individual will be taxed at the rates applicable to long-term capital gain for such individual, provided the individual meets certain holding period and other requirements in respect of the underlying securities generating such income. It is currently unclear whether Congress will extend this provision to tax years beginning on or after January 1, 2011. Dividends paid by foreign corporations will not qualify as qualified dividend income unless, among other things, (i) the corporation paying the dividend is eligible for the benefits of a comprehensive income tax treaty with the United States or (ii) the dividend is paid on stock of such a foreign corporation that is readily tradable on an established securities market in the United States. In addition, dividends will not be qualified dividend income if paid by a foreign corporation that is a PFIC. No Fund anticipates that a significant percentage of the dividends received by the Fund will qualify as qualified dividend income.
Dividends received by a Fund from a U.S. REIT will not qualify for the dividends-received deduction and generally will not constitute qualified dividend income.
Limitations on Shareholder’s Deduction of Interest
Section 163(d) of the Code imposes limitations on the deductibility of investment interest by non-corporate taxpayers. Investment interest is defined as interest paid or accrued on indebtedness incurred or continued to purchase properties to be held for investment. Investment interest is deductible only to the extent of net investment income (i.e., investment income less investment expenses). Investment interest which cannot be deducted for any year because of the foregoing limitation may be carried forward and allowed as a deduction in a subsequent year to the extent the taxpayer has net investment income in such year. Because all or substantially all of the income or loss of a Fund is expected to be treated as arising from property held for investment, any interest expense incurred by a shareholder to purchase or carry its shares in the Fund and its allocable share of interest expense incurred by the Fund may be subject to the investment interest limitations.
Limitation on Shareholder’s Deduction of Investment Expenses – 2% Floor
Depending on the nature of its activities, a Fund may be deemed to be either an investor or trader in securities, or both if the Fund engages in multiple activities. If a Fund is deemed to be an investor, certain Fund expenses (including, without limitation, the Management Fee) will be treated as miscellaneous itemized deductions of the Fund for U.S. federal income tax purposes. An individual taxpayer and certain trusts or estates that hold interests in a Fund (directly or through certain pass-through entities, including a partnership, nonpublicly offered RIC, Subchapter S corporation, or grantor trust) may deduct such expenses in a taxable year only to the extent they exceed 2% of the taxpayer’s adjusted gross income, but only if the shareholder itemizes deductions. In addition, in the case of individuals whose adjusted gross income exceeds a certain inflation adjusted threshold, the aggregate itemized deductions allowable for the year will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the applicable threshold or (ii) 80% of the aggregate itemized deductions otherwise allowable for the taxable year (this limitation being applied after giving effect to the 2% limitation described above and any other applicable limitations). The U.S. Treasury Department has issued regulations prohibiting the deduction through partnerships of amounts which would be nondeductible if paid by an individual. These limitations may apply to certain fees and expenses of the Fund, such as the Management Fee, and may also apply to certain types of payments made by a Fund under a swap agreement. The amounts of these fees and expenses will be separately reported to the shareholders and, as indicated above, if the Fund is deemed an investor, will be deductible by an individual shareholder to the extent that the shareholder’s miscellaneous deductions exceed 2% of the shareholder’s adjusted gross income. This limit on itemized deductions is currently scheduled to be phased out over a five-year period beginning after December 31, 2005 until December 31, 2009, after which time it will no longer apply. However, the legislation enacting this reduction will expire and the 3% limitation on deductions will return to pre-2006 levels after December 31, 2010, unless Congress enacts tax legislation providing otherwise. If a Fund is deemed to be a trader in securities, the 2% and 3% limitations will not apply. Whether a Fund will be treated as a trader or investor will be determined annually based upon an examination of the Fund’s trading practices.
Organizational Expenses
Certain organizational and offering expenses of a Fund are paid by the Manager. Given this fact, the IRS could take the position that some portion of the Management Fee payable to the Manager represents a reimbursement of such expenses paid by the Manager and therefore require that such amounts be amortized or capitalized. It is not clear whether such a position would prevail in court. If such expenses were treated as paid by the Fund, an election may be made by the Fund to amortize organizational expenses over a 180-month period. However, offering expenses must be capitalized and cannot be amortized or otherwise deducted.
Sale or Exchange of Partnership Property
Subject to the discussion above, gains or losses from the disposition of Fund property (including sales of a Fund’s interests in other pooled investment vehicles) not held primarily for sale to customers in the ordinary course of a trade or business generally should be treated as capital gains or losses. The Fund might also realize capital gains or losses upon the modification of a debt instrument or default of an issuer. These capital gains and losses may be long-term or short-term depending, in general, upon the length of time the Fund holds the property. Property held (or deemed held) for more than one year generally will be eligible for long-term capital gain or loss treatment. The deductibility of capital losses may, however, be limited.
In the case of individuals and other non-corporate taxpayers, long-term capital gains generally are taxed at a lower U.S. federal tax rate than ordinary income. Net capital gains of corporations are currently taxed the same as ordinary income. The Manager does not have a duty to notify shareholders if this (or any other) law changes.
The distinction between capital gains and ordinary income is significant not only with respect to the maximum tax rate differential for individuals and other non-corporate taxpayers, but also with regard to the rules concerning the offsetting of capital gains and losses. In general, capital losses are allowed as an offset only against capital gains. If an individual (or other non-corporate taxpayer) has a net capital loss, the first $3,000 may generally offset ordinary income, and the excess may be carried over (but not back) indefinitely and applied first against capital gains, and then against ordinary income up to $3,000, in each succeeding year. Corporations may only offset capital losses against capital gains and may also be subject to other rules that limit the use of losses in a particular taxable year, and the excess may be carried back for three years and carried over up to five succeeding years.

Alternative Minimum Tax
Both individual and corporate taxpayers could be subject to an alternative minimum tax (“AMT”) if the AMT exceeds the income tax otherwise payable by the taxpayer for the year. Due to the complexity of the AMT calculations, investors should consult with their tax advisors as to whether the purchase of Fund shares might create or increase AMT liability.
Foreign Currency Transactions
A Fund may engage in transactions where the portion of the gain or loss attributable to currency fluctuations will be treated as ordinary income or loss. In general, where some or all of the amount that a Fund is entitled to receive or required to pay in a “Section 988 Transaction” is denominated in (or determined by reference to) a currency other than the U.S. dollar, the foreign currency gain or loss attributable to the transaction and allocated to shareholders is generally calculated separately from any gain or loss on the underlying transaction and treated as ordinary rather than capital. These transactions include, but are not limited to, the following: acquiring or becoming the obligor under a debt instrument; accruing or otherwise taking into account any item of expense or gross income or receipts that is to be paid or received at a later date; and entering into or acquiring any forward contract, futures contract, option, or similar financial instrument. In general, the gain or loss from the disposition of non-functional currency is also treated as gain or loss from a Section 988 Transaction. A Fund may elect to treat gains or losses from certain foreign currency contracts as capital gains or losses.
Tax Implications of Investment in a Subsidiary (Alternative Asset Opportunity Fund and Special Situations Fund only)
Alternative Asset Opportunity Fund does and Special Situations Fund may invest a portion of its assets in one or more wholly owned foreign subsidiaries (each a “Subsidiary”) that are (or will be) classified as corporations for U.S. federal income tax purposes. It is expected that each Subsidiary will neither be subject to taxation on its net income in the same manner as a corporation formed in the United States nor subject to branch profits tax on the income and gain derived from its activities in the United States. A foreign corporation will generally not be subject to such taxation unless it is deemed to be engaged in a U.S. trade or business. Each Subsidiary conducts (or intends to conduct) its activities in a manner so as to meet the requirements of a safe harbor under Section 864(b)(2) of the Code (the “Safe Harbor”), pursuant to which each Subsidiary, provided it is not a dealer in securities or commodities, may engage in the following activities without being deemed to be engaged in a U.S. trade or business: (i) engage in the United States in trading securities (including contracts or options to buy or sell securities) for its own account; and (ii) engage in the United States in trading, for its own account, commodities that are “of a kind customarily dealt in on an organized commodity exchange [] if the transaction is of a kind customarily consummated at such place.” Thus, each Subsidiary’s securities and commodities trading activities should not constitute a U.S. trade or business. However, if certain of a Subsidiary’s activities were determined to be not of the type described in the Safe Harbor or if a Subsidiary’s gains were attributable to investments in securities that constitute USRPIs (which is not expected), then the activities of such Subsidiary may constitute a U.S. trade or business.

In general, a foreign corporation that does not conduct a U.S. trade or business is nonetheless subject to tax at a flat rate of 30% (or lower tax treaty rate), generally payable through withholding, on the gross amount of certain U.S.-source income that is not effectively connected with a U.S. trade or business. There is presently no tax treaty in force between the United States and the jurisdiction in which any Subsidiary is (or would be) resident that would reduce this rate of withholding tax. Income subject to such a flat tax is of a fixed or determinable annual or periodic nature and includes dividends and interest income. Certain types of income are specifically exempted from the 30% tax and thus withholding is not required on payments of such income to a foreign corporation. The 30% tax does not apply to U.S.-source capital gains (whether long-term or short-term) or to interest paid to a foreign corporation on its deposits with U.S. banks. The 30% tax also does not apply to interest which qualifies as “portfolio interest.” The term portfolio interest generally includes interest (including OID) on an obligation in registered form which has been issued after July 18, 1984, and with respect to which the person, who would otherwise be required to deduct and withhold the 30% tax, received the required statement that the beneficial owner of the obligation is not a U.S. person within the meaning of the Code. Under certain circumstances, interest on bearer obligations may also be considered portfolio interest.
Each Subsidiary is (or will be) wholly owned by a Fund. A U.S. person who owns (directly or indirectly) 10% or more of the total combined voting power of all classes of stock of a foreign corporation is a “U.S. Shareholder” for purposes of the controlled foreign corporation (“CFC”) provisions of the Code. A CFC is a foreign corporation that, on any day of its taxable year, is owned (directly, indirectly, or constructively) more than 50% (measured by voting power or value) by U.S. Shareholders. Because Alternative Asset Opportunity Fund and Special Situations Fund each is a U.S. person that owns (or will own) all of the stock of a Subsidiary, the applicable Fund is (or will be) a U.S. Shareholder and the Subsidiary is (or will be) a CFC. As a U.S. Shareholder, the Fund is (or will be) required to include in gross income for U.S. federal income tax purposes all of each Subsidiary’s “subpart F income” (defined, in part, below), whether or not such income is actually distributed by a Subsidiary, provided that the Subsidiary has been a CFC for at 30 least uninterrupted days in the taxable year.
It is expected that all of each Subsidiary’s income will be subpart F income. Subpart F income generally includes interest, OID, dividends, net gains from the disposition of stocks or securities, receipts with respect to securities loans, and net payments received with respect to equity swaps and similar derivatives. In particular, subpart F income also includes the excess of gains over losses from transactions (including futures, forward, and similar transactions) in any commodities. Subpart F income is generally treated as ordinary income, regardless of the character of the Subsidiary’s underlying income. A Fund’s recognition of a Subsidiary’s subpart F income (as ordinary income) will increase the Fund’s tax basis in the Subsidiary. Distributions by a Subsidiary to a Fund, including any distributions made in redemption of interests of the Subsidiary to the Fund, generally will be tax-free to the Fund to the extent of the Subsidiary’s previously taxed but undistributed subpart F income, and will correspondingly reduce the Fund’s tax basis in the Subsidiary (but not below zero), with any amount in excess of such basis generally taxable to the Fund as capital gain. Net losses incurred by a Subsidiary during a tax year do not flow through to a Fund and thus will not be available to offset income or capital gain generated from other Fund investments.

In general, each U.S. Shareholder is required to file IRS Form 5471 with its U.S. federal income tax (or information) returns providing information about its ownership of the CFC and the CFC. In addition, a U.S. Shareholder may in certain circumstances be required to report a disposition of shares in a Subsidiary by attaching IRS Form 5471 to its U.S. federal income tax (or information) return that it would normally file for the taxable year in which the disposition occurs. In general, these filing requirements will apply to investors of a Fund if an investor is a U.S. person who owns directly, indirectly, or constructively (within the meaning of Sections 958(a) and (b) of the Code) 10% or more of the total combined voting power of all classes of voting stock of a foreign corporation that is a CFC for an uninterrupted period of 30 days or more during any tax year of the foreign corporation, and who owned that stock on the last day of that year.
Legislation has been proposed in Congress that could cause a Subsidiary to be subject to U.S. federal income tax on its income and gains. Under the proposed bill, generally, a foreign corporation that is “managed and controlled” primarily within the United States would be taxed as a U.S. corporation if it is publicly traded or has more than $50 million in gross assets in the current or any preceding taxable year. Under regulations to be prescribed by the Treasury, a corporation will be treated as managed and controlled primarily within the United States if the corporation’s assets consist primarily of assets managed on behalf of investors and decisions about how to invest the assets are made in the United States. The tax treatment of such foreign corporations would be effective for taxable years beginning two years after the date of enactment of the proposed legislation. It is not clear whether or in what form the proposed legislation will be enacted.
Certain Tax Considerations Relating to Certain Foreign Investments
Certain other foreign investments of a Fund, including investments in CFCs and PFICs, may cause a U.S. shareholder to recognize taxable income prior to the Fund’s receipt of distributable proceeds, pay an interest charge on receipts that are deemed to have been deferred, or recognize ordinary income that otherwise would have been treated as capital gain. It is not expected that a shareholder’s indirect interest in a Fund’s investment in a foreign corporation (other than a Subsidiary) will equal 10% of the voting power of the foreign corporation by reason of a Fund’s share of such an investment. Each Fund has not committed to provide information about its investments that may be needed to complete any reporting requirements. Shareholders are urged to consult their own tax advisors with respect to these reporting requirements.
A Fund may make investments that subject the Fund and/or shareholders directly or indirectly to taxation and/or tax filing obligations in foreign jurisdictions, including withholding taxes on dividends, interest, and capital gains. In particular, a Fund’s foreign investments may cause some of the income or gains of the Fund to be subject to withholding or other taxes of foreign jurisdictions, and could result in taxation on net income attributed to the jurisdiction if the Fund were considered to be conducting a trade or business in the applicable country through a permanent establishment or otherwise. Such foreign taxes and/or tax filing obligations may be reduced or eliminated by applicable income tax treaties, although shareholders should be aware that a Fund may not be entitled to claim reduced withholding rates on foreign taxes or may choose not to assert any such claim. The tax consequences to shareholders may depend in part on the direct and indirect activities and investments of a Fund. Accordingly, the Fund will be limited in its ability to avoid adverse foreign tax consequences resulting from the Fund’s underlying investments. Furthermore, some shareholders may not be eligible for certain or any treaty benefits. Subject to applicable limitations, a shareholder may be entitled to claim, for U.S. federal income tax purposes, a credit for its allocable share of any foreign tax incurred by a Fund, including withholding taxes, so long as such foreign tax qualifies as a creditable income tax under the applicable Treasury regulations. Alternatively, a shareholder may elect to deduct its share of such foreign taxes for U.S. federal income tax purposes.
Certain Reporting Requirements
A shareholder may be subject to certain reporting requirements that require it to file information returns with the IRS with respect to certain transfers of cash or property by a Fund to a foreign partnership. The shareholder will be relieved of these reporting requirements if the Fund reports the transfer. It is the intention of each Fund to report such transfers. In addition, in certain cases, a U.S. shareholder who owns or acquires, directly or indirectly through a Fund, a 10% or greater interest in a foreign partnership must report its interest in the foreign partnership and/or certain acquisitions, dispositions, or proportional changes in its interest in the foreign partnership.
A U.S. shareholder also may be required to report transfers of cash by a Fund to a foreign corporation if the U.S. shareholder holds, through the Fund as well as directly or by attribution, 10% of the voting power of the foreign corporation, or the U.S. shareholder and persons related to the U.S. shareholder have transferred, directly or indirectly, $100,000 to the foreign corporation in a tax-free transfer. Under current regulations, this reporting must be made by a Fund’s U.S. shareholders and may not be satisfied by the Fund. In addition, a shareholder that acquires, directly or indirectly through a Fund, 10% by vote or value of the stock of a foreign corporation must report certain acquisitions or dispositions of, or proportional changes of, its interest in the foreign corporation. Certain other non-cash transfers by a Fund to foreign corporations may trigger reporting requirements for shareholders treated as owning 5% or more of the foreign corporation. It is not expected that a shareholder’s indirect interest in a Fund’s investment in a foreign corporation (other than a Subsidiary) will equal 10% of the voting power of the foreign corporation by reason of the Fund’s share of such an investment. Shareholders that are U.S. persons may also be subject to filing requirements with respect to a Fund’s direct or indirect investment in a foreign corporation classified as a PFIC regardless of the size of the shareholder’s investment.
None of the Funds have committed to provide information (other than any information that the Fund is required to provide by U.S. law) about Fund investments that may be needed to complete any reporting requirements. The above discussion of U.S. reporting requirements is primarily directed at U.S. persons. Shareholders are urged to consult their own tax advisors with respect to these reporting requirements.
Effect of Ownership of Tax-Exempt Obligations on Interest Deductions
Section 265(a)(2) of the Code disallows any deductions for interest paid by a taxpayer on indebtedness incurred or continued for the purpose of purchasing or carrying tax-exempt obligations (e.g., certain municipal obligations). The IRS stated, in Revenue Procedure 72-18,

1972-1 C.B. 740, that indebtedness incurred to finance a portfolio investment when the taxpayer’s portfolio also includes tax-exempt assets, either directly or indirectly, will be deemed, in part, to be for the purpose of purchasing or carrying such tax-exempt obligation. Thus, if a shareholder holds tax-exempt obligations, either directly or indirectly through a Fund, the IRS might take the position that any interest paid, directly or indirectly, by the shareholder on indebtedness incurred to enable it to purchase investments should be viewed as incurred to enable the shareholder to continue carrying tax-exempt obligations. As a result, the IRS might argue that the shareholder should not be allowed to deduct the full amount of interest incurred. In addition, pursuant to Revenue Procedure 72-18, each shareholder will be treated as incurring its share of any indebtedness incurred by a Fund. Therefore, a shareholder owning tax-exempt obligations could be denied a deduction for its share of any interest expense incurred by a Fund to purchase securities or other portfolio investments.
Tax-Exempt Shareholders
Under current U.S. federal income tax law, tax-exempt shareholders are generally exempt from U.S. federal income tax except to the extent that they have UBTI. A Fund may generate income that is UBTI in the hands of tax-exempt shareholders. To the extent that a shareholder has borrowed to finance an interest in a Fund or a Fund holds property that constitutes debt-financed property (e.g., securities purchased on margin) or property primarily for sale to customers (“dealer” property), income attributable to such property allocated to a shareholder that is an exempt organization may constitute UBTI (but only as to that portion of property that is treated as debt-financed). Certain of a Fund’s other investments or activities may also generate UBTI (e.g., investments in operating pass-through entities). Furthermore, the IRS may take the position that certain of a Fund’s investments in derivative instruments should be reclassified in a manner that gives rise to UBTI. If a Fund generates UBTI, a tax-exempt shareholder of the Fund generally would be required to file a tax return and could incur tax liability on its allocable share of that UBTI. The characterization of certain income of a Fund as UBTI may depend in part on the nature of the underlying investments made by entities classified as partnerships for U.S. federal income tax purposes in which the Fund may invest.
Moreover, a charitable remainder trust, as defined in Section 664 of the Code, that realizes UBTI during a taxable year must pay an excise tax annually of an amount equal to 100% of such UBTI.
Tax-exempt shareholders should consult their own tax advisors concerning the possible effects of UBTI on their own tax situations as well as the general tax implications of an investment in a Fund.
Termination of a Fund
In general, if within a 12-month period there is a sale or exchange of 50% or more of the interests in a Fund’s capital and profits (other than by redemption by the Fund), a termination of the Fund will occur for U.S. federal income tax purposes, and the taxable year of the Fund will close. If such a termination were to occur, the Fund would be deemed to contribute all of its assets and liabilities to a new partnership, and, immediately thereafter, the Fund would be deemed to distribute interests in the new partnership to the purchasing shareholder and the continuing shareholders in proportion to their respective interests in the Fund in liquidation of the Fund. Such a termination could result in the acceleration of Fund income for that year to shareholders and could generate other adverse tax consequences to some or all shareholders. Shareholders should refer to the above section titled “Distributions and Adjusted Basis” for a discussion of the treatment of distributions from the Fund. There are restrictions on a shareholder’s ability to assign or transfer its Fund shares, in whole or in part.
Withholding
The Manager, in its discretion, may withhold and pay any taxes with respect to any shareholder. In such case, a shareholder will be deemed for all purposes to have received a payment from a Fund as of the time each such withholding is paid by the Fund, which payment will be considered a loan from the Fund to the shareholder. In the Manager’s discretion, any such taxes may be withheld from any distribution otherwise payable to the shareholder, or alternatively, will be repayable by the shareholder upon demand. In the discretion of the Manager, any such loan will bear interest at the then applicable federal short-term rate as defined by the Code and the Treasury Regulations promulgated thereunder, from the date the loan is deemed to be made until its date of repayment or discharge.
Under the backup withholding rules, a Fund (or in the case of shares held through an intermediary, the intermediary) generally is required to withhold and remit to the U.S. Treasury a percentage of the taxable distributions paid to and proceeds of share sales, exchanges, or redemptions made by any individual shareholder (including any foreign individual) who fails to furnish the Fund (or the intermediary) with a correct taxpayer identification number, who has under-reported dividends or interest income, or who fails to certify that he or she is a U.S. person and is not subject to such withholding. The backup withholding tax rate is 28% for amounts paid through 2010. This rate will expire and the backup withholding rate will be 31% for amounts paid after December 31, 2010, unless Congress enacts tax legislation providing otherwise. Any tax withheld as a result of backup withholding does not constitute an additional tax imposed on the record owner of the account, and may be claimed as a credit on the record owner’s U.S. federal income tax return, provided the appropriate information is furnished to the IRS.
U.S. Tax Shelter Rules
A Fund may engage in transactions or make investments that would subject the Fund, its shareholders, and/or its “material advisors,” as defined in Treas. Reg. Sec. 301.6112-1(c)(1), to special rules requiring such transactions or investments by the Fund or investments in the Fund to be reported and/or otherwise disclosed to the IRS, including to the IRS’s Office of Tax Shelter Analysis (the “Tax Shelter Rules”). A transaction may be subject to reporting or disclosure if it is described in any of several categories of “reportable transactions” in Treas. Reg. Sec. 1.6011-4(b), which include, among others, transactions that result in the incurrence of a loss or losses exceeding certain thresholds or that are offered under conditions of confidentiality. In particular, an individual shareholder may be deemed to engage in a “loss transaction” where its allocable share of losses derived from Section 988 Transactions exceeds $50,000 in a taxable year. Although each Fund does not expect to engage in transactions solely or principally for the purpose of achieving a particular tax consequence, there can be no assurance that a Fund will not engage in transactions that trigger the Tax Shelter Rules. In addition, a shareholder may have disclosure obligations with respect to its shares in a Fund if the shareholder (or the Fund in certain cases) participates in a reportable transaction.
Shareholders should consult their own tax advisors about their obligation to report or disclose to the IRS information about their investment in a Fund and participation in a Fund’s income, gain, loss, deduction, or credit with respect to transactions or investments subject to these rules. In addition, pursuant to these rules, a Fund may provide to its material advisors identifying information about the Fund’s shareholders and their participation in the Fund and the Fund’s income, gain, loss, deduction, or credit from those transactions or investments, and the Fund or its material advisors may disclose this information to the IRS upon its request. Significant penalties apply for failure to comply with these rules.
Under U.S. federal tax law, if a Fund (or any fund in which a Fund directly or indirectly invests) engages in certain tax shelter transactions, a tax-exempt shareholder could be subject to an excise tax equal to the highest corporate tax rate times the greater of (i) the shareholder’s net income from the transactions or (ii) 75% of the proceeds attributable to the shareholder from the transactions. If such a tax-exempt shareholder knew or had reason to know that a transaction was a prohibited tax shelter transaction, a substantially higher excise tax could be applicable. In addition, such tax-exempt shareholders could be subject to certain disclosure requirements, and penalties could apply if such tax-exempt shareholders do not comply with such disclosure requirements. There can be no assurance that the Funds (or any fund in which a Fund directly or indirectly invests) will not engage or be deemed to engage in prohibited tax shelter transactions. The excise tax does not apply to tax-exempt investors that are pension plans, although certain penalties applicable to “entity managers” (as defined in Section 4965(c) of the Code) might still apply. Tax-exempt shareholders should consult their own tax advisors regarding these provisions.
In certain circumstances, a Fund and/or a Fund’s tax advisor may make special disclosures to the IRS of certain positions taken by the Fund.
Tax Elections
A Fund may make various elections for U.S. federal income tax purposes which could result in certain items of income, gain, loss, deduction, and credit being treated differently for tax and accounting purposes.
Elective and Mandatory Basis Adjustment of Partnership Property
Under Section 754 of the Code, each Fund generally may elect to adjust the basis of its assets in the event of certain distributions to a shareholder, or a transfer of Fund shares from a shareholder to a new or existing shareholder. Such an election, if made, could either increase or decrease the value of the shares of the remaining shareholders or the transferee, respectively, because the election would increase or decrease the basis of the Fund’s assets for purposes of computing the shareholders’ or transferee’s distributive share of Fund income, gains, losses, and deductions.
A Fund also must make these basis adjustments as though the Fund had made the Section 754 elections described above in the case of (i) a transfer of Fund shares, if the Fund has a built-in loss of more than $250,000 immediately following the transfer; or (ii) a distribution of Fund property, if the recipient acquires a basis in the property that exceeds by more than $250,000 the basis the Fund had in the property, or a distribution where the distributee shareholder recognizes a loss of more than $250,000. To determine whether the mandatory basis adjustment rules will be triggered upon a shareholder’s transfer or withdrawal from a Fund, the Fund may request that the shareholder provide certain information, including information regarding the shareholder’s tax basis in its interest in the Fund. The Fund may make mandatory basis adjustments under these rules as a result of transfers of an interest or upon certain distributions of Fund property. As a result, some or all of shareholders’ distributive shares of Fund income, gains, losses, and deductions may be adjusted in accordance with these rules.
Certain Tax Considerations for Regulated Investment Company Shareholders
Special tax considerations apply to shareholders of a Fund that intend to qualify for the special tax treatment accorded RICs (each, a “RIC Shareholder”) under Subchapter M of the Code. In order to qualify for the special tax treatment accorded RICs and their shareholders, a RIC Shareholder must, among other things:
(a) derive at least 90% of its gross income from (i) dividends, interest, payments with respect to certain securities loans, and gains from the sale or other disposition of stock, securities, or foreign currencies, or other income (including but not limited to gains from options, futures, or forward contracts) derived with respect to its business of investing in such stock, securities, or currencies and (ii) net income derived from interests in “qualified publicly traded partnerships” (as defined below) (the “Good Income Test”);
(b) diversify its holdings so that, at the end of each quarter of a Fund’s taxable year, (i) at least 50% of the market value of the Fund’s total assets consists of cash and cash items, U.S. government securities, securities of other RICs, and other securities limited in respect of any one issuer to a value not greater than 5% of the value of the Fund’s total assets and not more than 10% of the outstanding voting securities of such issuer, and (ii) not more than 25% of the value of the Fund’s total assets is invested (A) in the securities (other than those of the U.S. government or other RICs) of any one issuer or of two or more issuers that the Fund controls and that are engaged in the same, similar, or related trades or businesses, or (B) in the securities of one or more qualified publicly traded partnerships, as defined below (the “Asset Test”); and
(c) distribute with respect to each taxable year at least 90% of the sum of its investment company taxable income (as that term is defined in the Code without regard to the deduction for dividends paid—generally, taxable ordinary income and the excess, if any, of net short-term capital gains over net long-term capital losses) and net tax-exempt interest income for such year (the “Distribution Requirement”).
If a RIC Shareholder fails to distribute in a calendar year substantially all of its ordinary income for such year and substantially all of its capital gain net income for the one-year period ending October 31 (or later if a RIC Shareholder is permitted to elect and so elects), plus any retained amount from the prior year, the RIC Shareholder would be subject to a nondeductible 4% excise tax on the undistributed amounts (the “Excise Tax”).

For purposes of the Good Income Test described in paragraph (a) above, income derived from a Fund will be treated as qualifying income only to the extent such income is attributable to items of income of the Fund which would be qualifying income if realized directly by the RIC Shareholder in the same manner as realized by the Fund. However, 100% of the net income derived by the Fund from an interest in a qualified publicly traded partnership (defined generally as a partnership (i) interests in which are traded on an established securities market or readily tradable on a secondary market or the substantial equivalent thereof, (ii) that derives at least 90% of its income from passive income sources defined in Section 7704(d) of the Code, and (iii) that derives less than 90% of its income from the qualifying income described in paragraph (a)(i) of the Good Income Test above) that is allocable to a RIC Shareholder will be treated as qualifying income for purposes of the RIC Shareholder’s Good Income Test.
Income a Fund derives from certain of its investments in derivatives related to commodities and commodities indexes generally will not be considered good income for the purposes of the Good Income Test. This may limit the extent to which a Fund invests in such contracts.
Further, some Funds may make extensive use of various types of derivative financial instruments. The tax rules applicable to derivative financial instruments are in some cases uncertain under current law, including under Subchapter M of the Code. Accordingly, an adverse determination concerning a Fund’s or a RIC Shareholder’s treatment of such transactions or future guidance by the IRS with respect to one or more of these rules (which determination or guidance could be retroactive) could adversely affect a RIC Shareholder’s ability to meet one or more of the relevant requirements to maintain its qualification as a RIC, as well as to avoid a fund-level tax.
A RIC Shareholder will be required to include its distributive share, whether or not actually distributed by a Fund, of the Fund’s income, gains, losses, and certain other items for any Fund taxable year ending within the RIC Shareholder’s taxable year. In general, a RIC Shareholder will not recognize its distributive share of these tax items until the close of the Fund’s taxable year. However, absent the availability of an exception, a RIC Shareholder will recognize its distributive shares of these items as they are recognized by the Fund for purposes of determining its liability for the Excise Tax. Therefore, if a Fund and a RIC Shareholder have different taxable years, the RIC Shareholder may be obligated to make distributions in excess of the net income and gains recognized from the Fund and yet be unable to avoid the Excise Tax because it is without sufficient earnings and profits at the end of its taxable year to make a dividend. In some cases, however, the RIC Shareholder can take advantage of certain safe harbors which would allow it to include its distributive share of a Fund’s income, gains, losses, and certain other items at the close of the Fund’s taxable year for both Excise Tax purposes and general Subchapter M purposes, thus avoiding the problems arising from different taxable years.
With respect to shareholders in the Alternative Asset Opportunity Fund and the Special Situations Fund only, RIC Shareholders should generally be entitled to treat the portion of income recognized by the Fund as a result of its investment in a Subsidiary as qualifying income for purposes of the Income Test. There is a risk, however, that the IRS could prevail in asserting that (i) a Subsidiary should be disregarded as a separate entity for U.S. federal income tax purposes, (ii) a Fund should be treated as recognizing income of a Subsidiary directly, or (iii) the acquisition of control of a Subsidiary by a Fund had the principal purpose of evading or avoiding U.S. federal income tax. Such a determination could cause some or all of the income derived from a Fund’s investment in a Subsidiary to fail to be treated as qualifying income in the hands of a RIC Shareholder. Each Fund believes that the risk of such a determination is remote.
Certain Tax Considerations for Foreign Investors
The U.S. federal income tax treatment of a nonresident alien, foreign corporation, foreign partnership, foreign estate, or foreign trust (“foreign investor”) investing as a shareholder in a Fund is complex and will vary depending upon the circumstances of the shareholder and the activities of the Fund, the Manager, and the Tax Matters Partner. This discussion does not address the tax considerations that may be relevant to foreign investors who are subject to U.S. federal income tax independent of their direct or indirect investment in a Fund. Each foreign investor is urged to consult with its own tax advisors regarding the U.S. federal, state, local, and foreign tax treatment of its investment in a Fund.
In general, the U.S. federal income tax treatment of a foreign investor depends upon whether a Fund is deemed to be engaged in a U.S. trade or business. Although it is not expected that the activities of a Fund will cause the Fund to be deemed engaged in a U.S. trade or business, there can be no assurance in this regard and an investment in the Fund could cause a foreign investor to recognize income that is effectively connected with a U.S. trade or business (“ECI”). If a Fund were treated as engaged in a U.S. trade or business, foreign investors would be subject to U.S. federal income tax (generally collected by means of withholding) on a net basis (including, for certain corporate foreign investors, an additional 30% “branch profits” tax) and tax return filing obligations.
In addition, gain on the sale of USRPIs generally will be treated as ECI and will generally subject foreign investors to withholding tax at rates of 10% of the proceeds, or, in limited circumstances, 35% of the gain resulting from such sale or other disposition. For example, if (i) the Fund were to acquire an interest (including stock or certain convertible debt) in a corporation, (ii) such corporation were a USRPHC at any time within the shorter of the five-year period preceding the disposition of such interest or the time the Fund held such an interest, and (iii) either (A) such corporation was not publicly traded (within the meaning of the tax laws) or (B) the Fund (at any time during the period described in (ii) above) owned (actually or constructively) either a regularly traded interest (other than an interest solely as a creditor) in such corporation which was more than 5% (by value) of such regularly traded class of stock, or any other interest (other than an interest solely as a creditor) if such interest was more than 5% (by value) of the regularly traded class with the lowest value or of the regularly traded class into which such interest was convertible, then gain on the sale of such stock (or such convertible debt) would be treated as ECI and, therefore, would be subject to regular U.S. federal income tax. As noted above, ECI from the sale of a USRPI (other than interests in USRPHCs) would subject a corporate foreign investor to the branch profits tax. Moreover, if a Fund invests in equity interests in partnerships and other pass-through entities and any such entity is engaged in a trade or business, such trade or business will be attributed to the Fund and to the shareholders and may result in the recognition of ECI by shareholders that are foreign investors.

Regardless of whether a Fund is in a U.S. trade or business, if the Fund receives certain types of investment income, such as dividends or interest other than portfolio interest from U.S. sources, to the extent such income is allocated to a foreign investor, the Fund may be required to withhold at a rate of 30% (or lower applicable treaty rate). A Fund may withhold and pay any taxes with respect to any foreign investor and any such taxes may be withheld from any distribution otherwise payable to such foreign investor. Alternatively, a foreign investor may be required to reimburse a Fund for the amount of such tax.
Considerations Regarding Foreign Jurisdictions
Shareholders may become liable for foreign tax and/or filing obligations in connection with the activities or investments of a Fund outside the United States or in connection with income and gain recognized by a Fund from foreign sources, whether or not shareholders receive any distributions with respect to such investments. In addition, some of a Fund’s income from foreign sources may be subject to tax in the applicable jurisdiction(s). Any such taxes paid by or withheld from a Fund will reduce the value of the relevant shareholder’s capital accounts. Shareholders may in some circumstances be able to claim relief under a double taxation treaty between their country of residence and the applicable country of the foreign-source investment. Shareholders subject to tax in jurisdictions outside the United States should consult their own tax advisors regarding the tax consequences of an investment in a Fund. All prospective shareholders should consult their own tax advisors regarding the foreign tax implications of an investment in a Fund.
No Tax Benefits Expected
Because it is not expected that an investment in a Fund will reduce the cumulative tax liability of a shareholder in any year as a result of tax losses, deductions, or credits, prospective shareholders should not invest in a Fund with the expectation of receiving any such tax benefits.
Non-Income, State, Local, and Foreign Taxes
The foregoing discussion does not address the U.S. federal non-income, state, local, or foreign tax consequences of an investment in a Fund. It is possible that a Fund’s activities might generate tax return filing, reporting, or tax payment obligations in Massachusetts or another U.S. state or local or foreign jurisdictions. Prospective shareholders should consult their own tax advisors regarding U.S. non-income, state, local, and foreign tax matters.
Summary; Laws Subject to Change
The foregoing discussion relates only to the U.S. federal income tax consequences of investing in a Fund for shareholders who are U.S. citizens, residents, or domestic corporations. The consequences under other tax laws may differ. This discussion has not addressed all aspects of taxation that may be relevant to particular shareholders in light of their own investment or tax circumstances, or to particular types of shareholders (including insurance companies, financial institutions, broker-dealers, tax-exempt entities, foreign corporations, and persons who are not citizens or residents of the United States) subject to special treatment under the U.S. federal income tax laws. This summary is based on the Code, the regulations thereunder, published rulings, and court decisions, all as currently in effect. These laws are subject to change, possibly on a retroactive basis. Shareholders should consult their own tax advisors about the precise tax consequences of an investment in a Fund in light of their particular tax situation, including possible foreign, state, local, or other applicable tax laws.
MANAGEMENT OF THE TRUST
The following tables present information regarding each Trustee and officer of the Trust as of the date of this Statement of Additional Information. Each Trustee’s and officer’s date of birth (“DOB”) is set forth after his or her name. Unless otherwise noted, (i) each Trustee and officer has engaged in the principal occupation(s) noted in the table for at least the most recent five years, although not necessarily in the same capacity, and (ii) the address of each Trustee and officer is c/o GMO Trust, 40 Rowes Wharf, Boston, MA 02110. Each Trustee serves in office until the earlier of (a) the election and qualification of a successor at the next meeting of shareholders called to elect Trustees or (b) the Trustee dies, resigns, or is removed as provided in the Trust’s governing documents. Each of the Trustees of the Trust is not an “interested person” of the Trust, as such term is used in the 1940 Act. Because the Funds do not hold annual meetings of shareholders, each Trustee will hold office for an indeterminate period. Each officer serves in office until his or her successor is elected and determined to be qualified to carry out the duties and responsibilities of the office, or until the officer resigns or is removed from office.

			Number
			of
			Portfolios
			in
Name, Date of Birth,		Principal	Fund
and Position(s) Held	Length of	Occupation(s)	Complex	Other
with the Trust	Time Served	During Past 5 Years	Overseen	Directorships Held
Donald W. Glazer, Esq. Chairman of the Board of Trustees DOB: 07/26/1944	Chairman of the Board of Trustees since March 2005; Lead Independent Trustee (September 2004-March 2005); Trustee since December 2000.	Consultant—Law and Business[1]; Author of Legal Treatises.	60	None.

W. Nicholas Thorndike Trustee DOB: 03/28/1933	Since March 2005.	Director or trustee of various corporations and charitable organizations, including Courier Corporation (a book publisher and manufacturer) (July 1989-present); and Putnam Funds (December 1992-June 2004).	60	Director of Courier Corporation (a book publisher and manufacturer).

Number
of
Portfolios
in
Name, Date of Birth,		Principal	Fund
and Position(s) Held	Length of	Occupation(s)	Complex	Other
with the Trust	Time Served	During Past 5 Years	Overseen	Directorships Held
Peter Tufano Trustee DOB: 04/22/1957	Since December 2008.	Sylvan C. Coleman Professor of Financial Management, Harvard Business School (since 1989).	60	Trustee of State Street Navigator Securities Lending Trust (3 Portfolios).

[1]	As part of Mr. Glazer’s work as a consultant, he provides part-time consulting services to Goodwin Procter LLP (“Goodwin”). Goodwin has provided legal services to Renewable Resources, LLC, an affiliate of GMO; GMO, in connection with its relationship with Renewable Resources; and funds managed by Renewable Resources. Mr. Glazer has represented that he has no financial interest in, and is not involved in the provision of, such legal services. In the calendar years ended December 31, 2007 and December 31, 2008, these entities paid $789,416 and $183,775, respectively, in legal fees and disbursements to Goodwin. In correspondence with the Staff of the SEC beginning in August 2006, the Independent Trustees’ legal counsel provided the Staff with information regarding Mr. Glazer’s relationship with Goodwin and his other business activities. On September 11, 2007, based on information that had been given to the Staff as of that date, the Staff provided oral no-action assurance consistent with the opinion of the Independent Trustees’ legal counsel that Mr. Glazer is not an “interested person” of the Trust.
Officers

	Position(s) Held	Length	Principal Occupation(s)
Name and Date of Birth	with the Trust	of Time Served	During Past 5 Years[1]
J.B. Kittredge DOB: 08/22/1954	President and Chief Executive Officer	Since March 2009.	General Counsel, Grantham, Mayo, Van Otterloo & Co. LLC (October 2005 — present); Partner, Ropes & Gray LLP (prior to October 2005).

Sheppard N. Burnett DOB: 10/24/1968	Treasurer and Chief Financial Officer	Chief Financial Officer since March 2007; Treasurer since November 2006; Assistant Treasurer, September 2004 — November 2006.	Fund Administration Staff, Grantham, Mayo, Van Otterloo & Co. LLC (June 2004-present); Vice President, Director of Tax, Columbia Management Group (2002-2004).

Brent C. Arvidson DOB: 06/26/1969	Assistant Treasurer	Since August 1998.	Senior Fund Administrator, Grantham, Mayo, Van Otterloo & Co. LLC.

John L. Nasrah DOB: 05/27/1977	Assistant Treasurer	Since March 2007.	Fund Administrator, Grantham, Mayo, Van Otterloo & Co. LLC (September 2004-present); Tax Analyst, Bain & Company, Inc. (June 2003-September 2004).

Mahmoodur Rahman DOB: 11/30/1967	Assistant Treasurer	Since September 2007.	Fund Administrator, Grantham, Mayo, Van Otterloo & Co. LLC (April 2007-present); Vice President and Senior Tax Manager, Massachusetts Financial Services Company (January 2000-April 2007).

	Position(s) Held	Length	Principal Occupation(s)
Name and Date of Birth	with the Trust	of Time Served	During Past 5 Years[1]
Carolyn Haley DOB: 07/12/1966	Assistant Treasurer	Since June 2009.	Fund Administrator, Grantham, Mayo, Van Otterloo & Co. LLC (May 2009-present); Treasurer and Chief Compliance Officer, Hambrecht & Quist Capital Management LLC (April 2007-April 2009); Senior Manager, PricewaterhouseCoopers LLP (2003-2007).

Michael E. Gillespie DOB: 02/18/1958	Chief Compliance Officer	Since March 2005.	Vice President of Compliance (June 2004-February 2005) and Director of Domestic Compliance (March 2002-June 2004), Fidelity Investments.

Jason B. Harrison DOB: 01/29/1977	Vice President and Clerk	Vice President since November 2006; Clerk since March 2006.	Legal Counsel, Grantham, Mayo, Van Otterloo & Co. LLC (since February 2006) and Attorney, Ropes & Gray LLP (September 2002-February 2006).

David L. Bohan DOB: 06/21/1964	Vice President and Assistant Clerk	Vice President since March 2005; Assistant Clerk since March 2006.	Legal Counsel, Grantham, Mayo, Van Otterloo & Co. LLC.

Gregory L. Pottle DOB: 07/09/1971	Vice President and Assistant Clerk	Since November 2006.	Legal Counsel, Grantham, Mayo, Van Otterloo & Co. LLC.

Anne K. Trinque DOB: 04/15/1978	Vice President and Assistant Clerk	Since September 2007.	Legal Counsel, Grantham, Mayo, Van Otterloo & Co. LLC (January 2007-present); Attorney, Goodwin Procter LLP (September 2003-January 2007).

Cheryl Wakeham DOB: 10/29/1958	Vice President and Anti-Money Laundering Officer	Since December 2004.	Manager, Client Service Administration, Grantham, Mayo, Van Otterloo & Co. LLC.

[1]	Each of Messrs. Burnett, Arvidson, Bohan, and Pottle serves as an officer and/or director of certain pooled investment vehicles of which GMO or an affiliate of GMO serves as the investment adviser.
Trustees’ Responsibilities. Under the provisions of the GMO Declaration of Trust, the Trustees manage the business of the Trust, an open-end management investment company. The Trustees have all powers necessary or convenient to carry out that responsibility, including the power to engage in securities transactions on behalf of the Trust. Without limiting the foregoing, the Trustees may: adopt By-Laws not inconsistent with the Declaration of Trust providing for the regulation and management of the affairs of the Trust; amend and repeal By-Laws to the extent that such By-Laws do not reserve that right to the shareholders; fill vacancies in or remove members of the Board of Trustees (including any vacancies created by an increase in the number of Trustees); remove members of the Board of Trustees with or without cause; elect and remove such officers and appoint and terminate agents as they consider appropriate; appoint members of the Board of Trustees to one or more committees consisting of two or more Trustees, which may exercise the powers and authority of the Trustees, and terminate any such appointments; employ one or more custodians of the assets of the Trust and authorize such custodians to employ subcustodians and to deposit all or any part of such assets in a system or systems for the central handling of securities or with a Federal Reserve Bank; retain a transfer agent or a shareholder servicing agent, or both; provide for the distribution of Shares by the Trust, through one or more principal underwriters or otherwise; set record dates for the determination of Shareholders with respect to various matters; and in general delegate such authority as they consider desirable to any officer of the Trust, to any committee of the Trustees, and to any agent or employee of the Trust or to any such custodian or underwriter.
The Board of Trustees has three standing committees: the Audit Committee, the Pricing Committee and the Governance Committee. During the fiscal year ended February 28, 2009, the Audit Committee held five meetings; the Pricing Committee held 16 meetings; and the Governance Committee held seven meetings.
The Committees assist the Board of Trustees in performing its functions under the 1940 Act and Massachusetts law. The Audit Committee provides oversight with respect to the Trust’s accounting, its financial reporting policies and practices, the quality and objectivity of the Trust’s financial statements and the independent audit of those statements. In addition, the Audit Committee appoints, determines the independence and compensation of, and oversees the work of the Funds’ independent auditors and acts as a liaison between the Trust’s independent auditors and the Board of Trustees. Mr. Tufano and Mr. Thorndike are members of the Audit Committee. Mr. Tufano is the Chairman of the Audit Committee. The Pricing Committee oversees the valuation of the Funds’ securities and other assets. The Pricing Committee also reviews and makes recommendations regarding the Trust’s Pricing Policies and, to the extent required by the Pricing Policies, determines the fair value of the Funds’ securities or other assets, as well as performs such other duties as may be delegated to it by the Board. Mr. Glazer and Mr. Tufano are members of the Pricing Committee. Mr. Glazer is the Chairman of the Pricing Committee. The Governance Committee oversees general Fund governance-related matters, including making recommendations to the Board of Trustees relating to Trust governance, performing functions mandated by the 1940 Act, as delegated to it by the Board of Trustees, considering the skills, qualifications, and independence of the Trustees, proposing candidates to serve as Trustees, and overseeing the determination that any person serving as legal counsel for the Independent Trustees meets the 1940 Act requirements for being “independent legal counsel.” Mr. Glazer and Mr. Thorndike are members of the Governance Committee. Mr. Thorndike is the Chairman of the Governance Committee.

Shareholders may recommend nominees to the Board of Trustees by writing the Board of Trustees, c/o GMO Trust Chief Compliance Officer, GMO Trust, 40 Rowes Wharf, Boston, Massachusetts 02110. A recommendation must (i) be in writing and signed by the shareholder, (ii) identify the Fund to which it relates, and (iii) identify the class and number of shares held by the shareholder.
Trustee Fund Ownership
The following table sets forth ranges of the current Trustees’ direct beneficial share ownership in the Funds offered in the Private Placement Memoranda and the aggregate dollar ranges of their direct beneficial share ownership in all Funds of the Trust (including Funds not offered in the Private Placement Memoranda) as of December 31, 2008.

Aggregate Dollar Range of Shares
	Dollar Range of	Directly Owned in all
	Shares Directly Owned in	Funds of the Trust (whether
	Funds Offered in the	or not offered in the Private
Name/Funds Offered in the	Private Placement	Placement Memoranda)
Private Placement Memoranda	Memoranda	Overseen by Trustee
Donald W. Glazer	None	Over $100,000

W. Nicholas Thorndike	None	None

Peter Tufano	None	None
The following table sets forth ranges of Mr. Glazer’s indirect beneficial share ownership in the Funds offered in the Private Placement Memoranda and the aggregate dollar range of his indirect beneficial share ownership in all Funds of the Trust (including Funds not offered in the Private Placement Memoranda), as of December 31, 2008, by virtue of his direct ownership of shares of certain Funds (as disclosed in the table immediately above) that invest in other Funds of the Trust and of other private investment companies managed by the Manager that invest in Funds of the Trust.

Aggregate Dollar Range of Shares
	Dollar Range of	Indirectly Owned in all
	Shares Indirectly Owned	Funds of the Trust (whether
	in Funds Offered in the	or not offered in the Private
Name/Funds Offered in the	Private Placement	Placement Memoranda)
Private Placement Memoranda	Memoranda	Overseen by Trustee
Donald W. Glazer		Over $100,000
Alternative Asset Opportunity Fund	$1 - $10,000
Short-Duration Collateral Fund	$10,001 - $50,000
Taiwan Fund	$1 - $10,000
World Opportunity Overlay Fund	$1 - $10,000

Trustee Ownership of Securities Issued by the Manager or Principal Underwriter
None.
Trustee Ownership of Related Companies
The following table sets forth information about securities owned by the Trustees and their family members, as of December 31, 2008, in entities directly or indirectly controlling, controlled by, or under common control with the Manager or Funds Distributor, LLC, the Funds’ principal underwriter.

Name of
Name of Non-	Owner(s) and
Interested	Relationship		Title of	Value of
Trustee	to Trustee	Company	Class	Securities[2]	% of Class
Donald W. Glazer	Self	GMO Multi-Strategy Fund (Offshore), a private investment company managed by the Manager.[1]	Limited partnership interest- Class A	$1,179,264	0.04%

W. Nicholas Thorndike	N/A	None	N/A	N/A	N/A

Peter Tufano	N/A	None	N/A	N/A	N/A

[1]	The Manager may be deemed to “control” this fund by virtue of its serving as investment manager of the fund.

[2]	Securities valued as of December 31, 2008.
Remuneration. The Trust has adopted a compensation policy for its Trustees. Each Trustee receives an annual retainer from the Trust for his services. In addition, each Chairman of the Trust’s standing committees and the Chairman of the Board of Trustees receive an annual fee. Each Trustee also is paid a fee for participating in in-person and telephone meetings of the Board of Trustees and its committees, and a fee for consideration of actions proposed to be taken by written consent. The Trust pays no additional compensation for travel time to meetings, attendance at director’s educational seminars or conferences, service on industry or association committees, participation as speakers at directors’ conferences, or service on special director task forces or subcommittees, although the Trust does reimburse Trustees for seminar or conference fees and for travel expenses incurred in connection with attendance at seminars or conferences. The Trustees do not receive any employee benefits such as pension or retirement benefits or health insurance. All current Trustees of the Trust are non-interested Trustees.
Other than as set forth in the table below, during the fiscal year ended February 28, 2009, no Trustee of the Trust received any direct compensation from the Trust or any Fund offered in the Private Placement Memoranda, and no officer of the Trust received aggregate compensation exceeding $60,000 from any Fund offered in the Private Placement Memoranda:

	Name of Person, Position
	Donald W.		W. Nicholas
	Glazer, Esq.,	Jay O. Light,	Thorndike,	Peter Tufano,
	Trustee	Trustee[1]	Trustee	Trustee[2]
Compensation from Each Fund Offered in the Private Placement Memoranda:
Alternative Asset Opportunity Fund	$121	$86	$93	$9
Flexible Equities Fund	$69[3]	$39[3]	$51[3]	$23[3]
Short-Duration Collateral Fund	$35,611	$26,670	$31,071	$1,767
Special Purpose Holding Fund	$2	$1	$2	$0
Special Situations Fund	$4,039	$3,358	$3,500	$156
Taiwan Fund	$655	$485	$512	$36
World Opportunity Overlay Fund	$7,035	$5,274	$6,135	$360
Pension or Retirement Benefits Accrued as Part of Fund Expenses:	N/A	N/A	N/A	N/A
Estimated Annual Benefits Upon Retirement:	N/A	N/A	N/A	N/A
Total Compensation from the Trust:	$399,390[4]	$261,068[4]	$311,653[4]	$20,933[4]

[1]	Mr. Light resigned as a Trustee effective December 2008 and no longer serves as a Trustee of the Trust.

[2]	Mr. Tufano was elected as a Trustee effective December 2008.

[3]	Reflects the period from the Fund’s commencement of operations on December 12, 2008 through February 28, 2009.

[4]	Reflects actual direct compensation received during the fiscal year ended February 28, 2009 from Funds of the Trust that had commenced operations on or before February 28, 2009, including Funds that are not offered through the Private Placement Memoranda.
Mr. Kittredge does not receive any compensation from the Trust, but as a member of the Manager will benefit from the management fees paid by the Funds and various other Funds of the Trust not offered through the Private Placement Memoranda. The officers of the Trust do not receive any employee benefits such as pension or retirement benefits or health insurance from the Trust.
As of June 8, 2009, the Trustees and officers of the Trust as a group owned less than 1% of the outstanding shares of each class of shares of each Fund offered in the Private Placement Memoranda.
Code of Ethics. The Trust and the Manager have each adopted a Code of Ethics pursuant to the requirements of the 1940 Act. Under the Code of Ethics, personnel are permitted to engage in personal securities transactions only in accordance with specified conditions relating to their position, the identity of the security, the timing of the transaction, and similar factors. Transactions in securities that may be purchased or held by the Funds are permitted, subject to compliance with the Code. Personal securities transactions must be reported quarterly and broker confirmations must be provided for review.
The non-interested Trustees of the Trust are subject to a separate Code of Ethics for the Independent Trustees pursuant to the requirements of the 1940 Act. Transactions by the Independent Trustees in securities, including securities that may be purchased or held by the Funds, are permitted, subject to compliance with the Code of Ethics. Pursuant to the Code of

Ethics, an Independent Trustee ordinarily is not required to report his or her personal securities transactions or to identify his or her brokerage accounts to a Fund or its representatives, subject to certain limited exceptions specified in the Code of Ethics.
INVESTMENT ADVISORY AND OTHER SERVICES
Management Contracts
As disclosed in the Private Placement Memoranda under the heading “Management of the Fund,” under separate Management Contracts (each, a “Management Contract”) between the Trust, on behalf of the Funds, and the Manager, subject to such policies as the Trustees of the Trust may determine, the Manager furnishes continuously an investment or asset allocation program, as applicable, for each Fund, and makes investment decisions on behalf of the Fund and places all orders for the purchase and sale of portfolio securities. Subject to the control of the Trustees, the Manager also manages, supervises, and conducts the other affairs and business of the Trust, furnishes office space and equipment, provides bookkeeping and certain clerical services, and pays all salaries, fees, and expenses of officers and Trustees of the Trust who are affiliated with the Manager. As indicated under “Portfolio Transactions—Brokerage and Research Services,” the Trust’s portfolio transactions may be placed with broker-dealers who furnish the Manager, at no cost, research, statistical and quotation services of value to the Manager in advising the Trust or its other clients.
The Manager does not charge Short-Duration Collateral Fund, Special Purpose Holding Fund, or World Opportunity Overlay Fund any management or service fees. In addition, the Manager has contractually agreed to reimburse Alternative Asset Opportunity Fund, Flexible Equities Fund, Short-Duration Collateral Fund, Special Purpose Holding Fund, Special Situations Fund, and World Opportunity Overlay Fund for specified Fund expenses (as described in the Private Placement Memorandum under the heading “Fees and expenses”) through at least June 30, 2010.
Each Management Contract provides that the Manager shall not be subject to any liability in connection with the performance of its services in the absence of willful misfeasance, bad faith, gross negligence, or reckless disregard of its obligations and duties.
Each Management Contract was approved by the Trustees of the Trust (including a majority of the Trustees who were not “interested persons” of the Manager) and by the relevant Fund’s sole initial shareholder in connection with the organization of the Trust and the establishment of the Funds. Each Management Contract continues in effect for a period of two years from the date of its execution and continuously thereafter so long as its continuance is approved at least annually by (i) the vote, cast in person at a meeting called for that purpose, of a majority of those Trustees who are not “interested persons” of the Manager or the Trust, and by (ii) the majority vote of either the full Board of Trustees or the vote of a majority of the outstanding shares of the relevant Fund. Each Management Contract automatically terminates on assignment, and is terminable on not more than 60 days’ notice by the Trust to the Manager. In addition, each Management Contract may be terminated on not more than 60 days’ written notice by the Manager to the Trust.

With respect to Short-Duration Collateral Fund, Special Purpose Holding Fund, and World Opportunity Overlay Fund, since the commencement of each Fund’s respective operations, none of the Funds has paid a Management Fee to the Manager pursuant to the Management Contract.
With respect to Alternative Asset Opportunity Fund, Flexible Equities Fund, Special Situations Fund and Taiwan Fund, the Management Fee is calculated based on a fixed percentage of the Fund’s average daily net assets. Pursuant to their Management Contracts, the Funds have paid the following amounts as Management Fees to the Manager during the last three fiscal years:

	Gross	Reduction	Net
ALTERNATIVE ASSET OPPORTUNITY FUND

Year ended 2/28/09	$132,631	$132,631	$0
Year ended 2/29/08	447,286	206,833	240,453
Year ended 2/28/07	847,780	233,513	614,267

FLEXIBLE EQUITIES FUND

Commencement of Operations (12/12/08) Through 2/28/09	$378,481	$180,164	$198,317

SPECIAL SITUATIONS FUND

Year ended 2/28/09	$2,099,073	$163,698	$1,935,375
Commencement of Operations (7/31/07) Through 2/29/08	1,092,706	145,170	947,536

TAIWAN FUND

Year ended 2/28/09	$1,285,293	N/A	$1,285,293
Year ended 2/29/08	2,395,136	N/A	2,395,136
Year ended 2/28/07	2,442,567	N/A	2,442,567
In the event that the Manager ceases to be the manager of a Fund, the right of the Trust to use the identifying name “GMO” may be withdrawn.
Portfolio Management
Day-to-day management of Taiwan Fund is the responsibility of GMO’s Emerging Markets Division, day-to-day management of Short-Duration Collateral Fund, Special Purpose Holding Fund, World Opportunity Overlay Fund and Alternative Asset Opportunity Fund is the responsibility of GMO’s Fixed Income Division, and day-to-day management of Special Situations Fund is the responsibility of GMO’s Asset Allocation Division. GMO’s Asset

Allocation Division is responsible for overall investment management of Flexible Equities Fund. Other investment divisions may, at the direction of GMO’s Asset Allocation Division, be responsible for selecting Flexible Equities Fund’s investments. Currently, GMO’s Quantitative Equity Division is responsible for such decisions for Flexible Equities Fund. Each division is comprised of investment professionals associated with the Manager. Each division’s members work collaboratively to manage a Fund’s portfolio, and no one person is primarily responsible for day-to-day management of any Fund.
The following table sets forth information about accounts overseen or managed by the senior members of GMO’s Emerging Markets Division, Fixed Income Division, Asset Allocation Division, and Quantitative Equity Division as of February 28, 2009.

	Registered investment companies managed
	(including non-GMO mutual fund		Other pooled investment vehicles		Separate accounts managed
	subadvisory relationships)		managed (world-wide)		(world-wide)
			Number of		Number of
Senior Member	Number of accounts[1]	Total assets[1,2]	accounts	Total assets	accounts	Total assets
Thomas Cooper	14	$7,021,606,740.14	13	$3,022,556,149.38	9	$1,358,053,937.11
Arjun Divecha	3	$5,313,046,562.56	3	$769,913,659.78	9	$2,188,928,770.02
Thomas Hancock	10	$11,207,543,855.79	8	$1,669,835,293.87	38	$7,275,204,660.66
Ben Inker	12	$11,116,446,702.85	6	$3,989,602,847.57	188	$11,045,021,736.36
William Nemerever	14	$7,021,606,740.14	13	$3,022,556,149.38	9	$1,358,053,937.11
Sam Wilderman	14	$3,310,139,366.17	5	$2,354,418,198.24	18	$2,893,954,310.31

	Registered investment companies managed
	for which GMO receives a performance-		Other pooled investment vehicles		Separate accounts managed (world-
	based fee (including non-GMO mutual		managed (world-wide) for which GMO		wide) for which GMO receives a
	fund subadvisory relationships)		receives a performance-based fee		performance-based fee
			Number of		Number of
	Number of accounts	Total assets	accounts	Total assets	accounts	Total assets
Thomas Cooper	0	$0	3	$1,403,238,929.37	3	$840,474,511.60
Arjun Divecha	0	$0	0	$0	2	$963,108,848.58
Thomas Hancock	0	$0	0	$0	7	$1,957,422,197.21
Ben Inker	0	$0	0	$0	97	$6,554,290,893.98
William Nemerever	0	$0	3	$1,403,238,929.37	3	$840,474,511.60
Sam Wilderman	0	$0	4	$2,340,463,126.36	5	$1,817,026,408.17

[1]	Includes Funds of the Trust (including Funds not offered through the Private Placement Memoranda) that had commenced operations on or before February 28, 2009.

[2]	For some senior members, “Total assets” includes assets invested by other GMO Funds.

Because each senior member manages other accounts, including accounts that pay higher fees or accounts that pay performance-based fees, potential conflicts of interest exist, including potential conflicts between the investment strategy of a Fund and the investment strategy of the other accounts managed by the senior member and potential conflicts in the allocation of investment opportunities between a Fund and the other accounts.
Senior members of each division are generally members (partners) of GMO. As of February 28, 2009, the compensation of each senior member consisted of a fixed annual base salary, a partnership interest in the firm’s profits and, possibly, an additional, discretionary, bonus related to the senior member’s contribution to GMO’s success. The compensation program does not disproportionately reward outperformance by higher fee/performance fee products. Base salary is determined by taking into account current industry norms and market data to ensure that GMO pays a competitive base salary. The level of partnership interest is determined by taking into account the individual’s contribution to GMO and its mission statement. A discretionary bonus may also be paid to recognize specific business contributions and to ensure that the total level of compensation is competitive with the market. Because each person’s compensation is based on his or her individual performance, GMO does not have a typical percentage split among base salary, bonus and other compensation. A GMO membership interest is the primary incentive for persons to maintain employment with GMO. GMO believes this is the best incentive to maintain stability of portfolio management personnel.
Senior Member Fund Ownership. As of February 28, 2009, none of the senior members had any direct beneficial ownership in the Funds discussed in this Statement of Additional Information that were overseen or managed by such senior member as of February 28, 2009.
The following table sets forth the dollar range of each senior member’s indirect beneficial share ownership in Funds discussed in this Statement of Additional Information that were overseen or managed by such senior member, as of February 28, 2009, by virtue of the senior member’s direct ownership of shares of certain other Funds of the Trust that invest in the Funds:

Name of Senior Member	Dollar Range of Shares Indirectly Owned in the Funds
Thomas Cooper	Alternative Asset Opportunity Fund	None
	Short Duration Collateral Fund	Over $1,000,000
	Special Purpose Holding Fund	$1-$10,000
	World Opportunity Overlay Fund	$50,001-$100,000
Arjun Divecha	Taiwan Fund	$1-$10,000
Thomas Hancock	Flexible Equities Fund	None
Ben Inker	Flexible Equities Fund	None
	Special Situations Fund	None
William Nemerever	Alternative Asset Opportunity Fund	$1-$10,000
	Short-Duration Collateral Fund	Over $1,000,000
	Special Purpose Holding Fund	$1-$10,000
	World Opportunity Overlay Fund	$1-$10,000
Sam Wilderman	Flexible Equities Fund	None
Custodial Arrangements and Fund Accounting Agents. State Street Bank and Trust Company (“State Street Bank”), One Lincoln Street, Boston, Massachusetts 02111 serves as the Trust’s custodian and fund accounting agent on behalf of certain of the Funds, and Brown Brothers Harriman & Co. (“BBH”), 40 Water Street, Boston, Massachusetts 02109, serves as the Trust’s custodian and fund accounting agent on behalf of the other Funds. As such, State Street Bank or BBH holds in safekeeping certificated securities and cash belonging to a Fund and, in such capacity, is the registered owner of securities in book-entry form belonging to a Fund. Upon instruction, State Street Bank or BBH receives and delivers cash and securities of a Fund in connection with Fund transactions and collects all dividends and other distributions made with respect to Fund portfolio securities. Each of State Street Bank and BBH also maintains certain accounts and records of the Trust and calculates the total net asset value, total net income and net asset value per share of each Fund on a daily basis.
Shareholder Service Arrangements. As disclosed in their respective Private Placement Memoranda, pursuant to the terms of a single Servicing Agreement with the Funds of the Trust, GMO provides direct client service, maintenance, and reporting to shareholders of Alternative Asset Opportunity Fund, Flexible Equities Fund, Special Situations Fund and Taiwan Fund. The Servicing Agreement was approved by the Trustees of the Trust (including a majority of the Trustees who are not “interested persons” of the Manager or the Trust). The Servicing Agreement will continue in effect for a period of more than one year from the date of its execution only so long as its continuance is approved at least annually by (i) the vote, cast in person at a meeting called for the purpose, of a majority of those Trustees who are not “interested persons” of the Manager or the Trust, and (ii) the majority vote of the full Board of Trustees. The Servicing Agreement automatically terminates on assignment (except as specifically provided in the Servicing Agreement) and is terminable by either party upon not more than 60 days’ written notice to the other party.
The Trust entered into the Servicing Agreement with GMO on May 30, 1996. Pursuant to the terms of the Servicing Agreement, Alternative Asset Opportunity Fund, Flexible Equities Fund, Special Situations Fund and Taiwan Fund paid GMO the following amounts (after reimbursement by GMO) during the last three fiscal years:

	March 1, 2006	March 1, 2007	March 1, 2008
	Through	Through	Through
	February 28, 2007	February 29, 2008	February 28, 2009
Alternative Asset Opportunity Fund	$282,593	$149,096	$44,210
Flexible Equities Fund	N/A	N/A	46,314 (a)
Special Situations Fund	N/A	186,533 (b)	370,131
Taiwan Fund	452,327	443,544	238,017

(a)	Reflects fees paid from the Fund’s commencement of operations on December 12, 2008 through February 28, 2009.

(b)	Reflects fees paid from the Fund’s commencement of operations on July 31, 2007 through February 29, 2008.
Independent Registered Public Accounting Firm. The Trust’s independent registered public accounting firm is PricewaterhouseCoopers LLP, 125 High Street, Boston, Massachusetts 02110. PricewaterhouseCoopers LLP conducts annual audits of the Trust’s financial statements, assists in the preparation of each Fund’s federal and state income tax returns, consults with the Trust as to matters of accounting and federal and state income taxation, and provides assistance in connection with the preparation of various SEC filings.

Counsel. Ropes & Gray LLP, One International Place, Boston, Massachusetts 02110, serves as counsel to the Trust. Bingham McCutchen LLP, 150 Federal Street, Boston, Massachusetts 02110, serves as independent counsel to the non-interested Trustees of the Trust.
Transfer Agent. State Street Bank serves as the Trust’s transfer agent on behalf of the Funds.
PORTFOLIO TRANSACTIONS
The Manager makes decisions to buy and sell portfolio securities for each Fund and for each of its other investment advisory clients with a view to achieving each client’s investment objectives taking into consideration other account-specific factors such as, without limitation, cash flows into or out of a client account, the accounts’ benchmark(s), applicable regulatory limitations and/or cash restrictions. Therefore, a particular security may be bought or sold for certain clients of the Manager even though it could have been bought or sold for other clients at the same time. Also, a particular security may be bought/sold for one or more clients when one or more other clients are selling/buying the security or taking a short position in the security, including clients managed by the same investment division. Distressed markets (such as the asset-backed security market) may magnify the disparate treatment of accounts with different liquidity requirements.
The Manager may engage in “cross trades” where, as investment manager to a client account, the Manager causes that client account to purchase a security directly from another client account. Such transactions will be effected in accordance with the Manager’s policies regarding transactions among accounts and applicable law.
In certain cases, the Manager may identify investment opportunities that are suitable for the Funds and one or more private investment companies for which the Manager or one of its affiliates serves as investment manager, general partner and/or managing member (“GMO Private Funds”). In most cases, the Manager receives greater compensation in respect of a GMO Private Fund (including incentive-based compensation) than it receives in respect of a Fund. In addition, senior members or other portfolio managers frequently have a personal investment in a GMO Private Fund that is greater than such person’s investment in a similar Fund (or, in some cases, may have no investment in the similar Fund). The Manager itself also makes investments in GMO Private Funds. To help manage these potential conflicts, the Manager has developed and reviewed with the Trust’s Board of Trustees trade allocation policies that establish a framework for allocating initial public offerings (“IPOs”) and other limited opportunities that takes into account the needs and objectives of each Fund and the other GMO clients. One of the Private Funds managed by GMO’s Emerging Markets Division, GMO Emerging Illiquid Fund L.P. (“EIF”), focuses on investments with relatively less liquidity. Consequently, certain types of investments, including securities of companies with smaller market capitalizations, IPOs and private placements with smaller offering sizes and other relatively less liquid investments will, within the Emerging Markets Division, ordinarily be allocated 100% to EIF as opposed to other Emerging Markets strategies. In other cases, the GMO Emerging Markets strategies and EIF will receive an allocation of limited investments that are suitable for each, but the GMO Emerging Markets strategies may receive a lesser allocation, or no allocation, of such investments than would be the case if the allocation were pro rated by assets. As a result, there may be cases where EIF receives an allocation of a specific limited opportunity greater than would be the case if the allocation were pro rated by assets. Similar issues may arise with respect to the disposition of such securities. In general, the Emerging Markets Division and other GMO Divisions divide IPOs between themselves pro rata based upon indications of interest.
Transactions involving the issuance of Fund shares for securities or assets other than cash will be limited to a bona fide reorganization or statutory merger and to other acquisitions of portfolio securities that meet all of the following conditions: (i) such securities meet the investment objectives and policies of the Fund; (ii) such securities are acquired for investment and not for resale; and (iii) such securities can be valued pursuant to the Trust’s pricing policies.
Brokerage and Research Services. In selecting brokers and dealers to effect portfolio transactions for each Fund, the Manager seeks best execution. Best execution is not based solely on the explicit commission charged by the broker/dealer and consequently, a broker/dealer effecting a transaction may be paid a commission higher than that charged by another broker/dealer. Seeking best price and execution involves the weighing of qualitative as well as quantitative factors and evaluations of best execution are, to a large extent, possible only after multiple trades have been completed. The Manager does place trades with broker/dealers that provide investment ideas and other research services, even if the relevant broker has not yet demonstrated an ability to effect best price and execution; however, trading with such a broker (as with any and all brokers) will typically be curtailed or suspended, in due course, if the Manager is not reasonably satisfied with the quality of particular trade executions, unless or until the broker has altered its execution capabilities in such a way that the Manager can reasonably conclude that the broker is capable of achieving best price and execution.
The determination of what may constitute “best execution” involves a number of considerations, including, without limitation, the overall net economic result to a Fund, the efficiency with which the transaction is effected, access to order flow, the ability of the executing broker/dealer to effect the transaction where a large block is involved, reliability (e.g., lack of failed trades), availability of the broker/dealer to stand ready to execute possibly difficult transactions in the future, in the case of fixed income securities, the broker/dealer’s inventory of securities sought, the financial strength and stability of the broker/dealer, and the relative weighting of opportunity costs (i.e. timeliness of execution) by different strategies. In some instances, the Manager may utilize principal bids with consideration to such factors as reported broker flow, past bids, and a firm’s ability and willingness to commit capital. Most of the foregoing are judgmental considerations made in advance of the trade and are not always borne out by the actual execution.
The Manager’s broker/dealer selection may, in addition to the factors listed above, also be based on research services provided by the broker/dealer. The Manager may also direct trades to broker/dealers based in part on the broker/dealer’s history of providing, and capability to continue providing, pricing information for securities purchased. Best execution may be determined for investment strategies without regard to client specific limitations (e.g., limits on the use of derivatives for anticipatory hedging).

Generally, the Manager determines the overall reasonableness of brokerage commissions paid upon consideration of the relative merits of a number of factors, which may include: (i) the net economic effect to the particular Fund, (ii) historical and current commission rates, (iii) the kind and quality of the execution services rendered, (iv) the size and nature of the transactions effected, and (v) research services received. In some instances, the Manager may evaluate best execution on principal bids based on the total commissions charged (the bid for handling a trade as a principal trade) since the trades were filled at the price set at an agreed upon time (e.g., previous night’s close) and any additional “impact” or cost is represented by the cents per share extra paid in addition to a typical commission rate. These factors are considered mostly over multiple transactions covering extended periods of time and are used to evaluate the relative performance of the brokers and other institutions used to effect transactions for accounts.
Because the Manager will frequently use broker/dealers that provide research in all markets and that research is a factor in evaluating broker/dealers, the Manager relies on the statutory safe harbor in Section 28(e) of the Securities Exchange Act of 1934, as amended (the “1934 Act”). However, the Manager does not participate in any formal soft dollar arrangements involving third party research (i.e., research provided by someone other than the executing broker/dealer) or the payment of any of the Manager’s out-of-pocket expenses. In all cases the research services received by the Manager are limited to the types of research contemplated by Section 28(e) of the 1934 Act. Research services provided by broker/dealers take various forms, including personal interviews with analysts, written reports, pricing services in respect of securities, and meetings arranged with various sources of information regarding particular issuers, industries, governmental policies, specific information about local markets and applicable regulations, economic trends, and other matters. To the extent that services of value are received by the Manager, the Manager may avoid expenses that might otherwise be incurred. Such services furnished to the Manager may be used in furnishing investment or other advice to all of the Manager’s clients, including the Funds, and services received from a broker/dealer that executed transactions for a particular Fund will not necessarily be used by the Manager specifically in servicing that particular Fund.
The Trust paid, on behalf of the Funds, the following amounts in brokerage commissions during the three most recent fiscal years:

	March 1, 2006	March 1, 2007	March 1, 2008
	Through	Through	Through
	February 28, 2007	February 29, 2008	February 28, 2009
Alternative Asset Opportunity Fund(a)	$102,088	$0	$0
Flexible Equities Fund	N/A	N/A	$189,753 (b)
Short-Duration Collateral Fund	$18,809	$17,020	$7,971
Special Purpose Holding Fund	$0	$0	$0
Special Situations Fund	N/A	$0 (c)	$1,170
Taiwan Fund	$190,276	$751,210	$210,700
World Opportunity Overlay Fund	$262,845	$392,150	$315,971

(a)	Brokerage commissions include commissions paid by the Fund and its wholly-owned subsidiary.

(b)	Reflects commissions generated from the Fund’s commencement of operations on December 12, 2008 through February 28, 2009.

(c)	Reflects commissions generated from the Fund’s commencement of operations on July 31, 2007 through February 29, 2008.

Differences in the amount of brokerage commissions paid by a Fund during a Fund’s three most recent fiscal years (as disclosed in the table above) are generally the result of (i) active trading strategies employed by the Manager when responding to changes in market conditions, (ii) management of cash flows into and out of a Fund as a result of shareholder purchases and redemptions, (iii) rebalancing portfolios to reflect the results of the Manager’s portfolio management models, or (iv) changes in commission rates in the relevant markets. Changes in the amount of brokerage commissions paid by a Fund do not reflect material changes in the Fund’s investment objective or strategies.
The following table lists each Fund that acquired securities of its regular brokers or dealers (as defined in the 1940 Act) or of their parents during the fiscal year ended February 28, 2009, the name of each such broker or dealer, and the value of each Fund’s aggregate holdings of the securities of each issuer as of February 28, 2009:

		Aggregate Value of Holdings
Name of Fund	Name of Broker or Dealer	as of February 28, 2009
Taiwan Fund	Yuanta Financial Holdings	$2,152,770
Due to restrictions under the 1940 Act, it is possible that, as the result of certain affiliations between a broker/dealer or its affiliates and a Fund, the Manager or the Fund’s distributor, all of the Funds may refrain, or be required to refrain, from engaging in principal trades with such broker/dealer. Additionally, the Funds may be restricted in their ability to purchase securities issued by affiliates of the Funds’ distributor.
PROXY VOTING POLICIES AND PROCEDURES
The Trust has adopted a proxy voting policy under which responsibility to vote proxies related to its portfolio securities has been delegated to the Manager. The Board of Trustees of the Trust has reviewed and approved the proxy voting policies and procedures the Manager follows when voting proxies on behalf of the Funds. The Trust’s proxy voting policy and the Manager’s proxy voting policies and procedures are attached to this Statement of Additional Information as Appendix C.
The Manager’s proxy voting policies on a particular issue may or may not reflect the views of individual members of the Board of Trustees of the Trust, or a majority of the Board of Trustees.
Information regarding how the Funds voted proxies relating to portfolio securities during the most recent 12-month period ended June 30 will be available on the Trust’s website at www.gmo.com and on the Securities and Exchange Commission’s website at www.sec.gov no later than August 31 of each year.
DISCLOSURE OF PORTFOLIO HOLDINGS
The policy of the Trust is to protect the confidentiality of each Fund’s portfolio holdings and to prevent inappropriate selective disclosure of those holdings. The Board of Trustees has approved this policy and material amendments require its approval.
Registered investment companies that are sub-advised by GMO may be subject to different portfolio holdings disclosure policies, and neither GMO nor the Board of Trustees exercises control over those policies. In addition, separate account clients of GMO have access to their portfolio holdings and are not subject to the Funds’ portfolio holdings disclosure policies. Some of the funds that are sub-advised by GMO and some of the separate accounts managed by GMO have substantially similar investment objectives and strategies and, therefore, potentially similar portfolio holdings.

Neither GMO nor any Fund will receive any compensation or other consideration in connection with its disclosure of a Fund’s portfolio holdings.
GMO may disclose a Fund’s portfolio holdings (together with any other information from which the Fund’s portfolio holdings could reasonably be derived, as reasonably determined by GMO) (the “Portfolio Holdings Information”) to shareholders, qualified potential shareholders as determined by GMO, and their consultants and agents (collectively, “Permitted Recipients”) by means of the GMO website. The Funds’ Private Placement Memoranda describe the type of information disclosed on GMO’s website, as well as the frequency with which it is disclosed and the lag between the date of the information and the date of its disclosure. The top fifteen holdings of certain series of the Trust may be posted monthly on GMO’s website. In response to market interest in specific issuers, a Fund’s holdings in one or more issuers may be made available on a more frequent basis as circumstances warrant. No confidentiality agreement is needed to access this information. GMO also may make Portfolio Holdings Information available to Permitted Recipients by email, or by any other means in such scope and form and with such frequency as GMO may reasonably determine, no earlier than the day next following the day on which the Portfolio Holdings Information is posted on the GMO website (provided that the Fund’s Private Placement Memorandum describes the nature and scope of the Portfolio Holdings Information that will be available on the GMO website, when the information will be available and the period for which the information will remain available, and the location on the Fund’s website where the information will be made available) or on the same day as a publicly available, routine filing with the SEC that includes the Portfolio Holdings Information.
To receive Portfolio Holdings Information, Permitted Recipients must enter into a confidentiality agreement with GMO and the Trust that requires that the Portfolio Holdings Information be used solely for purposes determined by senior management of GMO to be in the best interest of the shareholders of the Fund to which the information relates.
In some cases, GMO may disclose to a third party Portfolio Holdings Information that has not been made available to Permitted Recipients on the GMO website or in a publicly available, routine filing with the SEC. That disclosure may only be made if senior management of GMO determines that it is in the best interests of the shareholders of the Fund to which the information relates. In addition, the third party receiving the Portfolio Holdings Information must enter into a confidentiality agreement with GMO and the Trust that requires that the Portfolio Holdings Information be used solely for purposes determined by GMO senior management to be in the best interest of the Fund’s shareholders. GMO will seek to monitor a recipient’s use of the Portfolio Holdings Information provided under these agreements and, if the terms of the agreements are violated, terminate disclosure and take appropriate action.
The procedures pursuant to which GMO may disclose to a third party Portfolio Holdings Information that has not been made available to Permitted Recipients do not apply to Portfolio Holdings Information provided to entities who provide on-going services to the Funds in connection with their day-to-day operations and management, including GMO, GMO’s affiliates, the Funds’ custodians and auditors, the Funds’ pricing service vendors, broker-dealers when requesting bids for or price quotations on securities, brokers in the normal course of trading on a Fund’s behalf, and persons assisting the Funds in the voting of proxies. In addition, when an investor indicates that it wants to purchase shares of a Fund in exchange for securities acceptable to GMO, GMO may make available a list of securities that it would be willing to accept for the Fund, and, from time to time, the securities on the list may overlap with securities currently held by the Fund.
No provision of this policy is intended to restrict or prevent the disclosure of Portfolio Holdings Information as may be required by applicable law, rules or regulations.
Senior management of GMO may authorize any exceptions to these procedures. Exceptions must be disclosed to the Chief Compliance Officer of the Trust.
If senior management of GMO identifies a potential conflict with respect to the disclosure of Portfolio Holdings Information between the interests of a Fund’s shareholders, on the one hand, and GMO or an affiliated person of GMO or the Fund, on the other, GMO is required to inform the Trust’s Chief Compliance Officer of the potential conflict, and the Trust’s Chief Compliance Officer has the power to decide whether, in light of the potential conflict, disclosure should be permitted under the circumstances. The Trust’s Chief Compliance Officer also is required to report his decision to the Board of Trustees.
GMO periodically reports the following information to the Board of Trustees:
•	Determinations made by senior management of GMO relating to the use of Portfolio Holdings Information by Permitted Recipients and third parties;

•	The nature and scope of disclosure of Portfolio Holdings Information to third parties;

•	Exceptions to the disclosure policy authorized by senior management of GMO; and

•	Any other information the Trustees may request relating to the disclosure of Portfolio Holdings Information.
Ongoing Arrangements To Make Portfolio Holdings Available. Senior management of GMO has authorized disclosure of Portfolio Holdings Information on an on-going basis (generally, daily, except with respect to PricewaterhouseCoopers LLP, which receives holdings quarterly and as necessary in connection with the services it provides to the Funds) to the following entities that provide on-going services to the Funds in connection with their day-to-day operations and management, provided that they agree or have a duty to maintain this information in confidence:

Name of Recipient	Funds	Purpose of Disclosure
State Street Bank and Trust Company	All Funds (except Taiwan Fund and Flexible Equities Fund)	Custodial services
	All Funds	Compliance testing

Brown Brothers Harriman & Co.	Taiwan Fund and Flexible Equities Fund	Custodial services and compliance testing

Name of Recipient	Funds	Purpose of Disclosure
Boston Global Advisors	All Funds (except Special Purpose Holding Fund)	Securities lending services

PricewaterhouseCoopers LLP	All Funds	Independent registered public accounting firm

RiskMetrics Group	All Funds	Corporate actions services

Interactive Data	Taiwan Fund and Flexible Equities Fund	Fair value pricing

FactSet	All Funds	Data service provider
Senior management of GMO has authorized disclosure of Portfolio Holdings Information on an on-going basis (daily) to the following recipients, provided that they agree or have a duty to maintain this information in confidence and are limited to using the information for the specific purpose for which it was provided:

Name of Recipient	Funds	Purpose of Disclosure
Epstein & Associates, Inc.	All Funds	Software provider for Code of Ethics monitoring system

Financial Models Company Inc.	All Funds	Recordkeeping system
DESCRIPTION OF THE TRUST AND OWNERSHIP OF SHARES
The Trust, an open-end management investment company, is organized as a Massachusetts business trust under the laws of Massachusetts by an Agreement and Declaration of Trust (“Declaration of Trust”) dated June 24, 1985, as amended and restated June 23, 2000, and as such Declaration of Trust may be amended from time to time. A copy of the Declaration of Trust is on file with the Secretary of The Commonwealth of Massachusetts. The Trust operates as a “series investment company” that consists of separate series of investment portfolios, each of which is represented by a separate series of shares of beneficial interest. Each Fund is a series of the Trust. The fiscal year for each Fund ends on the last day of February.
Pursuant to the Declaration of Trust, the Trustees have currently authorized the issuance of an unlimited number of full and fractional shares of sixty series: Tobacco-Free Core Fund; Quality Fund; Real Estate Fund; Tax-Managed U.S. Equities Fund; International Intrinsic Value Fund; Currency Hedged International Equity Fund; Foreign Fund; Foreign Small Companies Fund; International Small Companies Fund; Emerging Markets Fund; Emerging Countries Fund; Tax- Managed International Equities Fund; Domestic Bond Fund; Core Plus Bond Fund; International

Bond Fund; Currency Hedged International Bond Fund; Global Bond Fund; Emerging Country Debt Fund; Short-Duration Investment Fund; Alpha Only Fund; Benchmark-Free Allocation Fund; International Equity Allocation Fund; Global Balanced Asset Allocation Fund; Global Equity Allocation Fund; U.S. Equity Allocation Fund; Special Purpose Holding Fund; Short-Duration Collateral Fund; Taiwan Fund; World Opportunity Overlay Fund; Alternative Asset Opportunity Fund; Strategic Opportunities Allocation Fund; World Opportunities Equity Allocation Fund; Developed World Stock Fund; U.S. Growth Fund; International Core Equity Fund; International Growth Equity Fund; U.S. Intrinsic Value Fund; U.S. Small/Mid Cap Growth Fund; U.S. Small/Mid Cap Value Fund; U.S. Core Equity Fund; Short-Duration Collateral Share Fund; Strategic Fixed Income Fund; International Opportunities Equity Allocation Fund; Inflation Indexed Plus Bond Fund; Special Situations Fund; Flexible Equities Fund; U.S. Treasury Fund; Asset Allocation Bond Fund; Arlington Fund; Berkeley Fund; Clarendon Fund; Dartmouth Fund; Exeter Fund; Fairfield Fund; Gloucester Fund; Hereford Fund; Ipswich Fund; St. James Fund; Asset Allocation International Bond Fund; and World Opportunity Overlay Share Fund.
Interests in each portfolio (Fund) are represented by shares of the corresponding series. Each share of each series represents an equal proportionate interest, together with each other share, in the corresponding Fund. The shares of such series do not have any preemptive rights. Upon liquidation of a Fund, shareholders of the corresponding series are entitled to share pro rata in the net assets of the Fund available for distribution to shareholders. The Declaration of Trust also permits the Trustees to charge shareholders directly for custodial, transfer agency, and servicing expenses, but the Trustees have no present intention to make such charges.
The Declaration of Trust also permits the Trustees, without shareholder approval, to subdivide any series of shares into various sub-series or classes of shares with such dividend preferences and other rights as the Trustees may designate. This power is intended to allow the Trustees to provide for an equitable allocation of the effect of any future regulatory requirements that might affect various classes of shareholders differently. The Trustees have currently authorized the establishment and designation of up to nine classes of shares for each series of the Trust: Class I Shares, Class II Shares, Class III Shares, Class IV Shares, Class V Shares, Class VI Shares, Class VII Shares, Class VIII Shares, and Class M Shares.
The Trustees may also, without shareholder approval, establish one or more additional separate portfolios for investments in the Trust or merge two or more existing portfolios (i.e., a new fund). Shareholders’ investments in such a portfolio would be evidenced by a separate series of shares.
The Declaration of Trust provides for the perpetual existence of the Trust. The Trust, however, may be terminated at any time by vote of at least two-thirds of the outstanding shares of the Trust. While the Declaration of Trust further provides that the Trustees may also terminate the Trust upon written notice to the shareholders, the 1940 Act requires that the Trust receive the authorization of a majority of its outstanding shares in order to change the nature of its business so as to cease to be an investment company.
On June 2, 2009, the following shareholders held greater than 25% of the outstanding shares of a

Fund of the Trust offered in the Private Placement Memoranda. For each shareholder listed that is not an individual, the jurisdiction under the laws of which the shareholder is organized (if applicable) is listed:

Jurisdiction
Fund	Shareholders	of Organization
GMO Alternative Asset Opportunity Fund	GMO Benchmark Free Allocation Fund Attn: Julie Coady C/O GMO LLC 40 Rowes Wharf Boston, MA 02110	MA

GMO Short-Duration Collateral Fund	GMO Strategic Fixed Income Fund C/O GMO LLC 40 Rowes Wharf Boston, MA 02110	MA

GMO Special Purpose Holding Fund	VERIB NYXF1776322 Attn: Mutual Funds Operations PO Box 3198 Pittsburgh, PA 15230	DE

GMO Taiwan Fund	State of Connecticut Retirement Plans and Trust Funds 55 Elm Street Hartford, CT 06106	CT

	Pension Reserves Investment Trust Stanley P Mavromates JR Deputy CIO 84 State Street Suite 250 Boston, MA 02109	MA

GMO World Opportunity Overlay Fund	GMO Strategic Fixed Income Fund C/O GMO LLC 40 Rowes Wharf Boston, MA 02110	MA

GMO Flexible Equities Fund	GMO Asset Allocation Fund Attn: Carol Kosel Evergreen Investment Services Inc. 200 Berkley Street 21st Floor — Fund Administration Boston, MA 02116	MA

Jurisdiction
Fund	Shareholders	of Organization
GMO Special Situations Fund	GMO Global Balanced Asset Allocation Fund Attn: Laura Whitten Evergreen Investment Services Inc. C/O GMO LLC 40 Rowes Wharf Boston, MA 02110	MA

	GMO Asset Allocation Fund Attn: Carol Kosel Evergreen Investment Services Inc. 200 Berkley Street 21st Floor — Fund Administration Boston, MA 02116	MA
As a result, such shareholders may be deemed to “control” their respective series as such term is defined in the 1940 Act.
Shareholders should be aware that to the extent a shareholder’s investment in a Fund exceeds certain threshold amounts or percentages, the investment may constitute a reportable acquisition under the Hart-Scott-Rodino Act (“HSR”) and the shareholder may be required to make a corresponding filing under HSR. HSR regulations are complex and shareholders should consult their legal advisers about the precise HSR filing consequences of an investment in a Fund.
As of June 8, 2009, substantially all of each Fund’s shares were held by accounts for which the Manager has investment discretion.
MULTIPLE CLASSES
The Manager makes all decisions relating to aggregation of accounts for purposes of determining eligibility for the various classes of shares offered by a Fund. When making decisions regarding whether accounts should be aggregated because they are part of a larger client relationship, the Manager considers several factors including, but not limited to, whether: the multiple accounts are for one or more subsidiaries of the same parent company; the multiple accounts have the same beneficial owner regardless of the legal form of ownership; the investment mandate is the same or substantially similar across the relationship; the asset allocation strategies are substantially similar across the relationship; GMO reports to the same investment board; the consultant is the same for the entire relationship; GMO services the relationship through a single GMO relationship manager; the relationships have substantially similar reporting requirements; and/or the relationship can be serviced from a single geographic location.

VOTING RIGHTS
Shareholders are entitled to one vote for each full share held (with fractional votes for fractional shares held) and to vote by individual Fund (to the extent described below) in the election of Trustees and the termination of the Trust and on other matters submitted to the vote of shareholders. Shareholders vote by individual Fund on all matters except (i) when required by the 1940 Act, shares are voted in the aggregate and not by individual Fund, and (ii) when the Trustees have determined that the matter affects the interests of more than one Fund, then shareholders of the affected Funds are entitled to vote. Shareholders of one Fund are not entitled to vote on matters exclusively affecting another Fund including, without limitation, such matters as the adoption of or change in the investment objectives, policies, or restrictions of the other Fund and the approval of the investment advisory contract of the other Fund. Shareholders of a particular class of shares do not have separate class voting rights except for matters that affect only that class of shares and as otherwise required by law.
Normally the Trust does not hold meetings of shareholders to elect Trustees except in accordance with the 1940 Act (i) the Trust will hold a shareholders’ meeting for the election of Trustees at such time as less than a majority of the Trustees holding office have been elected by shareholders, and (ii) if, as a result of a vacancy in the Board of Trustees, less than two-thirds of the Trustees holding office have been elected by the shareholders, that vacancy may only be filled by a vote of the shareholders. In addition, Trustees may be removed from office by a written consent signed by the holders of two-thirds of the outstanding shares and filed with the Trust’s custodian or by a vote of the holders of two-thirds of the outstanding shares at a meeting duly called for that purpose, which meeting shall be held upon the written request of the holders of not less than 10% of the outstanding shares. Upon written request by the holders of at least 1% of the outstanding shares stating that such shareholders wish to communicate with the other shareholders for the purpose of obtaining the signatures necessary to demand a meeting to consider removal of a Trustee, the Trust has undertaken to provide a list of shareholders or to disseminate appropriate materials (at the expense of the requesting shareholders). Except as set forth above, the Trustees will continue to hold office and may appoint successor Trustees. Voting rights are not cumulative.
No amendment may be made to the Declaration of Trust without the affirmative vote of a majority of the outstanding shares of the Trust except (i) to change the Trust’s name or to cure technical problems in the Declaration of Trust and (ii) to establish, designate, or modify new and existing series or sub-series of Trust shares or other provisions relating to Trust shares in response to applicable laws or regulations.

SHAREHOLDER AND TRUSTEE LIABILITY
Under Massachusetts law, shareholders could, under some circumstances, be held personally liable for the obligations of the Trust. However, the Declaration of Trust disclaims shareholder liability for acts or obligations of the Trust and requires that notice of that disclaimer be given in each agreement, obligation, or instrument entered into or executed by the Trust or the Trustees. The Declaration of Trust provides for indemnification out of all the property of a Fund for all loss and expense of any shareholder of the Fund held personally liable for the obligations of the Trust. Thus, the risk of a shareholder incurring financial loss on account of shareholder liability is limited to circumstances in which the disclaimer is inoperative and the Fund in which the shareholder holds shares is unable to meet its obligations.
The Declaration of Trust further provides that the Trustees will not be liable for errors of judgment or mistakes of fact or law. However, nothing in the Declaration of Trust protects a Trustee against any liability to which the Trustee would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his office. The By-Laws of the Trust provide for indemnification by the Trust of the Trustees and the officers of the Trust except for any matter as to which any such person did not act in good faith in the reasonable belief that his action was in or not opposed to the best interests of the Trust. Trustees and officers may not be indemnified against any liability to the Trust or the Trust shareholders to which they would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of their office.
BENEFICIAL OWNERS OF 5% OR MORE OF THE FUNDS’ SHARES
The following chart sets forth the names, addresses and percentage ownership of those shareholders owning beneficially 5% or more of the outstanding Class III Shares of Alternative Asset Opportunity Fund as of June 2, 2009:

Name and Address	% Ownership
GMO Benchmark Free Allocation Fund Attn: Julie Coady C/O GMO LLC 40 Rowes Wharf Boston, MA 02110	75.8
The Edna McConnell Clark Foundation Attn: Mr. Ralph Stefano Director of Finance 415 Madison Ave. 10th Floor New York, NY 10017	10.7
Phillips Exeter Academy Attn: Joseph Fellows 20 Main Street Exeter, NH 03833	8.8

The following chart sets forth the names, addresses and percentage ownership of those shareholders owning beneficially 5% or more of the outstanding Class III Shares of Special Purpose Holding Fund as of June 2, 2009:

Name and Address	% Ownership
VERIB NYXF1776322 Attn: Mutual Funds Operations PO Box 3198 Pittsburgh, PA 15230	29.1
GMO Core Plus Bond Fund C/O GMO LLC 40 Rowes Wharf Boston, MA 02110	16.9
JP Morgan Chase As Direct Trustee For The IBM Personal Pension Plan Attn: Lisa Pinsky JP Morgan Chase 3 Metrotech Center 5th Floor Brooklyn, NY 11245	15.7
State Street Bank & Trust Co. as Trustee For GMAM Group Pension Trust II Attn: Jason Butler State Street Bank and Trust Company Two Avenue De Lafayette Boston, MA 02111	8.9
GMO Global Bond Fund C/O GMO LLC 40 Rowes Wharf Boston, MA 02110	8.3
GMO International Bond Fund C/O GMO LLC 40 Rowes Wharf Boston, MA 02110	6.8
GMO Inflation Indexed Plus Bond Fund C/O GMO LLC 40 Rowes Wharf Boston, MA 02110	5.2

The following chart sets forth the names, addresses and percentage ownership of those shareholders owning beneficially 5% or more of the outstanding Class III Shares of Taiwan Fund as of June 2, 2009:

Name and Address	% Ownership
Pension Reserves Investment Trust Stanley P Mavromates JR Deputy CIO 84 State Street Suite 250 Boston, MA 02109	63.7
State of Connecticut Retirement Plans And Trust Funds 55 Elm Street Hartford, CT 06106	35.8
The following chart sets forth the names, addresses and percentage ownership of those shareholders owning beneficially 5% or more of the outstanding of Class III Shares of World Opportunity Overlay Fund as of June 2, 2009:

Name and Address	% Ownership
GMO Strategic Fixed Income Fund C/O GMO LLC 40 Rowes Wharf Boston, MA02110	55.6
GMO Inflation Indexed Plus Bond Fund C/O GMO LLC 40 Rowes Wharf Boston, MA02110	9.9
JP Morgan Chase As Direct Trustee For The IBM Personal Pension Plan Trust Attn: Lisa Pinsky JP Morgan Chase 3 Metrotech Center 5th Floor Brooklyn, NY 11245	6.4
GMO Core Plus Bond Fund C/O GMO LLC 40 Rowes Wharf Boston, MA02110	6.3
GMO Global Bond Fund C/O GMO LLC 40 Rowes Wharf Boston, MA02110	5.9

The following chart sets forth the names, addresses and percentage ownership of those shareholders owning beneficially 5% or more of the outstanding of Class III Shares of Short-Duration Collateral Fund as of June 2, 2009:

Name and Address	% Ownership
GMO Strategic Fixed Income Fund C/O GMO LLC 40 Rowes Wharf Boston, MA02110	45.2
GMO Domestic Bond Fund C/O GMO LLC 40 Rowes Wharf Boston, MA 02110	22.1
GMO Inflation Indexed Plus Bond Fund C/O GMO LLC 40 Rowes Wharf Boston, MA02110	6.5
State Street Bank & Trust Co. as Trustee For GMAM Group Pension Trust II Attn: Jason Butler State Street Bank and Trust Company Two Avenue De Lafayette Boston, MA 02111	5.4
The following chart sets forth the names, addresses and percentage ownership of those shareholders owning beneficially 5% or more of the outstanding of Class III Shares of Flexible Equities Fund as of June 2, 2009:

Name and Address	% Ownership
Northern Trust As Trustee FBO Lockheed Martin Corp Master Retirement Trust AC 22-10561 PO Box 92956 Chicago, IL 60675	14.0
The Edna McConnell Clark Foundation Attn: Mr. Ralph Stefano Director of Finance 415 Madison Ave. 10th Floor New York, NY 10017	8.1
Municipal Fire & Police Retirement System Of Iowa Attn: Dennis Jacobs 7155 Lake Drive Suite 201 West Des Monies, IA 50266	6.8

The following chart sets forth the names, addresses and percentage ownership of those shareholders owning beneficially 5% or more of the outstanding of Class VI Shares of Flexible Equities Fund as of June 2, 2009:

Name and Address	% Ownership
Asset Allocation Trust Attn: Carol Kosel Evergreen Investment Services Inc 40 Rowes Wharf Boston, MA 02110	43.8
GMO Global Balanced Asset Allocation Fund Attn: Laura Whitten C/O GMO LLC 40 Rowes Wharf Boston, MA 02110	16.7
GMO Benchmark-Free Allocation Fund Attn: Julie Coady C/O GMO LLC 40 Rowes Wharf Boston, MA 02110	13.9
GMO Strategic Opportunities Allocation Fund C/O GMO LLC 40 Rowes Wharf Boston, MA 02110	10.7
The following chart sets forth the names, addresses and percentage ownership of those shareholders owning beneficially 5% or more of the outstanding of Class III Shares of Special Situations Fund as of June 2, 2009:

Name and Address	% Ownership
Municipal Fire & Police Retirement System of Iowa Attn: Dennis Jacobs 7155 Lake Drive Suite 201 West Des Monies, IA 50266	22.2
Teachers’ Retirement System of the City of New York Attn: Azmy Salib 55 Water Street 16th Floor New York, NY 10041	22.0

Name and Address	% Ownership
The Edna McConnell Clark Foundation Attn: Mr. Ralph Stefano Director of Finance 415 Madison Ave. 10th Floor New York, NY 10017	17.5
Mars Pension Trustees Ltd Discretionary Mandate 3D Dundee Road Slough, Bershire, SL14LG United Kingdom	15.3
Maximilian E & Marion O Hoffman Foundation Attn: Michael Chaho Treasurer & Chief Financial Officer 970 Farmington Ave Suite 203 West Hartford, CT 06107	6.6
Stichting Masterfoods Pensioenfonds Discretionary Mandate Taylorweg 5 5466 AE Weghel The Netherlands	5.4
The following chart sets forth the names, addresses and percentage ownership of those shareholders owning beneficially 5% or more of the outstanding of Class VI Shares of Special Situations Fund as of June 2, 2009:

Name and Address	% Ownership
Asset Allocation Trust Attn: Carol Kosel Evergreen Investment Services Inc 40 Rowes Wharf Boston, MA 02110	45.1
GMO Global Balanced Asset Allocation Fund Attn: Laura Whitten C/O GMO LLC 40 Rowes Wharf Boston, MA 02110	29.4
GMO Benchmark-Free Allocation Fund Attn: Julie Coady C/O GMO LLC 40 Rowes Wharf Boston, MA 02110	15.7
GMO Strategic Opportunities Allocation Fund C/O GMO LLC 40 Rowes Wharf Boston, MA 02110	9.7

FINANCIAL STATEMENTS
The Trust’s audited financial statements, financial highlights, and report of the independent registered public accounting firm of the Funds, included in the Annual Report for the fiscal year ended February 28, 2009 for each of Alternative Asset Opportunity Fund, Flexible Equities Fund, Short-Duration Collateral Fund, Special Purpose Holding Fund, Special Situations Fund, Taiwan Fund and World Opportunity Overlay Fund and filed with the SEC pursuant to Section 30(d) of the 1940 Act and the rules promulgated thereunder, are hereby incorporated in this Statement of Additional Information by reference. The Funds’ Annual Reports for the fiscal year ended February 28, 2009 were filed electronically with the SEC on Form N-CSR on May 6, 2009 (Accession No. 0001104659-09-029785).

Appendix A
GMO TRUST
SPECIMEN PRICE MAKE-UP SHEET
Following are computations for each Fund of the total offering price per share of each class of shares of beneficial interest of the Fund that are offered through the Private Placement Memoranda and that had shares of beneficial interest outstanding as of February 28, 2009, in each case based upon their respective net asset values and shares of beneficial interest outstanding as of the close of business on February 28, 2009.

Alternative Asset Opportunity Fund
Net Assets at Value (Equivalent to $21.94 per share based on 1,020,688 shares of beneficial interest outstanding)	$22,388,867
Offering Price	$21.94
Flexible Equities Fund — Class III
Net Assets at Value (Equivalent to $15.39 per share based on 2,845,402 shares of beneficial interest outstanding)	$43,788,134
Offering Price	$15.39
Flexible Equities Fund — Class VI
Net Assets at Value (Equivalent to $15.39 per share based on 20,142,389 shares of beneficial interest outstanding)	$310,065,524
Offering Price	$15.39
Short-Duration Collateral Fund
Net Assets at Value (Equivalent to $17.10 per share based on 215,076,521 shares of beneficial interest outstanding)	$3,676,747,792
Offering Price	$17.10
Special Purpose Holding Fund
Net Assets at Value (Equivalent to $0.73 per share based on 554,071 shares of beneficial interest outstanding)	$406,835
Offering Price	$0.73
Special Situations Fund — Class III
Net Assets at Value (Equivalent to $25.47 per share based on 799,729 shares of beneficial interest outstanding)	$20,366,007
Offering Price	$25.47
Special Situations Fund — Class VI
Net Assets at Value (Equivalent to $25.51 per share based on 12,785,983 shares of beneficial interest outstanding)	$326,147,970
Offering Price	$25.51
Taiwan Fund
Net Assets at Value (Equivalent to $11.06 per share based on 9,055,632 shares of beneficial interest outstanding)	$100,176,060
Offering Price ($11.06 x 100/99.85)*	$11.08
World Opportunity Overlay Fund
Net Assets at Value (Equivalent to $18.35 per share based on 43,086,310 shares of beneficial interest outstanding)	$790,479,685
Offering Price	$18.35

*	Represents maximum offering price charged on certain cash purchases. See “How to Purchase Shares” and “Purchase Premium and Redemption Fee” in the Taiwan Fund Private Placement Memorandum.

A-1

Appendix B
COMMERCIAL PAPER AND CORPORATE DEBT RATINGS
Commercial Paper Ratings
Commercial paper ratings of Standard & Poor’s are current assessments of the creditworthiness of an obligor with respect to financial obligations having original maturities of no more than 365 days. Commercial paper rated A-1 by Standard & Poor’s indicates that the obligor has a strong capacity to meet its financial commitment. Within this category, certain obligations are designated with a plus sign (+) to indicate the obligor’s capacity to meet its financial commitment is extremely strong. Commercial paper rated A-2 by Standard & Poor’s is somewhat more susceptible to adverse changes in circumstances and economic conditions than higher-rated obligors. However, the obligor’s capacity to meet its financial commitment is satisfactory. Commercial paper rated A-3 exhibits adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity of the obligor to meet its financial commitment.
The rating Prime-1 is the highest commercial paper rating assigned by Moody’s. Issuers (or related supporting institutions) rated Prime-1 are considered to have a superior capacity for repayment of short-term promissory obligations. Issuers (or related supporting institutions) rated Prime-2 have a strong capacity for repayment of short-term promissory obligations. This will normally be evidenced by many of the characteristics of Prime-1 rated issuers, but to a lesser degree. Earnings trends and coverage ratios, while sound, will be more subject to variations. Capitalization characteristics, while still appropriate, may be more affected by external conditions. Ample alternative liquidity is maintained. Issuers (or related supporting institutions) rated Prime-3 have an acceptable capacity for repayment of short-term promissory obligations. The effect of industry characteristics and market composition may be more pronounced. Variability in earnings and profitability may result in changes in the level of debt protection measurements and the requirement of relatively high financial leverage. Adequate alternative liquidity is maintained. Issuers (or related supporting institutions) rated Not Prime do not fall within any of the Prime rating categories.
Corporate Debt Ratings
Standard & Poor’s. A Standard & Poor’s corporate debt rating is a current assessment of the creditworthiness of an obligor with respect to a specific obligation. The following is a summary of the ratings used by Standard & Poor’s for corporate debt:
AAA — This is the highest rating assigned by Standard & Poor’s to a debt obligation and indicates an extremely strong capacity to pay interest and repay principal.
AA — Bonds rated AA also qualify as high quality debt obligations. Capacity to pay interest and repay principal is very strong, and in the majority of instances they differ from AAA issues only in small degree.
A — Bonds rated A have a strong capacity to pay interest and repay principal, although they are somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions. However, capacity to pay interest and repay principal is still strong.

BBB — Bonds rated BBB are regarded as having an adequate capacity to pay interest and repay principal. Whereas they normally exhibit adequate protection parameters, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity to repay principal and pay interest for bonds in this category than for bonds in higher rated categories.
BB, B, CCC, CC, C — Bonds rated BB, B, CCC, CC and C are regarded, on balance, as predominately speculative with respect to capacity to pay interest and repay principal in accordance with the terms of the obligation. BB indicates the lowest degree of speculation and C the highest degree of speculation. While such bonds will likely have some quality and protective characteristics, these are outweighed by large uncertainties or major risk exposures to adverse conditions.
D — Bonds rated D are in default, and payment of interest and/or repayment of principal is in arrears.
Plus (+) or Minus (-): The ratings from “AA” to “CCC” may be modified by the addition of a plus or minus sign to show relative standing within the major rating categories.
Moody’s. The following is a summary of the ratings used by Moody’s for corporate debt:
Aaa — Bonds that are rated Aaa are judged to be of the best quality. They carry the smallest degree of investment risk and are generally referred to as “gilt edge.” Interest payments are protected by a large, or by an exceptionally stable, margin, and principal is secure. While the various protective elements are likely to change, such changes as can be visualized are most unlikely to impair the fundamentally strong position of such issues.
Aa — Bonds that are rated Aa are judged to be high quality by all standards. Together with the Aaa group they comprise what are generally known as high grade bonds. They are rated lower than the best bonds because margins of protection may not be as large as in Aaa securities or fluctuation of protective elements may be of greater amplitude or there may be other elements present that make the long-term risks appear somewhat larger than in Aaa securities.
A — Bonds that are rated A possess many favorable investment attributes and are to be considered as upper medium grade obligations. Factors giving security to principal and interest are considered adequate, but elements may be present that suggest a susceptibility to impairment sometime in the future.
Baa — Bonds that are rated Baa are considered as medium grade obligations; i.e., they are neither highly protected nor poorly secured. Interest payments and principal security appear adequate for the present, but certain protective elements may be lacking or may be characteristically unreliable over any great length of time. Such bonds lack outstanding investment characteristics and, in fact, have speculative characteristics as well.

Ba — Bonds which are rated Ba are judged to have speculative elements; their future cannot be considered as well assured. Often, the protection of interest and principal payments may be very moderate, and thereby not well safeguarded during both good and bad times over the future. Uncertainty of position characterizes bonds in this class.
B — Bonds which are rated B generally lack characteristics of the desirable investment. Assurance of interest and principal payments or of maintenance of other terms of the contract over any long period of time may be small.
Caa — Bonds which are rated Caa are of poor standing. Such issues may be in default or there may be present elements of danger with respect to principal or interest.
Ca — Bonds which are rated Ca represent obligations which are speculative in a high degree. Such issues are often in default or have other marked shortcomings.
C — Bonds which are rated C are the lowest rated class of bonds, and issues so rated can be regarded as having extremely poor prospects of ever attaining any real investment standing.
Should no rating be assigned by Moody’s, the reason may be one of the following:
1.	An application for rating was not received or accepted.

2.	The issue or issuer belongs to a group of securities that are not rated as a matter of policy.

3.	There is lack of essential data pertaining to the issue or issuer.

4.	The issue was privately placed in which case the rating is not published in Moody’s publications.
Suspension or withdrawal may occur if new and material circumstances arise, the effects of which preclude satisfactory analysis; if there is no longer available reasonable up-to-date data to permit a judgment to be formed; if a bond is called for redemption; or for other reasons.
Note: Moody’s appends numerical modifiers 1, 2, and 3 to each generic rating classification from Aa through Caa. The modifier 1 indicates that the obligation ranks in the higher end of its generic rating category; the modifier 2 indicates a mid-range ranking; and the modifier 3 indicates a ranking in the lower end of that generic rating category.

Appendix C
GMO TRUST
PROXY VOTING POLICY
I. Statement of Policy
GMO Trust (the “Fund”) delegates the authority and responsibility to vote proxies related to portfolio securities to Grantham, Mayo, Van Otterloo & Co. LLC, its investment adviser (the “Adviser”).
Therefore, the Board of Trustees (the “Board”) of the Fund has reviewed and approved the use of the proxy voting policies and procedures of the Adviser (“Proxy Voting Procedures”) on behalf of the Fund when exercising voting authority on behalf of the Fund.
II. Standard
The Adviser shall vote proxies related to portfolio securities in the best interests of the Fund and their shareholders.
III. Review of Proxy Voting Procedures
The Board shall periodically review the Proxy Voting Procedures presented by the Adviser.
The Adviser shall provide periodic reports to the Board regarding any proxy votes where a material conflict of interest was identified except in circumstances where the Adviser caused the proxy to be voted consistent with the recommendation of the independent third party.
The Adviser shall notify the Board promptly of any material change to its Proxy Voting Procedures.
IV. Disclosure
The following disclosure shall be provided:
A.	The Adviser shall make available its proxy voting records, for inclusion in the Fund’s Form N-PX.

B.	The Adviser shall cause the Fund to include the proxy voting policies and procedures required in the Fund’s annual filing on Form N-CSR or the statement of additional information.

C.	The Adviser shall cause the Fund’s shareholder reports to include a statement that (i) a copy of these policies and procedures is available on the Fund’s web site (if the Fund so chooses) and (ii) information is available regarding how the Funds voted proxies during the most recent twelve-month period without charge, on or through the Fund’s web site.

GRANTHAM, MAYO, VAN OTTERLOO & CO. LLC
GMO AUSTRALIA LIMITED
GMO AUSTRALASIA LLC
(TOGETHER “GMO”)
PROXY VOTING POLICIES AND PROCEDURES
Amended and Restated as of February 2, 2009
I. Introduction and General Principles
GMO provides investment advisory services primarily to institutional, including both ERISA and non-ERISA clients, and commercial clients. GMO understands that proxy voting is an integral aspect of security ownership. Accordingly, in cases where GMO has been delegated authority to vote proxies, that function must be conducted with the same degree of prudence and loyalty accorded any fiduciary or other obligation of an investment manager.
This policy permits clients of GMO to: (1) delegate to GMO the responsibility and authority to vote proxies on their behalf according to GMO’s proxy voting polices and guidelines; (2) delegate to GMO the responsibility and authority to vote proxies on their behalf according to the particular client’s own proxy voting policies and guidelines; or (3) elect to vote proxies themselves. In instances where clients elect to vote their own proxies, GMO shall not be responsible for voting proxies on behalf of such clients.
GMO believes that the following policies and procedures are reasonably designed to ensure that proxy matters are conducted in the best interest of its clients, in accordance with GMO’s fiduciary duties, applicable rules under the Investment Advisers Act of 1940 and fiduciary standards and responsibilities for ERISA clients set out in the Department of Labor interpretations.
II. Proxy Voting Guidelines
GMO has engaged RiskMetrics Group (“RMG”) as its proxy voting agent to:
(1)	research and make voting recommendations or, for matters for which GMO has so delegated, to make the voting determinations;

(2)	ensure that proxies are voted and submitted in a timely manner;

(3)	handle other administrative functions of proxy voting;

(4)	maintain records of proxy statements received in connection with proxy votes and provide copies of such proxy statements promptly upon request;

(5)	maintain records of votes cast; and

(6)	provide recommendations with respect to proxy voting matters in general.

Proxies generally will be voted in accordance with the voting recommendations contained in the applicable domestic or global RMG Proxy Voting Manual, as in effect from time to time, subject to such modifications as may be determined by GMO (as described below). Copies of concise summaries of the current domestic and global RMG proxy voting guidelines are attached to these Proxy Voting Policies and Procedures as Exhibit A. To the extent GMO determines to adopt proxy voting guidelines that differ from the RMG proxy voting recommendations, such guidelines will be set forth on Exhibit B and proxies with respect to such matters will be voted in accordance with the guidelines set forth on Exhibit B. GMO reserves the right to modify any of the recommendations set forth in the RMG Proxy Voting Manual in the future. If any such changes are made, an amended Exhibit B to these Proxy Voting Policies and Procedures will be made available for clients.
Except in instances where a GMO client retains voting authority, GMO will instruct custodians of client accounts to forward all proxy statements and materials received in respect of client accounts to RMG.
III. Proxy Voting Procedures
GMO has a Corporate Actions Group with responsibility for administering the proxy voting process, including:
1.	Implementing and updating the applicable domestic and global RMG proxy voting guidelines set forth in the RMG Proxy Voting Manual, as modified from time to time by Exhibit B hereto;

2.	Overseeing the proxy voting process; and

3.	Providing periodic reports to GMO’s Compliance Department and clients as requested.
There may be circumstances under which a portfolio manager or other GMO investment professional (“GMO Investment Professional”) believes that it is in the best interest of a client or clients to vote proxies in a manner inconsistent with the proxy voting guidelines described in Section II. In such an event, the GMO Investment Professional will inform GMO’s Corporate Actions Group of its decision to vote such proxy in a manner inconsistent with the proxy voting guidelines described in Section II. GMO’s Corporate Actions Group will report to GMO’s Compliance Department no less than quarterly any instance where a GMO Investment Professional has decided to vote a proxy on behalf of a client in that manner.
IV. Conflicts of Interest
As RMG will vote proxies in accordance with the proxy voting guidelines described in Section II, GMO believes that this process is reasonably designed to address conflicts of interest that may arise between GMO and a client as to how proxies are voted.
In instances where GMO has the responsibility and authority to vote proxies on behalf of its clients for shares of GMO Trust, a registered mutual fund for which GMO serves as the investment adviser, there may be instances where a conflict of interest exists. Accordingly, GMO will (i) vote such proxies in the best interests of its clients with respect to routine matters, including proxies relating to the election of Trustees; and (ii) with respect to matters where a conflict of interest exists between GMO and GMO Trust, such as proxies relating to a new or amended investment management contract between GMO Trust and GMO, or a re-organization of a series of GMO Trust, GMO will either (a) vote such proxies in the same proportion as the votes cast with respect to that proxy, or (b) seek instructions from its clients.
In addition, if GMO is aware that one of the following conditions exists with respect to a proxy, GMO shall consider such event a potential material conflict of interest:
1.	GMO has a business relationship or potential relationship with the issuer;

2.	GMO has a business relationship with the proponent of the proxy proposal; or

3.	GMO members, employees or consultants have a personal or other business relationship with the participants in the proxy contest, such as corporate directors or director candidates.
In the event of a potential material conflict of interest, GMO will (i) vote such proxy according to Exhibit B (if applicable) or the specific recommendation of RMG; (ii) abstain; or (iii) request that the client votes such proxy. All such instances shall be reported to GMO’s Compliance Department at least quarterly.
V. Recordkeeping
GMO will maintain records relating to the implementation of these proxy voting policies and procedures, including:
(1)	a copy of these policies and procedures which shall be made available to clients, upon request;

(2)	a record of each vote cast (which RMG maintains on GMO’s behalf); and

(3)	each written client request for proxy records and GMO’s written response to any client request for such records.
Such proxy voting records shall be maintained for a period of five years.
VI. Reporting
GMO’s Compliance Department will provide GMO’s Conflict of Interest Committee with periodic reports that include a summary of instances where GMO has (i) voted proxies in a manner inconsistent with the proxy voting guidelines described in Section II, (ii) voted proxies in circumstances in which a material conflict of interest may exist as set forth in Section IV, and (iii) voted proxies of shares of GMO Trust on behalf of its clients.

VII. Disclosure
Except as otherwise required by law, GMO has a general policy of not disclosing to any issuer or third party how GMO or its voting delegate voted a client’s proxy.

Exhibit A

U.S. Proxy Voting Guidelines Concise Summary
(Digest of Selected Key Guidelines)
January 15, 2009

Copyright © 2009 by RiskMetrics Group.
The policies contained herein are a sampling of select, key proxy voting guidelines and are not exhaustive. A full listing of RiskMetrics 2009 proxy voting guidelines can be found in the Jan. 15, 2009, edition of the U.S. Proxy Voting Manual.
All rights reserved. No part of this publication may be reproduced or transmitted in any form or by any means, electronic or mechanical, including photocopy, recording, or any information storage and retrieval system, without permission in writing from the publisher. Requests for permission to make copies of any part of this work should be sent to: RiskMetrics Group Marketing Department, One Chase Manhattan Plaza, 44th Floor, New York, NY 10005. RiskMetrics Group is a trademark used herein under license.
Risk Management | RiskMetrics Labs | ISS Governance Services | Financial Research Et Analysis
www.riskmetrics.com

1. Operational Items:
Auditor Ratification
Vote FOR proposals to ratify auditors, unless any of the following apply:
•	An auditor has a financial interest in or association with the company, and is therefore not independent;

•	There is reason to believe that the independent auditor has rendered an opinion which is neither accurate nor indicative of the company’s financial position;

•	Poor accounting practices are identified that rise to a serious level of concern, such as: fraud; misapplication of GAAP; and material weaknesses identified in Section 404 disclosures; or

•	Fees for non-audit services (“Other” fees) are excessive.
Non-audit fees are excessive if:
•	Non-audit (“other”) fees exceed audit fees + audit-related fees + tax compliance/ preparation fees
Vote CASE-BY-CASE on shareholder proposals asking companies to prohibit or limit their auditors from engaging in non-audit services.
Vote CASE-BY-CASE on shareholder proposals asking for audit firm rotation, taking into account:
•	The tenure of the audit firm;

•	The length of rotation specified in the proposal;

•	Any significant audit-related issues at the company;

•	The number of Audit Committee meetings held each year;

•	The number of financial experts serving on the committee; and

•	Whether the company has a periodic renewal process where the auditor is evaluated for both audit quality and competitive price.

2. Board of Directors:
Voting on Director1 Nominees in Uncontested Elections
Vote on director nominees should be determined on a CASE-BY-CASE basis.
Vote AGAINST or WITHHOLD2 from individual directors who:
•	Attend less than 75 percent of the board and committee meetings without a valid excuse, such as illness, service to the nation, work on behalf of the company, or funeral obligations. If the company provides meaningful public or private disclosure explaining the director’s absences, evaluate the information on a CASE-BY-CASE basis taking into account the following factors:
–	Degree to which absences were due to an unavoidable conflict;

–	Pattern of absenteeism; and

–	Other extraordinary circumstances underlying the director’s absence;
•	Sit on more than six public company boards;

•	Are CEOs of public companies who sit on the boards of more than two public companies besides their own— withhold only at their outside boards.
Vote AGAINST or WITHHOLD from all nominees of the board of directors, (except from new nominees, who should be considered on a CASE-BY-CASE basis) if:
•	The company’s proxy indicates that not all directors attended 75% of the aggregate of their board and committee meetings, but fails to provide the required disclosure of the names of the directors involved. If this information cannot be obtained, vote against/withhold from all incumbent directors;

•	The company’s poison pill has a dead-hand or modified dead-hand feature. Vote against/withhold every year until this feature is removed;

•	The board adopts or renews a poison pill without shareholder approval, does not commit to putting it to shareholder vote within 12 months of adoption (or in the case of an newly public company, does not commit to put the pill to a shareholder vote within 12 months following the IPO), or reneges on a commitment to put the pill to a vote, and has not yet received a withhold/ against recommendation for this issue;

[1]	RiskMetrics’ classification of directors can be found in U.S. Proxy Voting Guidelines Summary.

[2]	In general, companies with a plurality vote standard use “Withhold” as the valid opposition vote option in director elections; companies with a majority vote standard use “Against”. However, it will vary by company and the proxy must be checked to determine the valid opposition vote for the particular company.

•	The board failed to act on a shareholder proposal that received approval by a majority of the shares outstanding the previous year (a management proposal with other than a FOR recommendation by management will not be considered as sufficient action taken);

•	The board failed to act on a shareholder proposal that received approval of the majority of shares cast for the previous two consecutive years (a management proposal with other than a FOR recommendation by management will not be considered as sufficient action taken);

•	The board failed to act on takeover offers where the majority of the shareholders tendered their shares;

•	At the previous board election, any director received more than 50 percent withhold/against votes of the shares cast and the company has failed to address the underlying issue(s) that caused the high withhold/ against vote;

•	The board is classified, and a continuing director responsible for a problematic governance issue at the board/committee level that would warrant a withhold/against vote recommendation is not up for election- any or all appropriate nominees (except new) may be held accountable;

•	The board lacks accountability and oversight, coupled with sustained poor performance relative to peers. Sustained poor performance is measured by one- and three-year total shareholder returns in the bottom half of a company’s four-digit GICS industry group (Russell 3000 companies only).
Vote AGAINST or WITHHOLD from Inside Directors and Affiliated Outside Directors (per the Classification of Directors below) when:
•	The inside or affiliated outside director serves on any of the three key committees: audit, compensation, or nominating;

•	The company lacks an audit, compensation, or nominating committee so that the full board functions as that committee;

•	The company lacks a formal nominating committee, even if board attests that the independent directors fulfill the functions of such a committee;

•	The full board is less than majority independent.
Vote AGAINST or WITHHOLD from the members of the Audit Committee if:
•	The non-audit fees paid to the auditor are excessive;

•	The company receives an adverse opinion on the company’s financial statements from its auditor; or

•	There is persuasive evidence that the audit committee entered into an inappropriate indemnification agreement with its auditor that limits the ability of the company, or its shareholders, to pursue legitimate legal recourse against the audit firm.
Vote CASE-by-CASE on members of the Audit Committee and/or the full board if poor accounting practices, which rise to a level of serious concern are identified, such as: fraud; misapplication of GAAP; and material weaknesses identified in Section 404 disclosures.
Examine the severity, breadth, chronological sequence and duration, as well as the company’s efforts at remediation or corrective actions in determining whether negative vote recommendations are warranted against the members of the Audit Committee who are responsible for the poor accounting practices, or the entire board.
Vote AGAINST or WITHHOLD from the members of the Compensation Committee if:
•	There is a negative correlation between the chief executive’s pay and company performance (see discussion under Equity Compensation Plans);

•	The company reprices underwater options for stock, cash or other consideration without prior shareholder approval, even if allowed in their equity plan;

•	The company fails to submit one-time transfers of stock options to a shareholder vote;

•	The company fails to fulfill the terms of a burn rate commitment they made to shareholders;

•	The company has backdated options (see “Options Backdating” policy);
The company has poor compensation practices (see “Poor Pay Practices” policy). Poor pay practices may warrant withholding votes from the CEO and potentially the entire board as well.
Vote AGAINST or WITHHOLD from directors, individually or the entire board, for egregious actions or failure to replace management as appropriate.
Independent Chair (Separate Chair/CEO)
Generally vote FOR shareholder proposals requiring that the chairman’s position be filled by an independent director, unless the company satisfies all of the following criteria:
The company maintains the following counterbalancing features:
•	Designated lead director, elected by and from the independent board members with clearly delineated and comprehensive duties. (The role may alternatively reside with a presiding director, vice chairman, or rotating lead director; however the director must serve a minimum of one year in order to qualify as a lead director.) The duties should include, but are not limited to, the following:

–	presides at all meetings of the board at which the chairman is not present, including executive sessions of the independent directors;

–	serves as liaison between the chairman and the independent directors;

–	approves information sent to the board;

–	approves meeting agendas for the board;

–	approves meeting schedules to assure that there is sufficient time for discussion of all agenda items;

–	has the authority to call meetings of the independent directors;

–	if requested by major shareholders, ensures that he is available for consultation and direct communication;
•	Two-thirds independent board;

•	All independent key committees;

•	Established governance guidelines;

•	A company in the Russell 3000 universe must not have exhibited sustained poor total shareholder return (TSR) performance, defined as one- and three-year TSR in the bottom half of the company’s four-digit GICS industry group within the Russell 3000 only), unless there has been a change in the Chairman/CEO position within that time;

•	The company does not have any problematic governance or management issues, examples of which include, but are not limited to:
–	Egregious compensation practices;

–	Multiple related-party transactions or other issues putting director independence at risk;

–	Corporate and/or management scandals;

–	Excessive problematic corporate governance provisions; or

–	Flagrant board or management actions with potential or realized negative impact on shareholders.
Majority Vote Shareholder Proposals
Generally vote FOR precatory and binding resolutions requesting that the board change the company’s bylaws to stipulate that directors need to be elected with an affirmative majority of votes cast, provided it does not conflict with the state law where the company is incorporated.

Binding resolutions need to allow for a carve- out for a plurality vote standard when there are more nominees than board seats.
Companies are strongly encouraged to also adopt a post-election policy (also known as a director resignation policy) that provides guidelines so that the company will promptly address the situation of a holdover director.
Performance/Governance Evaluation for Directors
Vote WITHHOLD/AGAINST on all director nominees if the board lacks accountability and oversight, coupled with sustained poor performance relative to peers, measured by one- and three-year total shareholder returns in the bottom half of a company’s four-digit GICS industry group (Russell 3000 companies only).
Evaluate board accountability and oversight at companies that demonstrate sustained poor performance. Problematic provisions include but are not limited to:
•	a classified board structure;

•	a supermajority vote requirement;

•	majority vote standard for director elections with no carve out for contested elections;

•	the inability of shareholders to call special meetings;

•	the inability of shareholders to act by written consent;

•	a dual-class structure; and/or

•	a non-shareholder approved poison pill.
If a company exhibits sustained poor performance coupled with a lack of board accountability and oversight, also take into consideration the company’s five-year total shareholder return and five-year operational metrics in the evaluation.
3. Proxy Contests
Voting for Director Nominees in Contested Elections
Vote CASE-BY-CASE on the election of directors in contested elections, considering the following factors:
•	Long-term financial performance of the target company relative to its industry;

•	Management’s track record;

•	Background to the proxy contest;

•	Qualifications of director nominees (both slates);

•	Strategic plan of dissident slate and quality of critique against management;

•	Likelihood that the proposed goals and objectives can be achieved (both slates);

•	Stock ownership positions.
Reimbursing Proxy Solicitation Expenses
Vote CASE-BY-CASE on proposals to reimburse proxy solicitation expenses. When voting in conjunction with support of a dissident slate, vote FOR the reimbursement of all appropriate proxy solicitation expenses associated with the election.
Generally vote FOR shareholder proposals calling for the reimbursement of reasonable costs incurred in connection with nominating one or more candidates in a contested election where the following apply:
•	The election of fewer than 50% of the directors to be elected is contested in the election;

•	One or more of the dissident’s candidates is elected;

•	Shareholders are not permitted to cumulate their votes for directors; and

•	The election occurred, and the expenses were incurred, after the adoption of this bylaw.
4. Antitakeover Defenses and Voting Related Issues
Advance Notice Requirements for Shareholder Proposals/Nominations
Vote CASE-BY-CASE on advance notice proposals, giving support to proposals that allow shareholders to submit proposals/ nominations reasonably close to the meeting date and within the broadest window possible, recognizing the need to allow sufficient notice for company, regulatory and shareholder review.
To be reasonable, the company’s deadline for shareholder notice of a proposal/ nominations must not be more than 60 days prior to the meeting, with a submittal window of at least 30 days prior to the deadline.
In general, support additional efforts by companies to ensure full disclosure in regard to a proponent’s economic and voting position in the company so long as the informational requirements are reasonable and aimed at providing shareholders with the necessary information to review such proposal.
Poison Pills
Vote FOR shareholder proposals requesting that the company submit its poison pill to a shareholder vote or redeem it UNLESS the company has: (1) A shareholder approved poison pill in place; or (2) The company has adopted a policy concerning the adoption of a pill in the future specifying that the board will only adopt a shareholder rights plan if either:
•	Shareholders have approved the adoption of the plan; or

•	The board, in exercising its fiduciary responsibilities, determines that it is in the best interest of shareholders under the circumstances to adopt a pill without the delay that would result from seeking stockholder approval (i.e., the “fiduciary out” provision). A poison pill adopted under this “fiduciary out” will be put to a shareholder ratification vote within 12 months of adoption or expire. If the pill is not approved by a majority of the votes cast on this issue, the plan will immediately terminate.
Vote FOR shareholder proposals calling for poison pills to be put to a vote within a time period of less than one year after adoption. If the company has no non-shareholder approved poison pill in place and has adopted a policy with the provisions outlined above, vote AGAINST the proposal. If these conditions are not met, vote FOR the proposal, but with the caveat that a vote within 12 months would be considered sufficient.
Vote CASE-by-CASE on management proposals on poison pill ratification, focusing on the features of the shareholder rights plan. Rights plans should contain the following attributes:
•	No lower than a 20% trigger, flip-in or flip-over;

•	A term of no more than three years;

•	No dead-hand, slow-hand, no-hand or similar feature that limits the ability of a future board to redeem the pill;

•	Shareholder redemption feature (qualifying offer clause); if the board refuses to redeem the pill 90 days after a qualifying offer is announced, 10 percent of the shares may call a special meeting or seek a written consent to vote on rescinding the pill.
In addition, the rationale for adopting the pill should be thoroughly explained by the company. In examining the request for the pill, take into consideration the company’s existing governance structure, including: board independence, existing takeover defenses, and any problematic governance concerns.
For management proposals to adopt a poison pill for the stated purpose of preserving a company’s net operating losses (“NOL pills”), the following factors should be considered:
•	the trigger (NOL pills generally have a trigger slightly below 5%);

•	the value of the NOLs;

•	the term;

•	shareholder protection mechanisms (sunset provision, causing expiration of the pill upon exhaustion or expiration of NOLs); and

•	other factors that may be applicable.
In addition, vote WITHHOLD/AGAINST the entire board of directors, (except new nominees, who should be considered on a CASE-by-CASE basis) if the board adopts or renews a poison pill without shareholder approval, does not commit to putting it to a shareholder vote within 12 months of adoption (or in the case of a newly public company, does not commit to put the pill to a shareholder vote within 12 months following the IPO), or reneges on a commitment to put the pill to a vote, and has not yet received a withhold recommendation for this issue.
5. Mergers and Corporate Restructurings
Overall Approach
For mergers and acquisitions, review and evaluate the merits and drawbacks of the proposed transaction, balancing various and sometimes countervailing factors including:
•	Valuation — Is the value to be received by the target shareholders (or paid by the acquirer) reasonable? While the fairness opinion may provide an initial starting point for assessing valuation reasonableness, emphasis is placed on the offer premium, market reaction and strategic rationale.

•	Market reaction — How has the market responded to the proposed deal? A negative market reaction should cause closer scrutiny of a deal.

•	Strategic rationale — Does the deal make sense strategically? From where is the value derived? Cost and revenue synergies should not be overly aggressive or optimistic, but reasonably achievable. Management should also have a favorable track record of successful integration of historical acquisitions.

•	Negotiations and process — Were the terms of the transaction negotiated at arm’s-length? Was the process fair and equitable? A fair process helps to ensure the best price for shareholders. Significant negotiation “wins” can also signify the deal makers’ competency. The comprehensiveness of the sales process (e.g., full auction, partial auction, no auction) can also affect shareholder value.

•	Conflicts of interest — Are insiders benefiting from the transaction disproportionately and inappropriately as compared to non-insider shareholders? As the result of potential conflicts, the directors and officers of the company may be more likely to vote to approve a merger than if they did not hold these interests. Consider whether these interests may have influenced these directors and officers to support or recommend the merger. The change-in-control figure presented in the “RMG Transaction Summary” section of this report is an aggregate figure that can in certain cases be a misleading indicator of the true value transfer from shareholders to insiders. Where such figure appears to be excessive, analyze the underlying assumptions to determine whether a potential conflict exists.

•	Governance — Will the combined company have a better or worse governance profile than the current governance profiles of the respective parties to the transaction? If the governance profile is to change for the worse, the burden is on the company to prove that other issues (such as valuation) outweigh any deterioration in governance.
6. State of Incorporation
Reincorporation Proposals
Evaluate management or shareholder proposals to change a company’s state of incorporation on a CASE-BY-CASE basis, giving consideration to both financial and corporate governance concerns including the following:
•	Reasons for reincorporation;

•	Comparison of company’s governance practices and provisions prior to and following the reincorporation; and

•	Comparison of corporation laws of original state and destination state Vote FOR reincorporation when the economic factors outweigh any neutral or negative governance changes.
7. Capital Structure
Common Stock Authorization
Vote CASE-BY-CASE on proposals to increase the number of shares of common stock authorized for issuance. Take into account company-specific factors which include, at a minimum, the following:
•	Specific reasons/rationale for the proposed increase;

•	The dilutive impact of the request as determined through an allowable cap generated by RiskMetrics’ quantitative model;

•	The board’s governance structure and practices; and

•	Risks to shareholders of not approving the request.
Vote FOR proposals to approve increases beyond the allowable cap when a company’s shares are in danger of being delisted or if a company’s ability to continue to operate as a going concern is uncertain.
Preferred Stock
Vote CASE-BY-CASE on proposals to increase the number of shares of preferred stock authorized for issuance. Take into account company-specific factors which include, at a minimum, the following:
•	Specific reasons/ rationale for the proposed increase;

•	The dilutive impact of the request as determined through an allowable cap generated by RiskMetrics’ quantitative model;

•	The board’s governance structure and practices; and

•	Risks to shareholders of not approving the request.
Vote AGAINST proposals authorizing the creation of new classes of preferred stock with unspecified voting, conversion, dividend distribution, and other rights (“blank check” preferred stock).
Vote FOR proposals to create “declawed” blank check preferred stock (stock that cannot be used as a takeover defense).
Vote FOR proposals to authorize preferred stock in cases where the company specifies the voting, dividend, conversion, and other rights of such stock and the terms of the preferred stock appear reasonable.
Vote AGAINST proposals to increase the number of blank check preferred stock authorized for issuance when no shares have been issued or reserved for a specific purpose.
8. Executive and Director Compensation
Equity Compensation Plans
Vote CASE-BY-CASE on equity-based compensation plans. Vote AGAINST the equity plan if any of the following factors apply:
•	The total cost of the company’s equity plans is unreasonable;

•	The plan expressly permits the repricing of stock options/stock appreciation rights (SARs) without prior shareholder approval;

•	The CEO is a participant in the proposed equity-based compensation plan and there is a disconnect between CEO pay and the company’s performance where over 50 percent of the year-over-year increase is attributed to equity awards;

•	The company’s three year burn rate exceeds the greater of 2% and the mean plus one standard deviation of its industry group;

•	The plan provides for the acceleration of vesting of equity awards even though an actual change in control may not occur (e.g., upon shareholder approval of a transaction or the announcement of a tender offer); or

•	The plan is a vehicle for poor pay practices.

Poor Pay Practices
Vote AGAINST or WITHHOLD from compensation committee members, CEO, and potentially the entire board, if the company has poor compensation practices. Vote AGAINST equity plans if the plan is a vehicle for poor compensation practices.
The following practices, while not exhaustive, are examples of poor compensation practices that may warrant withhold vote recommendations:
•	Egregious employment contracts — Contracts containing multi-year guarantees for salary increases, bonuses and equity compensation;

•	Excessive perks/tax reimbursements:
–	Overly generous perquisites, which may include, but are not limited to the following: personal use of corporate aircraft, personal security system maintenance and/or installation, car allowances;

–	Reimbursement of income taxes on executive perquisites or other payments;

–	Perquisites for former executives, such as car allowances, personal use of corporate aircraft or other inappropriate arrangements;
Abnormally large bonus payouts without justifiable performance linkage or proper disclosure - Performance metrics that are changed, canceled or replaced during the performance period without adequate explanation of the action and the link to performance;
•	Egregious pension/SERP (supplemental executive retirement plan) payouts:
–	Inclusion of additional years of service not worked that result in significant payouts;

–	Inclusion of performance-based equity awards in the pension calculation;
•	New CEO with overly generous new hire package:
–	Excessive “make whole” provisions;

–	Any of the poor pay practices listed in this policy;
•	Excessive severance and/or change in control provisions:
–	Inclusion of excessive change in control or severance payments, especially those with a multiple in excess of 3X cash pay;

–	Payments upon an executive’s termination in connection with performance failure;

–	Change in control payouts without loss of job or substantial diminution of job duties (single- triggered);

–	New or materially amended employment or severance agreements that provide for modified single triggers, under which an executive may voluntarily leave for any reason and still receive the change-in-control severance package;

–	Liberal change in control definition in individual contracts or equity plans which could result in payments to executives without an actual change in control occurring;

–	New or materially amended employment or severance agreements that provide for an excise tax gross-up. Modified gross-ups would be treated in the same manner as full gross-ups;

–	Perquisites for former executives such as car allowances, personal use of corporate aircraft or other inappropriate arrangements;
•	Dividends or dividend equivalents paid on unvested performance shares or units;

•	Poor disclosure practices:
–	Unclear explanation of how the CEO is involved in the pay setting process;

–	Retrospective performance targets and methodology not discussed;

–	Methodology for benchmarking practices and/or peer group not disclosed and explained;
•	Internal Pay Disparity:
–	Excessive differential between CEO total pay and that of next highest paid named executive officer (NEO);
•	Options backdating (covered in a separate policy);

•	Other excessive compensation payouts or poor pay practices at the company.
Other Compensation Proposals and Policies
Advisory Vote on Executive Compensation (Say-on-Pay) Management Proposals
Vote CASE-BY-CASE on management proposals for an advisory vote on executive compensation. Vote AGAINST these resolutions in cases where boards have failed to demonstrate good stewardship of investors’ interests regarding executive compensation practices.
For U.S. companies, consider the following factors in the context of each company’s specific circumstances and the board’s disclosed rationale for its practices:

Relative Considerations:
•	Assessment of performance metrics relative to business strategy, as discussed and explained in the CD&A;

•	Evaluation of peer groups used to set target pay or award opportunities;

•	Alignment of company performance and executive pay trends over time (e.g., performance down: pay down);

•	Assessment of disparity between total pay of the CEO and other Named Executive Officers (NEOs).
Design Considerations:
•	Balance of fixed versus performance-driven pay;

•	Assessment of excessive practices with respect to perks, severance packages, supplemental executive pension plans, and burn rates.
Communication Considerations:
•	Evaluation of information and board rationale provided in CD£tA about how compensation is determined (e.g., why certain elements and pay targets are used, and specific incentive plan goals, especially retrospective goals);

•	Assessment of board’s responsiveness to investor input and engagement on compensation issues (e.g., in responding to majority-supported shareholder proposals on executive pay topics).
Employee Stock Purchase Plans— Non-Qualified Plans
Vote CASE-by-CASE on nonqualified employee stock purchase plans. Vote FOR nonqualified employee stock purchase plans with all the following features:
•	Broad-based participation (i.e., all employees of the company with the exclusion of individuals with 5 percent or more of beneficial ownership of the company);

•	Limits on employee contribution, which may be a fixed dollar amount or expressed as a percent of base salary;

•	Company matching contribution up to 25 percent of employee’s contribution, which is effectively a discount of 20 percent from market value;

•	No discount on the stock price on the date of purchase since there is a company matching contribution.

Vote AGAINST nonqualified employee stock purchase plans when any of the plan features do not meet the above criteria. If the company matching contribution exceeds 25 percent of employee’s contribution, evaluate the cost of the plan against its allowable cap.
Option Exchange Programs/Repricing Options
Vote CASE-by-CASE on management proposals seeking approval to exchange/ reprice options, taking into consideration:
•	Historic trading patterns—the stock price should not be so volatile that the options are likely to be back “in-the-money” over the near term;

•	Rationale for the re-pricing—was the stock price decline beyond management’s control?

•	Is this a value-for-value exchange?

•	Are surrendered stock options added back to the plan reserve?

•	Option vesting—does the new option vest immediately or is there a black-out period?

•	Term of the option—the term should remain the same as that of the replaced option;

•	Exercise price—should be set at fair market or a premium to market;

•	Participants—executive officers and directors should be excluded.
If the surrendered options are added back to the equity plans for re-issuance, then also take into consideration the company’s total cost of equity plans and its three-year average burn rate.
In addition to the above considerations, evaluate the intent, rationale, and timing of the repricing proposal. The proposal should clearly articulate why the board is choosing to conduct an exchange program at this point in time. Repricing underwater options after a recent precipitous drop in the company’s stock price demonstrates poor timing. Repricing after a recent decline in stock price triggers additional scrutiny and a potential AGAINST vote on the proposal. At a minimum, the decline should not have happened within the past year. Also, consider the terms of the surrendered options, such as the grant date, exercise price and vesting schedule. Grant dates of surrendered options should be far enough back (two to three years) so as not to suggest that repricings are being done to take advantage of short-term downward price movements. Similarly, the exercise price of surrendered options should be above the 52-week high for the stock price.
Vote FOR shareholder proposals to put option repricings to a shareholder vote.

Other Shareholder Proposals on Compensation
Advisory Vote on Executive Compensation (Say-on-Pay)
Generally, vote FOR shareholder proposals that call for non-binding shareholder ratification of the compensation of the Named Executive Officers and the accompanying narrative disclosure of material factors provided to understand the Summary Compensation Table.
Golden Coffins/Executive Death Benefits
Generally vote FOR proposals calling on companies to adopt a policy of obtaining shareholder approval for any future agreements and corporate policies that could oblige the company to make payments or awards following the death of a senior executive in the form of unearned salary or bonuses, accelerated vesting or the continuation in force of unvested equity grants, perquisites and other payments or awards made in lieu of compensation. This would not apply to any benefit programs or equity plan proposals for which the broad- based employee population is eligible.
Share Buyback Holding Periods
Generally vote AGAINST shareholder proposals prohibiting executives from selling shares of company stock during periods in which the company has announced that it may or will be repurchasing shares of its stock. Vote FOR the proposal when there is a pattern of abuse by executives exercising options or selling shares during periods of share buybacks.
Stock Ownership or Holding Period Guidelines
Generally vote AGAINST shareholder proposals that mandate a minimum amount of stock that directors must own in order to qualify as a director or to remain on the board. While RMG favors stock ownership on the part of directors, the company should determine the appropriate ownership requirement.
Vote on a CASE-BY-CASE on shareholder proposals asking companies to adopt policies requiring Named Executive Officers to retain 75% of the shares acquired through compensation plans while employed and/or for two years following the termination of their employment, and to report to shareholders regarding this policy. The following factors will be taken into account:
•	Whether the company has any holding period, retention ratio, or officer ownership requirements in place. These should consist of:
–	Rigorous stock ownership guidelines, or

–	A holding period requirement coupled with a significant long-term ownership requirement, or

–	A meaningful retention ratio,

•	Actual officer stock ownership and the degree to which it meets or exceeds the proponent’s suggested holding period/ retention ratio or the company’s own stock ownership or retention requirements.

•	Problematic pay practices, current and past, which may promote a short-term versus a long-term focus.
Tax Gross-Up Proposals
Generally vote FOR proposals asking companies to adopt a policy of not providing tax gross-up payments to executives, except where gross-ups are provided pursuant to a plan, policy, or arrangement applicable to management employees of the company, such as a relocation or expatriate tax equalization policy.
9. Corporate Social Responsibility (CSR) Issues
Overall Approach
When evaluating social and environmental shareholder proposals, RMG considers the following factors:
•	Whether adoption of the proposal is likely to enhance or protect shareholder value;

•	Whether the information requested concerns business issues that relate to a meaningful percentage of the company’s business as measured by sales, assets, and earnings;

•	The degree to which the company’s stated position on the issues raised in the proposal could affect its reputation or sales, or leave it vulnerable to a boycott or selective purchasing;

•	Whether the issues presented are more appropriately/ effectively dealt with through governmental or company-specific action;

•	Whether the company has already responded in some appropriate manner to the request embodied in the proposal;

•	Whether the company’s analysis and voting recommendation to shareholders are persuasive;

•	What other companies have done in response to the issue addressed in the proposal;

•	Whether the proposal itself is well framed and the cost of preparing the report is reasonable;

•	Whether implementation of the proposal’s request would achieve the proposal’s objectives;

•	Whether the subject of the proposal is best left to the discretion of the board;

•	Whether the requested information is available to shareholders either from the company or from a publicly available source; and

•	Whether providing this information would reveal proprietary or confidential information that would place the company at a competitive disadvantage.
Genetically Modified Ingredients
Generally vote AGAINST proposals asking suppliers, genetic research companies, restaurants and food retail companies to voluntarily label genetically engineered (GE) ingredients in their products and/or eliminate GE ingredients. The cost of labeling and/or phasing out the use of GE ingredients may not be commensurate with the benefits to shareholders and is an issue better left to regulators.
Vote CASE-BY-CASE on proposals asking for a report on the feasibility of labeling products containing GE ingredients taking into account:
•	The company’s business and the proportion of it affected by the resolution;

•	The quality of the company’s disclosure on GE product labeling, related voluntary initiatives, and how this disclosure compares with industry peer disclosure; and

•	Company’s current disclosure on the feasibility of GE product labeling, including information on the related costs.
Generally vote AGAINST proposals seeking a report on the social, health, and environmental effects of genetically modified organisms (GMOs). Studies of this sort are better undertaken by regulators and the scientific community.
Generally vote AGAINST proposals to completely phase out GE ingredients from the company’s products or proposals asking for reports outlining the steps necessary to eliminate GE ingredients from the company’s products. Such resolutions presuppose that there are proven health risks to GE ingredients (an issue better left to regulators) that may outweigh the economic benefits derived from biotechnology.
Pharmaceutical Pricing, Access to Medicines, and Product Reimportation
Generally vote AGAINST proposals requesting that companies implement specific price restraints on pharmaceutical products unless the company fails to adhere to legislative guidelines or industry norms in its product pricing.
Vote CASE-BY-CASE on proposals requesting that the company report on their product pricing policies or their access to medicine policies, considering:
•	The nature of the company’s business and the potential for reputational and market risk exposure;

•	The existing disclosure of relevant policies;

•	Deviation from established industry norms;

•	The company’s existing, relevant initiatives to provide research and/or products to disadvantaged consumers;

•	Whether the proposal focuses on specific products or geographic regions; and

•	The potential cost and scope of the requested report.
Generally vote FOR proposals requesting that companies report on the financial and legal impact of their prescription drug reimportation policies unless such information is already publicly disclosed.
Generally vote AGAINST proposals requesting that companies adopt specific policies to encourage or constrain prescription drug reimportation. Such matters are more appropriately the province of legislative activity and may place the company at a competitive disadvantage relative to its peers.
Gender Identity, Sexual Orientation, and Domestic Partner Benefits
Generally vote FOR proposals seeking to amend a company’s EEO statement or diversity policies to prohibit discrimination based on sexual orientation and/or gender identity, unless the change would result in excessive costs for the company.
Generally vote AGAINST proposals to extend company benefits to, or eliminate benefits from domestic partners. Decisions regarding benefits should be left to the discretion of the company.
Climate Change
Generally vote FOR resolutions requesting that a company disclose information on the impact of climate change on the company’s operations and investments considering whether:
•	The company already provides current, publicly-available information on the impacts that climate change may have on the company as well as associated company policies and procedures to address related risks and/or opportunities;

•	The company’s level of disclosure is at least comparable to that of industry peers; and

•	There are no significant, controversies, fines, penalties, or litigation associated with the company’s environmental performance.
Lobbying Expenditures/Initiatives
Vote CASE-BY-CASE on proposals requesting information on a company’s lobbying initiatives, considering:
•	Significant controversies, fines, or litigation surrounding a company’s public policy activities,

•	The company’s current level of disclosure on lobbying strategy, and

•	The impact that the policy issue may have on the company’s business operations.
Political Contributions and Trade Association Spending
Generally vote AGAINST proposals asking the company to affirm political nonpartisanship in the workplace so long as:
•	There are no recent, significant controversies, fines or litigation regarding the company’s political contributions or trade association spending; and

•	The company has procedures in place to ensure that employee contributions to company-sponsored political action committees (PACs) are strictly voluntary and prohibits coercion.
Vote AGAINST proposals to publish in newspapers and public media the company’s political contributions. Such publications could present significant cost to the company without providing commensurate value to shareholders.
Vote CASE-BY-CASE on proposals to improve the disclosure of a company’s political contributions and trade association spending, considering:
•	Recent significant controversy or litigation related to the company’s political contributions or governmental affairs; and

•	The public availability of a company policy on political contributions and trade association spending including information on the types of organizations supported, the business rationale for supporting these organizations, and the oversight and compliance procedures related to such expenditures of corporate assets.
Vote AGAINST proposals barring the company from making political contributions. Businesses are affected by legislation at the federal, state, and local level and barring political contributions can put the company at a competitive disadvantage.
Vote AGAINST proposals asking for a list of company executives, directors, consultants, legal counsels, lobbyists, or investment bankers that have prior government service and whether such service had a bearing on the business of the company. Such a list would be burdensome to prepare without providing any meaningful information to shareholders.
Labor and Human Rights Standards
Generally vote FOR proposals requesting a report on company or company supplier labor and/or human rights standards and policies unless such information is already publicly disclosed.

Vote CASE-BY-CASE on proposals to implement company or company supplier labor and/or human rights standards and policies, considering:
•	The degree to which existing relevant policies and practices are disclosed;

•	Whether or not existing relevant policies are consistent with internationally recognized standards;

•	Whether company facilities and those of its suppliers are monitored and how;

•	Company participation in fair labor organizations or other internationally recognized human rights initiatives;

•	Scope and nature of business conducted in markets known to have higher risk of workplace labor/human rights abuse;

•	Recent, significant company controversies, fines, or litigation regarding human rights at the company or its suppliers;

•	The scope of the request; and

•	Deviation from industry sector peer company standards and practices.
Sustainability Reporting
Generally vote FOR proposals requesting the company to report on its policies, initiatives, and oversight mechanisms related to social, economic, and environmental sustainability, unless:
•	The company already discloses similar information through existing reports or policies such as an Environment, Health, and Safety (EHS) report; a comprehensive Code of Corporate Conduct; and/or a Diversity Report; or

•	The company has formally committed to the implementation of a reporting program based on Global Reporting Initiative (GRI) guidelines or a similar standard within a specified time frame

2009 INTERNATIONAL PROXY VOTING GUIDELINES SUMMARY
JANUARY 15, 2009
Copyright © 2009 by RiskMetrics Group.
All rights reserved. No part of this publication may be reproduced or transmitted in any form or by any means, electronic or mechanical, including photocopy, recording, or any information storage and retrieval system, without permission in writing from the publisher. Requests for permission to make copies of any part of this work should be sent to: RiskMetrics Group Marketing Department, One Chase Manhattan Plaza, 44th Floor, New York, NY 10005. RiskMetrics Group is a trademark used herein under license.

RISKMETRICS
2009 INTERNATIONAL PROXY VOTING GUIDELINES SUMMARY
EFFECTIVE FOR MEETINGS ON OR AFTER FEB. 1, 2009
UPDATED JAN. 15, 2009
The following is a condensed version of the general policies for voting non-U.S. proxies contained in the RiskMetrics (“RMG”) Proxy Voting Manual. In addition, RMG has country- and market-specific policies, which are not captured below.

1. Operational Items
Financial Results/Director and Auditor Reports
Vote FOR approval of financial statements and director and auditor reports, unless:
•	There are concerns about the accounts presented or audit procedures used; or

•	The company is not responsive to shareholder questions about specific items that should be publicly disclosed.
Appointment of Auditors and Auditor Fees
Vote FOR the reelection of auditors and proposals authorizing the board to fix auditor fees, unless:
•	There are serious concerns about the accounts presented or the audit procedures used;

•	The auditors are being changed without explanation; or

•	Non-audit-related fees are substantial or are routinely in excess of standard annual audit-related fees.
Vote AGAINST the appointment of external auditors if they have previously served the company in an executive capacity or can otherwise be considered affiliated with the company.
Appointment of Internal Statutory Auditors
Vote FOR the appointment or reelection of statutory auditors, unless:
•	There are serious concerns about the statutory reports presented or the audit procedures used;

•	Questions exist concerning any of the statutory auditors being appointed; or

•	The auditors have previously served the company in an executive capacity or can otherwise be considered affiliated with the company.
Allocation of Income
Vote FOR approval of the allocation of income, unless:
•	The dividend payout ratio has been consistently below 30 percent without adequate explanation; or

•	The payout is excessive given the company’s financial position.

Stock (Scrip) Dividend Alternative
Vote FOR most stock (scrip) dividend proposals.
Vote AGAINST proposals that do not allow for a cash option unless management demonstrates that the cash option is harmful to shareholder value.
Amendments to Articles of Association
Vote amendments to the articles of association on a CASE-BY-CASE basis.
Change in Company Fiscal Term
Vote FOR resolutions to change a company’s fiscal term unless a company’s motivation for the change is to postpone its AGM.
Lower Disclosure Threshold for Stock Ownership
Vote AGAINST resolutions to lower the stock ownership disclosure threshold below 5 percent unless specific reasons exist to implement a lower threshold.
Amend Quorum Requirements
Vote proposals to amend quorum requirements for shareholder meetings on a CASE-BY-CASE basis.
Transact Other Business
Vote AGAINST other business when it appears as a voting item.
2. Board of Directors
Director Elections
Vote FOR management nominees in the election of directors, unless:
•	Adequate disclosure has not been provided in a timely manner;

•	There are clear concerns over questionable finances or restatements;

•	There have been questionable transactions with conflicts of interest;

•	There are any records of abuses against minority shareholder interests; or

•	The board fails to meet minimum corporate governance standards.
Vote FOR individual nominees unless there are specific concerns about the individual, such as criminal wrongdoing or breach of fiduciary responsibilities.

Vote AGAINST individual directors if repeated absences at board meetings have not been explained (in countries where this information is disclosed).
Vote on a CASE-BY-CASE basis for contested elections of directors, e.g. the election of shareholder nominees or the dismissal of incumbent directors, determining which directors are best suited to add value for shareholders.
Vote FOR employee and/or labor representatives if they sit on either the audit or compensation committee and are required by law to be on those committees. Vote AGAINST employee and/or labor representatives if they sit on either the audit or compensation committee, if they are not required to be on those committees.
RMG Classification of Directors — International Policy 2009
Executive Director
•	Employee or executive of the company;

•	Any director who is classified as a non-executive, but receives salary, fees, bonus, and/or other benefits that are in line with the highest-paid executives of the company.
Non-Independent Non-Executive Director (NED)
•	Any director who is attested by the board to be a non-independent NED;

•	Any director specifically designated as a representative of a significant shareholder of the company;

•	Any director who is also an employee or executive of a significant shareholder of the company;

•	Beneficial owner (direct or indirect) of at least 10% of the company’s stock, either in economic terms or in voting rights (this may be aggregated if voting power is distributed among more than one member of a defined group, e.g., family members who beneficially own less than 10% individually, but collectively own more than 10%), unless market best practice dictates a lower ownership and/or disclosure threshold (and in other special market-specific circumstances);

•	Government representative;

•	Currently provides (or a relative[3] provides) professional services[4] to the company, to an affiliate of the company, or to an individual officer of the company or of one of its affiliates in excess of $10,000 per year;

•	Represents customer, supplier, creditor, banker, or other entity with which company maintains transactional/commercial relationship (unless company discloses information to apply a materiality test[5];

[3]	“Relative” follows the U.S. SEC’s definition of “immediate family members” which covers spouses, parents, children, stepparents, step-children, siblings, in-laws, and any person (other than a tenant or employee) sharing the household of any director, nominee for director, executive officer, or significant shareholder of the company.

[4]	Professional services can be characterized as advisory in nature and generally include the following: investment banking/financial advisory services; commercial banking (beyond deposit services); investment services; insurance services, accounting/audit services; consulting services; marketing services; and legal services. The case of participation in a banking syndicate by a non-lead bank should be considered a transaction (and hence subject to the associated materiality test) rather than a professional relationship.

•	Any director who has conflicting or cross-directorships with executive directors or the chairman of the company;

•	Relative[3] of a current employee of the company or its affiliates;

•	Relative[3] of a former executive of the company or its affiliates;

•	A new appointee elected other than by a formal process through the General Meeting (such as a contractual appointment by a substantial shareholder);

•	Founder/co-founder/member of founding family but not currently an employee;

•	Former executive (5 year cooling off period);

•	Years of service is generally not a determining factor unless it is recommended best practice in a market and/or in extreme circumstances, in which case it may be considered.[6]
Independent NED
•	No material[7] connection, either directly or indirectly, to the company other than a board seat.
Employee Representative
•	Represents employees or employee shareholders of the company (classified as “employee representative” but considered a non-independent NED).
Discharge of Directors
Generally vote FOR the discharge of directors, including members of the management board and/or supervisory board, unless there is reliable information about significant and compelling controversies that the board is not fulfilling its fiduciary duties warranted by:
•	A lack of oversight or actions by board members which invoke shareholder distrust related to malfeasance or poor supervision, such as operating in private or company interest rather than in shareholder interest; or

•	Any legal issues (e.g. civil/criminal) aiming to hold the board responsible for breach of trust in the past or related to currently alleged actions yet to be confirmed (and not only the fiscal year in question), such as price fixing, insider trading, bribery, fraud, and other illegal actions; or

•	Other egregious governance issues where shareholders will bring legal action against the company or its directors.

[5]	If the company makes or receives annual payments exceeding the greater of $200,000 or five percent of the recipient’s gross revenues (the recipient is the party receiving the financial proceeds from the transaction).

[6]	For example, in continental Europe, directors with a tenure exceeding 12 years will be considered non-independent. In the United Kingdom and Ireland, directors with a tenure exceeding nine years will be considered non-independent, unless the company provides sufficient and clear justification that the director is independent despite his long tenure.

[7]	For purposes of RMG director independence classification, “material” will be defined as a standard of relationship financial, personal or otherwise) that a reasonable person might conclude could potentially influence one’s objectivity in the boardroom in a manner that would have a meaningful impact on an individual’s ability to satisfy requisite fiduciary standards on behalf of shareholders.

For markets which do not routinely request discharge resolutions (e.g. common law countries or markets where discharge is not mandatory), analysts may voice concern in other appropriate agenda items, such as approval of the annual accounts or other relevant resolutions, to enable shareholders to express discontent with the board.
Director Compensation
Vote FOR proposals to award cash fees to non-executive directors unless the amounts are excessive relative to other companies in the country or industry.
Vote non-executive director compensation proposals that include both cash and share-based components on a CASE-BY-CASE basis.
Vote proposals that bundle compensation for both non-executive and executive directors into a single resolution on a CASE-BY-CASE basis.
Vote AGAINST proposals to introduce retirement benefits for non-executive directors.
Director, Officer, and Auditor Indemnification and Liability Provisions
Vote proposals seeking indemnification and liability protection for directors and officers on a CASE-BY-CASE basis.
Vote AGAINST proposals to indemnify auditors.
Board Structure
Vote FOR proposals to fix board size.
Vote AGAINST the introduction of classified boards and mandatory retirement ages for directors.
Vote AGAINST proposals to alter board structure or size in the context of a fight for control of the company or the board.
3. Capital Structure
Share Issuance Requests
General Issuances:
Vote FOR issuance requests with preemptive rights to a maximum of 100 percent over currently issued capital.
Vote FOR issuance requests without preemptive rights to a maximum of 20 percent of currently issued capital.

Specific Issuances:
Vote on a CASE-BY-CASE basis on all requests, with or without preemptive rights.
Increases in Authorized Capital
Vote FOR non-specific proposals to increase authorized capital up to 100 percent over the current authorization unless the increase would leave the company with less than 30 percent of its new authorization outstanding.
Vote FOR specific proposals to increase authorized capital to any amount, unless:
•	The specific purpose of the increase (such as a share-based acquisition or merger) does not meet RMG guidelines for the purpose being proposed; or

•	The increase would leave the company with less than 30 percent of its new authorization outstanding after adjusting for all proposed issuances.
Vote AGAINST proposals to adopt unlimited capital authorizations.
Reduction of Capital
Vote FOR proposals to reduce capital for routine accounting purposes unless the terms are unfavorable to shareholders.
Vote proposals to reduce capital in connection with corporate restructuring on a CASE-BY-CASE basis.
Capital Structures
Vote FOR resolutions that seek to maintain or convert to a one-share, one-vote capital structure.
Vote AGAINST requests for the creation or continuation of dual-class capital structures or the creation of new or additional supervoting shares.
Preferred Stock
Vote FOR the creation of a new class of preferred stock or for issuances of preferred stock up to 50 percent of issued capital unless the terms of the preferred stock would adversely affect the rights of existing shareholders.
Vote FOR the creation/issuance of convertible preferred stock as long as the maximum number of common shares that could be issued upon conversion meets RMG guidelines on equity issuance requests.
Vote AGAINST the creation of a new class of preference shares that would carry superior voting rights to the common shares.

Vote AGAINST the creation of blank check preferred stock unless the board clearly states that the authorization will not be used to thwart a takeover bid.
Vote proposals to increase blank check preferred authorizations on a CASE-BY-CASE basis.
Debt Issuance Requests
Vote non-convertible debt issuance requests on a CASE-BY-CASE basis, with or without preemptive rights.
Vote FOR the creation/issuance of convertible debt instruments as long as the maximum number of common shares that could be issued upon conversion meets RMG guidelines on equity issuance requests.
Vote FOR proposals to restructure existing debt arrangements unless the terms of the restructuring would adversely affect the rights of shareholders.
Pledging of Assets for Debt
Vote proposals to approve the pledging of assets for debt on a CASE-BY-CASE basis.
Increase in Borrowing Powers
Vote proposals to approve increases in a company’s borrowing powers on a CASE-BY-CASE basis.
Share Repurchase Plans
Generally vote FOR share repurchase programs/market repurchase authorities, provided that the proposal meets the following parameters:
•	Maximum volume: 10 percent for market repurchase within any single authority and 10 percent of outstanding shares to be kept in treasury (“on the shelf”);

•	Duration does not exceed 18 months.
For markets that either generally do not specify the maximum duration of the authority or seek a duration beyond 18 months that is allowable under market specific legislation, RMG will assess the company’s historic practice. If there is evidence that a company has sought shareholder approval for the authority to repurchase shares on an annual basis, RMG will support the proposed authority.
In addition, vote AGAINST any proposal where:
•	The repurchase can be used for takeover defenses;

•	There is clear evidence of abuse;

•	There is no safeguard against selective buybacks;

•	Pricing provisions and safeguards are deemed to be unreasonable in light of market practice.
RMG may support share repurchase plans in excess of 10 percent volume under exceptional circumstances, such as one-off company specific events (e.g. capital re-structuring). Such proposals will be assessed case-by-case based on merits, which should be clearly disclosed in the annual report, provided that following conditions are met:
•	The overall balance of the proposed plan seems to be clearly in shareholders’ interests;

•	The plan still respects the 10 percent maximum of shares to be kept in treasury.
Reissuance of Repurchased Shares
Vote FOR requests to reissue any repurchased shares unless there is clear evidence of abuse of this authority in the past.
Capitalization of Reserves for Bonus Issues/Increase in Par Value
Vote FOR requests to capitalize reserves for bonus issues of shares or to increase par value.
4. Other
Reorganizations/Restructurings
Vote reorganizations and restructurings on a CASE-BY-CASE basis.
Mergers and Acquisitions
Vote CASE-BY-CASE on mergers and acquisitions taking into account the following:
For every M&A analysis, RMG reviews publicly available information as of the date of the report and evaluates the merits and drawbacks of the proposed transaction, balancing various and sometimes countervailing factors including:
•	Valuation — Is the value to be received by the target shareholders (or paid by the acquirer) reasonable? While the fairness opinion may provide an initial starting point for assessing valuation reasonableness, RMG places emphasis on the offer premium, market reaction, and strategic rationale.

•	Market reaction — How has the market responded to the proposed deal? A negative market reaction will cause RMG to scrutinize a deal more closely.

•	Strategic rationale — Does the deal make sense strategically? From where is the value derived? Cost and revenue synergies should not be overly aggressive or optimistic, but reasonably achievable. Management should also have a favorable track record of successful integration of historical acquisitions.
•	Conflicts of interest — Are insiders benefiting from the transaction disproportionately and inappropriately as compared to non-insider shareholders? RMG will consider whether any special interests may have influenced these directors and officers to support or recommend the merger.

•	Governance — Will the combined company have a better or worse governance profile than the current governance profiles of the respective parties to the transaction? If the governance profile is to change for the worse, the burden is on the company to prove that other issues (such as valuation) outweigh any deterioration in governance.
Vote AGAINST if the companies do not provide sufficient information upon request to make an informed voting decision.
Mandatory Takeover Bid Waivers
Vote proposals to waive mandatory takeover bid requirements on a CASE-BY-CASE basis.
Reincorporation Proposals
Vote reincorporation proposals on a CASE-BY-CASE basis.
Expansion of Business Activities
Vote FOR resolutions to expand business activities unless the new business takes the company into risky areas.
Related-Party Transactions
Vote related-party transactions on a CASE-BY-CASE basis.
Compensation Plans
Vote compensation plans on a CASE-BY-CASE basis.
Antitakeover Mechanisms
Generally vote AGAINST all antitakeover proposals, unless they are structured in such a way that they give shareholders the ultimate decision on any proposal or offer.
Shareholder Proposals
Vote all shareholder proposals on a CASE-BY-CASE basis.
Vote FOR proposals that would improve the company’s corporate governance or business profile at a reasonable cost.

Vote AGAINST proposals that limit the company’s business activities or capabilities or result in significant costs being incurred with little or no benefit.

Exhibit B
Modifications to recommendations set forth in the RMG Proxy Voting Manual
Shareholder Ability to Act by Written Consent
Vote FOR proposals to restrict or prohibit shareholder activity to take action by written consent.
Vote AGAINST proposals to allow or make easier shareholder action by written consent.
Cumulative Voting
Vote FOR proposals to eliminate cumulative voting.
Vote AGAINST proposals to restore or provide for cumulative voting.
Incumbent Director Nominees
Vote WITH management’s recommendations regarding incumbent director nominees.

TABLE OF CONTENTS

PART C. OTHER INFORMATION
Item 23. Exhibits
Item 24. Persons Controlled by or Under Common Control with a Fund
Item 25. Indemnification
Item 26. Business and Other Connections of Investment Adviser
Item 27. Principal Underwriters
Item 27(a). Funds Distributor, LLC (“FD”) acts as principal underwriter for the following investment companies
Item 27(b). Information about Directors and Officers of FD is as follows
Item 27(c). Other Compensation received by FD from certain Funds of the Trust with respect to the last fiscal year(a)
Item 28. Location of Accounts and Records
Item 29. Management Services
Item 30. Undertakings
SIGNATURES
EXHIBIT INDEX
Amendments 40 & 41 to Declaration of trust
Management Contract
Management Contract
Distribution Agreement
Custodian Agreement
Delegation Agreement
Transfer Agency and Service Agreement
Notification of Expense Reimbursement
Amended and Restated Servicing Agreement
Amended and Restated Distribution & Service Plan Class M
Amended and Restated Administration Agreement
Rule 18f-3 Plan
GMO TRUST
PART C. OTHER INFORMATION
Item 23. Exhibits
(a)	1.	Amended and Restated Agreement and Declaration of Trust of GMO Trust (the “Trust” or “Registrant”), dated June 23, 2000 (the “Declaration of Trust”);[4]

	2.	Amendment Nos. 1-8 to the Declaration of Trust;[7]

	3.	Amendment Nos. 9-10 to the Declaration of Trust;[8]

	4.	Amendment No. 11 to the Declaration of Trust;[10]

	5.	Amendment No. 12 to the Declaration of Trust;[11]

	6.	Amendment No. 13 to the Declaration of Trust;[12]

	7.	Amendment No. 14 to the Declaration of Trust; [25]

	8.	Amendment No. 15 to the Declaration of Trust; [25]

	9.	Amendment No. 16 to the Declaration of Trust;[13]

	10.	Amendment No. 17 to the Declaration of Trust; [25]

	11.	Amendment No. 18 to the Declaration of Trust;[14]

	12.	Amendment No. 19 to the Declaration of Trust;[16]

	13.	Amendment No. 20 to the Declaration of Trust;[17]

	14.	Amendment No. 21 to the Declaration of Trust;[18]

	15.	Amendment Nos. 22-25 to the Declaration of Trust;[19]

	16.	Amendment No. 26 to the Declaration of Trust;[20]

	17.	Amendment No. 27 to the Declaration of Trust;[21]

	18.	Amendment Nos. 28-29 to the Declaration of Trust;[22]

	19.	Amendment No. 30 to the Declaration of Trust;[25]

	20.	Amendment Nos. 31-32 to the Declaration of Trust;[26]

	21.	Amendment No. 33 to the Declaration of Trust;[28]

	22.	Amendment Nos. 34-35 to the Declaration of Trust;[29]

	23.	Amendment Nos. 36-37 to the Declaration of Trust;[31]

	24.	Amendment Nos. 38-39 to the Declaration of Trust;[33]

	25.	Amendment Nos. 40-41 to the Declaration of Trust — Exhibit (a)25.

(b)		Amended and Restated By-laws of the Trust, effective as of March 1, 2007 (the “By-laws”).[26]

(c)	1.	Please refer to Article III (Shares) and Article V (Shareholders’ Voting Powers and Meetings) of the Declaration of Trust, which is hereby incorporated by reference;[4] and

	2.	Please refer to Article 2 (Meetings of Shareholders) of the By-laws, which is hereby incorporated by reference.[19]

(d)	1.	Form of Management Contract between the Trust, on behalf of GMO Tobacco-Free Core Fund, and Grantham, Mayo, Van Otterloo & Co. LLC (“GMO”);[25]

2.	Amended and Restated Management Contract, dated as of June 30, 2008, between the Trust, on behalf of GMO International Intrinsic Value Fund (formerly “GMO International Core Fund”), and GMO;[29]

3.	Form of Management Contract between the Trust, on behalf of GMO Currency Hedged International Equity Fund (formerly “GMO Currency Hedged International Core Fund”), and GMO;[25]

4.	Form of Management Contract between the Trust, on behalf of GMO International Small Companies Fund, and;[25]

5.	Form of Management Contract between the Trust, on behalf of GMO Emerging Markets Fund, and GMO;[25]

6.	Form of Management Contract between the Trust, on behalf of GMO Emerging Countries Fund (formerly “GMO Evolving Countries Fund”), and GMO; [25]

7.	Form of Management Contract between the Trust, on behalf of GMO Domestic Bond Fund, and GMO;[25]

8.	Form of Management Contract between the Trust, on behalf of GMO International Bond Fund, and GMO;[25]

9.	Form of Management Contract between the Trust, on behalf of GMO Currency Hedged International Bond Fund, and GMO;[25]

10.	Form of Management Contract between the Trust, on behalf of GMO Emerging Country Debt Fund, and GMO;[25]

11.	Form of Management Contract between the Trust, on behalf of GMO Short-Duration Investment Fund (formerly “GMO Short-Term Income Fund”), and GMO;[25]

12.	Form of Management Contract between the Trust, on behalf of GMO Alpha Only Fund (formerly “GMO Global Hedged Equity Fund”), and GMO;[25]

13.	Form of Management Contract between the Trust, on behalf of GMO Benchmark-Free Allocation Fund, and GMO;[25]

14.	Form of Amended and Restated Management Contract, dated as of June 30, 2006, between the Trust, on behalf of GMO U.S. Equity Allocation Fund (formerly “GMO U.S. Sector Fund” and “GMO U.S. Sector Allocation Fund”), and GMO;[25]

15.	Form of Management Contract between the Trust, on behalf of GMO Taiwan Fund, and GMO;[25]

16.	Form of Management Contract between the Trust, on behalf of GMO Global Bond Fund, and GMO;[25]

17.	Form of Amended and Restated Management Contract, dated as of June 30, 2006, between the Trust, on behalf of GMO Real Estate Fund (formerly “GMO REIT Fund”), and GMO;[25]

18.	Form of Management Contract between the Trust, on behalf of GMO Foreign Fund, and GMO;[25]

19.	Form of Management Contract between the Trust, on behalf of GMO International Equity Allocation Fund, and GMO;[1]

20.	Form of Management Contract between the Trust, on behalf of GMO Global Balanced Asset Allocation Fund (formerly “GMO World Balanced

Allocation Fund” and “GMO World Equity Allocation Fund”), and GMO;[2]

21.	Form of Management Contract between the Trust, on behalf of GMO Global Equity Allocation Fund (formerly “GMO Global (U.S.+) Equity Allocation Fund”), and GMO;[2]

22.	Form of Management Contract between the Trust, on behalf of GMO Core Plus Bond Fund (formerly “GMO U.S. Bond/Global Alpha A Fund” and “GMO Global Fund”), and GMO;[25]

23.	Form of Management Contract between the Trust, on behalf of GMO Tax-Managed U.S. Equities Fund, and GMO;[25]

24.	Amended and Restated Management Contract, dated as of June 30, 2008, between the Trust, on behalf of GMO Tax-Managed International Equities Fund, and GMO;[29]

25.	Form of Management Contract between the Trust, on behalf of GMO Special Purpose Holding Fund (formerly “GMO Alpha LIBOR Fund”), and GMO;[3]

26.	Form of Management Contract between the Trust, on behalf of GMO Foreign Small Companies Fund, and GMO;[4]

27.	Form of Management Contract between the Trust, on behalf of GMO Short-Duration Collateral Fund, and GMO;[7]

28.	Form of Management Contract between the Trust, on behalf of GMO U.S. Quality Equity Fund, and GMO;[9]

29.	Form of Management Contract between the Trust, on behalf of GMO World Opportunity Overlay Fund, and GMO;[14]

30.	Form of Management Contract between the Trust, on behalf of GMO Strategic Opportunities Allocation Fund (formerly “GMO Strategic Balanced Allocation Fund”), and GMO;[15]

31.	Form of Management Contract between the Trust, on behalf of GMO World Opportunities Equity Allocation Fund, and GMO;[15]

32.	Form of Management Contract between the Trust, on behalf of GMO Alternative Asset Opportunity Fund, and GMO;[16]

33.	Amended and Restated Management Contract, dated as of June 30, 2008, between the Trust, on behalf of GMO Developed World Stock Fund, and GMO;[29]

34.	Form of Management Contract between the Trust, on behalf of GMO U.S. Core Equity Fund, and GMO;[20]

35.	Form of Management Contract between the Trust, on behalf of GMO U.S. Intrinsic Value Fund, and GMO;[20]

36.	Form of Management Contract between the Trust, on behalf of GMO U.S. Growth Fund, and GMO;[20]

37.	Form of Management Contract between the Trust, on behalf of GMO U.S. Small/Mid Cap Value Fund, and GMO;[20]

38.	Form of Management Contract between the Trust, on behalf of GMO U.S. Small/Mid Cap Growth Fund, and GMO;[20]

39.	Form of Management Contract between the Trust, on behalf of GMO International Core Equity Fund, and GMO;[20]

	40.	Amended and Restated Management Contract, dated as of June 30, 2008, between the Trust, on behalf of GMO International Growth Equity Fund, and GMO;[29]

	41.	Management Contract between the Trust, on behalf of GMO Short-Duration Collateral Share Fund, and GMO;[21]

	42.	Management Contract between the Trust, on behalf of GMO Strategic Fixed Income Fund, and GMO;[23]

	43.	Management Contract between the Trust, on behalf of GMO International Opportunities Equity Allocation Fund, and GMO;[23]

	44.	Management Contract between the Trust, on behalf of GMO Inflation Indexed Plus Bond Fund, and GMO;[24]

	45.	Management Contract between the Trust, on behalf of GMO Special Situations Fund, and GMO;[28]

	46.	Management Contract between the Trust, on behalf of GMO Flexible Equities Fund, and GMO;[30]

	47.	Management Contract between the Trust, on behalf of GMO Arlington Fund, and GMO;[31]

	48.	Management Contract between the Trust, on behalf of GMO Berkeley Fund, and GMO;[31]

	49.	Management Contract between the Trust, on behalf of GMO Clarendon Fund, and GMO;[31]

	50.	Management Contract between the Trust, on behalf of GMO Dartmouth Fund, and GMO;[31]

	51.	Management Contract between the Trust, on behalf of GMO U.S. Treasury Fund, and GMO;[32]

	52.	Management Contract between the Trust, on behalf of GMO Asset Allocation Bond Fund, and GMO;[32]

	53.	Management Contract between the Trust, on behalf of GMO Asset Allocation International Bond Fund, and GMO — Exhibit (d)53; and

	54.	Management Contract between the Trust, on behalf of GMO World Opportunity Overlay Share Fund, and GMO — Exhibit (d)54.

(e)	1.	Distribution Agreement (the “Distribution Agreement”), dated March 31, 2009, between the Trust, on behalf of the Funds listed on Schedule A thereto, as Schedule A may be amended from time to time, and Funds Distributor, LLC.[34]
(i)	Schedule A to the Distribution Agreement as amended as of June 15, 2009 — Exhibit (e)1(i).
(f)		None.

(g)	1.	Form of Custodian Agreement (the “IBT Custodian Agreement”), dated August 1, 1991, among the Trust, on behalf of certain Funds listed therein, GMO and Investors Bank & Trust Company (“IBT”), as amended from time to time to include GMO Tobacco-Free Core Fund, GMO Domestic

Bond Fund, GMO International Bond Fund, GMO Currency Hedged International Bond Fund, GMO Emerging Country Debt Fund, GMO Benchmark-Free Allocation Fund, GMO U.S. Equity Allocation Fund, GMO Global Bond Fund, GMO Real Estate Fund, GMO International Equity Allocation Fund, GMO Global Balanced Asset Allocation Fund, GMO Global Equity Allocation Fund, GMO Inflation Indexed Bond Fund, GMO Core Plus Bond Fund, GMO Tax-Managed U.S. Equities Fund, GMO Emerging Country Debt Share Fund, GMO Special Purpose Holding Fund, GMO Short-Duration Collateral Fund, GMO U.S. Quality Equity Fund, GMO World Opportunity Overlay Fund, GMO Strategic Opportunities Allocation Fund, GMO World Opportunities Equity Allocation Fund, GMO U.S. Small/Mid Cap Value Fund, GMO U.S. Small/Mid Cap Growth Fund, GMO U.S. Growth Fund, GMO U.S. Intrinsic Value Fund, GMO U.S. Core Equity Fund, GMO Short-Duration Collateral Share Fund, GMO Strategic Fixed Income Fund, GMO International Opportunities Equity Allocation Fund, GMO Inflation Indexed Plus Bond Fund, GMO Special Situations Fund, GMO Arlington Fund, GMO Berkeley Fund, GMO Clarendon Fund, GMO Dartmouth Fund, GMO U.S. Treasury Fund, GMO Asset Allocation Bond Fund, GMO Asset Allocation International Bond Fund, and GMO World Opportunity Overlay Share Fund;[25]
(i)	Letter Amendment to the IBT Custodian Agreement, dated May 30, 2003, among the Trust, GMO and IBT;[8]

(ii)	Letter Amendment to the IBT Custodian Agreement, dated July 25, 2007, among the Trust, GMO and State Street Bank and Trust Company (“State Street Bank”) (as successor by merger to IBT);[28]

(iii)	Letter Amendment to the IBT Custodian Agreement, dated March 10, 2009, among the Trust, GMO and State Street Bank (as successor by merger to IBT);[32]

(iv)	Form of Letter Amendment to the IBT Custodian Agreement, dated June 18, 2009, among the Trust, GMO and State Street Bank (as successor by merger to IBT) — Exhibit (g)1(iv);
2.	Form of Custodian Agreement (the “BBH Custodian Agreement”), dated June 29, 2001, between the Trust, on behalf of certain Funds listed on Schedule I thereto, and Brown Brothers Harriman & Co. (“BBH”), as amended from time to time to include GMO Taiwan Fund, GMO Developed World Stock Fund, GMO International Growth Equity Fund, GMO International Core Equity Fund, and GMO Flexible Equities Fund;[6]
(i)	Letter Amendment to the BBH Custodian Agreement, dated June 4, 2003, among the Trust and BBH;[8]

(ii)	Letter Amendment to the BBH Custodian Agreement, dated June 16, 2008, among the Trust and BBH;[30]
3.	Form of Accounting Agency Agreement (the “Accounting Agency Agreement”), dated June 29, 2001, between the Trust, on behalf of certain

Funds listed on Schedule I thereto, and BBH, as amended to include GMO Taiwan Fund and GMO Flexible Equities Fund;[6]
(i)	Form of Second Amendment to the Accounting Agency Agreement, dated November 22, 2005, between the Trust, on behalf of the Funds listed on Schedule I thereto, and BBH;[25]

(ii)	Letter Amendment to the Accounting Agency Agreement, dated June 16, 2008, between the Trust and BBH; [30]
4.	Form of 17f-5 Delegation Schedule (the “Delegation Schedule”), dated June 29, 2001, between the Trust, on behalf of certain Funds listed on Schedule 1 thereto, and BBH, as amended from time to time to include GMO Taiwan Fund, GMO Developed World Stock Fund, GMO International Growth Equity Fund, GMO International Core Equity Fund, and GMO Flexible Equities Fund;[6]
(i)	Letter Amendment to the Delegation Schedule, dated June 16, 2008, among the Trust and BBH;[30]
5.	Form of Amended and Restated Delegation Agreement (the “Delegation Agreement”), dated June 29, 2001, between the Trust, on behalf of GMO Core Plus Bond Fund, GMO International Bond Fund, GMO Currency Hedged International Bond Fund, GMO Global Bond Fund, GMO Emerging Country Debt Fund, and GMO Emerging Country Debt Share Fund, and IBT, as amended from time to time to include GMO Short-Duration Collateral Fund, GMO Alternative Asset Opportunity Fund, GMO Strategic Opportunities Allocation Fund, GMO World Opportunities Equity Allocation Fund, GMO U.S. Small/Mid Cap Value Fund, GMO U.S. Small/Mid Cap Growth Fund, GMO U.S. Growth Fund, GMO U.S. Intrinsic Value Fund, GMO U.S. Core Equity Fund, GMO Short-Duration Collateral Share Fund, GMO Strategic Fixed Income Fund, GMO International Opportunities Equity Allocation Fund, GMO Inflation Indexed Plus Bond Fund, GMO Special Situations Fund, GMO Arlington Fund, GMO Berkeley Fund, GMO Clarendon Fund, GMO Dartmouth Fund, GMO U.S. Treasury Fund, GMO Asset Allocation Bond Fund, GMO Asset Allocation International Bond Fund, and GMO World Opportunity Overlay Share Fund;[6]
(i)	Letter Amendment to the Delegation Agreement, dated July 25, 2007, among the Trust, GMO and State Street Bank (as successor by merger to IBT);[28]

(ii)	Letter Amendment to the Delegation Agreement, dated March 10, 2009, among the Trust, GMO and State Street Bank (as successor by merger to IBT);[32] and

(iii)	Form of Letter Amendment to the Delegation Agreement, dated June 18, 2009, among the Trust, GMO and State Street Bank (as successor by merger to IBT) — Exhibit (g)5(iii).
(h)	1.	Form of Transfer Agency and Service Agreement (the “Transfer Agency and Service Agreement”), dated August 1, 1991, among the Trust, on behalf of certain Funds listed therein, GMO and IBT, as amended from time to time to include GMO Global Bond Fund, GMO Real Estate Fund, GMO Foreign Fund, GMO International Equity Allocation Fund, GMO Global Balanced Asset Allocation Fund, GMO Global Equity Allocation Fund, GMO Inflation Indexed Bond Fund, GMO Small/Mid Cap Growth Fund, GMO Core Plus Bond Fund, GMO Tax-Managed International Equities Fund, GMO Tax-Managed U.S. Equities Fund, GMO Emerging Country Debt Share Fund, GMO Special Purpose Holding Fund, GMO Foreign Small Companies Fund, GMO Short-Duration Collateral Fund, GMO U.S. Quality Equity Fund, GMO World Opportunity Overlay Fund, GMO Strategic Opportunities Allocation Fund, GMO World Opportunities Equity Allocation Fund, GMO Developed World Stock Fund, GMO International Growth Equity Fund, GMO International Core Equity Fund, GMO U.S. Small/Mid Cap Value Fund, GMO U.S. Small/Mid Cap Growth Fund, GMO U.S. Growth Fund, GMO U.S. Intrinsic Value Fund, GMO U.S. Core Equity Fund, GMO Short-Duration Collateral Share Fund, GMO Strategic Fixed Income Fund, GMO International Opportunities Equity Allocation Fund, GMO Inflation Indexed Plus Bond Fund, GMO Special Situations Fund, GMO Flexible Equities Fund, GMO Arlington Fund, GMO Berkeley Fund, GMO Clarendon Fund, GMO Dartmouth Fund, GMO U.S. Treasury Fund, GMO Asset Allocation Bond Fund, GMO Asset Allocation International Bond Fund, and GMO World Opportunity Overlay Share Fund;[25]
(i)	Letter Amendment to the Transfer Agency and Service Agreement, dated July 25, 2007, among the Trust, GMO and State Street Bank (as successor by merger to IBT);[28]

(ii)	Letter Amendment to the Transfer Agency and Service Agreement, dated June 16, 2008, among the Trust, GMO and State Street Bank (as successor by merger to IBT); [30]

(iii)	Letter Amendment to the Transfer Agency and Service Agreement, dated March 10, 2009, among the Trust, GMO and State Street Bank (as successor by merger to IBT);[32]

(iv)	Form of Letter Amendment to the Transfer Agency and Service Agreement, dated June 18, 2009, among the Trust, GMO and State Street Bank (as successor by merger to IBT) — Exhibit (h)1(iv);
2.	Notification of Undertaking to Reimburse Certain Fund Expenses by GMO to the Trust, dated as of June 30, 2009 — Exhibit (h)2; and

3.	Amended and Restated Servicing Agreement, dated May 30, 1996, as amended and restated effective June 30, 2009, between the Trust, on behalf of certain Funds listed on Exhibit I thereto, and GMO — Exhibit (h)3.
(i)	Opinion and Consent of Ropes & Gray LLP — Not applicable.

(j)	Consents of PricewaterhouseCoopers LLP — Exhibit (j).

(k)	Financial Statements—Not applicable.

(l)		None.

(m)	1.	GMO Trust Amended and Restated Distribution and Service Plan (Class M), dated as of November 15, 2001, as amended and restated as of June 30, 2009, on behalf of certain Funds listed on Appendix A thereto — Exhibit (m)1;

	2.	Amended and Restated Administration Agreement, dated as of June 30, 2009, on behalf of certain Funds listed on Exhibit I thereto — Exhibit (m)2;

	3.	Form of Service Agreement (“Service Agreement”), dated October 1, 2001, between American Express Financial Advisors Inc. and the Trust, on behalf of certain Funds listed on Schedule A thereto, as Schedule A may be amended from time to time;[5]
(i)	Second Amendment to Service Agreement, dated September 9, 2005, between American Express Financial Advisors Inc. and the Trust, on behalf of certain Funds listed on Schedule A thereto;[25]

(ii)	Assignment Agreement, effective as of April 2, 2007, between Wachovia Bank, Ameriprise Financial Services, Inc. (f/k/a American Express Financial Advisors Inc.) and the Trust, on behalf of certain Funds listed on Schedule A thereto;[27]
4.	Form of Services Agreement, dated as of March 2002, between Fidelity Brokerage Services LLC and National Financial Services LLC, and the Trust, on behalf of certain Funds listed on Exhibit B thereto;[6]

5.	Funds Trading Agreement (“Funds Trading Agreement”), dated July 1, 2001, between Fidelity Investments Institutional Operations Company, Inc. (“FIIOC”), IBT, GMO, and the Trust, on behalf of certain Funds listed on Exhibit A thereto;[25]
(i)	Second Amendment to Funds Trading Agreement, dated as of April 1, 2003, between FIIOC, IBT, GMO and the Trust, on behalf of certain Funds listed on Exhibit A thereto;[25]

(ii)	Third Amendment to Funds Trading Agreement, dated as of November 28, 2003, between FIIOC, IBT, GMO and the Trust, on behalf of certain Funds listed on Exhibit A thereto;[25]

(iii)	Fourth Amendment to Funds Trading Agreement, dated as of April 1, 2004, between FIIOC, IBT, GMO and the Trust, on behalf of certain Funds listed on Exhibit A thereto;[25]

(iv)	Fifth Amendment to Funds Trading Agreement, dated as of February 1, 2005, between FIIOC, IBT, GMO and the Trust, on behalf of certain Funds listed on Exhibit A thereto;[25]

(v)	Sixth Amendment to Funds Trading Agreement, dated as of July, 2005, between FIIOC, IBT, GMO and the Trust, on behalf of certain Funds listed on Exhibit A thereto;[25]

(vi)	Seventh Amendment to Funds Trading Agreement, dated as of September, 2005, between FIIOC, IBT, GMO and the Trust, on behalf of certain Funds listed on Exhibit A thereto;[25]

6.	Form of Funds Trading Agreement (“BBH Funds Trading Agreement”), dated July 1, 2001, between FIIOC, IBT, BBH, GMO and the Trust on behalf of certain Funds listed on Exhibit A thereto;[6]
(i)	Form of First Amendment to the BBH Funds Trading Agreement, dated January 1, 2002, between FIIOC, IBT, BBH, GMO, and the Trust, on behalf of certain Funds listed on Exhibit A thereto;[6]

(ii)	Second Amendment to the BBH Funds Trading Agreement, dated July 1, 2002, between FIIOC, IBT, BBH, GMO, and the Trust, on behalf of certain Funds listed on Exhibit A thereto;[25]
7.	Form of Shareholder Services Agreement (“Shareholder Services Agreement”), dated as of October 31, 2001, between Citistreet LLC (“Citistreet”) and the Trust, on behalf of certain Funds listed on Attachment A thereto;[8]
(i)	First Amendment to Shareholder Services Agreement, dated as of May 6, 2002, between Citistreet and the Trust, on behalf of certain Funds listed on Attachment A thereto;[25]

(ii)	Second Amendment to Shareholder Services Agreement, dated as of October 15, 2002, between Citistreet and the Trust, on behalf of certain Funds listed on Attachment A thereto;[25]

(iii)	Third Amendment to Shareholder Services Agreement, dated as of April 30, 2003, between Citistreet and the Trust, on behalf of certain Funds listed on Attachment A thereto;[25]

(iv)	Fourth Amendment to Shareholder Services Agreement, dated as of July 1, 2005, between Citistreet and the Trust, on behalf of certain Funds listed on Attachment A thereto;[25] and

(v)	Fifth Amendment to Shareholder Services Agreement, dated as of September 1, 2005, between Citistreet and the Trust, on behalf of certain Funds listed on Attachment A thereto.[25]
(n)		Plan pursuant to Rule 18f-3 under the Investment Company Act of 1940, effective June 1, 1996, as amended and restated June 15, 2009 — Exhibit (n).

(o)		Reserved.

(p)	1.	GMO Code of Ethics, dated October 1, 2008, adopted by GMO, GMO Australasia LLC, GMO Australia Ltd., GMO Singapore PTE Ltd., GMO Switzerland GMBH, GMO U.K. Ltd., GMO Woolley Ltd., GMO Renewable Resources LLC, GMO Renewable Resources (in New Zealand), and GMO Renewable Resources Uruguay, SRL.[32]

	2.	GMO Trust Code of Ethics, dated September 5, 2008, adopted by the Trust.[31]

	3.	Code of Ethics for the Independent Trustees of GMO Trust, dated as of May 31, 2006, adopted by the Board of Trustees of the Trust.[26]

1.	Previously filed with the Securities and Exchange Commission (the “SEC”) as part of Post-Effective Amendment No. 27 to the Registration Statement under the Securities Act of 1933 (the “1933 Act”) and Amendment No. 28 to the Registration Statement under the Investment Company Act of 1940 Act (the “1940 Act”) on March 13, 1996, and hereby incorporated by reference.

2.	Previously filed with the SEC as part of Post-Effective Amendment No. 29 to the Registration Statement under the 1933 Act and Amendment No. 30 to the Registration Statement under the 1940 Act on June 28, 1996, and hereby incorporated by reference.

3.	Previously filed with the SEC as part of Amendment No. 60 to the Registration Statement under the 1940 Act on December 30, 1999, and hereby incorporated by reference.

4.	Previously filed with the SEC as part of Amendment No. 63 to the Registration Statement under the 1940 Act on July 3, 2000, and hereby incorporated by reference.

5.	Previously filed with the SEC as part of Post-Effective Amendment No. 63 to the Registration Statement under the 1933 Act and Amendment No. 76 to the Registration Statement under the 1940 Act on March 1, 2002, and hereby incorporated by reference.

6.	Previously filed with the SEC as part of Post-Effective Amendment No. 64 to the Registration Statement under the 1933 Act and Amendment No. 77 to the Registration Statement under the 1940 Act on May 1, 2002, and hereby incorporated by reference.

7.	Previously filed with the SEC as part of Amendment No. 84 to the Registration Statement under the 1940 Act on November 26, 2002, and hereby incorporated by reference.

8.	Previously filed with the SEC as part of Post-Effective Amendment No. 71 to the Registration Statement under the 1933 Act and Amendment No. 89 to the Registration Statement under the 1940 Act on June 30, 2003, and hereby incorporated by reference.

9.	Previously filed with the SEC as part of Post-Effective Amendment No. 72 to the Registration Statement under the 1933 Act and Amendment No. 90 to the Registration Statement under the 1940 Act on October 31, 2003, and hereby incorporated by reference.

10.	Previously filed with the SEC as part of Post-Effective Amendment No. 75 to the Registration Statement under the 1933 Act and Amendment No. 94 to the Registration Statement under the 1940 Act on January 23, 2004, and hereby incorporated by reference.

11.	Previously filed with the SEC as part of Amendment No. 96 to the Registration Statement under the 1940 Act on March 29, 2004, and hereby incorporated by reference.

12.	Previously filed with the SEC as part of Amendment No. 104 to the Registration Statement under the 1940 Act on June 25, 2004, and hereby incorporated by reference.

13.	Previously filed with the SEC as part of Post-Effective Amendment No. 95 to the Registration Statement under the 1933 Act and Amendment No. 120 to the Registration Statement under the 1940 Act on September 22, 2004, and hereby incorporated by reference.

14.	Previously filed with the SEC as part of Amendment No. 126 to the Registration Statement under the 1940 Act on November 18, 2004, and hereby incorporated by reference.

15.	Previously filed with the SEC as part of Post-Effective Amendment No. 105 to the Registration Statement under the 1933 Act and Amendment No. 131 to the Registration Statement under the 1940 Act on March 15, 2005, and hereby incorporated by reference.

16.	Previously filed with the SEC as part of Amendment No. 132 to the Registration Statement under the 1940 Act on March 29, 2005, and hereby incorporated by reference.

17.	Previously filed with the SEC as part of Post-Effective Amendment No. 107 to the Registration Statement under the 1933 Act and Amendment No. 134 to the Registration Statement under the 1940 Act on April 29, 2005, and hereby incorporated by reference.

18.	Previously filed with the SEC as part of Post-Effective Amendment No. 109 to the Registration Statement under the 1933 Act and Amendment No. 136 to the Registration Statement under the 1940 Act on May 27, 2005, and hereby incorporated by reference.

19.	Previously filed with the SEC as part of Post-Effective Amendment No. 113 to the Registration Statement under the 1933 Act and Amendment No. 141 to the Registration Statement under the 1940 Act on June 30, 2005, and hereby incorporated by reference.

20.	Previously filed with the SEC as part of Post-Effective Amendment No. 114 to the Registration Statement under the 1933 Act and Amendment No. 142 to the Registration Statement under the 1940 Act on August 17, 2005, and hereby incorporated by reference.

21.	Previously filed with the SEC as part of Post-Effective Amendment No. 118 to the Registration Statement under the 1933 Act and Amendment No. 146 to the Registration Statement under the 1940 Act on March 1, 2006, and hereby incorporated by reference.

22.	Previously filed with the SEC as part of Post-Effective Amendment No. 122 to the Registration Statement under the 1933 Act and Amendment No. 150 to the Registration Statement under the 1940 Act on May 1, 2006, and hereby incorporated by reference.

23.	Previously filed with the SEC as part of Post-Effective Amendment No. 123 to the Registration Statement under the 1933 Act and Amendment No. 151 to the Registration Statement under the 1940 Act on May 17, 2006, and hereby incorporated by reference.

24.	Previously filed with the SEC as part of Post-Effective Amendment No. 125 to the Registration Statement under the 1933 Act and Amendment No. 153 to the Registration Statement under the 1940 Act on May 31, 2006, and hereby incorporated by reference.

25.	Previously filed with the SEC as part of Amendment No. 154 to the Registration Statement under the 1940 Act on June 28, 2006, and hereby incorporated by reference.

26.	Previously filed with the SEC as part of Post-Effective Amendment No. 127 to the Registration Statement under the 1933 Act and Amendment No. 156 to the Registration Statement under the 1940 Act on May 1, 2007, and hereby incorporated by reference.

27.	Previously filed with the SEC as part of Post-Effective Amendment No. 128 to the Registration Statement under the 1933 Act and Amendment No. 158 to the Registration Statement under the 1940 Act on June 29, 2007, and hereby incorporated by reference.

28.	Previously filed with the SEC as part of Amendment No. 159 to the Registration Statement under the 1940 Act on July 27, 2007, and hereby incorporated by reference.

29.	Previously filed with the SEC as part of Amendment No. 161 to the Registration Statement under the 1940 Act on June 27, 2008, and hereby incorporated by reference.

30.	Previously filed with the SEC as part of Amendment No. 163 to the Registration Statement under the 1940 Act on July 25, 2008, and hereby incorporated by reference.

31.	Previously filed with the SEC as part of Amendment No. 164 to the Registration Statement under the 1940 Act on December 24, 2008, and hereby incorporated by reference.

32.	Previously filed with the SEC as part of Post-Effective Amendment No. 133 to the Registration Statement under the 1933 Act and Amendment No. 167 to the Registration Statement under the 1940 Act on March 13, 2009, and hereby incorporated by reference.

33.	Previously filed with the SEC as part of Post-Effective Amendment No. 134 to the Registration Statement under the 1933 Act and Amendment No. 168 to the Registration Statement under the 1940 Act on April 16, 2009, and hereby incorporated by reference.

34.	Previously filed with the SEC as part of Post-Effective Amendment No. 135 to the Registration Statement under the 1933 Act and Amendment No. 169 to the Registration Statement under the 1940 Act on May 1, 2009, and hereby incorporated by reference.
Item 24. Persons Controlled by or Under Common Control with a Fund

Controlling Fund	Person Controlled	Nature of Control
GMO Alternative Asset Opportunity Fund	GMO Alternative Asset SPC Ltd.(a) (b)	100% ownership(c)

GMO Special Purpose Holding Fund	GMO SPV I, LLC(a) (d)	74.9% ownership(c)

(a)	Included in the controlling Fund’s consolidated financial statements.

(b)	Organized under the laws of Bermuda.

(c)	As of the most recent fiscal year ended February 28, 2009.

(d)	Organized under the laws of the State of Delaware.
Item 25. Indemnification
     Please refer to Article 4 (Indemnification) of the By-laws.
     In addition, the Trust will maintain a trustees and officers liability insurance policy under which the Trust and its trustees and officers will be named insureds. The Trust also has entered into agreements with each of its trustees pursuant to which each of the Funds has agreed to indemnify each Trustee to the maximum extent permitted by applicable law against any liability and expense incurred by the Trustee by reason of the Trustee being or having been a Trustee.
     Insofar as indemnification for liability arising under the Securities Act of 1933 (the “Securities Act”) may be permitted to trustees, officers and controlling persons of the Registrant pursuant to the Trust’s By-laws, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a trustee, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such trustee, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
Item 26. Business and Other Connections of Investment Adviser
     A description of the business of Grantham, Mayo, Van Otterloo & Co. LLC, the investment adviser of the Funds of the Registrant (the “Investment Adviser”), is set forth under the captions “Management of the Trust” in the prospectuses and “Investment Advisory and Other Services” in the statements of additional information, all forming part of this Registration Statement.
     Except as set forth below, the directors, officers, and members of the Investment Adviser, have been engaged during the past two fiscal years in no business, profession, vocation or employment of a substantial nature other than as directors, officers, or members of the Investment Adviser or certain of its affiliates. Certain directors, officers, and members of the Investment Adviser serve as officers or trustees of the Registrant as set forth under the caption “Management of the Trust” in the Registrant’s statements of additional information, forming part of this Registration Statement, and/or as officers and/or directors of certain private investment companies managed by the Investment Adviser or certain of its affiliates. The address of the Investment Adviser and the Registrant is 40 Rowes Wharf, Boston, Massachusetts 02110.

Name	Position with Investment Adviser	Other Connections
Paul J. Bostock	Member	Director, Inquire UK, Baldocks Barn Chiddingstone Causway, Tonbridge, Kent TN11 8JX

Arjun Divecha	Member and Vice Chairman of the Board of Directors	Director, Frog Hollow Fresh LLC, P.O. Box 872, Brentwood, CA 94513

Name	Position with Investment Adviser	Other Connections
R. Jeremy Grantham	Founding Member and Chairman of the Board of Directors	MSPCC Investment Committee, 555 Amory Street, Jamaica Plain, MA 02130; Board of Directors, Environmental Defense, 257 Park Avenue South, New York, NY 10010; Board Member, Imperial College of London — Grantham Institute for Climate Change, London SW7 2AZ; Board Member, London School of Economics — Grantham Institute for Climate Change, Houghton Street, London, WC2A 2AE

Jon Hagler	Member of the Board of Directors	Overseer’s Advisory Board, WGBH Boston, 125 Western Ave., Boston, MA 02134; Trustee Emeritus, Texas A&M Foundation, Texas A&M University, College Station, TX 77843; Chairman, Vision 2020 Advisory Council, Texas A&M University, College Station, TX 77843

Bevis Longstreth	Member of the Board of Directors	Trustee, College Retirement Equity Fund, 730 Third Ave., NY, NY 10017-3206; Director, AMVESCAP, 1315 Peachtree Street, NE, Atlanta, GA 30309; Expert witness in periodic securities litigation; Trustee and financial adviser to certain high net worth individuals/families; Historical novelist; Fiduciary for various not-for-profit institutions

John Rosenblum	Member of the Board of Directors	Director, The Chesapeake Corporation, 1021 East Cary Street, Richmond, VA 23219; Trustee, Landmark Volunteers, P.O. Box 455, Sheffield, MA 01257; Jamestown-Yorktown

Name	Position with Investment Adviser	Other Connections
Foundation, Inc., P.O. Box 1607, Williamsburg, VA 23187-1607; American Civil War Center Foundation, 200 S. Third St., Richmond, VA 23219; Chair of the Board, Atlantic Challenge, 643 Main St., Rockland, ME 04841; University Symphony Society, 112 Old Cabell Hall, Charlottesville, VA 22903; Treasurer and Board Member, Farnsworth Art Museum, 16 Museum Street, Rockland, Maine 04841

Eyk Van Otterloo	Founding Member and Member of the Board of Directors	Chairman of the Board, Chemonics International, 1133 20th Street, NW, Suite 600, Washington, D.C. 20036; Chairman of the Board, OneCoast Network LLC, 408 Jamesborough Drive, Pittsburgh, PA 15238; Board Member, Dimensional Photonics, 220 Ballardvale Street, Unit D, Wilmington, MA 01887; Overseer, Peabody Essex Museum, East India Square, Salem, MA 01970
Item 27. Principal Underwriters
Item 27(a). Funds Distributor, LLC (“FD”) acts as principal underwriter for the following investment companies:
Allstate Financial Investment Trust
GMO Trust
Munder Series Trust II
Munder Series Trust
     FD is registered with the Securities and Exchange Commission as a broker-dealer and is a member of the Financial Industry Regulatory Authority. FD has its main address at 10 High Street, Suite 302, Boston, Massachusetts 02110. FD is an indirect wholly-owned subsidiary of Foreside Financial Group LLC.

Item 27(b). Information about Directors and Officers of FD is as follows:

Director or Officer	Positions and Offices with FD
Mark S. Redman	President and Manager
Jennifer Hoopes	Secretary
Richard J. Berthy	Treasurer, Vice President, Assistant Secretary and Manager
Linda C. Carley	Chief Compliance Officer
Wayne A. Rose	Assistant Chief Compliance Officer
James E. (Ed) Pike	Financial and Operations Principal
The above FD directors and officers do not have positions or offices with the Trust.
Item 27(c). Other Compensation received by FD from certain Funds of the Trust with respect to the last fiscal year(a):

Class M(b) Distribution and Service (12b-1) Fees
GMO Fund Name	March 1, 2008 through February 28, 2009
GMO U.S. Core Equity Fund	$76,964
GMO U.S. Growth Fund	$58,102
GMO International Intrinsic Value Fund	$37,266
GMO Foreign Fund	$14,551
GMO Emerging Countries Fund	$71,415

(a)	FD is entitled to receive any distribution and service (12b-1) fees paid by the Class M Shares for services rendered and expenses borne by FD which are primarily intended to result in the sale of Class M shares and/or the provision of certain other services incidental thereto. During the last fiscal year, FD did not retain any of the distribution and service (12b-1) fees paid by the Funds and directed that the Funds remit the distribution and service (12b-1) fees directly to certain third party intermediaries who rendered services to the Funds.

(b)	Other classes of the GMO Funds do not pay distribution (12b-1) fees or any other type of commission or compensation to FD.
Item 28. Location of Accounts and Records
     The accounts, books, and other documents required to be maintained by Section 31(a) and the rules thereunder will be maintained at the offices of the Registrant, 40 Rowes Wharf, Boston, MA 02110; the Registrant’s investment adviser, Grantham, Mayo, Van Otterloo & Co. LLC, 40 Rowes Wharf, Boston, MA 02110; the Registrant’s distributor, Funds Distributor, LLC, 10 High Street, Suite 302, Boston, MA 02110; the Registrant’s custodian for certain of the Funds, Brown Brothers Harriman & Co., 40 Water Street, Boston, MA 02109; and the Registrant’s custodian for certain of the Funds and transfer agent, State Street Bank and Trust Company, One Lincoln Street, Boston, MA 02111.

Item 29. Management Services
     Not applicable.
Item 30. Undertakings
     None.
Notice
A copy of the Declaration of Trust, together with all amendments thereto, is on file with the Secretary of the Commonwealth of Massachusetts and notice is hereby given that this instrument is executed on behalf of the Trust by an officer of the Trust as an officer and not individually and that the obligations of this instrument are not binding upon any of the Trustees or officers of the Trust or shareholders of any series of the Trust individually but are binding only upon the assets and property of the Trust or the respective series.

SIGNATURES
     Pursuant to the requirements of the Investment Company Act of 1940 (the “1940 Act”), the Registrant, GMO Trust, has duly caused this Amendment No. 170 under the 1940 Act to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston and The Commonwealth of Massachusetts, on the 26th day of June, 2009.

GMO Trust

By:	/s/ J.B. KITTREDGE
J.B. Kittredge
Title:	President; Chief Executive Officer; Principal Executive Officer
2009 GMO TRUST ANNUAL UPDATE — POS AMI FILING

EXHIBIT INDEX
GMO TRUST

Exhibit Ref.	Title of Exhibit
Item 23.

(a)25	Amendment Nos. 40-41 to the Declaration of Trust.

(d)53	Management Contract between the Trust, on behalf of GMO Asset Allocation International Bond Fund, and GMO.

(d)54	Management Contract between the Trust, on behalf of GMO World Opportunity Overlay Share Fund, and GMO.

(e)1(i)	Schedule A to the Distribution Agreement as amended as of June 15, 2009.

(g)1(iv)	Form of Letter Amendment to the IBT Custodian Agreement, dated June 18, 2009, among the Trust, GMO and State Street Bank (as successor by merger to IBT).

(g)5(iii)	Form of Letter Amendment to the Delegation Agreement, dated June 18, 2009, among the Trust, GMO and State Street Bank (as successor by merger to IBT).

(h)1(iv)	Form of Letter Amendment to the Transfer Agency and Service Agreement, dated June 18, 2009, among the Trust, GMO and State Street Bank (as successor by merger to IBT).

(h)2	Notification of Undertaking to Reimburse Certain Fund Expenses by GMO to the Trust, dated as of June 30, 2009.

(h)3	Amended and Restated Servicing Agreement, dated May 30, 1996, as amended and restated effective June 30, 2009, between the Trust, on behalf of Certain Funds listed on Exhibit I thereto, and GMO.

(j)	Consents of PricewaterhouseCoopers LLP.

(m)1	GMO Trust Amended and Restated Distribution and Service Plan (Class M), dated as of November 15, 2001, as amended and restated as of June 30, 2009, on behalf of certain Funds listed on Appendix A thereto.

(m)2	Amended and Restated Administration Agreement, dated as of June 30, 2009, on behalf of certain Funds listed on Exhibit I thereto.

(n)	Plan pursuant to Rule 18f-3 under the Investment Company Act of 1940, effective June 1, 1996, as amended and restated June 15, 2009.